                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-130684-10

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 14, 2006)

                          $2,385,671,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2006-HQ9
                                as Issuing Entity
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        LASALLE BANK NATIONAL ASSOCIATION
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      as Sponsors and Mortgage Loan Sellers
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HQ9

                                   ----------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2006-HQ9 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-HQ9 trust. The trust's primary assets will be 211 fixed rate mortgage loans secured by first liens on 288 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 8th day or, if that day is not a business day, the next succeeding business day, of each month commencing
September 2006 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions."
Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-4FL Certificates as described in this prospectus supplement under "Description of the Swap Contract." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under
"Description of the Offered Certificates--Distributions; Subordination;
Allocation of Losses and Certain Expenses." The Series 2006-HQ9 Certificates
represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.
The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

                                   ----------

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-43 of this prospectus supplement and page 11 of the prospectus.

                                   ----------

           Characteristics of the certificates offered to you include:

              APPROXIMATE
                 INITIAL                            PASS-THROUGH
               CERTIFICATE   APPROXIMATE INITIAL        RATE           RATINGS
   CLASS       BALANCE (1)    PASS-THROUGH RATE    DESCRIPTION (2)   (FITCH/S&P)
-----------   ------------   -------------------   ---------------   -----------
CLASS A-1     $104,300,000          5.490%              Fixed          AAA/AAA
CLASS A-1A    $164,666,000          5.728%              Fixed          AAA/AAA
CLASS A-2     $ 92,900,000          5.618%              Fixed          AAA/AAA
CLASS A-3     $215,000,000          5.712%              Fixed          AAA/AAA
CLASS A-AB    $ 84,600,000          5.685%              Fixed          AAA/AAA
CLASS A-4     $784,200,000          5.731%              Fixed          AAA/AAA
CLASS A-4FL   $350,000,000      LIBOR + 0.1475%        Floating      AAA/AAA (3)
CLASS A-M     $256,524,000          5.773%              Fixed          AAA/AAA
CLASS A-J     $202,012,000          5.793%              Fixed          AAA/AAA
CLASS B       $19,240,000           5.832%              Fixed          AA+/AA+
CLASS C       $ 35,272,000          5.842%              Fixed           AA/AA
CLASS D       $ 28,859,000          5.862%              Fixed          AA-/AA-
CLASS E       $ 22,445,000          5.902%              Fixed           A+/A+
CLASS F       $ 25,653,000          5.922%              Fixed            A/A

----------
(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2) The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
A-AB Certificates will, at all times, be fixed at their initial pass-through rate. The pass-through rate for the Class A-1A Certificates will be a per annum rate equal to the lesser of 5.728% and the weighted average net mortgage rate.
The pass-through rate for the Class A-4 Certificates will be a per annum rate equal to the lesser of 5.731% and the weighted average net mortgage rate. The pass-through rate for the Class A-M Certificates will be a per annum rate equal to the lesser of 5.773% and the weighted average net mortgage rate. The pass-through rate for the Class A-J Certificates will be a per annum rate equal to the lesser of 5.793% and the weighted average net mortgage rate. The pass-through rate for the Class B Certificates will be a per annum rate equal to the lesser of 5.832% and the weighted average net mortgage rate. The pass-through rate for the Class C Certificates will be a per annum rate equal to the lesser of 5.842% and the weighted average net mortgage rate. The pass-through rate for the Class D Certificates will be a per annum rate equal to the lesser of 5.862% and the weighted average net mortgage rate. The pass-through rate for the Class E Certificates will be a per annum rate equal to the lesser of 5.902% and the weighted average net mortgage rate. The pass-through rate for the Class F Certificates will be a per annum rate equal to the lesser of 5.922% and the weighted average net mortgage rate. The Class A-4FL
Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR + 0.1475% (provided that for the initial interest accrual period
LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

(3) The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on that Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the lesser of 5.731% and the weighted average net mortgage rate
(adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings" in this prospectus supplement.

                                   ----------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

     Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial Services,
Inc. will act as co-lead manager with respect to the offered certificates.
Morgan Stanley & Co. Incorporated, LaSalle Financial Services, Inc., Greenwich
Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
the underwriters, will purchase the certificates offered to you from Morgan
Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about August 17, 2006. Morgan Stanley Capital I
Inc. expects to receive from this offering approximately $2,396,468,532, plus accrued interest from the cut-off date, before deducting expenses payable by
Morgan Stanley Capital I Inc.

                                   ----------

MORGAN STANLEY                                  LASALLE FINANCIAL SERVICES, INC.
RBS GREENWICH CAPITAL                                        MERRILL LYNCH & CO.

                                 August 8, 2006

Cherry Creek

Cherry Creek Shopping Center, Denver, CO

225 Franklin Street, Boston, MA

120 Broadway, New York, NY

G&L Portfolio, Various

Millennium Retail Portfolio, Various

WHOLE FOODS

Gateway Shopping Center, West Bloomfield, MI

633 Indiana Avenue NW, Washington, DC

80 Broad Street, New York, NY

Dillard's

Weberstown Mall, Stockton, CA

DCT Industrial Portfolio, Various

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          In this prospectus supplement, the terms "depositor," "we," "our" and
"us" refer to Morgan Stanley Capital I Inc.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

          (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the
               Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

          Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial
Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the
Financial Services and Markets Act 2000 does not apply to the Depositor; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Market Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   The Sponsors, Mortgage Loan Sellers and Originators                      S-96

   The Paying Agent, Custodian, Certificate Registrar and

   Servicing of the Cherry Creek Loan Group, the RLJ Portfolio Loan

APPENDIX I - Mortgage Pool Information (Tables), Loan Group 1 (Tables)
   and Loan Group 2 (Tables)............................................     I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans.............    II-1
APPENDIX III - Certain Characteristics of the Mortgage Loans in Loan
   Group 2..............................................................   III-1

                                       S-5

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                                   APPROXIMATE        APPROXIMATE                  APPROXIMATE   WEIGHTED
                               INITIAL CERTIFICATE      INITIAL                    PERCENT OF     AVERAGE   PRINCIPAL
 APPROXIMATE                        BALANCE OR       PASS-THROUGH     RATINGS         TOTAL        LIFE       WINDOW
CREDIT SUPPORT      CLASS        NOTIONAL AMOUNT          RATE      (FITCH/S&P)   CERTIFICATES    (YRS.)     (MONTHS)
--------------   -----------   -------------------   ------------   -----------  -------------   --------   ---------

    30.000%      Class A-1        $  104,300,000         5.490%       AAA/AAA          4.07%       3.39         1-58
    30.000%      Class A-1A       $  164,666,000         5.728%       AAA/AAA          6.42%       9.38        1-119
    30.000%      Class A-2        $   92,900,000         5.618%       AAA/AAA          3.62%       5.29        58-67
    30.000%      Class A-3        $  215,000,000         5.712%       AAA/AAA          8.38%       6.82        82-82
    30.000%      Class A-AB       $   84,600,000         5.685%       AAA/AAA          3.30%       7.49       67-109
    30.000%      Class A-4        $  784,200,000         5.731%       AAA/AAA         30.57%       9.72      109-118
                                                        LIBOR +
    30.000%      Class A-4FL      $  350,000,000        0.1475%       AAA/AAA         13.64%       9.72      109-118
    20.000%      Class A-M        $  256,524,000         5.773%       AAA/AAA         10.00%       9.90      119-119
    12.125%      Class A-J        $  202,012,000         5.793%       AAA/AAA          7.87%       9.90      119-119
    11.375%      Class B          $   19,240,000         5.832%       AA+/AA+          0.75%       9.90      119-119
    10.000%      Class C          $   35,272,000         5.842%        AA/AA           1.37%       9.90      119-119
     8.875%      Class D          $   28,859,000         5.862%       AA-/AA-          1.13%       9.94      119-120
     8.000%      Class E          $   22,445,000         5.902%        A+/A+           0.87%       9.99      120-120
     7.000%      Class F          $   25,653,000         5.922%         A/A            1.00%       9.99      120-120
     6.000%      Class G          $   25,652,000         6.099%        A-/A-           1.00%       9.99      120-120
     4.875%      Class H          $   28,859,000         6.134%      BBB+/BBB+         1.13%       9.99      120-120
     3.625%      Class J          $   32,066,000         6.134%       BBB/BBB          1.25%       9.99      120-120
     2.625%      Class K          $   25,652,000         6.134%      BBB-/BBB-         1.00%       9.99      120-120
        --       Classes L-S      $   67,337,893            --             --            --          --           --
        --       Class X          $2,565,237,893         0.395%       AAA/AAA            --          --           --
        --       Class X-MP       $   42,700,000         0.103%       AAA/AAA            --          --           --
        --       Class X-RC       $    7,600,000         0.103%       AAA/AAA            --          --           --

o    The notional amount of the Class X Certificates initially will be
     $2,565,237,893, the notional amount of the Class X-MP Certificates initially will be $42,700,000 and the notional amount of the Class X-RC
     Certificates initially will be $7,600,000. The Class X, Class X-MP and
     Class X-RC Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
     A-AB, Class A-4 and Class A-4FL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of
     Certificates will provide any credit support to the Class A-4FL
     Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o    The Class X, Class X-MP, Class X-RC, Class G, Class H, Class J, Class K,
     Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class T
     Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates, collectively as the "privately offered certificates."

--------------------------------------------------------------------------------

                                       S-6

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o    For purposes of making distributions to the Class A-1, Class A-1A, Class
     A-2, Class A-3, Class A-AB, Class A-4 and Class A-4FL Certificates, the
     pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o    Loan group 1 will consist of 178 mortgage loans, representing approximately
     93.6% of the initial outstanding pool balance. Loan group 2 will consist of
     33 mortgage loans, representing approximately 6.4% of the initial outstanding pool balance, and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
     Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL and
     Class X Certificates, interest distributions on the Class A-1, Class A-2,
     Class A-3, Class A-AB, Class A-4 and Class A-4FL Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A,
     Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL and Class X
     Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o    Generally, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
     Class A-4FL Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group
     1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates and Class A-4FL Regular Interest have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class S
     Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB,
     Class A-4 and Class A-4FL Certificates, pro rata.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class
     A-AB Certificates will, at all times, be fixed at their initial pass-through rate. The pass-through rate for the Class A-1A Certificates will be a per annum rate equal to the lesser of 5.728% and the weighted average net mortgage rate. The pass-through rate for the Class A-4
     Certificates will be a per annum rate equal to the lesser of 5.731% and the weighted average net mortgage rate. The pass-through rate for the Class A-M
     Certificates will be a per annum rate equal to the lesser of 5.773% and the weighted average net mortgage rate. The pass-through rate for the Class A-J
     Certificates will be a per annum rate equal to the lesser of 5.793% and the weighted average net mortgage rate. The pass-through rate for the Class B
     Certificates will be a per annum rate equal to the lesser of 5.832% and the weighted average net mortgage rate. The pass-through rate for the Class C
     Certificates will be a per annum rate equal to the lesser of 5.842% and the weighted average net mortgage rate. The pass-through rate for the Class D
     Certificates will be a per annum rate equal to the lesser of 5.862% and the weighted average net mortgage rate. The pass-through rate for the Class E
     Certificates will be a per annum rate equal to the lesser of 5.902% and the weighted average net mortgage rate. The pass-through rate for the Class F
     Certificates will be a per annum rate equal to the lesser of 5.922% and the weighted average net mortgage rate. The Class A-4FL Certificates will, at all times, accrue interest at a per-annum floating rate equal to one-month
     LIBOR + 0.1475% (provided that for the initial interest accrual period
     LIBOR shall be an interpolated percentage to reflect the shorter initial interest accrual period) subject to the limitations described in this prospectus supplement.

o    The initial LIBOR (which will be an interpolated rate based on a one-month
     LIBOR) will be determined two (2) Banking Days before the Closing Date.
     Under certain circumstances described in this prospectus supplement, the interest rate for the Class A-4FL Certificates may convert from a one-month
     LIBOR based rate to a rate equal to the lesser of a fixed rate of 5.731%
     and the weighted average net mortgage rate. See "Description of the Swap
     Contract--The Swap Contract" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage

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                                       S-7

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     loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv)
     a 0% CPR. See the assumptions set forth under "Yield, Prepayment and
     Maturity Considerations" in this prospectus supplement and under
     "Structuring Assumptions" in the "Glossary of Terms."

o    The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the lesser of 5.731% and the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day-months). See "Ratings" in this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o    The Class A-4FL Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the swap contract, the related floating rate account and the Class A-4FL Regular Interest. See "Federal Income Tax Consequences"
     in this prospectus supplement.

o    The Class R-I, R-II, R-III and Class T Certificates also represent ownership interests in the trust. Each Class T Certificate represents a beneficial ownership of certain excess interest in respect of mortgage loans (other than the DCT Industrial Portfolio C Note) having anticipated repayment dates. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    The Class DP Certificates (together with the Class R-I Certificates)
     represent beneficial ownership of amounts received in respect of the DCT
     Industrial Portfolio C Note. The Class ST Certificates (together with the
     Class R-I Certificates) represent beneficial ownership of amounts received in respect of the 633 17th Street B Note. The Class DP Certificates and the
     Class ST Certificates also represent ownership interests in the trust.
     These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

          Offered certificates.

          Certificates not offered pursuant to this prospectus supplement.

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                                       S-8

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                 WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of 211 fixed rate
                                 mortgage loans secured by first mortgage liens
                                 on 288 commercial, manufactured housing
                                 community and multifamily properties and with
                                 respect to the Class A-4FL Certificates, a swap
                                 contract with Morgan Stanley Capital Services
                                 Inc. Although each of the DCT Industrial
                                 Portfolio C Note and the 633 17th Street B Note
                                 is an asset of the trust, for purposes of the
                                 information contained in this prospectus
                                 supplement (including the appendices hereto)
                                 unless otherwise stated, neither the DCT
                                 Industrial Portfolio C Note nor the 633 17th
                                 Street B Note is reflected and the term
                                 "mortgage loan" does not include the DCT
                                 Industrial Portfolio C Note or the 633 17th
                                 Street B Note because such loans support only
                                 the Class DP Certificates or the Class ST
                                 Certificates, respectively, which certificates
                                 are not being offered pursuant to this
                                 prospectus supplement. Unless otherwise stated,
                                 references to a B Note will include the DCT
                                 Industrial Portfolio B Note and DCT Industrial
                                 Portfolio C Note.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-HQ9.

MORTGAGE POOL.................   The mortgage pool consists of 211 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $2,565,237,893, which may vary on
                                 the closing date by up to 5%. Each mortgage
                                 loan requires scheduled payments of principal
                                 and/or interest to be made monthly. For
                                 purposes of those mortgage loans that have a
                                 due date on a date other than the first of the
                                 month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $872,228 to approximately
                                 $250,000,000 and the mortgage loans had an
                                 approximate average balance of $12,157,526.

                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the mortgage pool backing the offered
                                 certificates will be divided into a loan group
                                 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans other than thirty-one (31)
                                 mortgage loans that are secured by multifamily
                                 properties and two (2) mortgage loans that are
                                 secured by manufactured housing community
                                 properties. Loan group 1 will consist of one
                                 hundred seventy-eight (178) mortgage loans,
                                 with an initial outstanding loan group 1
                                 balance of $2,400,571,574, which may vary up to
                                 5%. Loan

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                                 group 1 represents approximately 93.6% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of thirty-one (31) of
                                 the mortgage loans that are secured by
                                 multifamily properties and two (2) mortgage
                                 loans that are secured by manufactured housing
                                 community properties and have an initial
                                 outstanding loan group 2 balance of
                                 $164,666,319. Loan group 2 represents
                                 approximately 6.4% of the initial outstanding
                                 pool balance and approximately 97.1% of the
                                 principal balance of all the mortgage loans
                                 secured by multifamily and manufactured housing
                                 community properties.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 ranged from
                                 approximately $872,228 to approximately
                                 $250,000,000 and the mortgage loans in loan
                                 group 1 had an approximate average balance of
                                 $13,486,357. As of the cut-off date, the
                                 balances of the mortgage loans in loan group 2
                                 ranged from approximately $1,219,110 to
                                 approximately $18,200,000 and the mortgage
                                 loans in loan group 2 had an approximate
                                 average balance of $4,989,888.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2006-HQ9, a New
                                 York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement between
                                 the depositor, the master servicer, the special
                                 servicer, the trustee and the paying agent. See
                                 "Transaction Parties--The Issuing Entity" in
                                 this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., a sponsor of
                                 this transaction and a mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. See
                                 "Transaction Parties--The Depositor" in this
                                 prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust. See "Servicing of
                                 the Mortgage Loans--General" and "Transaction
                                 Parties--Master Servicer" in this prospectus
                                 supplement. The master servicer will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicer and (b) as to
                                 which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work-out. In addition,
                                 the master servicer will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that

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                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including any subservicing fees) for
                                 Wells Fargo Bank, National Association will
                                 range, on a loan-by-loan basis, from 0.02% per
                                 annum to 0.12% per annum. In addition, the
                                 master servicer will be entitled to retain
                                 certain borrower-paid fees and certain income
                                 from investment of certain accounts maintained
                                 as part of the trust, as additional servicing
                                 compensation.

PRIMARY SERVICER..............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to those mortgage
                                 loans, representing 11.2% of the initial
                                 outstanding pool balance, sold to the trust by
                                 Principal Commercial Funding II, LLC (including
                                 the G&L Portfolio Mortgage Loan, which was
                                 co-originated with Morgan Stanley Mortgage
                                 Capital Inc.). Principal Global Investors, LLC
                                 is the parent of Principal Commercial Funding,
                                 LLC who owns a 49% interest in Principal
                                 Commercial Funding II, LLC. In addition, Wells
                                 Fargo Bank, National Association will act as
                                 primary servicer with respect to those mortgage
                                 loans sold to the trust by Morgan Stanley
                                 Mortgage Capital Inc. and LaSalle Bank National
                                 Association. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction
                                 Parties--Primary Servicer" in this prospectus
                                 supplement. Each of Principal Global Investors,
                                 LLC and Wells Fargo Bank, National Association
                                 will be entitled to receive a primary servicing
                                 fee on each mortgage loan for which it is the
                                 primary servicer in an amount equal to the
                                 product of the applicable primary servicing fee
                                 rate and the scheduled principal balance of the
                                 applicable mortgage loan immediately before the
                                 related due date (prorated for the number of
                                 days during the calendar month for that
                                 mortgage loan for which interest actually
                                 accrues on that mortgage loan). The primary
                                 servicing fee is payable only from collections
                                 on the related mortgage loan. The primary
                                 servicing fee rate for each of Principal Global
                                 Investors, LLC and Wells Fargo Bank, National
                                 Association is 0.01% per annum.

SPECIAL SERVICER..............   J.E. Robert Company, Inc., a Virginia
                                 corporation, will act as special servicer with
                                 respect to all of the mortgage loans in the
                                 trust. Generally, the special servicer will
                                 service a mortgage loan upon the occurrence of
                                 certain events that cause that mortgage loan to
                                 become a "specially serviced mortgage loan."
                                 The special servicer's principal compensation
                                 for its special servicing activities will be
                                 the special servicing fee, the workout fee and
                                 the liquidation fee. See "Servicing of the
                                 Mortgage Loans--General" and "Transaction
                                 Parties--The Special Servicer" in this
                                 prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of the condemnation
                                 proceeds and insurance proceeds) including in
                                 connection with a purchase of an

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                                      S-11

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                                 A Note by the holder of the related B Note,
                                 unless otherwise provided in the related
                                 intercreditor agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on such mortgage loan, serviced
                                 companion mortgage loan or B Note for so long
                                 as it remains a rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust, as
                                 additional servicing compensation.

TRUSTEE.......................   HSBC Bank USA, National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2006-HQ9
                                 certificateholders. See "Transaction
                                 Parties--The Trustee" in this prospectus
                                 supplement. In addition, the trustee will be
                                 primarily responsible for back-up advancing if
                                 the master servicer fails to perform its
                                 advancing obligations. Following the transfer
                                 of the underlying mortgage loans (including the
                                 DCT Industrial Portfolio C Note and the 633
                                 17th Street B Note) into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the holder of those loans transferred to the
                                 trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00088% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

PAYING AGENT AND CUSTODIAN....   LaSalle Bank National Association will act as
                                 the paying agent, custodian, certificate
                                 registrar and authenticating agent for the
                                 certificates. LaSalle Bank National Association
                                 is also a sponsor and a mortgage loan seller.
                                 The paying agent will also have, or be
                                 responsible for appointing an agent to perform,
                                 additional duties with respect to tax
                                 administration of the issuing entity. A portion
                                 of the trustee fee is payable to the paying
                                 agent. See "Transaction Parties--The Paying
                                 Agent, Custodian, Certificate Registrar and
                                 Authenticating Agent" in this prospectus
                                 supplement.

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates
                                 (other than the Class DP or Class ST
                                 Certificates) outstanding at any time of
                                 determination, or, if the certificate balance
                                 of that class of certificates is less than 25%
                                 of the initial certificate balance of that
                                 class, the next most subordinate class of
                                 certificates, may appoint a representative to
                                 act as operating adviser for the purposes
                                 described in this prospectus supplement;
                                 provided, that with respect to any A/B Mortgage
                                 Loan, a holder of the related B Note will, to
                                 the extent set forth in the related

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                                 intercreditor agreement, to the rights and
                                 powers granted to the operating adviser under
                                 the pooling and servicing agreement to the
                                 extent those rights and powers relate to the
                                 related A/B Mortgage Loan (but only so long as
                                 the holder of the related B Note is the
                                 directing holder with respect to that mortgage
                                 loan). The initial operating adviser will be
                                 JER Investors Trust Inc., an affiliate of the
                                 special servicer.

SPONSORS .....................   Morgan Stanley Mortgage Capital Inc., a New
                                 York corporation, LaSalle Bank National
                                 Association, a national banking association and
                                 Principal Commercial Funding II, LLC, a
                                 Delaware corporation, are sponsors of this
                                 transaction. As sponsors, Morgan Stanley
                                 Mortgage Capital Inc., LaSalle Bank National
                                 Association and Principal Commercial Funding
                                 II, LLC have organized and initiated the
                                 transactions in which the certificates will be
                                 issued and will sell mortgage loans to the
                                 depositor. The depositor will transfer the
                                 mortgage loans to the trust, and the trust will
                                 then issue the certificates. Morgan Stanley
                                 Mortgage Capital Inc. is an affiliate of the
                                 depositor, Morgan Stanley & Co. Incorporated,
                                 one of the underwriters and Morgan Stanley
                                 Capital Services Inc., the swap counterparty.
                                 LaSalle Bank National Association is the parent
                                 of LaSalle Financial Services, Inc., one of the
                                 underwriters, and is the paying agent,
                                 custodian, certificate registrar and
                                 authenticating agent for the certificates.
                                 Principal Global Investors, LLC, the primary
                                 servicer with respect to those mortgage loans
                                 sold to the trust by Principal Commercial
                                 Funding II, LLC, is the parent of Principal
                                 Commercial Funding, LLC who owns a 49% interest
                                 in Principal Commercial Funding II, LLC. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

MORTGAGE LOAN SELLERS ........   Morgan Stanley Mortgage Capital Inc. will sell
                                 us 123 mortgage loans (which include 106
                                 mortgage loans in loan group 1 and 17 mortgage
                                 loans in loan group 2), representing 57.4% of
                                 the initial outstanding pool balance (and
                                 representing 58.4% of the initial loan group 1
                                 balance and 42.6% of the initial outstanding
                                 loan group 2 balance).

                                 LaSalle Bank National Association will sell us
                                 71 mortgage loans (which include 56 mortgage
                                 loans in loan group 1 and 15 mortgage loans in
                                 loan group 2), representing 31.4% of the
                                 initial outstanding pool balance (and
                                 representing 29.7% of the initial loan group 1
                                 balance and 56.6% of the initial outstanding
                                 loan group 2 balance).

                                 Principal Commercial Funding II, LLC will sell
                                 us 16 mortgage loans (which include 15 mortgage
                                 loans in loan group 1 and 1 mortgage loan in
                                 loan group 2), representing 5.7% of the initial
                                 outstanding pool balance (and representing 6.0%
                                 of the initial loan group 1 balance and 0.7% of
                                 the initial outstanding loan group 2 balance).

                                 Morgan Stanley Mortgage Capital Inc./ Principal
                                 Commercial Funding II, LLC co-originated 1
                                 mortgage loan, the G&L Portfolio Mortgage Loan,
                                 representing 5.5% of the initial outstanding
                                 pool balance (and representing 5.9% of the
                                 initial outstanding loan group 1 balance).

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

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SWAP COUNTERPARTY ............   Morgan Stanley Capital Services Inc., a
                                 Delaware corporation, is the swap counterparty.
                                 The obligation of Morgan Stanley Capital
                                 Services Inc. under the swap contract will be
                                 guaranteed by Morgan Stanley. Morgan Stanley
                                 Capital Services Inc. is an affiliate of the
                                 depositor, of Morgan Stanley Mortgage Capital
                                 Inc., a sponsor of this transaction and a
                                 mortgage loan seller, and Morgan Stanley & Co.
                                 Incorporated, one of the underwriters.

ORIGINATORS ..................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS .................   Morgan Stanley & Co. Incorporated, LaSalle
                                 Financial Services, Inc., Greenwich Capital
                                 Markets, Inc. and Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated. Morgan Stanley & Co.
                                 Incorporated is an affiliate of Morgan Stanley
                                 Mortgage Capital Inc., one of the sponsors and
                                 originators, of Morgan Stanley Capital Services
                                 Inc., the swap counterparty, and of the
                                 depositor. LaSalle Financial Services, Inc. is
                                 a subsidiary of LaSalle Bank National
                                 Association, one of the sponsors and
                                 originators, the paying agent, the custodian,
                                 the certificate registrar and the
                                 authenticating agent.

CUT-OFF DATE .................   August 1, 2006, or with respect to Mortgage
                                 Loans Nos. 68-72, July 31, 2006. For purposes
                                 of the information contained in this prospectus
                                 supplement (including the appendices to this
                                 prospectus supplement), scheduled payments due
                                 in August 2006 with respect to mortgage loans
                                 not having payment dates on the first day of
                                 each month have been deemed received on August
                                 1, 2006, not the actual day on which the
                                 scheduled payments were due.

CLOSING DATE .................   On or about August 17, 2006.

DETERMINATION DATE ...........   The 8th day of each month, or, if the 8th day
                                 is not a business day, the next succeeding
                                 business day, commencing in September 2006.

DISTRIBUTION DATE ............   The 4th business day after the related
                                 determination date, commencing in September
                                 2006.

RECORD DATE ..................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

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EXPECTED FINAL DISTRIBUTION
DATES.........................   Class A-1        June 12, 2011
                                 Class A-1A       July 12, 2016
                                 Class A-2       March 12, 2012
                                 Class A-3        June 12, 2013
                                 Class A-AB    September 12, 2015
                                 Class A-4        June 12, 2016
                                 Class A-4FL      June 12, 2016
                                 Class A-M        July 12, 2016
                                 Class A-J        July 12, 2016
                                 Class B          July 12, 2016
                                 Class C          July 12, 2016
                                 Class D         August 12, 2016
                                 Class E         August 12, 2016
                                 Class F         August 12, 2016

                                 The Expected Final Distribution Date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
DATE..........................   As to each class of certificates (other than
                                 the Class DP or Class ST Certificates), the
                                 distribution date in July 2044, which is the
                                 first distribution date that follows by at
                                 least 24 months the end of the amortization
                                 term for the mortgage loan that, as of the
                                 cut-off date, has the longest remaining
                                 amortization term.

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                              OFFERED CERTIFICATES

GENERAL.......................   We are offering the following fourteen (14)
                                 classes of our Series 2006-HQ9 Commercial
                                 Mortgage Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-1A

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-AB

                                 o    Class A-4

                                 o    Class A-4FL

                                 o    Class A-M

                                 o    Class A-J

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 o    Class E

                                 o    Class F

                                 The entire series will consist of a total of
                                 thirty-nine (39) classes, the following
                                 twenty-five (25) of which are not being offered
                                 by this prospectus supplement and the
                                 accompanying prospectus: Class X, Class X-MP,
                                 Class X-RC, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class O, Class P,
                                 Class Q, Class S, Class T, Class DP, Class
                                 ST-A, Class ST-B, Class ST-C, Class ST-D, Class
                                 ST-E, Class ST-F, Class R-I, Class R-II and
                                 Class R-III.

CERTIFICATE BALANCE ..........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 on the cover page hereof, and this balance may
                                 vary by up to 5% on the closing date. Mortgage
                                 loans may be removed from or added to the
                                 mortgage pool prior to the closing date within
                                 such maximum permitted variance. Any reduction
                                 or increase in the number of mortgage loans
                                 within these parameters will result in
                                 consequential changes to the initial
                                 certificate balance of each class of offered
                                 certificates and to the other statistical data
                                 contained in this prospectus supplement. No
                                 changes in the statistical data will be made in
                                 the final prospectus supplement unless such
                                 changes are material.

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

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                                 The certificate balance of the Class A-4FL
                                 Certificates will be equal to the certificate
                                 balance of the Class A-4FL Regular Interest.

                                 The Class X Certificates, which are private
                                 certificates, will not have certificate
                                 balances; this class of certificates will
                                 instead represent the right to receive
                                 distributions of interest accrued as described
                                 in this prospectus supplement on a notional
                                 amount. The notional amount of the Class X
                                 Certificates will be equal to the aggregate of
                                 the certificate balances of the classes of
                                 certificates (other than the Class T, Class X,
                                 Class X-MP, Class X-RC, Class DP, Class ST,
                                 Class R-I, Class R-II and Class R-III
                                 Certificates) outstanding from time to time.
                                 Accordingly, the notional amount of the Class X
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class T, Class X, Class X-MP, Class X-RC, Class
                                 DP, Class ST, Class R-I, Class R-II and Class
                                 R-III Certificates) outstanding from time to
                                 time.

                                 The notional amount of the Class X-MP
                                 Certificates, as of any date of determination,
                                 will be equal to the then total principal
                                 balance of the Millennium Portfolio IO
                                 Component which had an initial principal
                                 balance of $42,700,000 as of the Cut-off Date.

                                 The notional amount of the Class X-MP
                                 Certificates will be reduced (but not below
                                 zero) on each distribution date by collections
                                 and advances of principal on the Millennium
                                 Portfolio IO Component distributed to the
                                 Certificateholders and losses on the Millennium
                                 Portfolio Mortgage Loan allocated to the
                                 Certificateholders.

                                 The notional amount of the Class X-RC
                                 Certificates, as of any date of determination,
                                 will be equal to the then total principal
                                 balance of the Ritz-Carlton IO Component which
                                 had an initial principal balance of $7,600,000
                                 as of the Cut-off Date.

                                 The notional amount of the Class X-RC
                                 Certificates will be reduced (but not below
                                 zero) on each distribution date by collections
                                 and advances of principal on the Ritz-Carlton
                                 IO Component distributed to the
                                 Certificateholders and losses on the
                                 Ritz-Carlton Pari Passu Loan allocated to the
                                 Certificateholders.

                                 Any information provided in this prospectus
                                 supplement regarding the characteristics of the
                                 Class X, Class X-MP, Class X-RC, Class DP and
                                 Class ST Certificates, which are not offered
                                 pursuant to this prospectus supplement, is
                                 provided only to enhance your understanding of
                                 the offered certificates.

PASS-THROUGH RATES ...........   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate initial pass-through rates for each
                                 class of offered certificates is set forth on
                                 the cover page hereof.

                                 Interest on your certificates (other than the
                                 Class A-4FL Certificates) and the Class A-4FL
                                 Regular Interest will be calculated on the
                                 basis of a 360-day year consisting of twelve
                                 30-day months, also referred to in this
                                 prospectus supplement as a 30/360 basis.
                                 Interest on the Class A-4FL Certificates will
                                 be computed on the basis of the actual number
                                 of days elapsed during the related interest
                                 accrual period and a 360-day year.

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                                 The pass-through rate for the Class A-1
                                 Certificates will, at all times, be fixed at
                                 its initial rate of 5.490%. The pass-through
                                 rate for the Class A-1A Certificates will be a
                                 per annum rate equal to the lesser of 5.728%
                                 and the weighted average net mortgage rate. The
                                 pass-through rate for the Class A-2
                                 Certificates will, at all times, be fixed at
                                 its initial rate of 5.618%. The pass-through
                                 rate for the Class A-3 Certificates will, at
                                 all times, be fixed at its initial rate of
                                 5.712%. The pass-through rate for the Class
                                 A-AB Certificates will, at all times, be fixed
                                 at its initial rate of 5.685%. The pass-through
                                 rate for the Class A-4 Certificates will be a
                                 per annum rate equal to the lesser of 5.731%
                                 and the weighted average net mortgage rate. The
                                 Class A-4FL Certificates will, at all times,
                                 accrue interest at a per-annum rate equal to
                                 one-month LIBOR + 0.1475% (provided that for
                                 the initial interest accrual period LIBOR shall
                                 be an interpolated percentage to reflect the
                                 shorter initial interest accrual period)
                                 subject to the limitations described in this
                                 prospectus supplement. The pass-through rate
                                 for the Class A-M Certificates will be a per
                                 annum rate equal to the lesser of 5.773% and
                                 the weighted average net mortgage rate. The
                                 pass-through rate for the Class A-J
                                 Certificates will be a per annum rate equal to
                                 the lesser of 5.793% and the weighted average
                                 net mortgage rate. The pass-through rate for
                                 the Class B Certificates will be a per annum
                                 rate equal to the lesser of 5.832% and the
                                 weighted average net mortgage rate. The
                                 pass-through rate for the Class C Certificates
                                 will be a per annum rate equal to the lesser of
                                 5.842% and the weighted average net mortgage
                                 rate. The pass-through rate for the Class D
                                 Certificates will be a per annum rate equal to
                                 the lesser of 5.862% and the weighted average
                                 net mortgage rate. The pass-through rate for
                                 the Class E Certificates will be a per annum
                                 rate equal to the lesser of 5.902% and the
                                 weighted average net mortgage rate. The
                                 pass-through rate for the Class F Certificates
                                 will be a per annum rate equal to the lesser of
                                 5.922% and the weighted average net mortgage
                                 rate.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate (including any
                                 subservicing fees), the primary servicing fee,
                                 any excess servicing fee rate and the trustee
                                 fee rate. The relevant weighting is based upon
                                 the respective principal balances of the
                                 mortgage loans as in effect immediately prior
                                 to the relevant distribution date. For purposes
                                 of calculating the weighted average net
                                 mortgage rate, the mortgage loan interest rates
                                 will not include any default interest rate. The
                                 mortgage loan interest rates will also be
                                 determined without regard to any loan term
                                 modifications agreed to by the special servicer
                                 or resulting from any borrower's bankruptcy or
                                 insolvency. In addition, for purposes of
                                 calculating the weighted average net mortgage
                                 rate, if a mortgage loan does not accrue
                                 interest on a 30/360 basis, its interest rate
                                 for any month will, in general, be deemed to be
                                 the rate per annum that, when calculated on a
                                 30/360 basis, will produce the amount of
                                 interest that actually accrues on that mortgage
                                 loan in that month.

                                 With respect to the Class A-4FL Certificates,
                                 in the case of a default by the swap
                                 counterparty under the swap contract, and until
                                 such default is cured or the swap contract is
                                 replaced, the Class A-4FL Certificates will
                                 accrue interest at the pass-through rate of the
                                 Class A-4FL Regular Interest, which will be
                                 equal to the lesser of a fixed rate of 5.731%
                                 per

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                                      S-18

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                                 annum and the weighted average net mortgage
                                 rate, calculated on a 30/360 basis. The Class
                                 A-4FL Regular Interest does not receive
                                 interest at a LIBOR-based rate. In the event
                                 that after payment of the net swap payment due
                                 from or to the swap counterparty, as the case
                                 may be, there are insufficient funds in the
                                 Floating Rate Account to make the full
                                 distribution of the Class A-4FL Interest
                                 Distribution Amount to the holders of the Class
                                 A-4FL Certificates, the resulting interest
                                 shortfall will be borne by the holders of the
                                 Class A-4FL Certificates.

                                 If the pass-through rate on the Class A-4FL
                                 Regular Interest is reduced below 5.731% per
                                 annum, there will be a corresponding
                                 dollar-for-dollar reduction in the interest
                                 payment made by the swap counterparty to the
                                 trust and, ultimately, a corresponding decrease
                                 in the effective pass-through rate on the Class
                                 A-4FL Certificates for such distribution date.

                                 The pass-through rate applicable to the Class X
                                 Certificates for the initial distribution date
                                 will equal approximately 0.395% per annum.

                                 The pass-through rate applicable to the Class X
                                 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective Class X Strip Rates at which
                                 interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of those components outstanding
                                 immediately prior to that distribution date).
                                 Each of those components will equal the
                                 certificate balance of one of the classes of
                                 certificates with a principal balance (other
                                 than the Class DP and Class ST Certificates).
                                 The applicable Class X Strip Rate with respect
                                 to each component for each distribution date
                                 will equal the excess, if any, of (a) the
                                 weighted average net mortgage rate for the
                                 distribution date, over (b) the pass-through
                                 rate for the distribution date for the related
                                 class of certificates with a principal balance
                                 (other than the Class DP and Class ST
                                 Certificates), or in the case of the Class
                                 A-4FL Certificates, the pass-through rate on
                                 the Class A-4FL Regular Interest. Under no
                                 circumstances will any Class X Strip Rate be
                                 less than zero.

                                 The pass-through rate for the Class X-MP
                                 Certificates for each distribution date will be
                                 the Class X-MP Strip Rate. The pass-through
                                 rate for the Class X-RC Certificates for each
                                 distribution date will be the Class X-RC Strip
                                 Rate.

                                 The Class G Certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 the weighted average net mortgage rate less
                                 0.035%. The Class H, Class J and Class K
                                 Certificates will, at all times, accrue
                                 interest at a per annum rate equal to the
                                 weighted average net mortgage rate. The Class
                                 L, Class M, Class N, Class O, Class P, Class Q
                                 and Class S Certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 the lesser of 5.415% and the weighted average
                                 net mortgage rate. The Class T Certificates do
                                 not have a pass-through rate and are entitled
                                 to receive only excess interest on ARD loans
                                 (other than the DCT Industrial Portfolio C
                                 Note) following the anticipated repayment date
                                 of the ARD loans.

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                                      S-19

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DISTRIBUTIONS
A. AMOUNT AND ORDER OF
      DISTRIBUTIONS...........   On each distribution date, you will be entitled
                                 to receive interest and principal distributed
                                 from funds available for distribution from the
                                 mortgage loans, net of excess interest, excess
                                 liquidation proceeds and specified trust
                                 expenses, including all servicing fees, trustee
                                 fees and related compensation, in an amount
                                 equal to your certificate's interest and
                                 principal entitlement, subject to:

                                 (i)   payment of the respective interest
                                       entitlement for any class of
                                       certificates, or in the case of the Class
                                       A-4FL Certificates, the Class A-4FL
                                       Regular Interest, bearing an earlier
                                       alphabetical designation (except in
                                       respect of the distribution of interest
                                       among the Class A-1, Class A-1A, Class
                                       A-2, Class A-3, Class A-AB, Class A-4 and
                                       Class X Certificates and Class A-4FL
                                       Regular Interest, which will have the
                                       same senior priority and be distributed
                                       pro rata and except that distributions to
                                       the Class A-M Certificates will be paid
                                       after distributions to the foregoing
                                       classes and except that (a) the Class A-J
                                       Certificates are paid after distributions
                                       to the Class A-M Certificates, (b) the
                                       Class X-MP Certificates will have a
                                       senior priority with respect to, and will
                                       receive interest payments solely from,
                                       the Millennium Portfolio Mortgage Loan
                                       and (c) the Class X-RC Certificates will
                                       have a senior priority with respect to,
                                       and will receive interest payments solely
                                       from, the Ritz-Carlton Pari Passu Loan),

                                 (ii)  if applicable, payment of the respective
                                       principal entitlement for the
                                       distribution date to outstanding classes
                                       of certificates, or in the case of the
                                       Class A-4FL Certificates, the Class A-4FL
                                       Regular Interest, having an earlier
                                       alphabetical designation until the
                                       principal balance of each Class has been
                                       reduced to zero; provided, however, that
                                       the Class A-AB Certificates have certain
                                       priority with respect to reducing the
                                       principal balance of those certificates
                                       to their planned principal balance, as
                                       described in this prospectus supplement;
                                       and provided that the Class A-M
                                       Certificates receive distributions of
                                       principal only after distributions of
                                       principal are made to the Class A-1,
                                       Class A-1A, Class A-2, Class A-3, Class
                                       A-AB and Class A-4 Certificates and the
                                       Class A-4FL Regular Interest and that the
                                       Class A-J Certificates receive
                                       distributions of principal only after
                                       distributions are made to the Class A-M
                                       Certificates, and

                                 (iii) the Class A-4FL Certificates receiving
                                       distributions of the Class A-4FL
                                       Available Funds on each distribution date
                                       in the manner described under
                                       "Description of the Swap Contract" in
                                       this prospectus supplement.

                                 The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4 and Class A-4FL Certificates
                                 will have priority to payments received in
                                 respect of mortgage loans included in loan
                                 group 1. The Class A-1A Certificates will have
                                 priority to payments received in respect of
                                 mortgage loans included in loan group 2.

B. INTEREST AND PRINCIPAL
      ENTITLEMENTS............   A description of the interest entitlement
                                 payable to each Class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your

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                                      S-20

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                                 interest entitlement for a distribution date
                                 could be less than one full month's interest at
                                 the pass-through rate on your certificate's
                                 principal balance. In addition, the right of
                                 the master servicer, the special servicer and
                                 the trustee to reimbursement for payment of
                                 nonrecoverable advances, payment of
                                 compensation and reimbursement of certain costs
                                 and expenses will be prior to your right to
                                 receive distributions of principal or interest.

                                 The Class R-I, Class R-II, Class R-III, Class
                                 T, Class X, Class X-MP and Class X-RC
                                 Certificates will not be entitled to principal
                                 distributions. The amount of principal required
                                 to be distributed on the classes entitled to
                                 principal (other than the Class DP Certificates
                                 and Class ST Certificates) on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, for example,
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned;" and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period; subject,
                                      however, to the adjustments described in
                                      this prospectus supplement. See the
                                      definition of "Principal Distribution
                                      Amount" in the "Glossary of Terms."

C. PREPAYMENT PREMIUMS/YIELD
      MAINTENANCE CHARGES.....   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X, Class X-MP and Class X-RC
                                 Certificates, on the one hand, and the classes
                                 of certificates entitled to principal (other
                                 than the Class A-4FL Certificates, Class DP
                                 Certificates and Class ST Certificates) and the
                                 Class A-4FL Regular Interest, on the other
                                 hand, is described in "Description of the
                                 Offered Certificates--Distributions" in this
                                 prospectus supplement. The Class A-4FL
                                 Certificates will not be entitled to receive
                                 any prepayment premiums or yield maintenance
                                 charges for so long as the swap contract
                                 remains in place. See "Description of the
                                 Certificates--Distributions--The Class A-4FL
                                 Certificates" herein.

SUBORDINATION

A. GENERAL....................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan losses
                                 (including interest losses other than losses
                                 with respect to certain

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                                      S-21

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                                 excess interest in connection with any mortgage
                                 loan having an anticipated repayment date) are
                                 allocated is depicted in ascending order.

                                           ---------------------------
                                             Class A-l, Class A-1A*,
                                           Class A-2, Class A-3, Class
                                            A-AB**, Class A-4, Class
                                            A-4FL, Class-X***, Class
                                            X-MP*** and Class X-RC***
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                    Class A-M
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                    Class A-J
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                     Class B
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                     Class C
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                     Class D
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                     Class E
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                     Class F
                                           ---------------------------
                                                       |
                                                       |
                                           ---------------------------
                                                   Classes G-S
                                           ---------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *The Class A-1A Certificates have a priority to
                                 entitlement to principal payments received in
                                 respect of mortgage loans included in loan
                                 group 2. The Class A-1, Class A-2, Class A-3,
                                 Class A-AB and Class A-4 Certificates and the
                                 Class A-4FL Regular Interest have a priority
                                 entitlement to principal payments received in
                                 respect of mortgage loans included in loan
                                 group 1. See "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

                                 **The Class A-AB Certificates have priority
                                 with respect to receiving distributions of
                                 principal from the portion of those amounts
                                 attributable to loan group 1 and, after the
                                 principal balance of the Class A-1A
                                 Certificates has been reduced to zero, the
                                 portion of those amounts

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                                      S-22

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                                 attributable to loan group 2, to reduce its
                                 Certificate Balance to the Planned Principal
                                 Balance, as described in this prospectus
                                 supplement.

                                 ***Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X
                                 Certificates. Any mortgage loan losses will
                                 reduce the notional amount of the Class X
                                 Certificates. Any mortgage loan losses with
                                 respect to the Millennium Portfolio IO
                                 Component will reduce the notional amount of
                                 the Class X-MP Certificates. The Class X-MP
                                 Certificates receive distributions solely from
                                 the Millennium Portfolio IO Component, and have
                                 priority with respect to receiving
                                 distributions therefrom. Any mortgage loan
                                 losses with respect to the Ritz-Carlton IO
                                 Component will reduce the notional amount of
                                 the Class X-RC Certificates. The Class X-RC
                                 Certificates receive distributions solely from
                                 the Ritz-Carlton IO Component, and have
                                 priority with respect to receiving
                                 distributions therefrom.

                                 In addition, while mortgage loan losses and
                                 available funds shortfalls will not be directly
                                 allocated to the Class A-4FL Certificates,
                                 mortgage loan losses and available funds
                                 shortfalls may be allocated to the Class A-4FL
                                 Regular Interest in reduction of the
                                 certificate balance of the Class A-4FL Regular
                                 Interest and the amount of its interest
                                 entitlement, respectively. Any decrease in the
                                 certificate balance of the Class A-4FL Regular
                                 Interest will result in a corresponding
                                 decrease in the certificate balance of the
                                 Class A-4FL Certificates, and any interest
                                 shortfalls suffered by the Class A-4FL Regular
                                 Interest will reduce the amount of interest
                                 distributed on the Class A-4FL Certificates to
                                 the extent described in this prospectus
                                 supplement.

B. SHORTFALLS IN AVAILABLE
      FUNDS...................   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer or
                                      the trustee, to the extent not covered by
                                      default interest and late payment charges
                                      paid by the borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Reductions in distributions to the Class A-4FL
                                 Regular Interest will cause a corresponding
                                 reduction in distributions to the Class A-4FL
                                 Certificates to the extent described in this
                                 prospectus supplement.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates (or Class A-4FL
                                 Regular Interest) in accordance with their
                                 respective interest entitlements as described
                                 in this prospectus supplement.

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                                      S-23

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                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL....................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in August 2006
                                 have been deemed received on August 1, 2006.
                                 With respect to Mortgage Loan Nos. 68-72, the
                                 cut-off date is July 31, 2006.

                                 When information presented in this prospectus
                                 supplement with respect to mortgaged properties
                                 is expressed as a percentage of the initial
                                 pool balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related mortgage loans or with respect to an
                                 individual property securing a multi-property
                                 mortgage loan, the portions of those loan
                                 balances allocated to such properties. The
                                 allocated loan amount for each mortgaged
                                 property securing a multi-property mortgage
                                 loan is set forth on Appendix II to this
                                 prospectus supplement.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be two hundred
                                 eleven (211) mortgage loans (which include one
                                 hundred seventy-eight (178) mortgage loans in
                                 loan group 1 and thirty-three (33) mortgage
                                 loans in loan group 2) with an aggregate
                                 principal balance as of the cut-off date of
                                 approximately $2,565,237,893 (which includes
                                 $2,400,571,574 in loan group 1 and $164,666,319
                                 in loan group 2). It is possible that the
                                 aggregate mortgage loan balance, the initial
                                 outstanding loan group 1 balance and the
                                 initial outstanding loan group 2 balance will
                                 vary by up to 5% on the closing date. As of the
                                 cut-off date, the principal balance of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $872,228 to approximately
                                 $250,000,000 (and the balances of the mortgage
                                 loans ranged from approximately $872,228 to
                                 approximately $250,000,000 in loan group 1 and
                                 from approximately $1,219,110 to approximately
                                 $18,200,000 in loan group 2) and the mortgage
                                 loans had an approximate average balance of
                                 $12,157,526 (and an approximate average balance
                                 of $13,486,357 in loan group 1 and $4,989,888
                                 in loan group 2).

C. FEE SIMPLE/LEASEHOLD.......   Two hundred eighty-one (281) mortgaged
                                 properties, securing mortgage loans
                                 representing 78.8% of the initial outstanding
                                 pool balance (which include two hundred
                                 forty-three (243) mortgaged properties in loan
                                 group 1, representing 77.4% of the initial
                                 outstanding loan group 1 balance, and
                                 thirty-eight (38) mortgaged properties in loan
                                 group 2, representing 100% of the initial
                                 outstanding loan group 2 balance), are subject
                                 to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a fee simple estate in those
                                 mortgaged properties.

                                 Five (5) mortgaged properties, securing
                                 mortgage loans representing 18.6% of the
                                 initial outstanding pool balance (and
                                 representing 19.9% of the initial outstanding
                                 loan group 1 balance), are subject to a first
                                 mortgage lien on a leasehold interest in those
                                 mortgaged properties.

                                 Two (2) mortgaged properties, securing mortgage
                                 loans representing 2.5% of the initial
                                 outstanding pool balance (and representing 2.7%
                                 of

--------------------------------------------------------------------------------

                                      S-24

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                                 the initial outstanding loan group 1 balance),
                                 are subject to a mortgage, deed of trust or
                                 similar security instrument that creates a
                                 first mortgage lien on a fee interest in a
                                 portion of those mortgaged properties and a
                                 leasehold interest in the remaining portion of
                                 those mortgaged properties. In circumstances
                                 where both the fee and leasehold interest in
                                 the entire mortgaged property are encumbered,
                                 we have treated that as an encumbered fee
                                 interest.

D. PROPERTY TYPES.............   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                        Percentage of Initial    Number of
                                                           Outstanding Pool      Mortgaged
                                     Property Type             Balance          Properties
                                 --------------------   ---------------------   ----------

                                 Office                         43.2%               52
                                 Retail                         34.8%               89
                                 Hospitality                     8.3%               70
                                 Multifamily                     6.0%               36
                                 Industrial                      4.3%               18
                                 Mixed Use                       1.4%                7
                                 Self Storage                    1.2%               11
                                 Manufactured Housing
                                    Community                    0.6%                4
                                 Other                           0.1%                1

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

E. PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the
                                 geographic areas with the highest
                                 concentrations of mortgaged properties, are as
                                 described in the table below:

                                                        Percentage of Initial    Number of
                                                           Outstanding Pool      Mortgaged
                                   Geographic Areas            Balance          Properties
                                 --------------------   ---------------------   ----------

                                 New York                       14.2%               13
                                 California                     13.7%               29
                                    Southern                     8.6%               21
                                    Northern                     5.1%                8
                                 Colorado                       10.0%                4
                                 Massachusetts                   9.9%                5
                                 Washington, D.C.                5.5%                6

                                 The remaining mortgaged properties are located
                                 throughout thirty-three

--------------------------------------------------------------------------------

                                      S-25

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                                 (33) states. None of these property locations
                                 has a concentration of mortgaged properties
                                 that represents security for more than 5.0% of
                                 the initial outstanding pool balance, as of the
                                 cut-off date. Northern California includes
                                 areas with zip codes above 93600 and Southern
                                 California includes areas with zip codes of
                                 93600 and below.

                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

F. OTHER MORTGAGE LOAN
      FEATURES................   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan had been thirty days
                                      or more past due in the past year;

                                 o    Sixteen (16) groups of mortgage loans,
                                      representing 20.4% of the initial
                                      outstanding pool balance, were made to the
                                      same borrower or to borrowers that are
                                      affiliated with one another through
                                      partial or complete direct or indirect
                                      common ownership (which include fifteen
                                      (15) groups of mortgage loans exclusively
                                      in loan group 1, representing 21.3% of the
                                      initial loan group 1 balance, and one (1)
                                      group of mortgage loans exclusively in
                                      loan group 2, representing 6.8% of the
                                      initial loan group 2 balance). Of these
                                      sixteen (16) groups, the 3 largest groups
                                      represent 5.8%, 3.0% and 2.7%,
                                      respectively, of the initial outstanding
                                      pool balance. See Appendix II attached to
                                      this prospectus supplement. The related
                                      borrower concentrations of the 3 largest
                                      groups exclusively in loan group 1
                                      represent 6.2%, 3.2% and 2.9%,
                                      respectively, of the initial outstanding
                                      loan group 1 balance, and the group of
                                      mortgage loans exclusively in loan group 2
                                      represent 6.8% of the initial outstanding
                                      loan group 2 balance;

                                 o    Thirty-seven (37) mortgaged properties,
                                      securing mortgage loans representing 7.1%
                                      of the initial outstanding pool balance
                                      (representing 7.6% of the initial
                                      outstanding loan group 1 balance), are
                                      each 100% leased to a single tenant;

                                 o    All of the mortgage loans bear interest at
                                      fixed rates;

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans; and

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for the related mortgage loan).

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                                      S-26

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G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Two hundred ten (210) mortgage loans,
                                      representing 99.4% of the initial
                                      outstanding pool balance, are "balloon
                                      loans" (which include one hundred
                                      seventy-seven (177) mortgage loans in loan
                                      group 1, representing 99.4% of the initial
                                      outstanding loan group 1 balance, and
                                      thirty-three (33) mortgage loans in loan
                                      group 2, representing 100% of the initial
                                      outstanding loan group 2 balance). Nine
                                      (9) of these mortgage loans, representing
                                      12.7% of the initial outstanding pool
                                      balance (which include eight (8) mortgage
                                      loans in loan group 1, representing 13.3%
                                      of the initial outstanding loan group 1
                                      balance, and one (1) mortgage loan in loan
                                      group 2, representing 4.2% of the initial
                                      outstanding loan group 2 balance), are
                                      mortgage loans that have an anticipated
                                      repayment date that provides for an
                                      increase in the mortgage rate and/or
                                      principal amortization at a specified date
                                      prior to stated maturity. One (1) of the
                                      balloon loans, representing 1.5% of the
                                      initial outstanding pool balance
                                      (representing 1.6% of the initial
                                      outstanding loan group 1 balance),
                                      amortizes principal in accordance with the
                                      schedule attached to this prospectus
                                      supplement as Schedule B. For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's stated maturity date or anticipated
                                      repayment date, as applicable.

H. INTEREST ONLY LOANS........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Sixty-six (66) mortgage loans,
                                      representing 27.6% of the initial
                                      outstanding pool balance (which include
                                      forty-eight (48) mortgage loans in loan
                                      group 1, representing 24.9% of the initial
                                      outstanding loan group 1 balance, and
                                      eighteen (18) mortgage loans in loan group
                                      2, representing 67.4% of the initial
                                      outstanding loan group 2 balance),
                                      currently provide for monthly payments of
                                      interest only for a portion of their
                                      respective terms, ranging from six (6)
                                      months to seventy-two (72) months, and
                                      then provide for the monthly payment of
                                      principal and interest over their
                                      respective remaining terms; and

                                 o    Eleven (11) mortgage loans, representing
                                      43.0% of the initial outstanding pool
                                      balance (which include eleven (11)
                                      mortgage loans in loan group 1,
                                      representing 46.0% of the initial
                                      outstanding loan group 1 balance),
                                      currently provide for monthly payments of
                                      interest only for their entire respective
                                      terms.

I. PREPAYMENT/DEFEASANCE
      PROVISIONS..............   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    One hundred seventy-eight (178) mortgage
                                      loans, representing 86.9% of the initial
                                      outstanding pool balance (which include
                                      one hundred forty-eight (148) mortgage
                                      loans in loan group 1, representing 86.6%
                                      of the initial outstanding loan group 1
                                      balance, and thirty (30) mortgage loans in
                                      loan group 2, representing 92.0% of the
                                      initial outstanding loan group 2 balance),
                                      prohibit voluntary

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                                      principal prepayments for a period ending
                                      on a date determined by the related
                                      mortgage note (which may be the maturity
                                      date), which period is referred to in this
                                      prospectus supplement as a lock-out
                                      period, but permit the related borrower,
                                      after an initial period of at least two
                                      years following the date of issuance of
                                      the certificates, to defease the mortgage
                                      loan by pledging "government securities"
                                      as defined in the Investment Company Act
                                      of 1940 that provide for payment on or
                                      prior to each due date through and
                                      including the maturity date (or the
                                      earlier due date on which the mortgage
                                      loan first becomes freely prepayable) of
                                      amounts at least equal to the amounts that
                                      would have been payable on those dates
                                      under the terms of the mortgage loans and
                                      obtaining the release of the mortgaged
                                      property from the lien of the mortgage.

                                 o    Five (5) mortgage loans, representing 8.5%
                                      of the initial outstanding pool balance
                                      (which include five (5) mortgage loans in
                                      loan group 1, representing 9.1% of the
                                      initial outstanding loan group 1 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      1% of the amount prepaid, and also permit
                                      the related borrower, after an initial
                                      period of at least two years following the
                                      date of the issuance of the certificates,
                                      to defease the mortgage loan by pledging
                                      "government securities" as defined above.

                                 o    Twenty-six (26) mortgage loans,
                                      representing 4.3% of the initial
                                      outstanding pool balance (which include
                                      twenty-three (23) mortgage loans in loan
                                      group 1, representing 4.0% of the initial
                                      outstanding loan group 1 balance, and
                                      three (3) mortgage loans in loan group 2,
                                      representing 8.0% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period provide for a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula and
                                      1% of the amount prepaid.

                                 o    Two (2) mortgage loans, representing 0.3%
                                      of the initial outstanding pool balance
                                      (which includes two (2) mortgage loans in
                                      loan group 1, representing 0.3% of the
                                      initial outstanding loan group 1 balance),
                                      have no lock-out period and permit
                                      voluntary principal prepayments at any
                                      time if accompanied by a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II attached to this prospectus
                                 supplement for more details about the various
                                 yield maintenance formulas.

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                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One (1) mortgage loan, representing 5.5%
                                      of the initial outstanding pool balance
                                      (representing 5.9% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of not more than
                                      three of the mortgaged properties from the
                                      lien of the mortgage loan after the
                                      applicable lock-out period upon the
                                      defeasance of the allocated loan amount of
                                      the mortgaged property being released or
                                      with a prepayment premium based on a yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula or 1% of the amount prepaid if the
                                      loan-to-value ratio immediately following
                                      the release is not greater than 76% and
                                      the remaining properties debt service
                                      coverage ratio of the remaining mortgaged
                                      properties immediately following the
                                      release is at least equal to 1.20x.

                                 o    One (1) mortgage loan, representing 4.3%
                                      of the initial outstanding pool balance
                                      (representing 4.6% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of a portion of
                                      the collateral from the lien of the
                                      mortgage loan subject to the provisions
                                      specified in the mortgage loan documents
                                      after the applicable lock-out period upon
                                      the defeasance of an amount equal to a
                                      certain percentage of the allocated loan
                                      amount and in some cases only the
                                      allocated loan amount of the mortgaged
                                      property being released if the
                                      loan-to-value ratio immediately following
                                      the release is not increased due to such
                                      release and the remaining debt service
                                      coverage ratio of the remaining mortgaged
                                      properties immediately following the
                                      release is at least equal to the debt
                                      service coverage ratio immediately
                                      preceding the release. Prior to the
                                      expiration of the lock-out period a
                                      portion of the collateral may be released
                                      upon the payment of a prepayment premium
                                      based on a yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid.

                                 o    One (1) mortgage loan, representing 1.9%
                                      of the initial outstanding pool balance
                                      (representing 2.1% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of one or more
                                      properties from the lien of the mortgage
                                      loan after the applicable lock-out period
                                      upon the defeasance of an amount equal to
                                      110% of the allocated mortgage loan amount
                                      of the mortgaged property being released
                                      if the remaining properties debt service
                                      coverage ratio of the remaining mortgaged
                                      properties immediately following the
                                      release is at least equal to the greater
                                      of the debt service coverage ratio at the
                                      date of disbursement of the earn out
                                      advance for all the mortgaged properties
                                      in the aggregate and the debt service
                                      coverage ratio immediately preceding the
                                      release.

                                 o    One (1) mortgage loan, representing 1.6%
                                      of the initial outstanding pool balance
                                      (representing 1.7% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the ten
                                      largest properties from the lien of the
                                      mortgage loan subject to the provisions
                                      specified in the

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                                      mortgage loan documents at any time upon
                                      the defeasance of an amount equal to 120%
                                      of the allocated mortgage loan. The
                                      remaining properties may be released under
                                      the same conditions with defeasance in an
                                      amounts equal to varying percentages of
                                      the amount being prepaid with a maximum of
                                      120%.

                                 o    One (1) mortgage loan, representing 1.5%
                                      of the initial outstanding pool balance
                                      (representing 1.6% of the initial
                                      outstanding loan group 1 balance), which
                                      is secured by multiple mortgaged
                                      properties, permits the release of certain
                                      portions of the related mortgaged
                                      properties from the lien of the related
                                      mortgage following in certain cases a
                                      lock-out period (i) in the case of one
                                      mortgaged property, within two years
                                      following the issuance of the
                                      certificates, upon the prepayment of an
                                      amount equal to a premium above the
                                      allocated loan amount of the mortgaged
                                      property being released and (ii) in the
                                      case of certain portions of certain of the
                                      mortgaged properties, upon either the
                                      defeasance or prepayment of the amounts as
                                      set forth in the footnotes to Appendix II
                                      to this prospectus supplement.

                                 o    Three (3) mortgage loans, representing
                                      2.0% of the initial outstanding pool
                                      balance (representing 2.1% of the initial
                                      outstanding loan group 1 balance), are
                                      secured by multiple mortgaged properties
                                      and permit the release of one or more
                                      properties, except for one of the mortgage
                                      loans which allows the release of only one
                                      property during the term of the mortgage
                                      loan, from the lien of the mortgage loan
                                      after the applicable lock-out period upon
                                      the defeasance of an amount equal to 125%
                                      of the allocated mortgage loan amount of
                                      the mortgaged property being released if
                                      the loan-to-value ratio immediately
                                      following the release is not greater than
                                      the lesser of 80% or the loan-to-value
                                      ratio of all the mortgaged properties
                                      immediately prior to the defeasance and
                                      the remaining mortgaged properties debt
                                      service coverage ratio of the remaining
                                      mortgaged properties immediately following
                                      the release is at least equal to the
                                      greater of 1.25x and the debt service
                                      coverage ratio immediately preceding the
                                      release.

                                 o    One (1) mortgage loan, representing 0.4%
                                      of the initial outstanding pool balance
                                      (representing 0.5% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple parcels and permits
                                      the release of a parcel from the lien of
                                      the mortgage loan upon the defeasance of
                                      an amount equal to 110% of the allocated
                                      mortgage loan amount of the mortgaged
                                      property being released or with a
                                      prepayment premium based on a yield
                                      maintenance charge calculated on the basis
                                      of the greater of a yield maintenance
                                      formula or 1% of the amount prepaid if the
                                      loan-to-value ratio immediately following
                                      the release is not greater than 80% and
                                      the loan-to-value ratio prior to the
                                      release based on an updated appraisal at
                                      the time of the release and the debt
                                      service coverage ratio of the remaining
                                      mortgaged properties immediately following
                                      the release is at least equal to the
                                      greater of 1.20x and the debt service
                                      coverage ratio immediately preceding the
                                      release.

                                 o    One (1) mortgage loan, representing 0.4%
                                      of the initial outstanding pool balance
                                      (representing 0.4% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of one property
                                      from the lien of the mortgage

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                                      S-30

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                                      loan after the applicable lock-out period
                                      upon the defeasance of an amount equal to
                                      125% of the allocated mortgage loan amount
                                      of the mortgaged property being released
                                      if the loan-to-value ratio immediately
                                      following the release is not greater than
                                      the lesser of 80% or the loan-to-value
                                      ratio of all the mortgaged properties
                                      immediately prior to the defeasance and
                                      the debt service coverage ratio of the
                                      remaining mortgaged properties immediately
                                      following the release is at least equal to
                                      the greater of 1.25x and the debt service
                                      coverage ratio immediately preceding the
                                      release. Either after or simultaneously
                                      with the defeasance of this property,
                                      either of the remaining properties may be
                                      released subject to the conditions in the
                                      mortgage loan documents.

                                 o    One (1) mortgage loan, representing 0.3%
                                      of the initial outstanding pool balance
                                      (representing 4.7% of the initial
                                      outstanding loan group 2 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties from the lien of the
                                      mortgage loan after the applicable
                                      lock-out period upon the defeasance of an
                                      amount equal to 125% of the allocated
                                      mortgage loan amount of the mortgaged
                                      property being released if the
                                      loan-to-value ratio immediately following
                                      the release is not greater than 75% and
                                      the debt service coverage ratio of the
                                      remaining mortgaged properties immediately
                                      following the release is at least equal to
                                      the greater of 1.20x and the debt service
                                      coverage ratio prior to release.

                                 o    One (1) mortgage loan, representing 0.1%
                                      of the initial outstanding pool balance
                                      (representing 0.2% of the initial
                                      outstanding loan group 1 balance), is
                                      secured by multiple mortgaged properties
                                      and permits the release of any of the
                                      mortgaged properties from the lien of the
                                      mortgage loan after the applicable
                                      lock-out period upon the defeasance of an
                                      amount equal to 125% of the allocated
                                      mortgage loan amount of the mortgaged
                                      property being released if the
                                      loan-to-value ratio immediately following
                                      the release is not greater than the
                                      loan-to-value ratio at closing and the
                                      loan-to-value ratio prior to release and
                                      the debt service coverage ratio of the
                                      remaining mortgaged properties immediately
                                      following the release is at least equal to
                                      the greater of the debt service coverage
                                      ratio at closing and the debt service
                                      coverage ratio prior to release.

                                 o    One (1) mortgage loan, representing 0.1%
                                      of the initial outstanding pool balance
                                      (representing 1.3% of the initial
                                      outstanding loan group 2 balance) is
                                      secured by multiple mortgaged properties
                                      and permits the release of either parcel
                                      from the lien of the related mortgage loan
                                      after the applicable lock-out period upon
                                      payment of 125% of the allocated loan
                                      amount of the mortgaged property being
                                      released provided that, among other
                                      conditions, (1) the loan-to-value ratio of
                                      the remaining property immediately
                                      following the release is not greater than
                                      75% and (2) the debt service coverage
                                      ratio of the remaining property for six
                                      consecutive months preceding the release,
                                      and immediately following the release is
                                      at least 1.30x.

                                 See Appendix II attached to this prospectus
                                 supplement for specific yield maintenance
                                 provisions with respect to the prepayment and
                                 defeasance provisions set forth above.

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                                 In addition to the prepayment and defeasance
                                 provisions described above, three (3) mortgage
                                 loans, representing 9.1% of the initial
                                 outstanding pool balance (representing 9.8% of
                                 the initial outstanding loan group 1 balance),
                                 that are secured by multiple mortgaged
                                 properties, permit the borrower to obtain the
                                 release of any of the related properties from
                                 the lien of the related mortgage by
                                 substituting a new property that meets certain
                                 requirements set forth in the mortgage loan
                                 documents, including, among other things, that
                                 (i) the aggregate loan-to-value ratio of all
                                 properties after substitution is not greater
                                 than a specified percentage and (ii) the debt
                                 service coverage ratio of all properties after
                                 substitution is not less than a specified
                                 ratio. With respect to one (1) of these
                                 mortgage loans, representing 1.9% of the
                                 initial outstanding pool balance (representing
                                 2.1% of the initial outstanding loan group 1
                                 balance) the borrower is not permitted to
                                 substitute for more than two (2) properties per
                                 year. With respect to another one (1) of these
                                 mortgage loans, representing 5.5% of the
                                 initial outstanding pool balance (representing
                                 5.9% of the initial outstanding loan group 1
                                 balance), the borrower is not permitted to
                                 substitute properties once the aggregate
                                 appraised value of the parcel being released
                                 together with all properties previously
                                 released exceeds 30% of the aggregate appraised
                                 value of all of the mortgaged properties
                                 securing such mortgage loan as of the
                                 origination date of such mortgage loan.

                                 In addition, certain mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 other mortgage loans permit the related
                                 borrower to prepay or defease one or more of
                                 the related mortgage loans and/or release the
                                 cross-collateralization with respect to the
                                 related mortgaged property or properties,
                                 subject to the satisfaction of certain
                                 conditions.

                                 Notwithstanding the above, the mortgage loans
                                 generally provide that the related borrower may
                                 prepay the mortgage loan without prepayment
                                 premium or defeasance requirements commencing
                                 one (1) to thirty-six (36) payment dates prior
                                 to and including the maturity date or the
                                 anticipated repayment date.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property that
                                 were given no value or minimal value in the
                                 underwriting process, subject to the
                                 satisfaction of certain conditions. In
                                 addition, certain of the mortgage loans may
                                 permit the related borrower to substitute
                                 collateral under certain circumstances.

                                 See the footnotes to Appendix II attached to
                                 this prospectus supplement for more details
                                 concerning certain of the foregoing provisions
                                 including the method of calculation of any
                                 prepayment premium or yield maintenance charge
                                 which will vary for any mortgage loan.

J. MORTGAGE LOAN RANGES AND
      WEIGHTED AVERAGES.......   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

     I.   MORTGAGE INTEREST
          RATES                  Mortgage interest rates ranging from 5.170% per
                                 annum to 7.150% per annum (and ranging from
                                 5.170% per annum to 7.150% per annum for loan
                                 group 1 and from 5.280% per annum to 6.750% per
                                 annum for loan group 2), and a weighted average
                                 mortgage interest rate of 5.964% per annum (and
                                 5.956% per annum for loan group 1 and 6.086%
                                 per annum for loan group 2);

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     II.  ORIGINAL TERMS         Original terms to scheduled maturity ranging
                                 from sixty (60) months to two hundred forty
                                 (240) months (and ranging from sixty (60)
                                 months to two hundred forty (240) months with
                                 respect to the mortgage loans in loans group 1,
                                 and ranging from one hundred twenty (120)
                                 months to one hundred eighty (180) months with
                                 respect to the mortgage loans in loans group
                                 2), and a weighted average original term to
                                 scheduled maturity of one hundred seventeen
                                 (117) months (and a weighted average original
                                 term to scheduled maturity of one hundred
                                 seventeen (117) months with respect to the
                                 mortgage loans in loans group 1, and a weighted
                                 average original term to scheduled maturity of
                                 one hundred twenty-one (121) months with
                                 respect to the mortgage loans in loans group
                                 2);

     III. REMAINING TERMS        Remaining terms to scheduled maturity ranging
                                 from fifty-five (55) months to two hundred
                                 forty (240) months (and ranging from fifty-five
                                 (55) months to two hundred forty (240) months
                                 for loan group 1 and from one hundred fifteen
                                 (115) months to one hundred seventy-nine (179)
                                 months for loan group 2), and a weighted
                                 average remaining term to scheduled maturity of
                                 one hundred fifteen (115) months (and weighted
                                 average remaining term to scheduled maturity of
                                 one hundred fourteen (114) months for loan
                                 group 1 and one hundred nineteen (119) months
                                 for loan group 2);

     IV.  REMAINING
          AMORTIZATION TERMS     Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from two hundred
                                 fourteen (214) months to three hundred sixty
                                 (360) months (and ranging from two hundred
                                 fourteen (214) months to three hundred sixty
                                 (360) months for loan group 1 and from three
                                 hundred fifty-five (355) months to three
                                 hundred sixty (360) months for loan group 2),
                                 and a weighted average remaining amortization
                                 term of three hundred forty-four (344) months
                                 (and three hundred forty-two (342) months for
                                 loan group 1 and three hundred fifty-nine (359)
                                 months for loan group 2);

     V.   LOAN-TO-VALUE RATIOS   Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 40.6%
                                 to 80.2% (and range from 40.6% to 80.0% for
                                 loan group 1 and from 49.9% to 80.2% for loan
                                 group 2), and a weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, of 64.3% (and 63.8% for
                                 loan group 1 and 71.6% for loan group 2);

                                 For each of the mortgage loans, the
                                 loan-to-value ratio was calculated according to
                                 the methodology set forth in this prospectus
                                 supplement based on the estimate of value from
                                 a third-party appraisal, which was generally
                                 conducted after March 2004;

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement;

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     VI.  DEBT SERVICE
          COVERAGE RATIOS        Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.02x to
                                 2.43x (and ranging from 1.02x to 2.43x for loan
                                 group 1 and from 1.20x to 1.71x for loan group
                                 2) and a weighted average debt service coverage
                                 ratio, calculated as described in this
                                 prospectus supplement, of 1.54x (and 1.55x for
                                 loan group 1 and 1.40x for loan group 2). These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement; and

     VII. DEBT SERVICE
          COVERAGE RATIOS POST
          IO PERIOD              Debt Service Coverage Ratio Post IO Period,
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.02x to 2.43x (and ranging from
                                 1.02x to 2.43x for loan group 1 and from 1.15x
                                 to 1.71x for loan group 2), and a weighted
                                 average debt service coverage ratio, calculated
                                 as described in this prospectus supplement, of
                                 1.48x (and 1.49x for loan group 1 and 1.25x for
                                 loan group 2).

                                 "Debt Service Coverage Ratio Post IO Period" or
                                 "DSCR Post IO Period" means, with respect to
                                 the related mortgage loan that has an
                                 interest-only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest-only period. See "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

K. NON-SERVICED MORTGAGE
   LOANS......................   The Ritz-Carlton Pari Passu Loan, which, as of
                                 the cut-off date, had an aggregate outstanding
                                 principal balance of $39,048,614 and represents
                                 1.5% of the initial outstanding pool balance
                                 (and representing 1.6% of the initial
                                 outstanding loan group 1 balance), is secured
                                 by the related mortgaged properties on a pari
                                 passu basis with, and pursuant to the same
                                 mortgage as, another note that is not included
                                 in the trust (the "Ritz-Carlton Companion
                                 Loan") and which had an outstanding principal
                                 balance as of the cut-off date of approximately
                                 $263,578,145. The Ritz-Carlton Companion Loan
                                 has the same interest rate, maturity date and
                                 amortization terms as the Ritz-Carlton Pari
                                 Passu Loan.

                                 In addition, with respect to the Ritz-Carlton
                                 Pari Passu Loan, the mortgage on the related
                                 mortgaged properties also secures a
                                 subordinated B note (the "Ritz-Carlton B Note,"
                                 which together with the Ritz-Carlton Pari Passu
                                 Loan and the Ritz-Carlton Companion Loan are
                                 referred to in this prospectus supplement as
                                 the "Ritz-Carlton Loan Group"), which had an
                                 outstanding principal balance as of the Cut-Off
                                 Date of $50,000,000. The Ritz-Carlton B Note is
                                 not as asset of the trust.

                                 The Ritz-Carlton Loan Group is currently being
                                 serviced and administered pursuant to the MSCI
                                 2006-HQ8 Pooling and Servicing Agreement. The
                                 MSCI 2006-HQ8 Pooling and Servicing Agreement
                                 provides for servicing arrangements that are
                                 generally consistent with the terms of other
                                 comparably rated commercial mortgage loan

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                                 securitizations. See "Servicing of the Mortgage
                                 Loans--Servicing of the Cherry Creek Loan
                                 Group, the RLJ Portfolio Loan Group, the
                                 Ritz-Carlton Loan Group, and the A/B Mortgage
                                 Loans--The Ritz-Carlton Loan Group" in this
                                 prospectus supplement.

                                 The terms of the MSCI 2006-HQ8 Pooling and
                                 Servicing Agreement provide that:

                                 o    U.S. Bank National Association, which is
                                      the trustee under the MSCI 2006-HQ8
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the mortgagee of record
                                      with respect to the mortgaged property
                                      securing the Ritz-Carlton Pari Passu Loan;

                                 o    Wells Fargo Bank, National Association,
                                      which is the master servicer for the
                                      Ritz-Carlton Loan Group under the MSCI
                                      2006-HQ8 Pooling and Servicing Agreement,
                                      will, in that capacity, be the master
                                      servicer for the Ritz-Carlton Pari Passu
                                      Loan, subject to replacement pursuant to
                                      the terms of the MSCI 2006-HQ8 Pooling and
                                      Servicing Agreement; and

                                 o    J.E. Robert Company, Inc., which is the
                                      special servicer under the MSCI 2006-HQ8
                                      Pooling and Servicing Agreement, will, in
                                      that capacity, be the special servicer for
                                      the Ritz-Carlton Pari Passu Loan, subject
                                      to replacement pursuant to the terms of
                                      the MSCI 2006-HQ8 Pooling and Servicing
                                      Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Cherry Creek Loan Group, the RLJ
                                 Portfolio Loan Group, the Ritz-Carlton Loan
                                 Group, and the A/B Mortgage Loans--The
                                 Ritz-Carlton Loan Group" in this prospectus
                                 supplement.

                                 The RLJ Portfolio Pari Passu Loan, which, as of
                                 the cut-off date, had an aggregate outstanding
                                 principal balance of $41,952,230 and represents
                                 1.6% of the initial outstanding pool balance
                                 (and representing 1.7% of the initial
                                 outstanding loan group 1 balance), is secured
                                 by the related mortgaged properties on a pari
                                 passu basis with, and pursuant to the same
                                 mortgage as, 6 other notes that are not
                                 included in the trust (collectively, the "RLJ
                                 Portfolio Companion Loan") and which had an
                                 aggregate outstanding principal balance as of
                                 the cut-off date of approximately $462,596,640.
                                 The RLJ Portfolio Companion Loan has the same
                                 interest rate, maturity date and amortization
                                 terms as the RLJ Portfolio Pari Passu Loan.

                                 The RLJ Portfolio Loan Group is currently being
                                 serviced by Wachovia Bank, National Association
                                 under an agreement that provides for servicing
                                 in a manner acceptable for commercial mortgage
                                 securitizations similar in nature to this
                                 securitization. It is anticipated that the RLJ
                                 Portfolio Loan Group will be serviced and
                                 administered pursuant to the WCMSI 2006-C27
                                 Pooling and Servicing Agreement upon
                                 establishment of the WCMSI 2006-C27 trust. The
                                 WCMSI 2006-C27 Pooling and Servicing Agreement
                                 provides for servicing arrangements that are
                                 generally consistent with the terms of other
                                 comparably rated commercial mortgage loan
                                 securitizations. See "Servicing of the Mortgage
                                 Loans--Servicing of the Cherry Creek Loan
                                 Group, the RLJ Portfolio Loan Group, the
                                 Ritz-Carlton Loan Group, and the A/B Mortgage
                                 Loans--The RLJ Portfolio Loan Group" in this
                                 prospectus supplement.

                                 The terms of the WCMSI 2006-C27 Pooling and
                                 Servicing Agreement provide that:

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                                      S-35

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                                 o    Wells Fargo Bank, National Association,
                                      which is the trustee under the WCMSI
                                      2006-C27 Pooling and Servicing Agreement,
                                      will, in that capacity, be the mortgagee
                                      of record with respect to the mortgaged
                                      property securing the RLJ Portfolio Pari
                                      Passu Loan;

                                 o    Wachovia Bank, National Association, which
                                      is the master servicer under the WCMSI
                                      2006-C27 Pooling and Servicing Agreement,
                                      will, in that capacity, be the master
                                      servicer for the RLJ Portfolio Pari Passu
                                      Loan, subject to replacement pursuant to
                                      the terms of the WCMSI 2006-C27 Pooling
                                      and Servicing Agreement; and

                                 o    LNR, Partners Inc., which is the special
                                      servicer under the WCMSI 2006-C27 Pooling
                                      and Servicing Agreement, will, in that
                                      capacity, be the special servicer for the
                                      RLJ Portfolio Pari Passu Loan, subject to
                                      replacement pursuant to the terms of the
                                      WCMSI 2006-C27 Pooling and Servicing
                                      Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Cherry Creek Loan Group, the RLJ
                                 Portfolio Loan Group, the Ritz-Carlton Loan
                                 Group, and the A/B Mortgage Loans" in this
                                 prospectus supplement.

                                 References in this prospectus supplement,
                                 however, to the trustee, master servicer and
                                 special servicer will mean the trustee, master
                                 servicer and special servicer, respectively,
                                 under the pooling and servicing agreement
                                 related to the offered certificates unless the
                                 context clearly indicates otherwise.

ADVANCES

A. PRINCIPAL AND INTEREST
      ADVANCES................   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer (and the trustee, if
                                 applicable) will be required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust.
                                 The master servicer and the trustee will not be
                                 required to advance any additional interest
                                 accrued as a result of the imposition of any
                                 default rate or any rate increase after an
                                 anticipated repayment date. The master servicer
                                 and the trustee also are not required to
                                 advance prepayment or yield maintenance
                                 premiums, excess interest or balloon payments.
                                 With respect to any balloon payment, the master
                                 servicer (and the trustee, if applicable) will
                                 instead be required to advance an amount equal
                                 to the scheduled payment that would have been
                                 due if the related balloon payment had not
                                 become due. If a P&I Advance is made, the
                                 master servicer will defer rather than advance
                                 its master servicing fee, the primary servicing
                                 fee and the excess servicing fee, but will
                                 advance the trustee fee.

                                 For an REO property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, the advance will equal
                                 the scheduled payment that would have been due
                                 if the predecessor mortgage loan had remained
                                 outstanding and continued to amortize in
                                 accordance with its amortization schedule in
                                 effect immediately before the REO property was
                                 acquired.

B. SERVICING ADVANCES.........   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer and the
                                 trustee may also make servicing advances to pay
                                 delinquent real estate taxes,

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                                      S-36

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                                 insurance premiums and similar expenses
                                 necessary to maintain and protect the mortgaged
                                 property, to maintain the lien on the mortgaged
                                 property or to enforce the mortgage loan
                                 documents, and subject to a substantially
                                 similar recoverability determination set forth
                                 in the related Non-Serviced Mortgage Loan
                                 Pooling and Servicing Agreement, each of such
                                 parties under that agreement will be required
                                 to make servicing advances of such type with
                                 respect to any Non-Serviced Mortgage Loans.

C. INTEREST ON ADVANCES.......   All advances made by the master servicer, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal.

D. BACK-UP ADVANCES...........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations, and with the same
                                 rights of the master servicer.

E. RECOVERABILITY.............   None of the master servicer, the special
                                 servicer or the trustee (or another master
                                 servicer, special servicer, trustee or any
                                 fiscal agent with respect to a non-serviced
                                 companion mortgage loan) will be required to
                                 make any advance if the master servicer or the
                                 special servicer, as the case may be,
                                 reasonably determines that the advance would
                                 not be recoverable in accordance with the
                                 servicing standard or in the case of the
                                 trustee, in accordance with its business
                                 judgment. The trustee will be entitled, but not
                                 obligated, to rely conclusively on any
                                 determination by the master servicer or the
                                 special servicer, that a servicing advance if
                                 made would be a nonrecoverable advance.

F. ADVANCES DURING AN
      APPRAISAL REDUCTION
      EVENT...................   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of the mortgage loan plus all other amounts due
                                 under a mortgage loan and interest on advances
                                 made with respect to the mortgage loan exceeds
                                 90% of the value of the mortgaged property
                                 determined by an appraisal or other valuation,
                                 an appraisal reduction may be created in the
                                 amount of the excess as described in this
                                 prospectus supplement. If there exists an
                                 appraisal reduction for any mortgage loan, the
                                 interest portion of the amount required to be
                                 advanced on that mortgage loan will be
                                 proportionately reduced to the extent of the
                                 appraisal reduction. This will reduce the funds
                                 available to pay interest on the most
                                 subordinate class or classes of certificates
                                 then outstanding or in the case of any
                                 appraisal reduction in respect of the DCT
                                 Industrial Portfolio A/B/C Loan, first on the
                                 Class DP Certificates up to the certificate
                                 balance thereof, then on the DCT Industrial
                                 Portfolio B Note up to the principal balance
                                 thereof, and then on the most subordinate class
                                 or classes of certificates then outstanding.

                                 In the case of any A/B mortgage loan, any
                                 appraisal reduction will be calculated in
                                 respect of that A/B mortgage loan taken as a
                                 whole and any such appraisal reduction will be
                                 allocated first to the related B note and then
                                 allocated to the related A note.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

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                                      S-37

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                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.

                                                                 Ratings
                                 Class                          Fitch/S&P
                                 ----------------------------   ---------
                                 Classes A-1, A-1A, A-2, A-3,    AAA/AAA
                                 A-AB, A-4 and A-4FL
                                 Class A-M                       AAA/AAA
                                 Class A-J                       AAA/AAA
                                 Class B                         AA+/AA+
                                 Class C                          AA/AA
                                 Class D                         AA-/AA-
                                 Class E                          A+/A+
                                 Class F                           A/A

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding except that a
                                 rating agency may stop performing ratings
                                 surveillance at any time, for among other
                                 reasons, if that rating agency does not have
                                 sufficient information to allow it to continue
                                 to perform ratings surveillance on the
                                 certificates. The depositor has no ability to
                                 ensure that the rating agencies will perform
                                 ratings surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

SWAP CONTRACT.................   The trust will have the benefit of a swap
                                 contract with Morgan Stanley Capital Services
                                 Inc., as swap counterparty, in an initial
                                 notional amount equal to the initial
                                 certificate balance of the Class A-4FL
                                 Certificates. The notional amount of the swap
                                 contract will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 Class A-4FL Certificates. The swap contract
                                 will have a maturity date of the distribution
                                 date in July 2044 (the same date as the Rated
                                 Final Distribution Date for the Class A-4FL
                                 Certificates). Under the swap contract, the
                                 swap counterparty will be obligated to pay to
                                 the trust on the business day prior to each
                                 distribution date interest accrued on the
                                 notional amount of the swap contract at
                                 one-month LIBOR +0.1475% (based on the actual
                                 number of days in the interest accrual period
                                 for the Class A-4FL Certificates and a 360-day
                                 year), provided that for the initial interest
                                 accrual period LIBOR will be an interpolated
                                 percentage to reflect the shorter initial
                                 interest accrual period. The trust will be
                                 obligated to pay to the swap counterparty, on
                                 that day, interest accrued on the notional
                                 amount of the swap contract at a rate equal to
                                 the lesser of a fixed rate of 5.731% per annum
                                 and the weighted average net mortgage rate
                                 (based on a year assumed to consist of twelve
                                 30-day

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                                      S-38

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                                 months). If the pass-through rate on the Class
                                 A-4FL Regular Interest is reduced below 5.731%
                                 or if there is an interest shortfall with
                                 respect to the Class A-4FL Regular Interest or
                                 an allocation of net aggregate prepayment
                                 interest shortfalls, there will be a
                                 corresponding dollar-for-dollar reduction in
                                 the interest payment made by the swap
                                 counterparty to the trust and, ultimately, a
                                 corresponding decrease in the effective
                                 pass-through rate and/or amounts of interest
                                 distributed on the Class A-4FL Certificates for
                                 such distribution date. See "Risk
                                 Factors--Defaults Under Swap Contract Adversely
                                 Affect Payment on the Class A-4FL Certificates"
                                 and "Description of the Swap Contract" in this
                                 prospectus supplement. Morgan Stanley, who has
                                 guaranteed the obligations of the swap
                                 counterparty under the swap contract, currently
                                 has a long-term rating of "AA-" by Fitch and
                                 "A+" by S&P and a short-term rating of "F1+" by
                                 Fitch and "A-1" by S&P. See "Description of the
                                 Swap Contract" and "Risk Factors--Defaults
                                 Under the Swap Contract May Adversely Affect
                                 Payments On the Class A-4FL Certificates" in
                                 this prospectus supplement.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1% of the initial outstanding
                                 pool balance, the holders of a majority of the
                                 controlling class, the special servicer, the
                                 master servicer and any holder of a majority
                                 interest in the Class R-I Certificates, in that
                                 order of priority, will have the option to
                                 purchase all of the remaining mortgage loans,
                                 and all property acquired through exercise of
                                 remedies in respect of any mortgage loan, at
                                 the price specified in this prospectus
                                 supplement. Exercise of this option would
                                 terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest. Provided that the aggregate principal
                                 balances of the Class A-1, Class A-1A, Class
                                 A-2, Class A-3, Class A-AB, Class A-4, Class
                                 A-4FL, Class A-M, Class A-J, Class B, Class C,
                                 Class D, Class E, Class F, Class G, Class H,
                                 Class J and Class K Certificates have been
                                 reduced to zero, the trust (other than portions
                                 corresponding to the Class DP REMIC and the
                                 Class ST REMIC) could also be terminated in
                                 connection with an exchange of all the
                                 then-outstanding certificates, including the
                                 Class X Certificates, the Class X-MP
                                 Certificates, the Class X-RC Certificates and
                                 the Class T Certificates, but excluding the
                                 Class DP Certificates, the Class ST
                                 Certificates and the residual certificates, for
                                 mortgage loans remaining in the trust, but all
                                 of the holders of outstanding certificates of
                                 such classes would have the option to
                                 voluntarily participate in such exchange. See
                                 "Description of the Offered
                                 Certificates--Optional Termination."

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies", then
                                 that mortgage loan seller will be required to
                                 either cure the breach, repurchase the affected
                                 mortgage loan from the trust or substitute the
                                 affected mortgage loan with another mortgage
                                 loan. If the related mortgage loan seller
                                 decides to repurchase the affected mortgage
                                 loan, the repurchase would have the same effect
                                 on the offered certificates as

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                                      S-39

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                                 a prepayment in full of such mortgage loan,
                                 except that the purchase will not be
                                 accompanied by any prepayment premium or yield
                                 maintenance charge. In addition, certain
                                 mortgage loans may be purchased from the trust
                                 by the holders of a B Note or mezzanine loan
                                 under certain circumstances. See "Description
                                 of the Mortgage Pool--Subordinate and Other
                                 Financing" and "Servicing of the Mortgage
                                 Loans--Servicing of the Cherry Creek Loan
                                 Group, the RLJ Portfolio Loan Group, the
                                 Ritz-Carlton Loan Group and the A/B Mortgage
                                 Loans" in this prospectus supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates and
                                 (ii) the special servicer, in that order, has
                                 the option to purchase from the trust any
                                 defaulted mortgage loan that is at least sixty
                                 (60) days delinquent as to any monthly debt
                                 service payment (or is delinquent as to its
                                 balloon payment) at a price equal to the fair
                                 value of such mortgage loan as determined by
                                 the special servicer for such mortgage loan
                                 (provided, that if such mortgage loan is being
                                 purchased by the special servicer or by a
                                 holder of certificates of the controlling
                                 class, the master servicer will be required to
                                 verify that such price is equal to fair value).
                                 In addition, certain of the mortgage loans are
                                 subject to a purchase option upon certain
                                 events of default in favor of a subordinate
                                 lender or mezzanine lender. For more
                                 information relating to the sale of defaulted
                                 mortgage loans, see "Servicing of the Mortgage
                                 Loans--Sale of Defaulted Mortgage Loans" in
                                 this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-1A, Class A-2, Class
                                 A-3, Class A-AB, Class A-4, Class A-4FL, Class
                                 A-M and Class A-J Certificates will be offered
                                 in minimum denominations of $25,000. The
                                 remaining offered certificates will be offered
                                 in minimum denominations of $100,000.
                                 Investments in excess of the minimum
                                 denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.............   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,

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                                      S-40

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                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as five separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II, REMIC III, the Class DP REMIC and the
                                 Class ST REMIC--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates (other than the Class A-4FL
                                 Certificates) and the Class A-4FL Regular
                                 Interest will evidence "regular interests" in
                                 REMIC III. The Class A-4FL Certificates will
                                 represent an undivided beneficial interest in a
                                 grantor trust for federal income tax purposes,
                                 which grantor trust is comprised of the Class
                                 A-4FL Regular Interest, the related Floating
                                 Rate Account and the beneficial interests of
                                 such Class in the swap contract. In addition,
                                 the portion of the trust consisting of the
                                 right to excess interest (interest on each
                                 mortgage loan, other than the DCT Industrial
                                 Portfolio C Note, with an anticipated repayment
                                 date accruing after such date at a rate in
                                 excess of the rate that applied prior to such
                                 date) and the related sub-accounts will be
                                 treated as a grantor trust for federal income
                                 tax purposes.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    We anticipate that the offered
                                      certificates (other than the Class A-4FL
                                      Certificates) and the Class A-4FL Regular
                                      Interest will be issued at a premium for
                                      federal income tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

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                                      S-41

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CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY ACT
OF 1974.......................   Subject to the satisfaction of important
                                 conditions described under "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts. Fiduciaries of
                                 such plans or accounts considering an
                                 investment in the Class A-4FL Certificates
                                 should note the additional representations
                                 required with respect to the purchase of the
                                 Class A-4FL Certificates as described under
                                 "ERISA Considerations" in this prospectus
                                 supplement.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-42

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related loan documents, we
                                 have not necessarily undertaken an evaluation
                                 of the financial condition of any of these
                                 persons. If a default occurs, the lender's
                                 remedies generally are limited to foreclosing
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Such remedies may be insufficient to
                                 provide a full return on your investment.
                                 Payment of amounts due under a mortgage loan
                                 prior to its maturity or anticipated repayment
                                 date is dependent primarily on the sufficiency
                                 of the net operating income of the related
                                 mortgaged property. Payment of those mortgage
                                 loans that are balloon loans at maturity or on
                                 its anticipated repayment date is primarily
                                 dependent upon the borrower's ability to sell
                                 or refinance the property for an amount
                                 sufficient to repay the loan.

                                 In limited circumstances, the related mortgage
                                 loan seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 the applicable mortgage loan seller's
                                 representations and warranties concerning that
                                 mortgage loan are materially breached or if
                                 there are material defects in the documentation
                                 for that mortgage loan. However, there can be
                                 no assurance that any of these entities will be
                                 in a financial position to effect a repurchase
                                 or substitution. The representations and
                                 warranties address the characteristics of the
                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender

                                      S-43

                                 to greater risk than one-to-four family
                                 residential lending because, among other
                                 things, it typically involves larger loans.

                                 Two hundred nine (209) mortgage loans,
                                 representing 99.8% of the initial outstanding
                                 pool balance (which include one hundred
                                 seventy-six (176) mortgage loans in loan group
                                 1, representing 99.8% of the initial
                                 outstanding loan group 1 balance, and
                                 thirty-three (33) mortgage loans in loan group
                                 2, representing 100% of the initial outstanding
                                 loan group 2 balance), were originated within
                                 twelve (12) months prior to the cut-off date.
                                 Consequently, these mortgage loans do not have
                                 a long-standing payment history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    the lack of any operating history in the
                                      case of a newly built or renovated
                                      mortgaged property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses (including
                                      common area maintenance charges) at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                      S-44

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws or
                                      other laws impacting operating costs;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur;

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants; and

                                 o    in the case of residential cooperative
                                      properties, the payments received by the
                                      cooperative corporation from its
                                      tenants/shareholders, including any
                                      special assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by those types of properties.

                                      S-45

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS                           While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and outstanding under a given set of
                                 economic conditions may vary significantly from
                                 the performance of an otherwise comparable
                                 mortgage pool originated and outstanding under
                                 a different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY                          The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

                                      S-46

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. In addition, certain
                                 properties that are legally permitted to be
                                 used in a non-conforming manner may be subject
                                 to restrictions that would require compliance
                                 with current zoning laws under certain
                                 circumstances such as non-operation for a
                                 period in excess of certain timeframes. If this
                                 type of mortgaged property were liquidated and
                                 a lower liquidation value were obtained, less
                                 funds would be available for distributions on
                                 your certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                 Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                      S-47

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. Thirty-seven (37) of the mortgaged
                                 properties, representing 7.1% of the initial
                                 outstanding pool balance (and representing 7.6%
                                 of the initial outstanding loan group 1
                                 balance), are leased to single tenants, and
                                 with respect to four (4) of those mortgaged
                                 properties, representing 0.7% of the initial
                                 outstanding pool balance (and representing 0.8%
                                 of the initial outstanding loan group 1
                                 balance), the sole tenant is related to the
                                 borrower. Mortgaged properties leased to a
                                 single tenant or a small number of tenants are
                                 more susceptible to interruptions of cash flow
                                 if a tenant fails to renew its lease or
                                 defaults under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II attached to this
                                 prospectus supplement for the lease expiration
                                 date for each of the top three (3) tenants at
                                 each mortgaged property. There are a number of
                                 other mortgaged properties that similarly have
                                 a significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,
                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 Another factor that you should consider is that
                                 retail, industrial and office properties also
                                 may be adversely affected if there is a
                                 concentration of tenants or of tenants in the
                                 same or similar business or industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II attached to
                                 this prospectus supplement.

                                      S-48

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

RE-LEASING RISKS                 Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations or otherwise.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Ninety-six (96) of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 30.5% of the initial
                                 outstanding pool balance (excluding
                                 multifamily, manufactured housing community,
                                 self storage, hospitality and certain other
                                 property types) (and representing 30.5% of the
                                 initial outstanding loan group 1 balance), as
                                 of the cut-off date, have reserves for tenant
                                 improvements and leasing commissions which may
                                 serve to defray those costs. We cannot assure
                                 you, however, that the funds (if any) held in
                                 those reserves for tenant improvements and
                                 leasing commissions will be sufficient to cover
                                 the costs and expenses associated with tenant
                                 improvements or leasing commission obligations.
                                 In addition, if a tenant defaults in its
                                 obligations to a borrower, the borrower may
                                 incur substantial costs and experience
                                 significant delays associated with enforcing
                                 rights and protecting its investment, including
                                 costs incurred in renovating or reletting the
                                 property.

                                      S-49

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Sixteen (16) groups of mortgage loans were made
                                 to the same borrower or to borrowers that are
                                 affiliated with one another through partial or
                                 complete direct or indirect common ownership
                                 (which include fifteen (15) groups of mortgage
                                 loans exclusively in loan group 1 and one (1)
                                 group of mortgage loans exclusively in loan
                                 group 2). Of these sixteen (16) groups, the 3
                                 largest groups represent 5.8%, 3.0 % and 2.7%,
                                 respectively, of the initial outstanding pool
                                 balance. See Appendix II attached to this
                                 prospectus supplement. The related borrower
                                 concentrations of the 3 largest groups
                                 exclusively in loan group 1 represent 6.2%,
                                 3.2% and 2.9%, respectively, of the initial
                                 outstanding loan group 1 balance, and the group
                                 of mortgage loans exclusively in loan group 2
                                 represent 6.8% of the initial outstanding loan
                                 group 2 balance.

                                 The ten largest mortgage loans in the aggregate
                                 represent 48.3% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents no greater than 1.6% of the initial
                                 outstanding pool balance.

                                 The largest mortgage loan in loan group 1
                                 represents 10.4% of the initial outstanding
                                 loan group 1 balance. The second largest
                                 mortgage loan in loan group 1 represents 9.4%
                                 of the initial outstanding loan group 1
                                 balance. The third largest mortgage loan in
                                 loan group 1 represents 9.0% of the initial
                                 outstanding loan group 1 balance. Each of the
                                 other mortgage loans represents less than or
                                 equal to 5.9% of the initial outstanding loan
                                 group 1 balance.

                                 The largest mortgage loan in loan group 2
                                 represents 11.1% of the initial outstanding
                                 loan group 2 balance. The second largest
                                 mortgage loan in loan group 2 represents 9.1%
                                 of the initial outstanding loan group 2
                                 balance. The third largest mortgage loan in
                                 loan group 2 represents 7.3% of the initial
                                 outstanding loan group 2 balance. Each of the
                                 other mortgage loans represents less than or
                                 equal to 4.6% of the initial outstanding loan
                                 group 2 balance.

                                      S-50

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan Nos. 117, 206, 228 and 269 the
                                 tenant at all of the related mortgaged
                                 properties is the parent of the related
                                 borrower. For further information with respect
                                 to tenant concentrations, see Appendix II
                                 attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans or a particular loan group. The
                                 following property types represent the
                                 indicated percentage of the initial outstanding
                                 pool balance:

                                 o    office properties represent 43.2%;

                                 o    retail properties represent 34.8%;

                                 o    hospitality properties represent 8.3%;

                                 o    multifamily properties represent 6.0%;

                                 o    industrial properties represent 4.3%;

                                 o    mixed use properties represent 1.4%;

                                 o    self storage properties represent 1.2%;

                                 o    manufactured housing community properties
                                      represent 0.6%; and

                                 o    other properties represent 0.1%.

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by the properties. In
                                 the past, several regions of the United States
                                 have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                      S-51

                                 The mortgaged properties are located in
                                 thirty-seven (37) different states and the
                                 District of Columbia (which include thirty-six
                                 (36) states and the District of Columbia for
                                 loan group 1 and eighteen (18) states for loan
                                 group 2). In particular, investors should note
                                 that approximately 13.7% of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance (and 14.5% of the initial
                                 outstanding loan group 1 balance and 1.6% of
                                 the initial outstanding loan group 2 balance),
                                 are located in California. Mortgaged properties
                                 located in California may be more susceptible
                                 to some types of special hazards that may not
                                 be adequately covered by insurance (such as
                                 earthquakes and flooding) than properties
                                 located in other parts of the country. If a
                                 borrower does not have insurance against such
                                 risks and a severe casualty occurs at a
                                 mortgaged property, the borrower may be unable
                                 to generate income from the mortgaged property
                                 in order to make payments on the related
                                 mortgage loan. The mortgage loans generally do
                                 not require any borrowers to maintain
                                 earthquake insurance.

                                 In addition, fifty-seven (57) of the mortgaged
                                 properties, based on the initial outstanding
                                 pool balance, are located in New York,
                                 California, Colorado, Massachusetts and
                                 Washington, D.C., respectively, and
                                 concentrations of mortgaged properties, in each
                                 case, representing less than 5.0% of the
                                 initial outstanding pool balance, also exist in
                                 several other states.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Fifty-two (52) of the mortgaged properties,
                                 securing mortgage loans representing 43.2% of
                                 the initial outstanding pool balance (and
                                 representing 46.2% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology and internet companies
                                      that have experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                      S-52

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are twenty (20) medical office
                                 properties, which secure approximately 8.3% of
                                 the initial outstanding pool balance (and
                                 representing 8.8% of the initial outstanding
                                 loan group 1 balance). The performance of a
                                 medical office property may depend on the
                                 proximity of the property to a hospital or
                                 other health care establishment and on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurance companies. The
                                 sudden closure of a nearby hospital may
                                 adversely affect the value of a medical office
                                 property. In addition, the performance of a
                                 medical office property may depend on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurers and issues
                                 related to reimbursement (ranging from
                                 non-payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES       Eighty-nine (89) of the mortgaged properties,
                                 securing mortgage loans representing 34.8% of
                                 the initial outstanding pool balance (and
                                 representing 37.2% of the initial outstanding
                                 loan group 1 balance), are retail properties.

                                 The quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline or if the closure of
                                 one store gives rise to lease provisions
                                 permitting the closure of another store.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Fifty-three (53) of the
                                 mortgaged properties, securing 26.1% of the
                                 initial outstanding pool balance (and securing
                                 27.9% of the initial loan group 1 balance), are
                                 properties considered by the applicable
                                 mortgage loan seller to be leased to or are
                                 adjacent to or are occupied by anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                      S-53

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Seventy (70) of the mortgaged properties,
                                 securing mortgage loans representing 8.3% of
                                 the initial outstanding pool balance (and
                                 representing 8.8% of the initial outstanding
                                 loan group 1 balance), are hospitality
                                 properties. Various factors may adversely
                                 affect the economic performance of a
                                 hospitality property, including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                      S-54

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, relocation of highways or the
                                      construction of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 those liquor licenses to any other person. In
                                 the event of a foreclosure of a hotel property
                                 with a liquor license, the special servicer on
                                 behalf of the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and, with respect to a
                                 franchise company only,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark; and

                                 o    the duration of the franchise licensing
                                      agreement or management agreement.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Thirty-six (36) of the mortgaged properties,
                                 securing mortgage loans representing 6.0% of
                                 the initial outstanding pool balance (which
                                 include thirty-six (36) mortgaged properties in
                                 loan group 2, representing 93.9% of the initial
                                 outstanding loan group 2 balance), are
                                 multifamily properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                      S-55

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business or industry) and requirements
                                      that tenants meet certain criteria (such
                                      as age restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable

                                      S-56

                                 housing covenants and other covenants and
                                 restrictions with respect to various tax
                                 credit, city, state and federal housing
                                 subsidies, rent stabilization or similar
                                 programs, in respect of various units within
                                 the mortgaged properties. Generally, the
                                 related mortgaged property must satisfy certain
                                 requirements, the borrower must observe certain
                                 leasing practices and/or the tenant(s) must
                                 regularly meet certain income requirements or
                                 the borrower or mortgaged property must have
                                 certain other characteristics consistent with
                                 the government policy related to the applicable
                                 program. The limitations and restrictions
                                 imposed by these programs could result in
                                 losses on the mortgage loans. In addition, in
                                 the event that the program is cancelled, it
                                 could result in less income for the project. In
                                 certain cases, housing assistance program
                                 contracts may not be assigned to the related
                                 borrower or purchaser of the property until
                                 after the origination date of the mortgage
                                 loan. We cannot assure you these contracts will
                                 ultimately be assigned. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 The related mortgage loan seller may have
                                 underwritten the related mortgage loan on the
                                 assumption that such assistance will continue.
                                 Loss of any applicable assistance could have an
                                 adverse effect on the ability of the related
                                 borrower to make timely payments of debt
                                 service. In addition, the restrictions
                                 described above relating to the use of the
                                 related mortgaged property could reduce the
                                 market value of the related mortgaged property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Eighteen (18) of the mortgaged properties,
                                 securing mortgage loans representing 4.3% of
                                 the initial outstanding pool balance (and
                                 representing 4.6% of the initial outstanding
                                 loan group 1 balance), are industrial
                                 properties. Various factors may adversely
                                 affect the economic performance of these
                                 industrial properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                      S-57

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE
FACILITIES                       Eleven (11) of the mortgaged properties,
                                 securing mortgage loans representing 1.2% of
                                 the initial outstanding pool balance (and
                                 representing 1.3% of the initial outstanding
                                 loan group 1 balance), are self storage
                                 facilities. Various factors may adversely
                                 affect the value and successful operation of a
                                 self storage facility including:

                                 o    competition, because both acquisition and
                                      development costs and break-even occupancy
                                      are relatively low;

                                 o    conversion of a self storage facility to
                                      an alternative use generally requires
                                      substantial capital expenditures;

                                 o    security concerns; and

                                 o    user privacy and ease of access to
                                      individual storage space may increase
                                      environmental risks (although lease
                                      agreements generally prohibit users from
                                      storing hazardous substances in the
                                      units).

                                 The environmental assessments discussed in this
                                 prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units of the self storage properties.
                                 Accordingly, there is no assurance that all of
                                 the units included in the self storage
                                 properties are free from hazardous substances
                                 or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES             Four (4) mortgaged properties, securing
                                 mortgage loans representing 0.6% of the initial
                                 outstanding pool balance (which include two (2)
                                 mortgaged properties in loan group 1,
                                 representing 0.2% of the initial outstanding
                                 loan group 1 balance, and two (2) mortgaged
                                 properties in loan group 2, representing 6.1%
                                 of the initial outstanding loan group 2
                                 balance), are manufactured housing community
                                 properties. Various

                                      S-58

                                 factors may adversely affect the economic
                                 performance of manufactured housing community
                                 properties, which could adversely affect
                                 payments on your certificates, including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                 o    the availability of public water and sewer
                                      facilities, or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                One or more of the mortgaged properties
                                 securing the mortgage loans in the pool may be
                                 primarily secured by the related borrower's fee
                                 simple ownership in one or more condominium
                                 units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium board is
                                 generally responsible for administration of the
                                 affairs of the condominium, including providing
                                 for maintenance and repair of common areas,
                                 adopting rules and regulations regarding common
                                 areas, and obtaining insurance and repairing
                                 and restoring the common areas of the property
                                 after a casualty. Notwithstanding the insurance
                                 and casualty provisions of the related mortgage
                                 loan documents, the condominium board may have
                                 the right to control the use of casualty
                                 proceeds. In addition, the condominium board
                                 generally has the right to assess individual
                                 unit owners for their share of expenses related
                                 to the operation and maintenance of the common
                                 elements. In the event that an owner of another
                                 unit fails to pay its allocated assessments,
                                 the related borrower may be required to pay
                                 those assessments in order to properly maintain
                                 and operate the common elements of the
                                 property. Although the

                                      S-59

                                 condominium board generally may obtain a lien
                                 against any unit owner for common expenses that
                                 are not paid, the lien generally is
                                 extinguished if a mortgagee takes possession
                                 pursuant to a foreclosure. Each unit owner is
                                 responsible for maintenance of its respective
                                 unit and retains essential operational control
                                 over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon that collateral could subject
                                 the trust to greater delay, expense and risk
                                 than servicing and realizing upon collateral
                                 for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15%, not to exceed three years, of the
                                 remaining term of the lease and the actual
                                 amount of the recovery could be less than the
                                 amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                      S-60

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the applicable mortgage loan
                                 seller either (a) represented that with respect
                                 to each such mortgaged property (i) no
                                 hazardous material is present on the mortgaged
                                 property and (ii) the mortgaged property is in
                                 material compliance with all applicable
                                 federal, state and local laws pertaining to
                                 hazardous materials or environmental hazards,
                                 in each case subject to limitations of
                                 materiality and the other qualifications set
                                 forth in the representation, or (b) provided
                                 secured creditor impaired property policies
                                 providing coverage for certain losses that may
                                 arise from adverse environmental conditions
                                 that may exist at the related mortgaged
                                 property. These reports generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered material and
                                 adverse to the interests of the holders of the
                                 certificates; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                      S-61

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and
                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 which operate as, were previously operated as
                                 or are located near other properties currently
                                 or previously operated as on-site dry-cleaners
                                 or gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 materials, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain circumstances, a lender (such as
                                 the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous substances from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.
                                 Certain of the mortgaged properties may have
                                 environmental contamination that has been
                                 remediated and for which no-further action
                                 letters have been issued or may be the subject
                                 of ongoing remediation.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although the mortgaged properties are
                                 required to be inspected periodically, there
                                 are no generally accepted standards for the
                                 assessment of any existing mold. If left
                                 unchecked, problems associated with mold could
                                 result in the interruption of cash flow,
                                 remediation expenses and litigation which could
                                 adversely impact collections from a mortgaged
                                 property. In addition, many of the insurance
                                 policies presently covering the mortgaged
                                 properties may specifically exclude losses due
                                 to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability

                                      S-62

                                 under environmental laws. Any such potential
                                 liability could reduce or delay payments to
                                 certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS                             Two hundred ten (210) mortgage loans are
                                 balloon loans. For purposes of this prospectus
                                 supplement, we consider a mortgage loan to be a
                                 "balloon loan" if its principal balance is not
                                 scheduled to be fully or substantially
                                 amortized by the loan's stated maturity date or
                                 anticipated repayment date, as applicable. One
                                 (1) of the balloon loans, representing 1.5% of
                                 the initial outstanding pool balance
                                 (representing 1.6% of the initial outstanding
                                 loan group 1 balance), amortizes principal in
                                 accordance with the schedule attached to this
                                 prospectus supplement as Schedule B. Nine (9)
                                 of these balloon mortgage loans, representing
                                 12.7% of the initial outstanding pool balance
                                 (which includes eight (8) mortgage loans in
                                 loan group 1, representing 13.3% of the initial
                                 outstanding loan group 1 balance, and one (1)
                                 mortgage loan in loan group 2, representing
                                 4.2% of the initial loan group 2 balance), are
                                 mortgage loans, which are also referred to in
                                 this prospectus supplement as "ARD Loans", that
                                 have an anticipated repayment date that provide
                                 for an increase in the mortgage rate and/or
                                 principal amortization at a specified date
                                 prior to stated maturity. These ARD Loans are
                                 structured to encourage the borrower to repay
                                 the mortgage loan in full by the specified date
                                 (which is prior to the mortgage loan's stated
                                 maturity date) upon which these increases
                                 occur. To the extent the borrower on an ARD
                                 Loan makes payments of interest accrued at a
                                 rate of interest higher than the normal
                                 mortgage interest rate, the excess interest
                                 will be distributed to the holders of the Class
                                 T certificates. Included in these balloon loans
                                 are sixty-six (66) mortgage loans, representing
                                 27.6% of the initial outstanding pool balance
                                 (which include forty-eight (48) mortgage loans
                                 in loan group 1, representing 24.9% of the
                                 initial outstanding loan group 1 balance, and
                                 eighteen (18) mortgage loans in loan group 2,
                                 representing 67.4% of the initial outstanding
                                 loan group 2 balance), that provide for monthly
                                 payments of interest only for a portion of
                                 their respective terms ranging from 6 months to
                                 72 months and then provide for the monthly
                                 payment of principal and interest over their
                                 respective remaining terms, and eleven (11)
                                 mortgage loans, representing 43.0% of the
                                 initial outstanding pool balance (which include
                                 eleven (11) mortgage loans in loan group 1,
                                 representing 46.0% of the initial outstanding
                                 loan group 1 balance), that provide for monthly
                                 payments of interest only for their entire
                                 respective terms.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the principal balance
                                 outstanding on the pertinent date, especially
                                 under a scenario where interest rates have
                                 increased from the historically low interest
                                 rates in effect at the time that most of the
                                 mortgage loans were originated. Balloon loans
                                 involve greater risk than fully amortizing
                                 loans because a borrower's ability to repay the
                                 loan on its anticipated repayment date or
                                 stated maturity date typically will depend upon
                                 its ability either to refinance the loan or to
                                 sell the mortgaged property at a price
                                 sufficient to permit repayment. A borrower's
                                 ability to achieve either of these goals will
                                 be affected by a number of factors, including:

                                 o    the availability of, and competition for,
                                      credit for commercial real estate
                                      projects;

                                      S-63

                                 o    prevailing interest rates;

                                 o    the fair market value of the related
                                      mortgaged property;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the borrower's financial condition;

                                 o    the operating history and occupancy level
                                      of the mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and regional economic
                                      conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Six (6) of the mortgage loans, representing
                                 23.8% of the initial outstanding pool balance
                                 (which include six (6) mortgage loans in loan
                                 group 1, representing 25.4% of the initial
                                 outstanding loan group 1 balance), currently
                                 have additional financing in place that is
                                 secured by the mortgaged property or properties
                                 related to such mortgage loan. Mortgage Loan
                                 No. 1, (the "Cherry Creek Pari Passu Loan"),
                                 which had an aggregate outstanding principal
                                 balance as of the cut-off date of $250,000,000,
                                 is secured by the related mortgaged property on
                                 a pari passu basis with a companion note (the
                                 "Cherry Creek Companion Loan") that had an
                                 outstanding principal balance as of the cut-off
                                 date of $30,000,000. Mortgage Loan No. 3 (the
                                 "120 Broadway Mortgage Loan"), which had an
                                 aggregate outstanding principal balance as of
                                 the cut-off date of $215,000,000, is secured by
                                 the related mortgaged property, which also
                                 secures a subordinated B note (the "120
                                 Broadway B Note") that had an outstanding
                                 principal balance as of the cut-off date of
                                 $25,000,000. Mortgage Loan Nos. 18-23 (the "DCT
                                 Industrial Portfolio Mortgage Loan"), which had
                                 an outstanding principal balance as of the
                                 cut-off date of $50,000,000, is secured by the
                                 related mortgaged property which also secures
                                 (i) a subordinated B Note (the "DCT Industrial
                                 Portfolio B Note") that had an outstanding
                                 principal balance as of the cut-off date of
                                 $27,000,000 and (ii) a subordinated C Note (the
                                 "DCT Industrial Portfolio C Note") that had an
                                 outstanding principal balance as of the cut-off
                                 date of $18,500,000. Mortgage Loan Nos. 24-66
                                 (the "RLJ Portfolio Pari Passu Loan"), which
                                 had an outstanding principal balance as of the
                                 cut-off date of $41,952,230, is secured by the
                                 related mortgaged property on a pari passu
                                 basis with 6 companion notes (collectively, the
                                 "RLJ Portfolio Companion Loan") that had an
                                 aggregate outstanding principal balance as of
                                 the cut-off date of $462,596,640. Mortgage Loan
                                 Nos. 68-72 (the "Ritz-Carlton Pari Passu
                                 Loan"), which had an aggregate outstanding
                                 principal balance as of the Cut-off Date of
                                 $39,048,614, is secured by the same mortgaged
                                 properties on a pari passu basis with a
                                 companion note (the "Ritz-Carlton Companion
                                 Loan") that had an original principal balance

                                      S-64

                                 as of the cut-off date of $263,578,145, and a
                                 subordinated B note (the "Ritz-Carlton B Note")
                                 that had an original principal balance of
                                 $50,000,000. Mortgage Loan No. 104, (the "Giant
                                 Food-Bucks County Mortgage Loan"), which had an
                                 outstanding principal balance as of the cut-off
                                 date of $14,847,845, is secured by the related
                                 mortgaged property, which also secures a
                                 subordinated B Note (the "Giant Food-Bucks
                                 County B Note") that had an outstanding
                                 principal balance as of the cut-off date of
                                 $1,732,664. See "Servicing of the Mortgage
                                 Loans--Servicing of the Cherry Creek Loan
                                 Group, the RLJ Portfolio Loan Group, the
                                 Ritz-Carlton Loan Group and the A/B Mortgage
                                 Loans." In addition to the foregoing, the
                                 mortgaged properties that secure the
                                 Ritz-Carlton Pari Passu Loan also currently
                                 have additional financing in place that is
                                 secured by a subordinated second lien loan on
                                 the mortgaged properties and mezzanine
                                 interests in the related borrower.

                                 Two (2) of the mortgage loans, representing
                                 4.0% of the initial outstanding pool balance
                                 (which include two (2) mortgage loans in loan
                                 group 1, representing 4.3% of the initial
                                 outstanding loan group 1 balance), are secured
                                 by mortgaged properties that currently have
                                 additional financing in place that is not
                                 secured by that mortgaged property. With
                                 respect to Mortgage Loan Nos. 14 and 80-81
                                 there is related mezzanine financing in the
                                 aggregate original principal amount of
                                 $12,500,000 and $5,200,000 respectively. In
                                 general, borrowers that have not agreed to
                                 certain special purpose covenants in the
                                 related mortgage loan documents may have also
                                 incurred additional financing that is not
                                 secured by the mortgaged property.

                                 Three (3) of the mortgage loans, representing
                                 0.9% of the initial outstanding pool balance
                                 (and representing 0.9% of the initial
                                 outstanding loan group 1 balance), permit the
                                 borrower to enter into additional subordinate
                                 financing that is secured by the mortgaged
                                 property, provided that certain debt service
                                 coverage ratio and loan-to-value tests are
                                 satisfied as further discussed in the footnotes
                                 of Appendix II to this prospectus supplement.

                                 One (1) of the mortgage loans, representing
                                 1.5% of the initial outstanding pool balance
                                 (and representing 1.6% of the initial
                                 outstanding loan group 1 balance), is secured
                                 by mortgaged properties that permit the related
                                 borrower to enter into additional subordinate
                                 financing that may be secured by a subordinated
                                 second lien loan on the mortgaged properties
                                 and mezzanine interests in the related
                                 borrower.

                                 One (1) of the mortgage loans, representing
                                 1.0% of the initial outstanding pool balance
                                 (and representing 1.0% of the initial
                                 outstanding loan group 1 balance), is secured
                                 by a mortgaged property that permits the
                                 related borrower to enter into additional
                                 subordinate financing that is secured by the
                                 mortgaged property or mezzanine interests in
                                 the related borrower.

                                 Twenty-nine (29) of the mortgage loans,
                                 representing 39.3% of the initial outstanding
                                 pool balance (which include twenty-seven (27)
                                 mortgage loans in loan group 1, representing
                                 41.7% of the initial outstanding loan group 1
                                 balance, and two (2) mortgage loans in loan
                                 group 2, representing 3.6% of the initial
                                 outstanding loan group 2 balance), permit the
                                 borrower to enter into additional financing
                                 that is

                                      S-65

                                 not secured by the related mortgaged property
                                 (or to retain unsecured debt existing at the
                                 time of the origination of that loan) and/or
                                 permit the owners of the borrower to enter into
                                 financing that is secured by a pledge of equity
                                 interests in the borrower. In general,
                                 borrowers that have not agreed to certain
                                 special purpose covenants in the related
                                 mortgage loan documents may also be permitted
                                 to incur additional financing that is not
                                 secured by the mortgaged property.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in those
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                      S-66

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the Bankruptcy Code. This holding, which at
                                 least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II attached to this
                                 prospectus supplement.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal

                                      S-67

                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have sponsors
                                 that have previously filed bankruptcy or been
                                 subject to foreclosure actions, which in some
                                 cases may have involved the same property that
                                 currently secures the mortgage loan. In each
                                 case, the related entity or person has emerged
                                 from bankruptcy or is not permitted to directly
                                 or indirectly manage the related borrower.
                                 However, we cannot assure you that such
                                 sponsors will not be more likely than other
                                 sponsors to utilize their rights in bankruptcy
                                 in the event of any threatened action by the
                                 mortgagee to enforce its rights under the
                                 related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS        Certain of the mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties

                                      S-68

                                 and do not contain the representations,
                                 warranties and covenants customarily employed
                                 to ensure that a borrower is a special purpose
                                 entity (such as limitations on indebtedness,
                                 affiliate transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

                                 With respect to one (1) mortgage loan,
                                 representing approximately 1.6% of the initial
                                 outstanding pool balance (and representing 1.7%
                                 of the initial outstanding loan group 1
                                 balance), the related borrower has entered into
                                 redevelopment agreements with the City of
                                 Norwood. The city issued certain bonds with an
                                 original principal amount of $12,500,000. Under
                                 the redevelopment agreements, the borrower
                                 taxes for the project are required to be paid
                                 to the bonds and a school district tax payment.
                                 In the event of a shortfall in the tax
                                 payments, the borrower is required to pay the
                                 difference. The borrower is additionally
                                 required to operate, maintain and carry
                                 insurance on the parking garage owned by the
                                 City of Norwood, and purchase the parking
                                 garage owned by the City of Norwood on the
                                 earlier of the date the bonds are repaid and
                                 November 2031 for a price of $10,000. We cannot
                                 assure you that the related borrower's
                                 obligations under such redevelopment agreements
                                 will not adversely affect its ability to pay
                                 its obligations to the lender.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                      S-69

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions prohibiting prepayment during a
                                 lock-out period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges or lock-out periods may not be
                                 enforceable in some states and under federal
                                 bankruptcy law. Provisions requiring the
                                 payment of prepayment premiums or yield
                                 maintenance charges also may be interpreted as
                                 constituting the collection of interest for
                                 usury purposes. Accordingly, we cannot assure
                                 you that the obligation to pay any prepayment
                                 premium or yield maintenance charge will be
                                 enforceable either in whole or in part. Also,
                                 we cannot assure you that foreclosure proceeds
                                 will be sufficient to pay an enforceable
                                 prepayment premium or yield maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 collateral substitution provisions might be
                                 deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert such funds for other
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE
BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             The mortgage pool includes three (3) groups of
                                 mortgage loans representing 1.4% of the initial
                                 outstanding pool balance (which include two (2)
                                 groups of mortgage loans in loan group 1,
                                 representing 1.0% of the initial outstanding
                                 loan group 1 balance, and one (1) group of
                                 mortgage loans in loan group 2, representing
                                 6.8% of the initial outstanding loan group 2
                                 balance) under which an aggregate amount of

                                      S-70

                                 indebtedness is evidenced by multiple
                                 obligations that are cross-defaulted and
                                 cross-collateralized among multiple mortgaged
                                 properties.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                 Moreover, six (6) groups of multi-property
                                 mortgage loans or crossed loan groups,
                                 representing 10.1% of the initial outstanding
                                 pool balance (which include six (6) groups of
                                 mortgage loans in loan group 1, representing
                                 10.8% of the initial outstanding loan group 1
                                 balance), are secured by mortgaged properties
                                 located in various states. Foreclosure actions
                                 are brought in state court and the courts of
                                 one state cannot exercise jurisdiction over
                                 property in another state. Upon a default under
                                 any of these mortgage loans, it may not be
                                 possible to foreclose on the related mortgaged
                                 real properties simultaneously.

                                      S-71

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan sellers took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with all applicable
                                 zoning, land-use and building ordinances,
                                 rules, regulations, and orders. Evidence of
                                 this compliance may be in the form of legal
                                 opinions, confirmations from government
                                 officials, title policy endorsements,
                                 appraisals, zoning consultants' reports and/or
                                 representations by the related borrower in the
                                 related mortgage loan documents. These steps
                                 may not have revealed all possible violations
                                 and certain mortgaged properties that were in
                                 compliance may not remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to

                                      S-72

                                 be material or have obtained policy
                                 endorsements and/or law and ordinance insurance
                                 to mitigate the risk of loss associated with
                                 any material violation or noncompliance. In
                                 some cases, the use, operation and/or structure
                                 of a mortgaged property constitutes a permitted
                                 nonconforming use and/or structure as a result
                                 of changes in zoning laws after those mortgaged
                                 properties were constructed and the structure
                                 may not be rebuilt to its current state or be
                                 used for its current purpose if a material
                                 casualty event occurs. Insurance proceeds may
                                 not be sufficient to pay the mortgage loan in
                                 full if a material casualty event were to
                                 occur, or the mortgaged property, as rebuilt
                                 for a conforming use, may not generate
                                 sufficient income to service the mortgage loan
                                 and the value of the mortgaged property or its
                                 revenue producing potential may not be the same
                                 as it was before the casualty. If a mortgaged
                                 property could not be rebuilt to its current
                                 state or its current use were no longer
                                 permitted due to building violations or changes
                                 in zoning or other regulations, then the
                                 borrower might experience cash flow delays and
                                 shortfalls or be subject to penalties that
                                 would reduce or delay the amount of proceeds
                                 available for distributions on your
                                 certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                       On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. It is impossible to predict whether,
                                 or the extent to which, future terrorist
                                 activities may occur in the United States.
                                 According to publicly available reports, the
                                 financial markets have in the past responded to
                                 the uncertainty with regard to the scope,
                                 nature and timing of current and possible
                                 future military responses led by the United
                                 States, as well as to the disruptions in air
                                 travel, substantial losses reported by various
                                 companies including airlines, insurance
                                 providers and aircraft makers, the need for

                                      S-73

                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 It is impossible to predict the duration of the
                                 current military involvement of the United
                                 States in Iraq or Afghanistan and whether the
                                 United States will be involved in any other
                                 future military actions. The continued presence
                                 of United States military personnel in Iraq and
                                 Afghanistan may prompt further terrorist
                                 attacks against the United States.

                                 It is uncertain what effects the aftermath of
                                 the military operations of the United States in
                                 Iraq, any future terrorist activities in the
                                 United States or abroad and/or any consequent
                                 actions on the part of the United States
                                 Government and others, including military
                                 action, will have on: (a) United States and
                                 world financial markets, (b) local, regional
                                 and national economies, (c) real estate markets
                                 across the United States, (d) particular
                                 business segments, including those that are
                                 important to the performance of the mortgaged
                                 properties that secure the mortgage loans
                                 and/or (e) insurance costs and the availability
                                 of insurance coverage for terrorist acts,
                                 particularly for large mortgaged properties,
                                 which could adversely affect the cash flow at
                                 those mortgaged properties. In particular, the
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hospitality mortgaged properties and
                                 those mortgaged properties in tourist areas
                                 which could reduce the ability of those
                                 mortgaged properties to generate cash flow. As
                                 a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. These disruptions and
                                 uncertainties could materially and adversely
                                 affect the value of, and your ability to
                                 resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT

                                 The damage caused by Hurricane Katrina,
                                 Hurricane Rita and Hurricane Wilma and related
                                 windstorms, floods and tornadoes in areas of
                                 Alabama, Louisiana, Mississippi, Texas and
                                 Florida in August, September and October 2005
                                 may adversely affect certain of the mortgaged
                                 properties. As of the cut-off date, fifty-five
                                 (55) of the mortgaged properties, securing
                                 mortgage loans representing 7.9% of the initial
                                 outstanding pool balance (which forty-nine (49)
                                 mortgaged properties in loan group 1,
                                 representing 7.6% of the outstanding loan group
                                 1 balance, and six (6) mortgaged properties in
                                 loan group 2, representing 11.7% of the
                                 outstanding loan group 2 balance), are located
                                 in Alabama, Florida, Louisiana, Mississippi or
                                 Texas. Although it is too soon to assess the
                                 full impact of Hurricane Katrina, Hurricane
                                 Rita and Hurricane Wilma on the United States
                                 and local economies, in the short term the
                                 effects of the storms are expected to have a
                                 material adverse effect on the local economies
                                 and income producing real estate in the
                                 affected areas. Areas affected by Hurricane
                                 Katrina, Hurricane Rita and Hurricane Wilma
                                 have suffered severe flooding, wind and water
                                 damage, forced evacuations, lawlessness,
                                 contamination, gas leaks and fire and
                                 environmental damage. The devastation caused by
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma could lead to a general economic
                                 downturn, including increased oil prices, loss
                                 of jobs, regional disruptions in travel,
                                 transportation and tourism and a decline in
                                 real-estate related investments, in particular,
                                 in the areas most directly damaged by the
                                 storms. Specifically, there can

                                      S-74

                                 be no assurance that displaced residents of the
                                 affected areas will return, that the economies
                                 in the affected areas will recover sufficiently
                                 to support income producing real estate at
                                 pre-storm levels or that the costs of clean-up
                                 will not have a material adverse effect on the
                                 national economy. Additionally, the standard
                                 all-risk insurance policies that borrowers
                                 under the mortgage loans are required to
                                 maintain typically do not cover flood damage.
                                 Although certain mortgage loans may require
                                 borrowers to maintain additional flood
                                 insurance, there can be no assurance that the
                                 additional insurance will be sufficient to
                                 cover damage to a mortgaged property in a
                                 heavily flooded area. Because of the difficulty
                                 in obtaining information about the affected
                                 areas and mortgaged properties, it is not
                                 possible at this time to make a complete
                                 assessment of the severity of loss, the
                                 availability of insurance coverage to cover
                                 these losses and the extent and expected
                                 duration of the effects of Hurricane Katrina,
                                 Hurricane Rita and Hurricane Wilma on the
                                 mortgaged properties, the southeast states and
                                 the United States as a whole.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 those risks. If a borrower does not have
                                 insurance against those risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect the reconstruction
                                 or major repairs or may materially increase
                                 their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, the comprehensive general liability
                                 and business interruption or rent loss
                                 insurance policies required by typical mortgage
                                 loans (which are generally subject to periodic
                                 renewals during the term of the related
                                 mortgage loans) have been affected. To give
                                 time for private markets to develop a pricing
                                 mechanism and to build capacity to absorb
                                 future losses that may occur due to terrorism,
                                 on November 26, 2002 the Terrorism Risk
                                 Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares the risk of loss
                                 associated with certain future terrorist acts.

                                      S-75

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2007 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation will be paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet these thresholds (which
                                 coverage may not be required by the respective
                                 loan documents and may not otherwise be
                                 obtainable), such events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation will be equal to
                                 90% (or, in 2007, 85%) of that portion of
                                 insured losses that exceeds an applicable
                                 insurer deductible required to be paid during
                                 each program year. The federal share in the
                                 aggregate in any program year may not exceed
                                 $100 billion (and the insurers will not be
                                 liable for any amount that exceeds this cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 mortgage loans may result. In addition, the
                                 failure to maintain that type of insurance may
                                 constitute a default under a mortgage loan,
                                 which could result in the acceleration and
                                 foreclosure of that mortgage loan.
                                 Alternatively, the increased costs of
                                 maintaining that type of insurance could have
                                 an adverse effect on the financial condition of
                                 the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE                        The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to

                                      S-76

                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 such requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward
                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that those policies
                                 are drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under those policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY   Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, that
                                 condition has been or is required to be
                                 remedied to the mortgage loan seller's
                                 satisfaction, or funds as deemed necessary by
                                 the mortgage loan seller, or the related
                                 engineer or consultant have been reserved to
                                 remedy the material condition. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

                                      S-77

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES      An appraisal certified by the applicable
                                 appraiser to be in compliance with FIRREA was
                                 conducted in respect of each mortgaged property
                                 in connection with the origination or
                                 securitization of the related mortgage loan.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. The estimates of
                                 value reflected in the appraisals and the
                                 related loan-to-value ratios are presented for
                                 illustrative purposes only in Appendix I and
                                 Appendix II to this prospectus supplement. In
                                 each case the estimate presented is the one set
                                 forth in the most recent appraisal available to
                                 us as of the cut-off date, although we
                                 generally have not obtained updates to the
                                 appraisals. In certain cases, the appraised
                                 value may be an "as-stabilized" value rather
                                 than an "as-is" value and as such, may be
                                 subject to assumptions of certain future
                                 conditions, such as an increased leased
                                 percentage. There is no assurance that the
                                 appraisal values indicated accurately reflect
                                 past, present or future market values of the
                                 mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order (provided that the
                                 Class A-M Certificates will be senior in right
                                 to the Class A-J Certificates), with those
                                 classes generally not being entitled to receive
                                 principal until the preceding class or classes
                                 entitled to receive principal have been
                                 retired.

                                      S-78

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans (other than losses with respect to the
                                 DCT Industrial Portfolio C Note, which will be
                                 allocated to the Class DP Certificates and
                                 other than losses with respect to the 633 17th
                                 Street B Note, which will be allocated to the
                                 Class ST Certificates) will be allocated to the
                                 Class S, Class Q, Class P, Class O, Class N,
                                 Class M, Class L, Class K, Class J, Class H,
                                 Class G, Class F, Class E, Class D, Class C,
                                 Class B, Class A-J and Class A-M Certificates,
                                 in that order, reducing amounts otherwise
                                 payable to each class. Any remaining losses
                                 would then be allocated or cause shortfalls to
                                 the Class A-1, Class A-1A, Class A-2, Class
                                 A-3, Class A-AB and Class A-4 Certificates and
                                 the Class A-4FL Regular Interest (and
                                 correspondingly, the Class A-4FL Certificates),
                                 pro rata, and, (i) solely with respect to
                                 losses of interest, to the Class X
                                 Certificates, in proportion to the amounts of
                                 interest distributable on those certificates,
                                 (ii) solely with respect to losses of interest
                                 on the Millennium Portfolio IO Component, to
                                 the Class X-MP Certificates in proportion to
                                 the amount of interest distributed on those
                                 certificates and (iii) solely with respect to
                                 losses of interest on the Ritz-Carlton IO
                                 Component, to the Class X-RC Certificates in
                                 proportion to the amount of interest
                                 distributed on those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property", or any rental income based on
                                 the net profits derived by any person from such
                                 property or allocable to a non-customary
                                 service, will subject the trust to a federal
                                 tax on such income at the highest marginal
                                 corporate tax rate, which is currently 35%,
                                 and, in addition, possible state or local tax.
                                 In this event, the net proceeds available for
                                 distribution on your certificates will be
                                 reduced. The special servicer may permit the
                                 trust to earn such above described "net income
                                 from foreclosure property" but only if it
                                 determines that the net after-tax benefit to
                                 certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such

                                      S-79

                                 mortgaged properties. Such state or local taxes
                                 may reduce net proceeds available for
                                 distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be
                                 significantly delayed and otherwise limited by
                                 the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Sixteen (16) groups of mortgage loans were made
                                 to the same borrower or to borrowers that are
                                 affiliated with one another through partial or
                                 complete direct or indirect common ownership
                                 (which include fifteen (15) groups of mortgage
                                 loans exclusively in loan group 1, representing
                                 21.3% of the initial loan group 1 balance, and
                                 one (1) group of mortgage loans exclusively in
                                 loan group 2, representing 6.8% of the initial
                                 loan group 2 balance). Of these sixteen (16)
                                 groups, the 3 largest groups represent 5.8%,
                                 3.0% and 2.7%, respectively, of the initial
                                 outstanding pool balance. The related borrower
                                 concentrations of the 3 largest groups
                                 exclusively in loan group 1 represent 6.2%,
                                 3.2% and 2.9%, respectively, of the initial
                                 outstanding loan group 1 balance, and the group
                                 of mortgage loans exclusively in loan group 2
                                 represent 6.8%, of the initial outstanding loan
                                 group 2 balance. For additional information
                                 with respect to the loan groups described
                                 above, see Appendix II attached to this
                                 prospectus supplement.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of the related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one such property, it could defer
                                 maintenance at one or more other mortgaged
                                 properties in order to satisfy current expenses
                                 with respect to the mortgaged property
                                 experiencing financial difficulty, or it could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following

                                      S-80

                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, that mortgaged property
                                 could experience a further decline in value if
                                 those tenants' leases were terminated. This is
                                 particularly likely if those tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Those provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                  Borrowers under seventeen (17) mortgage loans,
                                 representing 7.0% of the initial outstanding
                                 pool balance (which include Mortgage Loan Nos.
                                 82, 83, 84, 98, 99, 102, 107, 118, 138, 164,
                                 180, 183, 187, 209, 243, 251 and 270) own the
                                 related mortgaged property as
                                 tenants-in-common. In general, with respect to
                                 a tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if such tenant-in-common
                                 desires to sell its interest in the property
                                 (and is unable to find a buyer or otherwise
                                 needs to force a partition) the
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose

                                      S-81

                                 entity (in some cases bankruptcy-remote),
                                 reducing the risk of bankruptcy. The
                                 tenant-in-common structure may cause delays in
                                 the enforcement of remedies because each time a
                                 tenant-in-common borrower files for bankruptcy,
                                 the bankruptcy court stay will be reinstated.
                                 There can be no assurance that a bankruptcy
                                 proceeding by a single tenant-in-common
                                 borrower will not delay enforcement of this
                                 mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS               Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements may be scheduled
                                 to terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

                                 The sponsor for one (1) mortgage loan,
                                 representing approximately 1.1% of the initial
                                 outstanding pool balance (and representing 1.2%
                                 of the initial outstanding loan group 1
                                 balance) is Triple Net Properties, LLC ("Triple
                                 Net") and its affiliate Triple Net Properties
                                 Realty, Inc., is the property manager for the
                                 related mortgaged property. Triple Net has
                                 advised each related mortgage loan seller that
                                 the SEC has opened an investigation regarding
                                 certain of its activities (and the activities
                                 of certain of its affiliates). In its filing
                                 with the SEC, T REIT, Inc. an affiliate of
                                 Triple Net, indicated that the SEC has
                                 requested information relating to disclosure in
                                 securities offerings and exemptions from the
                                 registration requirements of the Securities Act
                                 of 1933, as amended, for the private offerings
                                 in which Triple Net and its affiliated entities
                                 were involved and exemptions from the
                                 registration requirements of the Securities
                                 Exchange Act of 1934, as amended for several
                                 entities. In addition, the SEC has requested
                                 financial information regarding real estate
                                 investment trusts and other companies advised
                                 by Triple Net.

                                 In recent filings with the SEC, T REIT, Inc.
                                 indicated that the information disclosed in
                                 connection with these securities offerings
                                 relating to the prior performance of all public
                                 and non-public investment programs sponsored by
                                 Triple Net contained certain errors. T REIT,
                                 Inc. reported that these errors included the
                                 following: (i) the prior performance tables
                                 included in the offering documents were

                                      S-82

                                 stated to be presented on a GAAP basis but
                                 generally were not, (ii) a number of prior
                                 performance data figures were themselves
                                 erroneous, even as presented on a tax or cash
                                 basis, and (iii) with respect to certain
                                 programs sponsored by Triple Net, where Triple
                                 Net invested either alongside or in other
                                 programs sponsored by Triple Net, the nature
                                 and results of these investments were not fully
                                 and accurately disclosed in the tables
                                 resulting in an overstatement of Triple Net's
                                 program and aggregate portfolio operating
                                 results. We cannot assure you that T REIT, Inc.
                                 or Triple Net will be able to adequately
                                 address these disclosure issues or that these
                                 investigations will not result in fines,
                                 penalties or administrative remedies or
                                 otherwise have an adverse effect on the
                                 performance, operations or financial condition
                                 of T REIT, Inc. or Triple Net. In addition, we
                                 cannot assure you that if litigation were to
                                 commence or securityholders were to assert
                                 claims related to the foregoing, it would not
                                 have a material adverse effect on your
                                 investment.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs these costs or fines, the amount
                                 available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the pooling and servicing agreement. At any
                                 given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan or the holder
                                 of the related B Note to the extent set forth
                                 in the related intercreditor agreement), and
                                 such holders may have interests in conflict
                                 with those of the holders of the other
                                 certificates. In addition, the operating
                                 adviser will have the right to approve the
                                 determination of customarily acceptable costs
                                 with respect to insurance coverage and the
                                 right to advise the special servicer with
                                 respect to certain actions of the special
                                 servicer and, in connection with such rights,
                                 may act solely in the interest of the holders
                                 of certificates of the controlling class,
                                 without any liability to any certificateholder.
                                 For instance, the holders of certificates of
                                 the controlling class might desire to mitigate
                                 the potential for loss to that class from a
                                 troubled mortgage loan by deferring enforcement
                                 in the hope of maximizing future proceeds.
                                 However, the interests of the trust may be
                                 better served by prompt action, since delay
                                 followed by a market downturn could result in
                                 less proceeds to the trust than would have been
                                 realized if earlier action had

                                      S-83

                                 been taken. In general, no servicer is required
                                 to act in a manner more favorable to the
                                 offered certificates than to the privately
                                 offered certificates.

                                 The master servicer, the special servicer or an
                                 affiliate of any of them may hold subordinate
                                 mortgage notes or acquire certain of the most
                                 subordinated certificates, including those of
                                 the initial controlling class. Under such
                                 circumstances, the master servicer and the
                                 special servicer may have interests that
                                 conflict with the interests of the other
                                 holders of the certificates. However, the
                                 pooling and servicing agreement will provide
                                 that the mortgage loans are to be serviced in
                                 accordance with the servicing standard and
                                 without regard to ownership of any certificates
                                 by the master servicer or the special servicer,
                                 as applicable. The initial special servicer
                                 under the pooling and servicing agreement will
                                 be J.E. Robert Company, Inc. The initial
                                 operating adviser under the pooling and
                                 servicing agreement will be JER Investors Trust
                                 Inc.

                                 Conflicts between certificateholders and the
                                 Non-Serviced Mortgage Loan Master Servicer
                                 and/or the Non-Serviced Mortgage Loan Special
                                 Servicer. Any Non-Serviced Mortgage Loan will
                                 be serviced and administered pursuant to the
                                 related Non-Serviced Mortgage Loan Pooling and
                                 Servicing Agreement, which provides for
                                 servicing arrangements that are generally
                                 consistent with the terms of other comparably
                                 rated commercial mortgage loan securitizations.
                                 Consequently, Non-Serviced Mortgage Loans will
                                 not be serviced and administered pursuant to
                                 the terms of the Pooling and Servicing
                                 Agreement. In addition, the legal and/or
                                 beneficial owners of the other mortgage loans
                                 secured by the mortgaged property securing
                                 Non-Serviced Mortgage Loans, directly or
                                 through representatives, have certain rights
                                 under the related Non-Serviced Mortgage Loan
                                 Pooling and Servicing Agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect
                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 in certain cases, neither the master servicer
                                 nor special servicer may enter into material
                                 amendments, modifications or extensions of a
                                 mortgage loan in a material manner without the
                                 consent of the holder of the related
                                 subordinate note, subject to the expiration of
                                 the subordinate note holder's consent rights.
                                 The holders of the subordinate notes (or their
                                 respective designees) may have interests in
                                 conflict with those of the certificateholders
                                 of the classes of offered certificates. As a
                                 result, approvals to proposed actions of the
                                 master servicer or special servicer, as
                                 applicable, under the pooling and servicing
                                 agreement may not be granted in all instances,
                                 thereby potentially adversely affecting some or
                                 all of the classes of offered certificates.

                                 Conflicts between certificateholders and
                                 primary servicer. The primary servicer for
                                 certain of the mortgage loans will be Principal
                                 Global Investors, LLC, an affiliate of a
                                 mortgage loan seller. It is anticipated that
                                 the master servicer will delegate many of its
                                 servicing obligations with respect to these
                                 mortgage loans to such primary servicer
                                 pursuant to a primary servicing agreement.
                                 Under these circumstances, the primary
                                 servicer, because it is either a seller or an

                                      S-84

                                 affiliate of a seller, may have interests that
                                 conflict with the interests of the holders of
                                 the certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of those mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan sellers. The activities of the mortgage
                                 loan sellers, and their affiliates or
                                 subsidiaries, may involve properties that are
                                 in the same markets as the mortgaged properties
                                 underlying the certificates. In such case, the
                                 interests of each of the mortgage loan sellers,
                                 or their affiliates or subsidiaries, may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the mortgage loan
                                 sellers, or their affiliates or subsidiaries,
                                 that engage in the acquisition, development,
                                 operation, leasing, financing and disposition
                                 of real estate if those mortgage loan sellers
                                 acquire any certificates. In particular, if
                                 certificates held by a mortgage loan seller are
                                 part of a class that is or becomes the
                                 controlling class the mortgage loan seller as
                                 part of the holders of the controlling class
                                 would have the ability to influence certain
                                 actions of the special servicer under
                                 circumstances where the interests of the trust
                                 conflict with the interests of the mortgage
                                 loan seller, or its affiliates or subsidiaries,
                                 as acquirors, developers, operators, tenants,
                                 financers or sellers of real estate related
                                 assets.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates or subsidiaries
                                 thereof. The holders of such subordinate
                                 indebtedness or such mezzanine loans may have
                                 interests that conflict with the interests of
                                 the holders of the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or subsidiaries, have made and/or
                                 may make or have preferential rights to make
                                 loans to, or equity investments in, affiliates
                                 of the borrowers under the mortgage loans.

                                      S-85

                                 Other Conflicts. The depositor is an affiliate
                                 of Morgan Stanley Mortgage Capital Inc., one of
                                 the mortgage loan sellers and a sponsor, and
                                 Morgan Stanley & Co. Incorporated, one of the
                                 underwriters, and Morgan Stanley Capital
                                 Services Inc., the swap counterparty. LaSalle
                                 Bank National Association, one of the mortgage
                                 loan sellers and, a sponsor, the paying agent,
                                 the custodian, the certificate registrar and
                                 the authenticating agent is the parent of
                                 LaSalle Financial Services, Inc., one of the
                                 underwriters. Principal Commercial Funding II,
                                 LLC, a mortgage loan seller and sponsor, is
                                 affiliated with Principal Global Investors,
                                 LLC, a primary servicer. LaSalle Bank National
                                 Association and Morgan Stanley Mortgage Capital
                                 Inc. are parties to a custodial agreement
                                 whereby LaSalle Bank National Association, for
                                 consideration, provides custodial services to
                                 Morgan Stanley Mortgage Capital Inc. for
                                 certain commercial mortgage loans originated or
                                 purchased by it. Pursuant to this custodial
                                 agreement, LaSalle Bank National Association is
                                 currently providing custodial services for most
                                 of the mortgage loans to be sold by Morgan
                                 Stanley Mortgage Capital Inc. to the depositor
                                 in connection with this securitization. The
                                 terms of the custodial agreement are customary
                                 for the commercial mortgage-backed
                                 securitization industry providing for the
                                 delivery, receipt, review and safekeeping of
                                 mortgage loan files.

                                 With respect to each A/B mortgage loan, the
                                 holder of the related B note may be entitled to
                                 certain consent or cure rights which may
                                 conflict with interests of the holder of the
                                 related senior mortgage loan included in the
                                 trust. With respect to Mortgage Loan No. 104,
                                 the Giant Food-Bucks County Mortgage Loan,
                                 representing approximately 0.6% of the initial
                                 outstanding pool balance, respectively (and
                                 representing 0.6% of the initial outstanding
                                 loan group 1 balance), the current holder of
                                 the related B note is also the sole owner of
                                 the related borrower. After an event of default
                                 under the Giant Food-Bucks County A/B Mortgage
                                 Loan, the holder of the related B note is
                                 entitled to consult with or direct the holder
                                 of the Giant Food-Bucks County Mortgage Loan
                                 with respect to a foreclosure or liquidation of
                                 the mortgaged property to the extent provided
                                 in the related intercreditor agreement.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lock-out periods or require payment of a

                                      S-86

                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lock-out
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer or the special
                                      servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, if a seller repurchases any
                                 mortgage loan from the trust due to the
                                 material breach of a representation or warranty
                                 or a material document defect or the mortgage
                                 loan is otherwise purchased from the trust
                                 (including certain purchases by the holder of a
                                 B Note or mezzanine loan), the repurchase price
                                 paid will be passed through to the holders of
                                 the certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no yield maintenance charge
                                 or prepayment premium will be payable. Any such
                                 repurchase or purchase may, therefore,
                                 adversely affect the yield to maturity on your
                                 certificates.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lock-out periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 prepaying mortgage loans due to the existence
                                 of a yield maintenance charge or prepayment
                                 premium or (ii) involuntary prepayments or
                                 repurchases will not occur.

                                      S-87

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain such release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment. See Appendix II attached to this
                                 prospectus supplement for further details
                                 regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATES
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATES WERE
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATES                The yield on any certificate will depend on (1)
                                 the price at which that certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for that certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which those amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the Certificate Account of
                                      nonrecoverable advances or advances
                                      remaining unreimbursed on a modified
                                      mortgage loan on the date of that
                                      modification;

                                      S-88

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      that certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                         The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans (other than losses with respect to the
                                 DCT Industrial Portfolio C Note, which will be
                                 allocated first to the Class DP Certificates
                                 and other than losses with respect to the 633
                                 17th Street B Note, which will be allocated
                                 first to the Class ST Certificates) will be
                                 allocated to the Class S, Class Q, Class P,
                                 Class O, Class N, Class M, Class L, Class K,
                                 Class J, Class H, Class G, Class F, Class E,
                                 Class D, Class C, Class B, Class A-J and Class
                                 A-M Certificates, in that order, reducing
                                 amounts otherwise payable to each class. Any
                                 remaining losses would then be allocated to the
                                 Class A-1 Certificates, Class A-1A
                                 Certificates, Class A-2 Certificates, Class A-3
                                 Certificates, Class A-AB Certificates and Class
                                 A-4 Certificates and the Class A-4FL Regular
                                 Interest (and correspondingly the Class A-4FL
                                 Certificates), pro rata, and (i) with respect
                                 to losses of interest only, the Class X
                                 Certificates based on their respective
                                 entitlements, (ii) with respect to losses of
                                 interest on the Millennium Portfolio IO
                                 Component, the Class X-MP Certificates, based
                                 on their respective entitlements and

                                      S-89

                                 (iii) with respect to losses of interest on the
                                 Ritz-Carlton IO Component, the Class X-RC
                                 Certificates, based on their respective
                                 entitlements.

                                 If losses on the mortgage loans and/or trust
                                 expenses exceed the aggregate certificate
                                 balance of the classes of certificates
                                 subordinated to a particular class, that
                                 particular class will suffer a loss equal to
                                 the full amount of that excess up to the
                                 outstanding certificate balance of that class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and those losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, that yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if P&I Advances and/or Servicing
                                 Advances are made with respect to a mortgage
                                 loan after default and the mortgage loan is
                                 thereafter worked out under terms that do not
                                 provide for the repayment of those advances in
                                 full at the time of the workout, then any
                                 reimbursements of those advances prior to the
                                 actual collection of the amount for which the
                                 advance was made may also result in reductions
                                 in distributions of principal to the holders of
                                 the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES    To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable (and the
                                 related master servicer, the special servicer,
                                 the trustee or any fiscal agent in respect of
                                 any Non-Serviced Mortgage Loans), will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or
                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan. This interest may be
                                 offset in part by default interest and late
                                 payment charges paid by the borrower in
                                 connection with the mortgage loan or by certain
                                 other amounts. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of

                                      S-90

                                 principal and interest, a mortgage loan will be
                                 serviced by the special servicer, and the
                                 special servicer is entitled to compensation
                                 for special servicing activities. The right to
                                 receive interest on advances and special
                                 servicing compensation is senior to the rights
                                 of certificateholders to receive distributions.
                                 The payment of interest on advances and the
                                 payment of compensation to the special servicer
                                 may result in shortfalls in amounts otherwise
                                 distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Five (5) of the mortgaged properties, securing
                                 mortgage loans representing 18.6% of the
                                 initial outstanding pool balance (and
                                 representing 19.9% of the initial outstanding
                                 loan group 1 balance), are subject to a first
                                 mortgage lien on a leasehold interest under a
                                 ground lease. In addition, two (2) of the
                                 mortgaged properties, securing a mortgage loan
                                 representing 2.5% of the initial outstanding
                                 pool balance (and representing 2.7% of the
                                 initial outstanding loan group 1 balance), are
                                 subject to a first mortgage lien on a fee
                                 interest in a portion of the mortgaged property
                                 and a leasehold interest in the remainder of
                                 the mortgaged property. In circumstances where
                                 both the fee and leasehold interest in the
                                 entire mortgaged property are encumbered, we
                                 have treated that as an encumbered fee
                                 interest.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender that right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In those circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to

                                      S-91

                                 provide adequate protection of the leasehold
                                 interests; however, the court ruled that this
                                 provision does not ensure continued possession
                                 of the property, but rather entitles the lessee
                                 to compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable under the ground lease increases
                                 during the term of the lease. These increases
                                 may adversely affect the cash flow and net
                                 income of the borrower from the mortgaged
                                 property.

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS            In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if that
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the depositor believes that
                                 such a challenge will be unsuccessful, but
                                 there can be no assurance that a bankruptcy
                                 trustee, if applicable, or other interested
                                 party will not attempt to assert such a
                                 position. Even if actions seeking those results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the Underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

                                      S-92

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at the weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

DEFAULTS UNDER SWAP CONTRACT
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-4FL
CERTIFICATES                     The trust will have the benefit of a swap
                                 contract with the Swap Counterparty. Morgan
                                 Stanley, who has guaranteed the obligations of
                                 the Swap Counterparty under the swap contract,
                                 currently has a long-term rating of "AA-" by
                                 Fitch and "A+" by S&P and a short-term rating
                                 of "F1+" by Fitch and "A-1" by S&P. Because the
                                 Class A-4FL Regular Interest accrues interest
                                 at a fixed rate of interest subject to a
                                 maximum pass-through rate equal to the weighted
                                 average net mortgage rate, the ability of the
                                 holders of the Class A-4FL Certificates to
                                 receive the payment of interest at the
                                 designated pass-through rate (which payment of
                                 interest may be reduced in certain
                                 circumstances as described in this prospectus
                                 supplement) will depend on payment by the Swap
                                 Counterparty pursuant to the swap contract. See
                                 "Description of the Swap Contract--The Swap
                                 Counterparty." There can be no assurance,
                                 however, that the guarantor of the Swap
                                 Counterparty's obligations under the swap
                                 contract will maintain its ratings or have
                                 sufficient assets or otherwise be able to
                                 fulfill its obligations under the swap
                                 contract. If the Swap Counterparty guarantor's
                                 long-term rating is not at least "A-" by Fitch
                                 or "A" by S&P (a "Rating Agency Trigger
                                 Event"), the Swap Counterparty will be required
                                 to post collateral, find a replacement Swap
                                 Counterparty that would not cause another
                                 Rating Agency Trigger Event or enter into any
                                 other arrangement satisfactory to Fitch and
                                 S&P. In the event that the Swap Counterparty
                                 fails to, among other things, either post
                                 acceptable collateral, find an acceptable
                                 replacement swap counterparty or enter into any
                                 other arrangement satisfactory to Fitch and S&P
                                 after a Rating Agency Trigger Event (a "Swap
                                 Default"), then the paying agent will be
                                 required to take such actions (following the
                                 expiration of any applicable grace period),
                                 unless otherwise directed in writing by the
                                 holders of 100% of the Class A-4FL
                                 Certificates, to enforce the rights of the
                                 trust under the swap

                                      S-93

                                 contract as may be permitted by the terms of
                                 the swap contract and the Pooling and Servicing
                                 Agreement and use any termination payments
                                 received from the Swap Counterparty (as
                                 described in this prospectus supplement) to
                                 enter into a replacement interest rate swap
                                 contract on substantially identical terms. The
                                 costs and expenses incurred by the paying agent
                                 in connection with enforcing the rights of the
                                 trust under the swap contract will be
                                 reimbursable to the trustee out of amounts
                                 otherwise payable to the Class A-4FL
                                 Certificates, to the extent not reimbursed by
                                 the applicable swap counterparty or payable out
                                 of net proceeds of the liquidation of the swap
                                 contract. If the costs attributable to entering
                                 into a replacement interest rate swap contract
                                 would exceed the net proceeds of the
                                 liquidation of the swap contract, a replacement
                                 interest rate swap contract will not be entered
                                 into and any such proceeds will instead be
                                 distributed to the holders of the Class A-4FL
                                 Certificates. Following the termination of a
                                 swap contract (and during the period when the
                                 trust is pursuing remedies under the swap
                                 contract), or if a Swap Default or other
                                 default or event of termination under the swap
                                 contract occurs and is continuing, the Class
                                 A-4FL Interest Distribution Amount will be
                                 equal to the Distributable Certificate Interest
                                 Amount (as defined in this prospectus
                                 supplement) in respect of the Class A-4FL
                                 Regular Interest and the Class A-4FL
                                 Certificates will accrue interest at the same
                                 rate, on the same basis and in the same manner
                                 as the Class A-4FL Regular Interest. A
                                 conversion to a fixed rate might result in a
                                 temporary delay of the holders of the Class
                                 A-4FL Certificates to receive payment of the
                                 related Distributable Certificate Interest
                                 Amount if DTC is not provided with sufficient
                                 notice of the resulting change in the payment
                                 terms of the Class A-4FL Certificates.

                                 Distributions on the Class A-4FL Regular
                                 Interest will be subject to a maximum
                                 pass-through rate equal to the weighted average
                                 net mortgage rate. If the weighted average net
                                 mortgage rate drops below the fixed rate on the
                                 Class A-4FL Regular Interest, the amount paid
                                 to the Swap Counterparty will be reduced and
                                 interest payments by the Swap Counterparty
                                 under the swap contract will be reduced, on a
                                 dollar-for-dollar basis, by an amount equal to
                                 the difference between the amount actually paid
                                 to the Swap Counterparty and the amount that
                                 would have been paid if the weighted average
                                 net mortgage rate had not dropped below such
                                 fixed rate. This will result in a corresponding
                                 reduction in the amounts paid by the Swap
                                 Counterparty pursuant to the swap contract,
                                 which will result in a reduced interest payment
                                 on the Class A-4FL Certificates. The ratings of
                                 the Class A-4FL Certificates do not represent
                                 any assessment as to whether the floating rate
                                 of interest on such class will convert to a
                                 fixed rate, and only represent the likelihood
                                 of the receipt of interest at a rate equal to
                                 the lesser of 5.731% and the weighted average
                                 net mortgage rate (adjusted, if necessary, to
                                 accrue on the basis of a 360-day year
                                 consisting of twelve 30-day-months). See
                                 "Ratings" in this prospectus supplement.

                                 In addition, if the funds allocated to payment
                                 of interest distributions on the Class A-4FL
                                 Regular Interest are insufficient to make all
                                 required interest payments on the Class A-4FL
                                 Regular Interest, the amount paid to the Swap
                                 Counterparty will be reduced and interest paid
                                 by the Swap Counterparty under the swap
                                 contract will be reduced, on a
                                 dollar-for-dollar basis, by an amount equal to
                                 the difference between the amount actually paid
                                 to the Swap Counterparty and the amount that

                                      S-94

                                 would have been paid if the funds allocated to
                                 payment of interest distributions on the Class
                                 A-4FL Regular Interest had been sufficient to
                                 make all required interest payments on the
                                 Class A-4FL Regular Interest. As a result, the
                                 holders of the Class A-4FL Certificates may
                                 experience an interest shortfall. See
                                 "Description of the Swap Contract" in this
                                 prospectus supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS                   The yield to investors in the Class A-4FL
                                 Certificates will be highly sensitive to
                                 changes in the level of one-month LIBOR.
                                 Investors in the Class A-4FL Certificates
                                 should consider the risk that lower than
                                 anticipated levels of one-month LIBOR could
                                 result in actual yields that are lower than
                                 anticipated yields on the Class A-4FL
                                 Certificates.

                                 In addition, because interest payments on the
                                 Class A-4FL Certificates may be reduced or the
                                 pass-through rate may convert to a fixed rate,
                                 subject to a maximum pass-through rate equal to
                                 the weighted average net mortgage rate, in
                                 connection with certain events discussed in
                                 this prospectus supplement, the yield to
                                 investors in the Class A-4FL Certificates under
                                 such circumstances may not be as high as that
                                 offered by other LIBOR-based investments that
                                 are not subject to such interest rate
                                 restrictions.

                                 In general, the earlier a change in the level
                                 of one-month LIBOR, the greater the effect on
                                 the yield to maturity to an investor in the
                                 Class A-4FL Certificates. As a result, the
                                 effect on such investor's yield to maturity of
                                 a level of one-month LIBOR that is higher (or
                                 lower) than the rate anticipated by such
                                 investor during the period immediately
                                 following the issuance of the Class A-4FL
                                 Certificates is not likely to be offset by a
                                 subsequent like reduction (or increase) in the
                                 level of one-month LIBOR.

                                 The failure by the Swap Counterparty in its
                                 obligation to make payments under the swap
                                 contract, the conversion to a fixed rate that
                                 is below the rate that would otherwise be
                                 payable at the floating rate and/or the
                                 reduction of interest payments resulting from
                                 payment of interest to the Class A-4FL Regular
                                 Interest based on a pass-through rate below
                                 5.731% per annum would have a negative impact.
                                 There can be no assurance that a default by the
                                 Swap Counterparty and/or the conversion of the
                                 pass-through rate from a rate based on LIBOR to
                                 a fixed rate would not adversely affect the
                                 amount and timing of distributions to the
                                 holders of the Class A-4FL Certificates. See
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-95

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Morgan Stanley Mortgage Capital Inc.

          Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor, the swap counterparty and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley
(NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New
York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in
Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC
originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

          MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ", "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

          Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2005.

                         TOTAL MSMC MORTGAGE                               TOTAL MSMC
                          LOANS SECURITIZED       TOTAL MSMC MORTGAGE       MORTGAGE
          TOTAL MSMC       WITH AFFILIATED      LOANS SECURITIZED WITH       LOANS
YEAR   MORTGAGE LOANS*        DEPOSITOR        NON-AFFILIATED DEPOSITOR   SECURITIZED
----   ---------------   -------------------   ------------------------   -----------
                          (APPROXIMATE AMOUNTS IN BILLIONS OF $S)

2005        12.1                 8.2                     1.8                 10.0
2004         7.7                 5.3                     1.2                  6.5
2003         6.4                 3.3                     1.3                  4.6
2002         4.6                 2.2                     0.6                  2.8

*    Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

          MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                      S-96

Underwriting Standards

          Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

                                      S-97

Servicing

          MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

LaSalle Bank National Association

          LaSalle Bank National Association ("LaSalle"), is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated and underwrote all of the mortgage loans it is selling to the Depositor, which represent 31.4% of the Initial Pool Balance.

          LaSalle is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street,
Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of
March 31, 2006, LaSalle had total assets of approximately $75.2 billion. LaSalle is also acting as paying agent, custodian, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle.

LaSalle's Commercial Mortgage Securitization Program

          LaSalle has been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering.
Multiple mortgage loan seller transactions in which LaSalle has participated include the "LDP" program in which J.P. Morgan Commercial Mortgage Securities
Corp. acted as depositor, the "COMM" program in which Deutsche Mortgage & Asset
Receiving Corporation acted as depositor and the "HQ" program in which Morgan
Stanley Capital I Inc. acted as depositor.

          Between the inception of its commercial mortgage securitization program in 1998 and December 31, 2005, LaSalle originated approximately 1,982 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $9.1 billion that were included in approximately 29 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2005,
LaSalle originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $4.0 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor. LaSalle selected from its existing portfolio the mortgage loans it is selling to the Depositor.

Servicing

          LaSalle services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

                                      S-98

Underwriting Standards

          LaSalle generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below.
Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by LaSalle will comply in all respects with the underwriting criteria.

          Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

          A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. LaSalle's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of
LaSalle there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          For purposes of the underwriting criteria, LaSalle calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. LaSalle reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an Event of
Default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

                                      S-99

Principal Commercial Funding II, LLC

          Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE: USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

          PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction.
Principal Global Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

          In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has and in which PCFII is anticipating to participate in include the "TOP" program in which Bear Stearns Commercial Mortgage
Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities Inc. acts as depositor and the "IQ" and "HQ" programs in which Morgan
Stanley Capital I Inc. has acted as depositor.

          Since the inception of PCF's mortgage loan securitization program in
1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of March 31,
2006, was approximately $7.8 billion. As of such date, these securitized loans included approximately 1,173 mortgage loans, all of which were fixed rate and which have been included in approximately 33 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

          The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

          PCFII's mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and

                                      S-100

location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

          All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

                                      S-101

THE DEPOSITOR

          Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

          The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1,
2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

          Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Morgan Stanley Capital I Trust 2006-HQ9 (the "Trust"). The Trust is a New
York common law trust that will be formed on the Closing Date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Custodian, Certificate Registrar and
Authenticating Agent," "--The Master Servicer," and "--The Special Servicer" and
"Servicing of the Mortgage Loans."

          The only assets of the Trust other than the mortgage loans (including the DCT Industrial Portfolio C Note and the 633 17th Street B Note) and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer.

                                      S-102

The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

          The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the
Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

          (1) If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy Code"),
a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the related Mortgage
Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section
541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

          (2) If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the Depositor to the trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans."

THE TRUSTEE

The Trustee

          HSBC Bank USA, National Association, a national banking association, will act as the trustee under the Pooling and Servicing Agreement. The depositor, the mortgage loan sellers, the master servicer and the special servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at
452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust -
Structured Finance or at such other address as the trustee may designate from time to time.

          As of June 30, 2006, the trustee is acting as trustee or administrator for approximately 400 asset-backed securities transactions involving pool assets such as residential mortgages, home equity loans, auto loans and credit

                                      S-103

card receivables. The trustee is not currently acting as trustee for any transactions involving pool assets similar to those found in this transaction.

          The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, is at all times rated not less than
"A+" by S&P and "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch), or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Pooling and Servicing Agreements--Duties of the Trustee",
"Description of the Pooling and Servicing Agreements--Regarding the Fees,
Indemnities and Powers of the Trustee" and "Description of the Pooling and
Servicing Agreements--Resignation and Removal of the Trustee" in the prospectus.

Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered
Certificates--Advances" in this prospectus supplement.

          In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

                                      S-104

Matters Regarding the Trustee

          The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

          The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the
Depositor, the master servicer, if any, the Rating Agencies and all
Certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

                                      S-105

Trustee Compensation

          As compensation for the performance of its duties as trustee, HSBC
Bank USA, National Association will be paid the monthly Trustee Fee. The Trustee
Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00088% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

          Certain information set forth in this prospectus supplement concerning the trustee has been provided by it.

THE PAYING AGENT, CUSTODIAN, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          LaSalle Bank National Association will be the paying agent, custodian, certificate registrar and authenticating agent under the Pooling and Servicing
Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO North America
Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as paying agent or as trustee on over 650 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of April 30,
2006, LaSalle serves as paying agent or as trustee on over 425 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Ratings. The
Depositor, the mortgage loan sellers and master servicer may maintain other banking relationships in the ordinary course of business with the paying agent.
The paying agent's corporate trust office is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global Securities and
Trust Services - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2006-HQ9 or at such other address as the paying agent may designate from time to time.

          In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          Using information set forth in this prospectus supplement, the paying agent will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the paying agent will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the paying agent will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the mortgage loans during the Collection Period. In performing these obligations, the paying agent will be able to conclusively rely on the information provided to it by the master servicer, and the paying agent will not be required to recompute, recalculate or verify the information provided to it by the master servicer. Under the terms of the

                                      S-106

Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Trust.

          LaSalle and MSMC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

          As compensation for the performance of its duties as paying agent, custodian, certificate registrar and authenticating agent, LaSalle will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and Servicing
Agreement. LaSalle is also a mortgage loan seller and the parent of LaSalle
Financial Services, Inc., an underwriter.

          The trustee, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, and arising out of, or in connection with the performance of each of their duties or the exercise of their rights under the Pooling and
Servicing Agreement and the certificates.

          Certain information set forth in this prospectus supplement concerning the paying agent, custodian, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

          Wells Fargo Bank, National Association, a national banking association, will be the master servicer under the Pooling and Servicing
Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd
Floor, San Francisco, California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of June 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,119 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $83.2 billion, including approximately 8,804 loans securitized in approximately 81 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $78.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other

                                      S-107

things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer and also provides borrowers with access to current and historical loan and property information for these transactions.

          Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

          Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligation under the trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

          Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, who owns a 49% interest in Principal Commercial Funding
II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue,
Des Moines, Iowa 50392.

          PGI is ranked "ABOVE AVERAGE" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

          As of March 31, 2006, PGI was responsible for servicing approximately
2,820 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $20 billion. The portfolio of

                                     S-108

loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

          As of March 31, 2006, PGI was a primary servicer in approximately 36 commercial mortgage-backed securitization transactions, servicing approximately
1,230 loans with an aggregate outstanding principal balance of approximately
$7.8 billion.

          PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the master servicer and/or special servicer, as applicable); and

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

          PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

          The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

SPECIAL SERVICER

          J.E. Robert Company, Inc. ("JER"), a Virginia corporation, will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO
Properties. JER Investors Trust Inc., an affiliate of JER, is anticipated to be the operating advisor and the purchaser of certain of the non-offered certificates with respect to the transaction described in this prospectus supplement. The principal offices of JER are located at 1650 Tysons Boulevard,
Suite 1600, McLean, Virginia, and its telephone number is 703-714-8000.

          JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

          o    Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

          o    Equity and debt investments in, and recapitalizations of,
               operating companies with significant real estate assets;

          o    Investing in high-yielding real estate loans; and

          o    Investing in, and managing as special servicer, unrated,
               non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

                                     S-109

          In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

          JER has substantial experience in working out mortgage loans and have been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSS1" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

          The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 17 as of December 31, 2005. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; and (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion.

          Since its inception in 1981 and through December 31, 2005, JER as special servicer has resolved over 1,780 mortgage loans, with an aggregate principal balance of over $2.0 billion. Over the past three years, from 2003 through 2005, JER in its capacity as special servicer has resolved over $475 million of U.S. commercial and multifamily mortgage loans. As of December 31,
2005, JER was administering approximately 15 assets as special servicer with an outstanding principal balance of approximately $125 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

          All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing of the Mortgage
Loans--Mortgage Loan Modifications," "--Sale of Defaulted Mortgage Loans" and
"--Foreclosures." Certain terms of the Pooling and Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Termination of Special
Servicer." Certain limitations on the special servicer's liability under the
Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans--General". JER will service the Specially
Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the
Servicing Standard. JER is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

          JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO
Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan). In accordance with the terms of the Pooling and Servicing Agreement this account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the
Pooling and Servicing Agreement.

                                     S-110

          JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

          JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing
Agreement and, accordingly, will not have any material impact on the Mortgage
Pool performance or the performance of the certificates. JER does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. JER has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

          JER will not have any primary custodial responsibility for original documents evidencing the underlying Mortgage Loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular Mortgage Loans or
REO Property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

          From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the Certificateholders.

          JER is not an affiliate of the Depositor, the Sponsors, the trust, the
Master Servicer, the Trustee or any Originator or Loan Seller of any underlying
Mortgage Loans identified in this prospectus supplement. There are no specific relationships involving or relating to this transaction or the securitized
Mortgage Loans between JER, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the Depositor, the sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

          No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

          The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                     S-111

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2006-HQ9 Commercial Mortgage Pass-Through Certificates will be issued on or about August 17, 2006 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and
               Scheduled Payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

          o    with respect to the Class A-4FL Certificates, the Swap Contract, the Class A-4FL Regular Interest and funds or assets on deposit from time to time in the Floating Rate Account.

          Although each of the DCT Industrial Portfolio C Note and the 633 17th
Street B Note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the appendices hereto) unless otherwise stated, neither the DCT Industrial Portfolio C Note nor the 633 17th
Street B Note is reflected and the term "mortgage loan" does not include the DCT
Industrial Portfolio C Note or the 633 17th Street B Note because such loans support only the Class DP Certificates or the Class ST Certificates, respectively, which certificates are not being offered pursuant to this prospectus supplement. Unless otherwise stated, references to a B Note will include the DCT Industrial Portfolio B Note and the DCT Industrial Portfolio C
Note.

          The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-1A Certificates, the
               Class A-2 Certificates, the Class A-3 Certificates, the Class
               A-AB Certificates, the Class A-4 Certificates and the Class A-4FL
               Certificates;

          o    the Class X Certificates, the Class X-MP Certificates and the
               Class X-RC Certificates;

          o    the Class A-M Certificates, the Class A-J Certificates, the Class
               B Certificates, the Class C Certificates, the Class D
               Certificates, the Class E Certificates, the Class F Certificates,
               the Class G Certificates, the Class H Certificates, the Class J
               Certificates, the Class K Certificates, the Class L Certificates,
               the Class M Certificates, the Class N Certificates, the Class O
               Certificates, the Class P Certificates, the Class Q Certificates
               and the Class S Certificates;

                                     S-112

          o    the Class T Certificates;

          o    the Class DP Certificates and the Class ST Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          On the Closing Date, the Class A-4FL Regular Interest will also be issued by the trust as an uncertificated regular interest in REMIC III. The
Class A-4FL Regular Interest is not offered hereby. The Depositor will transfer the Class A-4FL Regular Interest and the swap contract to the trustee in exchange for the Class A-4FL Certificates. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the Class A-4FL Regular
Interest, the Swap Contract and funds or assets on deposit from time to time in the Floating Rate Account.

          The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D,
Class E and Class F Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

          Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

          All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                     S-113

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-AB, Class A-4, Class A-4FL, Class A-M, Class A-J, Class B, Class C,
Class D, Class E and Class F Certificates will have the following aggregate
Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the
Mortgage Pool prior to the Closing Date within such maximum permitted variance.
Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

               APPROXIMATE
                 INITIAL      APPROXIMATE
                AGGREGATE     PERCENT OF
               CERTIFICATE      INITIAL       RATINGS       APPROXIMATE
   CLASS         BALANCE     POOL BALANCE   (FITCH/S&P)   CREDIT SUPPORT
-----------   ------------   ------------   -----------   --------------
Class A-1     $104,300,000       4.07%        AAA/AAA         30.000%
Class A-1A    $164,666,000       6.42%        AAA/AAA         30.000%
Class A-2     $ 92,900,000       3.62%        AAA/AAA         30.000%
Class A-3     $215,000,000       8.38%        AAA/AAA         30.000%
Class A-AB    $ 84,600,000       3.30%        AAA/AAA         30.000%
Class A-4     $784,200,000      30.57%        AAA/AAA         30.000%
Class A-4FL   $350,000,000      13.64%        AAA/AAA         30.000%
Class A-M     $256,524,000      10.00%        AAA/AAA         20.000%
Class A-J     $202,012,000       7.87%        AAA/AAA         12.125%
Class B       $ 19,240,000       0.75%        AA+/AA+         11.375%
Class C       $ 35,272,000       1.37%         AA/AA          10.000%
Class D       $ 28,859,000       1.13%        AA-/AA-          8.875%
Class E       $ 22,445,000       0.87%         A+/A+           8.000%
Class F       $ 25,653,000       1.00%          A/A            7.000%

          The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
A-AB, Class A-4 and Class A-4FL Certificates represent the approximate credit support for the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
A-4 and Class A-4FL Certificates in the aggregate. No other Class of
Certificates will provide any credit support to the Class A-4FL Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement. The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-4FL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted
Average Net Mortgage Rate).

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of such certificate on that
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class
X-MP Certificates will be equal to the principal balance of the Millennium
Portfolio IO Component

                                     S-114

outstanding from time to time. The Notional Amount of the Class X-RC
Certificates will be equal to the principal balance of the Ritz-Carlton IO
Component outstanding from time to time.

          Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$2,565,237,893, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

          Accordingly, the Notional Amount of the Class X-MP Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Millennium Portfolio IO Component. Upon initial issuance, the aggregate Notional
Amount of the Class X-MP Certificates will be $42,700,000. The Notional Amount of the Class X-MP Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

          Accordingly, the Notional Amount of the Class X-RC Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Ritz-Carlton IO Component. Upon initial issuance, the aggregate Notional Amount of the Class X-RC Certificates will be $7,600,000. The Notional Amount of the
Class X-RC Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

          The Class T Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

          The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.490%. The pass-through rate for the
Class A-1A Certificates will be a per annum rate equal to the lesser of 5.728%
and the weighted average net mortgage rate. The pass-through rate for the Class
A-2 Certificates will, at all times, be fixed at its initial rate of 5.618%. The pass-through rate for the Class A-3 Certificates will, at all times, be fixed at its initial rate of 5.712%. The pass-through rate for the Class A-AB
Certificates will, at all times, be fixed at its initial rate of 5.685%. The pass-through rate for the Class A-4 Certificates will be a per annum rate equal to the lesser of 5.731% and the weighted average net mortgage rate. The
Pass-Through Rate applicable to the Class A-4FL Certificates for each
Distribution Date will be equal to one-month LIBOR + 0.1475% per annum (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period) subject to the limitations described in this prospectus supplement. The pass-through rate for the Class A-M Certificates will be a per annum rate equal to the lesser of
5.773% and the weighted average net mortgage rate. The pass-through rate for the
Class A-J Certificates will be a per annum rate equal to the lesser of 5.793%
and the weighted average net mortgage rate. The pass-through rate for the Class
B Certificates will be a per annum rate equal to the lesser of 5.832% and the weighted average net mortgage rate. The pass-through rate for the Class C
Certificates will be a per annum rate equal to the lesser of 5.842% and the weighted average net mortgage rate. The pass-through rate for the Class D
Certificates will be a per annum rate equal to the lesser of 5.862% and the weighted average net mortgage rate. The pass-through rate for the Class E
Certificates will be a per annum rate equal to the lesser of 5.902% and the weighted average net mortgage rate. The pass-through rate for the Class F
Certificates will be a per annum rate equal to the lesser of 5.922% and the weighted average net mortgage rate.

          The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.395% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the classes of the

                                     S-115

Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for that Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for that class of
Principal Balance Certificates, or in the case of the Class A-4FL Certificates, the Pass-Through Rate on the Class A-4FL Regular Interest. Under no
circumstances will any Class X Strip Rate be less than zero.

          The Pass-Through Rate for the Class X-MP Certificates for each
Distribution Date will be the Class X-MP Strip Rate. The Pass-Through Rate for the Class X-RC Certificates for each Distribution Date will be the Class X-RC
Strip Rate.

          The Class G Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate less 0.035%. The
Class H, Class J and Class K Certificates will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate. The Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of 5.415% and the weighted average net mortgage rate. The Class T Certificates do not have a
Pass-Through Rate and are entitled to receive only Excess Interest on ARD Loans held by the trust only following the Anticipated Repayment Date of such ARD
Loans.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of that mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates (other than the
Class A-4FL Certificates) and the Class A-4FL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in September 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest are registered at the close of business on the related Record
Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to the Certificateholder.

          The final distribution on any certificate (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate (other than the Class A-4FL
Certificates) and the Class A-4FL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate (other than the Class A-4FL Certificates)
and the Class A-4FL Regular Interest in reimbursement of a Realized Loss or
Expense Loss previously allocated to that certificate (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective
Percentage Interests in such Class.

          Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

                                     S-116

          Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-4FL Certificates, the
Class DP Certificates and the Class ST Certificates) and the Class A-4FL Regular
Interest will be made from the Available Distribution Amount for that
Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which the related
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for the related Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year, the master servicer will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve
Amount from the preceding January (commencing in 2007), if applicable, and
February (commencing in 2007), and remit the withdrawn amount to the paying agent to be included as part of the Available Distribution Amount for such
Distribution Date. Notwithstanding the foregoing, with respect to the Millennium
Portfolio Mortgage Loan, the Interest Reserve Amount to be deposited into the
Interest Reserve Account shall only relate to the interest thereon that is not payable in respect of the Class X-MP Certificates and with respect to the
Ritz-Carlton Pari Passu Loan, the Interest Reserve Amount to be deposited into the Interest Reserve Account shall only relate to the interest thereon that is not payable in respect of the Class X-RC Certificates.

                                     S-117

          Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

     TYPE/RECIPIENT                              AMOUNT                           FREQUENCY         SOURCE OF PAYMENT
-----------------------   ---------------------------------------------------   -------------   ------------------------

Fees

Servicing Fee / Master    The product of the portion of the per annum Master    Monthly.        Interest payment on the
Servicer                  Servicing Fee Rate for the master servicer                            related mortgage loan.
                          applicable to such month, determined in the same
                          manner as the applicable mortgage rate is
                          determined for each mortgage loan for such month,
                          and the Scheduled Principal Balance of each
                          mortgage loan, reduced by any Compensating Interest
                          Payment. The Master Servicing Fee Rate (including
                          any subservicing fees) will range, on a
                          loan-by-loan basis, from 0.02% per annum to 0.12%
                          per annum.

Additional Servicing      o    50% of assumption fees on non-Specially          Time to time.   The related fees or
Compensation / Master          Serviced Mortgage Loans that require special                     investment income.
Servicer                       servicer consent and 100% of such fees on
                               non-Specially Serviced Mortgage Loans that do
                               not require special servicer consent;

                          o    all late payment fees and net default interest
                               (other than on Specially Serviced Mortgage
                               Loans) not used to pay interest on Advances
                               and additional trust expenses;

                          o    100% of application, loan modification,
                               forbearance and extension fees on
                               non-Specially Serviced Mortgage Loans;

                          o    all net investment income earned on amounts on
                               deposit in the Collection Account and (if not
                               required to be paid to borrower) escrow
                               accounts;

                          o    any Prepayment Interest Excess not used to
                               offset Prepayment Interest Shortfalls (other
                               than on Specially Serviced Mortgage Loans);
                               and

                          o    the Primary Servicer is entitled to all or a
                               portion of the fees otherwise payable to the
                               master servicer set forth in the five bullet
                               points above that are paid on the mortgage
                               loans for which it acts as the primary
                               servicer.

Special Servicing Fee /   The product of the portion of a rate equal to 0.25%   Monthly.        Collections on the
Special Servicer          per annum applicable to such month, determined in                     mortgage loans in the
                          the same manner as the applicable mortgage rate is                    mortgage pool.
                          determined for each Specially Serviced Mortgage
                          Loan for such month, and the Scheduled Principal
                          Balance of each Specially Serviced Mortgage Loan.

Workout Fee / Special     1% of each collection of principal and interest on    Monthly.        The related collection
Servicer                  each Rehabilitated Mortgage Loan.                                     of principal and/or
                                                                                                interest

                                      S-118

     TYPE/RECIPIENT                              AMOUNT                           FREQUENCY         SOURCE OF PAYMENT
-----------------------   ---------------------------------------------------   -------------   ------------------------

Liquidation Fee /         1% of the Liquidation Proceeds received in            Upon receipt    The related Liquidation
Special Servicer          connection with a full or partial liquidation of a    of              Proceeds, Condemnation
                          Specially Serviced Mortgage Loan or related REO       Liquidation     Proceeds or Insurance
                          Property and/or any Condemnation Proceeds or          Proceeds,       Proceeds
                          Insurance Proceeds received by the trust (other       Condemnation
                          than Liquidation Proceeds received in connection      Proceeds and
                          with a repurchase by a mortgage loan seller or        Insurance
                          purchase by a mezzanine or subordinate lender         Proceeds.
                          within the time periods specified in the definition
                          of Liquidation Fee in this prospectus supplement).

Additional Special        o    all late payment fees and net default interest   Time to time.   The related fee or
Servicing Compensation/        (on Specially Serviced Mortgage Loans) not                       investment income.
Special Servicer               used to pay interest on Advances and
                               additional trust expenses;

                          o    50% of assumption fees on non-Specially
                               Serviced Mortgage Loans that require special
                               servicer consent and 100% of such fees on
                               Specially Serviced Mortgage Loans;

                          o    100% of application, loan modification,
                               forbearance and extension fees on Specially
                               Serviced Mortgage Loans; and

                          o    all net investment income received on funds in
                               any REO Account.

Trustee Fee / Trustee &   The product of the portion of a rate equal to         Monthly.        Interest on each
Paying Agent              0.00088% per annum applicable to such month,                          mortgage loan.
                          determined in the same manner as the applicable
                          mortgage rate is determined for each mortgage loan
                          for such month, and the Scheduled Principal Balance
                          of each mortgage loan. A portion of the Trustee Fee
                          is payable to the paying agent.

Primary Servicing Fees    The product of the applicable Primary Servicing Fee   Monthly.        Collections on the
                          Rate and the Scheduled Principal Balance of the                       related mortgage
                          applicable mortgage loan immediately before the                       loan.
                          related Due Date (prorated for the number of days
                          during the calendar month for that mortgage loan
                          for which interest actually accrues on that
                          mortgage loan). The Primary Servicing Fee Rate for
                          each of Principal Global Investors, LLC and Wells
                          Fargo Bank is 0.01% per annum.

Expenses

Servicing Advances /      To the extent of funds available, the amount of any   Time to time.   Recoveries on the
Master Servicer and       Servicing Advances.                                                   related mortgage loan,
Trustee                                                                                         or to the extent that
                                                                                                the party making the
                                                                                                advance determines it is
                                                                                                nonrecoverable, from
                                                                                                collections in the
                                                                                                Certificate Account.

                                    S-119

     TYPE/RECIPIENT                              AMOUNT                           FREQUENCY         SOURCE OF PAYMENT
-----------------------   ---------------------------------------------------   -------------   ------------------------

Interest on Servicing     At Advance Rate.                                      When Advance    First from late payment
Advances / Master                                                               is              charges and default
Servicer and Trustee                                                            reimbursed.     interest in excess of
                                                                                                the regular interest
                                                                                                rate, and then from
                                                                                                collections in the
                                                                                                Certificate Account.

P&I Advances / Master     To the extent of funds available, the amount of any   Time to time.   Recoveries on the
Servicer and Trustee      P&I Advances.                                                         related mortgage loan,
                                                                                                or to the extent that
                                                                                                the party making the
                                                                                                advance determines it is
                                                                                                nonrecoverable, from
                                                                                                collections in the
                                                                                                Certificate Account.

Interest on P&I           At Advance Rate.                                      When Advance    First from late payment
Advances / Master                                                               is              charges and default
Servicer and Trustee                                                            reimbursed.     interest in excess of
                                                                                                the regular interest
                                                                                                rate, and then from all
                                                                                                collections in the
                                                                                                Certificate Account.

Indemnification           Amounts for which the trustee, the paying agent,      From time to    All collections in
Expenses / Trustee,       the master servicer and the special servicer are      time.           the Certificate
Paying Agent, Master      entitled to indemnification.                                          Account.
Servicer and Special
Servicer

Trust Expenses not        Based on third party charges.                         From time to    All collections in the
Advanced (may include                                                           time.           Certificate Account.
environmental
remediation costs,
appraisals, independent
contractor to operate
REO)

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest, Excess Liquidation Proceeds, the Class X-MP Strip Amount
and the Class X-RC Strip Amount if any for such date for the following purposes and in the following order of priority:

               (i)  to the holders of the Class A-1, Class A-1A, Class A-2,
                    Class A-3, Class A-AB, Class A-4 and Class X Certificates
                    and the Class A-4FL Regular Interest, concurrently,

o    to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class
     A-4 Certificates and the Class A-4FL Regular Interest, the Distributable
     Certificate Interest Amount in respect of each such class for such
     Distribution Date (which shall be payable from amounts in the Available
     Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

                                     S-120

o    to the holders of the Class A-1A Certificates, the Distributable
     Certificate Interest Amount in respect of such class for such Distribution
     Date (which shall be payable from amounts in the Available Distribution
     Amount attributable to Loan Group 2);

o    to the holders of the Class X Certificates, the Distributable Certificate
     Interest Amount in respect of that class for such Distribution Date;

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior or Class X Certificates on such Distribution Date as described above, the
Available Distribution Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such
Distribution Date, without regard to loan group;

               (ii)    concurrently:

               (A) to the holders of the Class A-1, Class A-2, Class A-3, Class
A-AB and Class A-4 Certificates and the Class A-4FL Regular Interest,

o    first, to the holders of the Class A-AB Certificates, the Loan Group 1
     Principal Distribution Amount for such Distribution Date and, after the
     Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution
     Date, until the aggregate Certificate Balance of the Class A-AB
     Certificates has been reduced to the Planned Principal Balance for such
     Distribution Date; the portion of the Loan Group 2 Principal Distribution
     Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A Certificates;

o    second, upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the Loan Group
     1 Principal Distribution Amount for such Distribution Date and, after the
     Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution
     Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal
     Distribution Amount and Loan Group 2 Principal Distribution Amount
     distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates (in respect of the Planned
     Principal Balance) and (solely with respect to the Loan Group 2 Principal
     Distribution Amount) Class A-1A Certificates;

o    third, upon payment in full of the aggregate Certificate Balance of the
     Class A-1 Certificates, to the holders of the Class A-2 Certificates, the
     Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution
     Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
     Class A-AB Certificates (in respect of the Planned Principal Balance),
     Class A-1 Certificates and (solely with respect to the Loan Group 2
     Principal Distribution Amount) Class A-1A Certificates;

o    fourth, upon payment in full of the aggregate Certificate Balance of the
     Class A-2 Certificates, to the holders of the Class A-3 Certificates, the
     Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Loan Group 1 Principal Distribution
     Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the
     Class A-AB Certificates (in respect of the Planned Principal Balance),
     Class A-1 Certificates, Class A-2 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

o    fifth, upon payment in full of the aggregate Certificate Balance of the
     Class A-3 Certificates, to the holders of the Class A-AB Certificates, the
     Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2

                                     S-121

     Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-AB Certificates has been reduced to zero; the portion of the
     Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
     Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates (in respect of the Planned Principal Balance), Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates and (solely with respect to the
     Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

o    sixth, upon payment in full of the aggregate Certificate Balance of the
     Class A-AB and Class A-3 Certificates, to the holders of the Class A-4
     Certificates and the Class A-4FL Regular Interest, pro rata, the Loan Group
     1 Principal Distribution Amount for such Distribution Date and, after the
     Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate
     Certificate Balances of the Class A-4 Certificates and the Class A-4FL
     Regular Interest has been reduced to zero; the portion of the Loan Group 1
     Principal Distribution Amount and Loan Group 2 Principal Distribution
     Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB Certificates, Class A-1
     Certificates, Class A-2 Certificates, Class A-3 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A
     Certificates; and

               (B) to the holders of the Class A-1A Certificates, the Loan Group
2 Principal Distribution Amount for such Distribution Date and, after the
Certificate Balances of the Class A-4 Certificates and the Class A-4FL Regular
Interest has been reduced to zero, the Loan Group 1 Principal Distribution
Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Loan
Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and Class A-4FL Regular Interest;

               (iii)   to the holders of the Class A Senior Certificates (other
                       than the Class A-4FL Certificates), the Class A-4FL
                       Regular Interest and the Class X Certificates, pro rata
                       in proportion to their respective entitlements to
                       reimbursement described in this clause, to reimburse them
                       for any Realized Losses or Expense Losses previously
                       allocated to such certificates or the Class A-4FL Regular
                       Interest and for which reimbursement has not previously
                       been fully paid (in the case of the Class X Certificates,
                       insofar as Realized Losses or Expense Losses have
                       resulted in shortfalls in the amount of interest
                       distributed, other than by reason of a reduction of the
                       Notional Amount), plus interest on such Realized Losses
                       or Expense Losses, at one-twelfth the applicable
                       Pass-Through Rate;

               (iv)    to the holders of the Class A-M Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (v)     upon payment in full of the aggregate Certificate Balance
                       of the Class A-4 and Class A-1A Certificates and the
                       Class A-4FL Regular Interest, to the holders of the Class
                       A-M Certificates, the Principal Distribution Amount for
                       such Distribution Date until the aggregate Certificate
                       Balance of the Class A-M Certificates has been reduced to
                       zero; the portion of the Principal Distribution Amount
                       distributed under this payment priority will be reduced
                       by any portion of the Principal Distribution Amount
                       distributed to the holders of the Class A Senior
                       Certificates (other than the Class A-4FL Certificates)
                       and the Class A-4FL Regular Interest;

               (vi)    to the holders of the Class A-M Certificates, to
                       reimburse them for any Realized Losses or Expense Losses
                       previously allocated to such class of certificates and
                       for which reimbursement has not previously been fully
                       paid, plus interest on such Realized Losses or Expense
                       Losses, at one-twelfth the applicable Pass-Through Rate;

               (vii)   to the holders of the Class A-J Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

                                     S-122

               (viii)  upon payment in full of the aggregate Certificate Balance of the Class A-M Certificates, to the holders of the
                       Class A-J Certificates, the Principal Distribution Amount
                       for such Distribution Date until the aggregate
                       Certificate Balance of the Class A-J Certificates has
                       been reduced to zero; the portion of the Principal
                       Distribution Amount distributed under this payment
                       priority will be reduced by any portion of the Principal
                       Distribution Amount distributed to the holders of the
                       Class A Senior Certificates (other than the Class A-4FL
                       Certificates), the Class A-4FL Regular Interest and Class
                       A-M Certificates;

               (ix)    to the holders of the Class A-J Certificates, to
                       reimburse them for any Realized Losses or Expense Losses
                       previously allocated to such class of certificates and
                       for which reimbursement has not previously been fully
                       paid, plus interest on such Realized Losses or Expense
                       Losses, at one-twelfth the applicable Pass-Through Rate;

               (x)     to the holders of the Class B Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xi)    upon payment in full of the aggregate Certificate Balance
                       of the Class A-J Certificates, to the holders of the
                       Class B Certificates, the Principal Distribution Amount
                       for such Distribution Date until the aggregate
                       Certificate Balance of the Class B Certificates has been
                       reduced to zero; the portion of the Principal
                       Distribution Amount distributed under this payment
                       priority will be reduced by any portion of the Principal
                       Distribution Amount distributed to the holders of the
                       Class A Senior Certificates (other than the Class A-4FL
                       Certificates), the Class A-4FL Regular Interest and the
                       Class A-M and Class A-J Certificates;

               (xii)   to the holders of the Class B Certificates, to reimburse
                       them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate;

               (xiii)  to the holders of the Class C Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xiv)   upon payment in full of the aggregate Certificate Balance
                       of the Class B Certificates, to the holders of the Class
                       C Certificates, the Principal Distribution Amount for
                       such Distribution Date until the aggregate Certificate
                       Balance of the Class C Certificates has been reduced to
                       zero; the portion of the Principal Distribution Amount
                       distributed under this payment priority will be reduced
                       by any portion of the Principal Distribution Amount
                       distributed to the holders of the Class A Senior
                       Certificates (other than the Class A-4FL Certificates),
                       the Class A-4FL Regular Interest and the Class A-M, Class
                       A-J and Class B Certificates;

               (xv)    to the holders of the Class C Certificates, to reimburse
                       them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate;

               (xvi)   to the holders of the Class D Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xvii)  upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class
                       D Certificates, the Principal Distribution Amount for
                       such Distribution Date until the aggregate Certificate
                       Balance of the Class D Certificates has been reduced to
                       zero; the portion of the Principal Distribution Amount
                       distributed under this payment priority will be reduced
                       by any portion of the Principal Distribution Amount

                                     S-123

                       distributed to the holders of the Class A Senior
                       Certificates (other than the Class A-4FL Certificates),
                       the Class A-4FL Regular Interest and the Class A-M, the
                       Class A-J, Class B and Class C Certificates;

               (xviii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate;

               (xix)   to the holders of the Class E Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xx)    upon payment in full of the aggregate Certificate Balance
                       of the Class D Certificates, to the holders of the Class
                       E Certificates, the Principal Distribution Amount for
                       such Distribution Date until the aggregate Certificate
                       Balance of the Class E Certificates has been reduced to
                       zero; the portion of the Principal Distribution Amount
                       distributed under this payment priority will be reduced
                       by any portion of the Principal Distribution Amount
                       distributed to the holders of the Class A Senior
                       Certificates (other than the Class A-4FL Certificates),
                       the Class A-4FL Regular Interest and the Class A-M, the
                       Class A-J, Class B, Class C and Class D Certificates;

               (xxi)   to the holders of the Class E Certificates, to reimburse
                       them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate; and

               (xxii)  to the holders of the Class F Certificates, the
                       Distributable Certificate Interest Amount in respect of
                       such class of certificates for such Distribution Date;

               (xxiii) upon payment in full of the aggregate Certificate Balance of the Class E Certificates, to the holders of the Class
                       F Certificates, the Principal Distribution Amount for
                       such Distribution Date until the aggregate Certificate
                       Balance of the Class F Certificates has been reduced to
                       zero; the portion of the Principal Distribution Amount
                       distributed under this payment priority will be reduced
                       by any portion of the Principal Distribution Amount
                       distributed to the holders of the Class A Senior
                       Certificates (other than the Class A-4FL Certificates),
                       the Class A-4FL Regular Interest and the Class A-M, the
                       Class A-J, Class B, Class C, Class D and Class E
                       Certificates;

               (xxiv)  to the holders of the Class F Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                       allocated to such class of certificates and for which
                       reimbursement has not previously been fully paid, plus
                       interest on such Realized Losses or Expense Losses, at
                       one-twelfth the applicable Pass-Through Rate; and

               (xxv)   to make payments to the holders of the private
                       certificates (other than the Class X, Class X-MP, Class
                       X-RC, Class DP and Class ST Certificates) as contemplated
                       below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
     Class A-4 Certificates and the Class A-4FL Regular Interest, in proportion to their respective Certificate Balances, in reduction of their respective
     Certificate Balances, until the aggregate Certificate Balance of each such
     Class is reduced to zero; and

                                     S-124

o    second, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
     Class A-4 Certificates and the Class A-4FL Regular Interest, based on their respective entitlements to reimbursement, for the unreimbursed amount of
     Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, the Class X-MP Strip Amount will be paid to holders of the Class X-MP Certificates for so long as the notional amount of the
Class X-MP Certificates is greater than zero and the Class X-RC Strip Amount will be paid to holders of the Class X-RC Certificates for so long as the notional amount of the Class X-RC Certificates is greater than zero.

          On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-4FL Certificates) and the
Class A-4FL Regular Interest and the Class X, Class X-MP and Class X-RC
Certificates, the paying agent will apply the remaining portion, if any, of the
Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X,
Class X-MP, Class X-RC, Class DP and Class ST Certificates and the Residual
Certificates, in alphabetical order of Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class G Certificates, then payments under clauses (1), (2), and
(3) below, in that order, to the holders of the Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates:

          (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the
               particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal
               Distribution Amount for such Distribution Date; and

          (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such class of
               certificates and for which no reimbursement has previously been paid, plus (b) all Unpaid Interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates
(or the Class A-4FL Regular Interest) as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class T Certificates.

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates) --
for any, and to the extent of, Unpaid Interest; second, Realized Losses and
Expense Losses, including interest on Advances, previously allocated to them;
and third, upon the reduction of the aggregate Certificate Balance of the
Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer
Compensation.

          The amount to be allocated to the Class A-4FL Regular Interest on each
Distribution Date will be required to be deposited into the Floating Rate
Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-4FL Regular Interest will be applied to make payments under the Swap Contract as provided in this prospectus supplement under "Description of the Swap Contract." The amounts remaining in the Floating
Rate Account,

                                     S-125

including any net swap payment received under the Swap Contract from the Swap
Counterparty, will be distributed to the holders of the Class A-4FL Certificates on the Distribution Date as part of the Class A-4FL Available Funds.

The Class A-4FL Certificates

          On each Distribution Date, the paying agent will distribute from the
Class A-4FL Available Funds to the holders of the Class A-4FL Certificates as of the related Record Date the following amounts: (i) the Class A-4FL Interest
Distribution Amount and (ii) the Class A-4FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contract"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-4FL Certificates. No holder of a Class A-4FL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-4FL Regular Interest for so long as the Swap Contract or any replacement swap contract remains in place.
Such amounts will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract.

          The Class A-4FL Certificates will accrue interest for each
Distribution Date on their Certificate Balance at a rate equal to one-month
LIBOR plus 0.1475% (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest
Accrual Period) based on the actual number of days elapsed in the related
Interest Accrual Period and a 360-day year; provided that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the Swap Contract or if there are insufficient funds in the Floating Rate
Account to pay the Swap Counterparty the full amount due to the Swap
Counterparty under the Swap Contract. Allocation of Net Aggregate Prepayment
Interest Shortfalls to the Class A-4FL Regular Interest will reduce the amount of interest payable to the Class A-4FL Certificates by an equivalent amount. If the pass-through rate on the Class A-4FL Regular Interest is reduced below
5.731% per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-4FL
Certificates for such distribution date.

          In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-4FL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The Pass-Through Rate of
the Class A-4FL Regular Interest is equal to the lesser of a fixed rate equal to
5.731% per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

          In the event that after payment of the net swap payment due from or to the Swap Counterparty, as the case may be, there are insufficient funds in the
Floating Rate Account to make the full distribution of the Class A-4FL Interest
Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

          For a further discussion, see "Description of the Swap Contract"
herein.

Class A-AB Planned Principal Balance

          On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of such amounts attributable to Loan Group 1 and, after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of such amounts attributable to Loan Group 2, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available Distribution Amount" above. The
"Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the
Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount attributable to Loan
Group 1 will be distributed to the

                                     S-126

Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero. In general, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal
Distribution Amount attributable to Loan Group 2 will be distributed to the
Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates and the Class A-4FL Regular Interest then entitled to distributions of principal on that Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b)
the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates. All Prepayment Premiums or Yield Maintenance Charges allocated to the Class A-4FL Regular Interest will be paid to the Swap Counterparty unless the Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X
Certificates.

          Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to (1) the Millennium Portfolio
Mortgage Loan will be distributed as follows: (i) for so long as the Notional
Amount of the Class X-MP Certificates is greater than zero, (a) 15% to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K and Class X Certificates and Class A-4FL Regular Interest,
allocable among such Classes as set forth in the two preceding paragraphs, and
(b) 85% to the holders of the Class X-MP Certificates and (ii) after the
Notional Amount of the Class X-MP Certificates is reduced to zero, 100% to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class
A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K and Class X Certificates and Class A-4FL Regular Interest,
allocable among such Classes as set forth in the two preceding paragraphs and
(2) the Ritz-Carlton Pari Passu Loan will be distributed as follows: (i) for so long as the Notional Amount of the Class X-RC Certificates is greater than zero,
(a) 15% to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K and Class X Certificates and Class A-4FL Regular
Interest, allocable among such Classes as set forth in the two preceding paragraphs, and (b) 85% to the holders of the Class X-RC Certificates and (ii)
after the Notional Amount of the Class X-RC Certificates is reduced to zero,
100% to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K and Class X Certificates and Class A-4FL Regular
Interest, allocable among such Classes as set forth in the two preceding paragraphs.

                                     S-127

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class
Q, Class S or Class T Certificates or the Residual Certificates. Any Prepayment
Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property may be acquired by the trust with respect to a Non-Serviced Mortgage Loan acquired under a Non-Serviced Mortgage
Loan Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing
Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until the REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from the REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions"
below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are
intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of an appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.
See "--Advances--P&I Advances" below.

                                     S-128

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including advances, if any, to be made on such Non-Serviced Mortgage
Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be
made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the
Senior Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate
Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire
Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each
Distribution Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K,
Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class
A-J and Class A-M Certificates, in that order, and then to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and Class
A-4FL Regular Interest, pro rata, and, solely with respect to losses of interest
(other than as a reduction of the Notional Amount), to the Class X Certificates,
pro rata with the Class A Senior Certificates (other than the Class A-4FL
Certificates) and with the Class A-4FL Regular Interest, in each case reducing principal and/or interest otherwise payable thereon.

                                     S-129

Any allocations of Realized Losses to the Class A-4FL Regular Interest will result in an equivalent reduction to the Class A-4FL Certificates. The Class
X-MP Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Millennium Portfolio Mortgage Loan and the
Class X-RC Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Ritz-Carlton Pari Passu Loan.

          Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates or the Class
A-4FL Regular Interest on any Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each Class of certificates (other than the Class
A-4FL, Class X-RC, Class X-MP, Class DP and Class ST Certificates) and the Class
A-4FL Regular Interest, pro rata, in proportion to the amount of Accrued
Certificate Interest payable to such Class of certificates and the Class A-4FL
Regular Interest on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate Prepayment Interest
Shortfalls to the Class A-4FL Regular Interest will reduce the amount of interest payable to the Class A-4FL Certificates by an equivalent amount. The
Distributable Certificate Interest Amount in respect of any Class of certificates other than the Class X-RC, Class X-MP, Class DP and Class ST
Certificates will be reduced to the extent any Net Aggregate Prepayment Interest

                                     S-130

Shortfalls are allocated to such Class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and
Balloon Payments that are received by the master servicer (from the borrower or the related Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

          The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the balance as of the Cut-off Date of the mortgage loans.

          The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and Unpaid
Interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates and Class A-4FL Regular Interest have been reduced to zero, the trust (other than portions corresponding to the Class DP REMIC and the Class ST
REMIC) could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X, Class X-MP, Class X-RC and the Class T Certificates, but excluding the Class DP and Class ST Certificates and the Residual Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange. Any optional termination must be conducted so as to constitute a "qualified liquidation" of each applicable REMIC under Section 860F of the Code.

          Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and Unpaid
Interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders, the Swap
Counterparty and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

                                     S-131

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan.

          None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Contract.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires on or after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

                                     S-132

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The Non-Serviced
Mortgage Loan Pooling and Servicing Agreement for a Non-Serviced Companion
Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make
P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the
Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances will generally be reimbursable from amounts on deposit in the
Certificate Account or Distribution Account as described under "--Reimbursement of Advances" below. If the

                                      S-133

master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates (other than the Class DP and Class ST Certificates) on that Distribution Date. Any provision in the
Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the
master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable,
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above) exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be entitled to rely conclusively on any determination by the

                                      S-134

master servicer or special servicer of nonrecoverability with respect to such
Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

          In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder and the Swap Counterparty on each Distribution Date:

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i)     the date of such Distribution Date, and of the Record
                       Date, Interest Accrual Period, and Determination Date for
                       such Distribution Date;

               (ii)    the Available Distribution Amount for the Distribution
                       Date, and any other cash flows received on the mortgage
                       loans and applied to pay fees and expenses (including the
                       components of the Available Distribution Amount or such
                       other cash flows);

               (iii)   the aggregate amount of servicing fees, Special Servicing
                       Fees, other special servicing compensation and Trustee
                       Fees paid to the master servicer, the special servicer,
                       the Primary Servicer, the holders of the rights to Excess
                       Servicing Fees, the trustee and the paying agent with
                       respect to the Mortgage Pool;

               (iv)    the amount of other fees and expenses accrued and paid
                       from the trust, including without limitation Advance
                       reimbursement and interest on Advances, and specifying
                       the purpose of such fees or expenses and the party
                       receiving payment of those amounts, if applicable;

               (v)     the amount, if any, of such distributions to the holders
                       of each Class of Principal Balance Certificates applied
                       to reduce the aggregate Certificate Balance of that
                       Class;

               (vi)    the amount of such distribution to holders of each Class
                       of certificates allocable to (A) interest and (B)
                       Prepayment Premiums or Yield Maintenance Charges;

               (vii)   the amount of any shortfall in principal distributions
                       and any shortfall in interest distributions to each
                       applicable Class of certificates;

               (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

               (ix)    the aggregate Certificate Balance or Notional Amount of
                       each Class of certificates before and after giving effect
                       to the distribution made on such Distribution Date;

               (x)     the Pass-Through Rate applicable to each Class of
                       certificates for such Distribution Date;

                                      S-135

               (xi)    the weighted average mortgage rate (and interest rates by
                       distributional groups or ranges) of the mortgage loans as
                       of the related Determination Date;

               (xii)   the number of outstanding mortgage loans and the
                       aggregate principal balance and Scheduled Principal
                       Balance of the mortgage loans and weighted average
                       remaining term at the close of business on the related
                       Determination Date, with respect to the Mortgage Pool and
                       with respect to each Loan Group;

               (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                       (A)  delinquent 30 to 59 days,

                       (B)  delinquent 60 to 89 days,

                       (C)  delinquent 90 days or more,

                       (D)  as to which foreclosure proceedings have been
                            commenced, or

                       (E)  as to which bankruptcy proceedings have been
                            commenced;

               (xiv)   the aggregate amount and general purpose of Servicing
                       Advances and P&I Advances outstanding, separately stated,
                       that have been made by the master servicer, the special
                       servicer and the trustee with respect to the Mortgage
                       Pool and the aggregate amount and general purpose of
                       Servicing Advances and P&I Advances made by the
                       applicable Non-Serviced Mortgage Loan Master Servicer in
                       respect of the Non-Serviced Mortgage Loans;

               (xv)    the number and related principal balances of any mortgage
                       loans modified, extended or waived on a loan-by-loan
                       basis since the previous Determination Date (including a
                       description of any modifications, extensions or waivers
                       to mortgage loan terms, fees, penalties or payments
                       during the distribution period);

               (xvi)   with respect to any REO Property included in the trust,
                       the principal balance of the related mortgage loan as of
                       the date of acquisition of the REO Property and the
                       Scheduled Principal Balance of the mortgage loan;

               (xvii)  as of the related Determination Date:

                       (A) as to any REO Property sold during the related
                       Collection Period, the date of the related determination
                       by the special servicer that it has recovered all
                       payments which it expects to be finally recoverable and
                       the amount of the proceeds of such sale deposited into
                       the applicable Certificate Account, and

                       (B) the aggregate amount of other revenues collected by
                       the special servicer with respect to each REO Property
                       during the related Collection Period and credited to the
                       applicable Certificate Account, in each case identifying
                       such REO Property by the loan number of the related
                       mortgage loan;

               (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the
                       Mortgage Pool and with respect to each Loan Group;

               (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                       Losses, if any, incurred with respect to the mortgage
                       loans, including a break out by type of such Realized
                       Losses or Expense Losses, with respect to the Mortgage
                       Pool and with respect to each Loan Group;

                                      S-136

               (xx)    Material Breaches of mortgage loan representations and
                       warranties of which the trustee, the master servicer or
                       the special servicer has received written notice;

               (xxi)   the amount of any Appraisal Reductions effected during
                       the related Collection Period on a loan-by-loan basis and
                       the total Appraisal Reductions in effect as of such
                       Distribution Date, with respect to the Mortgage Pool and
                       with respect to each Loan Group (and in the case of any
                       Non-Serviced Mortgage Loans, the amount of any appraisal
                       reductions effected under the related Non-Serviced
                       Mortgage Loan Pooling and Servicing Agreement);

               (xxii)  with respect to the Swap Contract:

                       (A)  the amounts received and paid in respect of the Swap
                            Contract for such Distribution Date and the
                            Pass-Through Rate applicable to the Class A-4FL
                            Certificates for the next succeeding Distribution
                            Date;

                       (B)  identification of any Rating Agency Trigger Event or
                            Swap Default as of the close of business on the last
                            day of the immediately preceding calendar month;

                       (C)  the amount of any (i) payment by the Swap
                            Counterparty as a termination payment, (ii) payment
                            to any successor interest rate Swap Counterparty to
                            acquire a replacement swap contract, and (iii)
                            collateral posted by the Swap Counterparty in
                            connection with any Rating Agency Trigger Event; and

                       (D)  the amount of and identification of any payments on
                            the Class A-4FL Certificates in addition to the
                            amount of principal and interest due on such class,
                            such as any termination payment received in
                            connection with the Swap Contract or any payment of
                            a Prepayment Premium or Yield Maintenance Charge
                            after the termination of the Swap Contract; and

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call (312) 904-0708. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

                                      S-137

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of any B Note and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the
Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the custodian make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap Counterparty, the holder of
a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
     Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the custodian) upon request; however, the paying agent or custodian will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the custodian, as applicable). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

                                      S-138

          The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-HQ9." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at the office referred to above.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in August 2006:

The close of business on

August 1 (except as described in   (A)  Cut-off Date.
this prospectus supplement)

August 31                          (B)  Record Date for all Classes of
                                        Certificates.

August 2 - September 8             (C)  The Collection Period. The master
                                        servicer receives Scheduled Payments due
                                        after the Cut-off Date and any Principal
                                        Prepayments made after the Cut-off Date
                                        and on or prior to September 8.

September 8                        (D)  Determination Date.

September 13                       (E)  Master Servicer Remittance Date.

September 14                       (F)  Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal

                                      S-139

payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to September 8, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

          The Rated Final Distribution Date of each class of certificates (other than the Class DP and Class ST Certificates) is the Distribution Date in July
2044.

          The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to, or be consistent with, or in furtherance of, the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

                                      S-140

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portions of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of Residual Certificates;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (i) the Depositor and the master servicer determine that that industry standard has changed, (ii) such modification will not result in an adverse
     REMIC event, as evidenced by an opinion of counsel, (iii) each Rating
     Agency has provided confirmation that such modification will not result in a downgrade, withdrawal or qualification in any rating then assigned to any
     Class of Certificates, and (iv) the Operating Adviser consents to such modification; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portions of the trust). In certain cases, pursuant to the terms of the related intercreditor agreement, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of a B Note may be effected unless the holder of that B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

o    change the activities of the Trust, without the consent of the Holders of all Certificates affected thereby;

                                      S-141

o    reduce the aforesaid percentages of aggregate certificate percentage or
     Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury
     Regulations and rulings promulgated under the Code;

o    adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class T Certificateholders or the Class A-4FL
     Certificateholders, as applicable; or

o    adversely affect the status of any REMIC created under the Pooling and
     Servicing Agreement for federal income tax purposes without the consent of
     100% of the Certificateholders (including the Class R-I, Class R-II and
     Class R-III Certificateholders but excluding the Class T
     Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under the Swap Contract without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

          Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of a mortgage loan seller under the related
Mortgage Loan Purchase Agreement without the consent of the applicable mortgage loan seller.

EVIDENCE AS TO COMPLIANCE

          Each of the master servicer, the special servicer, the Primary
Servicer and the paying agent will be required under the Pooling and Servicing
Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the
Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and, to the extent required under the Pooling and
Servicing Agreement, the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each Servicing
Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance")
assessing compliance by that party with the servicing criteria set forth in Item
1122(d) of Regulation AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

                                      S-142

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

          On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-4FL Regular Interest together with a swap contract (the "Swap Contract") with Morgan Stanley Capital Services Inc., a
Delaware corporation (the "Swap Counterparty"). The Class A-4FL Certificates
will represent all of the beneficial interest in the Class A-4FL Regular
Interest, the Swap Contract and all amounts on deposit in the Floating Rate
Account (as defined below). The Swap Contract will have an expiration date of the Distribution Date in July 2044. Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for the Class A-4FL
Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

          The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-4FL Certificates (the
"Floating Rate Account"). Promptly upon receipt of any payment of interest on the Class A-4FL Regular Interest or a payment or other receipt in respect of the
Swap Contract, the paying agent will deposit the same into the Floating Rate
Account.

          The paying agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute the Class A-4FL Available
Funds for any Distribution Date to the holders of the Class A-4FL Certificates;
(ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing
Agreement; (v) in the event of the termination of the Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap
Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-4FL Certificates
(net of any costs and expenses related to the Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the Swap Contract), to the holders of the related Class
A-4FL Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the
Swap Contract with respect to the Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the Floating Rate
Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-4FL
Certificates or each Rating Agency then rating the Class A-4FL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-4FL
Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Floating Rate Account to make the full distribution of the Distributable Certificate Interest Amount
to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class A-4FL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL
Certificates in the event that the Swap Counterparty fails to make a required payment.

                                      S-143

THE SWAP CONTRACT

          The Swap Contract will provide that, subject to any adjustments for
Net Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in September 2006, the paying agent will pay (or will instruct the master servicer to pay) an amount
(the "Fixed Interest Distribution") to the Swap Counterparty equal to 5.731% per annum multiplied by a notional amount equal to the outstanding principal balance of the Class A-4FL Regular Interest (the "Floating Rate Certificate Notional
Amount") calculated on a 30/360 basis, and the Swap Counterparty will pay an amount equal to the Floating Rate Certificate Notional Amount multiplied by the
Pass-Through Rate of the Class A-4FL Certificates to the paying agent for the benefit of the holders of the Class A-4FL Certificates. The Pass-Through Rate
for the Class A-4FL Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual Period, an interpolated rate based on two-week and one-month LIBOR) plus 0.1475% based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under the
Swap Contract with respect to each Distribution Date will be made by the Swap
Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to the Swap Contract on the Closing
Date.

          If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class A-4FL Certificates (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement) will be required to enforce the rights of the trust under the related Swap Contract as may be permitted by the terms of such
Swap Contract and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under the Swap Contract will be reimbursable to the paying agent solely out of amounts in the Floating Rate Account that are otherwise payable to the Class A-4FL Certificates to the extent not reimbursed by the Swap
Counterparty; provided that either without the consent of 100% of the holders of the Class A-4FL Certificates or the written confirmation of each Rating Agency then rating such Class A-4FL Certificates that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-4FL Certificates, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such proceeds will instead be distributed to the holders of the Class
A-4FL Certificates. Following the termination of the Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract)
or if a Swap Default or other default or event of termination under the Swap
Contract occurs and is continuing, until such default is cured or such Swap
Contract is replaced, the Distributable Certificate Interest Amount with respect to the Class A-4FL Certificates will be equal to the Distributable Certificate
Interest Amount for the Class A-4FL Regular Interest, and the Class A-4FL
Certificates will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest. Any conversion of the Class
A-4FL Certificates to a fixed interest rate subject to the Weighted Average Net
Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-4FL
Certificates. A Swap Default or termination of a Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-4FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-4FL
Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-4FL Certificates.

                                     S-144

          "Swap Default" means any failure on the part of the Swap Counterparty to (i) make a required payment under the Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each Rating Agency after a Rating Agency Trigger Event as required by such Swap Contract.

          The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest
Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class A-4FL Certificates.

          In addition, if the funds allocated to the payment of the Fixed
Interest Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-4FL Interest Distribution Amount to the Class A-4FL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-4FL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-4FL Regular Interest, reduction in the interest available to be distributed to the Class A-4FL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below 5.731% will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-4FL Certificates.

          In addition to certain customary events of default and termination events contained in the Swap Contract, the Swap Counterparty will have the right to terminate such Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is amended or the holders of the Class A-4FL Certificates or Class A-4FL Regular Interest
waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

SIGNIFICANCE PERCENTAGE

          The "significance percentage" with respect to the Swap Contract is less than 10%. "Significance percentage" means the percentage that the amount of the "significance estimate" (as described below) represents of the initial aggregate Certificate Balance of the Class A-4FL Certificates. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap Counterparty's internal risk management process in respect of similar interest rate swap agreements.

TERMINATION PAYMENTS

          The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to the Swap Contract, to the trust if an Event of
Default or an Early Termination Date (each as defined in each Swap Contract)
occurs under the Swap Contract and the Swap Counterparty is the sole Defaulting
Party or the sole Affected Party (each as defined in the Swap Contract). No other termination amounts will be payable by either party under the Swap
Contract.

          The Swap Contract will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

          The interest rate swap agreement will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose

                                     S-145

subsidiary of Morgan Stanley (NYSE: MWD). The principal executive offices of
Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000.

          Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of
Morgan Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of June 27, 2006, Morgan Stanley has a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

          The information contained in this section relates to and has been obtained from the Swap Counterparty.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate
     Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

          All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-4FL Regular Interest will be paid to the Swap Counterparty unless the
Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate.

                                     S-146

Accordingly, the yield on those classes of certificates may (and in the case of a class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class A-4FL Certificates will be sensitive to levels of one-month LIBOR. In general, the effect of any such changes on the yields and
Pass-Through Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-4FL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The
Pass-Through Rate of the Class A-4FL Regular Interest is a rate equal to the lesser of 5.731% per annum and the Weighted Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional
Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable
Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

          A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-M through Class S certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the
Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and Class
A-4FL Regular Interest. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates and the Class A-4FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an

                                     S-147

ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an Event of
Default under the terms of that mortgage loan. However, the Pooling and
Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-4FL Certificates), Class A-4FL Regular Interest, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class X, Class X-MP and Class X-RC Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the
certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The
Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II -
Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate
(or, for the Class A-4FL Certificates, at the rate on the Class A-4FL Regular
Interest) and may adversely affect the yield to maturity of that class of certificates for as long as it is outstanding. Any such shortfall borne by the
Class A-4FL Regular Interest will be borne by the holders of the Class A-4FL
Certificates.

                                     S-148

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class S
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates) -- from the Class Q Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates and the Class A-4FL Regular Interest. As to each of such classes,
Realized Losses and Expense Losses will reduce (i) first, the Certificate
Balance of each such class until each such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii) second, Unpaid
Interest owing to each such class and (iii) third, Distributable Certificate
Interest Amounts owing to each such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-1A Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates and Class A-4
Certificates and the Class A-4FL Regular Interest, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. The
Class X-MP Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Millennium Portfolio Mortgage Loan and the Class X-RC Certificates will have a senior priority with respect to, and will receive interest payments solely from, the Ritz-Carlton Pari Passu Loan.
Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates other than the Class DP and Class ST Certificates
(subject to the following sentence), pro rata as described in this prospectus supplement, in each case reducing interest otherwise payable thereon.
Notwithstanding the foregoing, distributions of interest on the Class X-MP
Certificates will not be reduced by any portion of a Net Aggregate Prepayment
Interest Shortfall and will instead be reduced only by any Prepayment Interest
Shortfall incurred with respect to the Millennium Portfolio Mortgage Loan and allocable to the Millennium Portfolio IO Component, and distributions of interest on the Class X-RC Certificates will not be reduced by any portion of a
Net Aggregate Prepayment Interest Shortfall and will instead be reduced only by any Prepayment Interest Shortfall incurred with respect to the Ritz-Carlton Pari
Passu Loan and allocable to the Ritz-Carlton IO Component. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses on the pooled mortgage loans generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates (other than the Class DP and Class ST
Certificates) outstanding. In addition, although losses will not be directly allocated to the Class A-4FL Certificates, losses allocated to the Class A-4FL
Regular Interest will result in a corresponding reduction of the Certificate
Balance of the Class A-4FL Certificates.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

                                     S-149

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and the Class
A-4FL Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates and
the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class
A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

                                     S-150

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                       90%    90%    90%    90%    90%
August 2008                       78%    78%    78%    78%    78%
August 2009                       64%    64%    64%    64%    64%
August 2010                       47%    47%    47%    47%    47%
August 2011                        0%     0%     0%     0%     0%
Weighted average life (years)   3.39   3.39   3.38   3.37   3.31

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                       99%    99%    99%    99%    99%
August 2009                       98%    98%    98%    98%    98%
August 2010                       97%    97%    97%    97%    97%
August 2011                       96%    96%    96%    96%    96%
August 2012                       95%    95%    95%    95%    95%
August 2013                       94%    94%    94%    94%    94%
August 2014                       92%    92%    92%    92%    92%
August 2015                       90%    90%    90%    90%    90%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.38   9.35   9.34   9.33   9.13

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                       67%    67%    67%    67%    67%
August 2012                        0%     0%     0%     0%     0%
Weighted average life (years)   5.29   5.29   5.28   5.27   5.12

                                     S-151

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                        0%     0%     0%     0%     0%
Weighted average life (years)   6.82   6.81   6.79   6.77   6.57

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                       89%    89%    89%    89%    89%
August 2013                       64%    61%    59%    54%     0%
August 2014                       36%    10%     0%     0%     0%
August 2015                        2%     0%     0%     0%     0%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   7.49   7.14   6.99   6.90   6.74

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%    98%
August 2014                      100%   100%    99%    97%    95%
August 2015                      100%    96%    93%    91%    76%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.72   9.65   9.57   9.49   9.22

                                     S-152

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%    98%
August 2014                      100%   100%    99%    97%    95%
August 2015                      100%    96%    93%    91%    76%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.72   9.65   9.57   9.49   9.22

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.90   9.88   9.85   9.82   9.60

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.90   9.90   9.90   9.89   9.71

                                     S-153

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.90   9.90   9.90   9.90   9.79

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.90   9.90   9.90   9.90   9.82

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.94   9.90   9.90   9.90   9.82

                                     S-154

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.99   9.90   9.90   9.90   9.82

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE          0%     25%    50%    75%   100%
-----------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)   9.99   9.99   9.90   9.90   9.82

                                     S-155

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of two hundred eleven (211) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $2,565,237,893, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $872,228 to $250,000,000, and the mortgage loans have an average Cut-off Date Balance of $12,157,526.

          For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

          Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than thirty-one (31) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred seventy-eight (178) mortgage loans, with an Initial Loan Group 1 Balance of $2,400,571,574, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 93.6% of the Initial Pool Balance.

          Loan Group 2 will consist of thirty-one (31) of the mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $164,666,319, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 6.4% of the Initial Pool Balance and approximately 97.1% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

          The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from $872,228 to $250,000,000 and the mortgage loans in Loan Group 1 had an average Cut-off Date Balance of $13,486,357. The Cut-off Date Balances of the
mortgage loans in Loan Group 2 range from $1,219,110 to $18,200,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of
$4,989,888.

          Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage
Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          A description of the underwriting standards for each of Morgan Stanley
Mortgage Capital Inc., LaSalle Bank National Association and Principal
Commercial Funding II, LLC are set forth in this prospectus supplement under
"The Sponsors, Mortgage Loan Sellers and Originators--Morgan Stanley Mortgage
Capital Inc.--Underwriting Standards", "--LaSalle Bank National
Association--Underwriting Standards" and "--Principal Commercial Funding II,
LLC--Underwriting Standards", respectively.

          The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

          The mortgage loans were originated between June 30, 2005 and July 21,
2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

                                     S-156

          Two hundred eighty-one (281) mortgaged properties, securing mortgage loans representing 78.8% of the Initial Pool Balance (which include two hundred forty-three (243) mortgaged properties in Loan Group 1, representing 77.4% of the Initial Loan Group 1 Balance, and thirty-eight (38) mortgaged properties in
Loan Group 2, representing 100% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Five
(5) mortgaged properties, securing a mortgage loan representing 18.6% of the
Initial Pool Balance (and representing 19.9% of the Initial Loan Group 1
Balance), are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

          Two (2) mortgaged properties, securing a mortgage loan representing
2.5% of the Initial Pool Balance (and representing 2.7% of the Initial Loan
Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

          On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase
Agreement to be entered into between us and the particular mortgage loan seller.
We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan
Sellers and Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred eleven
(211) mortgage loans, representing 100% of the Initial Pool Balance (which include one hundred seventy-eight (178) mortgage loans in Loan Group 1, representing 100% of the Initial Loan Group 1 Balance, and thirty-three (33)
mortgage loans in Loan Group 2, representing 100% of the Initial Loan Group 2
Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

          The mortgage loans consist of the following property types:

          o    Office - Fifty-two (52) of the mortgaged properties, which secure
               43.2% of the Initial Pool Balance, are office properties;

          o    Retail - Eighty-nine (89) of the mortgaged properties, which secure 34.8% of the Initial Pool Balance, are retail properties;

          o    Hospitality - Seventy (70) of the mortgaged properties, which secure 8.3% of the Initial Pool Balance, are hospitality
               properties;

          o    Multifamily - Thirty-six (36) of the mortgaged properties, which secure 6.0% of the Initial Pool Balance, are multifamily
               properties;

          o    Industrial - Eighteen (18) of the mortgaged properties, which secure 4.3% of the Initial Pool Balance, are industrial
               properties;

          o    Mixed Use - Seven (7) of the mortgaged properties, which secure
               1.4% of the Initial Pool Balance, are mixed use properties;

                                     S-157

          o    Self Storage - Eleven (11) of the mortgaged properties, which secure 1.2% of the Initial Pool Balance, are self storage
               properties;

          o    Manufactured Housing Community - Four (4) of the mortgaged properties, which secure 0.6% of the Initial Pool Balance, are manufactured housing community properties; and

          o    Other - One (1) of the mortgaged properties, which secures 0.1%
               of the Initial Pool Balance, is a type of property other than those set forth in this paragraph.

          For information regarding the property types in Loan Group 1 or Loan
Group 2, see Appendix I to this prospectus supplement.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, California,
Colorado, Massachusetts and Washington, D.C.

          o    Thirteen (13) mortgaged properties, representing security for
               14.2% of the Initial Pool Balance, are located in New York;

          o    Twenty-nine (29) mortgaged properties, representing security for
               13.7% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, twenty-one (21)
               of such mortgaged properties, representing security for 8.6% of the initial Pool Balance, are located in Southern California, and eight (8) mortgaged properties, representing security for 5.1% if the Initial Pool Balance, are located in Northern California.
               Northern California includes areas with zip codes above 93600 and
               Southern California includes areas with zip codes of 93600 and below;

          o    Four (4) mortgaged properties, representing security for 10.0% of the Initial Pool Balance, are located in Colorado;

          o    Five (5) mortgaged properties, representing security for 9.9% of the Initial Pool Balance, are located in Massachusetts; and

          o    Six (6) mortgaged properties, representing security for 5.5% of the Initial Pool Balance, are located in Washington, D.C.

          For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

          One hundred ninety-nine (199) of the mortgage loans, representing
67.1% of the Initial Pool Balance (which include one hundred sixty-six (166)
mortgage loans in Loan Group 1, representing 64.9% of the Initial Loan Group 1
Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100%
of the Initial Loan Group 2 Balance), have Due Dates on the first day of each calendar month. Six (6) of the mortgage loans, representing 20.9% of the Initial
Pool Balance (which include six (6) mortgage loans in Loan Group 1, representing
22.3% of the Initial Loan Group 1 Balance), have Due Dates on the 8th day of each calendar month. One (1) mortgage loan, representing 4.3% of the Initial
Pool Balance (and representing 4.6% of the Initial Loan Group 1 Balance), has a
Due Date on the 7th day of each calendar month. Two (2) mortgage loans, representing 3.1% of the Initial Pool Balance (and representing 3.3% of the
Initial Loan Group 1 Balance), have Due Dates on the 3rd day of each calendar month. Two (2) mortgage loans, representing 3.1% of the Initial Pool Balance
(and representing 3.3% of the Initial Loan Group 1 Balance), have Due Dates on the 9th day of each calendar month. One (1) mortgage loan, representing 1.5% of the Initial Pool Balance (and representing 1.6% of the Initial Loan Group 1
Balance), has a Due Date on the last business day of each calendar month with respect to interest accrued during that month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) one hundred

                                     S-158

ninety-six (196) mortgage loans, representing 93.7% of the Initial Pool Balance
(which include one hundred sixty-six (166) mortgage loans in Loan Group 1, representing 93.7% of the Initial Loan Group 1 Balance, and thirty (30) mortgage loans in Loan Group 2, representing 93.8% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days, (ii) three (3) mortgage loans, representing
3.2% of the Initial Pool Balance (and representing 3.4% of the Initial Loan
Group 1 Balance), with grace periods prior to the imposition of late payment charges of 7 business days, (iii) seven (7) mortgage loans, representing 2.6% of the Initial Pool Balance (which include six (6) mortgage loans in Loan Group 1, representing 2.6% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 2.4% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 15 business days, and (iv) five (5) mortgage loans, representing 0.6% of the Initial Pool
Balance (which includes three (3) mortgage loans in Loan Group 1 and representing 0.3% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 3.8% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 10 business days.

Amortization

          The mortgage loans have the following amortization features:

          Two hundred ten (210) of the mortgage loans, representing 99.4% of the
Initial Pool Balance (which include one hundred seventy-seven (177) mortgage loans in Loan Group 1, representing 99.4% of the Initial Loan Group 1 Balance, and thirty-three (33) mortgage loans in Loan Group 2, representing 100% of the
Initial Loan Group 2 Balance), are Balloon Loans. Nine (9) of these mortgage loans, representing 12.7% of the Initial Pool Balance (which includes eight (8)
mortgage loans in loan group 1, representing 13.3% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing
4.2% of the initial loan group 2 balance), are ARD Loans. Included in these
Balloon Loans are sixty-six (66) mortgage loans, representing 27.6% of the
Initial Pool Balance (which include forty-eight (48) mortgage loans in Loan
Group 1, representing 24.9% of the Initial Loan Group 1 Balance, and eighteen
(18) mortgage loans in Loan Group 2, representing 67.4% of the Initial Loan
Group 2 Balance), that provide for monthly payments of interest only for a portion of their respective terms, ranging from 6 months to 72 months, and then provide for the monthly payment of principal and interest over their respective remaining terms.

          Eleven (11) mortgage loans, representing 43.0% of the Initial Pool
Balance (which include eleven (11) mortgage loans in Loan Group 1, representing
46.0% of the Initial Loan Group 1 Balance), currently provide for monthly payments of interest only for their entire respective terms. The amount of the
Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement.
One (1) of the balloon loans, representing 1.5% of the initial outstanding pool balance (representing 1.6% of the Initial Loan Group 1 Balance), referred to in this paragraph amortizes principal in accordance with the schedule attached to this prospectus supplement as Schedule B.

Prepayment Restrictions

          As of the Cut-off Date, each of the mortgage loans restricted voluntary Principal Prepayments in one of the following ways:

          o    One hundred seventy-eight (178) of the mortgage loans,
               representing 86.9% of the Initial Pool Balance (which include one hundred forty-eight (148) mortgage loans in Loan Group 1,
               representing 86.6% of the Initial Loan Group 1 Balance, and thirty (30) mortgage loans in Loan Group 2, representing 92.0% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during the lock-out period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the mortgage loan by pledging "government securities" as defined in the
               Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date
               (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on

                                     S-159

               those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Five (5) mortgage loans, representing 8.5% of the initial
               outstanding pool balance (which include five (5) mortgage loans in loan group 1, representing 9.1% of the initial outstanding loan group 1 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a Prepayment Premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date
               (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Twenty-six (26) mortgage loans, representing 4.3% of the Initial
               Pool Balance (which include twenty-three (23) mortgage loans in
               Loan Group 1, representing 4.0% of the Initial Loan Group 1
               Balance, and three (3) mortgage loans in Loan Group 2,
               representing 8.0% of the initial outstanding Loan Group 2
               balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a
               Prepayment Premium or yield maintenance charge calculated on the basis of a yield maintenance formula and 1% of the amount
               prepaid.

          o    Two (2) mortgage loans, representing 0.3% of the Initial Pool
               Balance (which include two (2) mortgage loans in Loan Group 1, representing 0.3% of the Initial Loan Group 1 Balance), have no lock-out period, and permit voluntary principal prepayments at any time if accompanied by a Prepayment Premium or yield
               maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    One (1) mortgage loan, representing 5.5% of the Initial Pool
               Balance (representing 5.9% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of not more than three of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of the allocated loan amount of the mortgaged property being released or with a Prepayment Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid if the loan-to-value ratio immediately following the release is not greater than 76% and the remaining properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to 1.20x;

          o    One (1) mortgage loan, representing 4.3% of the Initial Pool
               Balance (representing 4.6% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of a portion of the collateral from the lien of the mortgage loan subject to the provisions specified in the mortgage loan documents after the applicable lock-out period upon the defeasance of an amount equal to a certain percentage of the allocated loan amount and in some cases only the allocated loan amount of the mortgaged property being released if the
               loan-to-value ratio immediately following the release is

                                     S-160

               not increased due to such release and the remaining debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the debt service coverage ratio immediately preceding the release. Prior to the expiration of the lock-out period a portion of the collateral may be released upon the payment of with a Prepayment Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

          o    One (1) mortgage loan, representing 1.9% of the Initial Pool
               Balance (representing 2.1% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one or more properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released if the remaining properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of the debt service coverage ratio at the date of
               disbursement of the earn out advance for all the mortgaged properties in the aggregate and the debt service coverage ratio immediately preceding the release;

          o    One (1) mortgage loan, representing 1.6% of the Initial Pool
               Balance (representing 1.7% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the ten largest properties from the lien of the mortgage loan subject to the provisions specified in the mortgage loan documents at any time upon the defeasance of an amount equal to 120% of the allocated mortgage loan. The remaining properties may be released under the same conditions with defeasance in an amounts equal to varying percentages of the amount being prepaid with a maximum of 120%.

          o    One (1) mortgage loan, representing 1.5% of the Initial Pool
               Balance (representing 1.6% of the Initial Loan Group 1 Balance), which is secured by multiple mortgaged properties, permits the release of certain portions of the related mortgaged properties from the lien of the related mortgage following in certain cases a lock-out period (i) in the case of one mortgaged property, within two years following the issuance of the certificates, upon the prepayment of an amount equal to a premium above the
               allocated loan amount of the mortgaged property being released and (ii) in the case of certain portions of certain of the mortgaged properties, upon either the defeasance or prepayment of the amounts as set forth in the footnotes to Appendix II to this prospectus supplement;

          o    Three (3) mortgage loans, representing 2.0% of the Initial Pool
               Balance (representing 2.1% of the Initial Loan Group 1 Balance), are secured by multiple mortgaged properties and permit the release of one or more properties, except for one of the mortgage loans which allows the release of only one property during the term of the mortgage loan, from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the lesser of 80% or the loan-to-value ratio of all the mortgaged properties immediately prior to the defeasance and the remaining mortgaged properties debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.25x and the debt service coverage ratio
               immediately preceding the release;

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance (representing 0.5% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of a parcel from the lien of the mortgage loan upon the defeasance of an amount equal to 110% of the allocated mortgage loan amount of the mortgaged property being released or with a Prepayment
               Premium based on a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid if the loan-to-value ratio immediately following the release is not greater than 80% and the loan-to-value ratio prior to the release based on an updated appraisal at the time of the release and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.20x and the debt service coverage ratio immediately preceding the release;

          o    One (1) mortgage loan, representing 0.4% of the Initial Pool
               Balance (representing 0.4% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one

                                     S-161

               property from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the lesser of 80% or the
               loan-to-value ratio of all the mortgaged properties immediately prior to the defeasance and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.25x and the debt service coverage ratio immediately preceding the release. Either after or simultaneously with the defeasance of this property, either of the remaining properties may be released subject to the conditions in the mortgage loan documents;

          o    One (1) mortgage loan, representing 0.3% of the Initial Pool
               Balance (representing 4.7% of the Initial Loan Group 2 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than 75% and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.20x and the debt service coverage ratio prior to release;

          o    One (1) mortgage loan, representing 0.1% of the Initial Pool
               Balance (representing 0.2% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 125% of the allocated mortgage loan amount of the mortgaged property being released if the loan-to-value ratio immediately following the release is not greater than the loan-to-value ratio at closing and the
               loan-to-value ratio prior to release and the debt service
               coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to the greater of the debt service coverage ratio at closing and the debt service coverage ratio prior to release;

          o    One (1) mortgage loan, representing 0.1% of the Initial Pool
               Balance (representing 1.3% of the Initial Loan Group 2 Balance)
               is secured by multiple mortgaged properties and permits the release of either parcel from the lien of the related mortgage loan after the applicable lock-out period upon payment of 125% of the allocated loan amount of the mortgaged property being
               released provided that, among other conditions, (1) the
               loan-to-value ratio of the remaining property immediately
               following the release is not greater than 75% and (2) the debt service coverage ratio of the remaining property for six
               consecutive months preceding the release, and immediately
               following the release is at least 1.30x.

          In addition to the prepayment and defeasance provisions described above, three (3) mortgage loans, representing 9.1% of the Initial Pool Balance
(representing 9.8% of the Initial Loan Group 1 Balance), that are secured by multiple mortgaged properties, permit the borrower to obtain the release of any of the related properties from the lien of the related mortgage by substituting a new property that meets certain requirements set forth in the mortgage loan documents, including, among other things, that (i) the aggregate loan-to-value ratio of all properties after substitution is not greater than a specified percentage and (ii) the debt service coverage ratio of all properties after substitution is not less than a specified ratio. With respect to one (1) of these mortgage loans, representing 1.9% of the Initial Pool Balance
(representing 2.1% of the Initial Loan Group 1 Balance) the borrower is not permitted to substitute for more than two (2) properties per year. With respect to another one (1) of these mortgage loans, representing 5.5% of the Initial
Pool Balance (representing 5.9% of the Initial Loan Group 1 Balance), the borrower is not permitted to substitute properties once the aggregate appraised value of the parcel being released together with all properties previously released exceeds 30% of the aggregate appraised value of all of the mortgaged properties securing such mortgage loan as of the origination date of such mortgage loan.

          In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

                                     S-162

          In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

          Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1) to thirty-six (36) payment dates prior to and including the maturity date or the anticipated repayment date.

          See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under the mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any B Note or any Serviced Companion Mortgage Loan if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any B Note and any Serviced
Companion Mortgage Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any B Notes and any Serviced
Companion Mortgage Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or Serviced
Companion Mortgage Loan documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or Serviced Companion Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Six (6) of the mortgage loans, representing 23.8% of the Initial Pool
Balance (which include six (6) mortgage loans in Loan Group 1, representing
25.4% of the Initial Loan Group 1 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1, (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the cut-off date of
$250,000,000, representing 9.7% of the initial pool balance, is secured by the related mortgaged property on a pari passu basis with a companion note (the
"Cherry Creek Companion Loan") that had an outstanding principal balance as of the cut-off date of $30,000,000. Mortgage Loan No. 3 (the "120 Broadway Mortgage
Loan"), which had an aggregate outstanding principal balance as of the cut-off date of $215,000,000, representing 8.4% of the initial pool balance, is secured by the related mortgaged property, which also secures a

                                     S-163

subordinated B note (the "120 Broadway B Note") that had an outstanding principal balance as of the cut-off date of $25,000,000. Mortgage Loan Nos.
18-23 (the "DCT Industrial Portfolio Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $50,000,000, representing 1.9% of the initial pool balance, is secured by the related mortgaged property which also secures (i) a subordinated B Note (the "DCT Industrial Portfolio B Note")
that had an outstanding principal balance as of the cut-off date of $27,000,000 and (ii) a subordinated C Note (the "DCT Industrial Portfolio C Note") that had an outstanding principal balance as of the cut-off date of $18,500,000. Mortgage
Loan Nos. 24-66 (the "RLJ Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the cut-off date of $41,952,230, representing 1.6% of the initial pool balance, is secured by the related mortgaged property on a pari passu basis with 6 companion notes (collectively, the "RLJ Portfolio Companion
Loan") that had an aggregate outstanding principal balance as of the cut-off date of $462,596,640. Mortgage Loan Nos. 68-72 (the "Ritz-Carlton Pari Passu
Loan"), which had an aggregate outstanding principal balance as of the Cut-off
Date of $39,048,614, representing 1.5% of the initial pool balance, is secured by the same mortgaged properties on a pari passu basis with another note (the
"Ritz-Carlton Companion Loan"), and on a subordinated basis with another note
(the "Ritz-Carlton B Note"). The Ritz-Carlton Companion Loan had an original principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton B
Note had an original principal balance of $50,000,000. Mortgage Loan No. 104,
(the "Giant Food-Bucks County Mortgage Loan"), which had an outstanding principal balance as of the cut-off date of $14,847,845, representing 0.6% of the initial pool balance, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Giant Food-Bucks County B Note") that had an outstanding principal balance as of the cut-off date of $1,732,664. See
"Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the
RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage
Loans." In addition to the foregoing, the mortgaged properties that secure the
Ritz-Carlton Pari Passu Loan also currently have additional financing in place that is secured by a subordinated lien loan on the mortgaged properties and mezzanine interests in the related borrower.

          Two (2) of the mortgage loans, representing 4.0% of the Initial Pool
Balance (which include two (2) mortgage loans in Loan Group 1, representing 4.3%
of the Loan Group 1 Balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 14 and 80-81, there is related mezzanine financing in the aggregate amount of $12,500,000 and $5,200,000 respectively. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

          Three (3) of the mortgage loans, representing 0.9% of the Initial Pool
Balance (and representing 0.9% of the Initial Loan Group 1 Balance), permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR")
and loan-to-value ("LTV") tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

          One (1) of the mortgage loans, representing 1.5% of the Initial Pool
Balance (and representing 1.6% of the Initial Loan Group 1 Balance), is secured by mortgaged properties that permit the related borrower to enter into additional subordinate financing that may be secured by a subordinated second lien loan on the mortgaged properties and mezzanine interests in the related borrower.

          One (1) of the mortgage loans, representing 1.0% of the Initial Pool
Balance (and representing 1.0% of the Initial Loan Group 1 Balance), is secured by a mortgaged property that permits the related borrower to enter into additional subordinate financing that is secured by the mortgaged property or mezzanine interests in the related borrower.

          Twenty-nine (29) of the mortgage loans, representing 39.3% of the
Initial Pool Balance (which include twenty-seven (27) mortgage loans in Loan
Group 1, representing 41.7% of the Initial Loan Group 1 Balance, and two (2)
mortgage loans in Loan Group 2, representing 3.6% of the Initial Loan Group 2
Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                     S-164

          In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The Purchase Price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such Purchase
Price generally does not include a Yield Maintenance Charge or Prepayment
Premium. Accordingly, such purchase (if made prior to the maturity date or
Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

          The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

THE 80 BROAD STREET MORTGAGE LOAN

          Mortgage Loan No. 14, which consists of a note with an outstanding principal balance as of the Cut-off Date of $75,000,000 (the "80 Broad Street
Mortgage Loan"), representing 2.9% of the Initial Pool Balance, is secured by the related mortgaged property. Additional mezzanine financing (the "80 Broad
Street Mezzanine Loan") is in place with an original principal amount of
$12,500,000 that is secured by pledges of the equity interests in the borrower
(and certain constituent entities of the borrower) under the 80 Broad Street
Mortgage Loan.

          Rights of the Holder of 80 Broad Street Mezzanine Loan

          Pursuant to the terms of an intercreditor agreement, the holder of the
80 Broad Street Mezzanine Loan has certain rights with respect to the 80 Broad
Street Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the 80 Broad Street Mortgage Loan. The
holder of the 80 Broad Street Mezzanine Loan has the right to cure monetary events of default with respect to the 80 Broad Street Mortgage Loan, within 5 business days of receipt by the holder of the 80 Broad Street Mezzanine Loan of notice of the relevant event of default. Generally, the holder of the 80 Broad
Street Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the 80 Broad Street Mortgage Loan for more than six consecutive months. The holder of the 80 Broad Street Mezzanine
Loan also has the right to cure non-monetary events of default with respect to the 80 Broad Street Mortgage Loan within any applicable grace period for the relevant event of default or such additional period as is reasonably necessary for the holder of the 80 Broad Street Mezzanine Loan to cure the non-monetary event of default if it cannot reasonably be cured within the applicable grace period, so long as such additional cure period does not exceed 90 days (unless such non-monetary default is of a nature that cannot be cured within such 90 days, in which case, the holder of the 80 Broad Street Mezzanine Loan will have additional time as is reasonably necessary), so long as the non-monetary default is not caused by a bankruptcy or like proceeding and so long as there is no material adverse effect to the borrower of the 80 Broad Street Mortgage Loan or to the premises during the non-monetary cure period.

          Option to Purchase the 80 Broad Street Mortgage Loan. If (a) the 80
Broad Street Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 80 Broad Street Mortgage or other security for the 80 Broad Street Mortgage Loan has been commenced (each, an "80 Broad
Street Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the 80 Broad Street Mezzanine Loan has the right to purchase, in whole but not in part, the 80 Broad Street Mortgage Loan for a price equal to the outstanding principal balance of the 80 Broad Street Mortgage
Loan, plus accrued and unpaid interest on the 80 Broad Street Mortgage Loan, plus any advances made by the holder of the 80 Broad Street Mortgage Loan, plus any interest charged by the holder of the 80 Broad Street Mortgage Loan on any advances for monthly payments of principal and/or interest on the 80 Broad
Street Mortgage Loan and/or on any advances, including any prepayment fees or premiums that would be due if the related borrower were prepaying the 80 Broad
Street Mortgage Loan at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the 80 Broad Street Mortgage Loan in enforcing the terms of the related 80 Broad Street Mortgage Loan documents and a liquidation fee if the 80 Broad Street Mortgage Loan is purchased more than 60 days after such 80 Broad Street Mortgage Loan becomes a specially serviced mortgage loan.
The

                                     S-165

foregoing option to purchase the 80 Broad Street Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

          Consent Rights. The holder of the 80 Broad Street Mortgage Loan is required to notify the holder of the 80 Broad Street Mezzanine Loan if the borrower requests a release of the lien of the 80 Broad Street Mortgage Loan or requests the holder of the 80 Broad Street Mortgage Loan's consent to a sale or transfer of all or any material portion of the related mortgaged property, the granting of a further mortgage or similar encumbrance against the related mortgaged property or a prepayment or refinancing of the 80 Broad Street
Mortgage Loan. If the borrower requests the holder of the 80 Broad Street
Mortgage Loan's consent to either sell or transfer the related mortgaged property or any direct or indirect interests in the borrower, or to obtain a further mortgage or similar encumbrance against the related mortgaged property, then the holder of the 80 Broad Street Mortgage Loan is required to obtain the prior written consent of the holder of the 80 Broad Street Mezzanine Loan prior to granting consent by the holder of the 80 Broad Street Mortgage Loan under the terms of the loan documents.

THE INDIANAPOLIS OFFICE PORTFOLIO MORTGAGE LOAN

          Mortgage Loan Nos. 80-81, with an outstanding principal balance as of the Cut-off Date of $28,500,000 (the "Indianapolis Office Portfolio Mortgage
Loan"), representing approximately 1.1% of the Initial Pool Balance, has mezzanine financing (the "Indianapolis Office Portfolio Mezzanine Loan") with an original principal amount of $5,200,000 secured by pledges of the equity interests in the related borrower.

Rights of the Holder of Indianapolis Office Portfolio Mezzanine Loan

          Pursuant to the terms of an intercreditor agreement, the holder of the
Indianapolis Office Portfolio Mezzanine Loan has certain rights with respect to the Indianapolis Office Portfolio Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the Indianapolis Office Portfolio
Mortgage Loan. The holder of the Indianapolis Office Portfolio Mezzanine Loan has the right to cure monetary events of default under the Indianapolis Office
Portfolio Mortgage Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the Indianapolis
Office Portfolio Mortgage Loan and the expiration of the borrower's cure provision, if any, provided, however, that the holder of the Indianapolis Office
Portfolio Mezzanine Loan will defend and hold harmless the holder of the
Indianapolis Office Portfolio Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the Indianapolis Office Portfolio
Mortgage Loan for any required advances for monthly payments of principal and/or interest on the Indianapolis Office Portfolio Mortgage Loan and/or any
protective advances. The holder of the Indianapolis Office Portfolio Mezzanine
Loan also has the right to cure non-monetary events of default with respect to the Indianapolis Office Portfolio Mortgage Loan within the same period of time as the borrower under the Indianapolis Office Portfolio Mortgage Loan documents is given to cure such non-monetary event of default or such additional period as is reasonably necessary for the holder of the Indianapolis Office Portfolio
Mezzanine Loan to cure the non-monetary event of default if it cannot reasonably be cured within such period so long as such additional cure period does not exceed 30 days (unless such non-monetary default is of a nature that cannot be cured within such 30 days, in which case, the holder of the Indianapolis Office
Portfolio Mezzanine Loan will have additional time as is reasonably necessary), so long as the non-monetary default is not caused by a bankruptcy or like proceeding and so long as there is no material impairment to the value, use or operation of the premises during the non-monetary cure period.

          Option to Purchase the Indianapolis Office Portfolio Mortgage Loan.
The holder of the Indianapolis Office Portfolio Mezzanine Loan has the right, at any time (i) that the Indianapolis Office Portfolio Mortgage Loan is accelerated, (ii) any proceeding to foreclose or otherwise enforce the
Indianapolis Office Portfolio Mortgage Loan or other security for the
Indianapolis Office Portfolio Mortgage Loan has been commenced or (iii) the
Indianapolis Office Portfolio Mortgage Loan is a Specially Serviced Mortgage
Loan, to purchase the Indianapolis Office Portfolio Mortgage Loan, at a price generally equal to the unpaid principal balance of the Indianapolis Office
Portfolio Mortgage Loan, plus accrued and unpaid interest on the Indianapolis
Office Portfolio Mortgage Loan and other amounts due thereon, protective advances or interest charged thereon, plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances payable with respect to the Indianapolis Office Portfolio Mortgage Loan pursuant to the Pooling and Servicing Agreement.

                                     S-166

          Consent Rights. The holder of the Indianapolis Office Portfolio
Mortgage Loan is required to notify the holder of the Indianapolis Office
Portfolio Mezzanine Loan if the borrower requests a release of the lien of the
Indianapolis Office Portfolio Mortgage Loan or requests the holder of the
Indianapolis Office Portfolio Mortgage Loan's consent to a sale or transfer of all or any material portion of the related mortgaged property, the granting of a further mortgage or similar encumbrance against the related mortgaged property or a prepayment or refinancing of the Indianapolis Office Portfolio Mortgage
Loan. If the borrower requests the holder of the Indianapolis Office Portfolio
Mortgage Loan's consent to either sell or transfer all or any material portion of the related mortgaged property or to obtain a further mortgage or similar encumbrance against the related mortgaged property, the holder of the
Indianapolis Office Portfolio Mortgage Loan is required to obtain the prior written consent of the holder of the Indianapolis Office Portfolio Mezzanine
Loan if the holder of the Indianapolis Office Portfolio Mortgage Loan has the
right to consent.

Loan Purpose

          Sixty-one (61) of the mortgage loans we intend to include in the trust, representing 26.2% of the Initial Pool Balance (which include fifty-two
(52) mortgage loans in Loan Group 1, representing 26.4% of the Initial Loan
Group 1 Balance, and nine (9) mortgage loans in Loan Group 2, representing 23.1%
of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred fifty (150) of the mortgage loans, representing 73.8% of the Initial Pool Balance (which include one hundred twenty-six (126) mortgage loans in Loan Group 1, representing 73.6% of the Initial Loan Group 1 Balance, and twenty-four (24) mortgage loans in Loan Group 2, representing 76.9% of the
Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

Additional Collateral

          Three (3) of the mortgage loans, representing 1.0% of the Initial Pool
Balance (which include three (3) mortgage loans in Loan Group 1, representing
1.1% of the Initial Loan Group 1 Balance), has additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II attached to this prospectus supplement.

The ARD Loans

          Nine (9) mortgage loans, representing 12.7% of the Initial Pool
Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the
Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

          Fifty-four (54) of the mortgage loans, representing 66.7% of the
Initial Pool Balance (which include fifty-three (53) mortgage loans in Loan
Group 1, representing 71.0% of the Initial Loan Group 1 Balance, and one (1)
mortgage loan in Loan Group 2, representing 4.2% of the Initial Loan Group 2
Balance ), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

                                     S-167

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

                                     S-168

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the Certificateholders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where

                                     S-169

seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix
               II, Appendix III and Appendix IV, the "Debt Service Coverage
               Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
               IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus
               supplement, the Debt Service Coverage Ratio (unless otherwise indicated) reflects (i) with respect to any Serviced Pari Passu
               Mortgage Loan, the aggregate indebtedness evidenced by the
               Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan and (ii) with respect to any Non-Serviced
               Mortgage Loan, the aggregate indebtedness evidenced by the
               Non-Serviced Mortgage Loan and the related Non-Serviced Companion
               Mortgage Loan. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service
               Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the

                                     S-170

               related mortgage loan, but not the subordinated, second lien indebtedness.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
               provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing
               commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of
               Underwritable Cash Flow derived therefrom, based upon the
               mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
               information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References to "DSCR Post IO Period" are references to "Debt
               Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or
               "DSCR Post IO Period" for any mortgage loan is calculated
               pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the Debt
               Service Coverage Ratio Post IO Period (unless otherwise
               indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and
               interest for the remaining term of the mortgage loan, the
               annualized amount of debt service that

                                     S-171

               will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (3)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and
               Appendix IV, the "Cut-off Date LTV," "Cut-off Date
               Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any
               mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus
               supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate
               indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B
               Mortgage Loan reflects the indebtedness under the related
               mortgage loan, but not the indebtedness on the related B Note.
               The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related
               mortgage loan, but not the subordinated, second lien
               indebtedness.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               When information with respect to mortgaged properties is
               expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event,

                                     S-172

unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence

                                     S-173

with respect to any mortgage loan (or any component loan of an A/B Mortgage
Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and
Servicing Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the custodian or its designee.

          The custodian will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the custodian will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and
Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms"
under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller. Within 10 days following the Closing Date, each mortgage loan seller has agreed to submit or cause to be submitted for filing, at the expense of related mortgage loan seller and, in the appropriate public office for Uniform
Commercial Code filings, assignments to the trustee of financing statements relating to each mortgage loans' original mortgage note.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

                                     S-174

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b)

                                     S-175

except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the custodian by a mortgage loan seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document
Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document
Defect or Material Breach in all material respects within the applicable
Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of

                                     S-176

               the applicable Purchase Price for the mortgage loan to be
               replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
               Qualifying Substitute Mortgage Loan as of the date of
               substitution, after application of all payments due on or before such date, whether or not received.

          The related mortgage loan seller must cure any Material Document
Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

          The foregoing obligations of any mortgage loan seller to cure a
Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee, custodian and the Certificateholders with respect to such Material Document
Defect or Material Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

          If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such
Crossed Mortgage Loan in accordance with the provisions of the applicable
Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document
Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the Debt Service Coverage Ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service Coverage Ratio for all those Crossed Mortgage Loans
(including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all those Crossed Mortgage Loans
(including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 75%. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer: (A) an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other mortgage loan will not result in an
Adverse REMIC Event, as defined in the Pooling and Servicing Agreement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be

                                      S-177

constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. Each of the master servicer, the Primary
Servicer and the special servicer is required to adhere to the Servicing
Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the Primary Servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the Primary Servicer or the special servicer, as the case may be.

          Any such interest of the master servicer, the Primary Servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the Primary Servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting any Class of certificates owned by the master servicer, the
Primary Servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans (including the G&L Portfolio Mortgage Loan, which was co-originated by Morgan Stanley Mortgage Capital Inc. and Principal Commercial
Funding II, LLC) sold by it or its affiliates to the trust. The Primary Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

          Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and
Servicing Agreement, which consent may not be unreasonably withheld. However, any sub-servicing agreement is subject to various conditions set forth in the
Pooling and Servicing Agreement including the requirement that the master servicer, the Primary Servicer or the Primary Servicer's agent, as applicable, or the special servicer, as the

                                      S-178

case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement or a Primary Servicing Agreement, as applicable. The master servicer, the Primary Servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the Depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans (including any B Note and
Serviced Companion Mortgage Loan) other than the Non-Serviced Mortgage Loans.
The special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced

                                      S-179

Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage
Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The master servicer, the Primary Servicer and the special servicer and any partner, representative, affiliate, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or a Serviced Companion
Mortgage Loan, out of collections on, and other proceeds of, the B Note or the
Serviced Companion Mortgage Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any B Note, any Serviced Companion
Mortgage Loan or the certificates other than any loss, liability or expense incurred by reason of the master servicer's, Primary Servicer's, special servicer's or such person's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE CHERRY CREEK LOAN GROUP, THE RLJ PORTFOLIO LOAN GROUP, THE
RITZ-CARLTON LOAN GROUP AND THE A/B MORTGAGE LOANS

THE CHERRY CREEK LOAN GROUP

          Mortgage Loan No. 1 (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000, representing 9.7% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the "Cherry Creek Companion
Loan"). The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Cherry Creek Companion Loan are identical to those of the Cherry Creek Pari
Passu Loan. Payments from the borrower under the Cherry Creek Loan Group will be applied on a pari passu basis to the Cherry Creek Pari Passu Loan and the Cherry
Creek Companion Loan. The Cherry Creek Companion Loan is not an asset of the trust. The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan are
collectively referred to in this prospectus supplement as the "Cherry Creek Loan
Group."

          The Cherry Creek Loan Group will be serviced pursuant to the Pooling and Servicing Agreement. Terms of the intercreditor agreement between the holders of the Cherry Creek Pari Passu Loan and the holders of the Cherry Creek
Companion Loan provide that for so long as the Cherry Creek Pari Passu Loan is included in a securitization the applicable master servicer or the special servicer, if applicable, will be obligated to administer the Cherry Creek
Companion Loan consistently with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make: (i) P&I Advances on the Cherry
Creek Pari Passu Loan unless the master servicer, the special servicer, the trustee, or the holder of the Cherry Creek Companion Loan, as applicable, determines that such an advance would not be recoverable from collections on the
Cherry Creek Pari Passu Loan and (ii) servicing advances on the Cherry Creek
Loan Group unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Cherry Creek Loan Group.

                                      S-180

          The holders of the Cherry Creek Pari Passu Loan and the Cherry Creek
Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan and provides, in general, that:

          o    The Cherry Creek Pari Passu Loan and the Cherry Creek Companion
               Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others;
               and

          o    All payments, proceeds and other recoveries on or in respect of the Cherry Creek Pari Passu Loan and the Cherry Creek Companion
               Loan will be applied to the Cherry Creek Pari Passu Loan and the
               Cherry Creek Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the Cherry Creek
               Companion Loan, in accordance with the terms of the Pooling and
               Servicing Agreement).

          The related intercreditor agreement also permits Morgan Stanley
Mortgage Capital, Inc., so long as it is the holder of the Cherry Creek
Companion Loan, to divide such retained loan into one or more "component" pari passu notes in the aggregate principal amount equal to the companion loan being reallocated, provided that, among other things, the aggregate principal balance of the outstanding Cherry Creek Companion Loan held by Morgan Stanley Mortgage
Capital Inc. and the new pari passu notes following such amendments are no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

          Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Cherry Creek Pari Passu Loan is subject to a fair value purchase option, each option holder specified in "Servicing of the Mortgage
Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement will have an option to purchase the Cherry Creek Pari Passu Loan at a price equal to the fair value of such mortgage loan as determined by the special servicer. If the
Cherry Creek Pari Passu Loan is purchased by an option holder, then such option holder, in connection with its exercise of such option will also be required to purchase the Cherry Creek Companion Loan.

THE 120 BROADWAY A/B MORTGAGE LOAN

          Mortgage Loan No. 3, which is comprised of an A-1 note, an A-2 note and an A-3 note (each of which is included in the trust and secured on a pari passu basis by the related mortgaged property), having an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000 (collectively, the "120
Broadway Mortgage Loan"), represents approximately 8.4% of the Initial Pool
Balance. The mortgage on the related mortgaged property (the "120 Broadway
Mortgaged Property") also secures a subordinated B Note (the "120 Broadway B
Note") that had an original principal balance of $25,000,000.

          The 120 Broadway Mortgaged Property also currently has additional subordinated mezzanine financing (the "120 Broadway Mezzanine Loan") in place with an original principal balance of $45,000,000 that is not secured by the 120
Broadway Mortgaged Property. The 120 Broadway Mezzanine Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the 120 Broadway A/B Mortgage Loan.

          The 120 Broadway B Note is currently held by Morgan Stanley Mortgage
Capital Inc., one of the mortgage loan sellers, but may be sold at any time
(subject to compliance with the intercreditor agreement referred to in the next paragraph). The 120 Broadway B Note or a portion of such note may be included in a future securitization. The 120 Broadway Mortgage Loan and the 120 Broadway B
Note are collectively referred to herein as the "120 Broadway A/B Mortgage
Loan." The 120 Broadway Mortgage Loan is included in the trust. The 120 Broadway
A/B Mortgage Loan will be serviced pursuant to the Pooling and Servicing
Agreement. The master servicer will make Servicing Advances in respect of the
120 Broadway Mortgaged Property, but will make P&I Advances only in respect of the 120 Broadway Mortgage Loan, and will remit collections on the 120 Broadway
Mortgage Loan to, or on behalf of, the trust.

                                      S-181

          The 120 Broadway B Note has the same maturity date as the 120 Broadway
Mortgage Loan and has a fixed interest rate. On the first day of each month
(with a grace period extending to the fifth of any such month) ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the 120 Broadway Mortgage Loan and the 120
Broadway B Note. Such payments will be applied in accordance with the intercreditor agreement entered into by the 120 Broadway A/B Mortgage Loan lenders (the "120 Broadway Intercreditor Agreement") described below.

          Distributions. Under the terms of the 120 Broadway Intercreditor
Agreement, prior to the occurrence and continuance of a monetary event of default with respect to the 120 Broadway A/B Mortgage Loan or any non-monetary event of default such that it would cause the 120 Broadway A/B Mortgage Loan to be a Specially Serviced Mortgage Loan (after such a default has occurred, so long as the holder of the 120 Broadway B Note has cured such a default in accordance with the terms of the 120 Broadway Intercreditor Agreement), after payment of amounts payable or reimbursable to parties under the Pooling and
Servicing Agreement, payments and proceeds received with respect to the 120
Broadway A/B Mortgage Loan will generally be paid in the following manner, in each case to the extent of available funds:

          o    first, pro rata, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to the accrued and unpaid interest on the 120 Broadway Mortgage Loan principal balance and the 120 Broadway B Note principal balance, at (x) the respective interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to their pro rata portion of all scheduled principal payments on the 120
               Broadway A/B Mortgage Loan (based on the 120 Broadway Mortgage
               Loan principal balance and the 120 Broadway B Note principal balance, respectively);

          o    third, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note in an amount equal to their pro rata portion of all principal payments (other than scheduled principal payments) on the 120 Broadway A/B Mortgage Loan (based on the 120 Broadway Mortgage Loan principal balance and the 120
               Broadway B Note principal balance, respectively);

          o    fourth, pro rata, to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note, any prepayment
               premium, to the extent actually paid by the related borrower
               (based on the respective amounts payable to each when such prepayment premium is separately computed on the prepaid amount of the principal balance of each Note at the respective interest rate);

          o    fifth, any default interest (in excess of the interest paid in accordance with clause first above) and late payment charges to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note, pro rata (based on the 120 Broadway
               Mortgage Loan principal balance and the 120 Broadway B Note principal balance, respectively) to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

          o    sixth, to the holder of the 120 Broadway B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 120 Broadway B Note with respect to the 120
               Broadway A/B Mortgage Loan pursuant to the 120 Broadway
               Intercreditor Agreement or the Pooling and Servicing Agreement;
               and

          o    seventh, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person and not otherwise applied in accordance with clauses first through sixth of this paragraph, such amount will be paid to the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note, pro rata (based on the initial
               120 Broadway Mortgage Loan principal balance and the initial 120
               Broadway B Note principal balance, respectively).

          Notwithstanding the foregoing, in the event that the holder of the 120
Broadway B Note has previously made a cure payment, the holder of the 120
Broadway B Note will be reimbursed for such cure payment, after all

                                      S-182

amounts that are payable under clauses first through fifth above at such time have been paid; provided that payments are not required to be applied according to the priorities applicable following an event of default below.

          Following the occurrence and during the continuance of a monetary event of default with respect to the 120 Broadway A/B Mortgage Loan or other non-monetary event of default that causes the 120 Broadway A/B Mortgage Loan to become a Specially Serviced Mortgage Loan (unless the holder of the 120 Broadway
B Note has cured such a default in accordance with the terms of the 120 Broadway
Intercreditor Agreement), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds with respect to the 120 Broadway A/B Mortgage Loan will generally be applied in the following manner, in each case to the extent of available funds:

          o    first, to the holder of the 120 Broadway Mortgage Loan in an amount equal to the accrued and unpaid interest on the 120
               Broadway Mortgage Loan principal balance at (x) the related interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the 120 Broadway Mortgage Loan, in an amount equal to the remaining 120 Broadway Mortgage Loan
               principal balance, until such amount has been reduced to zero;

          o    third, to the holder of the 120 Broadway B Note, in an amount equal to the accrued and unpaid interest on the 120 Broadway B
               Note principal balance at (x) the related interest rate minus (y)
               the servicing fee rate;

          o    fourth, to the holder of the 120 Broadway B Note in an amount equal to the remaining 120 Broadway B Note principal balance, until such amount has been reduced to zero;

          o    fifth, to the holder of the 120 Broadway Mortgage Loan, in an amount equal to any prepayment premium actually received in respect of the 120 Broadway Mortgage Loan, and then, to the holder of the 120 Broadway B Note in an amount equal to any prepayment premium actually received in respect of the 120
               Broadway B Note;

          o    sixth, any default interest (in excess of the interest paid in accordance with clauses first and third above) first, to the holder of the 120 Broadway Mortgage Loan, and then, to the holder of the 120 Broadway B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to pay interest on advances or payable to any
               servicer, trustee or fiscal agent pursuant to the Pooling and
               Servicing Agreement;

          o    seventh, any late payment charges first, to the holder of the 120
               Broadway Mortgage Loan, and then, to the holder of the 120
               Broadway B Note, to the extent not applied to pay interest on advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

          o    eighth, to the holder of the 120 Broadway B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 120 Broadway B Note with respect to the 120
               Broadway A/B Mortgage Loan pursuant to the 120 Broadway
               Intercreditor Agreement or the Pooling and Servicing Agreement;
               and

          o    ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with the foregoing clauses first through eighth, or if the proceeds of any foreclosure sale or liquidation of the 120 Broadway A/B Mortgage
               Loan or the mortgaged property are received in excess of the amounts required to be applied in accordance with the 120
               Broadway Intercreditor Agreement, then in each such case, such remaining amount will be paid, pro rata (based on the initial 120
               Broadway Mortgage Loan principal balance and the initial 120
               Broadway B Note principal balance), to the holder of the 120
               Broadway Mortgage Loan and to the holder of the 120 Broadway B
               Note.

                                      S-183

          Notwithstanding the foregoing, in the event that the holder of the 120
Broadway B Note has previously made a cure payment, the holder of the 120
Broadway B Note will be reimbursed for such cure payment, after all amounts that are payable at such time under clauses first through seventh above have been paid; provided that payments are not required to be applied according to the priorities applicable prior to an event of default.

Rights of the Holder of the 120 Broadway B Note

          The holder of the 120 Broadway B Note has certain rights under the 120
Broadway Intercreditor Agreement, including, among others, the following:

          Option to Cure Defaults Under 120 Broadway A/B Mortgage Loan. The
holder of the 120 Broadway B Note has the right to cure monetary events of default (or non-monetary events of default capable of being cured by the payment of money) with respect to the 120 Broadway Mortgage Loan, within 5 business days of receipt by the holder of the 120 Broadway B Note of notice of the subject event of default. The holder of the 120 Broadway B Note may not cure such an event of default more than nine times over the life of such loan, may not cure an event of default more than six times in any twelve month period, and there may be no more than three consecutive cure events. So long as the holder of the
120 Broadway B Note is exercising a cure right, neither the master servicer nor the special servicer will be permitted to (i) accelerate the 120 Broadway
Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the 120 Broadway A/B Mortgage Loan to special servicing, or (iii)
commence foreclosure proceedings.

          Option to Purchase the 120 Broadway Mortgage Loan. The holder of the
120 Broadway B Note has the right at any time that the 120 Broadway Mortgage
Loan is in default and remains in default, to purchase the 120 Broadway Mortgage
Loan, at a price generally equal to the unpaid principal balance of the 120
Broadway Mortgage Loan, plus accrued and unpaid interest on the 120 Broadway
Mortgage Loan at the 120 Broadway Mortgage Loan interest rate (other than the interest portion of any cure payments made by the holder of the 120 Broadway B
Note), plus any expenses incurred in connection with enforcing the mortgage loan documents, servicing advances and interest on advances, special servicing fees, any liquidation fee payable with respect to the 120 Broadway A/B Mortgage Loan pursuant to the Pooling and Servicing Agreement (which fee is only payable if the holder of the 120 Broadway B Note exercises its right to cure three consecutive monetary defaults and a monetary default occurs in the month following the third consecutive cure) and any other additional trust fund expenses allocable to the 120 Broadway A/B Mortgage Loan.

          Consent Rights of the holder of the 120 Broadway B Note. Pursuant to the 120 Broadway Intercreditor Agreement, the "Controlling Holder" is entitled to consent to the master servicer's or the special servicer's taking (as the case may be), subject to the Servicing Standard, certain actions with respect to the 120 Broadway A/B Mortgage Loan, including, without limitation:

          o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the 120 Broadway Mortgaged Property and the other collateral securing the 120 Broadway A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the related mortgage loan documents;

          o    any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any non-monetary term of the 120
               Broadway A/B Mortgage Loan;

          o    any determination to bring the 120 Broadway Mortgaged Property into compliance with applicable environmental laws or to
               otherwise address hazardous materials located at the 120 Broadway
               Mortgaged Property;

          o    any release of collateral for the 120 Broadway A/B Mortgage Loan or any release of the related borrower or any guarantor under the
               120 Broadway A/B Mortgage Loan (other than in accordance with the terms of the 120 Broadway A/B Mortgage Loan, or upon satisfaction of, the 120 Broadway A/B Mortgage Loan);

                                      S-184

          o    any acceptance of substitute or additional collateral for the 120
               Broadway A/B Mortgage Loan (other than in accordance with the terms of the 120 Broadway A/B Mortgage Loan);

          o    any acceptance of a discounted payoff;

          o    any waiver or determination to enforce or not enforce a
               "due-on-sale" or "due-on-encumbrance" clause including any transfer of direct or indirect interests in the related borrower that require the consent of the mortgagee;

          o    any acceptance of a change in the property management company for the 120 Broadway Mortgaged Property or any proposed termination or material modification of the management agreement for the 120
               Broadway Mortgaged Property;

          o    any proposed sale of the 120 Broadway Mortgaged Property or transfer of an interest in the related borrower or the 120
               Broadway Mortgaged Property;

          o    any acceptance of an assumption agreement releasing the related borrower or any guarantor from liability under the 120 Broadway
               A/B Mortgage Loan;

          o    the adoption or approval of any plan of reorganization,
               restructuring or similar event in the bankruptcy or similar proceeding of the related borrower;

          o    releases of any escrow accounts, reserve accounts or letters of credit that are not in compliance with the related mortgage loan documents; and

          o    any proposed modification or waiver of any provision of the related mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and
               maintained by the related borrower, and any renewal or
               replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the related mortgage loan documents).

          If the master servicer or the special servicer determines, in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the holders of the 120 Broadway Mortgage Loan and the
120 Broadway B Note (as a collective whole), the master servicer or the special servicer may take any such action without waiting for the Controlling Holder's consent.

          The foregoing consent rights of the holder of the 120 Broadway B Note will cease to exist at any time that the holder of the 120 Broadway B Note ceases to be the Controlling Holder. The Controlling Holder will be the holder of the 120 Broadway B Note if, and for so long as, the initial unpaid principal balance of the 120 Broadway B Note minus the sum of (i) any principal payments allocated or received on the 120 Broadway B Note, (ii) any appraisal reductions allocated to the 120 Broadway B Note and (iii) any realized losses and unreimbursed expenses allocated to the 120 Broadway B Note is less than 25% of the difference between the initial unpaid principal balance of the 120 Broadway
B Note, minus any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on the 120
Broadway B Note. In the event that the holder of the 120 Broadway B Note is no longer the Controlling Holder, such consent rights will be exercised by the
Operating Adviser.

          In addition, no advice, direction or objection from or by the
Controlling Holder may (and the holder of the 120 Broadway Mortgage Loan and any servicer shall ignore and act without regard to any such advice, direction or objection that the holder of the 120 Broadway Mortgage Loan or a servicer has determined, in its reasonable, good faith judgment, will) require or cause the holder of the 120 Broadway Mortgage Loan or servicer to violate any provision of the 120 Broadway Intercreditor Agreement, the related mortgage loan documents or the Pooling and Servicing Agreement (including any REMIC provisions), including each servicer's obligation to act in accordance with the Servicing Standard.

                                      S-185

          Right to Appoint Special Servicer. The holder of the 120 Broadway B
Note, so long as it is the Controlling Holder, may remove the existing special servicer for the 120 Broadway A/B Mortgage Loan, with or without cause, and appoint a successor to the special servicer for the 120 Broadway A/B Mortgage
Loan. However, that appointment will be subject to receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the certificates.

          Rights of the Holder of 120 Broadway Mezzanine Loan

          Pursuant to the terms of an intercreditor agreement, the holder of the
120 Broadway Mezzanine Loan has certain rights with respect to the 120 Broadway
A/B Mortgage Loan, including, among others, the following:

          Option to Cure Defaults Under the 120 Broadway A/B Mortgage Loan. The
holder of the 120 Broadway Mezzanine Loan has the right to cure monetary events of default with respect to the 120 Broadway A/B Mortgage Loan, within 5 business days of receipt by the holder of the 120 Broadway Mezzanine Loan of notice of the subject event of default. Generally, the holder of the 120 Broadway
Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the 120 Broadway A/B Mortgage Loan for more than six consecutive months. If the default is of a non-monetary nature, the holder of the 120 Broadway Mezzanine Loan shall have the same period of time as the 120 Broadway A/B Mortgage Loan borrower to cure such non-monetary default.
The holder of the 120 Broadway Mezzanine Loan also has the right to direct the holder of the 120 Broadway A/B Mortgage Loan, at the sole cost and expense of the holder of the 120 Broadway Mezzanine Loan, to take all commercially reasonable action, to the extent permitted under the related ground lease, to
(a) cure any defaults under the related ground lease in order to keep and maintain the ground lease in full force and effect and (b) to exercise any option to renew or extend the ground lease.

          Option to Purchase the 120 Broadway A/B Mortgage Loan. If (a) the 120
Broadway A/B Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the 120 Broadway Mortgage or other security for the 120 Broadway A/B Mortgage Loan has been commenced (each a "120 Broadway A/B
Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the 120 Broadway Mezzanine Loan has the right to purchase, in whole but not in part, the 120 Broadway A/B Mortgage Loan for a price equal to the outstanding principal balance of the 120 Broadway A/B Mortgage Loan, plus accrued and unpaid interest on the 120 Broadway A/B Mortgage Loan, plus any advances made by the holder of the 120 Broadway A/B Mortgage Loan, plus any interest charged by the holder of the 120 Broadway A/B Mortgage Loan on any advances for monthly payments of principal and/or interest on the 120 Broadway
A/B Mortgage Loan and/or on any advances, including any prepayment fees or premiums that would be due if the related borrower were prepaying the 120
Broadway A/B Mortgage Loan at the time of such purchase and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the 120 Broadway A/B Mortgage Loan in enforcing the terms of the related 120 Broadway A/B Mortgage Loan documents and a liquidation fee if the 120 Broadway A/B Mortgage Loan is purchased more than 60 days after such 120 Broadway A/B Mortgage Loan becomes a specially serviced mortgage loan.
The foregoing option to purchase the 120 Broadway A/B Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

THE DCT INDUSTRIAL PORTFOLIO A/B/C LOAN

          Mortgage Loan Nos. 18-23 (referred to herein as the "DCT Industrial
Portfolio Mortgage Loan") is secured by the related mortgaged properties. The
DCT Industrial Portfolio Mortgage Loan has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, representing 1.9% of the Initial
Pool Balance, and is an asset of the trust. The DCT Industrial Portfolio A/B/C
Loan is comprised of the DCT Industrial Portfolio Mortgage Loan, which has an interest rate of 6.10732%, a subordinate note with a principal balance of
$27,000,000 (the "DCT Industrial Portfolio B Note"), which has an interest rate of 5.05300%, and a subordinate note with a principal balance of $18,500,000 (the
"DCT Industrial Portfolio C Note"), which has an interest rate of 5.05300%. The
Class DP Certificates represent all beneficial ownership of amounts received in respect of the DCT Industrial Portfolio C Note. The DCT Industrial Portfolio B
Note is not included in the trust and will initially be held by New York Life
Insurance Company, which may sell or transfer the DCT Industrial Portfolio B
Note at any time (subject to compliance with the requirements of the DCT
Industrial Portfolio Intercreditor Agreement described below).

                                      S-186

          The DCT Industrial Portfolio Mortgage Loan, the DCT Industrial
Portfolio B Note and the DCT Industrial Portfolio C Note (collectively, the "DCT
Industrial Portfolio A/B/C Loan") will be serviced pursuant to the Pooling and
Servicing Agreement. The master servicer will make servicing advances in respect of the mortgaged properties securing the DCT Industrial Portfolio A/B/C Loan, but will make P&I advances only in respect of the DCT Industrial Portfolio
Mortgage Loan, and will remit collections on the DCT Industrial Portfolio
Mortgage Loan to, or on behalf of, the trust.

          Distributions. Under the terms of the DCT Industrial Portfolio
Intercreditor Agreement, prior to the occurrence and continuance of (i) a monetary event of default not cured in accordance with the DCT Industrial
Portfolio Intercreditor Agreement, or (ii) a non-monetary event of default with respect to which the DCT Industrial Portfolio A/B/C Loan becomes a Specially
Serviced Mortgage Loan (unless the reason the DCT Industrial Portfolio A/B/C
Loan has become a Specially Serviced Mortgage Loan is that a material default under the related mortgage loan documents is imminent but has not yet occurred)
(a "DTC Waterfall Trigger"), after payment or reimbursement of servicing fees, any additional trust fund expenses and/or advances (other than principal and interest advances on the DCT Industrial Portfolio B Note or the DCT Industrial
Portfolio C Note) and any costs, all payments and proceeds (of whatever nature)
received with respect to the DCT Industrial Portfolio A/B/C Loan (other than any amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), to the extent not otherwise required to be applied under the related mortgage loan documents, will be paid:

          o    first, to the holder of the DCT Industrial Portfolio Mortgage
               Loan in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio Mortgage
               Loan principal balance at the net DCT Industrial Portfolio
               Mortgage Loan interest rate;

          o    second, to the holder of the DCT Industrial Portfolio Mortgage
               Loan, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments received, if any, with respect to the DCT Industrial Portfolio
               A/B/C Loan;

          o    third, to the holder of the DCT Industrial Portfolio B Note in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio B Note
               principal balance at the net DCT Industrial Portfolio B Note interest rate;

          o    fourth, to the holder of the DCT Industrial Portfolio B Note, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments
               received, if any, with respect to the DCT Industrial Portfolio
               A/B/C Loan;

          o    fifth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to the accrued and unpaid interest (other than default interest) on the DCT Industrial Portfolio C Note
               principal balance at the net DCT Industrial Portfolio C Note interest rate;

          o    sixth, to the holder of the DCT Industrial Portfolio C Note, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of the principal payments
               received, if any, with respect to the DCT Industrial Portfolio
               A/B/C Loan;

          o    seventh, to the holder of the DCT Industrial Portfolio Mortgage
               Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata (based upon their respective unreimbursed costs and expenses), up to the amount of any such unreimbursed costs and expenses;

          o    eighth, (i) to the holder of the DCT Industrial Portfolio
               Mortgage Loan, (ii) to the holder of the DCT Industrial Portfolio
               B Note and (iii) to the holder of the DCT Industrial Portfolio C
               Note, in each case, in an amount equal to its pro rata portion
               (based upon the notes respective principal balances) of any extension fees, to the extent actually paid;

                                      S-187

          o    ninth, (i) to the holder of the DCT Industrial Portfolio Mortgage
               Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any exit fees, to the extent actually paid;

          o    tenth, to the holder of the DCT Industrial Portfolio Mortgage
               Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata, based upon the prepayment premium in an amount necessary to maintain their respective yields any prepayment premiums actually paid;

          o    eleventh, to the holder of the DCT Industrial Portfolio Mortgage
               Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata, based upon the default interest respectively accrued thereunder, default interest to the extent actually paid; and

          o    twelfth, any excess, pro rata, to the holder of the DCT
               Industrial Portfolio Mortgage Loan, the holder of the DCT
               Industrial Portfolio B Note and the holder of the DCT Industrial
               Portfolio C Note (based upon the notes respective principal balances); provided that if their principal balances are each equal to zero, then based upon their initial principal balances.

In addition to the foregoing, from and after the anticipated repayment date:

          o    certain funds available under the related cash management
               agreement will be paid pro rata to the holder of the DCT
               Industrial Portfolio Mortgage Loan, the holder of the DCT
               Industrial Portfolio B Note and the holder of the DCT Industrial
               Portfolio C Note (based upon the notes respective principal balances), for reduction of their respective principal balances, respectively;

          o    certain funds available under the related cash management
               agreement will be paid pro rata to the holder of the DCT
               Industrial Portfolio Mortgage Loan, the holder of the DCT
               Industrial Portfolio B Note and the holder of the DCT Industrial
               Portfolio C Note (based upon the notes respective principal balances) for payment of accrued and unpaid interest thereon, respectively; and

          o    certain funds available under the related cash management
               agreement will be paid pro rata to the holder of the DCT
               Industrial Portfolio Mortgage Loan, the holder of the DCT
               Industrial Portfolio B Note and the holder of the DCT Industrial
               Portfolio C Note (based upon the notes respective principal balances), for payment of any other amounts accrued, owing or due thereunder.

          Following the occurrence and continuance of a DCT Waterfall Trigger,
(x) after payment or reimbursement of servicing fees, any additional trust fund expenses and/or advances (exclusive of principal and interest advances on the
DCT Industrial Portfolio B Note or the DCT Industrial Portfolio C Note) and any
costs, certain payments and proceeds (of whatever nature) received with respect to the DCT Industrial Portfolio B Note and the DCT Industrial Portfolio C Note
will be subordinated to all payments due under the DCT Industrial Portfolio
Mortgage Loan to the extent provided below and the amounts received with respect to the DCT Industrial Portfolio A/B/C Loan (other than amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), and (y) after payment or reimbursement of the DCT Industrial Portfolio Mortgage Loan servicing fee, any additional trust fund expenses and/or advances (exclusive of principal and interest advances on the DCT Industrial Portfolio B Note or the DCT
Industrial Portfolio C Note) and any costs, certain payments and proceeds (of whatever nature) received with respect to the DCT Industrial Portfolio C Note will be subordinated to all payments due under the DCT Industrial Portfolio B
Note to the extent provided below and the amounts received with respect to the
DCT Industrial Portfolio A/B/C Loan (other than amounts for required reserves or escrows required by the related mortgage loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged properties or released to the related borrower in accordance with the terms of the related mortgage loan documents), to the extent not otherwise required to be applied under the related mortgage loan documents, will be paid:

                                     S-188

          o    first, to the holder of the DCT Industrial Portfolio Mortgage
               Loan, in an amount equal to accrued and unpaid interest (other than any default interest) on the DCT Industrial Portfolio
               Mortgage Loan principal balance a the net DCT Industrial
               Portfolio Mortgage Loan interest rate through the end of the related interest accrual period;

          o    second, to the holder of the DCT Industrial Portfolio Mortgage
               Loan, in an amount equal to the DCT Industrial Portfolio Mortgage
               Loan principal balance until paid in full;

          o    third, to the holder of the DCT Industrial Portfolio B Note in an amount equal to (i) accrued and unpaid interest on the DCT
               Industrial Portfolio B Note principal balance at the net DCT
               Industrial Portfolio B Note interest rate through the end of the related interest accrual period, plus (ii) all unreimbursed advances or cure payments made by the holder of the DCT
               Industrial Portfolio B Note to pay interest on the DCT Industrial
               Portfolio Mortgage Loan and/or the DCT Industrial Portfolio B
               Note;

          o    fourth, to the holder of the DCT Industrial Portfolio B Note in an amount equal to (i) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio B Note to pay interest on the DCT Industrial Portfolio Mortgage Loan and/or the
               DCT Industrial Portfolio B Note, and (ii) the DCT Industrial
               Portfolio B Note principal balance, until all such advances or cure payments made by the holder of the DCT Industrial Portfolio
               B Note and the DCT Industrial Portfolio B Note are paid in full;

          o    fifth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to (i) accrued and unpaid interest on the DCT
               Industrial Portfolio C Note principal balance at the net DCT
               Industrial Portfolio C Note interest rate through the end of the related interest accrual period, plus (ii) all unreimbursed advances or cure payments made by the holder of the DCT
               Industrial Portfolio C Note to pay interest on the DCT Industrial
               Portfolio Mortgage Loan, the DCT Industrial Portfolio B Note
               and/or the DCT Industrial Portfolio C Note;

          o    sixth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to (i) all unreimbursed advances or cure payments made by the holder of the DCT Industrial Portfolio C Note to pay interest on the DCT Industrial Portfolio Mortgage Loan, the DCT
               Industrial Portfolio B Note and/or the DCT Industrial Portfolio C
               Note, and (ii) the DCT Industrial Portfolio C Note principal balance, until all such advances or cure payments made by the holder of the DCT Industrial Portfolio C Note and the DCT
               Industrial Portfolio C Note are paid in full;

          o    seventh, to the holder of the DCT Industrial Portfolio Mortgage
               Loan, the holder the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note, pro rata, based upon any unreimbursed costs and expenses owing to the holder of the DCT Industrial Portfolio Mortgage Loan, the holder of the DCT
               Industrial Portfolio B Note and the holder of the DCT Industrial
               Portfolio C Note, respectively, up to the amount of any such unreimbursed costs and expenses;

          o    eighth, (i) to the holder of the DCT Industrial Portfolio
               Mortgage Loan, (ii) to the holder of the DCT Industrial Portfolio
               B Note and (iii) to the holder of the DCT Industrial Portfolio C
               Note, in each case, in an amount equal to its pro rata portion
               (based upon the notes respective principal balances) of any extension fees, to the extent actually paid;

          o    ninth, (i) to the holder of the DCT Industrial Portfolio Mortgage
               Loan, (ii) to the holder of the DCT Industrial Portfolio B Note and (iii) to the holder of the DCT Industrial Portfolio C Note, in each case, in an amount equal to its pro rata portion (based upon the notes respective principal balances) of any exit fees, to the extent actually paid;

          o    tenth, to the holder of the DCT Industrial Portfolio Mortgage
               Loan in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the
               respective yields on the notes), any prepayment premiums to the extent actually paid;

                                     S-189

          o    eleventh, to the holder of the DCT Industrial Portfolio B Note, in an amount equal to its pro rata portion (based upon the prepayment premium in an amount necessary to maintain the
               respective yields on the notes), any prepayment premiums to the extent actually paid;

          o    twelfth, to the holder of the DCT Industrial Portfolio C Note, in an amount equal to its pro rata portion (based upon the
               prepayment premium in an amount necessary to maintain the
               respective yields on the notes), any prepayment premiums to the extent actually paid;

          o    thirteenth, to the holder of the DCT Industrial Portfolio
               Mortgage Loan in an amount equal to any unpaid default interest accrued on the DCT Industrial Portfolio Mortgage Loan;

          o    fourteenth, to the holder of the DCT Industrial Portfolio B Note in an amount equal to any unpaid default interest accrued on the
               DCT Industrial Portfolio B Note;

          o    fifteenth, to the holder of the DCT Industrial Portfolio C Note in an amount equal to any unpaid default interest accrued on the
               DCT Industrial Portfolio C Note; and

          o    sixteenth, any excess, pro rata, to the holder of the DCT
               Industrial Portfolio Mortgage Loan, the holder of the DCT
               Industrial Portfolio B Note and the holder of the DCT Industrial
               Portfolio C Note (based upon the notes respective outstanding principal balances; provided that if either of the DCT Industrial
               Portfolio B Note principal balance or the DCT Industrial
               Portfolio C Note principal balance is equal to zero, then based upon the notes initial principal balances.

Rights of the Holder of the DCT Industrial Portfolio B Note and the Holder of
the DCT Industrial Portfolio C Note

          The holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note have certain rights under the DCT Industrial
Portfolio Intercreditor Agreement, including, among others, the following:

          Option to Cure Defaults Under the DCT Industrial A/B/C Loan. The
holder of the DCT Industrial Portfolio C Note has the right to cure events of default with respect to the DCT Industrial Portfolio A/B/C Loan in the event that any monetary default, or to the extent that the master servicer or the special servicer, as applicable, has knowledge thereof, any non-monetary default exists with respect to the DCT Industrial Portfolio A/B/C Loan. Upon notice from the master servicer or special servicer of such occurrence, the majority holder of the DCT Industrial Portfolio C Note will have the right to cure a monetary default within 5 business days of receipt of such notice and a non-monetary default within 30 days of receipt of such notice. The cure period will be deemed to terminate after the expiration of such 5 business days in the event that the majority holder of the DCT Industrial Portfolio C Note elects by written notice to the master servicer or special servicer, as applicable, not to cure such default. In the event that the majority holder of the DCT Industrial Portfolio C
Note elects to cure a default that can be cured by making a cure payment, the majority holder of the DCT Industrial Portfolio C Note is required to make such cure payment as directed by the master servicer or special servicer, as applicable; provided that such cure payment shall include, among other things,
(i) all unreimbursed advances and additional trust fund expenses with respect to the DCT Industrial Portfolio A/B/C Loan and any unpaid servicing fees with respect to the DCT Industrial Portfolio A/B/C Loan and (ii) any principal and interest advance with respect to the DCT Industrial Portfolio A/B/C Loan not paid by the related borrower (without regard to whether such advance would be a non-recoverable advance). Any sums expended by the majority holder of the DCT
Industrial Portfolio C Note to cure such default shall have the repayment priority respectively provided in "-Distributions" above.

          If, in connection with a monetary default, the majority holder of the
DCT Industrial Portfolio C Note has failed to cure such monetary default within the period provided pursuant to the notice, the majority holder of the DCT
Industrial Portfolio B Note shall have the opportunity to cure such default until the later of (i) 1 day following the receipt by the majority holder of the
DCT Industrial Portfolio B Note of a notice from the master servicer or special servicer, as applicable, stating that the majority holder of the DCT Industrial
Portfolio C Note failed to cure such default and (ii) 6 business days after the expiration of the related borrower's cure period, if any, for such monetary default. If, in connection with a non-monetary default, the majority holder of the DCT Industrial Portfolio

                                     S-190

C Note has failed to cure such non-monetary default within the period provided pursuant to the notice, the majority holder of the DCT Industrial Portfolio B
Note shall have the opportunity to cure such default until the later of (i) 5 business days following the receipt by the majority holder of the DCT Industrial
Portfolio B Note of a notice from the master servicer or special servicer, as applicable, stating that the majority holder of the DCT Industrial Portfolio C
Note failed to cure such default and (ii) 10 business days after the expiration of the related borrower's cure period, if any, for such non-monetary default.

          The right of the holder of the DCT Industrial Portfolio B Note and the right of the holder of the DCT Industrial Portfolio C Note to cure a monetary default or non-monetary default shall be limited to 9 cure events over the life of the DCT Industrial Portfolio A/B/C Loan and no single cure event may exceed 6 consecutive months.

          Option to Purchase the DCT Industrial Portfolio A/B/C Loan. Upon
notice from the holder of the DCT Industrial Portfolio Mortgage Loan that a cure period with respect to the DCT Industrial Portfolio A/B/C Loan has terminated, prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, the majority holder of the DCT
Industrial Portfolio C Note shall have the right, by written notice to the holder of the DCT Industrial Portfolio Mortgage Loan and the holder of the DCT
Industrial Portfolio B Note, given prior to the foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, to purchase the DCT
Industrial Portfolio Mortgage Loan and the DCT Industrial Portfolio B Note at a
price generally equal to, with respect to each of the DCT Industrial Portfolio
Mortgage Loan and the DCT Industrial Portfolio B Note, the sum of the related unpaid principal balance of such note, accrued and unpaid interest, any unreimbursed Advances, any unreimbursed costs plus any other additional trust fund expenses in respect of the DCT Industrial Portfolio A/B/C Loan on a date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio C Note gives its notice to purchase.

          In the event the majority holder of the DCT Industrial Portfolio C
Note has either (i) not elected to purchase the DCT Industrial Portfolio
Mortgage Loan and the DCT Industrial Portfolio B Note or (ii) has failed to finalize the purchase of the DCT Industrial Portfolio Mortgage Loan and the DCT
Industrial Portfolio B Note by the date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio C Note gives its notice to purchase, the holder of the DCT Industrial Portfolio
Mortgage Loan shall provide notice of such failure by the majority holder of the
DCT Industrial Portfolio C Note to exercise its purchase right to the majority holder of the DCT Industrial Portfolio B Note. The majority holder of the DCT
Industrial Portfolio B Note shall then have the right, by written notice to the holder of the DCT Industrial Portfolio Mortgage Loan, given prior to the foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and prior to the related default being cured or waived in writing by the master servicer or special servicer, as applicable, to purchase the DCT Industrial Portfolio Mortgage Loan at a price generally equal to the sum of the related unpaid principal balance of the DCT
Industrial Portfolio Mortgage Loan, accrued and unpaid interest, any unreimbursed Advances, any unreimbursed costs plus any other additional trust fund expenses in respect of the DCT Industrial Portfolio A/B/C Loan on a date not less than 5 business days nor more than 7 business days after the holder of the DCT Industrial Portfolio B Note gives its notice to purchase.

          The right of the majority holder of the DCT Industrial Portfolio C
Note or the majority holder of the DCT Industrial Portfolio B Note to elect to exercise its option to purchase will automatically terminate upon the earlier of
(a) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related mortgaged properties and (b) the curing of the related default under the DCT Industrial Portfolio A/B/C Loan.

          Consent Rights of the Holder of the DCT Industrial Portfolio B Note
and the Holder of the DCT Industrial Portfolio C Note. Pursuant to the DCT
Industrial Portfolio Intercreditor Agreement, so long as (i) a DCT Industrial
Portfolio C Note Threshold Event (as defined below) has not occurred and is not continuing, the advisor shall be appointed by the majority holder of the DCT
Industrial Portfolio C Note and will be entitled to advise the master servicer or special servicer, as applicable, with respect to the following actions, and if (ii) a DCT Industrial Portfolio C Note Threshold Event has occurred and is continuing and a DCT Industrial Portfolio B Note Threshold Event (as defined below) has not occurred and is not continuing, the advisor shall be appointed by the majority holder of the DCT Industrial Portfolio B Note and will be entitled to advise the master servicer or special servicer, as applicable, with respect to the following actions of the special servicer. The special servicer will not be permitted to take any of the following actions as to which the advisor has objected in writing within 10 business days of being notified

                                     S-191

thereof (provided that if such written objection has not been received by the special servicer within such 10 business day period, then the advisor's approval will be deemed to have been given):

          o    any modification or waiver of a monetary term of the DCT
               Industrial Portfolio A/B/C Loan and any modification of, or waiver with respect to, the DCT Industrial Portfolio A/B/C Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction or increase in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the DCT Industrial Portfolio A/B/C
               Loan or a modification or waiver of any other monetary term of the DCT Industrial Portfolio A/B/C Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related mortgage loan documents or a modification or waiver of any provision of the DCT Industrial Portfolio A/B/C
               Loan which restricts the related borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the mortgaged
               properties or the ownership interests in the related borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the related documents as of the origination date;

          o    any modification of, or waiver with respect to, the DCT
               Industrial Portfolio A/B/C Loan that would result in a discounted pay-off of the DCT Industrial Portfolio A/B/C Loan;

          o    termination of any foreclosure upon or comparable conversion of the ownership of the mortgaged properties or any acquisition of the mortgaged properties by deed-in-lieu of foreclosure or otherwise;

          o    any sale of the mortgaged properties or any material portion thereof (other than pursuant to a purchase option contained in the DCT Industrial Portfolio Intercreditor Agreement or in the
               Pooling and Servicing Agreement) or, except, as specifically permitted in the related mortgage loan documents, the transfer of any direct or indirect interest in the related borrower or any sale of the DCT Industrial Portfolio A/B/C Loan (other than pursuant to a purchase option contained in the DCT Industrial
               Portfolio Intercreditor Agreement or in the Pooling and Servicing
               Agreement);

          o    any action to bring the mortgaged properties or REO properties into compliance with any laws relating to hazardous materials;

          o    any substitution or release of collateral for the DCT Industrial
               Portfolio A/B/C Loan (other than in accordance with the terms of, or upon satisfaction of, the DCT Industrial Portfolio A/B/C
               Loan);

          o    any release of the related borrower or any guarantor from
               liability with respect to the DCT Industrial Portfolio A/B/C
               Loan;

          o    any determination (i) not to enforce a "due-on-sale" or
               "due-on-encumbrance" clause (unless such clause is not
               exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower) or (ii) to permit an assumption of the DCT Industrial
               Portfolio A/B/C Loan;

          o    any material changes to or waivers of any of the insurance requirements contained in related mortgage loan documents
               including renewal or replacement of the then existing insurance policies with policies which contain terms materially different from those policies then existing;

          o    any determination to apply insurance proceeds on the mortgaged properties, or recoveries for any damage, condemnation or taking, or any deed in lieu of condemnation, affecting all or any part of the mortgaged properties or for any damage or injury to it for any loss or diminution in value of the mortgaged properties, to the payment of the DCT Industrial Portfolio A/B/C Loan and with respect to

                                     S-192

               the approval of any architects, contractors, plans and
               specifications or other material approvals which lender may give or withhold pursuant to the related mortgage loan documents;

          o    any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

          o    approval of annual property budgets, if the approval of the holder of the DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

          o    approval of (i) any property manager, (ii) any material
               modification to any property management agreement or (iii) the termination of any property management agreement, if the approval of the holder of the DCT Industrial Portfolio Mortgage Loan is required under the related mortgage loan documents;

          o    any approval of (i) a material lease, (ii) a modification to any material lease, or (iii) the termination of any material lease, if the approval of the holder of the DCT Industrial Portfolio
               Mortgage Loan is required under the related mortgage loan
               documents;

          o    any material reduction or material waiver of the related
               borrower's obligations to pay any reserve amounts due under the related mortgage loan documents;

          o    any subordination of any document recorded in connection with the
               DCT Industrial Portfolio A/B/C Loan;

          o    any forgiveness of any interest payments or principal payments under the related mortgage loan documents;

          o    any adoption or approval of a plan in bankruptcy of the related borrower;

          o    any sale of the REO properties;

          o    any waiver of any guarantor's obligations under any guaranty or indemnity or any of the other related mortgage loan documents;
               and

          o    any material waiver of the conditions which the related borrower must satisfy under the related mortgage loan documents in
               connection with the earn out advance.

          In no event may the special servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate any REMIC provisions, be inconsistent or violate any provisions of the related mortgage loan documents, the DCT Industrial Portfolio Intercreditor Agreement or the Pooling and
Servicing Agreement.

          A "DCT Industrial Portfolio B Note Threshold Event" will exist if and for so long as (i)(1) the initial DCT Industrial Portfolio B Note principal balance, minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT
Industrial Portfolio B Note, (y) any appraisal reduction amounts in excess of the DCT Industrial Portfolio C Note principal balance for the DCT Industrial
Portfolio A/B/C Loan and (z) any realized losses on the DCT Industrial Portfolio
A/B/C Loan in excess of the DCT Industrial Portfolio C Note principal balance
(without duplication of amounts), is less than or equal to (ii) 25% of (1) the initial DCT Industrial Portfolio B Note principal balance, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial Portfolio B Note.

          A "DCT Industrial Portfolio C Note Threshold Event" will exist if and for so long as (i)(1) the initial DCT Industrial Portfolio C Note principal balance, minus (2) the sum of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT
Industrial Portfolio C Note, (y) any appraisal reduction amounts for the DCT
Industrial Portfolio A/B/C Loan and (z) any realized losses on the DCT
Industrial Portfolio A/B/C Loan (without duplication of amounts), is less than or equal to (ii) 25% of (1) the initial

                                     S-193

DCT Industrial Portfolio C Note principal balance, minus (2) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the DCT Industrial Portfolio C Note.

          Replacement of the Special Servicer. With respect to the DCT
Industrial Portfolio A/B/C Loan at any time, each of (i) the holder of the DCT
Industrial Portfolio C Note, so long as no DCT Industrial Portfolio C Note
Threshold Event exists, (ii) the holder of the DCT Industrial Portfolio B Note during the existence of any DCT Industrial Portfolio C Note Threshold Event, or
(iii) the holder of the DCT Industrial Portfolio Mortgage Loan during the existence of any DCT Industrial Portfolio C Note Threshold Event and DCT
Industrial Portfolio B Note Threshold Event shall have the right to replace the special servicer with respect to the DCT Industrial Portfolio A/B/C Loan at its expense, upon at least 15 days prior notice to the special servicer. Any such replacement of the special servicer must be in accordance with the DCT
Industrial Portfolio Intercreditor Agreement and will not be effective until, among other conditions, the trustee has received rating agency confirmation.

THE RLJ PORTFOLIO LOAN GROUP

          Mortgage Loan Nos. 24-66 (the "RLJ Portfolio Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $41,952,230, representing 1.6% of the Initial Pool Balance (representing 1.7% of the Initial
Loan Group 1 Balance), is secured by the same mortgaged properties on a pari passu basis with six other notes (collectively, the "RLJ Portfolio Companion
Loan"). The RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan
have the same borrowers and are all secured by the same mortgage instruments encumbering the same mortgaged properties. The interest rate and maturity date of the RLJ Portfolio Companion Loan are identical to those of the RLJ Portfolio
Pari Passu Loan. Payments from the borrower under the RLJ Portfolio Loan Group will be applied on a pari passu basis to the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan. The RLJ Portfolio Companion Loan is not an
asset of the trust. The RLJ Portfolio Pari Passu Loan and the RLJ Portfolio
Companion Loan are collectively referred to in this prospectus supplement as the
"RLJ Portfolio Loan Group."

          One of the RLJ Companion Loans is anticipated to be included in a
REMIC trust known as the WCMSI 2006-C27. The RLJ Portfolio Loan Group is currently being serviced by Wachovia Bank, National Association under an agreement that provides for servicing in a manner acceptable for commercial mortgage securitizations similar in nature to this securitization. It is anticipated that the RLJ Portfolio Loan Group will be serviced pursuant to the
WCMSI 2006-C27 Pooling and Servicing Agreement upon establishment of the WCMSI
2006-C27 trust. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the RLJ Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the RLJ Pari Passu
Loan. The WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Trustee, as
applicable, will be required to make Servicing Advances on the RLJ Loan Group unless the WCMSI 2006-C27 Master Servicer, the WCMSI 2006-C27 Special Servicer
or the WCMSI 2006-C27 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the RLJ Loan Group.

          The relative rights of the holders of the RLJ Portfolio Pari Passu
Loan and the RLJ Portfolio Companion Loan are governed by the RLJ Portfolio
Intercreditor Agreement and provides, in general, that:

               o    the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio
                    Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

               o    all payments, proceeds and other recoveries on or in respect of the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio
                    Companion Loan will be applied to the RLJ Portfolio Pari
                    Passu Loan and the RLJ Portfolio Companion Loan on a pari
                    passu basis according to their respective outstanding
                    principal balances (subject, in each case, to the payment
                    and reimbursement rights of the master servicer, the special servicer, the trustee and any other service providers with respect to the RLJ Portfolio Companion Loan, in accordance with the terms of the Pooling and Servicing Agreement).

                                     S-194

          RLJ Portfolio Consultation Rights. Pursuant to the RLJ Portfolio
Intercreditor Agreement, the WCMSI 2006-C27 Master Servicer or the WCMSI
2006-C27 Special Servicer, as applicable, will be required (i) to use reasonable efforts to consult with each holder of the RLJ Portfolio Companion Loan in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the related mortgaged property, (B) the execution or renewal of any lease (if a lender approval is provided for in the applicable mortgage loan documents), (C) the release of any escrow held in conjunction with the RLJ Portfolio Loan Group to the related borrower not expressly required by the terms of the mortgage loan documents or under applicable law, (D) material alterations on the related mortgaged property if approval by the lender is required by the mortgage loan documents, (E) material change in any ancillary mortgage loan documents, or (F) the waiver of any notice provisions related to prepayment; and (ii) to use reasonable efforts to consult with each holder of the RLJ Portfolio Companion Loan upon the occurrence of any event of default with respect to the RLJ Portfolio Loan Group and to consider alternative actions recommended by each holder of the RLJ Portfolio Companion
Loan.

          Notwithstanding the foregoing, (I) if any holder of the RLJ Portfolio
Companion Loan fails to notify the WCMSI 2006-C27 Master Servicer or the WCMSI
2006-C27 Special Servicer, as applicable, of its approval or disapproval of any such proposed action within ten (10) Business Days after delivery to such holders of the RLJ Portfolio Companion Loan by the WCMSI 2006-C27 Master
Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such proposed action by the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, will be deemed to have been approved by the holders of the RLJ Portfolio Companion Loan, (II) if the controlling class representative has not approved (or been deemed to have approved) such a proposed action within ten (10) Business Days after delivery to holders of the RLJ Portfolio Companion
Loan by the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, of written notice of such proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, and such proposed action would not violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, then the
WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as
applicable, may take such proposed action if it has received the written consent with respect thereto from a majority of holders of interests in the RLJ
Portfolio Loan Group, (III) the holders of the RLJ Portfolio Companion Loan will not be permitted to approve or disapprove of an action of the WCMSI 2006-C27
Master Servicer or the WCMSI 2006-C27 Special Servicer, as applicable, that would cause the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special
Servicer, as applicable, to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard, the RLJ Portfolio Intercreditor Agreement, the
REMIC provisions of the Code or the related mortgage loan documents, and (IV)
the WCMSI 2006-C27 Master Servicer or the WCMSI 2006-C27 Special Servicer, as
applicable, shall be entitled to make all decisions with respect to the loans
(except as expressly provided in the RLJ Portfolio Intercreditor Agreement) in its sole and absolute discretion provided that such decisions would not violate any law of any applicable jurisdiction, be inconsistent with the servicing standard or violate the provisions of the WCMSI 2006-C27 Pooling and Servicing
Agreement.

THE RITZ-CARLTON LOAN GROUP

          Mortgage Loan Nos. 68-72 (the "Ritz-Carlton Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of
$39,048,614, representing 1.5% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with another note (the
"Ritz-Carlton Companion Loan"), and on a subordinate basis with a subordinate note (the "Ritz-Carlton B Note"). The Ritz-Carlton Pari Passu Loan, the
Ritz-Carlton Companion Loan and the Ritz-Carlton B Note have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Ritz-Carlton
Companion Loan are identical to those of the Ritz-Carlton Pari Passu Loan.
Payments from the borrower under the Ritz-Carlton Loan Group will be applied on a pari passu basis to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan. The Ritz-Carlton Companion Loan had an original principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton B Note had an
original principal balance of $50,000,000. The Ritz-Carlton Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust
2006-HQ8 ("MSCI 2006-HQ8"). The Ritz-Carlton B Note or a portion of such note may be included in a future securitization. The Ritz-Carlton Companion Loan and the Ritz-Carlton B Note are not assets of the trust. The Ritz-Carlton Pari Passu
Loan, the Ritz-Carlton Companion Loan and the Ritz-Carlton B Note are
collectively referred to in this prospectus supplement as the "Ritz-Carlton Loan
Group."

                                     S-195

          The Ritz-Carlton Loan Group is currently being serviced pursuant to the MSCI 2006-HQ8 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the
Ritz-Carlton Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Ritz-Carlton Pari Passu Loan. The MSCI
2006-HQ8 Master Servicer or the MSCI 2006-HQ8 Trustee, as applicable, are required to make Servicing Advances on the Ritz-Carlton Loan Group unless the
MSCI 2006-HQ8 Master Servicer, the MSCI 2006-HQ8 Special Servicer or the MSCI
2006-HQ8 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Ritz-Carlton Loan Group.

          The Ritz-Carlton Companion Loan and the Ritz-Carlton B Note have the same maturity date as the Ritz-Carlton Pari Passu Loan and accrue interest at a fixed rate. On the last business day of each month ending prior to the stated
maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan and interest only on the Ritz-Carlton B Note. Such payments will be applied in accordance with the Ritz-Carlton Intercreditor Agreement.

          Distributions. Under the terms of the Ritz-Carlton Intercreditor
Agreement, if no monetary or other material event of default has occurred and is continuing (or if a monetary or other material event of default that has occurred is no longer continuing), all amounts tendered by the related borrower or otherwise available for payment on the Ritz-Carlton Pari Passu Loan and the
Ritz-Carlton Companion Loan, however received (other than funds to repair or restore the mortgaged property or to be released to the related borrower in accordance with the servicing standard of the applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement as applied to the mortgage loan documents, servicing fees and trustee fees payable under the Non-Serviced Mortgage Loan
Pooling and Servicing Agreement, reimbursement of costs and expenses, and reimbursement of the trust established pursuant to the Non-Serviced Mortgage
Loan Pooling and Servicing Agreement (or the Non-Serviced Mortgage Loan Master
Servicer or Non-Serviced Mortgage Loan Trustee) for Advances (as defined in the
Ritz-Carlton Intercreditor Agreement) and interest thereon) will be distributed by the Non-Serviced Mortgage Loan Master Servicer in the following order of priority, in each case to the extent of available funds, (and payments will be made at such times as are set forth in the Ritz-Carlton Intercreditor
Agreement):

          o    first, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the Ritz-Carlton Pari
               Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance at (x) the Ritz-Carlton Pari Passu Loan
               interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to any principal payments required to be applied in
               reduction of the Ritz-Carlton Pari Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance in
               accordance with the related mortgage loan documents;

          o    third, to the holder of the Ritz-Carlton B Note, up to the aggregate amount of all payments made by the holder of the
               Ritz-Carlton B Note in connection with the exercise of its cure rights hereunder;

          o    fourth, to the holder of the Ritz-Carlton B Note in an amount equal to the accrued and unpaid interest on the Ritz-Carlton B
               Note principal balance at the Ritz-Carlton B Note interest rate;

          o    fifth, to the holder of the Ritz-Carlton B Note in an amount equal to any principal payments required to be applied in
               reduction of the Ritz-Carlton B Note principal balance in
               accordance with the related mortgage loan documents;

          o    sixth, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, an amount equal to any Prepayment Premium (as defined in the Ritz-Carlton
               Intercreditor Agreement) due in respect of the Ritz-Carlton Pari
               Passu Loan and the Ritz-Carlton Companion Loan;

                                     S-196

          o    seventh, any default interest in excess of the interest paid in accordance with the foregoing clauses first and fourth that is due and payable to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan to the extent actually paid by the related borrower in respect of the
               Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan,
               will be paid to the Ritz-Carlton Pari Passu Loan and the
               Ritz-Carlton Companion Loan to the extent not payable pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement
               (x) to cover interest on Advances (as defined in the Ritz-Carlton
               Intercreditor Agreement), (y) to offset additional MSCI 2006-HQ8 trust expenses or (z) to any servicer or trustee under the
               Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

          o    eighth, any default interest that is due and payable to the holder of the Ritz-Carlton B Note, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of Ritz-Carlton B Note, to the extent actually paid by the related borrower will be paid to the holder of the
               Ritz-Carlton B Note; and

          o    ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to a party other than a holder under the mortgage loan documents, and not otherwise applied in accordance with the foregoing clauses first through eighth, such amount will be paid to the holder of the Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton
               Companion Loan and the holder of the Ritz-Carlton B Note on a pro rata basis.

          Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Ritz-Carlton Loan Group, all amounts tendered by the related borrower or otherwise available for payment on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, however received (other than funds to repair or restore the mortgaged property or to be released to the related borrower in accordance with the servicing standard of the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement as
applied to the mortgage loan documents, servicing fees and trustee fees payable under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement,
reimbursement of costs and expenses, and reimbursement of the trust established pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or
the Non-Serviced Mortgage Loan Master Servicer or Non-Serviced Mortgage Loan
Trustee) for Advances (as defined in the Ritz-Carlton Intercreditor Agreement)
and interest thereon) will be distributed by the Non-Serviced Mortgage Loan
Master Servicer in the following order of priority, in each case to the extent of available funds (and payments will be made at such times as are set forth in the Ritz-Carlton Intercreditor Agreement):

          o    first, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the Ritz-Carlton Pari
               Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance at (x) the Ritz-Carlton Pari Passu Loan
               interest rate minus (y) the servicing fee rate;

          o    second, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, in an amount equal to the Ritz-Carlton Pari Passu Loan principal balance and the Ritz-Carlton Companion Loan principal balance, until such amounts have been paid in full;

          o    third, to the holder of the Ritz-Carlton B Note, up to the aggregate amount of all payments made by the holder of the
               Ritz-Carlton B Note in connection with the exercise of its cure rights hereunder;

          o    fourth, to the holder of the Ritz-Carlton B Note in an amount equal to the accrued and unpaid interest on the Ritz-Carlton B
               Note principal balance at the Ritz-Carlton B Note interest rate;

          o    fifth, to the holder of the Ritz-Carlton B Note in an amount equal to the Ritz-Carlton B Note principal balance, until such amount has been paid in full;

          o    sixth, to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan, pro rata, an amount equal any Prepayment Premium (as defined in the Ritz-Carlton
               Intercreditor Agreement) due in respect of the Ritz-Carlton Pari
               Passu Loan and the Ritz-Carlton Companion Loan;

                                     S-197

          o    seventh, any default interest that is due and payable to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the
               Ritz-Carlton Companion Loan, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
               Companion Loan, to the extent actually paid by the related borrower, to the Ritz-Carlton Pari Passu Loan and the
               Ritz-Carlton Companion Loan to the extent not payable pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement
               (x) to cover interest on Advances (as defined in the Ritz-Carlton
               Intercreditor Agreement), (y) to offset additional MSCI 2006-HQ8 trust expenses or (z) to any servicer or trustee under the
               Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

          o    eighth, any default interest that is due and payable to the holder of the Ritz-Carlton B Note, in excess of the interest paid in accordance with the foregoing clauses first and fourth in respect of the Ritz-Carlton B Note, to the extent actually paid by the related borrower will be paid to the holder of the
               Ritz-Carlton B Note; and

          o    ninth, if any excess amount is paid by the related borrower and is not required to be returned to the related borrower or to another person, and not otherwise applied in accordance with the foregoing clauses first through eighth, such remaining amount will be paid to the holder of the Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note, pro rata (based on the initial
               Ritz-Carlton Loan Group principal balance).

          Subject to the Ritz-Carlton B Note financing provisions of the
Ritz-Carlton Intercreditor Agreement, if the related borrower or an affiliate of the related borrower holds the Ritz-Carlton B Note, any amounts payable pursuant to the foregoing clauses eighth and/or ninth will be paid to the Ritz-Carlton
Pari Passu Loan and the Ritz-Carlton Companion Loan prior to any amounts being paid to the holder of the Ritz-Carlton B Note.

          Rights of the Holder of the Ritz-Carlton B Note. The holder of the
Ritz-Carlton B Note has certain rights under the Ritz-Carlton Intercreditor
Agreement, including, among others, the following:

          Option to Cure Defaults Under the Ritz-Carlton Loan Group. The holder of the Ritz-Carlton B Note has the right to cure events of default with respect to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan, (i) in
the case of a monetary default, within 10 days after such default and (ii) in the case of a default, other than a monetary default or a bankruptcy of the related borrower, within 30 days after such default as long as the holder of the
Ritz-Carlton B Note is diligently proceeding with such cure, but at no other times. When the cure is effected, by payment or otherwise, the holder of the
Ritz-Carlton B Note must pay or reimburse the holder of the Ritz-Carlton Pari
Passu Loan, the holder of the Ritz-Carlton Companion Loan, the Non-Serviced
Mortgage Loan Master Servicer, the Non-Serviced Mortgage Loan Special Servicer
and the Non-Serviced Mortgage Loan Trustee, as applicable, for all costs related to the default during the time from the default until the default is cured.
Defaults are not treated as events of default by the holder of the Ritz-Carlton
Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan with respect to distributions and determining whether the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan will be specially serviced mortgage loans under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement so long as, in the case of a monetary default, a cure payment is made within the applicable time limit, or in the case of a non-monetary default (which is susceptible to being cured), the holder of the Ritz-Carlton B Note is pursuing a cure within the applicable time limit, though such limitation does not prevent the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion
Loan from collecting default interest, late charges or any similar or applicable amounts from the related borrower. The holder of the Ritz-Carlton B Note may not cure a monetary event of default or non-monetary event of default more than six times over the life of such loan without the consent of the holder of the
Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or if the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan are
in a securitization, the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or the applicable master servicer, with the consent of the controlling class, directing certificateholder or other similar entity, except that the applicable master servicer cannot so consent if it was appointed by or is affiliated with the holder of the Ritz-Carlton B Note.
No single cure event may exceed three consecutive months. Cure events do not excuse the related borrower's obligations or waive or prejudice the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion
Loan's rights under the loan documents. Subject to the terms of the Ritz-

                                     S-198

Carlton Intercreditor Agreement, the holder of the Ritz-Carlton B Note will be subrogated to the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan's rights to any payment owing to the holder of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan for which the holder of the Ritz-Carlton B Note makes a cure payment but such subrogation rights may not be exercised against the related borrower until the Ritz-Carlton
Pari Passu Loan and the Ritz-Carlton Companion Loan are paid in full. The foregoing rights may not be exercised by the related borrower or an affiliate of such borrower that may hold the Ritz-Carlton B Note; however, if such borrower
(or affiliate) has pledged the Ritz-Carlton B Note to a bona fide lender, such lender may exercise such rights.

          Option to Purchase the Ritz-Carlton Pari Passu Loan. The holder of the
Ritz-Carlton B Note has the right at any time that (i) any principal or interest payment is 90 or more days delinquent, (ii) the loan has been accelerated, (iii)
the principal balance is not paid at maturity, (iv) the related borrower files a petition for bankruptcy or (v) the loan becomes a specially serviced mortgage loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (and
is either in default or a default thereto is reasonably foreseeable), to purchase the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan,
at a price generally equal to the sum of the unpaid principal balance of the
Ritz-Carlton Pari Passu Loan and the unpaid principal balance of the
Ritz-Carlton Companion Loan, accrued and unpaid interest and any unreimbursed
Advances (as defined in the Ritz-Carlton Intercreditor Agreement) and interest thereon on the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan
at the reimbursement rate, plus any Master Servicing Fees (as defined in the
Ritz-Carlton Intercreditor Agreement) and Special Servicing Fees (as defined in the Ritz-Carlton Intercreditor Agreement) including compensation and all other amounts payable pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing
Agreement) allocable to the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
Companion Loan and interest thereon at the reimbursement rate. If the entity exercising the right to purchase is not the related borrower or an affiliate of the related borrower, such purchaser will not be responsible for any Prepayment
Premium (as defined in the Ritz-Carlton Intercreditor Agreement), exit fee or, if the loan is purchased within the option period specified in the Ritz-Carlton
Intercreditor Agreement, any interest payable at the default rate. The holder of the Ritz-Carlton B Note will also pay all purchase-related out-of-pocket costs and expenses of the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan. The foregoing option to purchase terminates when the mortgaged property becomes an REO Property. The foregoing rights may not be exercised by the related borrower or an affiliate of such borrower that may hold the Ritz-Carlton B Note; however, if such borrower (or affiliate) has pledged the Ritz-Carlton B Note to a bona fide lender, such lender may exercise such rights.

          Consent Rights of the holder of the Ritz-Carlton B Note. Pursuant to the Ritz-Carlton Intercreditor Agreement, the "Directing Holder" has the right to consent to the Non-Serviced Mortgage Loan Master Servicer's or the
Non-Serviced Mortgage Loan Special Servicer's taking (as the case may be), subject to the Servicing Standard under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, certain actions with respect to the Ritz-Carlton Loan
Group, including, without limitation:

          o    any proposed or actual foreclosure upon or comparable conversion
               (which may include acquisition of an REO Property) of the
               ownership of the related mortgaged property and other collateral securing the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton
               Companion Loan if it comes into and continues in default or other enforcement action under the mortgage loan documents;

          o    any proposed modification, extension, amendment or waiver of a money term (including timing of payments) or other material non-monetary term of the Ritz-Carlton Pari Passu Loan and the
               Ritz-Carlton Companion Loan;

          o    any proposed or actual sale of the mortgaged property or any material portion thereof (other than in connection with a
               termination of the trust) for less than the Purchase Price (as defined in the Non-Serviced Mortgage Loan Pooling and Servicing
               Agreement);

          o    any acceptance of a discounted payoff of the Ritz-Carlton Pari
               Passu Loan and the Ritz-Carlton Companion Loan;

                                      S-199

          o    any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to
               otherwise address hazardous materials located at the mortgaged property or REO Property;

          o    any release of collateral for the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan or any release of a mortgage loan borrower or any guarantor under the Ritz-Carlton Pari Passu
               Loan and the Ritz-Carlton Companion Loan (other than in
               accordance with the terms of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan (with no material discretion by the mortgagee), or upon satisfaction of, the Ritz-Carlton Pari
               Passu Loan and the Ritz-Carlton Companion Loan);

          o    any acceptance of a substitute or additional collateral for the
               Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan
               (other than in accordance with the terms of the Ritz-Carlton Pari
               Passu Loan and the Ritz-Carlton Companion Loan with no material discretion by the mortgagee);

          o    any waiver or consent to waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance of an assumption agreement releasing a mortgage loan borrower or a guarantor from liability under the
               Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan;

          o    any acceptance of a change in the property management company
               (provided that the unpaid principal balance of the Ritz-Carlton
               Pari Passu Loan and the Ritz-Carlton Companion Loan is greater than $5,000,000) or, if applicable, hotel franchise for the mortgaged property;

          o    any determination by the special servicer pursuant to the
               Non-Serviced Mortgage Loan Pooling and Servicing Agreement that the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion
               Loan have become specially serviced mortgage loans under the
               Non-Serviced Mortgage Loan Pooling and Servicing Agreement;

          o    any determination by the Non-Serviced Mortgage Loan Master
               Servicer or Non-Serviced Mortgage Loan Special Servicer that a
               Servicing Transfer Event under the Non-Serviced Mortgage Loan
               Pooling and Servicing Agreement has occurred with respect to the
               Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan
               solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism;

          o    any extension of the maturity date of the Ritz-Carlton Pari Passu
               Loan and the Ritz-Carlton Companion Loan;

          o    subject to the Directing Holder's rights set forth in the
               Ritz-Carlton Intercreditor Agreement, any approval of a
               replacement special servicer for the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan (other than in connection with a successor special servicer upon the occurrence of an event of default with respect to the Non-Serviced Mortgage Loan Special
               Servicer under the Non-Serviced Mortgage Loan Pooling and
               Servicing Agreement);

          o    any waiver of amounts required to be deposited into escrow reserve accounts under the mortgage loan documents, or any modification or amendment to such documents that would modify the amount of funds required to be so deposited;

          o    the release of or adjustment to any escrow or reserve funds held in connection with the Ritz-Carlton Pari Passu Loan and the
               Ritz-Carlton Companion Loan to which the related borrower is not entitled; and

          o    the approval of any annual budget for the mortgaged property
               (insofar as such approval is required of the lender under the mortgage loan documents).

                                      S-200

          The foregoing consent rights belong to the holder of more than 50% of the principal balance of the Ritz-Carlton B Note, unless such holder is the related borrower or an affiliate of the related borrower, or if the initial unpaid principal balance of the Ritz-Carlton B Note minus the sum of (i) any principal payments allocated or received on the Ritz-Carlton B Note, (ii) any appraisal reductions allocated to the Ritz-Carlton B Note and (iii) realized losses allocated to the Ritz-Carlton B Note is less than 25% of the initial unpaid principal balance of the Ritz-Carlton B Note.

          In addition, no advice, direction or objection from or by the
Directing Holder may (and the Non-Serviced Mortgage Loan Master Servicer and
Non-Serviced Mortgage Loan Special Servicer, as applicable, will ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause such servicer to violate any provision of the Ritz-Carlton Intercreditor Agreement, the related mortgage loan documents, the Non-Serviced Mortgage Loan Pooling and
Servicing Agreement (including any REMIC provisions contained in the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and such servicer's obligation to act in accordance with the Servicing Standard under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement or refrain from taking any immediate action necessary to protect the interests of the holder of the Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note (as a collective whole).

          Subject to the Non-Serviced Mortgage Loan Pooling and Servicing
Agreement the Non-Serviced Mortgage Loan Special Servicer is not obligated to seek the Directing Holder's approval for any actions to be taken by the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion
Loan or the Non-Serviced Mortgage Loan Special Servicer if:

          o    the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or the Non-Serviced Mortgage Loan
               Special Servicer has provided the Directing Holder with
               sufficient written notice of proposed actions with respect to the workout or liquidation of the Ritz-Carlton Pari Passu Loan and the Ritz-Carlton Companion Loan; and

          o    for 60 days following such notice, the Directing Holder has objected to all proposed actions and failed to suggest
               alternatives that the holder of the Ritz-Carlton Pari Passu Loan and the holder of the Ritz-Carlton Companion Loan or the
               Non-Serviced Mortgage Loan Special Servicer considers to be consistent with the Servicing Standard under the Non-Serviced
               Mortgage Loan Pooling and Servicing Agreement.

THE GIANT FOOD-BUCKS COUNTY A/B MORTGAGE LOAN

          Mortgage Loan No. 104 (referred to herein as the "Giant Food-Bucks
County Mortgage Loan") is secured by the related mortgaged property. The Giant
Food-Bucks County Mortgage Loan has an outstanding principal balance as of the
Cut-off Date of $14,847,845, representing 0.6% of the Initial Pool Balance, and is an asset of the trust. The mortgage on the related mortgaged property also secures a subordinated B Note (the "Giant Food-Bucks County B Note") that had an original principal balance of $1,743,053. The Giant Food-Bucks County B Note is not an asset of the trust.

          In the event that certain defaults exist under the Giant Food-Bucks
County Mortgage Loan or the Giant Food-Bucks County B Note, the holder of the
Giant Food-Bucks County B Note will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the Giant Food-Bucks
County A/B Mortgage Loan and to purchase the Giant Food-Bucks County Mortgage
Loan for a price generally equal to the outstanding principal balance of the
Giant Food-Bucks County Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the Giant
Food-Bucks County Mortgage Loan and other amounts payable to the holder of the
Giant Food-Bucks County Mortgage Loan under the mortgage loan documents (other than any applicable Prepayment Premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the Giant Food-Bucks County Intercreditor Agreement, the master servicer or special servicer, as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holder of the Giant Food-

                                      S-201

Bucks County B Note is given certain rights pursuant to the Giant Food-Bucks
County Intercreditor Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the Giant Food-Bucks
County Mortgage Loan or the Giant Food-Bucks County B Note is entitled to do so under the mortgage loan documents, (ii) in the event that the master servicer or the special servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii)
directing the master servicer or the special servicer to enforce the rights of the holder of the Giant Food-Bucks County B Note under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the master servicer or the special servicer to cure any such default and prevent such foreclosure, (v) approving (together with the master servicer or the special servicer) any modifications to the Giant Food-Bucks County A/B
Mortgage Loan that affect the rights of the related borrower or the holder of the Giant Food-Bucks County B Note under the credit lease or the assignment of the credit lease as collateral for the Giant Food-Bucks County Mortgage Loan and
(vi) taking any actions during the period to and including 60 days following the occurrence of any payment default by the credit tenant and resulting in an event of default under the mortgage loan documents to cure such default before the master servicer or special servicer may accelerate the Giant Food-Bucks County
Mortgage Loan or commence foreclosure on the related mortgaged property without the consent of the holder of the Giant Food-Bucks County B Note. LaSalle Bank
National Association originated the Giant Food-Bucks County A/B Mortgage Loan and sold the Giant Food-Bucks County B Note to Caplease Debt Funding, LP, which is the holder of the Giant Food-Bucks County B Note. Caplease Debt Funding, LP
may sell the Giant Food-Bucks County B Note subject to the terms of the Giant
Food-Bucks County Intercreditor Agreement.

          Distributions. Under the terms of the Giant Food-Bucks County
Intercreditor Agreement, on each payment date, all amounts received from or on behalf of the borrower (other than early payments of rent and proceeds of a defaulted lease claim) will, after payment of the servicing and other fees and expenses under the related servicing agreement, be applied in the following order of priority:

          o    first, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to the accrued and unpaid interest on the
               Giant Food-Bucks County Mortgage Loan principal balance at the non-default interest rate on such loan;

          o    second, to the holder of the Giant Food-Bucks County Mortgage
               Loan in an amount equal to the scheduled principal payments, if any, due with respect to the Giant Food-Bucks County Mortgage
               Loan or, upon acceleration of all amounts due and payable on the
               Giant Food-Bucks County Mortgage Loan, the principal balance of the Giant Food-Bucks County Mortgage Loan until paid in full;

          o    third, to fund reserve accounts provided for in the related mortgage loan documents and any other amounts required to be applied following payment of interest and principal then due on the Giant Food-Bucks County Mortgage Loan in accordance with the terms of the related lockbox agreement or other related mortgage loan documents, including, as applicable, amounts required to fund any escrow accounts or to pay taxes or insurance and any insurance proceeds required to be applied to the repair of the related mortgaged property;

          o    fourth, to the holder of the Giant Food-Bucks County B Note in an amount equal to the accrued and unpaid interest on the Giant
               Food-Bucks County B Note at the non-default interest rate on such loan;

          o    fifth, to the holder of the Giant Food-Bucks County B Note in an amount equal to the scheduled principal payments, if any, due with respect to the Giant Food-Bucks County B Note or, upon acceleration of all amounts due and payable on the Giant
               Food-Bucks County B Note, the principal balance of the Giant
               Food-Bucks County B Note until paid in full;

          o    sixth, any unscheduled payment on the Giant Food-Bucks County A/B
               Mortgage Loan (other than proceeds of a defaulted lease claim, but including without limitation lump sum payments under

                                      S-202

               any lease enhancement policy), shall be paid sequentially to the holder of the Giant Food-Bucks County Mortgage Loan until the holder of the Giant Food-Bucks County Mortgage Loan has been paid in full, and then to the holder of the Giant Food-Bucks County B
               Note until the holder of the Giant Food-Bucks County B Note has been paid in full;

          o    seventh, any Prepayment Premium, to the extent actually paid, shall be paid to the holder of the Giant Food-Bucks County
               Mortgage Loan and the holder of the Giant Food-Bucks County B
               Note, pro rata, in the same proportion as the respective amounts payable to each when the Prepayment Premium for each of the mortgage loans is separately computed on the prepaid amounts of the Giant Food-Bucks County Mortgage Loan principal balance and the Giant Food-Bucks County B Note principal balance at the respective interest rates;

          o    eighth, to the holder of the Giant Food-Bucks County B Note (or any party which has made a property advance on its behalf), the amount necessary to reimburse the holder of the Giant Food-Bucks
               County B Note for any property advance or cure payment made by it in accordance with the terms of the Giant Food-Bucks County
               Intercreditor Agreement;

          o    ninth, to the holder of the Giant Food-Bucks County Mortgage Loan in an amount equal to any default interest attributable to such loan;

          o    tenth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any default interest attributable to such loan;
               and

          o    eleventh, any remaining amount to be paid to the borrower, to the extent required by the mortgage loan documents, and otherwise to the holder of the Giant Food-Bucks County Mortgage Loan and the
               Giant Food-Bucks County B Note, pro rata, based on their original principal balances.

          Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be distributed in the following order of priority:

          o    first, to the holder of the Giant Food-Bucks County B Note in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party;

          o    second, to the holder of the Giant Food-Bucks County B Note in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan;

          o    third, to the holder of the Giant Food-Bucks County B Note in an amount equal to scheduled principal payments, or upon
               acceleration of the Giant Food-Bucks County B Note, the principal balance of the Giant Food-Bucks County B Note until paid in full;

          o    fourth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any Prepayment Premium attributable to such loan to the extent actually paid;

          o    fifth, to the holder of the Giant Food-Bucks County B Note in an amount equal to any default interest attributable to such loan;

          o    sixth, to the trust fund any excess amount to be applied in the order or priority of payments on the Giant Food-Bucks County
               Mortgage Loan other than with respect to defaulted lease claims;
               and

          o    seventh, any remaining amount to the related borrower to the extent required under the related mortgage loan documents and all other amounts to the Giant Food-Bucks County Mortgage Loan and the Giant Food-Bucks County B Note, pro rata, based on the initial original principal balance.

                                      S-203

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, B Note and Serviced Companion Mortgage Loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on Escrow Accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary Servicer as provided in the
Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances and additional trust expenses pursuant to the terms of the Pooling and
Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are non-Specially Serviced Mortgage Loans that require special servicer consent and
100% of such fees on non-Specially Serviced Mortgage Loans that do not require special servicer consent. The special servicer will generally be entitled to approve assumptions.

          In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if an Event of Default
occurs solely by reason of the occurrence of a default of a Primary Servicer or of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing of sub-servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

                                      S-204

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

          The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special

                                      S-205

servicer is terminated for any reason, it will retain the right to receive any
Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially
Serviced Mortgage Loan or until the related mortgaged property becomes an REO
Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser (or any B Note holder (including the holders of the DP and Class ST Certificates, if applicable) to the extent described under
"Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the
RLJ Portfolio Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage
Loans" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

          The trustee may, and the Operating Adviser may direct the trustee to, terminate the special servicer upon a Special Servicer Event of Default except as described below with respect to the DCT Industrial Portfolio A/B/C Loan and the 120 Broadway A/B Mortgage Loan. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing
Agreement, the special servicer may be replaced by the Operating Adviser as described in the Pooling and Servicing Agreement. The Pooling and Servicing
Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

          Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the 120 Broadway A/B Mortgage Loan, to the extent that no 120 Broadway B Note Control Appraisal Event exists and to the extent that the holder of the 120 Broadway B Note is not an affiliate of the related mortgage loan borrower, the holder of the 120 Broadway B Note or its designee has and shall have the right to replace the special servicer for the 120
Broadway A/B Mortgage Loan upon the appointment and acceptance of such appointment by a successor to the special servicer and subject to receipt by the trustee of written confirmation from each Rating Agency that such appointment will not result in a qualification, downgrade or withdrawal of any ratings then assigned to the

                                      S-206

certificates. The holder of the 120 Broadway B Note must pay any expenses incurred by the trust in connection with such replacement. If a 120 Broadway B
Note Control Appraisal Event has occurred and is continuing or if the holder or holders of more than 50% of the principal balance of the 120 Broadway B Note is an affiliate of the mortgage loan borrower, the holder of the 120 Broadway
Mortgage Loan succeeds to the holder of the 120 Broadway B Note's rights described above.

          Notwithstanding anything to the contrary contained in this prospectus supplement, with respect to the DCT Industrial Portfolio A/B/C Loan at any time, each of (i) the holder of the DCT Industrial Portfolio C Note, so long as no DCT
Industrial Portfolio C Note Threshold Event exists, (ii) the holder of the DCT
Industrial Portfolio B Note during the existence of any DCT Industrial Portfolio
C Note Threshold Event, or (iii) the holder of the DCT Industrial Portfolio
Mortgage Loan during the existence of any DCT Industrial Portfolio C Note
Threshold Event and DCT Industrial Portfolio B Note Threshold Event shall have the right to replace the special servicer with respect to the DCT Industrial
Portfolio A/B/C Loan at its expense, upon at least 15 days prior notice to the special servicer. Any such replacement of the special servicer must be in accordance with the DCT Industrial Portfolio Intercreditor Agreement and will not be effective until, among other conditions, the trustee has received rating agency confirmation that the replacement would not result in the downgrade, termination or qualification of the ratings of the certificates.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original
               maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan or A/B Mortgage
               Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan or A/B Mortgage Loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan or A/B Mortgage Loan;

                                      S-207

          o    any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any Escrow Accounts, Reserve Accounts or letters of credit;

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
               Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser shall be responsible for its own expenses.

          We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class S
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

          Notwithstanding the foregoing, the master servicer or special servicer may reject any advice, direction or objection by the Operating Adviser if such advice, direction or objection would-

          o    require or cause the master servicer or special servicer to violate any law of any applicable jurisdiction;

          o    require or cause the master servicer or special servicer to violate the provisions of the Pooling and Servicing Agreement, including those requiring the master servicer or special servicer to act in accordance with the Servicing Standard under the
               Pooling and Servicing Agreement and not to impair the status of any REMIC created under the Pooling and Servicing Agreement as a
               REMIC; and

          o    require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable
               intercreditor, co-lender or similar agreement

          Neither the master servicer nor special servicer will follow any such direction or initiate any such actions. The rights of the Operating Adviser are subject to the rights of any holder of a B Note as described under "Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the RLJ Portfolio
Loan Group, the Ritz-Carlton Loan Group and the A/B Mortgage Loans." In the case of the DCT Industrial Portfolio A/B/C Loan, all rights of the Operating Adviser will initially be exercised by the Class DP Certificates so long as the holder of the DCT Industrial Portfolio C Note is the "controlling holder" under the related intercreditor agreement.

          Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling

                                      S-208

and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, B Note or Serviced Companion Mortgage Loan that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
B Note or Serviced Companion Mortgage Loan, equal to or exceeding the recovery to Certificateholders and the holders of such B Note or Serviced Companion
Mortgage Loan, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is five years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

                                     S-209

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class and (b) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan, including the DCT
Industrial Portfolio C Note and the 633 17th Street B Note (other than a
Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment, subject to the rights of any related mezzanine note holder or B Note holder
(including the holders of the Class DP and Class ST Certificates)). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. Prior to the special servicer's determination of fair value referred to in the preceding sentence, the fair value of a mortgage loan shall be deemed to be an amount equal to the
Purchase Price plus (i) any prepayment penalty or Yield Maintenance Charge then payable upon the prepayment of such mortgage loan and (ii) the reasonable fees and expenses of the special servicer, the master servicer and the trustee incurred in connection with the sale of the mortgage loan. In determining fair value, the special servicer shall take into account, among other factors, the results of any appraisal obtained in accordance with the Pooling and Servicing
Agreement within the prior twelve months; any views on fair value expressed by independent investors in comparable mortgage loans (provided that the special servicer shall not be obligated to solicit such views); the period and amount of any delinquency; whether to the special servicer's actual knowledge, the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged property; the state of the local economy; the expected recoveries from the mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised;
and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.
The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the Controlling
Class or any of their affiliates then, prior to the exercise of the Option, the master servicer will be required to verify that the Option Purchase is equal to fair value.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note (including, if applicable, a holder of a Class DP or Class ST
Certificate) or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

          Additionally, each holder of a B Note (including, if applicable, a holder of a Class DP or Class ST Certificate) may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the Cherry Creek Loan Group, the RLJ Portfolio Loan Group, the Ritz-Carlton Loan
Group and the A/B Mortgage Loans" above.

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

                                     S-210

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all
Certificateholders (and with respect to any B Note or Serviced Companion
Mortgage Loan, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I, the Class DP REMIC or the Class ST REMIC will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property,"
within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, the Class DP REMIC or the Class ST
REMIC, as applicable, or including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I, the Class DP REMIC or the Class ST REMIC, as
applicable, at the highest marginal federal corporate rate -- currently 35% --
and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the
Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I, the Class DP REMIC or the
Class ST REMIC, as applicable, would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

                                     S-211

GENERAL

          For United States federal income tax purposes, five separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II, REMIC III, the Class DP REMIC and the Class ST REMIC) other than that portion of the trust consisting of (i) the rights to Excess Interest (other than any Excess Interest distributable to the DCT Industrial Portfolio C Note)
and the Excess Interest Sub-account (the "Excess Interest Grantor Trust") and
(ii) the separate trust that holds the Class A-4FL Regular Interest, the rights of the Class A-4FL Certificates in respect of payments on the Swap Contract and the Floating Rate Account (the "Class A-4FL Grantor Trust"). REMIC I, REMIC II
and REMIC III will be treated as "Tiered REMICs" as described in the prospectus.
See "Federal Income Tax Consequences--Tiered REMIC Structures" in the
prospectus. Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing servicing of any Non-Serviced Mortgage Loan under
               provisions that ensure the continued qualification of any REMICs holding such Non-Serviced Mortgage Loan; and

          o    ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
               Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III, the
Class DP REMIC and the Class ST REMIC will qualify as a REMIC under the Code;
(2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of
REMIC I, the Class DP REMIC and the Class ST REMIC in the case of the Class R-I
Certificates, the sole class of "residual interests" in REMIC II in the case of the Class R-II Certificates, and the sole class of "residual interests" in REMIC
III in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates (other than the Class A-4FL Certificates) and the Class A-4FL
Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Class DP Certificates will evidence
"regular interests" in and will be treated as debt instruments of, the Class DP
REMIC; (5) the Class ST Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the Class ST REMIC; (6) each of the
Excess Interest Grantor Trust and the Class A-4FL Grantor Trust will be treated as a grantor trust for federal income tax purposes; (7) the Class T Certificates will represent a beneficial ownership of the assets of the Excess Interest
Grantor Trust and (8) the Class A-4FL Certificates will represent beneficial ownership of the assets of the Class A-4FL Grantor Trust.

          The offered certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be regular interests issued by REMIC III.
The Class A-4FL Grantor Trust will consist of the Class A-4FL Regular Interest, the Swap Contract and the Floating Rate Account, and the Class A-4FL
Certificates will represent an undivided beneficial interest such assets. See
"Federal Income Tax Consequences--Taxation of Owners of REMIC Regular
Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          Except as provided below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent

                                     S-212

the mortgage loans are defeased with U.S. obligations. In the case of the Class
A-4FL Certificates, the above discussion applies only to the beneficial interest in the Class A-4FL Regular Interest.

          Moreover, the offered certificates (other than the Class A-4FL
Certificates) will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-4FL Certificates will represent an undivided beneficial interest in the Swap Contract and the Floating Rate
Account, they will not be a suitable asset for resecuritization in a REMIC.
Offered certificates (other than the Class A-4FL Certificates) and the Class
A-4FL Regular Interest held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code other than any portion of the basis of the Class A-4FL Certificates allocable to the Swap Contract.

          The offered certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          We anticipate that the offered certificates (other than the Class
A-4FL Certificates) and the Class A-4FL Regular Interest will be issued at a premium for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected

                                     S-213

constant yield to maturity. It appears that Prepayment Premiums or Yield
Maintenance Charges are treated as ordinary income rather than capital gain.
However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACT

          Each holder of a Class A-4FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract.

          Holders of the Class A-4FL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-4FL Regular
Interest and the Swap Contract based on their relative fair market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-4FL
Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price for the Class A-4FL Certificates allocable to the Class A-4FL
Regular Interest. If the Swap Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-4FL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to the Class A-4FL Certificates. A holder of a Class A-4FL
Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract
(adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap
Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL
Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

          Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-4FL Certificates.

          Any amount of proceeds from the sale, redemption or retirement of a
Class A-4FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-4FL Certificate under Treasury Regulations. A holder of a Class A-4FL
Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B) (i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c)
would likely not apply to treat such gain or loss as ordinary.

          The Class A-4FL Certificates, representing a beneficial ownership in the Class A-4FL Regular Interest and the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a
Class A-4FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4FL Certificate, the holder

                                     S-214

would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Class DP REMIC and
the Class ST REMIC, the Excess Interest Grantor Trust and the Class A-4FL
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 14.2% of the Initial
Pool Balance) and California (approximately 13.7% of the Initial Pool Balance)
which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

          New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

CALIFORNIA

          Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                          CERTAIN ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons

                                     S-215

who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.
Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

                                     S-216

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the Swap
               Counterparty, the sponsors, the master servicer, the Primary
               Servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO
               Property and any borrower with respect to mortgage loans
               constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

          Before purchasing any such class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

                                     S-217

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-4FL Certificates to the extent of the Swap Contract) by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

          The Swap Contract benefiting the Class A-4FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-4FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the Swap
Contract. A Plan's purchase and holding of a Class A-4FL Certificate could constitute or otherwise result in a prohibited transaction under ERISA and
Section 4975 of the Code between the Plan and the Swap Counterparty unless an exemption is available.

          Accordingly, as long as the Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class A-4FL
Certificate unless such acquisition or holding is eligible for the exemptive relief available under PTE 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers")
or similar exemption under similar law (collectively, the "Investor-Based
Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class
A-4FL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-4FL Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

                                     S-218

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                     S-219

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with Morgan Stanley &
Co. Incorporated, LaSalle Financial Services, Greenwich Capital Markets, Inc.
and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS          CLASS A-1     CLASS A-1A     CLASS A-2      CLASS A-3     CLASS A-AB     CLASS A-4     CLASS A-4FL
----------------------   ------------   ------------   -----------   ------------   -----------   ------------   ------------

Morgan Stanley & Co.
  Incorporated           $104,300,000   $164,666,000   $92,900,000   $215,000,000   $84,600,000   $784,200,000   $350,000,000
LaSalle Financial
   Services,  Inc.       $          0   $          0   $         0   $          0   $         0   $          0   $          0
Greenwich Capital
   Markets, Inc.         $          0   $          0   $         0   $          0   $         0   $          0   $          0
Merrill Lynch, Pierce,
   Fenner & Smith
   Incorporated          $          0   $          0   $         0   $          0   $         0   $          0   $          0
   Total .............   $104,300,000   $164,666,000   $92,900,000   $215,000,000   $84,600,000   $784,200,000   $350,000,000

     UNDERWRITERS          CLASS A-M      CLASS A-J      CLASS B       CLASS C       CLASS D       CLASS E       CLASS F
----------------------   ------------   ------------   -----------   -----------   -----------   -----------   -----------

Morgan Stanley & Co.
   Incorporated          $256,524,000   $202,012,000   $19,240,000   $35,272,000   $28,859,000   $22,445,000   $25,653,000
LaSalle Financial
   Services, Inc.        $          0   $          0   $         0   $         0   $         0   $         0   $         0
Greenwich Capital
   Markets, Inc.         $          0   $          0   $         0   $         0   $         0   $         0   $         0
Merrill Lynch, Pierce,
   Fenner & Smith
   Incorporated          $          0   $          0   $         0   $         0   $         0   $         0   $         0
   Total .............   $256,524,000   $202,012,000   $19,240,000   $35,272,000   $28,859,000   $22,445,000   $25,653,000

          Morgan Stanley & Co. Incorporated will act as co-lead manager and sole bookrunner with respect to the offered certificates. LaSalle Financial Services,
Inc. will act as co-lead manager with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the

                                     S-220

offered certificates, before deducting expenses payable by the Depositor, will be approximately $2,396,468,532, plus accrued interest on the Certificates.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

          One or more affiliates of the underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the underwriter, including Morgan Stanley
Mortgage Capital Inc., engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of
Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.

          In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by the underwriter in connection with the offering. Short positions created by the underwriter involve the sale by the underwriter of a greater number of certificates than they are required to purchase from Morgan Stanley Capital I Inc. in the offering. The underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriter if the certificates are repurchased by the underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that Morgan Stanley & Co.
Incorporated will purchase approximately $200,000,000 of the Class A-4
Certificates, all of the Class A-4FL Certificates and all of the Class X
Certificates for its own investment account.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about August 17, 2006, which is the tenth business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, Morgan Stanley Mortgage Capital Inc., a mortgage loan seller, and
Morgan Stanley Capital Services Inc., the swap counterparty.

                                     S-221

LaSalle Bank National Association, a mortgage loan seller, is the parent of
LaSalle Financial Services, Inc., an Underwriter, and is the paying agent, custodian, certificate registrar and authenticating agent for the certificates.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New
York. Certain legal matters will be passed upon for Morgan Stanley Mortgage
Capital Inc. by Latham & Watkins LLP, for LaSalle Bank National Association in
its capacity as a loan seller, by Cadwalader, Wickersham & Taft LLP, for
Principal Commercial Funding II, LLC by Dechert LLP, New York, New York, for
Wells Fargo Bank, National Association, in its capacity as master servicer, by
Sidley Austin LLP, New York, New York, for LaSalle Bank National Association, in
its capacity as paying agent, custodian, certificate registrar and authenticating agent, by Kennedy Covington Lobdell & Hickman, L.L.P., and for
J.E. Robert Company, Inc., in its capacity as special servicer, by Kaye Scholer
LLP.

                                     S-222

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS           FITCH   S&P
-------------   -----   ---
Class A-1....    AAA    AAA
Class A-1A...    AAA    AAA
Class A-2....    AAA    AAA
Class A-3....    AAA    AAA
Class A-AB...    AAA    AAA
Class A-4....    AAA    AAA
Class A-4FL..    AAA    AAA
Class A-M....    AAA    AAA
Class A-J....    AAA    AAA
Class B......    AA+    AA+
Class C......    AA      AA
Class D......    AA-    AA-
Class E......    A+      A+
Class F......     A      A

          It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, for among other reasons, if that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          The ratings of the Class A-4FL Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class A-4FL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted
Average Net Mortgage Rate). In addition, the ratings on the Class A-4FL
Certificates do not address (i) the likelihood of receipt by the holders of the
Class A-4FL Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii)
in the event that the Swap Counterparty defaults on its obligations under the
Swap Contract, the likelihood that the holders of the Class A-4FL Certificates will experience shortfalls resulting from expenses incurred in enforcing the
Swap Counterparty's obligations under the Swap Contract that were not recovered from the Swap Counterparty or (iii) to the extent to which interest on the Class
A-4FL Certificates will be reduced due to the allocation of Net Aggregate
Prepayment Interest Shortfalls or reduction in payment by the Swap Counterparty if the Pass-Through Rate of the Class A-4FL Regular Interest is reduced below
5.731%.

                                     S-223

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-224

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "80 Broad Street Mortgage Loan" means Mortgage Loan No. 14.

          "80 Broad Street Mezzanine Loan" means, with respect to the 80 Broad
Street Mortgage Loan, the related mezzanine loan.

          "120 Broadway A/B Mortgage Loan" means the 120 Broadway Mortgage Loan and the 120 Broadway B Note.

          "120 Broadway B Note" means, with respect to the 120 Broadway Mortgage
Loan, the related B Note.

          "120 Broadway B Note Control Appraisal Event" means, with respect to the 120 Broadway A/B Mortgage Loan, if and for so long as (a) the initial unpaid principal balance of the 120 Broadway B Note, minus (b) the sum of (1) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the 120 Broadway B Note, (2) any
Appraisal Reductions for the 120 Broadway A/B Mortgage Loan and (3) any realized losses and unreimbursed expenses on the 120 Broadway A/B Mortgage Loan, is less than 25% of the difference between (i) the initial unpaid principal balance of the 120 Broadway B Note, minus (ii) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on, the 120 Broadway B Note.

          "120 Broadway Intercreditor Agreement" means the intercreditor agreement, between the holder of the 120 Broadway Mortgage Loan and the holder of the 120 Broadway B Note.

          "120 Broadway Mezzanine Loan" means, with respect to the 120 Broadway
A/B Mortgage Loan, the related mezzanine loan.

          "120 Broadway Mortgage Loan" means Mortgage Loan No. 3.

          "120 Broadway Mortgaged Property" means, with respect to the 120
Broadway A/B Mortgage Loan, the related mortgaged property.

          "633 17th Street B Note" means the mortgage loan that supports the
Class ST Certificates.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

          "A/B Mortgage Loan" means the 120 Broadway A/B Mortgage Loan, the DCT
Industrial Portfolio A/B/C Loan and the Giant Food-Bucks County A/B Mortgage
Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and one or more subordinated mortgage note(s), one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A
Note and the related subordinated note(s).

          "Accrued Certificate Interest" means, in respect of each class of
Certificates and for the Class A-4FL Regular Interest for each Distribution
Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or
Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest

                                      S-225

will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class A-4FL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related
Interest Accrual Period and a 360 day year.

          "Additional Servicer" means each affiliate of the master servicer, the
Primary Servicer, MSMC, LaSalle Bank, PCFII, the Depositor or any Underwriter
that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Primary Servicer, MSMC, LaSalle Bank, PCFII, the
Depositor or any Underwriter other than the special servicer, and who services
10% or more of the mortgage loans based on the principal balance of the mortgage loans.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate (and
in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

          the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

                                      S-226

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

          over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note (and, as set forth in the related intercreditor agreement if there is more than one subordinated note) and then allocated to the related A Note.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that the Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

                                      S-227

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the Primary Servicer, the special
                    servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                    Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan, all amounts received with respect to such A/B Mortgage
                    Loan that are required to be paid to the holder of the
                    related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

               o    in the case of any B Note or Serviced Companion Mortgage
                    Loan, the portion of such amounts payable to the holders of any B Note or Serviced Companion Mortgage Loan that are
                    required to be deposited into the related B Note or Serviced
                    Companion Mortgage Loan custodial account;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
               Interest Reserve Account.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

                                      S-228

          "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates (except for the Class A-4FL Certificates) and the Class A-4FL
Regular Interest, a fraction (A) whose numerator is the greater of (x) zero and
(y) the difference between (i) the Pass-Through Rate on that class of certificates or the Class A-4FL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Prepayment Premium or Yield Maintenance
Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the
Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the
Base Interest Fraction will equal zero; provided, however, that if the Discount
Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

          "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement. Unless otherwise stated in this prospectus supplement,
"B Note" will include collectively, the DCT Industrial Portfolio B Note and the
DCT Industrial Portfolio C Note, the relative rights of which will be governed by the related intercreditor agreement.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-4FL Regular Interest
will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Cherry Creek Companion Loan" means the loan that is secured by the
Cherry Creek Pari Passu Mortgage on a pari passu basis with the Cherry Creek
Pari Passu Loan.

          "Cherry Creek Intercreditor Agreement" means the intercreditor agreement between the holder of the Cherry Creek Pari Passu Loan and the holder of the Cherry Creek Companion Loan.

          "Cherry Creek Pari Passu Loan" means Mortgage Loan No. 1.

          "Cherry Creek Pari Passu Mortgage" means the mortgage securing the
Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan.

          "Class" means the designation applied to the offered certificates, the
Class A-4FL Regular Interest and the private certificates, pursuant to this prospectus supplement.

          "Class A-4FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in

                                      S-229

respect of the Class A-4FL Regular Interest pursuant to the Swap Contract; and
(c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the Swap Contract.

          "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the Swap Contract is in effect and there exists no continuing payment default under the Swap Contract, the aggregate amount of interest received by the trustee from the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the Swap
Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the
Class A-4FL Regular Interest not required to be paid to the Swap Counterparty
(which will arise due to the netting provisions of the Swap Contract or upon the termination or expiration of the Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a
Swap Default occurs and is continuing, the Class A-4FL Interest Distribution
Amount will equal the Distributable Certificate Interest Amount in respect of the Class A-4FL Regular Interest.

          "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

          "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-4FL Certificates.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-AB Certificates, the Class A-4 Certificates and the Class A-4FL
Certificates (or as the context requires, the Class A-4FL Regular Interest).

          "Class ST Certificates" means the Class ST-A Certificates, Class ST-B
Certificates, Class ST-C Certificates, Class ST-D Certificates, Class ST-E
Certificates and Class ST-F Certificates, collectively.

          "Class X-MP Strip Amount" means, for any Distribution Date, the lesser of (A) the Class X-MP Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Millennium Portfolio Mortgage Loan.

          "Class X-MP Strip Rate" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

          "Class X-RC Strip Amount" means, for any Distribution Date, the lesser of (A) the Class X-RC Distributable Certificate Interest Amount for such
Distribution Date and (B) the portion of the Available Distribution Amount for such Distribution Date that is attributable to payments of interest on the
Ritz-Carlton Pari Passu Loan.

          "Class X-RC Strip Rate" means 0.10% per annum, multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about August 17, 2006.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

                                      S-230

          "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans resulting from Principal Prepayments on such mortgage loans (but not including the 633 17th Street B Note, the DCT Industrial
Portfolio C Note, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including the 633 17th Street B Note, the DCT Industrial Portfolio C Note,
any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan) during the same related Collection Period. Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate
Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the mortgage loans including
REO Properties (but not including the 633 17th Street B Note, the DCT Industrial
Portfolio C Note, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date, if the master servicer applied the subject Principal Prepayment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Prepayment
Interest Shortfalls to the extent incurred in respect of any Specially Serviced
Mortgage Loans.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced
Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means August 1, 2006, or with respect to Mortgage Loan
Nos. 68-72, July 31, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in August 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August
1, 2006, not the actual day on which the scheduled payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether

                                      S-231

or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "DCT Industrial Portfolio A/B/C Loan" means, collectively, the DCT
Industrial Portfolio Mortgage Loan, the DCT Industrial Portfolio B Note and the
DCT Industrial Portfolio C Note.

          "DCT Industrial Portfolio B Note" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related B Note.

          "DCT Industrial Portfolio C Note" means, with respect to the DCT
Industrial Portfolio A/B/C Loan, the related C Note.

          "DCT Industrial Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the DCT Industrial Portfolio
Mortgage Loan, the holder of the DCT Industrial Portfolio B Note and the holder of the DCT Industrial Portfolio C Note.

          "DCT Industrial Portfolio Mortgage Loan" means Mortgage Loan Nos.
18-23.

          "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Determination Date" means the 8th day of each month, or, if such day is not a business day, the next succeeding business day.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates (other than the Class A-4FL Certificates) and the Class
A-4FL Regular Interest for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates or Class A-4FL Regular Interest for such Distribution Date, reduced (to not less than zero) by:

                                      S-232

               o    any Net Aggregate Prepayment Interest Shortfalls or
                    Prepayment Interest Shortfalls allocated to such Class or
                    Classes for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance
                    with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means, with respect to any Determination Date, the
4th business day after the related Determination Date.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F-1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by
Fitch) and at least "AA-" by S&P (or "A-" if the short-term unsecured debt obligations are rated at least "A-1"), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii)
an account or accounts of a depository institution acceptable to each rating agency, as evidenced by confirmation that the use of any such account as the
Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells
Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term

                                      S-233

unsecured debt obligations or other short-term deposits are at least "F-1" in the case of Fitch, and "A-1" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A+" in the case of Fitch and at least "AA-" (or "A-", if the short-term unsecured debt obligations are rated at least "A-1") in the case of
S&P, if the deposits are to be held in the account for more than 30 days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement (other than with respect to the duties described under
     "Description of the Offered Certificates - Evidence as to Compliance" in
     this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
     Act of 1934 of which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default)
     which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee;
     provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an

                                      S-234

     assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch; or

o    the master servicer is removed from S&P's Select Servicer List as a U.S.
     Commercial Mortgage Master Servicer and is not reinstated within 60 days.

          Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate that party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

          "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.10% per annum.

          "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and

                                      S-235

     indemnification payments to the Depositor, the master servicer, the Primary
     Servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC and Intex Solutions,
Inc., or any successor entities thereof.

          "Fitch" means Fitch, Inc.

          "Fixed Interest Distribution" means, with respect to the Master
Servicer Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the Swap Contract.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "G&L Portfolio Mortgage Loan" means Mortgage Loan Nos. 4-10.

          "Giant Food-Bucks County A/B Mortgage Loan" means, the Giant
Food-Bucks County Mortgage Loan, and the Giant Food-Bucks County B Note.

          "Giant Food-Bucks County B Note" means, with respect to the Giant
Food-Bucks County Mortgage Loan, the related B Note.

          "Giant Food-Bucks County Intercreditor Agreement" means the intercreditor agreement between the holder of the Giant Food-Bucks County
Mortgage Loan and the holder of the Giant Food-Bucks County B Note.

          "Giant Food-Bucks County Mortgage Loan" means Mortgage Loan No. 104.

          "Indianapolis Office Portfolio Mezzanine Loan" means, with respect to the Indianapolis Office Portfolio Mortgage Loan, the related mezzanine loan.

          "Indianapolis Office Portfolio Mortgage Loan" means Mortgage Loan Nos.
80-81.

          "Initial Loan Group 1 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 1, or $2,400,571,574.

          "Initial Loan Group 2 Balance" means the aggregate Cut-off Date
Balance of the mortgage loans in Loan Group 2, or $164,666,319.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,565,237,893.

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced
Companion Mortgage Loan, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in

                                     S-236

Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Insurance Proceeds will be distributable to the Certificateholders.

          "Interest Accrual Period" means, with respect to each Distribution
Date, (i) for each class of REMIC Regular Certificates (other than the Class
A-4FL Certificates) and for the Class A-4FL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii)
for the Class A-4FL Certificates, the period from (and including) the prior
Distribution Date (or the Closing Date, in the case of the first such period)
and ending on (and including) the day before the current Distribution Date.

          "Interest Only Certificates" means the Class X Certificates, the Class
X-MP Certificates and the Class X-RC Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

          "LIBOR" or "one-month LIBOR" means with respect to each Interest
Accrual Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank
Offering Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its sole discretion (each, a "Reference
Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New
York City, New York selected by the Swap Counterparty at approximately 11:00
a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the shorter initial Interest Accrual Period, as set forth in the Swap
Contract.

          "LaSalle" means LaSalle Bank National Association.

          "LaSalle Loans" means the mortgage loans that were originated by
LaSalle or its affiliates or subsidiaries.

          "Liquidation Fee" means 1.0% of the related Liquidation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property or portion thereof and/or any Condemnation Proceeds and
Insurance Proceeds (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of Condemnation Proceeds and Insurance Proceeds) provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or
Document Defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable mortgage loan seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a mortgage loan by a related subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after the master servicer, the special servicer or the trustee receives notice of the default causing the repurchase. For the avoidance of doubt, a Liquidation Fee will be payable in connection with a

                                     S-237

repurchase of (i) an A Note by the holder of the related B Note or (ii) a mortgage loan by the holder of the related mezzanine loan, only to the extent set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Mortgage Loan or related REO
Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

          "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

          "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

          "Loan Group 1" means that distinct loan group consisting of one hundred seventy-eight (178) mortgage loans, representing approximately 93.6% of the Initial Pool Balance, that are secured by property types other than multifamily properties that secure thirty-one (31) of the mortgage loans and manufactured community properties that secure two (2) of the mortgage loans.

          "Loan Group 1 Principal Distribution Amount" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

          "Loan Group 2" means that distinct loan group consisting of thirty-three (33) mortgage loans, representing approximately 6.4% of the Initial
Pool Balance and comprised of thirty-one (31) mortgage loans that are secured by multifamily properties and two (2) mortgage loans that are secured by manufactured housing community properties.

          "Loan Group 2 Principal Distribution Amount" means, for any
Distribution Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

          "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

          "MAI" means Member of the Appraisal Institute.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note and any Serviced Companion Mortgage
Loan. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the 120 Broadway B Note, or otherwise be allocable to the 120
Broadway B Note, or the trust with respect to the 120 Broadway B Note.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage
Loans), any B Note and any Serviced Companion Mortgage Loan in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.
The Master Servicing Fee Rate (including any subservicing fees) for Wells Fargo
Bank, National Association will range, on a loan by loan basis, from 0.02% per annum to 0.12% per annum.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach

                                     S-238

materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Millennium Portfolio IO Component" means a component of the beneficial interest in the Millennium Portfolio Mortgage Loan with an initial principal balance of $42,700,000 as of the Cut-off Date, which principal balance will be reduced (but not below zero) by all principal payments made on the
Millennium Portfolio Pari Passu Loan until such component is reduced to zero;
provided that mortgage loan losses on the Millennium Portfolio Mortgage Loan will reduce the principal balance of the Millennium Portfolio IO Component and the Millennium Portfolio Non-IO Component pro rata. The Class X-MP Certificates are entitled to distributions of interest from the Millennium Portfolio IO
Component at the Class X-MP Strip Rate and are not entitled to receive any distributions of principal.

          "Millennium Portfolio Non-IO Component" means a component of the beneficial interest in the Millennium Portfolio Mortgage Loan with an initial principal balance of $67,092,488 as of the Cut-off Date. The Class X-MP
Certificates are entitled to no distributions of interest or principal from the
Millennium Portfolio Non-IO Component.

          "Millennium Portfolio Pari Passu Loan" means Mortgage Loan Nos. 11-13.

          "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    unless the mortgage loan is registered on MERS, an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    unless the mortgage loan is registered on MERS, an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

                                     S-239

          "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

          "Mortgage Pool" means the two hundred eleven (211) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$2,565,237,893, which may vary on the Closing Date by up to 5%.

          "MSCI 2006-HQ8" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-HQ8.

          "MSCI 2006-HQ8 Master Servicer" means the "master servicer" under the
MSCI 2006-HQ8 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "MSCI 2006-HQ8 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of March 1, 2006, between Morgan Stanley Capital I
Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
J.E. Robert Company, Inc., as special servicer, U.S. Bank National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

          "MSCI 2006-HQ8 Special Servicer" means the "special servicer" under the MSCI 2006-HQ8 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is J.E. Robert Company, Inc.

          "MSCI 2006-HQ8 Trustee" means the "trustee" under the MSCI 2006-HQ8
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is U.S. Bank National Association.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including each of the Millennium Portfolio Non-IO
Component and the Ritz-Carlton Non-IO Component, but none of the Millennium
Portfolio IO Component, the Ritz-Carlton IO Component, the DCT Industrial
Portfolio C Note or the 633 17th Street B Note) (including Specially Serviced
Mortgage Loans) during any Collection Period over the Compensating Interest to be paid by the master servicer (or any sub-servicer, if applicable according to the related sub-servicing agreement) on such Distribution Date.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan (or, in the case of the Millennium Portfolio Mortgage Loan, each of the
Millennium Portfolio IO Component and the Millennium Portfolio Non-IO Component
and in the case of the Ritz-Carlton Pari Passu Loan, each of the Ritz-Carlton IO
Component and the Ritz-Carlton Non-IO Component), a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative
Cost Rate, and minus, in the case of the Millennium Portfolio IO Component, the
Class X-MP Strip Rate, and minus, in the case of the Ritz-Carlton IO Component, the Class X-RC Strip Rate; provided that, for purposes of calculating the
Pass-Through Rate for each class of REMIC Regular Certificates or Class A-4FL
Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan (or, in the case of the Millennium Portfolio Mortgage Loan, each of the Millennium Portfolio IO Component and the Millennium Portfolio
Non-IO Component or, in the case of the Ritz-Carlton Pari Passu Loan, each of the Ritz-Carlton IO Component and the Ritz-Carlton Non-IO Component) will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest) minus, in the case of the Millennium Portfolio IO Component, the Class X-MP Strip Rate, and minus in the case of the Ritz-Carlton IO
Component, the Class X-RC Strip Rate. However, with respect to each Non-30/360
Loan:

                                     S-240

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (commencing in 2007), if applicable, and February
     (commencing in 2007).

          "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

          "Non-Serviced Companion Mortgage Loan" means any loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Ritz-Carlton
Companion Loan and the RLJ Portfolio Companion Loan.

          "Non-Serviced Mortgage Loan" means any mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Ritz-Carlton Pari Passu Loan and the RLJ Portfolio Pari Passu
Loan.

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

          "Non-Serviced Mortgage Loan Group" means the Ritz-Carlton Loan Group and the RLJ Portfolio Loan Group.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means each of the Ritz-Carlton
Pari Passu Mortgage and the RLJ Portfolio Pari Passu Mortgage, as applicable.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2006-HQ8 Pooling and Servicing Agreement or the WCMSI 2006-C27 Pooling and
Servicing Agreement, as applicable.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, the Class X-MP Certificates or the Class X-RC Certificates, as
applicable, which will be based upon (i) the outstanding principal balance of the Principal Balance Certificates outstanding from time to time in the case of the Class X Certificates, (ii) the outstanding principal balance of the
Millennium Portfolio IO Component outstanding from time to time in

                                     S-241

the case of the Class X-MP Certificates and (iii) the outstanding principal balance of the Ritz-Carlton IO Component outstanding from time to time in the case of the Class X-RC Certificates.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be JER Investors Trust Inc.

          "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Primary Servicing
Fee, Excess Servicing Fees and other servicing fees payable from such Scheduled
Payments or Assumed Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) or the Class A-4FL Regular
Interest accrues interest.

          "PCFII" means Principal Commercial Funding II, LLC.

          "PCFII Loans" means the mortgage loans that were originated or purchased for PCFII by its affiliates.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related

                                     S-242

mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable
Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a
Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the
Document Defect was identified in a certification delivered to the related mortgage loan seller by the custodian in accordance with the Pooling and
Servicing Agreement.

          "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of August 1, 2006 between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, J.E.
Robert Company, Inc., as special servicer, HSBC Bank USA, National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Excess Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (net of the Master Servicing Fee, the Excess Servicing Fee,
     the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan), the Special Servicing Fee, if the
     related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee) plus, with respect to the Millennium Portfolio IO Component, the Class X-MP Strip Rate and with respect to the Ritz-Carlton IO
     Component, the Class X-RC Strip Rate, on the Scheduled Principal Balance of
     such mortgage loan if the mortgage loan had paid on its Due Date and such
     Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue, plus, with respect to the
     Millennium Portfolio IO Component, the Class X-MP Strip Rate and with respect to the Ritz-Carlton IO Component, the Class X-RC Strip Rate,
     through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing

                                     S-243

     Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced
     Mortgage Loan), the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan, B Note or Serviced Companion Mortgage Loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced
Companion Mortgage Loan.

          "Primary Servicer" means Principal Global Investors, LLC.

          "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

          "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for each of Principal Global Investors, LLC is 0.01% per annum.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-4FL,
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class S Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B
     Note or Serviced Companion Mortgage Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
     and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
     Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any
     B Note or Serviced Companion Mortgage Loan) during the related Collection
     Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall generally reduce the Principal
Distribution Amount (and, in each case, will be allocated first to the Loan
Group Principal Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution
     Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution
     Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the
     Collection Period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon)

                                     S-244

     first from amounts allocable to principal received with respect to the
     Mortgage Pool during the Collection Period for the related Distribution
     Date (prior to reimbursement from other collections) and the Principal
     Distribution Amount will be reduced (to not less than zero) by any of those
     Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the Collection
     Period in which the subsequent recovery occurs).

          So long as both the Class A-4 and Class A-1A Certificates and Class
A-4FL Regular Interest remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis.
On each Distribution Date after the Certificate Balance of either the Class A-4
Certificates and Class A-4FL Regular Interest or Class A-1A Certificates has
been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but Unpaid
Interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the
Primary Servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the Primary Servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above) plus, in connection with a purchase by a mortgage loan seller, any Liquidation Fee payable by that mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee." With respect to the G&L Portfolio Mortgage Loan, the
Purchase Price for each of PCFII and MSMC will be its respective percentage interest as of the Closing Date of the total Purchase Price for each such mortgage loan, which percentage interest with respect to such mortgage loan for each of PCFII and MSMC will be 50%.

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agencies" means Fitch and S&P.

                                     S-245

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation
     Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

          "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-4FL Certificates, for each Distribution
Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Class
A-4FL Certificates, the business day immediately preceding the related
Distribution Date.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Mortgage Loan that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates (other than the Class A-4FL Certificates) and the Subordinate Certificates.

                                     S-246

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "Ritz-Carlton B Note" means, with respect to the Ritz-Carlton Pari
Passu Loan and the Ritz-Carlton Companion Loan, the related B Note.

         "Ritz-Carlton Companion Loan" means the loan that is secured by the
Ritz-Carlton Pari Passu Mortgage on a pari passu basis with the Ritz-Carlton
Pari Passu Loan.

          "Ritz-Carlton Control Appraisal Event" means, with respect to the
Ritz-Carlton Loan Group, if and for so long as (a) (i) the initial unpaid principal balance of the Ritz-Carlton B Note minus (ii) the sum of (x) any
Scheduled Payments or prepayments of principal allocated to, and received on, the Ritz-Carlton B Note, (y) any Appraisal Reductions for the Ritz-Carlton Loan
Group and (z) any Realized Principal Losses allocated to the Ritz-Carlton Loan
Group is less than (b) 25% of the initial principal balance of the Ritz-Carlton
B Note.

          "Ritz-Carlton Intercreditor Agreement" means the intercreditor agreement between the holder of the Ritz-Carlton Pari Passu Loan, the holder of the Ritz-Carlton Companion Loan and the holder of the Ritz-Carlton B Note.

          "Ritz-Carlton IO Component" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of $7,600,000 as of the Cut-off Date, which principal balance will be reduced
(but not below zero) by all principal payments made on the Ritz-Carlton Pari
Passu Loan until such component is reduced to zero; provided that mortgage loan losses on the Ritz-Carlton Pari Passu Loan will reduce the principal balance of the Ritz-Carlton IO Component and the Ritz-Carlton Non-IO Component pro rata.
The Class X-RC Certificates are entitled to distributions of interest from the
Ritz-Carlton IO Component at the Class X-RC Strip Rate and are not entitled to receive any distributions of principal.

          "Ritz-Carlton Loan Group" means the Ritz-Carlton Pari Passu Loan, the
Ritz-Carlton Companion Loan and the Ritz-Carlton B Note.

          "Ritz-Carlton Non-IO Component" means a component of the beneficial interest in the Ritz-Carlton Pari Passu Loan with an initial principal balance of $31,448,614 as of the Cut-off Date. The Class X-RC Certificates are entitled to no distributions of interest or principal from the Ritz-Carlton Non-IO
Component.

          "Ritz-Carlton Pari Passu Loan" means Mortgage Loan Nos. 68-72.

                                      S-247

          "Ritz-Carlton Pari Passu Mortgage" means the mortgage securing the
Ritz-Carlton Pari Passu Loan, the Ritz-Carlton Companion Loan and the
Ritz-Carlton B Note.

          "RLJ Portfolio Companion Loan" means, collectively, the six notes that are secured by the RLJ Portfolio Pari Passu Mortgage on a pari passu basis with the RLJ Portfolio Pari Passu Loan.

          "RLJ Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the RLJ Portfolio Pari Passu Loan and the holders of the RLJ Portfolio Companion Loan.

          "RLJ Portfolio Loan Group" means the RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan.

          "RLJ Portfolio Pari Passu Loan" means Mortgage Loan Nos. 24-66.

          "RLJ Portfolio Pari Passu Mortgage" means the mortgage securing the
RLJ Portfolio Pari Passu Loan and the RLJ Portfolio Companion Loan.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, B Note or Serviced Companion Mortgage Loan on any Due Date, the amount of the Scheduled
Payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Mortgage Loan subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
B Note, Serviced Companion Mortgage Loan, Loan Pair or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan related to the trust is the Cherry Creek
Companion Loan.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan related to the trust is the Cherry Creek Pari Passu Loan.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria

                                      S-248

set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note and any Serviced Companion Mortgage Loan, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any B Note or any Serviced Companion Mortgage Loan, the related holder of such B Note or Serviced Companion Mortgage Loan, as applicable) as a collective whole, taking into account the subordinate nature of such B Note (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any B Note and any Serviced Companion Mortgage Loan and any
related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any B Note, any Serviced Companion
     Mortgage Loans or, if a mortgage loan, B Note or any Serviced Companion
     Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the
     Certificateholders and the holder of the related B Note or the Serviced
     Companion Mortgage Loan, as applicable, all taken as a collective whole taking into account the subordinate nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and
     the related Serviced Companion Mortgage Loan, in the case of a Loan Pair);
     and without regard to:

               i.   any other relationship that the master servicer or the
                    special servicer, as the case may be, or any of their
                    affiliates may have with the related borrower;

               ii.  the ownership of any certificate or any interest in any B
                    Note, any Non-Serviced Companion Mortgage Loan, or any
                    mezzanine loan related to a mortgage loan by the master
                    servicer or the special servicer, as the case may be, or any of their affiliates;

               iii. the master servicer's obligation to make Advances;

               iv.  the right of the master servicer (or any of their
                    affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any
                    compensation payable to it, under the Pooling and Servicing
                    Agreement or with respect to any particular transaction; and

               v.   any obligation of the master servicer (or any of its
                    affiliates) to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a B Note or a Serviced Companion Mortgage Loan to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of

                                      S-249

the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related
A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B
Note, it will be deemed to have occurred also with respect to the related A
Note. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu
Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer Event occurs with the respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage
Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and Servicing
Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced
Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" means the following:

o    a payment default shall have occurred on a mortgage loan (x) at its maturity date (except, if (a) the mortgagor is making the related Assumed
     Scheduled Payment, (b) the mortgagor notifies the master servicer of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c) the mortgagor delivers a firm commitment to refinance acceptable to the Operating Adviser on or prior to the maturity date, and
     (d) such refinancing occurs within 60 days of such default which 60 day period may be extended to 120 days at the Operating Adviser's discretion)
     or (y) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which a
     Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

                                      S-250

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
     Class or certificates;

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch;

o    the special servicer is no longer listed on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days; or

o    the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply

                                      S-251

     with the Trust's reporting obligations under the Securities Exchange Act of
     1934, as amended, and the Trust's disclosure obligations under Regulation
     AB by the time provided for in the Pooling and Servicing Agreement.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
     Pass-Through Rate of the Class A-4FL Certificates remains at its initial rate;

o    the Closing Date for the sale of the certificates is August 17, 2006;

o    distributions on the certificates are made on the 12th day of each month, commencing in September 2006;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
     Advances outstanding as of the date of modification of any mortgage loan and any related interest on such Advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

          "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

          "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or

                                      S-252

Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If
Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Morgan Stanley & Co. Incorporated, LaSalle
Financial Services, Inc., Greenwich Capital Markets, Inc. and Merrill Lynch,
Pierce, Fenner & Smith Incorporated.

          "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

          "Unpaid Interest" means, on any Distribution Date with respect to any class of interests (including the Class A-4FL Regular Interest) or certificates
(other than the Residual Certificates and the Class A-4FL Certificates), the
portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "WCMSI 2006-C27" means the securitization known as the Wachovia Bank
Commercial Mortgage Trust, Series 2006-C27.

          "WCMSI 2006-C27 Master Servicer" means the "master servicer" under the
WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wachovia Bank, National Association.

          "WCMSI 2006-C27 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, to be dated as of August 1, 2006, between Wachovia
Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National
Association, as master servicer, LNR, Partners Inc., as special servicer and
Wells Fargo Bank, National Association, as trustee.

          "WCMSI 2006-C27 Special Servicer" means the "special servicer" under the WCMSI 2006-C27 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR, Partners Inc.

          "WCMSI 2006-C27 Trustee" means the "trustee" under the WCMSI 2006-C27
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (or, in the case of the Millennium Portfolio Mortgage Loan, the
Millennium Portfolio IO Component and the Millennium Portfolio Non-IO Component
or, in the case of the Ritz-Carlton Pari Passu Loan, the Ritz-Carlton IO
Component and the Ritz-Carlton Non-IO Component) (and in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective
Scheduled Principal Balances, as of the close of business on the preceding
Distribution Date.

                                      S-253

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, B Note or Serviced Companion Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

                                      S-254

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                  NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                      OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
LOAN SELLER                        LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)   DSCR (x)  LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                      123   1,471,351,415        57.4     5.807          113      1.56      1.50      62.5      56.0
LaSalle Bank National
   Association                        71     805,810,091        31.4     6.155          111      1.60      1.52      63.8      58.3
Principal Commercial
   Funding II. LLC                    16     145,826,388         5.7     6.281          143      1.29      1.24      73.0      60.7
Morgan Stanley Mortgage
   Capital Inc. & Principal
   Commercial Funding II. LLC          1     142,250,000         5.5     6.180          120      1.20      1.20      76.3      76.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               211  $2,565,237,893       100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

CUT-OFF DATE BALANCES

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
CUT-OFF DATE BALANCE($)           LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                         2       1,871,528         0.1     6.224          116      1 53      1 53      64.6      54.2
1,000,001 - 2,000,000                23      37,088,757         1.4     6.231          117      1.35      1.31      70.8      60.0
2,000,001 - 3,000,000                47     123,110,261         4.8     6.036          117      1.38      1.32      71.9      61.6
3,000,001 - 4,000,000                39     135,246,796         5.3     5.869          119      1.32      1.26      72.1      59.8
4,000,001 - 5,000,000                22      97,112,214         3.8     6.024          114      1.39      1.31      70.8      61.3
5,000,001 - 6,000,000                 8      45,573,654         1.8     6.130          117      1.44      1.34      67.7      57.7
6,000,001 - 7,000,000                12      79,876,344         3.1     5.889          117      1.38      1.30      75.1      62.7
7,000,001 - 8,000,000                 7      52,340,217         2.0     6.075          117      1.38      1.32      73.6      63.0
8,000,001 - 9,000,000                 3      26,366,665         1.0     6.039          134      1.55      1.55      60.8      47.0
9,000,001 - 10,000,000                5      48,520,444         1.9     6.147          117      1.38      1.30      70.8      56.1
10,000,001 - 15,000,000              13     173,069,409         6.7     5.907          128      1.45      1.29      72.9      59.2
15,000,001 - 20,000,000               7     119,731,016         4.7     5.878          135      1.42      1.25      68.7      53.7
20,000,001 - 30,000,000               7     165,949,486         6.5     6.017          104      1.32      1.20      71.5      65.2
30,000,001 >=                        16   1,459,381,102        56.9     5.951          111      1.66      1.62      58.9      56.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893       100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
==================================================================================================================================

Minimum: $872,228
Maximum: $250,000,000
Weighted Average: $12,157,526

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
STATE                             LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

New York                           13       363,019,469        14.2     5.999           96      1.53      1.49      54.0      50.8
California - Southern              21       220,214,637         8.6     6.059          121      1.29      1.25      71.2      68.1
California - Northern               8       130,745,486         5.1     5.920          118      1.68      1.68      59.2      54.4
Colorado                            4       255,582,448        10.0     5.263          118      2.11      2.10      49.1      49.0
Massachusetts                       5       253,391,343         9.9     6.139          118      1.79      1.78      52.7      51.7
District of Columbia                6       141,274,431         5.5     5.939          117      1.24      1.24      65.4      60.4
Ohio                                8       116,707,015         4.5     5.986          117      1.44      1.23      76.9      68.6
Texas                              31       107,587,630         4.2     6.088           96      1.52      1.39      69.9      63.6
Indiana                            22        99,565,409         3.9     6.124          118      1.38      1.24      74.0      65.8
Georgia                            13        85,910,768         3.3     6.157          141      1.56      1.38      70.2      47.9
Michigan                           13        84,901,542         3.3     6.190          119      1.27      1.23      76.2      74.2
North Carolina                     13        78,125,182         3.0     6.272          119      1.47      1.39      77.7      65.6
Pennsylvania                       13        76,706,602         3.0     5.929          115      1.40      1.29      72.0      61.5
Florida                            16        67,741,409         2.6     6.144          131      1.34      1.23      71.1      61.7
Illinois                           17        62,725,937         2.4     6.141          110      1.54      1.42      67.0      61.2
Minnesota                           4        40,738,203         1.6     5.923           76      1.37      1.31      75.9      73.1
Missouri                            3        37,139,521         1.4     6.128          118      1.34      1.16      77.2      69.8
Wisconsin                           9        36,659,335         1.4     5.806          117      1.46      1.24      74.0      65.6
Arizona                             7        34,045,850         1.3     5.915          119      1.31      1.29      68.6      59.0
Kentucky                            5        28,071,151         1.1     6.361          183      1.41      1.37      68.1      29.9
Tennessee                           4        25,554,686         1.0     5.978           85      2.10      2.00      54.8      51.5
Virginia                            8        24,516,964         1.0     5.867          116      1.34      1.34      71.5      59.7
Oregon                              2        22,429,005         0.9     5.572          115      1.21      1.21      72.2      60.8
Nevada                              4        19,912,133         0.8     5.746          116      1.31      1.24      73.3      61.4
New Jersey                          5        18,426,739         0.7     5.770          105      1.47      1.47      69.4      60.0
South Carolina                      3        17,361,632         0.7     6.238          118      1.40      1.27      73.7      63.2
Utah                                2        15,501,950         0.6     6.061          118      1.25      1.23      78.2      67.0
Mississippi                         3        12,968,750         0.5     5.679          114      1.30      1.30      71.5      59.9
South Dakota                        3        12,149,943         0.5     6.385          118      1.44      1.44      65.0      41.4
Washington                          3        11,948,559         0.5     5.838          116      1.31      1.20      69.0      58.2
Maryland                            4         9,707,843         0.4     5.593          114      1.50      1.39      66.0      53.4
Connecticut                         2         9,704,509         0.4     5.836          116      1.37      1.22      76.2      66.0
West Virginia                       3         8,982,639         0.4     6.244          119      2.06      2.06      47.0      31.4
Louisiana                           3         7,788,653         0.3     6.381          118      1.41      1.35      68.6      59.8
North Dakota                        2         7,329,346         0.3     6.385          118      1.45      1.45      65.1      41.7
Delaware                            2         7,230,043         0.3     5.823          113      1.37      1.37      67.0      52.2
Alabama                             2         6,386,221         0.2     5.843          113      1.34      1.34      72.6      59.3
Maine                               1         3,489,715         0.1     5.580          117      1.34      1.34      79.3      66.8
Wyoming                             1         2,995,193         0.1     6.580          118      1.20      1.20      71.3      61.7
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                            288    $2,565,237,893       100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
==================================================================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
PROPERTY TYPE                     LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

Office
   Urban                           14       696,591,788        27.2     6.088          109      1.62      1.57      56.6      53.6
   Medical                         20       212,363,902         8.3     6.047          113      1.24      1.23      76.0      72.2
   Suburban                        18       200,280,230         7.8     6.143          126      1.39      1.21      73.2      60.9
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    52    $1,109,235,921        43.2%    6.090%         113      1.50x     1.44x     63.3%     58.5%
                                  ------------------------------------------------------------------------------------------------
Retail
   Anchored                        18       524,736,337        20.5     5.574          117      1.80      1.77      59.9      57.0
   Unanchored                      36       222,811,439         8.7     5.961          116      1.33      1.28      67.1      58.0
   Free Standing                   18        74,884,891         2.9     5.773          116      1.30      1.28      70.2      58.5
   Shadow Anchored                 17        69,844,562         2.7     5.923          123      1.38      1.25      72.8      62.9
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    89    $  892,277,229        34.8%    5.715%         118      1.61x     1.56x     63.6%     57.8%
                                  ------------------------------------------------------------------------------------------------
Hospitality
   Limited Service                 58       154,326,875         6.0     6.217          118      1.56      1.46      70.9      58.2
   Full Service                    11        51,422,787         2.0     6.038          112      1.16      1.10      61.5      48.5
   Extended Stay                    1         6,367,194         0.2     6.210          119      1.30      1.30      74.9      58.7
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    70    $  212,116,856         8.3%    6.173%         117      1.45x     1.37x     68.8%     55.9%
                                  ------------------------------------------------------------------------------------------------
Multifamily
   Garden                          34       147,761,130         5.8     6.062          119      1.39      1.23      72.4      64.5
   Mid-Rise                         2         6,830,707         0.3     6.018          117      1.55      1.55      58.6      50.0
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    36    $  154,591,836         6.0%    6.060%         119      1.40x     1.24x     71.8%     63.9%
                                  ------------------------------------------------------------------------------------------------
Industrial
   Warehouse                       11        93,198,829         3.6     5.972           90      1.91      1.87      55.0      50.5
   Light Industrial                 5        13,075,000         0.5     6.202          118      1.81      1.55      59.6      53.7
   Flex Industrial                  2         5,299,912         0.2     6.181          115      1.53      1.53      62.4      49.8
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    18    $  111,573,742         4.3%    6.009%          94      1.88x     1.82x     55.9%     50.8%
                                  ------------------------------------------------------------------------------------------------
Mixed Use
   Multifamily/Retail               3        13,114,133         0.5     5.867          116      1.28      1.18      75.6      65.5
   Retail/Parking Garage            1        11,830,000         0.5     6.180          120      1.20      1.20      76.3      76.3
   Flex Industrial/Office           1         5,491,208         0.2     6.590          118      1.28      1.28      68.6      59.4
   Retail/Office                    1         3,547,489         0.1     6.580          119      1.23      1.23      75.5      65.3
   Office/Industrial                1         3,106,389         0.1     5.210          116      1.25      1.25      77.7      64.7
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     7    $   37,089,218         1.4%    6.087%         118      1.25x     1.21x     74.9%     67.9%
                                  ------------------------------------------------------------------------------------------------
Self Storage
   Self Storage                    11        31,780,692         1.2     6.199          118      1.30      1.29      64.8      54.6
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                    11    $   31,780,692         1.2%    6.199%         118      1.30x     1.29x     64.8%     54.6%
                                  ------------------------------------------------------------------------------------------------
Manufactured Housing
   Manufactured Housing             4        15,033,065         0.6     6.418          119      1.50      1.42      71.1      62.2
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     4    $   15,033,065         0.6%    6.418%         119      1.50x     1.42x     71.1%     62.2%
                                  ------------------------------------------------------------------------------------------------
Other
   Leased Fee                       1         1,539,335         0.1     5.900          113      1.28      1.28      77.0      65.6
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     1    $    1,539,335         0.1%    5.900%         113      1.28x     1.28x     77.0%     65.6%
                                  ------------------------------------------------------------------------------------------------
TOTAL:                            288    $2,565,237,893       100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
==================================================================================================================================

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
MORTGAGE RATE (%)                 LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 5.500                             23     381,944,151         14.9     5.302          117      1.88      1.83      55.9      52.5
5.501 - 6.000                        74     899,321,724         35.1     5.843          106      1.47      1.43      63.3      57.2
6.001 - 6.500                        95   1,209,372,598         47.1     6.218          118      1.49      1.41      67.2      61.3
6.501 - 7.000                        18      71,606,080          2.8     6.677          151      1.39      1.28      71.5      46.9
7.001 - 7.500                         1       2,993,341          0.1     7.150          118      1.47      1.47      71.3      57.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 5.170%
Maximum: 7.150%
Weighted Average: 5.964%

SEASONING

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
SEASONING (MOS.)                  LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

= 0                                   9     215,872,000          8.4     6.227          130      1.29      1.25      74.9      68.2
1 - 5                               171   2,156,459,435         84.1     5.963          113      1.59      1.52      62.8      57.3
6 - 11                               29     187,507,652          7.3     5.693          113      1.28      1.23      68.3      56.6
12 - 23                               2       5,398,806          0.2     5.236          107      1.66      1.45      70.1      58.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 0 mos.
Maximum: 13 mos.
Weighted Average: 2 mos.

                                       I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED        MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
MATURITY (MOS.)                   LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 60                                 4      60,734,529          2.4     5.970           58      1.41      1.30      71.8      70.7
61 - 84                               2     265,000,000         10.3     5.980           79      1.85      1.85      44.7      44.7
85 - 120                            198   2,151,078,734         83.9     5.946          118      1.51      1.44      66.3      60.3
121 - 180                             4      52,914,630          2.1     6.211          148      1.32      1.24      66.5      56.6
181 - 240                             3      35,510,000          1.4     6.559          239      1.51      1.27      71.0       6.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 117 mos.

REMAINING TERMS TO STATED MATURITY

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING TERM TO STATED       MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
MATURITY (MOS.)                   LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 60                                 4      60,734,529          2.4     5.970           58      1.41      1.30      71.8      70.7
61 - 84                               2     265,000,000         10.3     5.980           79      1.85      1.85      44.7      44.7
85 - 120                            199   2,171,338,364         84.6     5.946          118      1.51      1.44      66.3      60.3
121 - 180                             3      32,655,000          1.3     6.403          166      1.38      1.24      65.2      55.8
181 - 240                             3      35,510,000          1.4     6.559          239      1.51      1.27      71.0       6.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 55 mos.
Maximum: 240 mos.
Weighted Average: 115 mos.

                                       I-5

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION TERM     MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
(MOS.)                            LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                     11   1,103,800,000         43.3     5.892          108      1.76      1.76      56.2      56.2
   181 - 240                          6      88,120,543          3.5     6.243          143      1.36      1.26      62.5      33.7
   241 - 300                         29     124,014,425          4.9     6.104          117      1.40      1.39      72.0      56.4
   301 - 360                        164   1,234,402,925         48.4     5.989          117      1.37      1.25      70.8      62.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                           210  $2,550,337,893        100.0%    5.961%         114      1.54x     1.48x     64.2%     58.5%

FULLY AMORTIZING LOANS
   181 - 240                          1      14,900,000        100.0     6.430          240      1.35      1.35      66.6       2.3
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                             1  $   14,900,000        100.0%    6.430%         240      1.35x     1.35x     66.6%      2.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 216 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

REMAINING AMORTIZATION TERMS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION TERM    MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
(MOS.)                            LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                        11   1,103,800,000         43.3     5.892          108      1.76      1.76      56.2      56.2
   181 - 240                          6      88,120,543          3.5     6.243          143      1.36      1.26      62.5      33.7
   241 - 300                         29     124,014,425          4.9     6.104          117      1.40      1.39      72.0      56.4
   301 - 360                        164   1,234,402,925         48.4     5.989          117      1.37      1.25      70.8      62.5
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                           210  $2,550,337,893        100.0%    5.961%         114      1.54x     1.48x     64.2%     58.5%

FULLY AMORTIZING LOANS
   181 - 240                          1      14,900,000        100.0     6.430          240      1.35      1.35      66.6       2.3
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                             1  $   14,900,000        100.0%    6.430%         240      1.35x     1.35x     66.6%      2.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 214 mos.
Maximum: 360 mos.
Weighted Average: 344 mos.

                                       I-6

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE RATIO    MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
(X)                               LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                           1      39,048,614          1.5     5.957          110      1.02      1.02      58.6      43.4
1.11 - 1.20                          26     313,560,829         12.2     6.103          119      1.20      1.20      75.6      71.5
1.21 - 1.30                          71     632,365,004         24.7     6.015          117      1.26      1.21      70.1      61.8
1.31 - 1.40                          36     221,155,392          8.6     6.080          125      1.36      1.28      70.1      57.4
1.41 - 1.50                          31     238,259,637          9.3     5.960          111      1.45      1.26      72.2      64.5
1.51 - 1.60                          24     235,247,806          9.2     6.039          119      1.55      1.34      72.7      63.8
1.61 - 1.70                           9      41,966,972          1.6     6.246          161      1.65      1.43      73.8      39.8
1.71 - 1.80                           3     222,452,110          8.7     5.957           83      1.72      1.72      46.2      46.0
1.81 - 1.90                           1     225,000,000          8.8     6.192          119      1.84      1.84      50.9      50.9
1.91 - 2.00                           3      19,958,890          0.8     5.615          116      1.93      1.62      70.9      62.8
2.01 - 2.50                           6     376,222,639         14.7     5.505          111      2.17      2.16      49.2      48.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.54x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT SERVICE    MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
COVERAGE RATIO (X)                LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                           5     179,658,614          7.0     6.205          118      1.23      1.08      69.4      60.7
1.11 - 1.20                          46     483,025,829         18.8     6.118          121      1.26      1.19      74.4      69.2
1.21 - 1.30                          91     685,915,004         26.7     5.908          118      1.33      1.25      70.7      60.8
1.31 - 1.40                          36     281,422,392         11.0     6.101          119      1.46      1.34      71.1      60.2
1.41 - 1.50                          11      46,118,527          1.8     6.178          117      1.51      1.46      70.5      57.8
1.51 - 1.60                           7      49,730,806          1.9     5.876          116      1.65      1.55      69.4      55.4
1.61 - 1.70                           5      15,701,972          0.6     5.916          117      1.67      1.67      71.3      56.2
1.71 - 1.80                           2     219,492,110          8.6     5.955           83      1.72      1.72      45.8      45.6
1.81 - 1.90                           1     225,000,000          8.8     6.192          119      1.84      1.84      50.9      50.9
1.91 - 2.00                           2       8,950,000          0.3     6.237          119      2.16      1.95      50.1      48.1
2.01 - 2.50                           5     370,222,639         14.4     5.493          111      2.17      2.17      49.2      48.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.48x

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                           8     537,056,110         20.9     5.641           99      1.98      1.98      46.6      46.2
50.1 - 60.0                          13     488,703,034         19.1     6.027          119      1.64      1.64      54.7      50.5
60.1 - 70.0                          49     399,544,066         15.6     6.116          120      1.35      1.25      66.8      56.6
70.1 - 75.0                          70     458,479,021         17.9     5.979          122      1.38      1.26      72.8      61.8
75.1 - 80.0                          70     677,205,663         26.4     6.074          116      1.33      1.24      77.7      71.5
80.1 >=                               1       4,250,000          0.2     5.960          117      1.40      1.18      80.2      72.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 40.6%
Maximum: 80.2%
Weighted Average: 64.3%

BALLOON LOAN-TO-VALUE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE          MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
RATIO (%)                        LOANS      BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

0.1 - 10.0                            3      35,510,000          1.4     6.559          239      1.51      1.27      71.0       6.2
30.1 - 40.0                           4      24,332,157          0.9     6.209          118      1.67      1.67      52.4      35.1
40.1 - 50.0                          17     736,470,778         28.7     5.705          104      1.78      1.78      50.0      46.8
50.1 - 55.0                          18     282,997,368         11.0     6.151          118      1.75      1.74      53.9      51.3
55.1 - 60.0                          40     258,422,112         10.1     6.023          121      1.52      1.48      67.0      58.3
60.1 - 65.0                          60     440,640,164         17.2     6.010          114      1.37      1.24      70.9      62.8
65.1 - 70.0                          49     333,573,314         13.0     5.949          117      1.40      1.26      75.8      67.4
70.1 - 80.0                          20     453,292,000         17.7     6.141          115      1.29      1.21      77.5      74.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

Minimum: 2.3%
Maximum: 79.2%
Weighted Average: 58.1%

AMORTIZATION TYPES

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
AMORTIZATION TYPE                 LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                        11   1,103,800,000         43.0     5.892          108      1.76      1.76      56.2      56.2
Amortizing Balloon                  133     737,522,003         28.8     5.945          117      1.29      1.29      68.0      56.1
Interest Only, Then
   Amortizing Balloon                66     709,015,890         27.6     6.087          120      1.46      1.23      72.9      64.5
Fully Amortizing                      1      14,900,000          0.6     6.430          240      1.35      1.35      66.6      2.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              211  $2,565,237,893        100.0%    5.964%         115      1.54x     1.48x     64.3%     58.1%
===================================================================================================================================

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS                AUG-06          AUG-07          AUG-08          AUG-09          AUG-10          AUG-11
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                              99.75%          99.58%          88.52%          87.54%          87.07%          86.62%
Yield Maintenance Total                  0.25%           0.42%          11.48%          12.46%          12.93%          13.38%
Open                                     0.00%           0.00%           0.00%           0.00%           0.00%           0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $2,565,237,893  $2,554,100,314  $2,541,173,392  $2,525,067,943  $2,505,457,813  $2,424,278,030
% Initial Pool Balance                 100.00%          99.57%          99.06%          98.43%          97.67%          94.50%

PREPAYMENT RESTRICTIONS                AUG-12          AUG-13
-------------------------------------------------------------

Locked Out                              86.29%          81.30%
Yield Maintenance Total                 13.71%          15.16%
Open                                     0.00%           3.54%
-------------------------------------------------------------
TOTALS                                 100.00%         100.00%
-------------------------------------------------------------
Pool Balance Outstanding       $2,350,798,496  $2,111,560,231
% Initial Pool Balance                  91.64%          82.31%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)

PREPAYMENT RESTRICTIONS                AUG-14          AUG-15          AUG-16          AUG-17          AUG-18          AUG-19
-------------------------------------------------------------------------------------------------------------------------------

Locked Out                              80.32%          77.38%          77.85%          78.55%          79.37%          80.32%
Yield Maintenance Total                 15.23%           8.42%          22.15%          21.45%          20.63%          19.68%
Open                                     4.45%          14.20%           0.00%           0.00%           0.00%           0.00%
-------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
-------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $2,086,034,080  $2,054,432,565     $54,660,527     $52,543,644     $50,282,691     $47,867,851
% Initial Pool Balance                  81.32%          80.09%           2.13%           2.05%           1.96%           1.87%

PREPAYMENT RESTRICTIONS                AUG-20          AUG-21
-------------------------------------------------------------

Locked Out                              58.37%          52.55%
Yield Maintenance Total                 41.63%          47.45%
Open                                     0.00%           0.00%
-------------------------------------------------------------
TOTALS                                 100.00%         100.00%
-------------------------------------------------------------
Pool Balance Outstanding          $20,195,425     $15,432,522
% Initial Pool Balance                   0.79%           0.60%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
LOAN SELLER                       LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                     106   1,401,168,382        58.4     5.803          113      1.57      1.51      61.9      55.6
LaSalle Bank National
   Association                       56     712,545,914        29.7     6.146          110      1.63      1.55      63.1      57.8
Principal Commercial
   Funding II, LLC                   15     144,607,278         6.0     6.279          143      1.29      1.24      73.0      60.7
Morgan Stanley Mortgage
   Capital Inc. & Principal
   Commercial Funding II, LLC         1     142,250,000         5.9     6.180          120      1.20      1.20      76.3      76.3
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              178  $2,400,571,574       100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
==================================================================================================================================

CUT-OFF DATE BALANCES

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
CUT-OFF DATE BALANCE ($)          LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                         2       1,871,528         0.1     6.224          116      1.53      1.53      64.6      54.2
1,000,001 - 2,000,000                18      28,838,384         1.2     6.274          117      1.34      1.32      69.8      58.6
2,000,001 - 3,000,000                38     101,286,430         4.2     6.032          117      1.38      1.34      72.1      61.5
3,000,001 - 4,000,000                36     124,561,837         5.2     5.857          118      1.32      1.26      72.1      59.7
4,000,001 - 5,000,000                16      71,789,684         3.0     5.993          113      1.37      1.29      71.0      61.3
5,000,001 - 6,000,000                 8      45,573,654         1.9     6.130          117      1.44      1.34      67.7      57.7
6,000,001 - 7,000,000                10      66,626,344         2.8     5.910          117      1.36      1.31      75.8      62.7
7,000,001 - 8,000,000                 3      21,705,592         0.9     5.830          116      1.40      1.40      72.6      59.7
8,000,001 - 9,000,000                 3      26,366,665         1.1     6.039          134      1.55      1.55      60.8      47.0
9,000,001 - 10,000,000                4      39,020,444         1.6     6.158          117      1.37      1.33      70.3      53.6
10,000,001 - 15,000,000              11     146,069,409         6.1     5.881          129      1.45      1.30      73.1      57.9
15,000,001 - 20,000,000               6     101,531,016         4.2     5.833          138      1.42      1.26      69.1      52.1
20,000,001 - 30,000,000               7     165,949,486         6.9     6.017          104      1.32      1.20      71.5      65.2
30,000,001 >=                        16   1,459,381,102        60.8     5.951          111      1.66      1.62      58.9      56.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              178  $2,400,571,574       100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
==================================================================================================================================

Minimum: $872,228
Maximum: $250,000,000
Weighted Average: $13,486,357

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                  NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                      OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
STATE                         PROPERTIES      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

New York                              13     363,019,469        15.1     5.999           96      1.53      1.49      54.0      50.8
California - Southern                 20     217,609,008         9.1     6.055          121      1.29      1.25      71.3      68.3
California - Northern                  8     130,745,486         5.4     5.920          118      1.68      1.68      59.2      54.4
Colorado                               4     255,582,448        10.6     5.263          118      2.11      2.10      49.1      49.0
Massachusetts                          4     248,899,233        10.4     6.138          118      1.80      1.78      52.7      51.9
District of Columbia                   6     141,274,431         5.9     5.939          117      1.24      1.24      65.4      60.4
Ohio                                   6     102,357,015         4.3     5.985          117      1.44      1.23      77.0      68.6
Indiana                               22      99,565,409         4.1     6.124          118      1.38      1.24      74.0      65.8
Texas                                 27      96,843,388         4.0     6.028           92      1.54      1.40      69.2      63.5
Pennsylvania                          13      76,706,602         3.2     5.929          115      1.40      1.29      72.0      61.5
North Carolina                        12      74,140,222         3.1     6.292          119      1.48      1.40      78.1      66.0
Michigan                               7      65,181,401         2.7     6.271          119      1.22      1.21      78.6      78.0
Florida                               15      63,491,409         2.6     6.156          132      1.33      1.23      70.4      61.0
Georgia                               10      57,310,768         2.4     6.189          153      1.64      1.47      67.6      37.8
Illinois                              16      44,525,937         1.9     6.145          107      1.60      1.51      67.3      60.8
Minnesota                              3      38,325,000         1.6     5.893           74      1.38      1.32      76.3      73.9
Missouri                               3      37,139,521         1.5     6.128          118      1.34      1.16      77.2      69.8
Arizona                                4      29,544,641         1.2     5.865          119      1.31      1.31      67.7      57.9
Tennessee                              4      25,554,686         1.1     5.978           85      2.10      2.00      54.8      51.5
Virginia                               8      24,516,964         1.0     5.867          116      1.34      1.34      71.5      59.7
Oregon                                 2      22,429,005         0.9     5.572          115      1.21      1.21      72.2      60.8
Wisconsin                              3      21,425,000         0.9     6.027          118      1.43      1.21      73.8      66.3
Nevada                                 4      19,912,133         0.8     5.746          116      1.31      1.24      73.3      61.4
Kentucky                               3      18,794,126         0.8     6.264          214      1.39      1.34      68.4      15.9
New Jersey                             5      18,426,739         0.8     5.770          105      1.47      1.47      69.4      60.0
Utah                                   2      15,501,950         0.6     6.061          118      1.25      1.23      78.2      67.0
Mississippi                            3      12,968,750         0.5     5.679          114      1.30      1.30      71.5      59.9
South Dakota                           3      12,149,943         0.5     6.385          118      1.44      1.44      65.0      41.4
Connecticut                            2       9,704,509         0.4     5.836          116      1.37      1.22      76.2      66.0
West Virginia                          3       8,982,639         0.4     6.244          119      2.06      2.06      47.0      31.4
Maryland                               3       7,369,246         0.3     5.563          113      1.58      1.43      63.0      50.1
North Dakota                           2       7,329,346         0.3     6.385          118      1.45      1.45      65.1      41.7
Delaware                               2       7,230,043         0.3     5.823          113      1.37      1.37      67.0      52.2
South Carolina                         1       6,991,632         0.3     6.330          119      1.41      1.41      68.2      53.7
Alabama                                2       6,386,221         0.3     5.843          113      1.34      1.34      72.6      59.3
Washington                             2       5,548,559         0.2     5.836          116      1.23      1.23      69.0      56.5
Louisiana                              2       3,598,979         0.1     6.428          119      1.38      1.26      75.7      66.9
Maine                                  1       3,489,715         0.1     5.580          117      1.34      1.34      79.3      66.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               250  $2,400,571,574       100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
PROPERTY TYPE                     LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

Office
   Urban                            14      696,591,788        29.0     6.088          109      1.62      1.57      56.6      53.6
   Medical                          20      212,363,902         8.8     6.047          113      1.24      1.23      76.0      72.2
   Suburban                         18      200,280,230         8.3     6.143          126      1.39      1.21      73.2      60.9
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     52   $1,109,235,921        46.2%    6.090%         113      1.50x     1.44x     63.3%     58.5%
                                   -----------------------------------------------------------------------------------------------
Retail
   Anchored                         18      524,736,337        21.9     5.574          117      1.80      1.77      59.9      57.0
   Unanchored                       36      222,811,439         9.3     5.961          116      1.33      1.28      67.1      58.0
   Free Standing                    18       74,884,891         3.1     5.773          116      1.30      1.28      70.2      58.5
   Shadow Anchored                  17       69,844,562         2.9     5.923          123      1.38      1.25      72.8      62.9
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     89   $  892,277,229        37.2%    5.715%         118      1.61x     1.56x     63.6%     57.8%
                                   -----------------------------------------------------------------------------------------------
Hospitality
   Limited Service                  58      154,326,875         6.4     6.217          118      1.56      1.46      70.9      58.2
   Full Service                     11       51,422,787         2.1     6.038          112      1.16      1.10      61.5      48.5
   Extended Stay                     1        6,367,194         0.3     6.210          119      1.30      1.30      74.9      58.7
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     70   $  212,116,856         8.8%    6.173%         117      1.45x     1.37x     68.8%     55.9%
                                   -----------------------------------------------------------------------------------------------
Industrial
   Warehouse                        11       93,198,829         3.9     5.972           90      1.91      1.87      55.0      50.5
   Light Industrial                  5       13,075,000         0.5     6.202          118      1.81      1.55      59.6      53.7
   Flex Industrial                   2        5,299,912         0.2     6.181          115      1.53      1.53      62.4      49.8
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     18   $  111,573,742         4.6%    6.009%          94      1.88x     1.82x     55.9%     50.8%
                                   -----------------------------------------------------------------------------------------------
Mixed Use
   Multifamily/Retail                3       13,114,133         0.5     5.867          116      1.28      1.18      75.6      65.5
   Retail/Parking Garage             1       11,830,000         0.5     6.180          120      1.20      1.20      76.3      76.3
   Flex Industrial/Office            1        5,491,208         0.2     6.590          118      1.28      1.28      68.6      59.4
   Retail/Office                     1        3,547,489         0.1     6.580          119      1.23      1.23      75.5      65.3
   Office/Industrial                 1        3,106,389         0.1     5.210          116      1.25      1.25      77.7      64.7
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                      7   $   37,089,218         1.5%    6.087%         118      1.25x     1.21x     74.9%     67.9%
                                   -----------------------------------------------------------------------------------------------
Self Storage
   Self Storage                     11       31,780,692         1.3     6.199          118      1.30      1.29      64.8      54.6
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                     11   $   31,780,692         1.3%    6.199%         118      1.30x     1.29x     64.8%     54.6%
                                   -----------------------------------------------------------------------------------------------
Manufactured Housing
   Manufactured Housing              2        4,958,581         0.2     6.277          118      1.59      1.42      76.8      67.1
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                      2   $    4,958,581         0.2%    6.277%         118      1.59x     1.42x     76.8%     67.1%
                                   -----------------------------------------------------------------------------------------------
Other
   Leased Fee                        1        1,539,335         0.1     5.900          113      1.28      1.28      77.0      65.6
----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                      1   $    1,539,335         0.1%    5.900%         113      1.28x     1.28x     77.0%     65.6%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             250   $2,400,571,574       100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
==================================================================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
MORTGAGE RATE (%)                 LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

<= 5.500                            22      377,926,816        15.7     5.303          117      1.88      1.84      55.6      52.4
5.501 - 6.000                       62      853,811,026        35.6     5.849          105      1.47      1.44      62.7      56.8
6.001 - 6.500                       79    1,112,552,399        46.3     6.221          118      1.50      1.42      66.9      61.1
6.501 - 7.000                       14       53,287,993         2.2     6.694          158      1.40      1.26      71.6      42.0
7.001 - 7.500                        1        2,993,341         0.1     7.150          118      1.47      1.47      71.3      57.6
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             178   $2,400,571,574       100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
==================================================================================================================================

Minimum: 5.170%
Maximum: 7.150%
Weighted Average: 5.956%

SEASONING

                                                         PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                   AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
SEASONING (MOS.)                  LOANS      BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

= 0                                  9      215,872,000         9.0     6.227          130      1.29      1.25      74.9      68.2
1 - 5                              138    1,991,793,116        83.0     5.953          113      1.60      1.54      62.1      56.8
6 - 11                              29      187,507,652         7.8     5.693          113      1.28      1.23      68.3      56.6
12-23                                2        5,398,806         0.2     5.236          107      1.66      1.45      70.1      58.4
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             178   $2,400,571,574       100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
==================================================================================================================================

Minimum: 0 mos.
Maximum: 13 mos.
Weighted Average: 2 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                               NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL TERM TO STATED         MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE    PERIOD      DATE   BALLOON
MATURITY (MOS.)                    LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 60                                  4      60,734,529           2.5     5.970         58      1.41      1.30      71.8      70.7
61 - 84                                2     265,000,000          11.0     5.980         79      1.85      1.85      44.7      44.7
85 - 120                             166   1,989,667,414          82.9     5.936        118      1.52      1.46      65.9      60.1
121 - 180                              3      49,659,630           2.1     6.183        146      1.32      1.24      65.9      56.3
181 - 240                              3      35,510,000           1.5     6.559        239      1.51      1.27      71.0       6.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               178  $2,400,571,574         100.0%    5.956%       114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 117 mos.

REMAINING TERMS TO STATED MATURITY

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                               NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING TERM TO STATED        MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE    PERIOD      DATE   BALLOON
MATURITY (MOS.)                    LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

<= 60                                  4      60,734,529           2.5     5.970         58      1.41      1.30      71.8      70.7
61 - 84                                2     265,000,000          11.0     5.980         79      1.85      1.85      44.7      44.7
85 - 120                             167   2,009,927,044          83.7     5.935        118      1.51      1.46      65.9      60.1
121 - 180                              2      29,400,000           1.2     6.378        165      1.38      1.25      63.9      55.2
181 - 240                              3      35,510,000           1.5     6.559        239      1.51      1.27      71.0       6.2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               178  $2,400,571,574         100.0%    5.956%       114      1.55x     1.49x      63.8%    57.8%
===================================================================================================================================

Minimum: 55 mos.
Maximum: 240 mos.
Weighted Average: 114 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                               NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
ORIGINAL AMORTIZATION TERM      MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE    PERIOD      DATE   BALLOON
(MOS.)                             LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                      11   1,103,800,000          46.3     5.892        108      1.76      1.76      56.2      56.2
   181 - 240                           6      88,120,543           3.7     6.243        143      1.36      1.26      62.5      33.7
   241 - 300                          29     124,014,425           5.2     6.104        117      1.40      1.39      72.0      56.4
   301 - 360                         131   1,069,736,606          44.8     5.974        117      1.37      1.25      70.7      62.4
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                            177  $2,385,671,574         100.0%    5.953%       114      1.55x     1.49x     63.7%     58.1%

FULLY AMORTIZING LOANS
   181 - 240                           1      14,900,000         100.0     6.430        240      1.35      1.35      66.6       2.3
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              1     $14,900,000         100.0%    6.430%       240      1.35x     1.35x     66.6%      2.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               178  $2,400,571,574         100.0%    5.956%       114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

Minimum: 216 mos.
Maximum: 360 mos.
Weighted Average: 344 mos.

REMAINING AMORTIZATION TERMS

                                                                                   WEIGHTED            WEIGHTED  WEIGHTED
                                                            PERCENT BY  WEIGHTED    AVERAGE             AVERAGE   AVERAGE  WEIGHTED
                               NUMBER OF       AGGREGATE     AGGREGATE   AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
REMAINING AMORTIZATION TERM     MORTGAGE    CUT-OFF DATE  CUT-OFF DATE  MORTGAGE       TERM   AVERAGE    PERIOD      DATE   BALLOON
(MOS.)                             LOANS     BALANCE ($)   BALANCE (%)  RATE (%)     (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only                      11   1,103,800,000          46.3     5.892        108      1.76      1.76      56.2      56.2
   181 - 240                           6      88,120,543           3.7     6.243        143      1.36      1.26      62.5      33.7
   241 - 300                          29     124,014,425           5.2     6.104        117      1.40      1.39      72.0      56.4
   301 - 360                         131   1,069,736,606          44.8     5.974        117      1.37      1.25      70.7      62.4
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                            177  $2,385,671,574         100.0%    5.953%       114      1.55x     1.49x     63.7%     58.1%

FULLY AMORTIZING LOANS
   181 - 240                           1      14,900,000         100.0     6.430        240      1.35      1.35      66.6       2.3
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                              1     $14,900,000         100.0%    6.430%       240      1.35x     1.35x     66.6%      2.3%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               178  $2,400,571,574         100.0%    5.956%       114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

Minimum: 214 mos.
Maximum: 360 mos.
Weighted Average: 342 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
DEBT SERVICE COVERAGE          MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
RATIO (x)                         LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                           1      39,048,614          1.6     5.957          110      1.02      1.02      58.6      43.4
1.11 - 1.20                          21     302,106,484         12.6     6.091          119      1.20      1.20      75.8      71.9
1.21 - 1.30                          65     610,824,708         25.4     6.022          117      1.26      1.21      69.9      61.7
1.31 - 1.40                          28     170,576,981          7.1     6.043          125      1.36      1.31      68.0      54.0
1.41 - 1.50                          26     194,475,479          8.1     5.901          109      1.46      1.26      73.1      65.2
1.51 - 1.60                          16     202,430,806          8.4     6.084          120      1.55      1.35      73.1      63.9
1.61 - 1.70                           9      41,966,972          1.7     6.246          161      1.65      1.43      73.8      39.8
1.71 - 1.80                           2     217,960,000          9.1     5.952           82      1.72      1.72      46.2      46.0
1.81 - 1.90                           1     225,000,000          9.4     6.192          119      1.84      1.84      50.9      50.9
1.91 - 2.00                           3      19,958,890          0.8     5.615          116      1.93      1.62      70.9      62.8
2.01 - 2.50                           6     376,222,639         15.7     5.505          111      2.17      2.16      49.2      48.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              178  $2,400,571,574        100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.55x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT SERVICE    MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
COVERAGE RATIO (x)                LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                           5     179,658,614          7.5     6.205          118      1.23      1.08      69.4      60.7
1.11 - 1.20                          32     397,566,484         16.6     6.104          121      1.24      1.19      74.7      69.9
1.21 - 1.30                          82     650,674,708         27.1     5.914          118      1.33      1.25      70.5      60.6
1.31 - 1.40                          29     253,931,981         10.6     6.118          119      1.45      1.35      71.2      59.8
1.41 - 1.50                           9      34,134,369          1.4     6.067          116      1.52      1.46      72.7      58.7
1.51 - 1.60                           7      49,730,806          2.1     5.876          116      1.65      1.55      69.4      55.4
1.61 - 1.70                           5      15,701,972          0.7     5.916          117      1.67      1.67      71.3      56.2
1.71 - 1.80                           1     215,000,000          9.0     5.950           82      1.72      1.72      45.7      45.7
1.81 - 1.90                           1     225,000,000          9.4     6.192          119      1.84      1.84      50.9      50.9
1.91 - 2.00                           2       8,950,000          0.4     6.237          119      2.16      1.95      50.1      48.1
2.01 - 2.50                           5     370,222,639         15.4     5.493          111      2.17      2.17      49.2      48.8
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              178  $2,400,571,574        100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

Minimum: 1.02x
Maximum: 2.43x
Weighted Average: 1.49x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                           7     532,564,000         22.2     5.637           99      1.98      1.98      46.6      46.2
50.1 - 60.0                          12     486,097,404         20.2     6.025          119      1.64      1.64      54.7      50.5
60.1 - 70.0                          42     344,561,745         14.4     6.112          121      1.34      1.24      66.9      56.1
70.1 - 75.0                          57     409,128,756         17.0     5.988          122      1.38      1.27      72.8      61.5
75.1 - 80.0                          60     628,219,668         26.2     6.066          115      1.33      1.24      77.7      71.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              178  $2,400,571,574        100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

Minimum: 40.6%
Maximum: 80.0%
Weighted Average: 63.8%

BALLOON LOAN-TO-VALUE RATIOS

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
BALLOON LOAN-TO-VALUE          MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
RATIO (%)                         LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

0.1 - 10.0                            3      35,510,000          1.5     6.559          239      1.51      1.27      71.0       6.2
30.1 - 40.0                           4      24,332,157          1.0     6.209          118      1.67      1.67      52.4      35.1
40.1 - 50.0                          16     731,978,667         30.5     5.702          104      1.78      1.78      50.0      46.8
50.1 - 55.0                          16     276,202,064         11.5     6.146          118      1.76      1.75      53.7      51.3
55.1 - 60.0                          36     237,829,466          9.9     6.008          121      1.53      1.50      66.9      58.3
60.1 - 65.0                          46     375,946,302         15.7     6.012          113      1.36      1.24      71.1      62.9
65.1 - 70.0                          42     302,130,916         12.6     5.940          116      1.40      1.26      75.9      67.5
70.1 - 80.0                          15     416,642,000         17.4     6.138          114      1.28      1.22      77.4      75.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              178  $2,400,571,574        100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

Minimum: 2.3%
Maximum: 79.2%
Weighted Average: 57.8%

AMORTIZATION TYPES

                                                          PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                    AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF       AGGREGATE      CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE    CUT-OFF DATE         DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
AMORTIZATION TYPE                 LOANS     BALANCE ($)  BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                        11   1,103,800,000         46.0     5.892          108      1.76      1.76      56.2      56.2
Amortizing Balloon                  118     683,777,684         28.5     5.924          117      1.29      1.29      67.9      55.9
Interest Only, Then
   Amortizing Balloon                48     598,093,890         24.9     6.097          120      1.46      1.23      73.0      64.3
Fully Amortizing                      1      14,900,000          0.6     6.430          240      1.35      1.35      66.6       2.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                              178  $2,400,571,574        100.0%    5.956%         114      1.55x     1.49x     63.8%     57.8%
===================================================================================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS            AUG-06           AUG-07          AUG-08          AUG-09
---------------------------------------------------------------------------------------------

Locked Out                              99.73%          99.55%          88.01%          87.23%
Yield Maintenance Total                  0.27%           0.45%          11.99%          12.77%
Open                                     0.00%           0.00%           0.00%           0.00%
---------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%         100.00%         100.00%
---------------------------------------------------------------------------------------------
Pool Balance Outstanding       $2,400,571,574  $2,390,056,663  $2,377,889,000  $2,362,990,367
% Initial Pool Balance                 100.00%          99.56%          99.06%          98.43%

PREPAYMENT RESTRICTIONS            AUG-10          AUG-11             AUG-12         AUG-13
-----------------------------------------------------------------------------------------------

Locked Out                              86.73%          86.24%            85.88%          80.45%
Yield Maintenance Total                 13.27%          13.76%            14.12%          15.73%
Open                                     0.00%           0.00%             0.00%           3.82%
-----------------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%           100.00%         100.00%
-----------------------------------------------------------------------------------------------
Pool Balance Outstanding       $2,345,044,428  $2,265,679,390    $2,194,416,708  $1,957,563,002
% Initial Pool Balance                  97.69%          94.38%            91.41%          81.55%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS            AUG-14           AUG-15        AUG-16       AUG-17
---------------------------------------------------------------------------------------

Locked Out                              79.39%          76.23%       76.60%       77.32%
Yield Maintenance Total                 15.80%           8.46%       23.40%       22.68%
Open                                     4.80%          15.31%        0.00%        0.00%
---------------------------------------------------------------------------------------
TOTALS                                 100.00%         100.00%      100.00%      100.00%
---------------------------------------------------------------------------------------
Pool Balance Outstanding       $1,934,572,444  $1,905,667,153  $51,739,811  $49,678,516
% Initial Pool Balance                  80.59%          79.38%        2.16%        2.07%

PREPAYMENT RESTRICTIONS          AUG-18        AUG-19       AUG-20       AUG-21
---------------------------------------------------------------------------------

Locked Out                           78.15%       79.12%       52.02%       52.55%
Yield Maintenance Total              21.85%       20.88%       47.98%       47.45%
Open                                  0.00%        0.00%        0.00%        0.00%
---------------------------------------------------------------------------------
TOTALS                              100.00%      100.00%      100.00%      100.00%
---------------------------------------------------------------------------------
Pool Balance Outstanding       $47,477,004  $45,125,728  $17,520,758  $15,432,522
% Initial Pool Balance                1.98%        1.88%        0.73%        0.64%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

                                                       PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                 AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF     AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE  CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
LOAN SELLER                       LOANS    BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

LaSalle Bank National
   Association                       15    93,264,177        56.6     6.226          118      1.41      1.27      68.9      62.0
Morgan Stanley Mortgage
   Capital Inc.                      17    70,183,033        42.6     5.892          120      1.40      1.23      75.0      65.7
Principal Commercial
   Funding II, LLC                    1     1,219,110         0.7     6.470          119      1.20      1.20      76.2      65.7
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               33  $164,666,319       100.0%    6.086%         119      1.40x     1.25x     71.6%     63.6%
================================================================================================================================

CUT-OFF DATE BALANCES

                                                       PERCENT BY                                   WEIGHTED  WEIGHTED
                                 NUMBER                 AGGREGATE  WEIGHTED     WEIGHTED             AVERAGE   AVERAGE  WEIGHTED
                                     OF     AGGREGATE     CUT-OFF   AVERAGE      AVERAGE  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                               MORTGAGE  CUT-OFF DATE        DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD      DATE   BALLOON
CUT-OFF DATE BALANCE ($)          LOANS    BALANCE($)  BALANCE(%)   RATE(%)  TERM (MOS.)  DSCR (x)  DSCR (x)   LTV (%)   LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                 5     8,250,373         5.0     6.080          117      1.39      1.27      74.4      64.8
2,000,001 - 3,000,000                 9    21,823,831        13.3     6.051          117      1.34      1.23      70.9      62.1
3,000,001 - 4,000,000                 3    10,684,960         6.5     6.016          135      1.38      1.24      72.6      61.4
4,000,001 - 5,000,000                 6    25,322,531        15.4     6.113          117      1.43      1.36      70.4      61.2
6,000,001 - 7,000,000                 2    13,250,000         8.0     5.781          116      1.48      1.23      71.8      62.8
7,000,001 - 8,000,000                 4    30,634,625        18.6     6.248          118      1.36      1.27      74.3      65.3
9,000,001 - 10,000,000                1     9,500,000         5.8     6.100          118      1.42      1.20      73.1      66.3
10,000,001 - 15,000,000               2    27,000,000        16.4     6.049          118      1.44      1.23      71.8      66.0
15,000,001 - 20,000,000               1    18,200,000        11.1     6.130          119      1.41      1.20      66.4      62.3
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                               33  $164,666,319       100.0%    6.086%         119      1.40x     1.25x     71.6%     63.6%
================================================================================================================================

Minimum: $1,219,110
Maximum: $18,200,000
Weighted Average:$4,989,888

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

                                                                                              WEIGHTED
                                                 PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE      WEIGHTED  WEIGHTED
                      NUMBER OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED   POST IO       AVERAGE   AVERAGE
                      MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD  CUT-OFF DATE   BALLOON
STATE                PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------

Georgia                       3    28,600,000          17.4     6.091          118      1.39      1.18          75.3      68.1
Michigan                      6    19,720,142          12.0     5.924          118      1.42      1.28          68.5      61.6
Illinois                      1    18,200,000          11.1     6.130          119      1.41      1.20          66.4      62.3
Wisconsin                     6    15,234,335           9.3     5.494          116      1.50      1.30          74.3      64.6
Ohio                          2    14,350,000           8.7     5.989          118      1.48      1.24          76.4      68.5
Texas                         4    10,744,242           6.5     6.632          137      1.30      1.25          76.8      65.1
South Carolina                2    10,370,000           6.3     6.175          118      1.39      1.18          77.3      69.6
Kentucky                      2     9,277,025           5.6     6.558          119      1.44      1.44          67.5      58.3
Washington                    1     6,400,000           3.9     5.840          116      1.39      1.17          69.0      59.7
Arizona                       3     4,501,209           2.7     6.242          119      1.30      1.19          74.6      66.1
Massachusetts                 1     4,492,110           2.7     6.189          118      1.71      1.71          49.9      42.7
Florida                       1     4,250,000           2.6     5.960          117      1.40      1.18          80.2      72.5
Louisiana                     1     4,189,674           2.5     6.340          117      1.43      1.43          62.5      53.8
North Carolina                1     3,984,960           2.4     5.900          116      1.25      1.25          69.3      58.9
Wyoming                       1     2,995,193           1.8     6.580          118      1.20      1.20          71.3      61.7
Southern California           1     2,605,629           1.6     6.390          118      1.20      1.20          58.3      50.2
Minnesota                     1     2,413,203           1.5     6.400          119      1.20      1.20          69.7      60.0
Maryland                      1     2,338,596           1.4     5.690          115      1.23      1.23          75.4      63.9
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       38  $164,666,319         100.0%    6.086%         119      1.40x     1.25x         71.6%     63.6%
==============================================================================================================================

                                      I-20

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

                                                                                                   WEIGHTED
                                                     PERCENT BY  WEIGHTED     WEIGHTED              AVERAGE      WEIGHTED  WEIGHTED
                          NUMBER OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED       POST       AVERAGE   AVERAGE
                          MORTGAGED  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE  IO PERIOD  CUT-OFF DATE   BALLOON
PROPERTY TYPE            PROPERTIES   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)   DSCR (x)       LTV (%)   LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Manufactured Housing
   Manufactured Housing           2    10,074,483           6.1     6.487          119      1.46       1.41          68.2      59.8
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                   2  $ 10,074,483           6.1%    6.487%         119      1.46x      1.41x         68.2%     59.8%
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily
   Garden                        34   147,761,130          89.7     6.062          119      1.39       1.23          72.4      64.5
   Mid-Rise                       2     6,830,707           4.1     6.018          117      1.55       1.55          58.6      50.0
-----------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                  36  $154,591,836          93.9%    6.060%         119      1.40x      1.24x         71.8%     63.9%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           38  $164,666,319         100.0%    6.086%         119      1.40x      1.25x         71.6%     63.6%
===================================================================================================================================

                                      I-21

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

                                              PERCENT BY  WEIGHTED     WEIGHTED                  WEIGHTED      WEIGHTED  WEIGHTED
                   NUMBER OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED         AVERAGE       AVERAGE   AVERAGE
                    MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
MORTGAGE RATE (%)      LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)        DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 5.500                   1     4,017,335           2.4     5.280          117      1.26            1.26          78.8      65.7
5.501 - 6.000             12    45,510,698          27.6     5.741          116      1.43            1.25          73.1      63.9
6.001 - 6.500             16    96,820,199          58.8     6.179          118      1.40            1.24          70.6      63.9
6.501 - 7.000              4    18,318,087          11.1     6.629          129      1.37            1.34          71.5      61.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                    33  $164,666,319         100.0%    6.086%         119      1.40x           1.25x         71.6%     63.6%
=================================================================================================================================

Minimum: 5.280%
Maximum: 6.750%
Weighted Average: 6.086%

SEASONING

                                             PERCENT BY  WEIGHTED     WEIGHTED                  WEIGHTED      WEIGHTED  WEIGHTED
                  NUMBER OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED         AVERAGE       AVERAGE   AVERAGE
                   MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE  POST IO PERIOD  CUT-OFF DATE   BALLOON
SEASONING (MOS.)      LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)        DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

1 - 5                    33   164,666,319         100.0     6.086          119      1.40            1.25          71.6      63.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                   33  $164,666,319         100.0%    6.086%         119      1.40x           1.25x         71.6%     63.6%
=================================================================================================================================

Minimum: 1 mos.
Maximum: 5 mos.
Weighted Average: 2 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

                                                    PERCENT BY                                       WEIGHTED   WEIGHTED
                                                     AGGREGATE   WEIGHTED      WEIGHTED               AVERAGE    AVERAGE   WEIGHTED
                        NUMBER OF      AGGREGATE       CUT-OFF    AVERAGE       AVERAGE   WEIGHTED    POST IO    CUT-OFF    AVERAGE
ORIGINAL TERM TO         MORTGAGE   CUT-OFF DATE          DATE   MORTGAGE     REMAINING    AVERAGE     PERIOD       DATE    BALLOON
STATED MATURITY (MOS.)      LOANS    BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)   DSCR (x)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

85 - 120                       32    161,411,319          98.0      6.075           118       1.40       1.26       71.5       63.7
121 - 180                       1      3,255,000           2.0      6.630           179       1.33       1.17       76.6       61.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         33   $164,666,319         100.0%     6.086%          119       1.40x      1.25x      71.6%      63.6%
===================================================================================================================================

Minimum: 120 mos.
Maximum: 180 mos.
Weighted Average: 121 mos.

REMAINING TERMS TO STATED MATURITY

                                                    PERCENT BY                                       WEIGHTED   WEIGHTED
                                                     AGGREGATE   WEIGHTED      WEIGHTED               AVERAGE    AVERAGE   WEIGHTED
                        NUMBER OF      AGGREGATE       CUT-OFF    AVERAGE       AVERAGE   WEIGHTED    POST IO    CUT-OFF    AVERAGE
REMAINING TERM TO        MORTGAGE   CUT-OFF DATE          DATE   MORTGAGE     REMAINING    AVERAGE     PERIOD       DATE    BALLOON
STATED MATURITY (MOS.)      LOANS    BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)   DSCR (x)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

85 - 120                       32    161,411,319          98.0      6.075           118       1.40       1.26       71.5       63.7
121 - 180                       1      3,255,000           2.0      6.630           179       1.33       1.17       76.6       61.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         33   $164,666,319         100.0%     6.086%          119       1.40x      1.25x      71.6%      63.6%
===================================================================================================================================

Minimum: 115 mos.
Maximum: 179 mos.
Weighted Average: 119 mos.

                                      I-23

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

                                                    PERCENT BY                                       WEIGHTED   WEIGHTED
                                                     AGGREGATE   WEIGHTED      WEIGHTED               AVERAGE    AVERAGE   WEIGHTED
                        NUMBER OF      AGGREGATE       CUT-OFF    AVERAGE       AVERAGE   WEIGHTED    POST IO    CUT-OFF    AVERAGE
ORIGINAL AMORTIZATION    MORTGAGE   CUT-OFF DATE          DATE   MORTGAGE     REMAINING    AVERAGE     PERIOD       DATE    BALLOON
TERM (MOS.)                 LOANS    BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)   DSCR (x)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   301 - 360                   33    164,666,319         100.0      6.086           119       1.40       1.25       71.6       63.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         33   $164,666,319         100.0%     6.086%          119       1.40x      1.25x      71.6%      63.6%
===================================================================================================================================

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

REMAINING AMORTIZATION TERMS

                                                    PERCENT BY                                       WEIGHTED   WEIGHTED
                                                     AGGREGATE   WEIGHTED      WEIGHTED               AVERAGE    AVERAGE   WEIGHTED
                        NUMBER OF      AGGREGATE       CUT-OFF    AVERAGE       AVERAGE   WEIGHTED    POST IO    CUT-OFF    AVERAGE
REMAINING AMORTIZATION   MORTGAGE   CUT-OFF DATE          DATE   MORTGAGE     REMAINING    AVERAGE     PERIOD       DATE    BALLOON
TERM (MOS.)                 LOANS    BALANCE ($)   BALANCE (%)   RATE (%)   TERM (MOS.)   DSCR (x)   DSCR (x)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   301 - 360                   33    164,666,319         100.0      6.086           119       1.40       1.25       71.6       63.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         33   $164,666,319         100.0%     6.086%          119       1.40x      1.25x      71.6%      63.6%
===================================================================================================================================

Minimum: 355 mos.
Maximum: 360 mos.
Weighted Average: 359 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

                                                                                              WEIGHTED
                         NUMBER                  PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE      WEIGHTED  WEIGHTED
                             OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED   POST IO       AVERAGE   AVERAGE
DEBT SERVICE COVERAGE  MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD  CUT-OFF DATE   BALLOON
RATIO (X)                 LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                   5    11,454,345           7.0     6.436          118      1.20      1.20          68.4      58.9
1.21 - 1.30                   6    21,540,296          13.1     5.813          116      1.24      1.24          74.5      63.1
1.31 - 1.40                   8    50,578,411          30.7     6.205          122      1.36      1.18          77.2      68.7
1.41 - 1.50                   5    43,784,158          26.6     6.222          118      1.43      1.27          67.9      61.6
1.51 - 1.60                   8    32,817,000          19.9     5.764          117      1.56      1.30          70.0      63.3
1.71 - 1.80                   1     4,492,110           2.7     6.189          118      1.71      1.71          49.9      42.7
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       33  $164,666,319         100.0%    6.086%         119      1.40x     1.25x         71.6%     63.6%
==============================================================================================================================

Minimum: 1.20x
Maximum: 1.71x
Weighted Average: 1.40x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                                              WEIGHTED
                         NUMBER                  PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE      WEIGHTED  WEIGHTED
POST IO PERIOD DEBT          OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED   POST IO       AVERAGE   AVERAGE
SERVICE COVERAGE       MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD  CUT-OFF DATE   BALLOON
RATIO (X)                 LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)       LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                  14    85,459,345          51.9     6.181          121      1.36     1.18           73.1      65.8
1.21 - 1.30                   9    35,240,296          21.4     5.812          116      1.35     1.25           74.0      64.0
1.31 - 1.40                   7    27,490,411          16.7     5.945          118      1.52     1.31           70.3      63.4
1.41 - 1.50                   2    11,984,158           7.3     6.496          118      1.46     1.46           64.3      55.5
1.71 - 1.80                   1     4,492,110           2.7     6.189          118      1.71     1.71           49.9      42.7
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                       33  $164,666,319         100.0%    6.086%         119      1.40x    1.25x          71.6%     63.6%
==============================================================================================================================

Minimum: 1.15x
Maximum: 1.71x
Weighted Average: 1.25x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

                                                                                                 WEIGHTED
                                                    PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE      WEIGHTED  WEIGHTED
                         NUMBER OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED   POST IO       AVERAGE   AVERAGE
                          MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD  CUT-OFF DATE   BALLOON
LOAN-TO-VALUE RATIO (%)      LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                      1     4,492,110           2.7     6.189          118      1.71      1.71          49.9      42.7
50.1 - 60.0                      1     2,605,629           1.6     6.390          118      1.20      1.20          58.3      50.2
60.1 - 70.0                      7    54,982,321          33.4     6.145          118      1.43      1.28          66.3      59.8
70.1 - 75.0                     13    49,350,265          30.0     5.905          117      1.43      1.25          73.0      64.3
75.1 - 80.0                     10    48,985,994          29.7     6.187          122      1.33      1.19          78.0      69.0
80.1 >=                          1     4,250,000           2.6     5.960          117      1.40      1.18          80.2      72.5
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33  $164,666,319         100.0%    6.086%         119      1.40x     1.25x         71.6%     63.6%
=================================================================================================================================

Minimum: 49.9%
Maximum: 80.2%
Weighted Average: 71.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                                 WEIGHTED
                                                    PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE      WEIGHTED  WEIGHTED
                         NUMBER OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED   POST IO      AVERAGE    AVERAGE
BALLOON LOAN-TO-VALUE     MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD  CUT-OFF DATE   BALLOON
RATIO (%)                    LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                      1     4,492,110           2.7     6.189          118      1.71      1.71          49.9      42.7
50.1 - 55.0                      2     6,795,304           4.1     6.359          117      1.34      1.34          60.9      52.4
55.1 - 60.0                      4    20,592,646          12.5     6.197          117      1.37      1.31          67.7      58.3
60.1 - 65.0                     14    64,693,862          39.3     5.994          121      1.42      1.25          69.7      62.5
65.1 - 70.0                      7    31,442,398          19.1     6.034          117      1.40      1.25          75.4      66.4
70.1 - 80.0                      5    36,650,000          22.3     6.167          118      1.37      1.17          78.4      70.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33  $164,666,319         100.0%    6.086%         119      1.40x     1.25x         71.6%     63.6%
=================================================================================================================================

Minimum: 42.7%
Maximum: 72.5%
Weighted Average: 63.6%

AMORTIZATION TYPES

                                                                                                 WEIGHTED
                                                    PERCENT BY  WEIGHTED     WEIGHTED             AVERAGE      WEIGHTED  WEIGHTED
                         NUMBER OF     AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED   POST IO       AVERAGE   AVERAGE
                          MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE    PERIOD  CUT-OFF DATE   BALLOON
AMORTIZATION TYPE            LOANS   BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (x)  DSCR (x)       LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only, Then
   Amortizing Balloon           18   110,922,000          67.4     6.029          120      1.44      1.22          72.7      65.7
Amortizing Balloon              15    53,744,319          32.6     6.204          117      1.33      1.33          69.2      59.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          33  $164,666,319         100.0%    6.086%         119      1.40x     1.25x         71.6%     63.6%
=================================================================================================================================

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS          AUG-06         AUG-07         AUG-08          AUG-09
-------------------------------------------------------------------------------------

Locked Out                       100.00%        100.00%         95.82%         92.02%
Yield Maintenance Total            0.00%          0.00%          4.18%          7.98%
Open                               0.00%          0.00%          0.00%          0.00%
-------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%
=====================================================================================
Pool Balance Outstanding   $164,666,319   $164,043,651   $163,284,392   $162,077,576
% Initial Pool Balance           100.00%         99.62%         99.16%         98.43%
-------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS          AUG-10         AUG-11         AUG-12          AUG-13
-------------------------------------------------------------------------------------

Locked Out                        92.05%         92.07%         92.08%         92.08%
Yield Maintenance Total            7.95%          7.93%          7.92%          7.92%
Open                               0.00%          0.00%          0.00%          0.00%
-------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%
=====================================================================================
Pool Balance Outstanding   $160,413,385   $158,598,640   $156,381,788   $153,997,229
% Initial Pool Balance            97.42%         96.32%         94.97%         93.52%
-------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS          AUG-14         AUG-15       AUG-16       AUG-17       AUG-18       AUG-19       AUG-20    AUG-21
---------------------------------------------------------------------------------------------------------------------------------

Locked Out                        92.09%         92.10%      100.00%      100.00%      100.00%      100.00%      100.00%    0.00%
Yield Maintenance Total            7.91%          7.90%        0.00%        0.00%        0.00%        0.00%        0.00%    0.00%
Open                               0.00%          0.00%        0.00%        0.00%        0.00%        0.00%        0.00%    0.00%
---------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%      100.00%      100.00%      100.00%      100.00%      100.00%    0.00%
=================================================================================================================================
Pool Balance Outstanding   $151,461,636   $148,765,412   $2,920,716   $2,865,128   $2,805,686   $2,742,123   $2,674,667    $   0
% Initial Pool Balance            91.98%         90.34%        1.77%        1.74%        1.70%        1.67%        1.62%    0.00%
---------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

                                      I-27

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

-------------------------------------------------------------------------------------------------------------------------
MORTGAGE    CMSA        CMSA      MORTGAGE        LOAN
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  GROUP  PROPERTY NAME(2)
-------------------------------------------------------------------------------------------------------------------------

    1        1          1-001     MSMC              1    Cherry Creek Shopping Center
    2        2          2-001     LaSalle           1    225 Franklin Street
    3        3          3-001     MSMC              1    120 Broadway
             4                                           G&L Portfolio - Roll-up
    4                   4-001     PCF II/MSMC       1    G&L Portfolio - Regents Medical Center (I)
    5                   4-002     PCF II/MSMC       1    G&L Portfolio - 435 North Bedford (I)
    6                   4-003     PCF II/MSMC       1    G&L Portfolio - 405 Bedford (I)
    7                   4-004     PCF II/MSMC       1    G&L Portfolio - 416 Bedford (I)
    8                   4-005     PCF II/MSMC       1    G&L Portfolio - Sherman Oaks Medical (I)
    9                   4-006     PCF II/MSMC       1    G&L Portfolio - Lyons Building (I)
   10                   4-007     PCF II/MSMC       1    G&L Portfolio - 415 Bedford (I)
             5                                           Millennium Retail Portfolio - Roll-up
   11                   5-001     MSMC              1    Millennium Retail - San Francisco (II)
   12                   5-002     MSMC              1    Millennium Retail - Washington DC (II)
   13                   5-003     MSMC              1    Millennium Retail - Georgetown (II)
   14        6          6-001     MSMC              1    80 Broad Street
   15        7          7-001     MSMC              1    Weberstown Mall
   16        8          8-001     PCF II            1    Gateway Shopping Center
   17        9          9-001     MSMC              1    633 Indiana Avenue NW
             10                                          DCT Industrial Portfolio - Roll-up
   18                  10-001     LaSalle           1    DCT Industrial Portfolio - Memphis (III)
   19                  10-002     LaSalle           1    DCT Industrial Portfolio - McCook (III)
   20                  10-003     LaSalle           1    DCT Industrial Portfolio - Northlake (III)
   21                  10-004     LaSalle           1    DCT Industrial Portfolio - McDonough (III)
   22                  10-005     LaSalle           1    DCT Industrial Portfolio - Somerset (III)
   23                  10-006     LaSalle           1    DCT Industrial Portfolio - Allentown (III)
             11                                          RLJ Hotel Portfolio - Roll-up
   24                  11-001     MSMC              1    Marriott - Denver South, CO (IV)
   25                  11-002     MSMC              1    Marriott - Midway  (IV)
   26                  11-003     MSMC              1    Renaissance Hotel - Plantantion, FL (IV)
   27                  11-004     MSMC              1    Marriott - Austin Airport So. (IV)
   28                  11-005     MSMC              1    Hilton Garden Inn - Chicago Midway (IV)
   29                  11-006     MSMC              1    Residence Inn - Plantation, FL (IV)
   30                  11-007     MSMC              1    Renaissance - Broomfield, CO (IV)
   31                  11-008     MSMC              1    Courtyard - Salt Lake City (IV)
   32                  11-009     MSMC              1    Residence Inn Galleria - Houston, Texas (IV)
   33                  11-010     MSMC              1    Hampton Inn - Chicago Midway Airport (IV)
   34                  11-011     MSMC              1    Marriott - Pontiac, MI (IV)
   35                  11-012     MSMC              1    Holiday Inn Express - Chicago Midway (IV)
   36                  11-013     MSMC              1    Courtyard - Austin NW Parmer Lane (IV)
   37                  11-014     MSMC              1    Springhill Suites - Austin So. (IV)
   38                  11-015     MSMC              1    Residence Inn - Round Rock (IV)
   39                  11-016     MSMC              1    Residence Inn - Austin NW (IV)
   40                  11-017     MSMC              1    Courtyard - Brandon (IV)
   41                  11-018     MSMC              1    Residence Inn - Pontiac, MI (IV)
   42                  11-019     MSMC              1    Residence Inn - Schaumberg (IV)
   43                  11-020     MSMC              1    Sleep Inn - Chicago Midway (IV)
   44                  11-021     MSMC              1    Springhill Suites Schaumberg (IV)
   45                  11-022     MSMC              1    Fairfield Inn Brandon - Tampa, Florida (IV)
   46                  11-023     MSMC              1    Courtyard - Fort Wayne, IN (IV)
   47                  11-024     MSMC              1    Courtyard - Louisville Northeast (IV)
   48                  11-025     MSMC              1    Courtyard - Merrillville (IV)
   49                  11-026     MSMC              1    Residence Inn - Louisville, CO (IV)
   50                  11-027     MSMC              1    Residence Inn - Fishers Indianapolis (IV)
   51                  11-028     MSMC              1    Courtyard Sugarland - Stafford, Texas (IV)
   52                  11-029     MSMC              1    Residence Inn Sugarland - Houston, TX (IV)
   53                  11-030     MSMC              1    Fairfield Inn - Merrillville (IV)
   54                  11-031     MSMC              1    Courtyard - Mesquite (IV)
   55                  11-032     MSMC              1    Residence Inn - Merrillville (IV)
   56                  11-033     MSMC              1    Courtyard - Mishawaka (IV)
   57                  11-034     MSMC              1    Courtyard - Pontiac, MI (IV)
   58                  11-035     MSMC              1    Residence Inn - Austin South (IV)
   59                  11-036     MSMC              1    Hampton Inn - Merrillville (IV)
   60                  11-037     MSMC              1    Holiday Inn Express - Merrillville (IV)
   61                  11-038     MSMC              1    Courtyard - Valparaiso (IV)
   62                  11-039     MSMC              1    Fairfield Inn - Austin So. (IV)
   63                  11-040     MSMC              1    Holiday Inn Select Grand Rapids - Kentwood, Michigan (IV)
   64                  11-041     MSMC              1    Residence Inn - South Bend, Indiana (IV)
   65                  11-042     MSMC              1    Courtyard - Benton Harbor, Michigan (IV)
   66                  11-043     MSMC              1    Fairfield Inn - Valparaiso, Indiana (IV)
   67        12        12-001     LaSalle           1    Cornerstone at Norwood Office
             13                                          Ritz-Carlton Portfolio - Roll-up
   68                  13-001     MSMC              1    Ritz-Carlton, Central Park (V)
   69                  13-002     MSMC              1    Ritz-Carlton, Washington (V)
   70                  13-003     MSMC              1    Ritz-Carlton, Battery Park (V)
   71                  13-004     MSMC              1    Ritz-Carlton, Boston (V)
   72                  13-005     MSMC              1    Ritz-Carlton, Georgetown (V)
             14                                          RLJ Indianapolis Hotel Portfolio - Roll-up
   73                  14-001     MSMC              1    Residence Inn - Indianapolis Canal (VI)
   74                  14-002     MSMC              1    Courtyard - Indianapolis Capitol (VI)
             15                                          The Center Point Complex Portfolio - Roll-up
   75                  15-001     LaSalle           1    The Center Point Complex - 401 South Hamilton Street (VII)
   76                  15-002     LaSalle           1    The Center Point Complex - 401 South Centennial Street (VII)
   77                  15-003     LaSalle           1    The Center Point Complex - 401 Manning Street (VII)
   78                  15-004     LaSalle           1    The Center Point Complex - 401 East Russell Avenue (VII)
   79        16        16-001     MSMC              1    Voice of America Phase II
             17                                          Indianapolis Office Portfolio - Roll-up
   80                  17-001     LaSalle           1    Market Square Center (VIII)
   81                  17-002     LaSalle           1    251 East Ohio (VIII)
   82        18        18-001     LaSalle           1    Mayo Medical Building
   83        19        19-001     LaSalle           1    Triwest Plaza
   84        20        20-001     MSMC              1    50 Emjay Boulevard
   85        21        21-001     LaSalle           1    Commerce Tower
   86        22        22-001     PCF II            1    5600 Broken Sound Boulevard
   87        23        23-001     MSMC              1    GE Capital FFC Office Building
   88        24        24-001     LaSalle           1    Crossroads Shopping Center
                                                         Central PA Retail Portfolio - Roll-up
   89        25        25-001     MSMC              1    Central PA Retail Portfolio - East Side Shopping Center (A)
   90        26        26-001     MSMC              1    Central PA Retail Portfolio - Village Center at Hamlin (A)
   91        27        27-001     MSMC              1    Central PA Retail Portfolio - Village Center at Lords Valley (A)
   92        28        28-001     MSMC              1    Central PA Retail Portfolio - Village Center at Duryea (A)
   93        29        29-001     MSMC              1    Central PA Retail Portfolio - Union Boulevard Shopping Plaza (A)
   94        30        30-001     LaSalle           2    Arboretum Village
   95        31        31-001     MSMC              1    601 Indiana Avenue NW
   96        32        32-001     MSMC              1    Lowe Office Park
   97        33        33-001     MSMC              1    Windsor Commons Shopping Center
   98        34        34-001     LaSalle           1    122 West John Carpenter
   99        35        35-001     MSMC              1    Washington Green Shopping Center
   100       36        36-001     LaSalle           2    Aspen Pointe Apartments
   101       37        37-001     PCF II            1    One Riverfront Place
   102       38        38-001     MSMC              1    One Chatham Center
   103       39        39-001     LaSalle           1    302 West Third Street
   104       40        40-001     LaSalle           1    Giant Food - Bucks County
   105       41        41-001     PCF II            1    Country Hills Plaza
   106       42        42-001     MSMC              1    Berdon Plaza Shopping Center
   107       43        43-001     LaSalle           1    Ozburn Hessey
   108       44        44-001     LaSalle           1    40 West Office Building
   109       45        45-001     LaSalle           2    Village Squire Apartments
   110       46        46-001     MSMC              1    Page Plaza
                                                         Doneff Portfolio - Roll-up
   111       47        47-001     MSMC              2    Doneff Portfolio - Custer Village (B)
   112       48        48-001     MSMC              2    Doneff Portfolio - Southbrook Apartments (B)
   113       49        49-001     MSMC              2    Doneff Portfolio - Meadowbrook Apartments (B)
   114       50        50-001     MSMC              2    Doneff Portfolio - Sheboygan Regency House (B)
   115       51        51-001     MSMC              2    Doneff Portfolio - Janesville Regency House (B)
   116       52        52-001     LaSalle           1    Courtyard by Marriott - High Point
   117       53        53-001     MSMC              1    Norris Furniture & Interiors - Ft. Myers
   118       54        54-001     MSMC              1    Southaven Commons Shopping Center
             55                                          Koehler Dakota Hotel Portfolio - Roll-up
   119                 55-002     LaSalle           1    Holiday Inn Express - Rapid City (IX)
   120                 55-001     LaSalle           1    Holiday Inn Express - Bismarck (IX)
             56                                          Lamont Hotel Portfolio - Roll-up
   121                 56-001     LaSalle           1    Holiday Inn Express - Aberdeen (X)
   122                 56-002     LaSalle           1    Holiday Inn Express - Dickinson (X)
   123                 56-003     LaSalle           1    Holiday Inn Express - Watertown (X)
   124       57        57-001     LaSalle           1    Textile Building
   125       58        58-001     LaSalle           2    Morrowood Townhomes
   126       59        59-001     PCF II            1    Moreno Beach Plaza
             60                                          Koehler West Virginia Hotel Portfolio - Roll-up
   127                 60-001     LaSalle           1    Holiday Inn Express - Morgantown (XI)
   128                 60-002     LaSalle           1    SpringHill Suites - Morgantown (XI)
   129                 60-003     LaSalle           1    Holiday Inn Express - Winfield (XI)
   130       61        61-001     MSMC              1    University of Phoenix Building
   131       62        62-001     LaSalle           2    Sexton MHP
             63                                          Ann Arbor Apartment Portfolio - Roll-up
   132                 63-001     MSMC              2    Ann Arbor Apartment Portfolio - Kingsley Apts. (XII)
   133                 63-002     MSMC              2    Ann Arbor Apartment Portfolio - First Street Apts. (XII)
   134                 63-003     MSMC              2    Ann Arbor Apartment Portfolio - Madison Street Apt (XII)
   135                 63-004     MSMC              2    Ann Arbor Aptartment Portfolio - Chelsea Apts. (XII)
   136                 63-005     MSMC              2    Ann Arbor Apartment Portfolio - Second Street Apts (XII)
   137       64        64-001     MSMC              2    Shores at Elders Pond
   138       65        65-001     MSMC              2    Horizon at Hillcrest Apartments
   139       66        66-001     MSMC              1    Alvarado Street Retail
   140       67        67-001     LaSalle           1    Comfort Suites - Greensboro
   141       68        68-001     MSMC              1    Keebler Krossing
   142       69        69-001     MSMC              1    Hampton Inn & Suites Spartanburg
   143       70        70-001     MSMC              1    Comfort Suites - Northlake
   144       71        71-001     MSMC              1    Monroe Medical Arts Building
   145       72        72-001     MSMC              1    Muncie Family Physicians
   146       73        73-001     MSMC              2    Nottingham Courts
   147       74        74-001     MSMC              1    Mt. Hood Professional Plaza
   148       75        75-001     MSMC              1    Westlake Office Park
   149       76        76-001     LaSalle           1    Maple Grove Commons
   150       77        77-001     MSMC              1    228 Saugatuck Avenue
   151       78        78-001     MSMC              2    Alderbrooke Apartments
   152       79        79-001     MSMC              1    Homewood Suites - Pinehurst, NC
   153       80        80-001     LaSalle           1    Comfort Suites - New Bern
   154       81        81-001     LaSalle           1    Midway - Frontier
   155       82        82-001     MSMC              1    Comfort Suites - Atlanta
   156       83        83-001     LaSalle           1    Cortland Commons
   157       84        84-001     MSMC              1    2174 White Plains Road
   158       85        85-001     MSMC              1    Arena Marketplace
   159       86        86-001     MSMC              1    US-1 Self Storage
   160       87        87-001     MSMC              1    21-21 44th Drive
                                                         Richmond Hotel Portfolio - Roll-up
   161       88        88-001     MSMC              1    Richmond Hotel Portfolio - Hampton Inn (C)
   162       89        89-001     MSMC              1    Richmond Hotel Portfolio - Hampton Inn (C)
   163       90        90-001     MSMC              1    Coronado Point Office Park
   164       91        91-001     LaSalle           1    Fishers Corner
   165       92        92-001     PCF II            1    210, 254, 300 East Rollins Road
   166       93        93-001     MSMC              1    Avon Medical Arts Building
   167       94        94-001     LaSalle           1    Adams Office
   168       95        95-001     MSMC              1    Baymont Inn & Suites
   169       96        96-001     LaSalle           2    422 Mystic Avenue
   170       97        97-001     MSMC              1    Rite Aid - Mechanicsburg, PA
   171       98        98-001     LaSalle           1    Central Self-Storage
   172       99        99-001     LaSalle           1    Weston Building
   173      100        100-001    LaSalle           1    Fairfield Self Storage
   174      101        101-001    LaSalle           2    Quail Hollow Apartments
   175      102        102-001    MSMC              2    Bradford Oaks
   176      103        103-001    MSMC              1    Starcrest Center
   177      104        104-001    LaSalle           1    Fruit Cove Plaza
   178      105        105-001    MSMC              1    Fox Plaza
   179      106        106-001    LaSalle           2    Bienville Tower Apartments
   180      107        107-001    MSMC              1    86 University Place
   181      108        108-001    LaSalle           2    Cooper Lake Apartments
   182      109        109-001    MSMC              1    Nanticoke Business Park
   183      110        110-001    MSMC              2    Prospect Commons Apartments
   184      111        111-001    MSMC              1    21721-21729 Vanowen Street
   185      112        112-001    MSMC              2    Cavalier Apartments
   186      113        113-001    MSMC              1    Rite Aid - Delmar, MD
   187      114        114-001    MSMC              1    Eckerds - Worcester
   188      115        115-001    MSMC              1    Walgreens - Norfolk
   189      116        116-001    MSMC              1    Battlefield Station
   190      117        117-001    LaSalle           1    Hunters Glen
            118                                          Tomra Pacific Industrial Portfolio - Roll-up
   191                 118-001    MSMC              1    Tomra Pacific Industrial Portfolio - Fremont (XIII)
   192                 118-002    MSMC              1    Tomra Pacific Industrial Portfolio - Rancho Cucamo (XIII)
   193                 118-003    MSMC              1    Tomra Pacific Industrial Portfolio - Sacramento (XIII)
   194      119        119-001    MSMC              1    Eastwood Professional Center
   195      120        120-001    MSMC              1    Mesa View Medical Office Bldg.
   196      121        121-001    MSMC              1    CVS Ft. Myers
   197      122        122-001    LaSalle           1    Allerton Street Office
   198      123        123-001    MSMC              1    Walgreens - Decatur
   199      124        124-001    LaSalle           1    Fugazy Travel
   200      125        125-001    MSMC              1    Walgreens - Yuma
   201      126        126-001    MSMC              1    AmSouth Bank Building - Oviedo
   202      127        127-001    MSMC              1    Shops of Waterville Commons
   203      128        128-001    MSMC              1    Hastings/Mr. Gattis Retail Center
   204      129        129-001    PCF II            1    7220 South Cicero Avenue
   205      130        130-001    LaSalle           1    One City Plaza
   206      131        131-001    PCF II            1    140 Diamond Creek Place
   207      132        132-001    MSMC              1    10 Mott Avenue
   208      133        133-001    MSMC              2    Pleasant Hill Apartments
   209      134        134-001    MSMC              1    Coach Long Beach
   210      135        135-001    MSMC              1    Food World Moody
   211      136        136-001    MSMC              1    Fairfield Inn Gastonia
   212      137        137-001    MSMC              1    John B. Coleman Building
   213      138        138-001    MSMC              1    Rite Aid - Harrington, DE
   214      139        139-001    MSMC              1    Pepper's Ferry Place
   215      140        140-001    LaSalle           1    Advanced Self Storage
   216      141        141-001    MSMC              1    Roanoke Retail
   217      142        142-001    PCF II            1    105 Regency Park Drive
   218      143        143-001    MSMC              1    800 Port Centre Parkway
   219      144        144-001    MSMC              1    Walgreens - Glasgow
   220      145        145-001    MSMC              1    103 Executive Drive
   221      146        146-001    MSMC              1    Chester Apartments
   222      147        147-001    MSMC              1    Spring Creek Crossing
   223      148        148-001    PCF II            1    1180 Tourmaline Drive
   224      149        149-001    LaSalle           2    Fairfield Apartments
   225      150        150-001    LaSalle           1    1157 First Colonial Road
   226      151        151-001    LaSalle           1    Holiday Inn Express - Kernersville, NC
   227      152        152-001    LaSalle           1    Houston Leisure RV Resort
   228      153        153-001    LaSalle           1    Walgreens Phoenix
   229      154        154-001    MSMC              1    The Shops at Parkway Pavilion
   230      155        155-001    MSMC              1    Chesapeake Retail
   231      156        156-001    MSMC              1    South Plainfield Restaurants
   232      157        157-001    LaSalle           1    Calexico Self Storage
   233      158        158-001    LaSalle           1    Drive-Up Self Storage
   234      159        159-001    MSMC              1    Market Street Plaza
   235      160        160-001    MSMC              1    North Meridian Primary Care
   236      161        161-001    MSMC              1    93-01 63rd Drive
   237      162        162-001    MSMC              1    Sugarloaf Shopping Center
   238      163        163-001    LaSalle           1    Friendship Professional Center
   239      164        164-001    LaSalle           1    Durango Plaza
   240      165        165-001    MSMC              1    5860 West Arizona Pavilions Drive
   241      166        166-001    MSMC              1    Gandy Shopping Center
   242      167        167-001    MSMC              2    Bent Oak Apartments
   243      168        168-001    MSMC              1    Northview Concourse III
   244      169        169-001    LaSalle           1    Ontario Airport SS
   245      170        170-001    MSMC              1    144-154 Bloomfield Avenue
   246      171        171-001    MSMC              1    Forest Park Center
   247      172        172-001    MSMC              1    Hazel Dell Medical Office
   248      173        173-001    LaSalle           2    South Virgil Apartments
   249      174        174-001    MSMC              1    Apopka Retail
   250      175        175-001    MSMC              1    Coulter Forum Shopping Center
   251      176        176-001    LaSalle           1    Eastside Self Storage
   252      177        177-001    MSMC              1    The Centre at Greatwood
   253      178        178-001    LaSalle           2    Lily Lake Terrace Apartments
   254      179        179-001    LaSalle           1    Madison Building
   255      180        180-001    MSMC              2    McDowell Building
   256      181        181-001    PCF II            1    1141 Longwood Avenue
   257      182        182-001    MSMC              1    Genuardis Plaza
   258      183        183-001    MSMC              2    Phoenix West Mobile Home Park
            184                                          Sunset and Commander Apartments Portfolio - Roll-up
   259                 184-001    LaSalle           2    Sunset Apartments (XIV)
   260                 184-002    LaSalle           2    Commander Apartments (XIV)
   261      185        185-001    LaSalle           1    Pearson Shopping Center
   262      186        186-001    MSMC              1    White Oaks Plaza
   263      187        187-001    MSMC              1    Taft Church Station
   264      188        188-001    MSMC              1    201 Nasa Road
   265      189        189-001    LaSalle           1    Intertech II Office
   266      190        190-001    LaSalle           1    Alpine Village MHP
   267      191        191-001    PCF II            1    Alex Tower Shopping Center
   268      192        192-001    LaSalle           2    Remington Apartments
   269      193        193-001    PCF II            1    3050 Long Beach Road
   270      194        194-001    MSMC              1    Original Steakhouse & Sports
   271      195        195-001    MSMC              1    Rite Aid - Meridian, MS
   272      196        196-001    MSMC              1    West City Crossing
            197                                          Allegheny Retail Portfolio Roll-up
   273                 197-001    MSMC              1    Allegheny Retail Portfolio - Advance Auto Imperial (XV)
   274                 197-002    MSMC              1    Allegheny Retail Portfolio - 601-611 Lincoln Avenue (XV)
   275      198        198-001    LaSalle           1    Barnes Building
   276      199        199-001    MSMC              1    Litchfield Centre
   277      200        200-001    MSMC              1    Bank One Ground Lease
   278      201        201-001    LaSalle           2    Woodlands Apartments
   279      202        202-001    LaSalle           1    Elmwood Center
   280      203        203-001    LaSalle           1    Autumn Creek Crossing Center
   281      204        204-001    LaSalle           1    Atlas Self Storage
   282      205        205-001    PCF II            1    3100 East Commercial Boulevard
   283      206        206-001    LaSalle           1    8001 Cessna Avenue
   284      207        207-001    LaSalle           1    Rite Aid-Jackson
   285      208        208-001    PCF II            2    Benchmark Apartments
   286      209        209-001    LaSalle           1    All American Self Storage
   287      210        210-001    PCF II            1    Riverside Parkway Medical Office
   288      211        211-001    MSMC              1    Watson & Taylor Mini Storage - 6450 Spellman

                                                         TOTALS AND WEIGHTED AVERAGES:

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS                                                  CITY                     STATE
---------------------------------------------------------------------------------------------------------------------------------

    1            Refinance         3000 First Avenue                                               Denver                     CO
    2            Refinance         225 Franklin Street                                             Boston                     MA
    3            Refinance         120 Broadway                                                    New York                   NY
    4            Refinance         4150 Regents Park Row                                           La Jolla                   CA
    5            Refinance         435 & 439 North Bedford Drive                                   Beverly Hills              CA
    6            Refinance         405 N. Bedford Drive & 9675 Brighton Way                        Beverly Hills              CA
    7            Refinance         416 N Bedford Drive                                             Beverly Hills              CA
    8            Refinance         4955 Van Nuys Blvd                                              Sherman Oaks               CA
    9            Refinance         24355 Lyons Avenue                                              Santa Clarita              CA
   10            Refinance         415 N Bedford                                                   Beverly Hills              CA
   11           Acquisition        735 & 757 Market Street                                         San Francisco              CA
   12           Acquisition        1170 22nd Street NW and 1101 23rd Street NW                     Washington                 DC
   13           Acquisition        3111 K Street                                                   Washington                 DC
   14            Refinance         80 Broad Street                                                 New York                   NY
   15            Refinance         4950 Pacific Avenue                                             Stockton                   CA
   16           Acquisition        7130-7440 Orchard Lake Road                                     West Bloomfield            MI
   17            Refinance         633 Indiana Avenue NW                                           Washington                 DC
   18           Acquisition        3955 East Holmes Road                                           Memphis                    TN
   19           Acquisition        7950 Joliet Road                                                McCook                     IL
   20           Acquisition        13401 Ashmore Avenue                                            Northlake                  TX
   21           Acquisition        100 Interstate South Drive                                      McDonough                  GA
   22           Acquisition        160 Pierce Street                                               Somerset                   NJ
   23           Acquisition        6461 Snowdrift Road                                             Upper Macungie Township    PA
   24           Acquisition        10345 Park Meadows Drive                                        Denver                     CO
   25           Acquisition        6520 S Cicero Avenue                                            Bedford Park               IL
   26           Acquisition        1230 Pine Island Hotel                                          Plantation                 FL
   27           Acquisition        4415 S IH 35                                                    Austin                     TX
   28           Acquisition        6530 S Cicero Avenue                                            Bedford Park               IL
   29           Acquisition        130 N University Drive                                          Plantation                 FL
   30           Acquisition        500 Flatiron Boulevard                                          Broomfield                 CO
   31           Acquisition        4843 W Douglas Corrigan                                         Salt Lake City             UT
   32           Acquisition        2500 McCue Road                                                 Houston                    TX
   33           Acquisition        6540 S Cicero Avenue                                            Bedford Park               IL
   34           Acquisition        3600 Centerpoint Parkway                                        Pontiac                    MI
   35           Acquisition        6500 S Cicero Avenue                                            Bedford Park               IL
   36           Acquisition        9409 Stonelake Boulevard                                        Austin                     TX
   37           Acquisition        4501 S IH 35                                                    Austin                     TX
   38           Acquisition        2505 S IH 35                                                    Round Rock                 TX
   39           Acquisition        3713 Tudor Boulevard                                            Austin                     TX
   40           Acquisition        10152 Palm River Road                                           Tampa                      FL
   41           Acquisition        3333 Centerpoint Parkway                                        Pontiac                    MI
   42           Acquisition        1610 McConnor Parkway                                           Schaumburg                 IL
   43           Acquisition        6650 S Cicero Avenue                                            Bedford Park               IL
   44           Acquisition        1550 McConnor Parkway                                           Schaumburg                 IL
   45           Acquisition        10150 Palm River Road                                           Brandon                    FL
   46           Acquisition        1619 W Washington Center Road                                   Fort Wayne                 IN
   47           Acquisition        10200 Champion Farms Drive                                      Louisville                 KY
   48           Acquisition        7850 Rhode Island Avenue                                        Merrillville               IN
   49           Acquisition        845 Coal Creek Circle                                           Louisville                 CO
   50           Acquisition        9765 Crosspoint Boulevard                                       Fishers                    IN
   51           Acquisition        12655 Southwest Freeway                                         Sugarland                  TX
   52           Acquisition        12703 Southwest Freeway                                         Sugarland                  TX
   53           Acquisition        8275 Georgia Street                                             Merrillville               IN
   54           Acquisition        2300 Highway 67                                                 Mesquite                   TX
   55           Acquisition        8018 Delaware Place                                             Merrillville               IN
   56           Acquisition        4825 N Main Street                                              Mishawaka                  IN
   57           Acquisition        3555 Centerpoint Parkway                                        Pontiac                    MI
   58           Acquisition        4537 South IH-35                                                Austin                     TX
   59           Acquisition        8353 Georgia Street                                             Merrillville               IN
   60           Acquisition        8375 Georgia Street                                             Merrillville               IN
   61           Acquisition        2301 East Morthland Drive                                       Valparaiso                 IN
   62           Acquisition        4525 S IH 35                                                    Austin                     TX
   63           Acquisition        3063 Lake Eastbrook Boulevard                                   Grand Rapids               MI
   64           Acquisition        716 North Niles Avenue                                          South Bend                 IN
   65           Acquisition        1592 Mall Drive                                                 Benton Harbor              MI
   66           Acquisition        2101 E Morthland Drive                                          Valparaiso                 IN
   67            Refinance         4000, 4030 Smith Road                                           Cincinnati                 OH
   68            Refinance         50 Central Park South                                           New York                   NY
   69            Refinance         1150 22nd Street NW                                             Washington, D.C.           DC
   70            Refinance         2 West Street                                                   New York                   NY
   71            Refinance         15 Arlington                                                    Boston                     MA
   72            Refinance         3100 South Street NW                                            Washington, D.C.           DC
   73           Acquisition        350 W New York Street                                           Indianapolis               IN
   74           Acquisition        320 North Senate Avenue                                         Indianapolis               IN
   75            Refinance         401 South Hamilton Street                                       High Point                 NC
   76            Refinance         401 South Centennial Street                                     High Point                 NC
   77            Refinance         401 Manning Street                                              High Point                 NC
   78            Refinance         401 East Russell Avenue                                         High Point                 NC
   79            Refinance         7550-7614, 7625-7675 & 7706-7714 Voice of America Center Drive  West Chester               OH
   80           Acquisition        151 North Delaware Street                                       Indianapolis               IN
   81           Acquisition        251 East Ohio Street                                            Indianapolis               IN
   82           Acquisition        3050 Superior Drive Northwest                                   Rochester                  MN
   83           Acquisition        3030 LBJ Freeway                                                Dallas                     TX
   84           Acquisition        50 Emjay Boulevard                                              Brentwood                  NY
   85           Acquisition        911 & 921 Main Street                                           Kansas City                MO
   86            Refinance         5600 Broken Sound Boulevard                                     Boca Raton                 FL
   87            Refinance         NEC of Bell Road and N. 82nd Street                             Scottsdale                 AZ
   88            Refinance         3200-3362 East Yorba Linda Boulevard                            Fullerton                  CA
   89            Refinance         704-732 West Emmaus Avenue                                      Allentown                  PA
   90            Refinance         Route 590                                                       Hamlin                     PA
   91            Refinance         Route 739                                                       Blooming Grove Township    PA
   92            Refinance         Phoenix Street                                                  Duryea                     PA
   93            Refinance         2102-2130 Union Boulevard                                       Allentown                  PA
   94            Refinance         2201 Dogwood Drive                                              Lisle                      IL
   95            Refinance         601 Indiana Avenue NW                                           Washington                 DC
   96            Refinance         600 Park Drive                                                  Warner Robins              GA
   97            Refinance         3121-3189 Cape Horn Road                                        Red Lion                   PA
   98           Acquisition        122 West John Carpenter Freeway                                 Irving                     TX
   99           Acquisition        9120 SW Hall Boulevard                                          Beaverton                  OR
   100           Refinance         1300 Gran Crique Parkway                                        Roswell                    GA
   101           Refinance         1 David Cowens Drive                                            Newport                    KY
   102           Refinance         112 Washington Place                                            Pittsburgh                 PA
   103          Acquisition        302 West Third Street                                           Cincinnati                 OH
   104          Acquisition        4001 New Falls Road                                             Levittown                  PA
   105           Refinance         4231 Harrison Boulevard                                         Ogden                      UT
   106           Refinance         261 Washington Street                                           Fairhaven                  MA
   107           Refinance         122-342 Kohlman Road                                            Fon Du Lac                 WI
   108          Acquisition        14567 North Outer Forty Road                                    Chesterfield               MO
   109          Acquisition        5955 Edinburgh Street                                           Canton                     MI
   110           Refinance         SWC Sanderson Avenue & Stetson Avenue                           Hemet                      CA
   111           Refinance         5100-5140 Expo Drive                                            Manitowoc                  WI
   112           Refinance         3131 Southbrook Court                                           Manitowoc                  WI
   113           Refinance         808 East Cedar Avenue                                           Manitowoc                  WI
   114           Refinance         919 Wisconsin Avenue                                            Sheboygan                  WI
   115          Acquisition        100 North Franklin Avenue                                       Janesville                 WI
   116           Refinance         1000 Mall Loop Road                                             High Point                 NC
   117           Refinance         14181 South Tamiami Trail                                       Ft. Myers                  FL
   118          Acquisition        975 Goodman Road                                                Southaven                  MS
   119           Refinance         645 East Disk Drive                                             Rapid City                 SD
   120           Refinance         3001 North 15th Street                                          Bismarck                   ND
   121           Refinance         3310 7th Avenue SE                                              Aberdeen                   SD
   122           Refinance         103 14th Street West                                            Dickinson                  ND
   123           Refinance         3900 9th Avenue SE                                              Watertown                  SD
   124          Acquisition        205 West Fourth Street                                          Cincinnati                 OH
   125           Refinance         5915 Trammell Road                                              Morrow                     GA
   126           Refinance         12641, 12671, 12751, 12761, 12821 and 12831 Moreno Beach Dr     Moreno Valley              CA
   127           Refinance         605 Venture Drive                                               Morgantown                 WV
   128           Refinance         1910 Hunters Way                                                Morgantown                 WV
   129           Refinance         4218 State Route 34                                             Winfield                   WV
   130           Refinance         7777 Eastgate Road                                              Henderson                  NV
   131           Refinance         500 Lisle Avenue                                                Georgetown                 KY
   132           Refinance         721 Kingsley Street                                             Ann Arbor                  MI
   133           Refinance         441 S. First Street                                             Ann Arbor                  MI
   134           Refinance         715-719 Madison Street                                          Ann Arbor                  MI
   135           Refinance         209 Park Street                                                 Chelsea                    MI
   136           Refinance         418-426 Second Street                                           Ann Arbor                  MI
   137           Refinance         4500 Hardscrabble Road                                          Columbia                   SC
   138          Acquisition        1001 Claudia Lane                                               Findlay                    OH
   139           Refinance         420-434 South Alvarado Street                                   Los Angeles                CA
   140           Refinance         7619 Thorndike Road                                             Greensboro                 NC
   141          Acquisition        1099 Beltline Road                                              Collinsville               IL
   142           Refinance         801 Spartan Blvd                                                Spartanburg                SC
   143           Refinance         2060 Crescent Centre Boulevard                                  Tucker                     GA
   144           Refinance         111 Union Valley Road                                           Monroe Township            NJ
   145           Refinance         SWC Bethel Avenue & Morrison Road                               Muncie                     IN
   146           Refinance         800 Nottingham Drive                                            Medina                     OH
   147           Refinance         24076 SE Stark Street                                           Gresham                    OR
   148          Acquisition        400 & 420 Technology Parkway                                    Norcross                   GA
   149           Refinance         9525 Black Oaks Lane North                                      Maple Grove                MN
   150           Refinance         228 Saugatuck Avenue                                            Westport                   CT
   151           Refinance         18505 36th Avenue West                                          Lynnwood                   WA
   152           Refinance         250 Central Park Avenue                                         Pinehurst (Taylortown)     NC
   153           Refinance         218 East Front Street                                           New Bern                   NC
   154           Refinance         3501-3511 Hancock Street; 3502-3550 Kurtz Street                San Diego                  CA
   155           Refinance         6110 Peachtree Dunwoody Road                                    Atlanta                    GA
   156           Refinance         8201 - 8211 Plaza Drive                                         Madison                    WI
   157           Refinance         2174 White Plains Road                                          The Bronx                  NY
   158          Acquisition        4301, 4321, 4331 Truxel Road                                    Sacramento                 CA
   159           Refinance         3101 South Federal Highway                                      Boynton Beach              FL
   160           Refinance         21-21 44th Drive                                                Long Island City           NY
   161           Refinance         10476 Blue Star Highway                                         Stony Creek                VA
   162           Refinance         11019 Blue Star Highway                                         Stony Creek                VA
   163           Refinance         2821 West Horizon Ridge Parkway                                 Henderson                  NV
   164           Refinance         11670 & 11680 Commercial Drive                                  Fishers                    IN
   165          Acquisition        210, 254, 300 East Rollins Road                                 Round Lake Beach           IL
   166           Refinance         5250 East US Highway 36                                         Avon                       IN
   167          Acquisition        3739 Adams Street                                               Riverside                  CA
   168          Acquisition        8400 Lyra Drive                                                 Columbus                   OH
   169           Refinance         422 Mystic Avenue                                               Somerville                 MA
   170           Refinance         5267 Simpson Ferry Road                                         Mechanicsburg              PA
   171           Refinance         4055 Austin Boulevard                                           Island Park                NY
   172           Refinance         4823 Old Kingston Pike                                          Knoxville                  TN
   173           Refinance         5055 Peabody Road                                               Vacaville                  CA
   174          Acquisition        1908 Rosharon Road                                              Alvin                      TX
   175          Acquisition        316-326 Ausley Road                                             Tallahassee                FL
   176          Acquisition        12066 Starcrest Drive                                           San Antonio                TX
   177          Acquisition        610 State Road 13 North                                         Jacksonville               FL
   178           Refinance         316 Washington Street                                           Weymouth                   MA
   179           Refinance         2100 College Drive                                              Baton Rouge                LA
   180           Refinance         86 University Place                                             New York                   NY
   181           Refinance         30 Cooper Lake Road                                             Mableton                   GA
   182           Refinance         9599, 9637, 9644, 9706 Nanticoke Business Park Drive            Greenwood                  DE
   183           Refinance         1280-1299 Prospect Commons                                      Sun Prairie                WI
   184           Refinance         21721-21729 Vanowen Street                                      Canoga Park                CA
   185           Refinance         550 Bramlet Road                                                Charlotte                  NC
   186           Refinance         9544 Ocean Highway                                              Delmar                     MD
   187          Acquisition        2975 Germantown Pike                                            Worcester                  PA
   188          Acquisition        8609 Tidewater Drive                                            Norfolk                    VA
   189          Acquisition        3040 Battlefield Parkway                                        Ft. Oglethorpe             GA
   190          Acquisition        5509 Pleasant Valley Drive                                      Plano                      TX
   191          Acquisition        40595 Albrae Street                                             Fremont                    CA
   192          Acquisition        9910 East 6th Street                                            Rancho Cucamonga           CA
   193          Acquisition        8100 Signal Court                                               Sacramento                 CA
   194          Acquisition        2042 Wooddale Drive                                             Woodbury                   MN
   195           Refinance         1301 Bertha Howe Avenue                                         Mesquite                   NV
   196           Refinance         13400 South Cleveland Avenue                                    Ft. Myers                  FL
   197          Acquisition        601 Allerton Street                                             Redwood City               CA
   198           Refinance         123 North 13th Street                                           Decatur                    IN
   199           Refinance         1560 Hendersonville Road                                        Asheville                  NC
   200           Refinance         2491 W. 24th Street                                             Yuma                       AZ
   201           Refinance         11 Alexandria Boulevard                                         Oviedo                     FL
   202           Refinance         2 Waterville Commons Drive                                      Waterville                 ME
   203           Refinance         5000 50th Street                                                Lubbock                    TX
   204          Acquisition        7220 South Cicero Avenue                                        Bedford Park               IL
   205           Refinance         1205 University Drive E                                         Granger                    IN
   206           Refinance         140 Diamond Creek Place                                         Roseville                  CA
   207           Refinance         10 Mott Avenue                                                  Norwalk                    CT
   208           Refinance         2501 Anken Drive                                                Austin                     TX
   209          Acquisition        3333 & 3343 East 69th Street                                    Long Beach                 CA
   210          Acquisition        1005 Crossroads Plaza Drive                                     Moody                      AL
   211           Refinance         1860 Remount Road                                               Gastonia                   NC
   212           Refinance         5445 Almeda Road                                                Houston                    TX
   213           Refinance         17069 South Dupont Highway                                      Harrington                 DE
   214           Refinance         2435-2475 North Franklin Street                                 Christiansburg             VA
   215           Refinance         6010 Monticello Drive                                           Montgomery                 AL
   216           Refinance         4801 Valley View Blvd. NW                                       Roanoke                    VA
   217          Acquisition        105 Regency Park Drive                                          McDonough                  GA
   218           Refinance         800 Port Centre Parkway                                         Portsmouth                 VA
   219           Refinance         1001 Main Street                                                Glasgow                    KY
   220           Refinance         103 Executive Drive                                             New Windsor                NY
   221           Refinance         1323 East Pine Street                                           Seattle                    WA
   222          Acquisition        3013 West Spring Creek Parkway                                  Plano                      TX
   223           Refinance         1180 Tourmaline Drive                                           Newbury Park               CA
   224           Refinance         1454 North 21st Street                                          Laramie                    WY
   225           Refinance         1157 First Colonial Road                                        Virginia Beach             VA
   226           Refinance         1570 Highway 66 South                                           Kernersville               NC
   227          Acquisition        1601 South Main                                                 Highlands                  TX
   228          Acquisition        7606 South 7th Street                                           Phoenix                    AZ
   229          Acquisition        2088 Lowes Drive                                                Clarksville                TN
   230           Refinance         1217-1221 Battlefield Blvd. N                                   Chesapeake                 VA
   231           Refinance         6200-6600 Hadley Road                                           South Plainfield           NJ
   232          Acquisition        2420 Enterprise Boulevard                                       Calexico                   CA
   233           Refinance         4624 Garth Road                                                 Baytown                    TX
   234           Refinance         907-919 Illinois Avenue                                         Waterloo                   IL
   235           Refinance         10603 North Meridian Street                                     Carmel                     IN
   236           Refinance         9301 - 9323 63rd Drive                                          Rego Park                  NY
   237           Refinance         6590 Sugarloaf Parkway                                          Duluth                     GA
   238           Refinance         1241 South Main Street                                          Wake Forest                NC
   239           Refinance         3140 Durango Drive                                              Las Vegas                  NV
   240           Refinance         5860 West Arizona Pavilions Drive                               Marana                     AZ
   241           Refinance         3801 W. Gandy Boulevard                                         Tampa                      FL
   242           Refinance         200 Old Boiling Springs Road                                    Greer                      SC
   243           Refinance         7045-7075 San Pedro Avenue                                      San Antonio                TX
   244          Acquisition        1253 East Holt Boulevard                                        Ontario                    CA
   245           Refinance         144-154 Bloomfield Avenue                                       Verona                     NJ
   246           Refinance         4471 Forest Park Avenue                                         St. Louis                  MO
   247           Refinance         13250 Hazel Dell Parkway                                        Carmel                     IN
   248           Refinance         615 South Virgil Avenue                                         Los Angeles                CA
   249           Refinance         1720 S. Orange Blossom Trail                                    Apopka                     FL
   250           Refinance         3333 South Coulter Street                                       Amarillo                   TX
   251           Refinance         1410 Boalch Ave NW                                              North Bend                 WA
   252           Refinance         6560 Greatwood Parkway                                          Sugar Land                 TX
   253          Acquisition        1402-1410 Greeley Street                                        Stillwater                 MN
   254           Refinance         7630 S. Madison Street                                          Willowbrook                IL
   255           Refinance         339-341 North Charles Street                                    Baltimore                  MD
   256           Refinance         1141 Longwood Avenue                                            Bronx                      NY
   257           Refinance         3123 Fire Road                                                  Egg Harbor Township        NJ
   258          Acquisition        3150 West Glendale Avenue                                       Phoenix                    AZ
   259          Acquisition        2035 San Juan Drive                                             Lake Havasu City           AZ
   260          Acquisition        2021 Commander Drive                                            Lake Havasu City           AZ
   261          Acquisition        3810 Ambassador Caffrey Parkway                                 Lafayette                  LA
   262          Acquisition        1050 Industrial Boulevard                                       Cumberland                 MD
   263          Acquisition        150 Sam Walton Drive                                            Sparta                     TN
   264           Refinance         201 East Nasa Road 1                                            Webster                    TX
   265          Acquisition        4125 North 124th Street                                         Brookfield                 WI
   266           Refinance         2959 Alpine Boulevard                                           Bay City                   MI
   267          Acquisition        2008-2022 & 2074-2082 S. Alex Road                              West Carrollton            OH
   268           Refinance         1010 Magnolia Drive                                             Freeport                   TX
   269           Refinance         3050 Long Beach Road                                            Oceanside                  NY
   270          Acquisition        7875 Glades Road                                                Boca Raton                 FL
   271          Acquisition        2901 North Hills Street                                         Meridian                   MS
   272           Refinance         910-920 Giacone Road                                            West City                  IL
   273           Refinance         8015 Steubenville Pike                                          Oakdale                    PA
   274           Refinance         601-611 Lincoln Avenue                                          Bellevue                   PA
   275           Refinance         295 Barnes Blvd                                                 Rockledge                  FL
   276          Acquisition        1203 West Ferdon                                                Litchfield                 IL
   277           Refinance         15690 South Harlem Avenue                                       Orland Park                IL
   278          Acquisition        638 Morgantown Road                                             Franklin                   KY
   279           Refinance         1357 North Causeway Boulevard                                   Mandeville                 LA
   280           Refinance         3140 FM 528                                                     Webster                    TX
   281           Refinance         5020 Adobe Road                                                 Twentynine Palms           CA
   282           Refinance         3100 East Commercial Boulevard                                  Ft. Lauderdale             FL
   283           Refinance         8001 Cessna Avenue                                              Gaithersburg               MD
   284          Acquisition        380 West Woodrow Wilson Avenue                                  Jackson                    MS
   285           Refinance         1625 South 10th Street                                          Waco                       TX
   286          Acquisition        2976 North Expressway                                           Griffin                    GA
   287           Refinance         1900 Riverside Parkway                                          Lawrenceville              GA
   288           Refinance         6450 Spellman Road                                              Houston                    TX

---------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.  ZIP CODE  PROPERTY TYPE         PROPERTY SUB-TYPE       UNITS/SF(3)          YEAR BUILT
---------------------------------------------------------------------------------------------------------------

    1      80206    Retail                Anchored                   547,457           1989 - 1991
    2      02110    Office                Urban                      916,722               1966
    3      10271    Office                Urban                    1,849,394               1915
    4      92037    Office                Medical                     66,836               1988
    5      90210    Office                Medical                     55,268           1959 / 1969
    6      90210    Office                Medical                     47,923               1948
    7      90210    Office                Medical                     41,121               1946
    8      91403    Office                Medical                     70,219               1968
    9      91321    Office                Medical                     49,776               1988
   10      90210    Mixed Use             Retail/Parking Garage        6,143               1955
   11      94103    Retail                Unanchored                 208,135               2001
   12      20037    Retail                Unanchored                 131,003               2000
   13      20037    Retail                Unanchored                  80,265               2002
   14      10004    Office                Urban                      397,485               1935
   15      95207    Retail                Anchored                   605,346               1965
   16      48322    Retail                Anchored                   257,844           1999 - 2001
   17      20024    Office                Urban                      143,730               1963
   18      38118    Industrial            Warehouse                1,039,000               2001
   19      60525    Industrial            Warehouse                  303,192               2004
   20      76262    Industrial            Warehouse                  540,000               2004
   21      30253    Industrial            Warehouse                  577,500               2001
   22      08873    Industrial            Warehouse                   87,500               2004
   23      18106    Industrial            Warehouse                  100,000               1989
   24      80124    Hospitality           Full Service                   279               2003
   25      60638    Hospitality           Full Service                   200               2002
   26      33324    Hospitality           Full Service                   250               2002
   27      78744    Hospitality           Full Service                   211               2001
   28      60638    Hospitality           Limited Service                174               2005
   29      33324    Hospitality           Limited Service                138               1996
   30      80021    Hospitality           Full Service                   232               2002
   31      84116    Hospitality           Limited Service                154               1999
   32      77056    Hospitality           Limited Service                146               1960
   33      60638    Hospitality           Limited Service                170               1990
   34      48341    Hospitality           Full Service                   290               2000
   35      60638    Hospitality           Limited Service                104               1999
   36      78759    Hospitality           Limited Service                102               1996
   37      78744    Hospitality           Limited Service                152               2000
   38      78664    Hospitality           Limited Service                 96               1999
   39      78759    Hospitality           Limited Service                 84               1996
   40      33619    Hospitality           Limited Service                 90               1997
   41      48341    Hospitality           Limited Service                114               1998
   42      60173    Hospitality           Limited Service                125               2001
   43      60638    Hospitality           Limited Service                120               1995
   44      60173    Hospitality           Limited Service                132               2001
   45      33619    Hospitality           Limited Service                107               1997
   46      46818    Hospitality           Limited Service                142               1989
   47      40241    Hospitality           Limited Service                114               2004
   48      46410    Hospitality           Limited Service                112               1987
   49      80027    Hospitality           Limited Service                 88               2000
   50      46256    Hospitality           Limited Service                 78               1996
   51      77477    Hospitality           Limited Service                112               1997
   52      77477    Hospitality           Limited Service                 78               1997
   53      46410    Hospitality           Limited Service                113               1990
   54      75150    Hospitality           Limited Service                101               1998
   55      46410    Hospitality           Limited Service                 78               1996
   56      46545    Hospitality           Limited Service                 78               1995
   57      48341    Hospitality           Limited Service                110               1998
   58      78744    Hospitality           Limited Service                 66               1996
   59      46410    Hospitality           Limited Service                 64               1995
   60      46410    Hospitality           Limited Service                 62               1995
   61      46383    Hospitality           Limited Service                111               1985
   62      78744    Hospitality           Limited Service                 63               1995
   63      49512    Hospitality           Limited Service                148               2003
   64      46617    Hospitality           Limited Service                 80               1988
   65      49022    Hospitality           Limited Service                 98               1988
   66      46383    Hospitality           Limited Service                 63               1996
   67      45212    Office                Suburban                   256,763           2004 / 2005
   68      10019    Hospitality           Full Service                   261               2002
   69      20037    Hospitality           Full Service                   300               2000
   70      10004    Hospitality           Full Service                   298               2002
   71      02116    Hospitality           Full Service                   273               1927
   72      20007    Hospitality           Full Service                    86               2003
   73      46202    Hospitality           Limited Service                134               1997
   74      46204    Hospitality           Limited Service                124               1997
   75      27260    Retail                Unanchored                 225,081               1895
   76      27260    Retail                Unanchored                 114,700               1950
   77      27260    Retail                Unanchored                  82,350               1966
   78      27260    Retail                Unanchored                  38,550               1932
   79      45069    Retail                Anchored                   181,661           2004 - 2005
   80      46204    Office                Urban                      396,300               1973
   81      46204    Office                Urban                      211,754               1985
   82      55905    Office                Medical                    204,846               2000
   83      75234    Office                Suburban                   369,052               1985
   84      11717    Industrial            Warehouse                  550,000        1964 / 1986 / 1996
   85      64105    Office                Urban                      452,407               1965
   86      33487    Office                Suburban                   143,290           1981 / 2002
   87      85255    Office                Suburban                   106,000               2006
   88      92831    Retail                Anchored                   218,642               1970
   89      18103    Retail                Anchored                    73,880               1964
   90      18427    Retail                Anchored                   115,760               1990
   91      18428    Retail                Anchored                    57,862               1990
   92      18642    Retail                Anchored                    56,290               1990
   93      18109    Retail                Unanchored                  28,000               1955
   94      60532    Multifamily           Garden                         308               1972
   95      20024    Office                Urban                       49,443               1963
   96      31088    Office                Suburban                   252,374           1980 - 2005
   97      17356    Retail                Anchored                   103,843               2001
   98      75038    Office                Suburban                   218,446               1981
   99      97223    Retail                Anchored                    79,378               1994
   100     30076    Multifamily           Garden                         300               1972
   101     41071    Office                Urban                      176,990               1989
   102     15219    Office                Urban                      236,019               1964
   103     45202    Office                Urban                      177,470               1916
   104     19056    Retail                Free Standing               70,020               2006
   105     84403    Retail                Anchored                   140,097               1979
   106     02719    Retail                Anchored                   114,449        1967 / 1988 / 1998
   107     54937    Industrial            Warehouse                  611,564           1978 - 2000
   108     63017    Office                Suburban                   107,874               1998
   109     48187    Multifamily           Garden                         600           1970 - 1971
   110     92545    Retail                Shadow Anchored             41,070               2005
   111     54220    Multifamily           Garden                          80           2001 - 2005
   112     54220    Multifamily           Garden                          48           1998 - 2002
   113     54220    Multifamily           Garden                          94           1977 - 1982
   114     53081    Multifamily           Garden                          59               1990
   115     53545    Multifamily           Garden                          55               1990
   116     27262    Hospitality           Limited Service                107               2003
   117     33912    Retail                Free Standing               56,051               1990
   118     38632    Retail                Anchored                   116,850           1991 / 2000
   119     57701    Hospitality           Limited Service                103               1998
   120     58503    Hospitality           Limited Service                 74               2005
   121     57401    Hospitality           Limited Service                 68               2002
   122     58601    Hospitality           Limited Service                 58               2004
   123     57201    Hospitality           Limited Service                 66           1986 / 2002
   124     45202    Office                Urban                      243,695               1904
   125     30260    Multifamily           Garden                         264               1968
   126     92555    Retail                Shadow Anchored             22,667           2005 / 2006
   127     26508    Hospitality           Limited Service                 68               2000
   128     26505    Hospitality           Limited Service                 80               2004
   129     25526    Hospitality           Limited Service                 68               1999
   130     89015    Office                Suburban                    38,518               2006
   131     40324    Manufactured Housing  Manufactured Housing           499        1968 / 1978 / 2004
   132     48104    Multifamily           Garden                          17               1965
   133     48103    Multifamily           Garden                          18               1966
   134     48103    Multifamily           Garden                          20               1956
   135     48118    Multifamily           Garden                          32               1974
   136     48103    Multifamily           Garden                          16               1965
   137     29229    Multifamily           Garden                         128               2004
   138     45840    Multifamily           Garden                         144               2005
   139     90057    Retail                Anchored                    32,136               1966
   140     27409    Hospitality           Limited Service                113               1997
   141     62234    Retail                Anchored                   109,379               1989
   142     29301    Hospitality           Limited Service                126               2004
   143     30084    Hospitality           Limited Service                110               1988
   144     08831    Office                Medical                     30,240               2005
   145     47304    Office                Medical                     39,625               2006
   146     44256    Multifamily           Garden                         195               1973
   147     97030    Office                Medical                     26,755               2005
   148     30092    Office                Suburban                    67,004           1999 - 2000
   149     55311    Retail                Shadow Anchored             34,040               1999
   150     06880    Office                Suburban                    25,000               1988
   151     98037    Multifamily           Garden                         115               1985
   152     28374    Hospitality           Extended Stay                  100               2001
   153     28560    Hospitality           Limited Service                100               1993
   154     92110    Industrial            Light Industrial            82,795        1972 / 1978 / 1987
   155     30328    Hospitality           Limited Service                121               1995
   156     53719    Mixed Use             Multifamily/Retail              52               2004
   157     10462    Retail                Unanchored                  10,000               1931
   158     95834    Retail                Unanchored                  19,731               2004
   159     33435    Self Storage          Self Storage                74,007               2004
   160     11101    Mixed Use             Flex Industrial/Office      45,000               1947
   161     23882    Hospitality           Limited Service                 71               2004
   162     23882    Hospitality           Limited Service                 64               2001
   163     89052    Office                Medical                     27,874               2004
   164     46038    Retail                Shadow Anchored             28,324               2005
   165     60073    Retail                Shadow Anchored             16,000               2000
   166     46123    Office                Medical                     35,734               1999
   167     92504    Office                Suburban                    28,674               2004
   168     43240    Hospitality           Limited Service                 92               2000
   169     02143    Multifamily           Mid-Rise                        50               1984
   170     17050    Retail                Free Standing               14,564           2005 / 2006
   171     11558    Self Storage          Self Storage                69,169               2004
   172     37919    Office                Suburban                    35,000               1988
   173     95687    Self Storage          Self Storage               116,173               2003
   174     77511    Multifamily           Garden                         124               1979
   175     32304    Multifamily           Garden                          44        1992 / 1995 / 1996
   176     78247    Retail                Unanchored                  40,300               2003
   177     32259    Retail                Unanchored                  17,863               2004
   178     02188    Retail                Unanchored                  24,562               1989
   179     70808    Multifamily           Garden                         136               1973
   180     10003    Mixed Use             Multifamily/Retail           7,194               1900
   181     30126    Multifamily           Garden                         115               1971
   182     19950    Industrial            Flex Industrial            232,500           1979 - 1986
   183     53590    Multifamily           Garden                          51               2005
   184     91303    Retail                Unanchored                  32,276               1965
   185     28205    Multifamily           Garden                         192               1969
   186     21875    Retail                Free Standing               14,564           2005 / 2006
   187     19403    Retail                Free Standing                9,227               2005
   188     23503    Retail                Free Standing               13,650               2003
   189     30736    Retail                Shadow Anchored             28,000               1999
   190     75023    Office                Medical                     21,278               1979
   191     94538    Industrial            Light Industrial            12,832               1983
   192     91730    Industrial            Light Industrial            10,000               1985
   193     95824    Industrial            Light Industrial             4,000               1980
   194     55125    Office                Suburban                    47,913               1973
   195     89027    Office                Medical                     30,000               2004
   196     33907    Retail                Free Standing               12,738               2000
   197     94063    Office                Urban                       16,285               1983
   198     46733    Retail                Free Standing               14,820               2005
   199     28803    Mixed Use             Retail/Office               25,289               2005
   200     85364    Retail                Free Standing               14,820               2006
   201     32765    Retail                Free Standing                3,820               2006
   202     04901    Retail                Shadow Anchored             20,131               2005
   203     79424    Retail                Unanchored                  60,508               1973
   204     60638    Retail                Shadow Anchored             27,466               1992
   205     46530    Retail                Unanchored                  22,515               2005
   206     95747    Office                Suburban                    13,512               2005
   207     06850    Office                Medical                     21,254               1966
   208     78741    Multifamily           Garden                         100               1981
   209     90805    Industrial            Light Industrial            18,607               1971
   210     35004    Retail                Anchored                    43,700               2003
   211     28054    Hospitality           Limited Service                 89               1997
   212     77004    Office                Urban                       38,557               1975
   213     19952    Retail                Free Standing               14,564               2005
   214     24073    Retail                Unanchored                  15,200               2005
   215     36117    Self Storage          Self Storage                95,616               1995
   216     24012    Retail                Shadow Anchored             11,050               2006
   217     30253    Office                Medical                     17,700               2005
   218     23704    Mixed Use             Office/Industrial           36,925               2005
   219     42141    Retail                Free Standing               14,560               2004
   220     12553    Office                Suburban                    26,352               1988
   221     98122    Mixed Use             Multifamily/Retail              32               1910
   222     75023    Retail                Unanchored                  16,570               2003
   223     91320    Industrial            Warehouse                   32,978               2006
   224     82072    Multifamily           Garden                          64               2006
   225     23454    Office                Medical                     19,429               1991
   226     27284    Hospitality           Limited Service                 56               2000
   227     77562    Manufactured Housing  Manufactured Housing           205               1976
   228     85042    Retail                Free Standing               15,082               2006
   229     37040    Retail                Shadow Anchored             20,600               2004
   230     23320    Retail                Unanchored                  11,300               2005
   231     07080    Retail                Free Standing               11,175               2006
   232     92231    Self Storage          Self Storage                56,410        1998 / 2000 / 2003
   233     77521    Self Storage          Self Storage                99,400               1983
   234     62298    Retail                Shadow Anchored             21,943           2004 / 2005
   235     46032    Office                Medical                     15,000               1994
   236     11374    Retail                Unanchored                  20,581               1948
   237     30097    Retail                Shadow Anchored             16,600               2004
   238     27587    Retail                Unanchored                  29,525               2000
   239     89117    Office                Suburban                    15,738               2002
   240     85653    Retail                Shadow Anchored             10,500               2005
   241     33611    Retail                Unanchored                  12,846               1997
   242     29650    Multifamily           Garden                         120               1980
   243     78216    Retail                Unanchored                  35,721               1966
   244     91761    Self Storage          Self Storage                41,285               2004
   245     07044    Retail                Unanchored                  12,532               1960
   246     63108    Retail                Unanchored                  19,980               1985
   247     46033    Office                Medical                     15,369               2002
   248     90005    Multifamily           Garden                          32               1915
   249     32703    Retail                Shadow Anchored              9,708               2005
   250     79106    Retail                Unanchored                  33,919               1984
   251     98045    Self Storage          Self Storage                48,552               2005
   252     77479    Retail                Unanchored                  14,722               2004
   253     55082    Multifamily           Garden                          45               1970
   254     60527    Industrial            Warehouse                   62,456               1979
   255     21201    Multifamily           Mid-Rise                        14               1920
   256     10474    Industrial            Warehouse                   21,500               2005
   257     08234    Retail                Unanchored                  13,498               2004
   258     85051    Manufactured Housing  Manufactured Housing            87               1963
   259     86403    Multifamily           Garden                          30               1968
   260     86403    Multifamily           Garden                          22               1969
   261     70503    Retail                Unanchored                  17,080               1998
   262     21502    Retail                Anchored                   103,364               1962
   263     38583    Retail                Shadow Anchored             18,700               2004
   264     77598    Retail                Unanchored                  26,742               1980
   265     53005    Office                Suburban                    23,252               1988
   266     48707    Manufactured Housing  Manufactured Housing           139               1974
   267     45449    Retail                Unanchored                  22,400           1998 / 1999
   268     77541    Multifamily           Garden                         153               1984
   269     11572    Retail                Free Standing               14,000           1966 / 1975
   270     33434    Retail                Free Standing                6,784               1989
   271     39305    Retail                Free Standing               11,180               2005
   272     62812    Retail                Shadow Anchored             14,063               2005
   273     15071    Retail                Unanchored                  10,000               2004
   274     15202    Retail                Unanchored                  18,794               1920
   275     32955    Office                Suburban                    22,939               1988
   276     62056    Retail                Shadow Anchored             14,440               2000
   277     60462    Other                 Leased Fee                   4,335               2005
   278     42134    Multifamily           Garden                          56               1985
   279     70471    Retail                Unanchored                  10,582               2002
   280     77598    Retail                Unanchored                   7,865               2000
   281     92277    Self Storage          Self Storage                39,545               1989
   282     33308    Retail                Unanchored                   6,000               1973
   283     20879    Industrial            Flex Industrial             36,000               1985
   284     39213    Retail                Free Standing               11,060               1998
   285     76706    Multifamily           Garden                          15               2001
   286     30223    Self Storage          Self Storage                44,140   1985 / 1986 / 1988 / 1996 / 1997
   287     30043    Office                Medical                      6,567               1995
   288     77096    Self Storage          Self Storage                61,607               1978

-------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                              PERCENT   PERCENT LEASED                                               RELATED
LOAN NO.       YEAR RENOVATED        LEASED(4)  AS OF DATE(4)   SECURITY TYPE(5)  LIEN POSITION           BORROWER LIST
-------------------------------------------------------------------------------------------------------------------------------

    1               1998                97.4%     02/08/2006       Leasehold          First                    NAP
    2               1990                94.7%     07/01/2006          Fee             First                    NAP
    3            1994 - 2005            82.2%     05/01/2006       Leasehold          First                    NAP
    4                NAP                99.9%     07/20/2006          Fee             First                    NAP
    5            1984 / 1986           100.0%     07/20/2006          Fee             First                    NAP
    6               1988                95.9%     07/20/2006          Fee             First                    NAP
    7               1987                99.4%     07/20/2006          Fee             First                    NAP
    8               1995                93.2%     07/20/2006          Fee             First                    NAP
    9               2005                93.8%     07/20/2006          Fee             First                    NAP
   10                NAP                88.1%     07/20/2006          Fee             First                    NAP
   11                NAP                80.7%     05/01/2006    Fee / Leasehold       First      11, 12, 13, 68, 69, 70, 71, 72
   12                NAP                93.5%     05/01/2006          Fee             First      11, 12, 13, 68, 69, 70, 71, 72
   13                NAP               100.0%     05/01/2006          Fee             First      11, 12, 13, 68, 69, 70, 71, 72
   14               2006                83.3%     07/10/2006          Fee             First                    NAP
   15            1992 / 1997            98.5%     05/01/2006          Fee             First                    NAP
   16                NAP                92.2%     06/23/2006          Fee             First                    NAP
   17               1999               100.0%     05/26/2006          Fee             First                  17, 95
   18                NAP               100.0%     02/01/2006          Fee             First                    NAP
   19                NAP               100.0%     02/01/2006          Fee             First                    NAP
   20                NAP               100.0%     02/01/2006          Fee             First                    NAP
   21                NAP               100.0%     02/01/2006          Fee             First                    NAP
   22                NAP               100.0%     02/01/2006          Fee             First                    NAP
   23                NAP               100.0%     02/01/2006          Fee             First                    NAP
   24                NAP                72.4%     04/30/2006          Fee             First               24-66, 73, 74
   25                NAP                64.2%     04/30/2006          Fee             First               24-66, 73, 74
   26                NAP                78.8%     04/30/2006          Fee             First               24-66, 73, 74
   27                NAP                71.3%     04/30/2006          Fee             First               24-66, 73, 74
   28                NAP                69.4%     04/30/2006          Fee             First               24-66, 73, 74
   29                NAP                85.8%     04/30/2006          Fee             First               24-66, 73, 74
   30                NAP                64.4%     04/30/2006          Fee             First               24-66, 73, 74
   31                NAP                76.0%     04/30/2006          Fee             First               24-66, 73, 74
   32               2004                82.9%     04/30/2006          Fee             First               24-66, 73, 74
   33                NAP                74.5%     04/30/2006          Fee             First               24-66, 73, 74
   34                NAP                62.5%     04/30/2006          Fee             First               24-66, 73, 74
   35                NAP                81.4%     04/30/2006          Fee             First               24-66, 73, 74
   36                NAP                73.8%     04/30/2006          Fee             First               24-66, 73, 74
   37                NAP                77.6%     04/30/2006          Fee             First               24-66, 73, 74
   38                NAP                82.6%     04/30/2006          Fee             First               24-66, 73, 74
   39                NAP                82.6%     04/30/2006          Fee             First               24-66, 73, 74
   40                NAP                76.1%     04/30/2006          Fee             First               24-66, 73, 74
   41                NAP                81.3%     04/30/2006          Fee             First               24-66, 73, 74
   42                NAP                82.9%     04/30/2006          Fee             First               24-66, 73, 74
   43                NAP                89.6%     04/30/2006          Fee             First               24-66, 73, 74
   44                NAP                74.3%     04/30/2006          Fee             First               24-66, 73, 74
   45                NAP                76.9%     04/30/2006          Fee             First               24-66, 73, 74
   46                NAP                64.6%     04/30/2006          Fee             First               24-66, 73, 74
   47                NAP                58.8%     04/30/2006          Fee             First               24-66, 73, 74
   48                NAP                65.3%     04/30/2006          Fee             First               24-66, 73, 74
   49                NAP                65.8%     04/30/2006          Fee             First               24-66, 73, 74
   50                NAP                82.9%     04/30/2006          Fee             First               24-66, 73, 74
   51                NAP                73.1%     04/30/2006          Fee             First               24-66, 73, 74
   52                NAP                86.4%     04/30/2006          Fee             First               24-66, 73, 74
   53                NAP                62.5%     04/30/2006          Fee             First               24-66, 73, 74
   54                NAP                71.1%     04/30/2006          Fee             First               24-66, 73, 74
   55                NAP                74.2%     04/30/2006          Fee             First               24-66, 73, 74
   56                NAP                74.4%     04/30/2006          Fee             First               24-66, 73, 74
   57                NAP                62.7%     04/30/2006          Fee             First               24-66, 73, 74
   58                NAP                83.2%     04/30/2006          Fee             First               24-66, 73, 74
   59                NAP                75.4%     04/30/2006          Fee             First               24-66, 73, 74
   60                NAP                72.1%     04/30/2006          Fee             First               24-66, 73, 74
   61                NAP                59.3%     04/30/2006          Fee             First               24-66, 73, 74
   62               2006                69.8%     04/30/2006          Fee             First               24-66, 73, 74
   63                NAP                69.5%     04/30/2006          Fee             First               24-66, 73, 74
   64                NAP                79.0%     04/30/2006          Fee             First               24-66, 73, 74
   65                NAP                53.7%     04/30/2006          Fee             First               24-66, 73, 74
   66                NAP                57.4%     04/30/2006          Fee             First               24-66, 73, 74
   67                NAP                92.5%     07/06/2006          Fee             First                    NAP
   68                NAP                80.7%     12/31/2006    Fee / Leasehold       First      11, 12, 13, 68, 69, 70, 71, 72
   69                NAP                73.4%     12/31/2006          Fee             First      11, 12, 13, 68, 69, 70, 71, 72
   70                NAP                84.4%     12/31/2006       Leasehold          First      11, 12, 13, 68, 69, 70, 71, 72
   71               2002                68.0%     12/31/2006          Fee             First      11, 12, 13, 68, 69, 70, 71, 72
   72                NAP                75.1%     12/31/2006          Fee             First      11, 12, 13, 68, 69, 70, 71, 72
   73               2004                79.4%     03/31/2006          Fee             First               24-66, 73, 74
   74                NAP                70.7%     03/31/2006          Fee             First               24-66, 73, 74
   75               1997               100.0%     07/06/2006          Fee             First                    NAP
   76               2004               100.0%     07/06/2006          Fee             First                    NAP
   77               2002               100.0%     07/06/2006          Fee             First                    NAP
   78               2005               100.0%     07/06/2006          Fee             First                    NAP
   79                NAP                88.1%     03/31/2006          Fee             First                    NAP
   80                NAP                65.6%     04/30/2006          Fee             First              80, 81, 85, 124
   81                NAP                77.0%     04/30/2006          Fee             First              80, 81, 85, 124
   82               2004               100.0%     05/01/2006          Fee             First                    NAP
   83                NAP                82.6%     05/10/2006          Fee             First                    NAP
   84                NAP               100.0%     05/01/2006          Fee             First                    NAP
   85                NAP                81.6%     07/31/2006          Fee             First              80, 81, 85, 124
   86               2002               100.0%     06/21/2006          Fee             First                    NAP
   87                NAP                96.5%     05/24/2006          Fee             First                    NAP
   88        1996 / 2005 / 2006         98.0%     05/01/2006          Fee             First                    NAP
   89               1990                98.1%     05/01/2006          Fee             First            89, 90, 91, 92, 93
   90                NAP                98.9%     05/01/2006          Fee             First            89, 90, 91, 92, 93
   91                NAP               100.0%     05/01/2006          Fee             First            89, 90, 91, 92, 93
   92                NAP                97.7%     05/01/2006          Fee             First            89, 90, 91, 92, 93
   93               1990               100.0%     05/01/2006          Fee             First            89, 90, 91, 92, 93
   94                NAP                95.8%     05/01/2006          Fee             First                    NAP
   95               2004               100.0%     05/26/2006          Fee             First                  17, 95
   96                NAP                88.3%     05/10/2006          Fee             First                    NAP
   97                NAP               100.0%     01/01/2006          Fee             First                    NAP
   98               2004                88.8%     04/10/2006          Fee             First                  98, 103
   99               2005                96.2%     03/25/2006          Fee             First                    NAP
   100              2004                99.0%     04/25/2006          Fee             First                    NAP
   101              2002                83.1%     06/30/2006          Fee             First                    NAP
   102    1996 / 1997 / 2003 / 2005     98.6%     05/01/2006          Fee             First                    NAP
   103              2000                84.1%     03/31/2006          Fee             First                  98, 103
   104               NAP               100.0%     08/01/2006          Fee             First                    NAP
   105               NAP                93.1%     05/23/2006          Fee             First                    NAP
   106              1996               100.0%     04/28/2006          Fee             First                    NAP
   107               NAP               100.0%     04/13/2006          Fee             First                    NAP
   108              2004                81.8%     04/30/2006          Fee             First                    NAP
   109               NAP                92.5%     05/12/2006          Fee             First                    NAP
   110               NAP               100.0%     03/01/2006          Fee             First                    NAP
   111               NAP                96.3%     05/30/2006          Fee             First          111, 112, 113, 114, 115
   112               NAP                87.5%     05/30/2006          Fee             First          111, 112, 113, 114, 115
   113               NAP                87.2%     05/30/2006          Fee             First          111, 112, 113, 114, 115
   114               NAP               100.0%     05/30/2006          Fee             First          111, 112, 113, 114, 115
   115               NAP                98.2%     05/30/2006          Fee             First          111, 112, 113, 114, 115
   116               NAP                70.8%     03/31/2006          Fee             First               116, 140, 153
   117              2002               100.0%     05/02/2006          Fee             First                    NAP
   118               NAP                98.3%     03/31/2006          Fee             First                    NAP
   119              2005                71.1%     03/31/2006          Fee             First          119, 120, 127, 128, 129
   120               NAP                64.5%     03/31/2006          Fee             First          119, 120, 127, 128, 129
   121               NAP                76.2%     05/31/2006          Fee             First                    NAP
   122               NAP                67.1%     05/31/2006          Fee             First                    NAP
   123               NAP                73.7%     05/31/2006          Fee             First                    NAP
   124              1987                77.0%     05/03/2006          Fee             First              80, 81, 85, 124
   125              2003                87.9%     05/25/2006          Fee             First                    NAP
   126               NAP               100.0%     06/30/2006          Fee             First                    NAP
   127               NAP                85.1%     03/31/2006          Fee             First          119, 120, 127, 128, 129
   128               NAP                71.4%     02/28/2006          Fee             First          119, 120, 127, 128, 129
   129               NAP                80.8%     03/31/2006          Fee             First          119, 120, 127, 128, 129
   130               NAP                79.2%     08/01/2006          Fee             First                    NAP
   131               NAP                90.6%     06/01/2006          Fee             First                    NAP
   132               NAP               100.0%     05/31/2006          Fee             First                    NAP
   133               NAP               100.0%     05/31/2006          Fee             First                    NAP
   134               NAP               100.0%     05/31/2006          Fee             First                    NAP
   135               NAP               100.0%     05/31/2006          Fee             First                    NAP
   136               NAP               100.0%     05/31/2006          Fee             First                    NAP
   137               NAP                92.2%     04/18/2006          Fee             First                    NAP
   138               NAP                81.9%     05/03/2006          Fee             First                    NAP
   139              2005                96.1%     05/31/2006          Fee             First                    NAP
   140               NAP                67.4%     02/28/2006          Fee             First               116, 140, 153
   141               NAP               100.0%     12/30/2005          Fee             First                    NAP
   142               NAP                59.1%     02/28/2006          Fee             First                    NAP
   143              2005                75.0%     03/31/2006          Fee             First                    NAP
   144               NAP                98.1%     05/01/2006          Fee             First                    NAP
   145               NAP               100.0%     06/22/2006          Fee             First            145, 166, 235, 247
   146               NAP                87.7%     05/25/2006          Fee             First                    NAP
   147               NAP                96.7%     03/02/2006          Fee             First                    NAP
   148               NAP                85.8%     03/31/2006          Fee             First                    NAP
   149              2006                95.2%     03/15/2006          Fee             First                    NAP
   150           2003 - 2004           100.0%     04/01/2006          Fee             First                    NAP
   151               NAP                98.3%     01/31/2006          Fee             First                    NAP
   152               NAP                47.9%     04/30/2006          Fee             First                    NAP
   153              2001                71.0%     02/28/2006          Fee             First               116, 140, 153
   154              1996                95.0%     04/01/2006          Fee             First                    NAP
   155           2004 / 2005            57.5%     02/28/2006          Fee             First                    NAP
   156              2005               100.0%     04/30/2006          Fee             First                    NAP
   157              2004               100.0%     01/24/2006          Fee             First                    NAP
   158               NAP                82.1%     03/31/2006          Fee             First                    NAP
   159               NAP                79.5%     02/28/2006          Fee             First                    NAP
   160              1996               100.0%     05/02/2006          Fee             First                    NAP
   161               NAP                51.9%     04/30/2006          Fee             First                 161, 162
   162               NAP                62.5%     02/28/2006          Fee             First                 161, 162
   163               NAP                88.8%     06/05/2006          Fee             First                    NAP
   164               NAP                88.7%     04/18/2006          Fee             First                    NAP
   165               NAP               100.0%     07/10/2006          Fee             First                    NAP
   166               NAP                95.4%     02/23/2006          Fee             First            145, 166, 235, 247
   167               NAP               100.0%     08/01/2006          Fee             First                    NAP
   168               NAP                72.8%     12/31/2005          Fee             First                    NAP
   169               NAP               100.0%     03/31/2006          Fee             First                    NAP
   170               NAP               100.0%     08/01/2006          Fee             First               170, 186, 213
   171               NAP                74.1%     05/31/2006          Fee             First                    NAP
   172              2006                92.5%     05/15/2006          Fee             First                    NAP
   173               NAP                71.8%     05/01/2006          Fee             First                    NAP
   174               NAP                97.6%     05/01/2006          Fee             First                    NAP
   175               NAP               100.0%     04/11/2006          Fee             First                    NAP
   176               NAP               100.0%     06/08/2006          Fee             First                    NAP
   177               NAP               100.0%     06/13/2006          Fee             First                    NAP
   178               NAP               100.0%     01/31/2006          Fee             First                    NAP
   179              2006                97.1%     03/06/2006          Fee             First                    NAP
   180       1987 / 1994 / 2003        100.0%     01/11/2006          Fee             First                    NAP
   181           2002 / 2005            95.5%     02/28/2006          Fee             First                    NAP
   182              2004               100.0%     03/31/2006          Fee             First                    NAP
   183               NAP                98.0%     04/03/2006          Fee             First                    NAP
   184               NAP               100.0%     06/30/2006          Fee             First                    NAP
   185              2005                92.2%     02/28/2006          Fee             First                    NAP
   186               NAP               100.0%     08/01/2006          Fee             First               170, 186, 213
   187               NAP               100.0%     08/01/2006          Fee             First                    NAP
   188               NAP               100.0%     08/01/2006          Fee             First                    NAP
   189               NAP               100.0%     06/08/2006          Fee             First                    NAP
   190       1981 / 1984 / 1989        100.0%     05/30/2006          Fee             First                    NAP
   191               NAP               100.0%     03/13/2006          Fee             First                    NAP
   192               NAP               100.0%     03/13/2006          Fee             First                    NAP
   193               NAP               100.0%     03/13/2006          Fee             First                    NAP
   194           2002 - 2003            91.7%     02/03/2006          Fee             First                    NAP
   195               NAP                94.7%     03/09/2006       Leasehold          First                    NAP
   196               NAP               100.0%     08/01/2006          Fee             First                    NAP
   197              2005                86.9%     05/23/2006          Fee             First                    NAP
   198               NAP               100.0%     08/01/2006          Fee             First                 198, 200
   199               NAP                95.3%     03/22/2006          Fee             First                    NAP
   200               NAP               100.0%     08/01/2006          Fee             First                 198, 200
   201               NAP               100.0%     08/01/2006          Fee             First                    NAP
   202               NAP               100.0%     04/30/2006          Fee             First                    NAP
   203               NAP               100.0%     01/26/2006          Fee             First                    NAP
   204               NAP               100.0%     06/23/2006          Fee             First                    NAP
   205               NAP               100.0%     04/19/2006          Fee             First                    NAP
   206               NAP               100.0%     06/13/2006          Fee             First                    NAP
   207              2000               100.0%     03/01/2006          Fee             First                    NAP
   208              2005               100.0%     03/25/2006          Fee             First                    NAP
   209               NAP               100.0%     08/01/2006          Fee             First                    NAP
   210               NAP               100.0%     06/30/2005          Fee             First                    NAP
   211               NAP                70.2%     02/28/2006          Fee             First                    NAP
   212           2004 - 2005           100.0%     06/01/2006          Fee             First                    NAP
   213               NAP               100.0%     12/09/2005          Fee             First               170, 186, 213
   214               NAP                89.5%     03/07/2006          Fee             First            214, 216, 230, 249
   215               NAP                95.1%     03/31/2006          Fee             First                    NAP
   216               NAP               100.0%     03/01/2006          Fee             First            214, 216, 230, 249
   217               NAP               100.0%     06/06/2006          Fee             First                    NAP
   218               NAP                90.9%     03/01/2006          Fee             First                    NAP
   219               NAP               100.0%     08/01/2006          Fee             First                    NAP
   220               NAP               100.0%     04/01/2006          Fee             First                    NAP
   221              2005               100.0%     06/15/2006          Fee             First                    NAP
   222               NAP               100.0%     04/01/2006          Fee             First                    NAP
   223               NAP               100.0%     06/16/2006          Fee             First                    NAP
   224               NAP               100.0%     04/04/2006          Fee             First                    NAP
   225               NAP                91.8%     05/15/2006          Fee             First                    NAP
   226               NAP                66.4%     02/01/2006          Fee             First                    NAP
   227              2002                85.9%     02/28/2006          Fee             First                    NAP
   228               NAP               100.0%     08/01/2006          Fee             First                    NAP
   229               NAP                91.5%     06/26/2006          Fee             First                    NAP
   230               NAP               100.0%     03/01/2006          Fee             First            214, 216, 230, 249
   231               NAP               100.0%     03/01/2006          Fee             First                    NAP
   232               NAP                97.1%     03/16/2006          Fee             First                 232, 281
   233              2002                92.3%     04/28/2006          Fee             First                    NAP
   234               NAP               100.0%     05/01/2006          Fee             First                 234, 272
   235               NAP               100.0%     03/01/2006          Fee             First            145, 166, 235, 247
   236              1996               100.0%     05/02/2006          Fee             First                    NAP
   237               NAP               100.0%     05/31/2006          Fee             First                    NAP
   238               NAP               100.0%     03/14/2006          Fee             First                    NAP
   239               NAP               100.0%     05/12/2006          Fee             First                    NAP
   240               NAP               100.0%     03/27/2006          Fee             First                    NAP
   241               NAP                91.0%     01/06/2006          Fee             First                    NAP
   242               NAP                97.5%     05/02/2006          Fee             First                    NAP
   243               NAP                92.6%     11/21/2005          Fee             First                    NAP
   244               NAP                81.8%     05/31/2006          Fee             First                    NAP
   245               NAP               100.0%     06/05/2006          Fee             First                    NAP
   246               NAP               100.0%     03/01/2006          Fee             First                    NAP
   247               NAP               100.0%     02/08/2006          Fee             First            145, 166, 235, 247
   248              2005                93.8%     04/19/2006          Fee             First                    NAP
   249               NAP               100.0%     03/01/2006          Fee             First            214, 216, 230, 249
   250               NAP                94.7%     05/01/2006          Fee             First                    NAP
   251              2005                87.5%     03/30/2006          Fee             First                    NAP
   252               NAP                81.4%     04/15/2006          Fee             First                    NAP
   253               NAP               100.0%     05/08/2006          Fee             First                    NAP
   254               NAP               100.0%     05/08/2006          Fee             First                    NAP
   255              2005                84.6%     03/01/2006          Fee             First                    NAP
   256               NAP               100.0%     06/14/2006          Fee             First                    NAP
   257               NAP               100.0%     04/30/2006          Fee             First                    NAP
   258               NAP                93.1%     04/01/2006          Fee             First                    NAP
   259               NAP                96.7%     02/01/2006          Fee             First                    NAP
   260               NAP                95.5%     02/01/2006          Fee             First                    NAP
   261               NAP               100.0%     05/01/2006          Fee             First                    NAP
   262           2000 - 2005            99.1%     09/30/2005       Leasehold          First                    NAP
   263               NAP                90.6%     04/01/2006          Fee             First                    NAP
   264               NAP               100.0%     11/01/2005          Fee             First                    NAP
   265               NAP               100.0%     05/19/2006          Fee             First                    NAP
   266               NAP                95.0%     04/01/2006          Fee             First                    NAP
   267               NAP               100.0%     06/02/2006          Fee             First                    NAP
   268           2004 / 2005            90.2%     04/30/2006          Fee             First                    NAP
   269              2000               100.0%     01/03/2006          Fee             First                    NAP
   270              2003               100.0%     08/01/2006          Fee             First                    NAP
   271               NAP               100.0%     02/20/2005          Fee             First                    NAP
   272               NAP               100.0%     05/01/2006          Fee             First                 234, 272
   273               NAP               100.0%     10/12/2005          Fee             First                    NAP
   274              2000                63.1%     10/12/2005          Fee             First                    NAP
   275               NAP                90.3%     05/02/2006          Fee             First                    NAP
   276               NAP               100.0%     07/01/2006          Fee             First                    NAP
   277               NAP               100.0%     08/01/2006          Fee             First                    NAP
   278               NAP                98.2%     04/12/2006          Fee             First                    NAP
   279               NAP               100.0%     02/08/2006          Fee             First                    NAP
   280               NAP                88.2%     08/01/2006          Fee             First                    NAP
   281              2005                94.2%     03/01/2006          Fee             First                 232, 281
   282               NAP               100.0%     06/19/2006          Fee             First                    NAP
   283               NAP               100.0%     04/01/2006          Fee             First                    NAP
   284               NAP               100.0%     04/01/2006          Fee             First                    NAP
   285               NAP               100.0%     06/06/2006          Fee             First                    NAP
   286               NAP                85.8%     05/12/2006          Fee             First                    NAP
   287               NAP               100.0%     06/01/2006          Fee             First                    NAP
   288               NAP                91.7%     04/13/2006          Fee             First                    NAP

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     ORIGINAL      CUT-OFF DATE   CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT                   GRACE
LOAN NO.      BALANCE       BALANCE(6)       PER UNIT OR SF      NOTE DATE   DATE (P&I)       DATE (IO)   MATURITY DATE  PERIOD(7)
----------------------------------------------------------------------------------------------------------------------------------

    1       $250,000,000    $250,000,000                  $511  05/11/2006        NAP        07/08/2006     06/08/2016       0
    2       $225,000,000    $225,000,000                  $245  06/30/2006        NAP        08/01/2006     07/01/2016       5
    3       $215,000,000    $215,000,000                  $116  05/09/2006        NAP        07/08/2006     06/08/2013       0
    4        $26,180,000     $26,180,000                  $422  07/20/2006        NAP        09/01/2006     08/01/2016       0
    5        $25,870,000     $25,870,000                  $422  07/20/2006        NAP        09/01/2006     08/01/2016       0
    6        $23,430,000     $23,430,000                  $422  07/20/2006        NAP        09/01/2006     08/01/2016       0
    7        $19,380,000     $19,380,000                  $422  07/20/2006        NAP        09/01/2006     08/01/2016       0
    8        $19,000,000     $19,000,000                  $422  07/20/2006        NAP        09/01/2006     08/01/2016       0
    9        $16,560,000     $16,560,000                  $422  07/20/2006        NAP        09/01/2006     08/01/2016       0
   10        $11,830,000     $11,830,000                  $422  07/20/2006        NAP        09/01/2006     08/01/2016       0
   11        $51,333,333     $51,236,495                  $262  06/01/2006    07/07/2006         NAP        06/07/2016       0
   12        $38,896,000     $38,822,624                  $262  06/01/2006    07/07/2006         NAP        06/07/2016       0
   13        $19,770,667     $19,733,370                  $262  06/01/2006    07/07/2006         NAP        06/07/2016       0
   14        $75,000,000     $75,000,000                  $189  06/09/2006    07/09/2011     07/09/2006     06/09/2016       0
   15        $60,000,000     $60,000,000                   $99  05/25/2006        NAP        07/08/2006     06/08/2016       0
   16        $60,000,000     $60,000,000                  $233  06/27/2006        NAP        08/03/2006     07/01/2016       2
   17        $53,000,000     $53,000,000                  $369  06/01/2006        NAP        07/01/2006     06/01/2016       5
   18        $16,159,686     $16,159,686                   $19  02/21/2006        NAP        04/01/2006     03/01/2012       7
   19         $9,738,220      $9,738,220                   $19  02/21/2006        NAP        04/01/2006     03/01/2012       7
   20         $9,738,220      $9,738,220                   $19  02/21/2006        NAP        04/01/2006     03/01/2012       7
   21         $8,520,942      $8,520,942                   $19  02/21/2006        NAP        04/01/2006     03/01/2012       7
   22         $3,610,995      $3,610,995                   $19  02/21/2006        NAP        04/01/2006     03/01/2012       7
   23         $2,231,937      $2,231,937                   $19  02/21/2006        NAP        04/01/2006     03/01/2012       7
   24         $3,290,915      $3,290,915               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   25         $2,355,667      $2,355,667               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   26         $2,131,577      $2,131,577               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   27         $1,852,739      $1,852,739               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   28         $1,800,206      $1,800,206               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   29         $1,676,218      $1,676,218               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   30         $1,582,881      $1,582,881               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   31         $1,527,363      $1,527,363               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   32         $1,479,813      $1,479,813               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   33         $1,391,467      $1,391,467               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   34         $1,160,394      $1,160,394               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   35         $1,083,600      $1,083,600               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   36         $1,054,560      $1,054,560               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   37         $1,013,714      $1,013,714               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   38           $972,166        $972,166               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   39           $964,628        $964,628               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   40           $892,386        $892,386               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   41           $882,690        $882,690               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   42           $870,545        $870,545               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   43           $867,873        $867,873               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   44           $850,926        $850,926               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   45           $846,559        $846,559               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   46           $816,342        $816,342               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   47           $794,126        $794,126               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   48           $768,537        $768,537               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   49           $708,652        $708,652               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   50           $700,599        $700,599               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   51           $693,537        $693,537               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   52           $630,380        $630,380               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   53           $628,599        $628,599               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   54           $608,144        $608,144               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   55           $597,751        $597,751               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   56           $590,351        $590,351               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   57           $580,802        $580,802               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   58           $576,026        $576,026               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   59           $486,083        $486,083               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   60           $433,534        $433,534               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   61           $394,180        $394,180               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   62           $361,278        $361,278               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   63           $340,782        $340,782               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   64           $284,994        $284,994               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   65           $218,152        $218,152               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   66           $190,492        $190,492               $92,932  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   67        $41,000,000     $41,000,000                  $160  06/26/2006    08/01/2009     08/01/2006     07/01/2016       5
   68        $13,806,452     $13,478,070              $247,869  09/30/2005    10/31/2005         NAP        09/30/2015       0
   69         $9,161,290      $8,943,392              $247,869  09/30/2005    10/31/2005         NAP        09/30/2015       0
   70         $7,612,903      $7,431,833              $247,869  09/30/2005    10/31/2005         NAP        09/30/2015       0
   71         $6,064,516      $5,920,274              $247,869  09/30/2005    10/31/2005         NAP        09/30/2015       0
   72         $3,354,839      $3,275,045              $247,869  09/30/2005    10/31/2005         NAP        09/30/2015       0
   73        $18,154,670     $18,154,670              $139,751  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   74        $17,901,100     $17,901,100              $139,751  06/14/2006    02/01/2010     08/01/2006     07/01/2016       0
   75        $15,289,466     $15,289,466                   $67  07/12/2006    09/01/2009     09/01/2006     08/01/2016       15
   76         $7,531,466      $7,531,466                   $67  07/12/2006    09/01/2009     09/01/2006     08/01/2016       15
   77         $5,501,974      $5,501,974                   $67  07/12/2006    09/01/2009     09/01/2006     08/01/2016       15
   78         $2,709,094      $2,709,094                   $67  07/12/2006    09/01/2009     09/01/2006     08/01/2016       15
   79        $30,250,000     $30,250,000                  $167  03/31/2006    11/01/2008     05/01/2006     04/01/2016       0
   80        $18,400,485     $18,400,485                   $47  04/26/2006    06/01/2008     06/01/2006     05/01/2016       5
   81        $10,099,515     $10,099,515                   $47  04/26/2006    06/01/2008     06/01/2006     05/01/2016       5
   82        $28,100,000     $28,100,000                  $137  05/15/2006        NAP        07/01/2006     06/01/2011       7
   83        $25,200,000     $25,200,000                   $68  05/23/2006    07/01/2009     07/01/2006     06/01/2011       5
   84        $22,100,000     $21,989,856                   $40  02/13/2006    04/01/2006         NAP        03/01/2016       5
   85        $21,500,000     $21,500,000                   $48  04/21/2006    06/01/2008     06/01/2006     05/01/2016       5
   86        $20,400,000     $20,400,000                  $142  06/30/2006    08/03/2012     08/03/2006     02/14/2020       0
   87        $20,400,000     $20,259,630                  $191  06/23/2006    02/01/2006         NAP        07/01/2016       5
   88        $18,500,000     $18,482,120                   $85  06/13/2006    08/01/2006         NAP        07/01/2016       5
   89         $5,060,000      $5,047,916                   $55  05/16/2006    07/01/2006         NAP        06/01/2016       5
   90         $4,715,000      $4,703,740                   $55  05/16/2006    07/01/2006         NAP        06/01/2016       5
   91         $3,950,000      $3,940,567                   $55  05/16/2006    07/01/2006         NAP        06/01/2016       5
   92         $2,780,000      $2,773,361                   $55  05/16/2006    07/01/2006         NAP        06/01/2016       5
   93         $1,920,000      $1,915,415                   $55  05/16/2006    07/01/2006         NAP        06/01/2016       5
   94        $18,200,000     $18,200,000               $59,091  06/29/2006    08/01/2011     08/01/2006     07/01/2016       5
   95        $17,500,000     $17,500,000                  $354  06/01/2006        NAP        07/01/2006     06/01/2016       5
   96        $17,500,000     $17,500,000                   $69  06/22/2006    08/01/2007     08/01/2006     07/01/2026       5
   97        $16,400,000     $16,400,000                  $158  03/30/2006    05/01/2009     05/01/2006     04/01/2016       5
   98        $16,000,000     $16,000,000                   $73  04/28/2006    06/01/2009     06/01/2006     05/01/2016       5
   99        $15,750,000     $15,648,896                  $197  01/03/2006    03/01/2006         NAP        02/01/2016       5
   100       $15,000,000     $15,000,000               $50,000  05/31/2006    07/01/2009     07/01/2006     06/01/2016       5
   101       $14,900,000     $14,900,000                   $84  06/30/2006    09/01/2006         NAP        08/01/2026       0
   102       $14,850,000     $14,850,000                   $63  02/02/2006    04/01/2008     04/01/2006     03/01/2016       5
   103       $14,850,000     $14,850,000                   $84  03/31/2006    05/01/2008     05/01/2006     04/01/2016       5
   104       $14,860,000     $14,847,845                  $212  06/13/2006    08/01/2006         NAP        07/01/2016       5
   105       $14,000,000     $13,974,587                  $100  05/26/2006    07/01/2006         NAP        06/01/2016       0
   106       $13,750,000     $13,750,000                  $120  01/26/2006    03/01/2011     03/01/2006     02/01/2016       5
   107       $13,500,000     $13,500,000                   $22  05/24/2006    07/01/2009     07/01/2006     06/01/2016       5
   108       $13,000,000     $13,000,000                  $121  06/08/2006    08/01/2011     08/01/2006     07/01/2016       5
   109       $12,000,000     $12,000,000               $20,000  06/27/2006    08/01/2011     08/01/2006     07/01/2016       5
   110       $11,300,000     $11,300,000                  $275  01/31/2006    03/01/2008     03/01/2006     02/01/2016       5
   111        $3,445,000      $3,445,000               $33,384  03/10/2006    08/01/2008     05/01/2006     04/01/2016       5
   112        $2,210,000      $2,210,000               $33,384  03/10/2006    08/01/2008     05/01/2006     04/01/2016       5
   113        $2,010,000      $2,010,000               $33,384  03/10/2006    08/01/2008     05/01/2006     04/01/2016       5
   114        $1,872,000      $1,872,000               $33,384  03/10/2006    08/01/2008     05/01/2006     04/01/2016       5
   115        $1,680,000      $1,680,000               $33,384  03/10/2006    08/01/2008     05/01/2006     04/01/2016       5
   116       $10,700,000     $10,670,874               $99,728  05/18/2006    07/01/2006         NAP        06/01/2016       15
   117       $10,500,000     $10,426,104                  $186  02/14/2006    04/01/2006         NAP        03/01/2016       5
   118        $9,915,000      $9,841,154                   $84  12/29/2005    02/01/2006         NAP        01/01/2016       5
   119        $5,831,000      $5,807,874               $55,148  06/01/2006    07/01/2006         NAP        06/01/2016       5
   120        $3,969,000      $3,953,259               $55,148  06/01/2006    07/01/2006         NAP        06/01/2016       5
   121        $3,669,101      $3,651,500               $50,615  05/19/2006    07/01/2006         NAP        06/01/2016       5
   122        $3,392,361      $3,376,088               $50,615  05/19/2006    07/01/2006         NAP        06/01/2016       5
   123        $2,703,538      $2,690,569               $50,615  05/19/2006    07/01/2006         NAP        06/01/2016       5
   124        $9,700,000      $9,700,000                   $40  06/27/2006    08/01/2008     08/01/2006     07/01/2016       5
   125        $9,500,000      $9,500,000               $35,985  05/31/2006    07/01/2009     07/01/2006     06/01/2016       5
   126        $9,000,000      $9,000,000                  $397  06/30/2006    09/01/2006         NAP        08/01/2020       0
   127        $3,204,000      $3,197,819               $41,586  06/22/2006    08/01/2006         NAP        07/01/2016       5
   128        $3,015,000      $3,009,184               $41,586  06/22/2006    08/01/2006         NAP        07/01/2016       5
   129        $2,781,000      $2,775,635               $41,586  06/22/2006    08/01/2006         NAP        07/01/2016       5
   130        $8,425,000      $8,384,026                  $218  02/10/2006    04/01/2006         NAP        03/01/2016       5
   131        $7,800,000      $7,794,483               $15,620  06/02/2006    08/01/2006         NAP        07/01/2016       5
   132        $1,920,000      $1,912,600               $74,953  03/23/2006    05/01/2006         NAP        04/01/2016       5
   133        $1,550,000      $1,544,029               $74,953  03/23/2006    05/01/2006         NAP        04/01/2016       5
   134        $1,480,000      $1,474,299               $74,953  03/23/2006    05/01/2006         NAP        04/01/2016       5
   135        $1,440,000      $1,434,453               $74,953  03/23/2006    05/01/2006         NAP        04/01/2016       5
   136        $1,360,000      $1,354,761               $74,953  03/23/2006    05/01/2006         NAP        04/01/2016       5
   137        $7,620,000      $7,620,000               $59,531  06/13/2006    08/01/2008     08/01/2006     07/01/2016       5
   138        $7,500,000      $7,500,000               $52,083  06/08/2006    08/01/2009     08/01/2006     07/01/2016       5
   139        $7,400,000      $7,351,376                  $229  01/31/2006    03/01/2006         NAP        02/01/2016       5
   140        $7,200,000      $7,180,401               $63,543  05/18/2006    07/01/2006         NAP        06/01/2016       15
   141        $7,200,000      $7,173,815                   $66  03/16/2006    05/01/2006         NAP        04/01/2016       5
   142        $7,000,000      $6,991,632               $55,489  06/02/2006    08/01/2006         NAP        07/01/2016       5
   143        $7,000,000      $6,972,787               $63,389  04/13/2006    06/01/2006         NAP        05/01/2016       5
   144        $7,000,000      $6,954,449                  $230  01/12/2006    03/01/2006         NAP        02/01/2016       5
   145        $6,900,000      $6,900,000                  $174  07/21/2006    09/01/2006         NAP        08/01/2016       5
   146        $6,850,000      $6,850,000               $35,128  03/23/2006    05/01/2008     05/01/2006     04/01/2016       5
   147        $6,800,000      $6,780,109                  $253  04/28/2006    06/01/2006         NAP        05/01/2016       5
   148        $6,500,000      $6,452,458                   $96  12/16/2005    02/01/2006         NAP        01/01/2016       5
   149        $6,450,000      $6,450,000                  $189  05/09/2006    07/01/2008     07/01/2006     06/01/2016       5
   150        $6,425,000      $6,425,000                  $257  04/20/2006    12/01/2007     06/01/2006     05/01/2016       5
   151        $6,400,000      $6,400,000               $55,652  03/10/2006    05/01/2007     05/01/2006     04/01/2016       5
   152        $6,375,000      $6,367,194               $63,672  06/05/2006    08/01/2006         NAP        07/01/2016       5
   153        $6,350,000      $6,332,715               $63,327  05/18/2006    07/01/2006         NAP        06/01/2016       15
   154        $6,000,000      $6,000,000                   $72  05/16/2006    07/01/2011     07/01/2006     06/01/2016       5
   155        $6,000,000      $5,983,724               $49,452  05/01/2006    07/01/2006         NAP        06/01/2016       5
   156        $5,850,000      $5,850,000              $112,500  05/17/2006    07/01/2008     07/01/2006     06/01/2016       5
   157        $5,800,000      $5,800,000                  $580  03/22/2006    05/01/2007     05/01/2006     04/01/2016       5
   158        $5,800,000      $5,771,539                  $293  02/15/2006    04/01/2006         NAP        03/01/2016       5
   159        $5,650,000      $5,629,268                   $76  03/31/2006    05/01/2006         NAP        04/01/2016       5
   160        $5,500,000      $5,491,208                  $122  05/31/2006    07/01/2006         NAP        06/01/2016       5
   161        $3,000,000      $2,972,854               $39,638  01/04/2006    03/01/2006         NAP        02/01/2016       5
   162        $2,400,000      $2,378,283               $39,638  01/04/2006    03/01/2006         NAP        02/01/2016       5
   163        $5,000,000      $5,000,000                  $179  02/27/2006    04/01/2007     04/01/2006     03/01/2016       5
   164        $4,960,000      $4,951,656                  $175  05/15/2006    07/01/2006         NAP        06/01/2016       5
   165        $4,800,000      $4,800,000                  $300  07/10/2006    09/01/2011     09/01/2006     08/01/2016       0
   166        $4,750,000      $4,731,094                  $132  03/29/2006    05/01/2006         NAP        04/01/2016       5
   167        $4,575,000      $4,575,000                  $160  05/25/2006    07/01/2009     07/01/2006     06/01/2016       5
   168        $4,600,000      $4,558,570               $49,550  01/19/2006    03/01/2006         NAP        02/01/2016       5
   169        $4,500,000      $4,492,110               $89,842  05/31/2006    07/01/2006         NAP        06/01/2016       5
   170        $4,500,000      $4,482,665                  $308  03/31/2006    05/01/2006         NAP        04/01/2016       5
   171        $4,400,000      $4,391,361                   $63  05/24/2006    07/01/2006         NAP        06/01/2016       5
   172        $4,350,000      $4,350,000                  $124  05/26/2006    07/01/2008     07/01/2006     06/01/2016       5
   173        $4,300,000      $4,292,694                   $37  05/31/2006    07/01/2006         NAP        06/01/2016       5
   174        $4,280,000      $4,273,411               $34,463  05/30/2006    07/01/2006         NAP        06/01/2016       10
   175        $4,250,000      $4,250,000               $96,591  04/24/2006    06/01/2009     06/01/2006     05/01/2016       5
   176        $4,240,000      $4,240,000                  $105  02/02/2006    04/01/2008     04/01/2006     03/01/2011       5
   177        $4,240,000      $4,240,000                  $237  06/05/2006    08/01/2009     08/01/2006     07/01/2016       5
   178        $4,250,000      $4,228,959                  $172  02/10/2006    04/01/2006         NAP        03/01/2016       5
   179        $4,200,000      $4,189,674               $30,806  04/27/2006    06/01/2006         NAP        05/01/2016       5
   180        $4,200,000      $4,184,033                  $582  03/08/2006    05/01/2006         NAP        04/01/2016       5
   181        $4,100,000      $4,100,000               $35,652  04/28/2006    06/01/2008     06/01/2006     05/01/2016       5
   182        $4,100,000      $4,059,912                   $17  12/22/2005    02/01/2006         NAP        01/01/2016       5
   183        $4,030,000      $4,017,335               $78,771  04/12/2006    06/01/2006         NAP        05/01/2016       5
   184        $4,000,000      $4,000,000                  $124  02/15/2006    04/08/2009     04/08/2006     03/08/2016       0
   185        $4,000,000      $3,984,960               $20,755  03/10/2006    05/01/2006         NAP        04/01/2016       15
   186        $4,000,000      $3,970,356                  $273  02/23/2006    04/01/2006         NAP        03/01/2016       5
   187        $3,906,500      $3,880,781                  $421  01/19/2006    03/01/2006         NAP        02/01/2016       5
   188        $3,900,000      $3,870,543                  $284  12/28/2005    02/01/2006         NAP        01/01/2016       5
   189        $3,850,000      $3,850,000                  $138  01/05/2006    03/01/2007     03/01/2006     02/01/2016       5
   190        $3,840,000      $3,837,105                  $180  06/02/2006    08/01/2006         NAP        07/01/2016       10
   191        $1,985,000      $1,985,000                  $143  04/17/2006    12/01/2006     06/01/2006     05/01/2016       5
   192        $1,375,000      $1,375,000                  $143  04/17/2006    12/01/2006     06/01/2006     05/01/2016       5
   193          $465,000        $465,000                  $143  04/17/2006    12/01/2006     06/01/2006     05/01/2016       5
   194        $3,775,000      $3,775,000                   $79  03/23/2006    05/09/2008     05/09/2006     04/09/2016       0
   195        $3,750,000      $3,728,107                  $124  03/28/2006    05/01/2006         NAP        04/01/2016       5
   196        $3,650,000      $3,631,403                  $285  02/14/2006    04/01/2006         NAP        03/01/2016       5
   197        $3,600,000      $3,597,259                  $221  06/06/2006    08/01/2006         NAP        07/01/2016       5
   198        $3,600,000      $3,592,248                  $242  05/16/2006    07/01/2006         NAP        06/01/2016       5
   199        $3,550,000      $3,547,489                  $140  06/16/2006    08/01/2006         NAP        07/01/2016       15
   200        $3,550,000      $3,542,355                  $239  05/16/2006    07/01/2006         NAP        06/01/2016       5
   201        $3,500,000      $3,493,625                  $915  05/08/2006    07/01/2006         NAP        06/01/2016       5
   202        $3,500,000      $3,489,715                  $173  04/05/2006    06/01/2006         NAP        05/01/2016       5
   203        $3,500,000      $3,487,128                   $58  03/28/2006    05/01/2006         NAP        04/01/2016       5
   204        $3,450,000      $3,450,000                  $126  06/23/2006    08/01/2009     08/01/2006     07/01/2016       0
   205        $3,420,000      $3,413,882                  $152  06/01/2006    07/01/2006         NAP        06/01/2016       5
   206        $3,400,000      $3,397,499                  $251  06/13/2006    08/01/2006         NAP        07/01/2016       0
   207        $3,300,000      $3,279,509                  $154  01/31/2006    03/01/2006         NAP        02/01/2016       5
   208        $3,255,000      $3,255,000               $32,550  06/07/2006    08/01/2008     08/01/2006     07/01/2021       5
   209        $3,250,000      $3,250,000                  $175  05/26/2006    07/01/2008     07/01/2006     06/01/2016       5
   210        $3,287,000      $3,239,916                   $74  06/30/2005    08/08/2005         NAP        07/08/2015       0
   211        $3,200,000      $3,195,940               $35,909  06/01/2006    08/01/2006         NAP        07/01/2016       5
   212        $3,200,000      $3,194,529                   $83  05/19/2006    07/01/2006         NAP        06/01/2011       5
   213        $3,200,000      $3,170,131                  $218  01/20/2006    03/01/2006         NAP        02/01/2016       5
   214        $3,160,000      $3,154,498                  $208  05/05/2006    07/01/2006         NAP        06/01/2016       5
   215        $3,150,000      $3,146,305                   $33  06/09/2006    08/01/2006         NAP        07/01/2016       5
   216        $3,120,000      $3,114,568                  $282  05/05/2006    07/01/2006         NAP        06/01/2016       5
   217        $3,110,000      $3,110,000                  $176  06/08/2006    08/01/2007     08/01/2006     07/01/2026       0
   218        $3,120,000      $3,106,389                   $84  03/07/2006    05/01/2006         NAP        04/01/2016       5
   219        $3,100,000      $3,100,000                  $213  12/23/2005    02/08/2009     02/08/2006     01/08/2016       0
   220        $3,100,000      $3,086,617                  $117  03/28/2006    05/01/2006         NAP        04/01/2016       5
   221        $3,100,000      $3,080,100               $96,253  01/23/2006    03/01/2006         NAP        02/01/2016       5
   222        $3,025,000      $3,013,270                  $182  03/10/2006    05/01/2006         NAP        04/01/2016       5
   223        $3,000,000      $2,997,649                   $91  06/16/2006    08/01/2006         NAP        07/01/2016       0
   224        $3,000,000      $2,995,193               $46,800  05/18/2006    07/01/2006         NAP        06/01/2016       5
   225        $3,000,000      $2,994,931                  $154  05/31/2006    07/01/2006         NAP        06/01/2016       7
   226        $3,000,000      $2,993,341               $53,453  05/18/2006    07/01/2006         NAP        06/01/2016       15
   227        $2,960,000      $2,960,000               $14,439  05/05/2006    07/01/2008     07/01/2006     06/01/2016       0
   228        $2,950,000      $2,950,000                  $196  07/17/2006        NAP        09/01/2006     08/01/2016       5
   229        $2,925,000      $2,925,000                  $142  02/17/2006    10/01/2008     04/01/2006     03/01/2016       5
   230        $2,930,000      $2,924,899                  $259  05/05/2006    07/01/2006         NAP        06/01/2016       5
   231        $2,925,000      $2,919,942                  $261  05/18/2006    07/01/2006         NAP        06/01/2016       5
   232        $2,920,000      $2,915,146                   $52  05/30/2006    07/01/2006         NAP        06/01/2016       5
   233        $2,900,000      $2,895,200                   $29  05/31/2006    07/01/2006         NAP        06/01/2016       10
   234        $2,900,000      $2,894,490                  $132  05/02/2006    07/01/2006         NAP        06/01/2016       5
   235        $2,900,000      $2,894,368                  $193  05/05/2006    07/01/2006         NAP        06/01/2016       5
   236        $2,900,000      $2,885,770                  $140  02/09/2006    04/01/2006         NAP        03/01/2016       5
   237        $2,900,000      $2,864,241                  $173  08/15/2005    10/01/2005         NAP        09/01/2015       5
   238        $2,825,000      $2,820,269                   $96  05/18/2006    07/01/2006         NAP        06/01/2016       5
   239        $2,800,000      $2,800,000                  $178  07/06/2006    09/01/2006         NAP        08/01/2016       5
   240        $2,800,000      $2,792,655                  $266  04/24/2006    06/01/2006         NAP        05/01/2016       5
   241        $2,800,000      $2,782,852                  $217  01/30/2006    03/01/2006         NAP        02/01/2016       5
   242        $2,750,000      $2,750,000               $22,917  02/28/2006    04/01/2010     04/01/2006     03/01/2016       5
   243        $2,730,000      $2,716,988                   $76  02/09/2006    04/01/2006         NAP        03/01/2016       5
   244        $2,700,000      $2,700,000                   $65  06/22/2006    08/01/2008     08/01/2006     07/01/2016       5
   245        $2,675,000      $2,658,210                  $212  01/30/2006    03/01/2006         NAP        02/01/2016       5
   246        $2,650,000      $2,639,521                  $132  03/15/2006    05/01/2006         NAP        04/01/2016       5
   247        $2,640,000      $2,634,929                  $171  05/05/2006    07/01/2006         NAP        06/01/2016       5
   248        $2,610,000      $2,605,629               $81,426  05/24/2006    07/01/2006         NAP        06/01/2016       5
   249        $2,550,000      $2,545,560                  $262  05/05/2006    07/01/2006         NAP        06/01/2016       5
   250        $2,530,000      $2,520,487                   $74  03/09/2006    05/01/2006         NAP        04/01/2016       5
   251        $2,475,000      $2,468,459                   $51  05/31/2006    07/01/2006         NAP        06/01/2016       5
   252        $2,470,000      $2,458,174                  $167  02/01/2006    04/01/2006         NAP        03/01/2016       5
   253        $2,415,000      $2,413,203               $53,627  06/20/2006    08/01/2006         NAP        07/01/2016       5
   254        $2,415,000      $2,413,118                   $39  06/12/2006    08/01/2006         NAP        07/01/2016       5
   255        $2,350,000      $2,338,596              $167,043  02/03/2006    04/01/2006         NAP        03/01/2016       5
   256        $2,300,000      $2,298,207                  $107  06/14/2006    08/01/2006         NAP        07/01/2016       0
   257        $2,300,000      $2,283,144                  $169  12/15/2005    02/01/2006         NAP        01/01/2016       5
   258        $2,280,000      $2,280,000               $26,207  06/09/2006    08/01/2009     08/01/2006     07/01/2016       5
   259        $1,289,087      $1,286,891               $42,716  05/26/2006    07/01/2006         NAP        06/01/2016       5
   260          $935,913        $934,318               $42,716  05/26/2006    07/01/2006         NAP        06/01/2016       5
   261        $2,175,000      $2,175,000                  $127  06/02/2006    08/01/2008     08/01/2006     07/01/2016       5
   262        $2,158,890      $2,158,890                   $21  06/30/2005    08/01/2007     08/01/2005     07/01/2015       5
   263        $2,120,000      $2,120,000                  $113  02/14/2006    04/01/2008     04/01/2006     03/01/2016       5
   264        $2,100,000      $2,085,491                   $78  12/15/2005    02/01/2006         NAP        01/01/2016       5
   265        $2,075,000      $2,075,000                   $89  05/26/2006    07/01/2008     07/01/2006     06/01/2016       5
   266        $2,000,000      $1,998,581               $14,378  06/30/2006    08/01/2006         NAP        07/01/2016       5
   267        $2,000,000      $1,998,445                   $89  06/09/2006    08/01/2006         NAP        07/01/2016       0
   268        $2,000,000      $1,996,721               $13,050  05/31/2006    07/01/2006         NAP        06/01/2016       10
   269        $2,000,000      $1,982,515                  $142  01/03/2006    03/01/2006         NAP        02/01/2016       0
   270        $1,900,000      $1,896,781                  $280  05/11/2006    07/01/2006         NAP        06/01/2016       5
   271        $1,900,000      $1,892,950                  $169  03/28/2006    05/01/2006         NAP        04/01/2016       5
   272        $1,750,000      $1,746,675                  $124  05/02/2006    07/01/2006         NAP        06/01/2016       5
   273        $1,140,000      $1,127,823                   $57  12/15/2005    02/01/2006         NAP        01/01/2016       5
   274          $510,000        $504,553                   $57  12/15/2005    02/01/2006         NAP        01/01/2016       5
   275        $1,600,000      $1,600,000                   $70  06/15/2006    08/01/2007     08/01/2006     07/01/2016       5
   276        $1,550,000      $1,550,000                  $107  05/11/2006    07/01/2008     07/01/2006     06/01/2016       5
   277        $1,550,000      $1,539,335                  $355  12/09/2005    02/01/2006         NAP        01/01/2016       5
   278        $1,485,000      $1,482,542               $26,474  05/23/2006    07/01/2006         NAP        06/01/2016       5
   279        $1,425,000      $1,423,979                  $135  06/23/2006    08/01/2006         NAP        07/01/2016       5
   280        $1,420,000      $1,417,580                  $180  05/31/2006    07/01/2006         NAP        06/01/2016       10
   281        $1,415,000      $1,412,717                   $36  05/18/2006    07/01/2006         NAP        06/01/2016       5
   282        $1,300,000      $1,299,075                  $217  06/19/2006    08/01/2006         NAP        07/01/2016       0
   283        $1,240,000      $1,240,000                   $34  07/14/2006    09/01/2006         NAP        08/01/2016       5
   284        $1,240,000      $1,234,646                  $112  04/28/2006    06/01/2006         NAP        05/01/2016       5
   285        $1,220,000      $1,219,110               $81,274  06/06/2006    08/01/2006         NAP        07/01/2016       0
   286        $1,060,000      $1,057,315                   $24  05/18/2006    07/01/2006         NAP        06/01/2016       5
   287        $1,000,000        $999,301                  $152  06/07/2006    08/01/2006         NAP        07/01/2016       0
   288          $880,000        $872,228                   $14  12/16/2005    02/01/2006         NAP        01/01/2016       5
          $2,568,549,390  $2,565,237,893

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           MONTHLY
MORTGAGE             LOCKBOX         LOCKBOX        ORIGINAL TERM  REMAINING TERM     ORIGINAL      REMAINING   MORTGAGE   PAYMENT
LOAN NO.  ARD LOAN   STATUS            TYPE          TO MATURITY    TO MATURITY    AMORT. TERM(8)  AMORT. TERM   RATE(9)  (P&I)(10)
-----------------------------------------------------------------------------------------------------------------------------------

    1        No     In-Place           Hard              120            118              IO            IO        5.240%         NAP
    2        No     In-Place           Hard              120            119              IO            IO        6.192%         NAP
    3        No     In-Place           Hard              84              82              IO            IO        5.950%         NAP
    4       Yes     In-Place           Hard              120            120              IO            IO        6.180%         NAP
    5       Yes     In-Place           Hard              120            120              IO            IO        6.180%         NAP
    6       Yes     In-Place           Hard              120            120              IO            IO        6.180%         NAP
    7       Yes     In-Place           Hard              120            120              IO            IO        6.180%         NAP
    8       Yes     In-Place           Hard              120            120              IO            IO        6.180%         NAP
    9       Yes     In-Place           Hard              120            120              IO            IO        6.180%         NAP
   10       Yes     In-Place           Hard              120            120              IO            IO        6.180%         NAP
   11        No       None             NAP               120            118             360            358       5.862%    $303,230
   12        No       None             NAP               120            118             360            358       5.862%    $229,761
   13        No       None             NAP               120            118             360            358       5.862%    $116,787
   14        No     In-Place           Hard              120            118             360            360       6.317%    $465,046
   15        No     In-Place           Hard              120            118              IO            IO        5.901%         NAP
   16       Yes     In-Place           Hard              120            119              IO            IO        6.260%         NAP
   17        No     In-Place           Hard              120            118              IO            IO        6.000%         NAP
   18       Yes     In-Place           Hard              72              67              IO            IO        6.107%         NAP
   19       Yes     In-Place           Hard              72              67              IO            IO        6.107%         NAP
   20       Yes     In-Place           Hard              72              67              IO            IO        6.107%         NAP
   21       Yes     In-Place           Hard              72              67              IO            IO        6.107%         NAP
   22       Yes     In-Place           Hard              72              67              IO            IO        6.107%         NAP
   23       Yes     In-Place           Hard              72              67              IO            IO        6.107%         NAP
   24        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%     $20,357
   25        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%     $14,572
   26        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%     $13,186
   27        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%     $11,461
   28        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%     $11,136
   29        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%     $10,369
   30        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $9,791
   31        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $9,448
   32        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $9,154
   33        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $8,607
   34        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $7,178
   35        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $6,703
   36        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $6,523
   37        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $6,271
   38        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $6,014
   39        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,967
   40        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,520
   41        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,460
   42        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,385
   43        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,369
   44        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,264
   45        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,237
   46        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $5,050
   47        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $4,912
   48        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $4,754
   49        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $4,384
   50        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $4,334
   51        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $4,290
   52        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,899
   53        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,888
   54        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,762
   55        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,698
   56        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,652
   57        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,593
   58        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,563
   59        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $3,007
   60        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $2,682
   61        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $2,438
   62        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $2,235
   63        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $2,108
   64        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $1,763
   65        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $1,349
   66        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%      $1,178
   67        No     In-Place           Hard              120            119             360            360       6.290%    $253,512
   68        No     In-Place           Hard              120            110             227            217       5.957%    $101,663
   69        No     In-Place           Hard              120            110             227            217       5.957%     $67,458
   70        No     In-Place           Hard              120            110             227            217       5.957%     $56,057
   71        No     In-Place           Hard              120            110             227            217       5.957%     $44,656
   72        No     In-Place           Hard              120            110             227            217       5.957%     $24,703
   73        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%    $112,301
   74        No     In-Place   Soft Springing Hard       120            119             360            360       6.294%    $110,733
   75        No     In-Place           Hard              120            120             360            360       6.430%     $95,937
   76        No     In-Place           Hard              120            120             360            360       6.430%     $47,258
   77        No     In-Place           Hard              120            120             360            360       6.430%     $34,523
   78        No     In-Place           Hard              120            120             360            360       6.430%     $16,999
   79        No     Springing          Hard              120            116             360            360       5.680%    $175,188
   80        No     In-Place           Hard              120            117             360            360       6.150%    $112,101
   81        No     In-Place           Hard              120            117             360            360       6.150%     $61,529
   82        No     In-Place           Hard              60              58              IO            IO        5.895%         NAP
   83        No     In-Place           Hard              60              58             360            360       6.030%    $151,573
   84       Yes     Springing          Hard              120            115             360            355       5.570%    $126,454
   85        No     In-Place           Hard              120            117             360            360       6.120%    $130,567
   86        No       None             NAP               164            163             360            360       6.470%    $128,540
   87        No     In-Place           Soft              126            119             360            353       5.900%    $121,000
   88        No       None             NAP               120            119             360            359       5.395%    $103,825
   89        No     Springing          Hard              120            118             300            298       6.750%     $34,960
   90        No     Springing          Hard              120            118             300            298       6.750%     $32,576
   91        No     Springing          Hard              120            118             300            298       6.750%     $27,291
   92        No     Springing          Hard              120            118             300            298       6.750%     $19,207
   93        No       None             NAP               120            118             300            298       6.750%     $13,266
   94        No       None             NAP               120            119             360            360       6.130%    $110,644
   95        No       None             NAP               120            118              IO            IO        6.000%         NAP
   96        No     Springing          Hard              240            239             240            240       6.750%    $133,064
   97        No       None             NAP               120            116             360            360       5.460%     $92,706
   98       Yes     In-Place           Hard              120            117             360            360       5.805%     $93,931
   99        No       None             NAP               120            114             360            354       5.560%     $90,021
   100       No       None             NAP               120            118             360            360       6.080%     $90,706
   101       No       None             NAP               240            240             240            240       6.430%    $110,477
   102       No     Springing          Hard              120            115             360            360       5.500%     $84,317
   103      Yes     In-Place           Hard              120            116             360            360       5.570%     $84,970
   104       No     In-Place           Hard              120            119             360            359       6.050%     $89,571
   105       No     In-Place           Hard              120            118             360            358       6.035%     $84,252
   106       No       None             NAP               120            114             360            360       5.500%     $78,071
   107       No       None             NAP               120            118             360            360       5.980%     $80,766
   108       No       None             NAP               120            119             360            360       6.235%     $79,916
   109       No       None             NAP               120            119             360            360       6.010%     $72,023
   110       No       None             NAP               120            114             360            360       5.550%     $64,515
   111       No       None             NAP               120            116             360            360       5.570%     $19,712
   112       No       None             NAP               120            116             360            360       5.570%     $12,645
   113       No       None             NAP               120            116             360            360       5.570%     $11,501
   114       No       None             NAP               120            116             360            360       5.570%     $10,711
   115       No       None             NAP               120            116             360            360       5.570%      $9,613
   116       No       None             NAP               120            118             300            298       6.010%     $69,006
   117       No     Springing          Hard              120            115             300            295       5.790%     $66,310
   118      Yes     Springing          Hard              120            113             360            353       5.510%     $56,359
   119       No       None             NAP               120            118             240            238       6.390%     $43,098
   120       No       None             NAP               120            118             240            238       6.390%     $29,335
   121       No       None             NAP               120            118             216            214       6.380%     $28,608
   122       No       None             NAP               120            118             216            214       6.380%     $26,450
   123       No       None             NAP               120            118             216            214       6.380%     $21,079
   124       No       None             NAP               120            119             360            360       6.360%     $60,420
   125       No       None             NAP               120            118             360            360       6.100%     $57,570
   126       No       None             NAP               168            168             360            360       6.170%     $54,947
   127       No       None             NAP               120            119             240            239       6.244%     $23,408
   128       No       None             NAP               120            119             240            239       6.244%     $22,027
   129       No       None             NAP               120            119             240            239       6.244%     $20,317
   130       No       None             NAP               120            115             360            355       5.680%     $48,792
   131       No       None             NAP               120            119             360            359       6.580%     $49,712
   132       No       None             NAP               120            116             360            356       5.790%     $11,254
   133       No       None             NAP               120            116             360            356       5.790%      $9,085
   134       No       None             NAP               120            116             360            356       5.790%      $8,675
   135       No       None             NAP               120            116             360            356       5.790%      $8,440
   136       No       None             NAP               120            116             360            356       5.790%      $7,971
   137       No       None             NAP               120            119             360            360       6.390%     $47,614
   138       No       None             NAP               120            119             360            360       6.230%     $46,081
   139       No     Springing          Hard              120            114             360            354       5.440%     $41,738
   140       No       None             NAP               120            118             300            298       6.010%     $46,434
   141       No     In-Place           Hard              120            116             360            356       6.050%     $43,399
   142       No       None             NAP               120            119             300            299       6.330%     $46,524
   143       No       None             NAP               120            117             300            297       6.180%     $45,874
   144       No       None             NAP               120            114             360            354       5.490%     $39,701
   145       No       None             NAP               120            120             360            360       5.900%     $40,926
   146      Yes     Springing          Hard              120            116             360            360       5.725%     $39,866
   147       No       None             NAP               120            117             360            357       5.600%     $39,037
   148       No       None             NAP               120            113             360            353       5.600%     $37,315
   149       No       None             NAP               120            118             360            360       5.890%     $38,216
   150       No     Springing          Hard              120            117             360            360       5.890%     $38,068
   151       No       None             NAP               120            116             360            360       5.840%     $37,715
   152       No       None             NAP               120            119             300            299       6.210%     $41,896
   153       No       None             NAP               120            118             300            298       6.010%     $40,952
   154       No       None             NAP               120            118             360            360       6.270%     $37,021
   155       No       None             NAP               120            118             300            298       6.030%     $38,768
   156       No       None             NAP               120            118             360            360       6.040%     $35,224
   157       No       None             NAP               120            116             360            360       5.810%     $34,069
   158       No       None             NAP               120            115             360            355       5.640%     $33,443
   159       No       None             NAP               120            116             360            356       6.010%     $33,911
   160       No       None             NAP               120            118             360            358       6.590%     $35,090
   161       No       None             NAP               120            114             300            294       5.680%     $18,747
   162       No       None             NAP               120            114             300            294       5.680%     $14,997
   163       No       None             NAP               120            115             360            360       5.660%     $28,893
   164       No       None             NAP               120            118             360            358       6.370%     $30,928
   165       No       None             NAP               120            120             360            360       6.190%     $29,367
   166       No     Springing          Hard              120            116             360            356       5.640%     $27,389
   167       No       None             NAP               120            118             360            360       6.336%     $28,425
   168       No       None             NAP               120            114             300            294       5.710%     $28,828
   169       No       None             NAP               120            118             360            358       6.189%     $27,529
   170       No     Springing          Hard              120            116             360            356       5.790%     $26,375
   171       No       None             NAP               120            118             360            358       5.680%     $25,482
   172       No       None             NAP               120            118             360            360       5.809%     $25,549
   173       No       None             NAP               120            118             360            358       6.327%     $26,692
   174       No       None             NAP               120            118             360            358       6.750%     $27,760
   175       No       None             NAP               120            117             360            360       5.960%     $25,372
   176       No     In-Place           Hard              60              55             360            360       5.860%     $25,041
   177       No       None             NAP               120            119             360            360       6.170%     $25,886
   178       No       None             NAP               120            115             360            355       5.600%     $24,398
   179       No       None             NAP               120            117             360            357       6.340%     $26,106
   180       No       None             NAP               120            116             360            356       5.850%     $24,778
   181       No       None             NAP               120            117             360            360       6.110%     $24,872
   182       No       None             NAP               120            113             300            293       6.090%     $26,642
   183       No       None             NAP               120            117             360            357       5.280%     $22,329
   184       No       None             NAP               120            115             360            360       5.490%     $22,686
   185       No       None             NAP               120            116             360            356       5.900%     $23,725
   186       No     Springing          Hard              120            115             300            295       5.490%     $24,540
   187       No       None             NAP               120            114             360            354       5.430%     $22,009
   188       No       None             NAP               120            113             360            353       5.440%     $21,997
   189       No     Springing          Hard              120            114             360            360       5.680%     $22,297
   190       No       None             NAP               120            119             360            359       6.352%     $23,899
   191       No     In-Place           Hard              120            117             360            360       6.240%     $12,209
   192       No     In-Place           Hard              120            117             360            360       6.240%      $8,457
   193       No     In-Place           Hard              120            117             360            360       6.240%      $2,860
   194       No       None             NAP               120            116             360            360       5.880%     $22,343
   195       No     Springing          Hard              120            116             300            296       5.630%     $23,320
   196       No     Springing          Hard              120            115             360            355       5.470%     $20,656
   197       No       None             NAP               120            119             360            359       6.316%     $22,321
   198       No       None             NAP               120            118             360            358       5.250%     $19,879
   199       No       None             NAP               120            119             360            359       6.580%     $22,626
   200       No       None             NAP               120            118             360            358       5.250%     $19,603
   201      Yes     Springing          Hard              120            118             360            358       6.020%     $21,029
   202       No       None             NAP               120            117             360            357       5.580%     $20,049
   203       No       None             NAP               120            116             360            356       6.000%     $20,984
   204       No       None             NAP               120            119             360            360       6.360%     $21,490
   205       No       None             NAP               120            118             360            358       6.100%     $20,725
   206       No       None             NAP               120            119             360            359       6.440%     $21,356
   207       No       None             NAP               120            114             360            354       5.730%     $19,216
   208       No       None             NAP               180            179             360            360       6.630%     $20,853
   209       No     Springing          Hard              120            118             360            360       6.030%     $19,548
   210       No     In-Place           Hard              120            107             360            347       5.280%     $18,212
   211       No       None             NAP               120            119             300            299       6.030%     $20,676
   212       No       None             NAP               60              58             360            358       6.300%     $19,807
   213       No     Springing          Hard              120            114             300            294       5.480%     $19,613
   214       No       None             NAP               120            118             360            358       6.220%     $19,395
   215       No       None             NAP               120            119             300            299       6.423%     $21,118
   216       No       None             NAP               120            118             360            358       6.220%     $19,150
   217       No       None             NAP               240            239             240            240       6.100%     $22,461
   218       No       None             NAP               120            116             360            356       5.210%     $17,152
   219       No     In-Place           Hard              120            113             360            360       5.460%     $17,524
   220       No       None             NAP               120            116             360            356       5.260%     $17,138
   221       No     Springing          Hard              120            114             360            354       5.560%     $17,718
   222       No       None             NAP               120            116             360            356       5.760%     $17,672
   223       No       None             NAP               120            119             360            359       6.210%     $18,394
   224       No       None             NAP               120            118             360            358       6.580%     $19,120
   225       No       None             NAP               120            118             360            358       6.351%     $18,669
   226       No       None             NAP               120            118             300            298       7.150%     $21,491
   227       No       None             NAP               120            118             348            348       6.080%     $18,118
   228       No       None             NAP               120            120              IO            IO        6.170%         NAP
   229       No       None             NAP               120            115             360            360       5.493%     $16,594
   230       No       None             NAP               120            118             360            358       6.220%     $17,983
   231       No     Springing          Hard              120            118             360            358       6.250%     $18,010
   232       No       None             NAP               120            118             360            358       6.422%     $18,307
   233       No       None             NAP               120            118             360            358       6.441%     $18,218
   234       No       None             NAP               120            118             360            358       5.830%     $17,071
   235       No       None             NAP               120            118             360            358       5.730%     $16,887
   236       No       None             NAP               120            115             360            355       5.640%     $16,722
   237       No       None             NAP               120            109             360            349       5.240%     $15,996
   238       No       None             NAP               120            118             360            358       6.390%     $17,652
   239       No       None             NAP               120            120             360            360       6.250%     $17,240
   240       No     Springing          Hard              120            117             360            357       6.070%     $16,914
   241       No     Springing          Hard              120            114             360            354       5.800%     $16,429
   242       No       None             NAP               120            115             360            360       5.580%     $15,753
   243       No       None             NAP               120            115             360            355       5.770%     $15,966
   244       No       None             NAP               120            119             360            360       6.361%     $16,820
   245       No       None             NAP               120            114             360            354       5.675%     $15,483
   246       No       None             NAP               120            116             360            356       5.670%     $15,330
   247       No       None             NAP               120            118             360            358       5.780%     $15,457
   248       No       None             NAP               120            118             360            358       6.390%     $16,309
   249       No       None             NAP               120            118             360            358       6.220%     $15,651
   250       No       None             NAP               120            116             360            356       5.900%     $15,006
   251       No       None             NAP               120            118             300            298       6.180%     $16,220
   252       No       None             NAP               120            115             360            355       5.750%     $14,414
   253       No       None             NAP               120            119             360            359       6.400%     $15,106
   254       No       None             NAP               120            119             360            359       6.230%     $14,838
   255       No       None             NAP               120            115             360            355       5.690%     $13,625
   256       No       None             NAP               120            119             360            359       6.230%     $14,132
   257       No       None             NAP               120            113             360            353       5.590%     $13,189
   258       No       None             NAP               120            119             360            360       6.170%     $13,920
   259       No       None             NAP               120            118             360            358       6.315%      $7,992
   260       No       None             NAP               120            118             360            358       6.315%      $5,802
   261       No       None             NAP               120            119             360            360       6.360%     $13,548
   262       No       None             NAP               120            107             300            300       5.170%     $12,835
   263       No       None             NAP               120            115             360            360       6.010%     $12,724
   264       No       None             NAP               120            113             360            353       5.880%     $12,429
   265       No       None             NAP               120            118             360            360       6.300%     $12,844
   266       No       None             NAP               120            119             360            359       6.570%     $12,734
   267       No       None             NAP               120            119             360            359       6.240%     $12,301
   268       No       None             NAP               120            118             360            358       6.482%     $12,618
   269       No       None             NAP               120            114             300            294       5.900%     $12,764
   270       No       None             NAP               120            118             360            358       6.340%     $11,810
   271       No       None             NAP               120            116             360            356       5.960%     $11,343
   272       No       None             NAP               120            118             360            358       5.830%     $10,302
   273       No       None             NAP               120            113             300            293       5.540%      $7,028
   274       No       None             NAP               120            113             300            293       5.540%      $3,144
   275       No       None             NAP               120            119             360            360       6.375%      $9,982
   276       No       None             NAP               120            118             360            360       6.380%      $9,675
   277       No       None             NAP               120            113             360            353       5.900%      $9,194
   278       No       None             NAP               120            118             360            358       6.440%      $9,328
   279       No       None             NAP               120            119             360            359       6.533%      $9,038
   280       No       None             NAP               120            118             360            358       6.313%      $8,801
   281       No       None             NAP               120            118             360            358       6.550%      $8,990
   282       No       None             NAP               120            119             360            359       6.560%      $8,268
   283       No       None             NAP               120            120             360            360       6.480%      $7,821
   284       No       None             NAP               120            117             276            273       6.593%      $8,739
   285       No       None             NAP               120            119             360            359       6.470%      $7,687
   286       No       None             NAP               120            118             300            298       6.420%      $7,104
   287       No       None             NAP               120            119             360            359       6.620%      $6,400
   288       No       None             NAP               120            113             324            317       5.770%      $5,365
                                                         117            115             346            344       5.964%

-----------------------------------------------------------------------------------------------------------------
MORTGAGE      MONTHLY   THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT  SECOND MOST RECENT  MOST RECENT
LOAN NO.  PAYMENT (IO)          NOI             NOI DATE              NOI               NOI DATE          NOI
-----------------------------------------------------------------------------------------------------------------

    1      $1,106,829         $29,185,285        2003                $30,057,699         2004         $30,913,166
    2      $1,177,125         $25,411,161        2004                $24,754,338         2005         $26,937,395
    3      $1,080,848         $23,073,793        2003                $25,141,835         2004         $23,348,826
    4        $136,700          $1,706,922        2003                 $1,738,967         2004          $2,062,127
    5        $135,081          $1,650,131        2003                 $1,761,229         2004          $1,803,133
    6        $122,340          $1,487,691        2003                 $1,549,884         2004          $1,590,094
    7        $101,193          $1,367,562        2003                 $1,268,342         2004          $1,242,176
    8         $99,209          $1,401,320        2003                 $1,655,941         2004          $1,537,843
    9         $86,469          $1,163,966        2003                 $1,160,159         2004          $1,185,491
   10         $61,771            $591,574        2003                   $623,827         2004            $672,002
   11             NAP                 NAP         NAP                 $3,738,761         2004          $4,567,517
   12             NAP                 NAP         NAP                 $3,696,610         2004          $4,113,439
   13             NAP                 NAP         NAP                 $1,800,325         2004          $2,114,700
   14        $400,277                 NAP         NAP                        NAP         NAP           $5,551,411
   15        $299,148          $5,119,426        2003                 $6,002,666         2004          $6,308,114
   16        $317,347          $4,219,614        2003                 $4,354,167         2004          $3,848,805
   17        $268,681          $4,271,157        2003                 $4,324,541         2004          $4,397,202
   18         $83,386                 NAP         NAP                        NAP         NAP                  NAP
   19         $50,250                 NAP         NAP                        NAP         NAP                  NAP
   20         $50,250                 NAP         NAP                        NAP         NAP                  NAP
   21         $43,969                 NAP         NAP                        NAP         NAP                  NAP
   22         $18,633                 NAP         NAP                        NAP         NAP                  NAP
   23         $11,517                 NAP         NAP                        NAP         NAP                  NAP
   24         $17,501          $2,478,576        2004                 $3,683,289         2005          $4,130,826
   25         $12,527          $1,790,081        2004                 $2,026,922         2005          $1,833,666
   26         $11,335          $1,933,132        2004                 $3,126,150         2005          $3,641,568
   27          $9,853          $1,204,931        2004                 $2,090,357         2005          $2,693,619
   28          $9,573                 NAP         NAP                 $1,014,085         2005          $1,556,455
   29          $8,914          $1,836,054        2004                 $2,286,924         2005          $2,446,580
   30          $8,418          $1,463,446        2004                 $2,644,767         2005          $2,312,297
   31          $8,122          $1,473,414        2004                 $1,734,881         2005          $1,835,987
   32          $7,869            $963,933        2004                 $1,529,661         2005          $1,890,970
   33          $7,400          $1,540,430        2004                 $1,704,550         2005          $1,787,446
   34          $6,171          $1,230,213        2004                 $1,942,846         2005          $2,274,876
   35          $5,762          $1,201,506        2004                 $1,418,874         2005          $1,499,369
   36          $5,608            $994,654        2004                 $1,231,359         2005          $1,386,717
   37          $5,391            $553,626        2004                 $1,185,795         2005          $1,503,579
   38          $5,170            $914,723        2004                 $1,194,777         2005          $1,323,322
   39          $5,130            $906,165        2004                 $1,126,599         2005          $1,231,287
   40          $4,746          $1,104,487        2004                 $1,220,659         2005          $1,309,814
   41          $4,694            $918,011        2004                 $1,091,736         2005          $1,133,473
   42          $4,629            $946,183        2004                 $1,302,613         2005          $1,244,063
   43          $4,615            $940,103        2004                 $1,117,768         2005          $1,127,181
   44          $4,525            $668,333        2004                 $1,127,451         2005          $1,183,024
   45          $4,502            $832,056        2004                 $1,044,090         2005          $1,129,308
   46          $4,341            $945,954        2004                 $1,004,722         2005          $1,067,223
   47          $4,223             $15,137        2004                   $812,285         2005            $949,131
   48          $4,087            $773,790        2004                   $975,700         2005          $1,011,625
   49          $3,769            $883,059        2004                   $910,487         2005            $885,515
   50          $3,726            $752,171        2004                   $867,626         2005            $883,227
   51          $3,688            $757,065        2004                   $869,591         2005          $1,026,012
   52          $3,352            $674,932        2004                   $858,050         2005            $945,079
   53          $3,343            $469,380        2004                   $853,313         2005            $934,788
   54          $3,234            $739,890        2004                   $879,807         2005            $952,882
   55          $3,179            $834,343        2004                   $808,106         2005            $783,867
   56          $3,139            $649,567        2004                   $836,390         2005            $827,579
   57          $3,089            $696,843        2004                   $648,257         2005            $742,677
   58          $3,063            $426,227        2004                   $698,284         2005            $795,212
   59          $2,585            $424,562        2004                   $604,784         2005            $633,593
   60          $2,305            $453,471        2004                   $534,050         2005            $547,041
   61          $2,096            $489,229        2004                   $560,289         2005            $489,196
   62          $1,921            $178,757        2004                   $409,784         2005            $433,444
   63          $1,812            $388,412        2004                   $383,680         2005            $386,036
   64          $1,516            $445,041        2004                   $584,548         2005            $573,207
   65          $1,160            $441,538        2004                   $299,780         2005            $322,951
   66          $1,013            $256,777        2004                   $246,451         2005            $201,605
   67        $217,893                 NAP         NAP                   $806,711         2005            $342,273
   68             NAP          $6,694,863        2003                $10,091,445         2004         $13,823,478
   69             NAP          $3,644,321        2003                 $4,957,071         2004          $7,426,077
   70             NAP          $2,293,987        2003                 $5,097,845         2004          $6,638,157
   71             NAP          $1,303,756        2003                 $2,297,411         2004          $3,232,065
   72             NAP         -$1,122,611        2003                   $281,825         2004          $1,120,840
   73         $96,544          $1,914,198        2004                 $1,860,746         2005          $1,888,680
   74         $95,195          $1,699,354        2004                 $1,740,302         2005          $1,850,295
   75         $83,064                 NAP         NAP                 $1,580,748         2005          $2,152,337
   76         $40,917                 NAP         NAP                   $778,663         2005          $1,060,224
   77         $29,891                 NAP         NAP                   $568,838         2005            $774,527
   78         $14,718                 NAP         NAP                   $280,088         2005            $381,366
   79        $145,172                 NAP         NAP                        NAP         NAP           $1,064,864
   80         $95,612          $1,384,272        2003                 $1,358,528         2004          $1,395,389
   81         $52,479            $759,788        2003                   $745,658         2004            $765,890
   82        $139,958                 NAP         NAP                        NAP         NAP                  NAP
   83        $128,389                 NAP         NAP                   $573,899         2005            $848,981
   84             NAP                 NAP         NAP                        NAP         NAP                  NAP
   85        $111,173          $1,419,763        2004                 $1,799,556         2005          $1,753,676
   86        $111,518                 NAP         NAP                 $2,245,216         2004          $2,245,713
   87             NAP                 NAP         NAP                        NAP         NAP                  NAP
   88             NAP          $1,165,046        2004                 $1,521,547         2005          $1,723,587
   89             NAP            $276,038        2003                   $626,903         2004            $449,345
   90             NAP            $200,494        2003                   $580,114         2004            $706,398
   91             NAP            $500,791        2003                   $367,447         2004            $426,677
   92             NAP            $299,757        2003                   $372,965         2004            $271,373
   93             NAP            $214,905        2003                   $230,626         2004            $191,842
   94         $94,263          $1,395,957        2004                 $1,228,531         2005          $1,371,688
   95         $88,715          $1,228,154        2003                 $1,336,501         2004          $1,511,489
   96         $99,805          $1,909,168        2003                 $2,352,300         2004          $2,080,941
   97         $75,656          $1,440,287        2003                 $1,412,965         2004          $1,519,123
   98         $78,475          $1,798,912        2004                 $2,079,907         2005          $2,080,663
   99             NAP          $1,244,655        2003                 $1,264,686         2004          $1,319,364
   100        $77,056            $874,497        2004                 $1,139,822         2005          $1,299,498
   101            NAP          $2,175,185        2003                 $3,156,893         2004          $2,781,654
   102        $69,008          $1,248,434        2003                 $1,199,174         2004          $1,294,006
   103        $69,886            $219,250        2003                   $463,892         2004          $1,096,154
   104            NAP                 NAP         NAP                        NAP         NAP                  NAP
   105            NAP          $1,287,962        2003                 $1,236,213         2004          $1,297,528
   106        $63,896          $1,214,013        2003                 $1,161,554         2004          $1,224,197
   107        $68,209                 NAP         NAP                        NAP         NAP                  NAP
   108        $68,484          $1,274,852        2004                 $1,280,972         2005          $1,473,344
   109        $60,935          $1,623,183        2004                 $1,255,517         2005          $1,418,744
   110        $52,988                 NAP         NAP                        NAP         NAP                  NAP
   111        $16,213            $164,424        2003                   $178,687         2004            $421,227
   112        $10,401            $219,553        2003                   $162,550         2004            $217,822
   113         $9,459            $168,515        2003                   $127,934         2004            $230,195
   114         $8,810             $63,577        2003                   $160,149         2004            $238,255
   115         $7,906            $120,438        2003                   $144,536         2004            $102,343
   116            NAP          $1,260,073        2004                 $1,390,387         2005          $1,352,830
   117            NAP                 NAP         NAP                        NAP         NAP                  NAP
   118            NAP            $897,015        2003                 $1,014,501         2004            $966,076
   119            NAP            $759,444        2004                   $813,648         2005            $960,958
   120            NAP                 NAP         NAP                   $271,914         2005            $408,100
   121            NAP            $590,660        2004                   $503,641         2005            $568,287
   122            NAP            $100,188        2004                   $332,166         2005            $350,644
   123            NAP            $106,925        2004                   $275,073         2005            $529,688
   124        $52,124          $1,192,022        2004                   $729,138         2005            $618,476
   125        $48,962            $625,111        2004                   $866,028         2005            $949,268
   126            NAP                 NAP         NAP                        NAP         NAP                  NAP
   127            NAP            $592,838        2004                   $651,482         2005            $751,154
   128            NAP                 NAP         NAP                   $492,710         2005            $611,659
   129            NAP            $530,799        2004                   $573,302         2005            $647,363
   130            NAP                 NAP         NAP                        NAP         NAP                  NAP
   131            NAP            $791,061        2004                   $846,966         2005            $314,353
   132            NAP                 NAP         NAP                   $167,031         2004            $169,364
   133            NAP                 NAP         NAP                   $155,122         2004            $151,166
   134            NAP                 NAP         NAP                   $142,657         2004            $143,196
   135            NAP                 NAP         NAP                   $154,505         2004            $178,166
   136            NAP                 NAP         NAP                   $125,716         2004            $131,685
   137        $41,140                 NAP         NAP                        NAP         NAP             $440,072
   138        $39,478                 NAP         NAP                   $232,258         2005            $303,647
   139            NAP                 NAP         NAP                        NAP         NAP                  NAP
   140            NAP            $968,138        2004                 $1,128,204         2005          $1,152,253
   141            NAP            $744,025        2003                   $631,721         2004            $706,391
   142            NAP                 NAP         NAP                   $779,584         2005            $888,406
   143            NAP            $191,430        2004                   $901,205         2005          $1,156,142
   144            NAP                 NAP         NAP                        NAP         NAP                  NAP
   145            NAP                 NAP         NAP                        NAP         NAP                  NAP
   146        $33,134            $772,933        2003                   $751,024         2004            $698,673
   147            NAP                 NAP         NAP                        NAP         NAP                  NAP
   148            NAP            $730,314        2003                   $671,345         2004            $740,416
   149        $32,098                 NAP         NAP                        NAP         NAP                  NAP
   150        $31,974            $565,869        2003                   $287,130         2004            $417,132
   151        $31,579            $498,968        2003                   $499,276         2004            $544,017
   152            NAP            $464,936        2004                   $705,943         2005            $713,376
   153            NAP            $620,869        2004                   $768,918         2005            $828,240
   154        $31,785          $1,013,668        2004                   $954,269         2005            $997,644
   155            NAP            $328,131        2004                   $579,097         2005            $634,195
   156        $29,854                 NAP         NAP                        NAP         NAP                  NAP
   157        $28,472            $263,002        2003                   $181,408         2004            $402,106
   158            NAP                 NAP         NAP                   $230,490         2004            $463,409
   159            NAP                 NAP         NAP                   $286,000         2005            $538,415
   160            NAP                 NAP         NAP                   $615,279         2004            $468,789
   161            NAP                 NAP         NAP                   -$16,429    T-6 (12/31/04)       $414,130
   162            NAP            $374,574        2003                   $406,314         2004            $450,650
   163        $23,911                 NAP         NAP                        NAP         NAP             $203,270
   164            NAP                 NAP         NAP                        NAP         NAP             $225,276
   165        $25,104                 NAP         NAP                        NAP         NAP             $435,217
   166            NAP                 NAP         NAP                        NAP         NAP             $284,180
   167        $24,492                 NAP         NAP                        NAP         NAP             $564,278
   168            NAP                 NAP         NAP                   $500,409         2004            $521,757
   169            NAP            $640,124        2004                   $651,350         2005            $662,944
   170            NAP                 NAP         NAP                        NAP         NAP                  NAP
   171            NAP                 NAP         NAP                        NAP         NAP                  NAP
   172        $21,350             $56,623        2004                   $124,695         2005            $138,639
   173            NAP             $79,319        2004                   $236,426         2005            $282,424
   174            NAP            $464,405        2004                   $468,768         2005            $468,211
   175        $21,402            $370,522        2004                   $368,928         2005            $394,781
   176        $20,993                 NAP         NAP                   $343,038         2004            $409,760
   177        $22,103                 NAP         NAP                        NAP         NAP                  NAP
   178            NAP                 NAP         NAP                   $488,669         2004            $469,479
   179            NAP            $321,089        2004                   $428,121         2005            $473,721
   180            NAP                 NAP         NAP                   $257,599         2004            $265,441
   181        $21,166            $286,821        2004                   $273,973         2005            $318,404
   182            NAP             $79,694        2003                   $230,980         2004            $496,440
   183            NAP                 NAP         NAP                        NAP         NAP              $80,220
   184        $18,554            $323,082        2003                   $334,291         2004            $390,305
   185            NAP                 NAP         NAP                        NAP         NAP                  NAP
   186            NAP                 NAP         NAP                        NAP         NAP                  NAP
   187            NAP                 NAP         NAP                        NAP         NAP                  NAP
   188            NAP                 NAP         NAP                        NAP         NAP                  NAP
   189        $18,476                 NAP         NAP                   -$60,090         2003            -$60,474
   190            NAP            $454,533        2004                   $480,819         2005            $475,312
   191        $10,465                 NAP         NAP                        NAP         NAP                  NAP
   192         $7,249                 NAP         NAP                        NAP         NAP                  NAP
   193         $2,452                 NAP         NAP                        NAP         NAP                  NAP
   194        $18,754             -$6,278        2003                     $5,946         2004            $156,073
   195            NAP                 NAP         NAP                    $12,268         2004            $270,326
   196            NAP                 NAP         NAP                        NAP         NAP                  NAP
   197            NAP                 NAP         NAP                        NAP         NAP                  NAP
   198            NAP                 NAP         NAP                        NAP         NAP                  NAP
   199            NAP                 NAP         NAP                        NAP         NAP                  NAP
   200            NAP                 NAP         NAP                        NAP         NAP                  NAP
   201            NAP                 NAP         NAP                        NAP         NAP                  NAP
   202            NAP                 NAP         NAP                        NAP         NAP                  NAP
   203            NAP            $403,713        2003                   $404,445         2004            $383,678
   204        $18,539                 NAP         NAP                        NAP         NAP                  NAP
   205            NAP                 NAP         NAP                        NAP         NAP             $333,661
   206            NAP                 NAP         NAP                        NAP         NAP                  NAP
   207            NAP            $212,293        2003                   $295,371         2004            $338,494
   208        $18,234            $325,015        2003                   $288,599         2004            $265,314
   209        $16,558                 NAP         NAP                        NAP         NAP                  NAP
   210            NAP                 NAP         NAP                        NAP         NAP                  NAP
   211            NAP            $235,690        2004                   $367,948         2005            $387,353
   212            NAP                 NAP         NAP                   $153,039         2005            $202,070
   213            NAP                 NAP         NAP                        NAP         NAP                  NAP
   214            NAP                 NAP         NAP                        NAP         NAP                  NAP
   215            NAP            $261,692        2004                   $309,747         2005            $337,013
   216            NAP                 NAP         NAP                        NAP         NAP                  NAP
   217        $16,029                 NAP         NAP                        NAP         NAP                  NAP
   218            NAP                 NAP         NAP                        NAP         NAP                  NAP
   219        $14,301                 NAP         NAP                        NAP         NAP             $275,004
   220            NAP            $244,664        2003                   $317,380         2004            $350,632
   221            NAP                 NAP         NAP                        NAP         NAP              $79,287
   222            NAP                 NAP         NAP                    $96,964         2004            $176,259
   223            NAP                 NAP         NAP                        NAP         NAP                  NAP
   224            NAP                 NAP         NAP                        NAP         NAP             $143,756
   225            NAP                 NAP         NAP                   $192,155         2004            $205,750
   226            NAP            $348,668        2004                   $507,518         2005            $492,171
   227        $15,206            $284,256        2004                   $335,709         2005            $416,224
   228        $15,379                 NAP         NAP                        NAP         NAP                  NAP
   229        $13,574                 NAP         NAP                    $85,892         2004            $242,661
   230            NAP                 NAP         NAP                        NAP         NAP                  NAP
   231            NAP                 NAP         NAP                        NAP         NAP                  NAP
   232            NAP                 NAP         NAP                        NAP         NAP             $306,039
   233            NAP            $103,988        2004                   $237,685         2005            $250,344
   234            NAP                 NAP         NAP                        NAP         NAP             $228,924
   235            NAP            $269,275        2003                   $281,038         2004            $279,315
   236            NAP            $348,679        2003                   $313,221         2004            $323,951
   237            NAP                 NAP         NAP                    $60,257         2004            $263,734
   238            NAP            $170,375        2004                   $259,208         2005            $294,151
   239            NAP            $162,298        2003                   $207,029         2004            $294,023
   240            NAP                 NAP         NAP                        NAP         NAP                  NAP
   241            NAP            $226,484        2003                   $304,420         2004            $315,337
   242        $12,965            $263,910        2003                   $285,306         2004            $253,106
   243            NAP                 NAP         NAP                   $256,364         2004            $240,691
   244        $14,511                 NAP         NAP                        NAP         NAP             $124,543
   245            NAP                 NAP         NAP                        NAP         NAP                  NAP
   246            NAP                 NAP         NAP                   $141,651         2004            $268,299
   247            NAP            $246,405        2004                   $263,817         2005            $267,586
   248            NAP                 NAP         NAP                        NAP         NAP                  NAP
   249            NAP                 NAP         NAP                        NAP         NAP                  NAP
   250            NAP            $275,428        2003                   $270,303         2004            $205,023
   251            NAP                 NAP         NAP                        NAP         NAP             $118,099
   252            NAP                 NAP         NAP                    -$2,932         2004            $129,468
   253            NAP            $197,749        2003                   $172,759         2004            $201,500
   254            NAP                 NAP         NAP                        NAP         NAP             $270,032
   255            NAP                 NAP         NAP                        NAP         NAP                  NAP
   256            NAP                 NAP         NAP                        NAP         NAP                  NAP
   257            NAP                 NAP         NAP                        NAP         NAP                  NAP
   258        $11,886            $189,344        2004                   $173,975         2005            $197,805
   259            NAP                 NAP         NAP                   $131,062         2005            $127,428
   260            NAP                 NAP         NAP                    $95,155         2005             $92,516
   261        $11,688                 NAP         NAP                   $204,485         2005            $197,720
   262         $9,430            $215,274        2003                   $220,421         2004            $245,852
   263        $10,765                 NAP         NAP                        NAP         NAP             $187,861
   264            NAP            $266,980        2003                   $234,940         2004            $254,001
   265        $11,045                 NAP         NAP                        NAP         NAP                  NAP
   266            NAP            $205,870        2004                   $246,038         2005            $240,353
   267            NAP                 NAP         NAP                        NAP         NAP                  NAP
   268            NAP                 NAP         NAP                   $129,041         2005            $225,136
   269            NAP                 NAP         NAP                        NAP         NAP                  NAP
   270            NAP            $194,932        2003                   $194,865         2004            $194,783
   271            NAP                 NAP         NAP                        NAP         NAP                  NAP
   272            NAP                 NAP         NAP                        NAP         NAP                  NAP
   273            NAP                 NAP         NAP                        NAP         NAP             $125,011
   274            NAP                 NAP         NAP                        NAP         NAP              $54,383
   275         $8,618            $191,938        2003                    $80,572         2004             $97,780
   276         $8,355            $149,554        2003                   $153,533         2004            $155,288
   277            NAP                 NAP         NAP                        NAP         NAP                  NAP
   278            NAP            $104,652        2003                   $126,677         2004            $146,458
   279            NAP                 NAP         NAP                        NAP         NAP             $147,161
   280            NAP                 NAP         NAP                        NAP         NAP             $134,883
   281            NAP                 NAP         NAP                        NAP         NAP                  NAP
   282            NAP            $108,207        2003                   $118,625         2004             $67,597
   283            NAP            $223,400        2003                   $176,636         2004            $214,149
   284            NAP                 NAP         NAP                        NAP         NAP                  NAP
   285            NAP            $131,612        2003                   $109,340         2004            $135,156
   286            NAP            $116,132        2003                   $116,204         2004            $112,628
   287            NAP                 NAP         NAP                   $140,400         2004            $140,400
   288            NAP             $81,324        2003                    $97,079         2004            $119,819

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           NCF
MORTGAGE     MOST RECENT NOI    UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE       NOI        DSCR
LOAN NO.           DATE              EGI         EXPENSES          NOI          RESERVES    CASH FLOW(11)  DSCR (X)(12)  (X)(12)
--------------------------------------------------------------------------------------------------------------------------------

    1             2005            $45,474,046   $13,326,120    $32,147,926       $553,618     $31,594,308      2.16       2.12
    2        T-12 (02/28/06)      $45,019,045   $16,467,895    $28,551,149     $2,563,951     $25,987,198      2.02       1.84
    3             2005            $55,280,892   $30,201,896    $25,078,996     $2,747,212     $22,331,784      1.93       1.72
    4             2005             $3,010,080      $775,765     $2,234,315        $80,367      $2,153,948      1.26       1.20
    5             2005             $2,728,304      $841,063     $1,887,241       $111,257      $1,775,984      1.26       1.20
    6             2005             $2,502,106      $718,833     $1,783,273        $83,839      $1,699,434      1.26       1.20
    7             2005             $2,076,222      $640,309     $1,435,912        $69,847      $1,366,065      1.26       1.20
    8             2005             $2,609,991      $902,802     $1,707,189        $83,789      $1,623,400      1.26       1.20
    9             2005             $1,904,637      $532,403     $1,372,234        $64,511      $1,307,723      1.26       1.20
   10             2005             $1,046,033      $238,110       $807,923        $19,991        $787,932      1.26       1.20
   11             2005             $7,777,068    $3,536,900     $4,240,167       $507,715      $3,732,452      1.35       1.27
   12             2005             $5,769,427    $1,617,776     $4,151,651        $74,318      $4,077,333      1.35       1.27
   13             2005             $3,559,605    $1,418,114     $2,141,491        $29,674      $2,111,817      1.35       1.27
   14             2005            $11,048,369    $4,845,699     $6,202,670        $59,224      $6,143,445      1.29       1.28
   15             2005            $11,743,775    $3,711,726     $8,032,049       $268,826      $7,763,223      2.24       2.16
   16             2005             $6,147,512    $1,445,505     $4,702,007       $116,928      $4,585,079      1.23       1.20
   17             2005             $6,253,405    $1,926,739     $4,326,666       $291,772      $4,034,894      1.34       1.25
   18              NAP             $3,863,768      $972,733     $2,891,035       $259,750      $2,631,285      2.64       2.43
   19              NAP             $1,892,002      $511,458     $1,380,544        $75,798      $1,304,746      2.64       2.43
   20              NAP             $2,297,887      $661,277     $1,636,610       $135,000      $1,501,610      2.64       2.43
   21              NAP             $1,800,891      $472,762     $1,328,146       $144,375      $1,183,771      2.64       2.43
   22              NAP               $776,610      $191,882       $584,728        $21,875        $562,853      2.64       2.43
   23              NAP               $489,229      $127,020       $362,209        $25,000        $337,209      2.64       2.43
   24        T-12 (04/30/06)      $14,624,169   $10,195,557     $4,428,612       $584,967      $3,843,645      1.83       1.59
   25        T-12 (03/31/06)      $11,785,171    $8,687,499     $3,097,672       $471,407      $2,626,265      1.83       1.59
   26        T-12 (04/30/06)      $14,531,515   $10,889,947     $3,641,568       $581,261      $3,060,307      1.83       1.59
   27        T-12 (04/30/06)       $9,225,862    $6,532,243     $2,693,619       $369,034      $2,324,585      1.83       1.59
   28        T-12 (04/30/06)       $6,309,373    $4,049,999     $2,259,373       $252,375      $2,006,998      1.83       1.59
   29        T-12 (04/30/06)       $5,168,942    $2,722,362     $2,446,580       $258,447      $2,188,133      1.83       1.59
   30        T-12 (04/30/06)      $10,627,019    $8,314,722     $2,312,297       $425,081      $1,887,216      1.83       1.59
   31        T-12 (04/30/06)       $4,580,444    $2,694,413     $1,886,031       $183,218      $1,702,813      1.83       1.59
   32        T-12 (04/30/06)       $4,786,380    $2,661,277     $2,125,103       $239,319      $1,885,784      1.83       1.59
   33        T-12 (04/30/06)       $5,715,772    $3,928,326     $1,787,446       $228,631      $1,558,815      1.83       1.59
   34        T-12 (04/30/06)      $12,674,817   $10,399,941     $2,274,876       $506,993      $1,767,883      1.83       1.59
   35        T-12 (04/30/06)       $3,985,836    $2,484,160     $1,501,676       $159,433      $1,342,242      1.83       1.59
   36        T-12 (04/30/06)       $3,315,345    $1,928,628     $1,386,717       $132,614      $1,254,103      1.83       1.59
   37        T-12 (04/30/06)       $3,714,727    $2,211,148     $1,503,579       $185,736      $1,317,843      1.83       1.59
   38        T-12 (04/30/06)       $3,090,008    $1,737,372     $1,352,637       $154,500      $1,198,136      1.83       1.59
   39        T-12 (04/30/06)       $2,790,995    $1,559,708     $1,231,287       $139,550      $1,091,737      1.83       1.59
   40        T-12 (04/30/06)       $3,107,040    $1,797,226     $1,309,814       $124,282      $1,185,532      1.83       1.59
   41        T-12 (04/30/06)       $3,118,994    $1,978,960     $1,140,034       $155,950        $984,085      1.83       1.59
   42        T-12 (04/30/06)       $3,857,235    $2,613,172     $1,244,063       $192,862      $1,051,201      1.83       1.59
   43        T-12 (04/30/06)       $3,378,526    $2,251,345     $1,127,181       $135,141        $992,040      1.83       1.59
   44        T-12 (04/30/06)       $3,493,740    $2,310,716     $1,183,024       $174,687      $1,008,337      1.83       1.59
   45        T-12 (04/30/06)       $2,697,419    $1,493,365     $1,204,054       $107,897      $1,096,157      1.83       1.59
   46        T-12 (04/30/06)       $3,114,416    $2,047,193     $1,067,223       $124,577        $942,646      1.83       1.59
   47        T-12 (04/30/06)       $2,543,533    $1,556,444       $987,089       $101,741        $885,348      1.83       1.59
   48        T-12 (04/30/06)       $2,840,942    $1,829,317     $1,011,625       $113,638        $897,987      1.83       1.59
   49        T-12 (04/30/06)       $2,179,072    $1,280,062       $899,010       $108,954        $790,056      1.83       1.59
   50        T-12 (04/30/06)       $2,257,702    $1,363,738       $893,963       $112,885        $781,078      1.83       1.59
   51        T-12 (04/30/06)       $2,936,128    $1,910,116     $1,026,012       $117,445        $908,567      1.83       1.59
   52        T-12 (04/30/06)       $2,492,253    $1,547,174       $945,079       $124,613        $820,466      1.83       1.59
   53        T-12 (04/30/06)       $2,387,505    $1,443,277       $944,228        $95,500        $848,728      1.83       1.59
   54        T-12 (04/30/06)       $2,560,567    $1,607,685       $952,882       $102,423        $850,459      1.83       1.59
   55        T-12 (04/30/06)       $2,247,205    $1,433,196       $814,009       $112,360        $701,649      1.83       1.59
   56        T-12 (04/30/06)       $2,302,323    $1,459,574       $842,748        $92,093        $750,656      1.83       1.59
   57        T-12 (04/30/06)       $2,510,675    $1,762,729       $747,946       $100,427        $647,519      1.83       1.59
   58        T-12 (04/30/06)       $2,133,958    $1,338,746       $795,212       $106,698        $688,514      1.83       1.59
   59        T-12 (04/30/06)       $1,662,362    $1,006,298       $656,064        $66,494        $589,570      1.83       1.59
   60        T-12 (04/30/06)       $1,535,611      $969,861       $565,750        $61,424        $504,326      1.83       1.59
   61        T-12 (04/30/06)       $1,965,799    $1,447,707       $518,092        $78,632        $439,460      1.83       1.59
   62        T-12 (04/30/06)       $1,395,885      $934,268       $461,617        $55,835        $405,782      1.83       1.59
   63        T-12 (04/30/06)       $3,287,299    $2,775,879       $511,420       $131,492        $379,928      1.83       1.59
   64        T-12 (04/30/06)       $2,128,922    $1,555,715       $573,207       $106,446        $466,761      1.83       1.59
   65        T-12 (04/30/06)       $1,687,557    $1,364,606       $322,951        $67,502        $255,449      1.83       1.59
   66        T-12 (04/30/06)       $1,070,177      $808,544       $261,633        $42,807        $218,825      1.83       1.59
   67        T-12 (04/30/06)       $5,832,251    $2,179,969     $3,652,282       $306,419      $3,345,863      1.40       1.28
   68             2005            $65,729,021   $52,384,144    $16,744,878     $2,300,516     $11,044,362      1.47       1.02
   69             2005            $45,306,212   $36,360,541     $8,945,671     $1,585,717      $7,359,954      1.47       1.02
   70             2005            $59,916,733   $52,101,682     $8,852,307     $2,097,086      $5,717,965      1.47       1.02
   71             2005            $39,133,415   $35,582,423     $3,550,992     $1,369,670      $2,181,322      1.47       1.02
   72             2005            $17,182,159   $14,886,081     $2,296,078       $601,376      $1,694,703      1.47       1.02
   73        T-12 (03/31/06)       $4,466,297    $2,500,412     $1,965,885       $178,652      $1,787,233      1.69       1.54
   74        T-12 (03/31/06)       $4,252,600    $2,329,921     $1,922,679       $170,104      $1,752,575      1.69       1.54
   75        T-12 (03/30/06)       $2,831,348    $1,101,356     $1,729,992       $209,025      $1,520,967      1.74       1.53
   76        T-12 (03/30/06)       $1,394,699      $542,519       $852,180       $102,964        $749,216      1.74       1.53
   77        T-12 (03/30/06)       $1,018,872      $396,327       $622,774        $75,218        $547,326      1.74       1.53
   78        T-12 (03/30/06)         $501,678      $195,146       $306,532        $37,037        $269,495      1.74       1.53
   79             2005             $3,518,439      $842,395     $2,676,044       $138,062      $2,537,982      1.54       1.46
   80             2005             $4,705,530    $2,874,167     $1,831,364       $335,035      $1,496,329      1.60       1.30
   81             2005             $2,582,735    $1,577,550     $1,005,185       $183,891        $821,293      1.60       1.30
   82              NAP             $3,515,962    $1,208,355     $2,307,607        $40,969      $2,266,638      1.37       1.35
   83        T-12 (03/31/06)       $5,915,033    $3,320,149     $2,594,883       $365,978      $2,228,906      1.68       1.45
   84              NAP             $2,702,279      $784,594     $1,917,685       $117,672      $1,800,014      1.26       1.19
   85        T-12 (02/28/06)       $5,928,534    $3,702,741     $2,225,792       $503,669      $1,722,123      1.67       1.29
   86             2005             $3,257,627    $1,266,828     $1,990,799       $136,125      $1,854,674      1.49       1.39
   87              NAP             $2,731,650      $822,646     $1,909,004       $124,020      $1,784,984      1.31       1.23
   88        T-12 (04/30/06)       $2,765,542      $966,344     $1,799,198        $94,287      $1,704,912      1.44       1.37
   89             2005               $872,259      $290,795       $581,463        $58,199        $523,266      1.46       1.26
   90             2005               $871,024      $268,316       $602,708       $111,567        $491,141      1.46       1.26
   91             2005               $669,388      $198,492       $470,896        $55,403        $415,493      1.46       1.26
   92             2005               $496,267      $149,483       $346,784        $56,710        $290,075      1.46       1.26
   93             2005               $350,987      $118,410       $232,577        $31,742        $200,835      1.46       1.26
   94        T-12 (05/31/06)       $3,349,505    $1,674,840     $1,674,665        $77,000      $1,597,664      1.48       1.41
   95             2005             $2,364,344      $893,405     $1,470,939       $115,697      $1,355,243      1.38       1.27
   96             2005             $2,923,013      $755,154     $2,167,859       $199,375      $1,968,484      1.81       1.64
   97             2005             $1,823,136      $382,392     $1,440,743        $87,228      $1,353,516      1.59       1.49
   98        T-12 (03/31/06)       $3,712,734    $2,030,571     $1,682,163       $237,064      $1,445,099      1.79       1.53
   99        T-12 (09/30/05)       $1,623,425      $285,991     $1,337,434        $45,196      $1,292,238      1.24       1.20
   100        T-12 (04/06)         $2,468,067    $1,134,018     $1,334,050        $75,000      $1,259,050      1.44       1.36
   101            2005             $3,156,620    $1,092,874     $2,063,746       $280,555      $1,783,191      1.56       1.35
   102            2005             $3,844,353    $2,323,578     $1,520,775       $233,659      $1,287,116      1.84       1.55
   103        T-12 (02/06)         $2,322,821      $448,303     $1,874,518       $265,107      $1,609,411      2.24       1.92
   104             NAP             $1,395,874       $41,876     $1,353,997         $7,002      $1,346,869      1.26       1.25
   105            2005             $1,541,200      $306,600     $1,234,600        $14,008      $1,220,592      1.22       1.21
   106       T-12 (11/30/05)       $1,873,067      $637,451     $1,235,616        $45,780      $1,189,836      1.61       1.55
   107             NAP             $2,006,468      $698,440     $1,308,027       $116,197      $1,191,830      1.60       1.46
   108        T-12 (03/06)         $2,158,710      $918,368     $1,240,342        $74,927      $1,165,415      1.51       1.42
   109       T-12 (04/30/06)       $3,924,285    $2,646,002     $1,278,282       $150,000      $1,128,282      1.75       1.54
   110             NAP             $1,391,816      $417,882       $973,934        $41,481        $932,453      1.53       1.47
   111            2005               $570,306      $213,760       $356,546        $20,000        $336,546      1.72       1.59
   112            2005               $354,836      $155,102       $199,734        $12,000        $187,734      1.72       1.59
   113            2005               $429,973      $241,502       $188,471        $23,500        $164,971      1.72       1.59
   114            2005               $344,839      $150,720       $194,120        $14,750        $179,370      1.72       1.59
   115            2005               $306,954      $154,758       $152,197        $13,750        $138,447      1.72       1.59
   116       T-12 (03/31/06)       $2,473,255    $1,100,404     $1,371,267       $127,108      $1,245,743      1.66       1.50
   117             NAP             $1,011,721       $30,352       $981,369        $33,631        $947,738      1.23       1.19
   118    T-11 (11/30/05) Ann.     $1,344,708      $389,607       $955,101        $78,290        $876,811      1.41       1.30
   119       T-12 (03/31/06)       $1,979,360      $976,936     $1,002,425        $97,918        $904,507      1.74       1.56
   120       T-12 (03/31/06)       $1,448,771      $619,220       $510,848        $57,951        $452,897      1.74       1.56
   121       T-12 (01/31/06)       $1,199,250      $675,249       $524,001        $61,230        $462,771      1.50       1.33
   122       T-12 (01/31/06)         $821,504      $471,034       $350,470        $41,656        $308,814      1.50       1.33
   123       T-12 (01/31/06)       $1,119,448      $620,983       $498,465        $57,123        $441,342      1.50       1.33
   124       T-12 (05/31/06)       $2,561,436    $1,586,574       $974,862       $172,004        $802,858      1.56       1.28
   125       T-12 (04/30/06)       $1,820,834      $922,480       $898,353        $66,000        $832,353      1.53       1.42
   126             NAP             $1,181,066      $261,781       $919,285        $20,068        $899,217      1.39       1.36
   127       T-12 (03/31/06)       $1,251,201      $626,053       $625,148        $64,555        $560,593      2.30       2.06
   128       T-12 (03/31/06)       $1,279,975      $728,444       $551,531        $70,351        $481,180      2.30       2.06
   129       T-12 (03/31/06)       $1,144,955      $504,400       $640,555        $57,497        $583,059      2.30       2.06
   130             NAP               $868,154      $122,654       $745,500        $42,547        $702,953      1.27       1.20
   131       T-12 (04/30/06)       $1,326,472      $419,156       $907,315        $24,950        $882,365      1.52       1.48
   132            2005               $231,723       $76,726       $154,997         $5,100        $149,897      1.29       1.23
   133            2005               $240,076      $104,486       $135,590         $5,400        $130,190      1.29       1.23
   134            2005               $199,060       $68,780       $130,280         $6,000        $124,280      1.29       1.23
   135            2005               $269,748      $108,897       $160,851         $9,600        $151,251      1.29       1.23
   136            2005               $183,703       $63,992       $119,711         $4,800        $114,911      1.29       1.23
   137            2005             $1,212,745      $532,190       $680,555        $25,600        $654,955      1.38       1.33
   138       T-12 (02/28/06)       $1,102,817      $402,068       $700,749        $36,000        $664,749      1.48       1.40
   139             NAP               $886,417      $218,725       $667,692        $24,744        $642,948      1.33       1.28
   140       T-12 (03/01/06)       $2,006,481      $858,040     $1,148,441       $103,930        $934,365      2.06       1.68
   141            2005               $863,465      $172,985       $690,480        $45,939        $644,542      1.33       1.24
   142       T-12 (03/31/06)       $2,374,883    $1,492,901       $881,982        $94,955        $787,027      1.58       1.41
   143       T-12 (02/28/06)       $2,114,901    $1,201,699       $913,202        $84,596        $828,606      1.66       1.51
   144             NAP               $819,942      $194,572       $625,370        $49,592        $575,778      1.31       1.21
   145             NAP               $924,645      $276,717       $647,929        $51,909        $596,020      1.32       1.21
   146            2005             $1,150,664      $483,225       $667,439        $48,750        $618,689      1.68       1.56
   147             NAP               $831,300      $210,001       $621,299        $42,005        $579,294      1.33       1.24
   148            2005               $846,891      $197,012       $649,879        $68,994        $580,885      1.45       1.30
   149             NAP               $840,028      $258,121       $581,907        $28,041        $553,866      1.51       1.44
   150            2005               $813,222      $220,246       $592,976        $41,750        $551,226      1.55       1.44
   151            2005               $919,900      $363,254       $556,646        $29,000        $527,646      1.47       1.39
   152       T-12 (04/30/06)       $2,072,809    $1,338,738       $734,071        $79,190        $654,881      1.46       1.30
   153        T-12 (03/06)         $1,875,443    $1,036,831       $838,612        $97,858        $740,755      1.71       1.51
   154       T-12 (06/30/06)       $1,145,386      $228,785       $916,601        $19,921        $854,954      2.40       2.24
   155       T-12 (02/28/06)       $2,183,557    $1,468,467       $715,090        $87,342        $627,748      1.54       1.35
   156             NAP               $759,397      $249,595       $509,802        $22,890        $486,911      1.42       1.36
   157    T-11 (11/30/05) Ann.       $685,412      $167,249       $518,162        $14,000        $504,162      1.52       1.48
   158    T-11 (11/30/05) Ann.       $749,469      $215,268       $534,201        $25,058        $509,143      1.33       1.27
   159     T-4 (04/30/06) Ann.     $1,007,795      $498,124       $509,671        $11,089        $498,582      1.25       1.23
   160            2005               $984,197      $418,989       $565,208        $25,650        $539,558      1.34       1.28
   161       T-12 (11/30/05)         $997,781      $636,730       $361,051        $39,911        $321,140      1.86       1.66
   162       T-12 (11/30/05)         $992,827      $600,213       $392,614        $39,713        $352,901      1.86       1.66
   163            2005               $569,133      $100,467       $468,666        $35,395        $433,271      1.63       1.51
   164     T-8 (03/31/06) Ann.       $594,126      $123,037       $471,092         $4,249        $446,996      1.27       1.20
   165            2005               $528,496       $83,940       $444,556        $17,764        $426,792      1.48       1.42
   166     T-7 (12/31/05) Ann.       $697,409      $242,496       $454,913        $55,031        $399,882      1.38       1.22
   167            2005               $591,633      $149,608       $442,025        $26,093        $415,932      1.50       1.42
   168            2005             $1,774,124    $1,158,595       $615,529        $70,965        $544,564      1.78       1.57
   169        T-12 (02/06)           $805,004      $244,358       $578,646        $12,900        $565,746      1.75       1.71
   170             NAP               $426,142       $12,784       $413,358        $15,001        $398,357      1.31       1.26
   171             NAP             $1,063,726      $585,010       $478,716        $10,923        $467,793      1.57       1.53
   172       T-12 (12/31/05)         $716,692      $294,525       $422,167        $45,217        $376,951      1.65       1.47
   173       T-12 (03/31/06)         $676,108      $276,935       $399,173        $17,426        $381,747      1.25       1.19
   174       T-12 (02/28/06)         $820,832      $354,435       $466,396        $31,000        $435,396      1.40       1.31
   175       T-12 (02/28/06)         $600,381      $228,195       $372,186        $13,200        $358,986      1.45       1.40
   176            2005               $604,659      $160,255       $444,403        $30,225        $414,178      1.76       1.64
   177             NAP               $479,372       $95,710       $383,661        $10,718        $372,943      1.45       1.41
   178            2005               $597,747      $186,238       $411,509        $26,281        $385,228      1.41       1.32
   179       T-12 (03/31/06)         $920,039      $439,092       $480,947        $34,000        $446,947      1.54       1.43
   180            2005               $463,674      $103,407       $360,267         $1,300        $358,967      1.21       1.21
   181       T-12 (03/31/06)         $816,237      $420,900       $395,338        $28,750        $366,588      1.56       1.44
   182    T-11 (11/30/05) Ann.       $640,646      $148,223       $492,424        $58,125        $434,298      1.54       1.36
   183     T-9 (02/28/06) Ann.       $526,747      $177,245       $349,502        $12,750        $336,752      1.30       1.26
   184            2005               $471,308       $97,765       $373,543        $58,386        $315,157      1.68       1.42
   185             NAP               $881,838      $477,258       $404,580        $48,000        $356,580      1.42       1.25
   186             NAP               $395,704       $11,871       $383,833        $14,855        $368,977      1.30       1.25
   187             NAP               $362,896       $10,887       $352,009        $11,811        $340,199      1.33       1.29
   188             NAP               $347,400       $10,422       $336,978         $2,048        $334,931      1.28       1.27
   189            2004               $438,057       $77,797       $360,260        $29,680        $330,580      1.62       1.49
   190       T-12 (02/28/06)         $463,301       $97,451       $365,849        $20,892        $344,958      1.28       1.20
   191             NAP               $254,258       $70,019       $184,240         $7,844        $176,395      1.47       1.40
   192             NAP               $163,886       $36,327       $127,559         $5,867        $121,692      1.47       1.40
   193             NAP                $54,506       $11,049        $43,457         $2,307         $41,151      1.47       1.40
   194            2005               $659,872      $267,410       $392,462        $57,975        $334,487      1.74       1.49
   195            2005               $647,008      $250,972       $396,035        $36,000        $360,035      1.42       1.29
   196             NAP               $337,050       $10,112       $326,939         $1,911        $325,028      1.32       1.31
   197             NAP               $490,442      $140,510       $349,932        $20,578        $329,354      1.31       1.23
   198             NAP               $306,638        $9,199       $297,439         $2,223        $295,216      1.25       1.24
   199             NAP               $436,794       $78,045       $358,749        $25,080        $333,670      1.32       1.23
   200             NAP               $310,624        $9,319       $301,305         $2,223        $299,082      1.28       1.27
   201             NAP               $308,125        $9,244       $298,881           $573        $298,308      1.18       1.18
   202             NAP               $453,514      $117,668       $335,846        $13,084        $322,762      1.40       1.34
   203            2005               $525,429      $166,352       $359,077        $39,330        $319,747      1.43       1.27
   204             NAP               $550,534      $237,424       $313,110        $17,851        $295,259      1.41       1.33
   205     T-3 (03/31/06) Ann.       $471,569      $104,695       $366,873        $20,170        $346,703      1.48       1.39
   206             NAP               $467,302      $116,774       $350,528         $7,939        $342,589      1.37       1.34
   207            2005               $477,564      $165,754       $311,810        $24,901        $286,909      1.35       1.24
   208       T-12 (04/30/06)         $721,192      $404,547       $316,645        $25,000        $291,645      1.45       1.33
   209             NAP               $316,920        $9,508       $307,412        $11,920        $295,492      1.55       1.49
   210             NAP               $352,941        $7,059       $345,882        $22,724        $323,158      1.58       1.48
   211       T-12 (02/28/06)       $1,377,099      $979,745       $397,354        $55,132        $342,222      1.60       1.38
   212       T-12 (02/28/06)         $665,207      $298,062       $367,145        $53,493        $313,652      1.54       1.32
   213             NAP               $353,223       $10,597       $342,627        $14,710        $327,917      1.46       1.39
   214             NAP               $359,518       $60,312       $299,206        $13,224        $285,982      1.29       1.23
   215       T-12 (04/30/06)         $462,120      $143,774       $318,345        $14,059        $304,286      1.26       1.20
   216             NAP               $348,888       $54,811       $294,077        $13,702        $280,375      1.28       1.22
   217             NAP               $426,042      $112,873       $313,169        $17,567        $295,602      1.63       1.54
   218             NAP               $400,325       $98,089       $302,236        $45,103        $257,134      1.47       1.25
   219            2004               $275,004        $8,250       $266,754         $2,184        $264,570      1.55       1.54
   220            2005               $496,679      $202,665       $294,014        $30,568        $263,446      1.43       1.28
   221       T-12 (11/30/05)         $370,086       $98,196       $271,891        $15,160        $256,731      1.28       1.21
   222       T-11 (11/30/05)         $365,027       $91,676       $273,351        $16,239        $257,112      1.29       1.21
   223             NAP               $354,447       $69,121       $285,326         $9,892        $275,434      1.29       1.25
   224       T-12 (02/28/06)         $391,210       $96,952       $294,258        $19,200        $275,058      1.28       1.20
   225            2005               $384,900       $75,821       $309,079        $23,397        $285,682      1.38       1.28
   226       T-12 (03/31/06)         $906,233      $226,565       $425,298        $45,312        $379,986      1.65       1.47
   227       T-12 (01/31/06)         $908,241      $573,059       $335,182        $10,250        $324,932      1.84       1.78
   228             NAP               $380,217       $11,407       $368,810             $0        $368,810      2.00       2.00
   229            2005               $392,056       $95,030       $297,026        $19,982        $277,044      1.82       1.70
   230             NAP               $333,736       $57,066       $276,670        $12,882        $263,788      1.28       1.22
   231             NAP               $375,417      $112,190       $263,228        $10,840        $252,388      1.22       1.17
   232            2005               $422,846      $152,054       $270,792         $7,161        $263,631      1.23       1.20
   233       T-12 (02/28/06)         $660,985      $367,694       $293,291        $14,934        $278,356      1.34       1.27
   234            2005               $323,573       $62,276       $261,297        $15,371        $245,926      1.28       1.20
   235            2005               $438,708      $172,924       $265,784        $22,374        $243,410      1.31       1.20
   236            2005               $592,297      $269,425       $322,872        $23,668        $299,204      1.61       1.49
   237            2005               $434,398      $122,439       $311,959        $16,766        $295,193      1.63       1.54
   238       T-12 (03/31/06)         $345,341       $60,716       $284,625        $28,786        $255,839      1.34       1.21
   239     T-5 (05/31/06) Ann.       $345,194       $55,821       $289,372        $19,069        $270,303      1.40       1.31
   240             NAP               $323,157       $72,505       $250,652        $11,550        $239,102      1.23       1.18
   241            2005               $360,079       $92,123       $267,956        $18,755        $249,201      1.36       1.26
   242            2005               $647,438      $378,133       $269,305        $30,000        $239,305      1.73       1.54
   243            2005               $433,296      $175,348       $257,949        $26,118        $231,830      1.35       1.21
   244       T-12 (05/31/06)         $429,723      $153,308       $276,416         $6,155        $270,261      1.59       1.55
   245             NAP               $361,359      $114,413       $246,946         $9,775        $237,171      1.33       1.28
   246            2005               $334,499       $75,526       $258,973        $16,783        $242,190      1.41       1.32
   247       T-12 (02/28/06)         $364,582      $120,929       $243,653        $20,902        $222,751      1.31       1.20
   248             NAP               $343,922      $101,020       $242,902         $8,000        $234,902      1.24       1.20
   249             NAP               $309,182       $66,890       $242,292        $12,523        $229,769      1.29       1.22
   250    T-11 (11/30/05) Ann.       $370,031      $105,859       $264,171        $31,545        $232,627      1.47       1.29
   251      T-12 (03/06) Ann.        $433,604      $183,319       $250,285         $7,283        $243,002      1.29       1.25
   252            2005               $326,180       $79,045       $247,135        $16,113        $231,022      1.43       1.34
   253            2005               $398,473      $168,394       $230,079        $12,060        $218,019      1.27       1.20
   254       T-12 (03/31/06)         $288,359       $46,720       $241,640        $27,348        $214,291      1.36       1.20
   255             NAP               $257,126       $52,586       $204,540         $3,500        $201,040      1.25       1.23
   256             NAP               $386,070       $95,471       $290,599        $10,839        $279,760      1.71       1.65
   257             NAP               $275,846       $53,506       $222,340        $11,608        $210,732      1.40       1.33
   258       T-12 (03/31/06)         $329,377      $126,961       $202,416         $4,350        $198,066      1.42       1.39
   259       T-12 (05/31/06)         $193,711       $70,822       $122,890         $7,532        $115,357      1.28       1.20
   260       T-12 (05/31/06)         $140,640       $51,418        $89,221         $5,468         $83,753      1.28       1.20
   261       T-12 (02/28/06)         $295,844       $76,957       $218,887        $15,101        $203,787      1.56       1.45
   262       T-12 (05/31/05)         $453,429      $195,915       $257,514        $40,312        $217,201      2.28       1.92
   263    T-10 (10/31/05) Ann.       $242,751       $40,070       $202,681        $18,699        $183,982      1.57       1.42
   264       T-12 (10/31/05)         $286,274       $78,692       $207,582        $16,847        $190,735      1.39       1.28
   265             NAP               $289,613       $86,852       $202,761        $17,639        $185,122      1.53       1.40
   266       T-12 (05/31/06)         $475,013      $267,224       $207,789         $7,000        $200,789      1.36       1.31
   267             NAP               $290,347       $76,181       $214,166        $25,759        $188,407      1.45       1.28
   268       T-12 (04/30/06)         $584,810      $351,093       $233,717        $38,250        $195,467      1.54       1.29
   269             NAP               $317,573       $91,814       $225,759        $11,897        $213,862      1.47       1.40
   270            2005               $193,328        $7,835       $185,493        $11,448        $174,046      1.31       1.23
   271             NAP               $179,826        $8,262       $171,564         $1,680        $169,884      1.26       1.25
   272             NAP               $189,648       $30,016       $159,632        $15,586        $144,046      1.29       1.17
   273       T-12 (09/30/05)         $155,510       $36,991       $118,519        $10,600        $107,919      1.53       1.28
   274       T-12 (09/30/05)          $98,735       $30,623        $68,111        $20,026         $48,086      1.53       1.28
   275            2005               $286,848      $106,028       $180,820        $14,627        $166,194      1.75       1.61
   276            2005               $200,526       $51,481       $149,045         $9,097        $139,948      1.49       1.40
   277             NAP               $180,813       $33,602       $147,211         $6,373        $140,839      1.33       1.28
   278            2005               $259,484      $108,428       $151,056        $14,056        $137,000      1.35       1.22
   279            2004               $190,348       $42,870       $147,478         $8,800        $138,677      1.36       1.28
   280            2005               $178,107       $45,983       $132,124         $5,486        $126,637      1.25       1.20
   281             NAP               $229,681       $87,562       $142,119         $5,836        $136,283      1.32       1.26
   282            2005               $176,120       $34,883       $141,237         $6,092        $135,145      1.42       1.36
   283            2005               $315,719       $98,647       $217,071        $23,008        $194,063      2.31       2.07
   284             NAP               $160,506        $4,815       $155,689         $7,189        $148,500      1.48       1.42
   285            2005               $204,430       $89,037       $115,394         $4,500        $110,894      1.25       1.20
   286        T-12 (02/06)           $236,328      $127,857       $108,471         $6,069        $102,402      1.27       1.20
   287            2005               $164,003       $42,477       $121,526        $12,016        $109,510      1.58       1.43
   288            2005               $341,403      $225,401       $116,002         $9,794        $106,208      1.80       1.65
                                                                                                               1.66X      1.54X

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE       NCF POST IO     CUT-OFF DATE  BALLOON     BALLOON       MORTGAGE
LOAN NO.  PERIOD DSCR (X)(12)       LTV        LTV       BALANCE    LOAN SELLER(1)  PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------------

    1             2.12             48.6%      48.6%   $250,000,000  MSMC            Cherry Creek Shopping Center
    2             1.84             50.9%      50.9%   $225,000,000  LaSalle         225 Franklin Street
    3             1.72             45.7%      45.7%   $215,000,000  MSMC            120 Broadway
                                                                                    G&L Portfolio - Roll-up
    4             1.20             76.3%      76.3%    $26,180,000  PCF II/MSMC     G&L Portfolio - Regents Medical Center (I)
    5             1.20             76.3%      76.3%    $25,870,000  PCF II/MSMC     G&L Portfolio - 435 North Bedford (I)
    6             1.20             76.3%      76.3%    $23,430,000  PCF II/MSMC     G&L Portfolio - 405 Bedford (I)
    7             1.20             76.3%      76.3%    $19,380,000  PCF II/MSMC     G&L Portfolio - 416 Bedford (I)
    8             1.20             76.3%      76.3%    $19,000,000  PCF II/MSMC     G&L Portfolio - Sherman Oaks Medical (I)
    9             1.20             76.3%      76.3%    $16,560,000  PCF II/MSMC     G&L Portfolio - Lyons Building (I)
   10             1.20             76.3%      76.3%    $11,830,000  PCF II/MSMC     G&L Portfolio - 415 Bedford (I)
                                                                                    Millennium Retail Portfolio - Roll-up
   11             1.27             58.6%      49.7%    $43,447,270  MSMC            Millennium Retail - San Francisco (II)
   12             1.27             58.6%      49.7%    $32,920,617  MSMC            Millennium Retail - Washington DC (II)
   13             1.27             58.6%      49.7%    $16,733,405  MSMC            Millennium Retail - Georgetown (II)
   14             1.10             66.1%      62.2%    $70,546,503  MSMC            80 Broad Street
   15             2.16             59.1%      59.1%    $60,000,000  MSMC            Weberstown Mall
   16             1.20             79.2%      79.2%    $60,000,000  PCF II          Gateway Shopping Center
   17             1.25             74.1%      74.1%    $53,000,000  MSMC            633 Indiana Avenue NW
                                                                                    DCT Industrial Portfolio - Roll-up
   18             2.43             40.6%      40.6%    $16,159,686  LaSalle         DCT Industrial Portfolio - Memphis (III)
   19             2.43             40.6%      40.6%     $9,738,220  LaSalle         DCT Industrial Portfolio - McCook (III)
   20             2.43             40.6%      40.6%     $9,738,220  LaSalle         DCT Industrial Portfolio - Northlake (III)
   21             2.43             40.6%      40.6%     $8,520,942  LaSalle         DCT Industrial Portfolio - McDonough (III)
   22             2.43             40.6%      40.6%     $3,610,995  LaSalle         DCT Industrial Portfolio - Somerset (III)
   23             2.43             40.6%      40.6%     $2,231,937  LaSalle         DCT Industrial Portfolio - Allentown (III)
                                                                                    RLJ Hotel Portfolio - Roll-up
   24             1.37             70.5%      64.7%     $3,020,419  MSMC            Marriott - Denver South, CO (IV)
   25             1.37             70.5%      64.7%     $2,162,043  MSMC            Marriott - Midway  (IV)
   26             1.37             70.5%      64.7%     $1,956,372  MSMC            Renaissance Hotel - Plantantion, FL (IV)
   27             1.37             70.5%      64.7%     $1,700,453  MSMC            Marriott - Austin Airport So. (IV)
   28             1.37             70.5%      64.7%     $1,652,239  MSMC            Hilton Garden Inn - Chicago Midway (IV)
   29             1.37             70.5%      64.7%     $1,538,442  MSMC            Residence Inn - Plantation, FL (IV)
   30             1.37             70.5%      64.7%     $1,452,777  MSMC            Renaissance - Broomfield, CO (IV)
   31             1.37             70.5%      64.7%     $1,401,822  MSMC            Courtyard - Salt Lake City (IV)
   32             1.37             70.5%      64.7%     $1,358,180  MSMC            Residence Inn Galleria - Houston, Texas (IV)
   33             1.37             70.5%      64.7%     $1,277,095  MSMC            Hampton Inn -Chicago Midway Airport (IV)
   34             1.37             70.5%      64.7%     $1,065,015  MSMC            Marriott - Pontiac, MI (IV)
   35             1.37             70.5%      64.7%       $994,534  MSMC            Holiday Inn Express - Chicago Midway (IV)
   36             1.37             70.5%      64.7%       $967,880  MSMC            Courtyard - Austin NW Parmer Lane (IV)
   37             1.37             70.5%      64.7%       $930,392  MSMC            Springhill Suites - Austin So. (IV)
   38             1.37             70.5%      64.7%       $892,259  MSMC            Residence Inn - Round Rock (IV)
   39             1.37             70.5%      64.7%       $885,341  MSMC            Residence Inn - Austin NW (IV)
   40             1.37             70.5%      64.7%       $819,036  MSMC            Courtyard - Brandon (IV)
   41             1.37             70.5%      64.7%       $810,137  MSMC            Residence Inn - Pontiac, MI (IV)
   42             1.37             70.5%      64.7%       $798,990  MSMC            Residence Inn - Schaumberg (IV)
   43             1.37             70.5%      64.7%       $796,539  MSMC            Sleep Inn - Chicago Midway (IV)
   44             1.37             70.5%      64.7%       $780,984  MSMC            Springhill Suites Schaumberg (IV)
   45             1.37             70.5%      64.7%       $776,976  MSMC            Fairfield Inn Brandon - Tampa, Florida (IV)
   46             1.37             70.5%      64.7%       $749,243  MSMC            Courtyard - Fort Wayne, IN (IV)
   47             1.37             70.5%      64.7%       $728,853  MSMC            Courtyard - Louisville Northeast (IV)
   48             1.37             70.5%      64.7%       $705,367  MSMC            Courtyard - Merrillville (IV)
   49             1.37             70.5%      64.7%       $650,405  MSMC            Residence Inn - Louisville, CO (IV)
   50             1.37             70.5%      64.7%       $643,014  MSMC            Residence Inn - Fishers Indianapolis (IV)
   51             1.37             70.5%      64.7%       $636,532  MSMC            Courtyard Sugarland - Stafford, Texas (IV)
   52             1.37             70.5%      64.7%       $578,566  MSMC            Residence Inn Sugarland - Houston, TX (IV)
   53             1.37             70.5%      64.7%       $576,931  MSMC            Fairfield Inn - Merrillville (IV)
   54             1.37             70.5%      64.7%       $558,158  MSMC            Courtyard - Mesquite (IV)
   55             1.37             70.5%      64.7%       $548,619  MSMC            Residence Inn - Merrillville (IV)
   56             1.37             70.5%      64.7%       $541,827  MSMC            Courtyard - Mishawaka (IV)
   57             1.37             70.5%      64.7%       $533,063  MSMC            Courtyard - Pontiac, MI (IV)
   58             1.37             70.5%      64.7%       $528,680  MSMC            Residence Inn - Austin South (IV)
   59             1.37             70.5%      64.7%       $446,130  MSMC            Hampton Inn -Merrillville (IV)
   60             1.37             70.5%      64.7%       $397,899  MSMC            Holiday Inn Express - Merrillville (IV)
   61             1.37             70.5%      64.7%       $361,781  MSMC            Courtyard - Valparaiso (IV)
   62             1.37             70.5%      64.7%       $331,583  MSMC            Fairfield Inn - Austin So. (IV)
   63             1.37             70.5%      64.7%       $312,771  MSMC            Holiday Inn Select Grand Rapids - Kentwood,
                                                                                    Michigan (IV)
   64             1.37             70.5%      64.7%       $261,569  MSMC            Residence Inn - South Bend, Indiana (IV)
   65             1.37             70.5%      64.7%       $200,221  MSMC            Courtyard - Benton Harbor, Michigan (IV)
   66             1.37             70.5%      64.7%       $174,835  MSMC            Fairfield Inn - Valparaiso, Indiana (IV)
   67             1.10             79.9%      72.7%    $37,318,103  LaSalle         Cornerstone at Norwood Office
                                                                                    Ritz-Carlton Portfolio - Roll-up
   68             1.02             58.6%      43.4%     $9,975,213  MSMC            Ritz-Carlton, Central Park (V)
   69             1.02             58.6%      43.4%     $6,619,067  MSMC            Ritz-Carlton, Washington (V)
   70             1.02             58.6%      43.4%     $5,500,351  MSMC            Ritz-Carlton, Battery Park (V)
   71             1.02             58.6%      43.4%     $4,381,636  MSMC            Ritz-Carlton, Boston (V)
   72             1.02             58.6%      43.4%     $2,423,884  MSMC            Ritz-Carlton, Georgetown (V)
                                                                                    RLJ Indianapolis Hotel Portfolio - Roll-up
   73             1.32             76.1%      69.8%    $16,662,450  MSMC            Residence Inn - Indianapolis Canal (VI)
   74             1.32             76.1%      69.8%    $16,429,722  MSMC            Courtyard - Indianapolis Capitol (VI)
                                                                                    The Center Point Complex Portfolio - Roll-up
   75             1.32             79.9%      72.9%    $13,948,810  LaSalle         The Center Point Complex - 401 South Hamilton
                                                                                    Street (VII)
   76             1.32             79.9%      72.9%     $6,871,070  LaSalle         The Center Point Complex - 401 South Centennial
                                                                                    Street (VII)
   77             1.32             79.9%      72.9%     $5,019,533  LaSalle         The Center Point Complex - 401 Manning Street
                                                                                    (VII)
   78             1.32             79.9%      72.9%     $2,471,547  LaSalle         The Center Point Complex - 401 East Russell
                                                                                    Avenue (VII)
   79             1.21             74.5%      66.3%    $26,932,503  MSMC            Voice of America Phase II
                                                                                    Indianapolis Office Portfolio - Roll-up
   80             1.11             69.2%      61.6%    $16,391,656  LaSalle         Market Square Center (VIII)
   81             1.11             69.2%      61.6%     $8,996,924  LaSalle         251 East Ohio (VIII)
   82             1.35             75.9%      75.9%    $28,100,000  LaSalle         Mayo Medical Building
   83             1.23             66.0%      64.5%    $24,633,569  LaSalle         Triwest Plaza
   84             1.19             74.8%      63.1%    $18,549,243  MSMC            50 Emjay Boulevard
   85             1.10             79.9%      71.2%    $19,140,125  LaSalle         Commerce Tower
   86             1.20             65.8%      59.4%    $18,413,339  PCF II          5600 Broken Sound Boulevard
   87             1.23             68.7%      57.9%    $17,068,400  MSMC            GE Capital FFC Office Building
   88             1.37             52.4%      43.7%    $15,441,080  LaSalle         Crossroads Shopping Center
                                                                                    Central PA Retail Portfolio - Roll-up
   89             1.26             71.2%      56.8%     $4,028,222  MSMC            Central PA Retail Portfolio - East Side Shopping
                                                                                    Center (A)
   90             1.26             71.2%      56.8%     $3,753,571  MSMC            Central PA Retail Portfolio - Village Center at
                                                                                    Hamlin (A)
   91             1.26             71.2%      56.8%     $3,144,561  MSMC            Central PA Retail Portfolio - Village Center at
                                                                                    Lords Valley (A)
   92             1.26             71.2%      56.8%     $2,213,135  MSMC            Central PA Retail Portfolio - Village Center at
                                                                                    Duryea (A)
   93             1.26             71.2%      56.8%     $1,528,496  MSMC            Central PA Retail Portfolio - Union Boulevard
                                                                                    Shopping Plaza (A)
   94             1.20             66.4%      62.3%    $17,082,078  LaSalle         Arboretum Village
   95             1.27             66.5%      66.5%    $17,500,000  MSMC            601 Indiana Avenue NW
   96             1.23             74.2%       9.2%     $2,162,532  MSMC            Lowe Office Park
   97             1.22             78.5%      70.3%    $14,685,108  MSMC            Windsor Commons Shopping Center
   98             1.28             75.3%      67.9%    $14,429,170  LaSalle         122 West John Carpenter
   99             1.20             69.6%      58.7%    $13,203,942  MSMC            Washington Green Shopping Center
   100            1.16             77.3%      70.1%    $13,596,261  LaSalle         Aspen Pointe Apartments
   101            1.35             66.6%       2.3%       $514,050  PCF II          One Riverfront Place
   102            1.27             72.4%      63.6%    $13,035,968  MSMC            One Chatham Center
   103            1.58             75.3%      66.2%    $13,052,646  LaSalle         302 West Third Street
   104            1.25             72.1%      61.4%    $12,649,844  LaSalle         Giant Food - Bucks County
   105            1.21             79.0%      67.3%    $11,909,541  PCF II          Country Hills Plaza
   106            1.27             72.4%      67.3%    $12,790,641  MSMC            Berdon Plaza Shopping Center
   107            1.23             71.1%      64.3%    $12,213,310  LaSalle         Ozburn Hessey
   108            1.22             73.3%      68.9%    $12,217,958  LaSalle         40 West Office Building
   109            1.31             64.9%      60.8%    $11,245,302  LaSalle         Village Squire Apartments
   110            1.20             70.6%      62.0%     $9,926,605  MSMC            Page Plaza
                                                                                    Doneff Portfolio - Roll-up
   111            1.31             72.7%      64.2%     $3,044,494  MSMC            Doneff Portfolio - Custer Village (B)
   112            1.31             72.7%      64.2%     $1,953,072  MSMC            Doneff Portfolio - Southbrook Apartments (B)
   113            1.31             72.7%      64.2%     $1,776,323  MSMC            Doneff Portfolio - Meadowbrook Apartments (B)
   114            1.31             72.7%      64.2%     $1,654,367  MSMC            Doneff Portfolio - Sheboygan Regency House (B)
   115            1.31             72.7%      64.2%     $1,484,688  MSMC            Doneff Portfolio - Janesville Regency House (B)
   116            1.50             79.8%      62.2%     $8,316,144  LaSalle         Courtyard by Marriott - High Point
   117            1.19             72.9%      56.7%     $8,104,196  MSMC            Norris Furniture & Interiors - Ft. Myers
   118            1.30             72.9%      61.5%     $8,300,310  MSMC            Southaven Commons Shopping Center
                                                                                    Koehler Dakota Hotel Portfolio - Roll-up
   119            1.56             66.0%      44.3%     $3,902,594  LaSalle         Holiday Inn Express - Rapid City (IX)
   120            1.56             66.0%      44.3%     $2,656,387  LaSalle         Holiday Inn Express - Bismarck (IX)
                                                                                    Lamont Hotel Portfolio - Roll-up
   121            1.33             64.1%      38.7%     $2,203,624  LaSalle         Holiday Inn Express - Aberdeen (X)
   122            1.33             64.1%      38.7%     $2,037,416  LaSalle         Holiday Inn Express - Dickinson (X)
   123            1.33             64.1%      38.7%     $1,623,716  LaSalle         Holiday Inn Express - Watertown (X)
   124            1.11             78.2%      70.0%     $8,680,410  LaSalle         Textile Building
   125            1.20             73.1%      66.3%     $8,614,229  LaSalle         Morrowood Townhomes
   126            1.36             59.6%      45.6%     $6,878,254  PCF II          Moreno Beach Plaza
                                                                                    Koehler West Virginia Hotel Portfolio - Roll-up
   127            2.06             47.0%      31.4%     $2,133,346  LaSalle         Holiday Inn Express - Morgantown (XI)
   128            2.06             47.0%      31.4%     $2,007,504  LaSalle         SpringHill Suites - Morgantown (XI)
   129            2.06             47.0%      31.4%     $1,851,697  LaSalle         Holiday Inn Express - Winfield (XI)
   130            1.20             76.9%      65.1%     $7,095,088  MSMC            University of Phoenix Building
   131            1.48             65.2%      56.4%     $6,740,169  LaSalle         Sexton MHP
                                                                                    Ann Arbor Apartment Portfolio - Roll-up
   132            1.23             74.2%      62.9%     $1,621,441  MSMC            Ann Arbor Apartment Portfolio - Kingsley Apts.
                                                                                    (XII)
   133            1.23             74.2%      62.9%     $1,309,104  MSMC            Ann Arbor Apartment Portfolio - First Street
                                                                                    Apts. (XII)
   134            1.23             74.2%      62.9%     $1,249,984  MSMC            Ann Arbor Apartment Portfolio - Madison Street
                                                                                    Apt (XII)
   135            1.23             74.2%      62.9%     $1,216,200  MSMC            Ann Arbor Aptartment Portfolio - Chelsea Apts.
                                                                                    (XII)
   136            1.23             74.2%      62.9%     $1,148,634  MSMC            Ann Arbor Apartment Portfolio - Second Street
                                                                                    Apts (XII)
   137            1.15             79.8%      71.4%     $6,823,431  MSMC            Shores at Elders Pond
   138            1.20             78.1%      71.0%     $6,818,866  MSMC            Horizon at Hillcrest Apartments
   139            1.28             58.8%      49.4%     $6,181,001  MSMC            Alvarado Street Retail
   140            1.68             79.8%      62.2%     $5,595,910  LaSalle         Comfort Suites - Greensboro
   141            1.24             79.5%      67.9%     $6,127,710  MSMC            Keebler Krossing
   142            1.41             68.2%      53.7%     $5,499,748  MSMC            Hampton Inn & Suites Spartanburg
   143            1.51             72.6%      57.0%     $5,472,891  MSMC            Comfort Suites - Northlake
   144            1.21             77.3%      65.1%     $5,855,886  MSMC            Monroe Medical Arts Building
   145            1.21             78.0%      66.1%     $5,846,426  MSMC            Muncie Family Physicians
   146            1.29             74.5%      65.7%     $6,042,667  MSMC            Nottingham Courts
   147            1.24             78.1%      65.8%     $5,711,701  MSMC            Mt. Hood Professional Plaza
   148            1.30             73.3%      62.0%     $5,456,400  MSMC            Westlake Office Park
   149            1.21             78.7%      69.6%     $5,711,203  LaSalle         Maple Grove Commons
   150            1.21             77.9%      68.2%     $5,630,225  MSMC            228 Saugatuck Avenue
   151            1.17             69.0%      59.7%     $5,541,498  MSMC            Alderbrooke Apartments
   152            1.30             74.9%      58.7%     $4,989,038  MSMC            Homewood Suites - Pinehurst, NC
   153            1.51             79.2%      61.7%     $4,935,282  LaSalle         Comfort Suites - New Bern
   154            1.92             50.1%      47.1%     $5,640,391  LaSalle         Midway - Frontier
   155            1.35             68.8%      53.6%     $4,666,371  MSMC            Comfort Suites - Atlanta
   156            1.15             78.0%      69.3%     $5,197,385  LaSalle         Cortland Commons
   157            1.23             68.2%      59.0%     $5,018,033  MSMC            2174 White Plains Road
   158            1.27             67.8%      57.3%     $4,878,531  MSMC            Arena Marketplace
   159            1.23             69.8%      59.6%     $4,802,958  MSMC            US-1 Self Storage
   160            1.28             68.6%      59.4%     $4,752,643  MSMC            21-21 44th Drive
                                                                                    Richmond Hotel Portfolio - Roll-up
   161            1.66             66.9%      51.9%     $2,304,542  MSMC            Richmond Hotel Portfolio - Hampton Inn (C)
   162            1.66             66.9%      51.9%     $1,843,634  MSMC            Richmond Hotel Portfolio - Hampton Inn (C)
   163            1.25             70.4%      60.7%     $4,310,438  MSMC            Coronado Point Office Park
   164            1.20             78.6%      67.6%     $4,259,946  LaSalle         Fishers Corner
   165            1.21             75.4%      70.8%     $4,507,684  PCF II          210, 254, 300 East Rollins Road
   166            1.22             78.9%      66.6%     $3,993,721  MSMC            Avon Medical Arts Building
   167            1.22             74.4%      67.8%     $4,166,736  LaSalle         Adams Office
   168            1.57             71.6%      55.5%     $3,537,248  MSMC            Baymont Inn & Suites
   169            1.71             49.9%      42.7%     $3,845,103  LaSalle         422 Mystic Avenue
   170            1.26             63.1%      53.5%     $3,800,627  MSMC            Rite Aid - Mechanicsburg, PA
   171            1.53             40.8%      34.4%     $3,703,851  LaSalle         Central Self-Storage
   172            1.23             79.1%      69.9%     $3,844,657  LaSalle         Weston Building
   173            1.19             50.7%      43.6%     $3,688,634  LaSalle         Fairfield Self Storage
   174            1.31             79.1%      68.8%     $3,714,542  LaSalle         Quail Hollow Apartments
   175            1.18             80.2%      72.5%     $3,844,328  MSMC            Bradford Oaks
   176            1.38             79.3%      76.4%     $4,087,494  MSMC            Starcrest Center
   177            1.20             80.0%      72.7%     $3,850,601  LaSalle         Fruit Cove Plaza
   178            1.32             77.9%      65.8%     $3,570,434  MSMC            Fox Plaza
   179            1.43             62.5%      53.8%     $3,605,229  LaSalle         Bienville Tower Apartments
   180            1.21             74.7%      63.5%     $3,553,587  MSMC            86 University Place
   181            1.23             73.2%      65.2%     $3,649,170  LaSalle         Cooper Lake Apartments
   182            1.36             68.8%      54.1%     $3,193,629  MSMC            Nanticoke Business Park
   183            1.26             78.8%      65.7%     $3,351,618  MSMC            Prospect Commons Apartments
   184            1.16             66.7%      59.8%     $3,585,209  MSMC            21721-21729 Vanowen Street
   185            1.25             69.3%      58.9%     $3,389,375  MSMC            Cavalier Apartments
   186            1.25             66.2%      50.9%     $3,055,548  MSMC            Rite Aid - Delmar, MD
   187            1.29             74.6%      62.7%     $3,261,978  MSMC            Eckerds - Worcester
   188            1.27             70.4%      59.2%     $3,257,856  MSMC            Walgreens - Norfolk
   189            1.24             77.0%      66.4%     $3,318,049  MSMC            Battlefield Station
   190            1.20             79.9%      68.7%     $3,297,246  LaSalle         Hunters Glen
                                                                                    Tomra Pacific Industrial Portfolio - Roll-up
   191            1.20             63.2%      54.7%     $1,717,340  MSMC            Tomra Pacific Industrial Portfolio - Fremont
                                                                                    (XIII)
   192            1.20             63.2%      54.7%     $1,189,593  MSMC            Tomra Pacific Industrial Portfolio - Rancho
                                                                                    Cucamo (XIII)
   193            1.20             63.2%      54.7%       $402,299  MSMC            Tomra Pacific Industrial Portfolio - Sacramento
                                                                                    (XIII)
   194            1.25             75.5%      66.8%     $3,341,901  MSMC            Eastwood Professional Center
   195            1.29             68.0%      52.5%     $2,877,301  MSMC            Mesa View Medical Office Bldg.
   196            1.31             70.5%      59.3%     $3,054,151  MSMC            CVS Ft. Myers
   197            1.23             57.6%      49.5%     $3,088,029  LaSalle         Allerton Street Office
   198            1.24             75.8%      63.1%     $2,990,481  MSMC            Walgreens - Decatur
   199            1.23             75.5%      65.3%     $3,067,641  LaSalle         Fugazy Travel
   200            1.27             70.8%      59.0%     $2,948,946  MSMC            Walgreens - Yuma
   201            1.18             74.3%      63.3%     $2,976,087  MSMC            AmSouth Bank Building - Oviedo
   202            1.34             79.3%      66.8%     $2,938,052  MSMC            Shops of Waterville Commons
   203            1.27             77.5%      66.1%     $2,974,416  MSMC            Hastings/Mr. Gattis Retail Center
   204            1.14             76.7%      69.9%     $3,144,242  PCF II          7220 South Cicero Avenue
   205            1.39             69.7%      59.5%     $2,914,814  LaSalle         One City Plaza
   206            1.34             64.7%      55.7%     $2,926,648  PCF II          140 Diamond Creek Place
   207            1.24             72.9%      61.8%     $2,780,761  MSMC            10 Mott Avenue
   208            1.17             76.6%      61.5%     $2,614,392  MSMC            Pleasant Hill Apartments
   209            1.26             73.0%      64.9%     $2,886,794  MSMC            Coach Long Beach
   210            1.48             70.4%      59.4%     $2,733,144  MSMC            Food World Moody
   211            1.38             65.9%      51.3%     $2,489,397  MSMC            Fairfield Inn Gastonia
   212            1.32             71.0%      66.9%     $3,008,763  MSMC            John B. Coleman Building
   213            1.39             64.7%      49.8%     $2,441,320  MSMC            Rite Aid - Harrington, DE
   214            1.23             76.9%      65.9%     $2,702,508  MSMC            Pepper's Ferry Place
   215            1.20             74.9%      59.1%     $2,482,379  LaSalle         Advanced Self Storage
   216            1.22             70.8%      60.6%     $2,668,299  MSMC            Roanoke Retail
   217            1.10             74.0%       8.4%       $354,448  PCF II          105 Regency Park Drive
   218            1.25             77.7%      64.7%     $2,588,518  MSMC            800 Port Centre Parkway
   219            1.26             76.5%      68.5%     $2,775,075  MSMC            Walgreens - Glasgow
   220            1.28             75.3%      62.8%     $2,575,993  MSMC            103 Executive Drive
   221            1.21             72.1%      60.9%     $2,598,870  MSMC            Chester Apartments
   222            1.21             77.3%      65.5%     $2,552,577  MSMC            Spring Creek Crossing
   223            1.25             64.9%      55.5%     $2,565,613  PCF II          1180 Tourmaline Drive
   224            1.20             71.3%      61.7%     $2,591,640  LaSalle         Fairfield Apartments
   225            1.28             66.6%      57.2%     $2,575,206  LaSalle         1157 First Colonial Road
   226            1.47             71.3%      57.6%     $2,418,077  LaSalle         Holiday Inn Express - Kernersville, NC
   227            1.49             80.0%      70.4%     $2,605,364  LaSalle         Houston Leisure RV Resort
   228            2.00             50.0%      50.0%     $2,950,000  LaSalle         Walgreens Phoenix
   229            1.39             79.1%      70.1%     $2,593,905  MSMC            The Shops at Parkway Pavilion
   230            1.22             75.0%      64.3%     $2,505,807  MSMC            Chesapeake Retail
   231            1.17             73.0%      62.6%     $2,503,667  MSMC            South Plainfield Restaurants
   232            1.20             72.9%      62.8%     $2,511,523  LaSalle         Calexico Self Storage
   233            1.27             79.3%      68.4%     $2,495,643  LaSalle         Drive-Up Self Storage
   234            1.20             76.2%      64.5%     $2,452,161  MSMC            Market Street Plaza
   235            1.20             76.2%      64.3%     $2,444,850  MSMC            North Meridian Primary Care
   236            1.49             65.6%      55.4%     $2,439,266  MSMC            93-01 63rd Drive
   237            1.54             60.6%      51.0%     $2,407,544  MSMC            Sugarloaf Shopping Center
   238            1.21             77.7%      66.9%     $2,427,640  LaSalle         Friendship Professional Center
   239            1.31             74.5%      63.7%     $2,396,617  LaSalle         Durango Plaza
   240            1.18             75.5%      64.5%     $2,384,989  MSMC            5860 West Arizona Pavilions Drive
   241            1.26             79.5%      67.6%     $2,364,356  MSMC            Gandy Shopping Center
   242            1.27             70.5%      64.5%     $2,517,263  MSMC            Bent Oak Apartments
   243            1.21             77.2%      65.5%     $2,305,302  MSMC            Northview Concourse III
   244            1.34             70.3%      62.9%     $2,416,249  LaSalle         Ontario Airport SS
   245            1.28             75.9%      64.3%     $2,250,388  MSMC            144-154 Bloomfield Avenue
   246            1.32             74.1%      62.6%     $2,230,099  MSMC            Forest Park Center
   247            1.20             77.5%      65.6%     $2,228,991  MSMC            Hazel Dell Medical Office
   248            1.20             58.3%      50.2%     $2,242,882  LaSalle         South Virgil Apartments
   249            1.22             72.7%      62.3%     $2,180,821  MSMC            Apopka Retail
   250            1.29             74.6%      63.4%     $2,143,781  MSMC            Coulter Forum Shopping Center
   251            1.25             65.1%      51.0%     $1,934,472  LaSalle         Eastside Self Storage
   252            1.34             68.3%      57.9%     $2,084,498  MSMC            The Centre at Greatwood
   253            1.20             69.7%      60.0%     $2,076,457  LaSalle         Lily Lake Terrace Apartments
   254            1.20             69.9%      59.9%     $2,066,499  LaSalle         Madison Building
   255            1.23             75.4%      63.9%     $1,979,644  MSMC            McDowell Building
   256            1.65             56.1%      48.0%     $1,968,094  PCF II          1141 Longwood Avenue
   257            1.33             78.7%      66.6%     $1,930,139  MSMC            Genuardis Plaza
   258            1.19             78.6%      71.4%     $2,070,606  MSMC            Phoenix West Mobile Home Park
                                                                                    Sunset and Commander Apartments Portfolio -
                                                                                    Roll-up
   259            1.20             70.5%      60.6%     $1,105,433  LaSalle         Sunset Apartments (XIV)
   260            1.20             70.5%      60.6%       $802,575  LaSalle         Commander Apartments (XIV)
   261            1.25             78.0%      69.8%     $1,946,380  LaSalle         Pearson Shopping Center
   262            1.41             69.6%      56.8%     $1,760,068  MSMC            White Oaks Plaza
   263            1.20             80.0%      71.1%     $1,883,042  MSMC            Taft Church Station
   264            1.28             73.7%      62.8%     $1,777,653  MSMC            201 Nasa Road
   265            1.20             79.8%      71.3%     $1,854,047  LaSalle         Intertech II Office
   266            1.31             72.0%      62.3%     $1,727,773  LaSalle         Alpine Village MHP
   267            1.28             72.4%      62.0%     $1,711,874  PCF II          Alex Tower Shopping Center
   268            1.29             72.6%      62.7%     $1,723,096  LaSalle         Remington Apartments
   269            1.40             68.4%      53.4%     $1,547,842  PCF II          3050 Long Beach Road
   270            1.23             70.3%      60.4%     $1,630,460  MSMC            Original Steakhouse & Sports
   271            1.25             72.8%      62.0%     $1,612,796  MSMC            Rite Aid - Meridian, MS
   272            1.17             74.6%      63.2%     $1,479,753  MSMC            West City Crossing
                                                                                    Allegheny Retail Portfolio Roll-up
   273            1.28             73.0%      56.4%       $871,626  MSMC            Allegheny Retail Portfolio - Advance Auto
                                                                                    Imperial (XV)
   274            1.28             73.0%      56.4%       $389,938  MSMC            Allegheny Retail Portfolio - 601-611 Lincoln
                                                                                    Avenue (XV)
   275            1.39             69.6%      61.1%     $1,404,688  LaSalle         Barnes Building
   276            1.21             74.2%      66.4%     $1,387,333  MSMC            Litchfield Centre
   277            1.28             77.0%      65.6%     $1,312,848  MSMC            Bank One Ground Lease
   278            1.22             79.3%      68.3%     $1,277,906  LaSalle         Woodlands Apartments
   279            1.28             72.3%      62.4%     $1,229,782  LaSalle         Elmwood Center
   280            1.20             69.2%      59.4%     $1,217,626  LaSalle         Autumn Creek Crossing Center
   281            1.26             71.3%      61.7%     $1,221,383  LaSalle         Atlas Self Storage
   282            1.36             61.9%      53.5%     $1,122,743  PCF II          3100 East Commercial Boulevard
   283            2.07             41.3%      35.6%     $1,068,233  LaSalle         8001 Cessna Avenue
   284            1.42             58.5%      44.2%       $933,088  LaSalle         Rite Aid-Jackson
   285            1.20             76.2%      65.7%     $1,051,028  PCF II          Benchmark Apartments
   286            1.20             75.5%      59.6%       $835,016  LaSalle         All American Self Storage
   287            1.43             61.5%      53.2%       $865,074  PCF II          Riverside Parkway Medical Office
   288            1.65             68.1%      55.3%       $707,321  MSMC            Watson & Taylor Mini Storage - 6450 Spellman
                  1.48X            64.3%      58.1%                                 TOTALS AND WEIGHTED AVERAGES:

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE    APPRAISED   VALUATION                                           LEASE
LOAN NO.    VALUE(13)    DATE(14)   LARGEST TENANT(15)                  EXPIRATION DATE  % NSF   SECOND LARGEST TENANT(15)
-----------------------------------------------------------------------------------------------------------------------------------

    1     $575,600,000  03/31/2006  Cherry Creek Stadium 8                01/31/2010       5.3%  Gap/Gap Kids, The
    2     $442,000,000  04/12/2006  SSB Realty, LLC                       12/31/2015      45.3%  Fish & Richardson, P.C.
    3     $470,000,000  05/01/2006  New York - Dept of Law                06/30/2018      18.1%  Tower Insurance Company
    4      $34,300,000  02/21/2006  UCSD Orthomed                         01/31/2007      16.7%  Samuel Wood, MD
    5      $33,900,000  03/14/2006  G&L Realty Corp.                      02/28/2018       7.0%  Joseph Sugerman, M.D.
    6      $30,700,000  03/14/2006  Specialty Surgical Center             08/31/2009      13.0%  Robert Hutcherson, MD
    7      $25,400,000  03/14/2006  Fleming & Mayer, MD's                 11/30/2008      12.5%  John D. Hofbauer/Laura E.
    8      $24,900,000  02/17/2006  Triad Inc. & SO Health Systems        05/31/2010       8.8%  Dominick Sisto, M.D., Inc.
    9      $21,700,000  02/21/2006  Valencia Surgical Center              04/30/2010      16.9%  Santa Clarita Imaging
   10      $15,500,000  03/14/2006  Under G's Lingerie                    05/31/2011      24.8%  Sean Yodeem
   11      $87,500,000  05/01/2006  Sports Club/LA                        09/30/2021      55.0%  TASTE
   12      $66,300,000  12/09/2005  Sports Club/LA                        10/31/2020      74.9%  CVS
   13      $33,700,000  12/09/2005  Loews Cinemas                         11/30/2022      89.4%  Georgetown Bancorp
   14     $113,500,000  05/19/2006  HQ Global Workplaces                  08/31/2011      10.7%  Aegis Communications
   15     $101,600,000  05/31/2006  Sears                                 01/31/2013      32.4%  JC Penney
   16      $75,750,000  06/06/2006  Kohl's (Ground Lease)                 01/31/2026      33.5%  Linens 'N Things
   17      $71,500,000  04/28/2006  CSOSA Lease CSOSA-99-001              02/07/2009      95.1%  CSOSA SLA 13 - Store Front Space
   18      $39,700,000  01/18/2006  Johnson & Johnson                     05/31/2016      74.1%  Diamond Comic
   19      $24,000,000  01/10/2006  Wertheimer Box & Paper Corp.          03/31/2013      58.6%  MailTech, Ltd.
   20      $24,000,000  01/11/2006  The Clorox Sales Company              02/28/2015     100.0%  NAP
   21      $21,000,000  01/12/2006  Kuehne & Nagel Inc.                   12/31/2007      76.2%  Reusable Container Company
   22       $8,900,000  01/12/2006  Mary Kay, Inc.                        10/15/2014     100.0%  NAP
   23       $5,500,000  01/13/2006  Rodale, Inc.                          08/31/2008     100.0%  NAP
   24      $49,200,000  06/01/2006  NAP                                       NAP           NAP  NAP
   25      $36,700,000  06/01/2006  NAP                                       NAP           NAP  NAP
   26      $42,200,000  06/01/2006  NAP                                       NAP           NAP  NAP
   27      $33,100,000  06/01/2006  NAP                                       NAP           NAP  NAP
   28      $29,200,000  06/01/2006  NAP                                       NAP           NAP  NAP
   29      $25,600,000  06/01/2006  NAP                                       NAP           NAP  NAP
   30      $41,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   31      $23,100,000  06/01/2006  NAP                                       NAP           NAP  NAP
   32      $21,900,000  06/01/2006  NAP                                       NAP           NAP  NAP
   33      $25,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   34      $36,800,000  06/01/2006  NAP                                       NAP           NAP  NAP
   35      $16,400,000  06/01/2006  NAP                                       NAP           NAP  NAP
   36      $16,200,000  06/01/2006  NAP                                       NAP           NAP  NAP
   37      $17,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   38      $14,800,000  06/01/2006  NAP                                       NAP           NAP  NAP
   39      $15,500,000  06/01/2006  NAP                                       NAP           NAP  NAP
   40      $13,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   41      $14,300,000  06/01/2006  NAP                                       NAP           NAP  NAP
   42      $15,100,000  06/01/2006  NAP                                       NAP           NAP  NAP
   43      $13,200,000  06/01/2006  NAP                                       NAP           NAP  NAP
   44      $15,700,000  06/01/2006  NAP                                       NAP           NAP  NAP
   45      $12,200,000  06/01/2006  NAP                                       NAP           NAP  NAP
   46      $13,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   47      $14,800,000  06/01/2006  NAP                                       NAP           NAP  NAP
   48      $11,700,000  06/01/2006  NAP                                       NAP           NAP  NAP
   49      $12,300,000  06/01/2006  NAP                                       NAP           NAP  NAP
   50      $11,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   51      $10,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   52       $9,800,000  06/01/2006  NAP                                       NAP           NAP  NAP
   53       $9,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   54       $9,200,000  06/01/2006  NAP                                       NAP           NAP  NAP
   55       $9,100,000  06/01/2006  NAP                                       NAP           NAP  NAP
   56       $9,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   57       $9,800,000  06/01/2006  NAP                                       NAP           NAP  NAP
   58       $9,300,000  06/01/2006  NAP                                       NAP           NAP  NAP
   59       $7,400,000  06/01/2006  NAP                                       NAP           NAP  NAP
   60       $6,600,000  06/01/2006  NAP                                       NAP           NAP  NAP
   61       $7,400,000  06/01/2006  NAP                                       NAP           NAP  NAP
   62       $5,500,000  06/01/2006  NAP                                       NAP           NAP  NAP
   63       $8,800,000  06/01/2006  NAP                                       NAP           NAP  NAP
   64       $5,600,000  06/01/2006  NAP                                       NAP           NAP  NAP
   65       $6,300,000  06/01/2006  NAP                                       NAP           NAP  NAP
   66       $2,900,000  06/01/2006  NAP                                       NAP           NAP  NAP
   67      $51,300,000  05/15/2006  Gold's Gym                            10/31/2014      16.7%  First Financial Bank
   68     $177,000,000  06/01/2005  NAP                                       NAP           NAP  NAP
   69     $111,000,000  06/01/2005  NAP                                       NAP           NAP  NAP
   70      $90,000,000  06/01/2005  NAP                                       NAP           NAP  NAP
   71      $95,000,000  06/01/2005  NAP                                       NAP           NAP  NAP
   72      $43,200,000  06/01/2005  NAP                                       NAP           NAP  NAP
   73      $24,000,000  06/01/2006  NAP                                       NAP           NAP  NAP
   74      $23,400,000  06/01/2006  NAP                                       NAP           NAP  NAP
   75      $19,040,000  02/06/2006  Hillsdale House                       10/31/2008      14.6%  New Generations
   76       $9,415,000  02/06/2006  Trademaster                           04/30/2009      24.3%  Holland House
   77       $6,960,000  02/06/2006  Liberty Furniture                     10/31/2009      29.6%  Primo Designs
   78       $3,430,000  02/06/2006  Davis International                   10/31/2009      69.3%  River Forks Imports
   79      $40,600,000  11/01/2006  The TJX Companies (dba TJ Maxx)       01/30/2015      16.5%  PetsMart, Inc.
   80      $26,600,000  04/06/2006  GSA-HUD                               10/31/2007       8.3%  GSA-Social Security
   81      $14,600,000  04/06/2006  Marion County Prosecutor's Office     05/30/2014      34.0%  Stewart & Irvin P.C.
   82      $37,000,000  04/18/2006  Mayo Clinic                           04/30/2016     100.0%  NAP
   83      $38,200,000  03/01/2006  Clubcorp, Inc.                        10/31/2015      24.7%  Meeting Professionals Intl
   84      $29,400,000  01/05/2006  ELM Freight Handlers Inc.             04/30/2019      98.6%  Allou Distributors Inc.
   85      $26,900,000  06/15/2007  Key Corporate                         03/31/2011      13.1%  Seigfreid, Bingham
   86      $31,000,000  05/31/2006  Oce Printing Systems USA, Inc.        02/14/2020     100.0%  NAP
   87      $29,500,000  05/01/2006  GE Capital Franchise Finance
                                    Corporation                           05/14/2013      78.2%  Titus
   88      $35,300,000  03/09/2006  Mervyn's, LLC                         07/31/2010      38.3%  Ralph's Market
   89       $7,100,000  11/03/2005  Valley Farm Market                    02/28/2008      54.1%  TLC-1 Day Care
   90       $6,800,000  11/04/2005  Hamlin Family Entertainment           12/31/2014      49.1%  Mr. Z's/Weis Markets
   91       $5,300,000  11/03/2005  Mr. Z's/Weis Markets                  04/05/2012      58.0%  Family Dollar
   92       $3,925,000  11/03/2005  Mr. Z's/Weis Markets                  12/31/2011      59.6%  Family Dollar
   93       $2,700,000  11/03/2005  Harrison Career Institute, Inc.       07/31/2007      25.7%  Dollar General
   94      $27,400,000  02/05/2006  NAP                                       NAP           NAP  NAP
   95      $26,300,000  04/28/2006  PSA                                   09/30/2011      37.3%  CSOSA
   96      $23,575,000  02/02/2006  ARINC                                 02/28/2007      16.0%  Support Systems Assoc.
   97      $20,900,000  02/10/2006  Giant Food Store                      06/30/2021      53.0%  Dollar Tree
   98      $21,250,000  02/16/2006  Enterprise Financial Group            12/31/2009      17.5%  Union Insurance Company
   99      $22,500,000  11/28/2005  Circuit City Stores Inc               01/31/2015      51.4%  Storables USA Inc
   100     $19,400,000  05/05/2006  NAP                                       NAP           NAP  NAP
   101     $22,380,000  04/19/2006  Shire U.S., Inc.                      10/31/2012      49.5%  Humana Insurance Company
   102     $20,500,000  11/09/2005  UPMC Health Plan                      07/30/2013      61.5%  UPMC Health Plan
   103     $19,725,000  02/01/2006  Dunnhumby                             07/31/2013      26.3%  Bridge Worldwide
   104     $20,600,000  04/01/2006  Giant Food Stores, LLC                04/26/2026     100.0%  NAP
   105     $17,700,000  05/02/2006  Smith's Food King                     03/31/2013      47.9%  McKay-Dee Hospital Center
   106     $19,000,000  01/09/2006  Shaw's Supermarkets                   02/28/2016      57.0%  West Marine
   107     $19,000,000  02/06/2006  Ozburn-Hessey Logistics               10/04/2015     100.0%  NAP
   108     $17,725,000  04/21/2006  Centurytel Fiber Company              10/31/2008      20.6%  A. G. Edwards & Sons, Inc.
   109     $18,500,000  03/21/2006  NAP                                       NAP           NAP  NAP
   110     $16,000,000  11/11/2005  Walgreen's                            05/31/2079      36.1%  Payless ShoeSource
   111      $4,700,000  10/13/2005  NAP                                       NAP           NAP  NAP
   112      $3,220,000  10/13/2005  NAP                                       NAP           NAP  NAP
   113      $3,070,000  10/13/2005  NAP                                       NAP           NAP  NAP
   114      $2,340,000  10/13/2005  NAP                                       NAP           NAP  NAP
   115      $2,100,000  10/13/2005  NAP                                       NAP           NAP  NAP
   116     $13,375,000  04/20/2006  NAP                                       NAP           NAP  NAP
   117     $14,300,000  01/24/2006  Norris Furniture & Interiors, Inc.    02/28/2021     100.0%  NAP
   118     $13,500,000  11/17/2005  Schnuck's                             01/23/2012      46.9%  Walgreens
   119      $8,800,000  04/23/2006  NAP                                       NAP           NAP  NAP
   120      $6,000,000  04/20/2006  NAP                                       NAP           NAP  NAP
   121      $5,700,000  02/07/2006  NAP                                       NAP           NAP  NAP
   122      $4,200,000  02/06/2006  NAP                                       NAP           NAP  NAP
   123      $5,270,000  02/07/2006  NAP                                       NAP           NAP  NAP
   124     $12,400,000  05/24/2006  US Bank N.A.                          05/31/2016      29.0%  CSC Credit Services Inc
   125     $13,000,000  05/05/2006  NAP                                       NAP           NAP  NAP
   126     $15,100,000  04/15/2006  Service Plus Credit Union             02/28/2013      13.9%  Payless ShoeSource, Inc.
   127      $6,800,000  04/20/2006  NAP                                       NAP           NAP  NAP
   128      $6,400,000  04/20/2006  NAP                                       NAP           NAP  NAP
   129      $5,900,000  04/20/2006  NAP                                       NAP           NAP  NAP
   130     $10,900,000  01/06/2006  University of Phoenix, Inc.           01/31/2016      79.2%  NAP
   131     $11,950,000  04/20/2006  NAP                                       NAP           NAP  NAP
   132      $2,400,000  10/19/2005  NAP                                       NAP           NAP  NAP
   133      $2,380,000  10/19/2005  NAP                                       NAP           NAP  NAP
   134      $2,100,000  10/19/2005  NAP                                       NAP           NAP  NAP
   135      $1,800,000  10/19/2005  NAP                                       NAP           NAP  NAP
   136      $1,730,000  10/19/2005  NAP                                       NAP           NAP  NAP
   137      $9,550,000  03/18/2006  NAP                                       NAP           NAP  NAP
   138      $9,600,000  05/01/2007  NAP                                       NAP           NAP  NAP
   139     $12,500,000  11/22/2005  Ross Stores #1013                     01/31/2016      77.2%  Church of Mission
   140      $9,000,000  04/20/2006  NAP                                       NAP           NAP  NAP
   141      $9,020,000  01/05/2006  K-Mart                                11/08/2014      79.1%  Blockbuster Video
   142     $10,250,000  03/31/2006  NAP                                       NAP           NAP  NAP
   143      $9,600,000  03/07/2006  NAP                                       NAP           NAP  NAP
   144      $9,000,000  01/01/2006  University Radiology Group            12/31/2015      50.2%  New Brunswick Cardiology
   145      $8,850,000  07/01/2006  AHN                                   06/30/2026      68.5%  AHN (imaging)
   146      $9,200,000  01/19/2006  NAP                                       NAP           NAP  NAP
   147      $8,680,000  03/25/2006  Advantage Orthopedics (Davidson)      11/30/2017      20.3%  Gresham Sports Care (Eischen)
   148      $8,800,000  11/11/2005  Avaya, Inc.                           07/31/2008      33.4%  Humboldt Wedag, Inc
   149      $8,200,000  04/06/2006  Goodwill Industries, Inc.             12/31/2015      69.8%  Boss Tanning
   150      $8,250,000  03/01/2006  H.J. Baker & Bro., Inc.               10/31/2015      50.0%  Alden Image
   151      $9,275,000  01/05/2006  NAP                                       NAP           NAP  NAP
   152      $8,500,000  06/01/2006  NAP                                       NAP           NAP  NAP
   153      $8,000,000  05/02/2006  NAP                                       NAP           NAP  NAP
   154     $11,975,000  03/17/2006  Sea World                             07/31/2008      21.7%  State of California
   155      $8,700,000  03/31/2006  NAP                                       NAP           NAP  NAP
   156      $7,500,000  04/06/2006  NAP                                       NAP           NAP  NAP
   157      $8,500,000  12/29/2005  Pretty Girl                           05/31/2015      30.0%  Washington Mutual Bank
   158      $8,510,000  12/22/2005  A La Jolie Salon                      01/31/2009      10.6%  Dr. Phong Ngo
   159      $8,060,000  02/20/2006  NAP                                       NAP           NAP  NAP
   160      $8,000,000  03/16/2006  Alarama Jewelry, Inc.                 05/14/2021      54.9%  A.L.A Casting Co., Inc
   161      $4,550,000  10/18/2005  NAP                                       NAP           NAP  NAP
   162      $3,450,000  10/18/2005  NAP                                       NAP           NAP  NAP
   163      $7,100,000  06/01/2006  Finnegan Erickson Associates          06/30/2010      39.0%  Donna M Miller, M.D. a Prof. Corp.
   164      $6,300,000  03/14/2006  TBO, LLC (Mattress Gallery)           08/30/2010      18.5%  DayMarc Homes, Inc
   165      $6,365,000  05/19/2006  Panera Bread                          04/30/2012      30.3%  The Bedding Experts, Inc.
   166      $6,000,000  03/01/2006  American Health Network of
                                    Indiana, LLC                          05/31/2015      64.5%  H.T.S. Outpatient Therapy
   167      $6,150,000  04/02/2006  First Team Real Estate                04/30/2011      27.9%  American Home Mortgage
   168      $6,370,000  12/28/2005  NAP                                       NAP           NAP  NAP
   169      $9,000,000  03/30/2006  NAP                                       NAP           NAP  NAP
   170      $7,100,000  12/15/2005  Rite Aid of Pennsylvania, Inc.        03/31/2026     100.0%  NAP
   171     $10,775,000  04/12/2006  NAP                                       NAP           NAP  NAP
   172      $5,500,000  03/08/2006  Bernstein, Stair, McAdams             09/30/2009      29.3%  U30 Group (4/28/06)
   173      $8,460,000  04/24/2006  NAP                                       NAP           NAP  NAP
   174      $5,400,000  03/27/2006  NAP                                       NAP           NAP  NAP
   175      $5,300,000  03/17/2006  NAP                                       NAP           NAP  NAP
   176      $5,350,000  12/13/2005  Farrah Olsen - American Dance         01/31/2009      24.8%  Daniel Baker - Automasters
   177      $5,300,000  05/08/2006  Fast Boys Wings                       07/18/2009      22.5%  Shawn M Perce DMD
   178      $5,430,000  01/30/2006  Brooks Pharmacy (Maxi Drug)           11/30/2008      32.4%  Blockbuster Video (Endless Video)
   179      $6,700,000  03/31/2006  NAP                                       NAP           NAP  NAP
   180      $5,600,000  01/24/2006  Beau Maison Corp dba El Cantinero
                                    Restaurant                            12/31/2015      49.2%  NAP
   181      $5,600,000  03/22/2006  NAP                                       NAP           NAP  NAP
   182      $5,900,000  10/28/2005  Easy Lawn                             06/01/2011      34.4%  Supplies Unlimited
   183      $5,100,000  03/08/2006  NAP                                       NAP           NAP  NAP
   184      $6,000,000  12/16/2005  Patio World                           11/30/2014      66.7%  Window Broker
   185      $5,750,000  11/17/2005  NAP                                       NAP           NAP  NAP
   186      $6,000,000  12/15/2005  Rite Aid of Maryland, Inc.            03/09/2026     100.0%  NAP
   187      $5,200,000  10/01/2005  Eckerd Corporation                    11/16/2030     100.0%  NAP
   188      $5,500,000  12/01/2005  Walgreen Co.                          01/31/2079     100.0%  NAP
   189      $5,000,000  10/12/2005  Fashion Bug                           09/30/2009      28.6%  Dollar Tree Stores
   190      $4,800,000  04/17/2006  Dr. Thomas/Cockerell                  12/31/2007      25.7%  Dr. Bolak
   191      $3,000,000  03/10/2006  Tomra Pacific - Building              04/07/2016     100.0%  NAP
   192      $2,300,000  03/10/2006  Tomra Pacific - Building              04/07/2017     100.0%  NAP
   193        $750,000  03/16/2006  Tomra Pacific - Building              04/07/2015     100.0%  NAP
   194      $5,000,000  02/15/2006  ITT Educational Services, Inc.        10/31/2010      19.4%  Haven Chemical Health Systems
   195      $5,480,000  06/03/2006  Mesquite Medical Associates           08/31/2014      36.8%  Mesquite Physical Therapy
   196      $5,150,000  12/14/2005  CVS Pharmacy                          11/01/2020     100.0%  NAP
   197      $6,240,000  05/01/2006  United States of America              01/11/2021      60.3%  County of San Mateo
   198      $4,740,000  12/18/2005  Walgreen Co.                          04/30/2081     100.0%  NAP
   199      $4,700,000  02/08/2006  Fugazy Travel                         01/31/2011      12.0%  K-Group
   200      $5,000,000  01/16/2006  Walgreen Co.                          03/31/2081     100.0%  NAP
   201      $4,700,000  03/27/2006  AmSouth Bank                          01/31/2026     100.0%  NAP
   202      $4,400,000  10/28/2005  Rent-A-Center                         09/30/2010      19.9%  Payless Shoes
   203      $4,500,000  02/11/2006  Hastings                              09/30/2007      57.8%  Mr. Gatti's
   204      $4,500,000  06/05/2006  Wickes Furniture                      04/29/2013     100.0%  NAP
   205      $4,900,000  05/01/2006  JaRoss, Inc.                          06/30/2010      32.2%  Verandah, LLC
   206      $5,250,000  05/24/2006  Lakemont Homes, Inc.                  05/30/2021     100.0%  NAP
   207      $4,500,000  12/29/2005  Dr. Fazio/Gottlieb                    12/31/2013      12.3%  Risollo
   208      $4,250,000  02/01/2006  NAP                                       NAP           NAP  NAP
   209      $4,450,000  05/01/2006  Coach USA (CUSA CC, LLC)              03/31/2018     100.0%  NAP
   210      $4,600,000  01/27/2005  Food World                            06/29/2025     100.0%  NAP
   211      $4,850,000  04/03/2006  NAP                                       NAP           NAP  NAP
   212      $4,500,000  04/01/2006  Chase Bank                            11/01/2008      14.4%  OST/Almeda Redevelopment Authority
   213      $4,900,000  11/07/2005  Rite Aid of Delaware, Inc.            01/31/2026     100.0%  NAP
   214      $4,100,000  03/16/2006  Movie Gallery US, Inc.                12/31/2010      28.9%  S&K Famous Brands Inc
   215      $4,200,000  04/27/2006  NAP                                       NAP           NAP  NAP
   216      $4,400,000  03/16/2006  Verizon Wireless                      02/28/2016      36.2%  Mattress King of Valley View
   217      $4,200,000  04/13/2006  Resurgens, P.C.                       06/19/2020     100.0%  NAP
   218      $4,000,000  02/01/2006  GTI Systems, Inc.                     12/31/2017      46.0%  Capital Industrial Supply
   219      $4,050,000  12/15/2005  Walgreen Co.                          05/31/2079     100.0%  NAP
   220      $4,100,000  07/05/2005  Marshall & Sterling                   12/31/2007      26.3%  Hudson Valley, Heart Center
   221      $4,270,000  11/29/2005  Capitol Grocery                       12/31/2006        NAP  Globe
   222      $3,900,000  02/10/2006  Just Brakes                           05/31/2018      22.9%  Creature Comfort Animal Hospital
   223      $4,620,000  05/22/2006  Superior Pool Products                07/29/2016     100.0%  NAP
   224      $4,200,000  04/12/2006  NAP                                       NAP           NAP  NAP
   225      $4,500,000  04/17/2006  Lefcoe, Weinstein, Sachs,
                                    & Schiff Ltd.                         09/30/2011      23.8%  Ken J. Tompkins, MD
   226      $4,200,000  05/01/2006  NAP                                       NAP           NAP  NAP
   227      $3,700,000  04/05/2006  NAP                                       NAP           NAP  NAP
   228      $5,900,000  05/25/2006  Walgreen Arizona Drug Co.             09/30/2079     100.0%  NAP
   229      $3,700,000  01/09/2006  China King Buffet                     07/31/2014      38.8%  Toreros
   230      $3,900,000  03/24/2006  Carrabba's                            11/30/2015      50.1%  Five Guys Famous Burgers
   231      $4,000,000  04/02/2006  Red Robin                             06/05/2026      57.8%  Baja Fresh
   232      $4,000,000  04/06/2006  NAP                                       NAP           NAP  NAP
   233      $3,650,000  03/23/2006  NAP                                       NAP           NAP  NAP
   234      $3,800,000  03/10/2006  The Glik Company                      02/28/2009      20.7%  M.G. Midwest, Inc.
   235      $3,800,000  04/01/2006  Northwest Radiology Network, P.C.     11/30/2014      54.0%  The Care Group, L.L.C.
   236      $4,400,000  11/01/2005  99 Cent Store (Sachal Hardware)       06/30/2011      12.4%  Jumbo Seafood Supermarket, Inc.
   237      $4,725,000  06/13/2005  Vinny's II, Inc.                      10/31/2009      19.6%  Mama Fu's
   238      $3,630,000  03/30/2006  The Dance Attic                       09/30/2008      12.7%  Quilts Like Crazy
   239      $3,760,000  04/24/2006  All Care Dental                       07/31/2012      25.4%  Unity Church
   240      $3,700,000  03/14/2006  Patio Pools                           02/28/2016      47.8%  Gental Dental
   241      $3,500,000  01/13/2006  Hollywood Video                       10/31/2012      58.3%  Paycheck Advance
   242      $3,900,000  01/24/2006  NAP                                       NAP           NAP  NAP
   243      $3,520,000  12/07/2005  Dollar General                        11/30/2007      21.7%  The Source
   244      $3,840,000  05/11/2006  NAP                                       NAP           NAP  NAP
   245      $3,500,000  10/20/2005  Mardis Gras                           07/31/2008      18.7%  Brookdale Dry Cleaners
   246      $3,560,000  12/27/2005  Hanger Prosthetics                    07/31/2008      20.7%  Tri-Star Title Co.
   247      $3,400,000  04/01/2006  Women's Health Partnership            01/31/2012      38.6%  St. Vincent Hosp. & Health Care
                                                                                                 Centers, Inc.
   248      $4,470,000  04/13/2006  NAP                                       NAP           NAP  NAP
   249      $3,500,000  03/14/2006  Panda Express                         12/31/2015      20.6%  Starbucks
   250      $3,380,000  08/19/2005  Nacho's Mexican Bar & Grill           02/28/2016      18.6%  Whistlin' Dixie
   251      $3,790,000  04/25/2006  NAP                                       NAP           NAP  NAP
   252      $3,600,000  12/19/2005  Zorros Mexican Diner, Inc.            08/31/2010      18.5%  Taylor Colvin Properties
   253      $3,460,000  04/18/2006  NAP                                       NAP           NAP  NAP
   254      $3,450,000  04/27/2006  FleetPride, Inc.                      03/31/2012     100.0%  NAP
   255      $3,100,000  12/01/2005  NAP                                       NAP           NAP  NAP
   256      $4,100,000  05/08/2006  W.W. Grainger Inc.                    03/31/2016     100.0%  NAP
   257      $2,900,000  11/04/2005  Bonefish Restaurant                   07/31/2015      37.9%  Elegance Cleaners
   258      $2,900,000  04/11/2006  NAP                                       NAP           NAP  NAP
   259      $1,825,000  04/07/2006  NAP                                       NAP           NAP  NAP
   260      $1,325,000  04/07/2006  NAP                                       NAP           NAP  NAP
   261      $2,790,000  05/02/2006  Kim Loung                             02/28/2011      23.4%  Niven Luggage & Gifts, Inc.
   262      $3,100,000  05/10/2005  Big Lots                              01/31/2008      27.0%  White Oaks Lanes
   263      $2,650,000  01/09/2006  Dollar Stop                           08/31/2009      32.1%  Cato Fashions
   264      $2,830,000  11/16/2005  EZ Pawn                               07/31/2007      25.1%  Breakers Billiards
   265      $2,600,000  04/25/2006  ArNold & O'Sheridan                   08/31/2014      67.0%  Leukemia & Lymphoma Society
   266      $2,775,000  03/01/2006  NAP                                       NAP           NAP  NAP
   267      $2,760,000  05/04/2006  Buffalo Wild Wings                    10/31/2018      25.0%  Hacienda Grande
   268      $2,750,000  11/14/2005  NAP                                       NAP           NAP  NAP
   269      $2,900,000  12/15/2005  Home Appliance Corp                   11/30/2025     100.0%  NAP
   270      $2,700,000  04/14/2006  Steak & Ale of Florida, Inc.          05/31/2018     100.0%  NAP
   271      $2,600,000  03/13/2006  K & B Mississippi Corp. (Rite Aid)    11/07/2025     100.0%  NAP
   272      $2,340,000  03/09/2006  Gourmet Systems, Inc.                 01/31/2021      27.8%  The Cato Corporation
   273      $1,500,000  11/02/2005  Advance Auto (Retail)                 12/31/2019      70.0%  Advance Auto (Office)
   274        $735,000  11/01/2005  Family Dollar                         12/31/2009      51.7%  Check N' Go
   275      $2,300,000  04/10/2006  Mercedes Homes, Inc.                  12/31/2007      41.8%  Bright House Networks
   276      $2,090,000  03/20/2006  Dollar Tree                           05/31/2010      39.1%  Movie Gallery
   277      $2,000,000  06/16/2006  JPMorgan Chase Bank, N.A.             09/30/2035     100.0%  NAP
   278      $1,870,000  04/26/2006  NAP                                       NAP           NAP  NAP
   279      $1,970,000  04/18/2006  The Oasis                             04/01/2008      25.2%  Clubhouse Salon
   280      $2,050,000  05/02/2006  Onsite Cleaners, Inc.                 03/31/2011      40.9%  Domino's Pizza
   281      $1,980,000  03/15/2006  NAP                                       NAP           NAP  NAP
   282      $2,100,000  05/17/2006  Bluewater International
                                    Properties, Inc.                      12/31/2010     100.0%  NAP
   283      $3,000,000  03/27/2006  Planet Cotton                         03/31/2009      34.9%  Altered Atmosphere
   284      $2,112,000  03/01/2006  Harco, Inc.                           03/31/2019     100.0%  NAP
   285      $1,600,000  05/05/2006  NAP                                       NAP           NAP  NAP
   286      $1,400,000  04/25/2006  NAP                                       NAP           NAP  NAP
   287      $1,625,000  05/08/2006  Concentra Health Services, Inc.       06/30/2009     100.0%  NAP
   288      $1,280,000  10/13/2005  NAP                                       NAP           NAP  NAP

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      CAPITAL
                                                                                                          INSURANCE  EXPENDITURE
MORTGAGE       LEASE                                                       LEASE              TAX ESCROW   ESCROW    ESCROW IN
LOAN NO.  EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(15)            EXPIRATION DATE  % NSF   IN PLACE    IN PLACE  PLACE(16)
--------------------------------------------------------------------------------------------------------------------------------

    1        01/31/2013     3.7%  Express                                01/31/2010     3.6%       No        No           No
    2        12/31/2010    10.4%  McCarter and English                   04/30/2007     6.6%       No        No          Yes
    3        06/30/2021     5.1%  Spear, Leeds & Kellogg                 06/30/2009     5.1%       No        No           No
    4        09/30/2006     5.6%  William Hitchcock, M.D.                11/30/2010     5.4%       No        No           No
    5        07/31/2007     5.8%  Dr.'s Seigler & Nasseri                03/31/2011     4.9%       No        No           No
    6        03/31/2008     8.4%  Lebovic, Schwimmer, & G                03/31/2008     7.2%       No        No           No
    7        12/31/2015    10.0%  Gary Alter MD                          04/30/2009     8.3%       No        No           No
    8        04/30/2010     8.7%  NSR Medical Group                      04/30/2007     8.0%       No        No           No
    9        06/30/2009    11.6%  Dr.'s Kaufman & Kantor                 04/30/2013    10.6%       No        No           No
   10        12/31/2008    20.9%  Sammy Derhy & Roza Derhy               12/31/2008    13.5%       No        No           No
   11        08/31/2011     7.4%  St. John Knits                         05/31/2012     4.9%       No        No           No
   12        01/31/2020    10.4%  It's Only Natural                      05/01/2016     3.4%       No        No           No
   13        08/31/2015     4.1%  Mate                                   08/01/2014     3.8%       No        No           No
   14        05/31/2011     6.1%  Affiliated Computer Services           03/31/2010     3.6%      Yes        Yes         Yes
   15        03/31/2009    29.7%  Barnes & Noble                         01/31/2009     4.9%       No        No           No
   16        01/31/2015    14.5%  Whole Foods Market                     12/31/2019    13.7%       No        No           No
   17        02/07/2009     4.4%  CSOSA SLA 13 - Rear Space              02/07/2009     0.5%       No        No           No
   18        07/31/2008    25.9%  NAP                                       NAP          NAP      Yes        No           No
   19        02/28/2013    41.4%  NAP                                       NAP          NAP      Yes        No           No
   20           NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   21        11/30/2010    23.8%  NAP                                       NAP          NAP      Yes        No           No
   22           NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   23           NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   24           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   25           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   26           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   27           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   28           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   29           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   30           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   31           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   32           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   33           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   34           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   35           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   36           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   37           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   38           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   39           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   40           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   41           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   42           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   43           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   44           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   45           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   46           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   47           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   48           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   49           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   50           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   51           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   52           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   53           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   54           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   55           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   56           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   57           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   58           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   59           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   60           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   61           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   62           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   63           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   64           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   65           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   66           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   67        07/31/2016     9.8%  Grant Thorton LLP                      05/31/2016     9.7%      Yes        Yes          No
   68           NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   69           NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   70           NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   71           NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   72           NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   73           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   74           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   75        04/30/2009     7.7%  Hamilton & Spill                       04/30/2009     6.5%      Yes        Yes         Yes
   76        04/30/2007    22.5%  World Concepts                         04/30/2007    15.3%      Yes        Yes         Yes
   77        04/30/2007    22.6%  Vineyard Furniture Intl'.              10/31/2006    21.3%      Yes        Yes         Yes
   78        10/31/2007    30.7%  NAP                                       NAP          NAP      Yes        Yes         Yes
   79        01/31/2015    11.0%  Office Depot, Inc.                     12/31/2014     9.9%      Yes        Yes          No
   80        01/31/2016     5.4%  Kightlinger & Gray                     01/31/2012     4.9%      Yes        Yes         Yes
   81        06/30/2016    13.3%  First American Title Insurance Co      08/31/2011     3.9%      Yes        Yes         Yes
   82           NAP          NAP  NAP                                       NAP          NAP       No        No           No
   83        10/31/2016     7.0%  Premier Office Centers, LLC            12/31/2014     6.0%      Yes        Yes         Yes
   84        02/28/2050     1.4%  NAP                                       NAP          NAP      Yes        No           No
   85        01/31/2011     6.8%  Park University                        12/31/2019     6.8%      Yes        Yes         Yes
   86           NAP          NAP  NAP                                       NAP          NAP       No        No           No
   87        09/30/2011    11.8%  First Option Mortgage, LLC             08/30/2013     6.6%      Yes        No           No
   88        12/31/2025    24.1%  Rite Aid                               05/31/2015     9.2%      Yes        Yes         Yes
   89        01/31/2007    10.9%  Dollar Plaza                           09/15/2008     8.7%      Yes        No          Yes
   90        01/20/2010    27.6%  Rite Aid                               01/14/2010     5.8%      Yes        No          Yes
   91        12/31/2009    11.6%  P.L.C.B./Wine & Spirits                08/31/2009     6.6%      Yes        No          Yes
   92        12/31/2008    14.6%  Mr. Z's / Weis Markets                 01/01/2011    11.9%      Yes        No          Yes
   93        01/31/2009    22.9%  Blockbuster Video                      11/30/2009    21.4%      Yes        No          Yes
   94           NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   95        09/30/2011    36.9%  DC Pretrial                            07/31/2007    13.3%       No        No           No
   96        02/28/2010    15.8%  Modern Technologies Corp               12/31/2009    14.1%      Yes        Yes         Yes
   97        08/31/2011     5.8%  Michelle's Hallmark                    02/28/2007     4.8%       No        No          Yes
   98        03/31/2012    13.8%  Unisys Corporation                     03/31/2007     8.0%      Yes        No          Yes
   99        04/30/2010    16.7%  Party City                             06/30/2015    10.5%       No        No           No
   100          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   101       11/30/2008    20.3%  Sencorp                                05/30/2008    13.4%      Yes        No          Yes
   102       08/31/2010     6.4%  UPMC Health Plan                       07/31/2010     5.2%      Yes        No          Yes
   103       03/31/2010    21.4%  BHDP                                   10/31/2012    13.2%      Yes        No          Yes
   104          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   105       01/31/2008     9.4%  Smith's Fuel Center                    03/31/2033     8.2%       No        No           No
   106       05/31/2007     7.3%  Peking Garden                          02/28/2011     7.2%       No        No          Yes
   107          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   108       09/30/2008    18.4%  GMAC                                   05/31/2009     8.1%      Yes        Yes         Yes
   109          NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   110       06/30/2015     7.3%  Pizza Factory                          12/31/2015     6.8%      Yes        Yes         Yes
   111          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   112          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   113          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   114          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   115          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   116          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   117          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   118       02/29/2032    10.3%  Royal Furniture Company                07/31/2007    10.3%      Yes        Yes          No
   119          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   120          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   121          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   122          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   123          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   124       06/30/2010     5.7%  Fund Evaluation Group LLC              12/31/2007     5.1%      Yes        Yes         Yes
   125          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   126       04/30/2016    12.7%  Mr. You's                              01/31/2016     9.4%      Yes        Yes          No
   127          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   128          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   129          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   130          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   131          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   132          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   133          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   134          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   135          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   136          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   137          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   138          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   139          MTM         7.2%  Aviles Travel                          12/21/2008     4.2%      Yes        No          Yes
   140          NAP          NAP  NAP                                       NAP          NAP       No        Yes          No
   141       05/31/2010     5.6%  Dr. Ronald Weems                       08/31/2011     2.6%      Yes        Yes         Yes
   142          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   143          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   144       12/31/2010    21.5%  Drs. Fein, Richmond, Porcelli &
                                  Lampert                                12/31/2010    10.6%      Yes        No          Yes
   145       06/30/2016    14.5%  AHN (ASC/endoscopy)                    06/30/2016     8.9%      Yes        Yes          No
   146          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   147       11/30/2017    16.6%  Center for Men's & Women's Urology
                                  (Rockove)                              11/30/2017    16.3%      Yes        Yes         Yes
   148       01/31/2010    30.1%  Fenstrae, Inc                          10/14/2007    11.5%      Yes        No          Yes
   149       02/28/2013     5.1%  US Sprint                              01/31/2011     4.6%      Yes        Yes         Yes
   150       08/31/2007    25.0%  MUUS                                   10/31/2009    20.0%      Yes        Yes         Yes
   151          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   152          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   153          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   154       09/30/2008    15.8%  Gate Gourmet                           07/31/2011    14.5%       No        No           No
   155          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   156          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   157       04/30/2014    28.5%  Studio 2180                            06/30/2012    21.5%      Yes        No          Yes
   158       02/26/2016    10.1%  Signs For Less                         05/29/2008     8.2%      Yes        Yes         Yes
   159          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   160       05/14/2021    34.0%  Overnight Mountings, Inc               05/14/2021    11.1%      Yes        Yes         Yes
   161          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   162          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   163       02/28/2011    14.8%  Arthur M. Cambeiro                     03/31/2011     9.4%      Yes        Yes         Yes
   164       02/28/2009    11.4%  Cio's Inc                              12/31/2012    11.3%      Yes        Yes         Yes
   165       02/28/2011    21.9%  EB Games                               01/31/2008    13.0%      Yes        No           No
   166       05/31/2010    10.8%  American Health Network of
                                  Indiana, LLC (Research)                04/30/2015    10.1%      Yes        Yes         Yes
   167       12/31/2010    20.9%  JP Morgan Chase                        03/31/2011    17.2%      Yes        Yes         Yes
   168          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   169          NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   170          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   171          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   172       03/30/2011    19.0%  Murphy Development                     04/30/2009     7.4%      Yes        Yes         Yes
   173          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   174          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   175          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   176       06/30/2013    19.3%  Dennis Bowen - Impact Studios          03/31/2009    12.4%      Yes        Yes         Yes
   177       11/30/2009    16.6%  Julington Academy of Martial
                                  Arts LLC                               06/30/2008    14.6%       No        No          Yes
   178       01/31/2009    28.3%  LHT Systems Dental Clinic              09/30/2009    13.2%      Yes        Yes         Yes
   179          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   180          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   181          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   182       04/01/2010    17.6%  Yoder                                  06/01/2008    17.2%      Yes        Yes         Yes
   183          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   184       03/30/2009    16.9%  Cycle Gear                             04/01/2007    16.4%      Yes        No          Yes
   185          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   186          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   187          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   188          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   189       09/30/2009    17.9%  Hibbett Sporting Goods, Inc.           01/31/2010    17.9%      Yes        Yes         Yes
   190       09/30/2010    11.6%  Dr. Moon                               04/30/2008    11.6%      Yes        Yes         Yes
   191          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   192          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   193          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   194       10/31/2010    19.3%  Dean Foods North Central Inc.          05/14/2008    11.1%      Yes        No          Yes
   195       10/31/2015     9.2%  Alan Jones, D.O. Inc.                  08/31/2009     8.3%      Yes        No           No
   196          NAP          NAP  NAP                                       NAP          NAP       No        Yes          No
   197       11/30/2015    26.5%  NAP                                       NAP          NAP      Yes        Yes         Yes
   198          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   199       04/01/2006    12.0%  Blue Ridge Chiropractic                12/31/2009     7.0%      Yes        Yes         Yes
   200          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   201          NAP          NAP  NAP                                       NAP          NAP       No        Yes          No
   202       03/31/2011    14.8%  Citi-Financial                         11/30/2010     9.1%      Yes        No          Yes
   203       12/31/2013    42.2%  NAP                                       NAP          NAP      Yes        No          Yes
   204          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   205       05/31/2011    10.9%  John Clifford Imports Ltd.             06/30/2010     9.6%      Yes        Yes         Yes
   206          NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   207       05/31/2010    10.7%  Dr. R. Vris                            01/31/2011     9.5%      Yes        Yes         Yes
   208          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   209          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   210          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   211          NAP          NAP  NAP                                       NAP          NAP      Yes        No          Yes
   212       12/31/2007     7.1%  Almeda Physical Therapy                12/31/2009     6.1%      Yes        No          Yes
   213          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   214       01/31/2011    21.1%  FedEx Kinkos                           02/28/2011    17.9%      Yes        No          Yes
   215          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   216       01/31/2016    34.4%  Starbucks                              02/29/2016    15.4%      Yes        No          Yes
   217          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   218       11/30/2017    27.0%  Dow Construction                       12/31/2017    17.9%      Yes        Yes         Yes
   219          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   220       02/28/2007    23.3%  Finkelstein, & Partners                05/31/2010    19.0%      Yes        Yes         Yes
   221       04/30/2007      NAP  Bootyland                              06/30/2010      NAP      Yes        No          Yes
   222       12/31/2010    18.1%  Yi Education Center                    07/31/2009    14.9%      Yes        Yes         Yes
   223          NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   224          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   225       09/30/2013    23.4%  Renal Treatment
                                  Centers-Mid-Atlantic, Inc.             01/30/2011    19.3%      Yes        Yes         Yes
   226          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   227          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   228          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   229       09/01/2008    15.0%  St. Bethlehem, PLLC                    11/30/2014    13.6%      Yes        Yes          No
   230       12/31/2015    20.8%  Battalion Two Inc. dba Firehouse
                                  Subs                                   11/30/2015    15.9%      Yes        No          Yes
   231       12/31/2020    28.8%  Quizno's                               04/16/2016    13.4%      Yes        No          Yes
   232          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   233          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   234       06/30/2009    17.5%  Gourmet Systems, Inc.                  04/30/2020    17.4%       No        No          Yes
   235       12/31/2008    39.2%  Indianapolis Neurosurgical Group       11/30/2009     6.8%      Yes        Yes         Yes
   236       12/31/2009     9.9%  Harmon Industries, Inc.                   MTM         7.3%      Yes        No          Yes
   237       08/31/2014    14.5%  BG Gourmet Foods, Inc.                 01/01/2009    12.0%      Yes        Yes         Yes
   238       04/30/2009    11.2%  Music Academy South                    09/30/2010    10.2%      Yes        Yes         Yes
   239       02/29/2008    20.3%  Physiotherapy Associate                03/31/2010    19.6%      Yes        Yes         Yes
   240       01/12/2016    37.9%  Wireless Innovations                   09/14/2010    14.3%      Yes        No           No
   241       12/31/2006    16.4%  Domino's Pizza                         09/30/2008     9.5%      Yes        Yes         Yes
   242          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   243       03/31/2008    14.9%  Ginis Restaurant and Bakery            02/28/2013    14.0%      Yes        Yes         Yes
   244          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   245       12/31/2008    17.6%  New York Bagel Cafe                    03/30/2009    17.3%      Yes        Yes         Yes
   246       12/31/2009    14.4%  Higher Education Center                08/31/2007    14.4%      Yes        Yes         Yes
   247       06/30/2007    20.2%  Hazel Dell Pediatriacs, LLC            12/31/2011    18.8%      Yes        Yes         Yes
   248          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   249       02/29/2016    18.5%  Gamestop                               03/31/2011    16.3%      Yes        Yes         Yes
   250       05/31/2010    12.4%  Great Amer. Toy Co.                    09/30/2006    10.6%      Yes        No          Yes
   251          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   252       12/31/2009    14.8%  Blue Star Holdings dba NY Pizzeria     12/31/2009    11.5%      Yes        Yes         Yes
   253          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   254          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   255          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   256          NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   257       11/30/2010    14.2%  Sundaes Everyday                       11/30/2009    13.2%      Yes        Yes         Yes
   258          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   259          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   260          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   261       02/28/2011    21.1%  The Dollar Zone I, LLC                 07/31/2009    19.9%      Yes        Yes         Yes
   262       06/30/2015    25.1%  Mor for Less                           12/31/2008    16.3%      Yes        No          Yes
   263       01/31/2010    19.3%  Movie Gallery                          09/30/2009    18.7%      Yes        Yes         Yes
   264       06/30/2007    18.7%  Sounds & Signals                       06/30/2008    12.8%      Yes        No          Yes
   265       10/31/2007    17.5%  Sleep Med                              07/31/2009     9.6%      Yes        Yes          No
   266          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   267       03/31/2010    18.8%  A Taste of Elegence                    12/31/2007    18.8%      Yes        Yes          No
   268          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   269          NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   270          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   271          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   272       01/31/2011    25.9%  Movie Gallery US, Inc.                 11/30/2012    24.9%       No        No          Yes
   273       12/31/2019    30.0%  NAP                                       NAP          NAP      Yes        Yes          No
   274       09/30/2008     5.9%  Liberty Tax                            04/30/2007     5.5%      Yes        Yes          No
   275       03/31/2009    25.6%  International Interconnect             12/31/2009    21.8%      Yes        Yes         Yes
   276       06/30/2009    27.7%  The Cash Store                         06/19/2008     8.3%      Yes        Yes         Yes
   277          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   278          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   279       01/01/2008    16.5%  The Hot Spot                           10/05/2013    16.0%      Yes        Yes         Yes
   280       11/30/2010    20.0%  Smoothie King                          01/22/2009    13.6%      Yes        Yes         Yes
   281          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   282          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes          No
   283       03/31/2010    34.5%  LVI Environmental                      03/31/2011    30.6%      Yes        Yes          No
   284          NAP          NAP  NAP                                       NAP          NAP       No        No          Yes
   285          NAP          NAP  NAP                                       NAP          NAP      Yes        No           No
   286          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
   287          NAP          NAP  NAP                                       NAP          NAP       No        No           No
   288          NAP          NAP  NAP                                       NAP          NAP      Yes        Yes         Yes
                                                                                                 44.2%       9.9%       48.2%

-----------------------------------------------------------------------------------------------------------------------
MORTGAGE  TI/LC ESCROW                           OTHER                                         SPRINGING
LOAN NO.  IN PLACE(17)                 ESCROW DESCRIPTION(18)                          ESCROW DESCRIPTION(19)
-----------------------------------------------------------------------------------------------------------------------

    1           No                                NAP                               RE Tax, Insurance, TI/LC, Other
    2           No                                NAP                               RE Tax, Insurance, TI/LC, Other
    3           No                Ground Lease Reserve, Tenant Reserve           RE Tax, Insurance, CapEx, TI/LC, Other
    4           No                                NAP                                      RE Tax, Insurance
    5           No                                NAP                                      RE Tax, Insurance
    6           No                                NAP                                      RE Tax, Insurance
    7           No                                NAP                                      RE Tax, Insurance
    8           No                                NAP                                      RE Tax, Insurance
    9           No                                NAP                                      RE Tax, Insurance
   10           No                                NAP                                      RE Tax, Insurance
   11           No                                NAP                                            TI/LC
   12           No                                NAP                                            TI/LC
   13           No                                NAP                                            TI/LC
   14          Yes                          Interest Reserve                                     TI/LC
   15           No                                NAP                                   RE Tax, Insurance, TI/LC
   16           No                                NAP                                   RE Tax, Insurance, Other
   17           No                           Tenant Reserve                      RE Tax, Insurance, CapEx, TI/LC, Other
   18           No                                NAP                                Insurance, CapEx, TI/LC, Other
   19           No                                NAP                                Insurance, CapEx, TI/LC, Other
   20           No                                NAP                                Insurance, CapEx, TI/LC, Other
   21           No                                NAP                                Insurance, CapEx, TI/LC, Other
   22           No                                NAP                                Insurance, CapEx, TI/LC, Other
   23           No                                NAP                                Insurance, CapEx, TI/LC, Other
   24           No                            PIP Reserve                                        Other
   25           No                            PIP Reserve                                        Other
   26           No                            PIP Reserve                                        Other
   27           No                            PIP Reserve                                        Other
   28           No                            PIP Reserve                                        Other
   29           No                            PIP Reserve                                        Other
   30           No                            PIP Reserve                                        Other
   31           No                            PIP Reserve                                        Other
   32           No                            PIP Reserve                                        Other
   33           No                            PIP Reserve                                        Other
   34           No                            PIP Reserve                                        Other
   35           No                            PIP Reserve                                        Other
   36           No                            PIP Reserve                                        Other
   37           No                            PIP Reserve                                        Other
   38           No                            PIP Reserve                                        Other
   39           No                            PIP Reserve                                        Other
   40           No                            PIP Reserve                                        Other
   41           No                            PIP Reserve                                        Other
   42           No                            PIP Reserve                                        Other
   43           No                            PIP Reserve                                        Other
   44           No                            PIP Reserve                                        Other
   45           No                            PIP Reserve                                        Other
   46           No                            PIP Reserve                                        Other
   47           No                            PIP Reserve                                        Other
   48           No                            PIP Reserve                                        Other
   49           No                            PIP Reserve                                        Other
   50           No                            PIP Reserve                                        Other
   51           No                            PIP Reserve                                        Other
   52           No                            PIP Reserve                                        Other
   53           No                            PIP Reserve                                        Other
   54           No                            PIP Reserve                                        Other
   55           No                            PIP Reserve                                        Other
   56           No                            PIP Reserve                                        Other
   57           No                            PIP Reserve                                        Other
   58           No                            PIP Reserve                                        Other
   59           No                            PIP Reserve                                        Other
   60           No                            PIP Reserve                                        Other
   61           No                            PIP Reserve                                        Other
   62           No                            PIP Reserve                                        Other
   63           No                            PIP Reserve                                        Other
   64           No                            PIP Reserve                                        Other
   65           No                            PIP Reserve                                        Other
   66           No                            PIP Reserve                                        Other
   67          Yes                   Lease Escrow, Tenant Holdback                            CapEx, Other
   68           No                                NAP                                             NAP
   69           No                                NAP                                             NAP
   70           No                                NAP                                             NAP
   71           No                                NAP                                             NAP
   72           No                                NAP                                             NAP
   73           No                                NAP                                            Other
   74           No                                NAP                                            Other
   75          Yes                                NAP                                             NAP
   76          Yes                                NAP                                             NAP
   77          Yes                                NAP                                             NAP
   78          Yes                                NAP                                             NAP
   79          Yes                 Earnout Reserve, New Lease Reserve                            CapEx
   80          Yes                              Holdback                                          NAP
   81          Yes                              Holdback                                          NAP
   82           No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   83          Yes                                NAP                                             NAP
   84           No                                NAP                                   Insurance, TI/LC, Other
   85          Yes      Tenant Holdback, Parking Garage Holdback, Rent Holdback                   NAP
   86           No                                NAP                                            TI/LC
   87           No                            LOC Reserve                                      Insurance
   88          Yes                           Tenant Reserve                                       NAP
   89          Yes                                NAP                                          Insurance
   90          Yes                                NAP                                          Insurance
   91          Yes                   Repair Reserve, Tenant Reserve                            Insurance
   92          Yes                                NAP                                          Insurance
   93          Yes                                NAP                                          Insurance
   94           No                                NAP                                            TI/LC
   95           No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   96          Yes                                NAP                                             NAP
   97          Yes                                NAP                                   RE Tax, Insurance, Other
   98          Yes                                NAP                                       Insurance, TI/LC
   99           No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   100          No                                NAP                                            TI/LC
   101         Yes                          Security Reserve                                     TI/LC
   102         Yes                                NAP                                       Insurance, Other
   103         Yes                     Al Neyer Rollover Reserve                        Insurance, TI/LC, Other
   104          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   105          No                                NAP                                             NAP
   106          No                                NAP                               RE Tax, Insurance, CapEx, Other
   107          No                         Estoppel Holdback                            RE Tax, Insurance, TI/LC
   108         Yes                                NAP                                            TI/LC
   109          No                                NAP                                   Insurance, CapEx, TI/LC
   110         Yes                   Tenant Holdback, Rent Holdback                              RE Tax
   111          No                                NAP                                             NAP
   112          No                                NAP                                             NAP
   113          No                                NAP                                             NAP
   114          No                                NAP                                             NAP
   115          No                                NAP                                             NAP
   116          No                         Occupancy Holdback                           RE Tax, Insurance, CapEx
   117          No                      Cash Collateral Account                            RE Tax, Insurance
   118          No                                NAP                                     CapEx, TI/LC, Other
   119          No                                NAP                                          Insurance
   120          No                                NAP                                          Insurance
   121          No                                NAP                                          Insurance
   122          No                                NAP                                          Insurance
   123          No                                NAP                                          Insurance
   124         Yes                    Lease Reserve, Rent Reserve                                Other
   125          No                                NAP                                            TI/LC
   126         Yes                           Rent Holdback                                        NAP
   127          No                                NAP                                          Insurance
   128          No                                NAP                                          Insurance
   129          No                                NAP                                          Insurance
   130         Yes                          Tenant Holdback                                       NAP
   131          No                                NAP                                             NAP
   132          No                                NAP                                             NAP
   133          No                                NAP                                             NAP
   134          No                                NAP                                             NAP
   135          No                                NAP                                             NAP
   136          No                                NAP                                             NAP
   137          No                        Debt Service Reserve                                    NAP
   138          No                         Occupancy Holdback                                     NAP
   139         Yes                                NAP                                     CapEx, TI/LC, Other
   140          No                                NAP                                   RE Tax, Insurance, CapEx
   141         Yes                                NAP                                            TI/LC
   142          No                                NAP                                          Insurance
   143          No                                NAP                                          Insurance
   144         Yes                           Tenant Reserve                                    Insurance
   145          No                                NAP                                            TI/LC
   146          No                                NAP                                          Insurance
   147         Yes                                NAP                                            TI/LC
   148         Yes                                NAP                                             NAP
   149          No                                NAP                                            TI/LC
   150         Yes                                NAP                                            Other
   151          No                                NAP                                          Insurance
   152          No                                NAP                                             NAP
   153          No                                NAP                                      RE Tax, Insurance
   154          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   155          No                                NAP                                          Insurance
   156          No                          Security Reserve                        RE Tax, Insurance, CapEx, TI/LC
   157         Yes                                NAP                                          Insurance
   158         Yes                              Holdback                                          NAP
   159          No                                NAP                                       Insurance, Other
   160          No                           Tenant Escrow                                       TI/LC
   161          No                              Holdback                                          NAP
   162          No                                NAP                                             NAP
   163         Yes                              Holdback                                          NAP
   164         Yes                                NAP                                             NAP
   165         Yes                                NAP                                             NAP
   166         Yes                                NAP                                            Other
   167         Yes                        Performance Holdback                                    NAP
   168          No                        Property Improvement                                    NAP
   169          No                                NAP                                       Insurance, CapEx
   170          No                                NAP                                      RE Tax, Insurance
   171          No                                NAP                                   RE Tax, Insurance, CapEx
   172         Yes                                NAP                                             NAP
   173          No                        Debt Service Reserve                          RE Tax, Insurance, CapEx
   174          No                                NAP                                             NAP
   175          No                                NAP                                             NAP
   176          No                                NAP                                            TI/LC
   177         Yes                                NAP                                      RE Tax, Insurance
   178         Yes                                NAP                                             NAP
   179          No                                NAP                                             NAP
   180          No                                NAP                                             NAP
   181          No                                NAP                                             NAP
   182         Yes                                NAP                                             NAP
   183          No                                NAP                                   RE Tax, Insurance, CapEx
   184         Yes                                NAP                                          Insurance
   185          No                                NAP                                          Insurance
   186          No                                NAP                                      RE Tax, Insurance
   187          No                                NAP                                             NAP
   188          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   189         Yes                                NAP                                         TI/LC, Other
   190         Yes                                NAP                                             NAP
   191         Yes                                NAP                                       Insurance, Other
   192         Yes                                NAP                                       Insurance, Other
   193         Yes                                NAP                                       Insurance, Other
   194         Yes                                NAP                                          Insurance
   195          No                      Cash Collateral Account                             Insurance, Other
   196          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   197          No                                NAP                                             NAP
   198          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   199         Yes                                NAP                                             NAP
   200          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   201          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   202         Yes                                NAP                                          Insurance
   203         Yes                                NAP                                             NAP
   204          No                                NAP                                            TI/LC
   205         Yes                        Debt Service Reserve                                    NAP
   206          No                                NAP                                             NAP
   207         Yes                                NAP                                             NAP
   208          No                                NAP                                             NAP
   209         Yes                                NAP                                       Insurance, Other
   210          No                                NAP                                      RE Tax, Insurance
   211          No                                NAP                                          Insurance
   212         Yes                                NAP                                          Insurance
   213          No                                NAP                                      RE Tax, Insurance
   214          No                           Lease Reserve                                        NAP
   215          No                                NAP                                             NAP
   216          No                                NAP                                             NAP
   217          No                                NAP                                             NAP
   218          No                         Cash Sweep Reserve                                    TI/LC
   219          No                                NAP                                      RE Tax, Insurance
   220         Yes                                NAP                                             NAP
   221         Yes                              Holdback                                       Insurance
   222         Yes                                NAP                                            TI/LC
   223          No                Construction Reserve, Tenant Reserve                           TI/LC
   224          No                                NAP                                             NAP
   225         Yes                                NAP                                             NAP
   226          No                                NAP                                             NAP
   227          No                                NAP                                             NAP
   228          No                                NAP                               RE Tax, Insurance, CapEx, TI/LC
   229         Yes                                NAP                                            CapEx
   230          No                                NAP                                             NAP
   231          No                           Lease Reserve                                  Insurance, Other
   232          No                                NAP                                             NAP
   233          No                                NAP                                             NAP
   234         Yes                                NAP                                   RE Tax, Insurance, TI/LC
   235         Yes                                NAP                                            TI/LC
   236         Yes                                NAP                                          Insurance
   237         Yes                                NAP                                             NAP
   238         Yes                                NAP                                             NAP
   239         Yes                                NAP                                             NAP
   240         Yes                                NAP                                         TI/LC, Other
   241         Yes                           Tenant Reserve                                       NAP
   242          No                                NAP                                             NAP
   243         Yes                                NAP                                             NAP
   244          No                                NAP                                             NAP
   245         Yes                           Tenant Reserve                                       NAP
   246         Yes                                NAP                                            TI/LC
   247         Yes                        Debt Service Reserve                                   TI/LC
   248          No                                NAP                                             NAP
   249          No                          Tenant Holdback                                       NAP
   250         Yes                                NAP                                            TI/LC
   251          No                                NAP                                             NAP
   252         Yes                           TI/LC reserve                                        NAP
   253          No                                NAP                                             NAP
   254         Yes                                NAP                                             NAP
   255          No                                NAP                                             NAP
   256          No                          Security Reserve                                     TI/LC
   257         Yes                           Tenant Reserve                                       NAP
   258          No                                NAP                                             NAP
   259          No                                NAP                                            Other
   260          No                                NAP                                            Other
   261         Yes                                NAP                                             NAP
   262         Yes                           Tenant Reserve                                    Insurance
   263         Yes                                NAP                                            TI/LC
   264         Yes                                NAP                                          Insurance
   265          No                                NAP                                             NAP
   266          No                                NAP                                             NAP
   267         Yes                                NAP                                             NAP
   268          No                                NAP                                             NAP
   269          No                                NAP                                             NAP
   270          No                                NAP                                      RE Tax, Insurance
   271          No                                NAP                                             NAP
   272         Yes                                NAP                                      RE Tax, Insurance
   273         Yes                                NAP                                            TI/LC
   274         Yes                                NAP                                            TI/LC
   275         Yes                                NAP                                             NAP
   276         Yes                                NAP                                             NAP
   277          No                              Holdback                                   RE Tax, Insurance
   278          No                                NAP                                             NAP
   279         Yes                                NAP                                             NAP
   280         Yes                                NAP                                             NAP
   281          No                                NAP                                             NAP
   282         Yes                                NAP                                            Other
   283          No                                NAP                                     RE Tax, CapEx, TI/LC
   284         Yes                                NAP                                      RE Tax, Insurance
   285          No                                NAP                                             NAP
   286          No                                NAP                                             NAP
   287         Yes                                NAP                                         TI/LC, Other
   288          No                                NAP                                             NAP
              25.5%

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         CURRENT
                                                                                                                         CAPITAL
                                                                                                                       EXPENDITURE
MORTGAGE   INITIAL CAPITAL EXPENDITURE                           MONTHLY CAPITAL EXPENDITURE                             ESCROW
LOAN NO.     ESCROW REQUIREMENT(20)                                ESCROW REQUIREMENT(21)                              BALANCE(22)
----------------------------------------------------------------------------------------------------------------------------------

    1                               $0                                                                             $0           $0
    2              $3,845,000 Guaranty                                                                             $0           $0
    3                               $0                                                                             $0           $0
    4                               $0                                                                             $0           $0
    5                               $0                                                                             $0           $0
    6                               $0                                                                             $0           $0
    7                               $0                                                                             $0           $0
    8                               $0                                                                             $0           $0
    9                               $0                                                                             $0           $0
   10                               $0                                                                             $0           $0
   11                               $0                                                                             $0           $0
   12                               $0                                                                             $0           $0
   13                               $0                                                                             $0           $0
   14                       $4,500,000                                                                             $0   $4,500,000
   15                               $0                                                                             $0           $0
   16                               $0                                                                             $0           $0
   17                               $0                                                                             $0           $0
   18                               $0                                                                             $0           $0
   19                               $0                                                                             $0           $0
   20                               $0                                                                             $0           $0
   21                               $0                                                                             $0           $0
   22                               $0                                                                             $0           $0
   23                               $0                                                                             $0           $0
   24                               $0                                                            3% of gross revenue           $0
   25                               $0                                                            3% of gross revenue           $0
   26                               $0                                                            3% of gross revenue           $0
   27                               $0                                                            3% of gross revenue           $0
   28                               $0                                                            4% of gross revenue           $0
   29                               $0                                                            5% of gross revenue           $0
   30                               $0                                                            3% of gross revenue           $0
   31                               $0                                                            4% of gross revenue           $0
   32                               $0                                                            5% of gross revenue           $0
   33                               $0                                                            4% of gross revenue           $0
   34                               $0                                                            4% of gross revenue           $0
   35                               $0                                                            4% of gross revenue           $0
   36                               $0                                                            4% of gross revenue           $0
   37                               $0                                                            3% of gross revenue           $0
   38                               $0                                                            5% of gross revenue           $0
   39                               $0                                                            5% of gross revenue           $0
   40                               $0                                                            4% of gross revenue           $0
   41                               $0                                                            5% of gross revenue           $0
   42                               $0                                                            5% of gross revenue           $0
   43                               $0                                                            4% of gross revenue           $0
   44                               $0                                                            4% of gross revenue           $0
   45                               $0                                                            4% of gross revenue           $0
   46                               $0                                                            4% of gross revenue           $0
   47                               $0                                                            3% of gross revenue           $0
   48                               $0                                                            4% of gross revenue           $0
   49                               $0                                                            5% of gross revenue           $0
   50                               $0                                                            5% of gross revenue           $0
   51                               $0                                                            4% of gross revenue           $0
   52                               $0                                                            5% of gross revenue           $0
   53                               $0                                                            4% of gross revenue           $0
   54                               $0                                                            4% of gross revenue           $0
   55                               $0                                                            5% of gross revenue           $0
   56                               $0                                                            4% of gross revenue           $0
   57                               $0                                                            4% of gross revenue           $0
   58                               $0                                                            5% of gross revenue           $0
   59                               $0                                                            4% of gross revenue           $0
   60                               $0                                                            4% of gross revenue           $0
   61                               $0                                                            4% of gross revenue           $0
   62                               $0                                                            4% of gross revenue           $0
   63                               $0                                                            4% of gross revenue           $0
   64                               $0                                                            5% of gross revenue           $0
   65                               $0                                                            4% of gross revenue           $0
   66                               $0                                                            4% of gross revenue           $0
   67                               $0                                                                             $0           $0
   68                       $3,410,301   For Fiscal Years 1, 2, 3-5, 6-10, 11 and onward, 1%, 2%, 3%, 4%, 5% of gross
                                                                                               revenues respectively.   $3,510,301
   69                       $2,360,127   For Fiscal Years 1, 2, 3-5, 6-10, 11 and onward, 1%, 2%, 3%, 4%, 5% of gross
                                                                                               revenues respectively.   $2,460,127
   70                       $2,731,159   For Fiscal Years 1, 2, 3-5, 6-10, 11 and onward, 1%, 2%, 3%, 4%, 5% of gross
                                                                                               revenues respectively.   $2,831,159
   71                       $1,681,015  4%, 3%, 4%, 5% of gross revenues for pre-2002, 2002 & 2003, 2004 & 2005, 2006
                                                                                             and onward, respectively   $1,781,015
   72                         $375,831   For Fiscal Years 1, 2, 3-5, 6-10, 11 and onward, 1%, 2%, 3%, 4%, 5% of gross
                                                                                               revenues respectively.     $425,831
   73                               $0                                                            5% of gross revenue           $0
   74                               $0                                                            4% of gross revenue           $0
   75                               $0                                                                         $2,838           $0
   76                               $0                                                                         $1,398           $0
   77                               $0                                                                         $1,022           $0
   78                               $0                                                                           $503           $0
   79                               $0                                                                             $0           $0
   80                               $0                                                                         $6,577      $19,732
   81                               $0                                                                         $3,610      $10,830
   82                               $0                                                                             $0           $0
   83                         $300,000                                                                         $6,151     $312,302
   84                               $0                                                                             $0           $0
   85                               $0                                                                         $7,969      $23,907
   86                               $0                                                                             $0           $0
   87                               $0                                                                             $0           $0
   88                               $0                                                                         $2,672       $2,672
   89                               $0                                                                           $910           $0
   90                               $0                                                                         $4,189           $0
   91                               $0                                                                         $1,768           $0
   92                               $0                                                                         $2,146           $0
   93                               $0                                                                           $615           $0
   94                               $0                                                                         $6,417       $6,417
   95                               $0                                                                             $0           $0
   96                               $0                                                                         $4,206           $0
   97                               $0                                                                         $1,298      $15,624
   98                               $0                                                                         $2,684       $8,051
   99                               $0                                                                             $0           $0
   100                              $0                                                                         $6,250      $12,500
   101                              $0                                                                         $2,948           $0
   102                              $0                                                                         $1,180       $2,364
   103                              $0                                                                         $2,218       $8,874
   104                              $0                                                                             $0           $0
   105                              $0                                                                             $0           $0
   106                         $25,000                                                                             $0      $25,000
   107                              $0                                                                         $5,096      $10,193
   108                              $0                                                                         $1,798       $1,798
   109                              $0                                                                             $0           $0
   110                              $0                                                                           $513       $1,544
   111                              $0                                                                         $1,330       $1,333
   112                              $0                                                                           $800         $800
   113                              $0                                                                         $1,567       $1,567
   114                              $0                                                                           $987         $987
   115                              $0                                                                           $917         $917
   116                              $0                                                                             $0           $0
   117                              $0                                                                             $0           $0
   118                              $0                                                                             $0           $0
   119                              $0                                                                         $3,863       $7,726
   120                              $0                                                                         $2,630       $5,259
   121                              $0                                                                         $4,504       $9,009
   122                              $0                                                                         $4,165       $8,329
   123                              $0                                                                         $3,319       $6,638
   124                              $0                                                                         $3,562       $3,562
   125                              $0                                                                         $5,500      $11,000
   126                              $0                                                                             $0           $0
   127                              $0                                                                         $5,708       $5,708
   128                              $0                                                                         $5,371       $5,371
   129                              $0                                                                         $4,954       $4,954
   130                              $0                                                                           $633       $1,268
   131                              $0                                                                         $2,079       $2,079
   132                              $0                                                                           $425         $425
   133                              $0                                                                           $450         $450
   134                              $0                                                                           $500         $500
   135                              $0                                                                           $800         $800
   136                              $0                                                                           $400         $400
   137                              $0                                                                         $1,600           $0
   138                              $0                                                                         $3,000           $0
   139                          $9,640                                                                             $0       $9,640
   140                              $0                                                                             $0           $0
   141                              $0                                                                         $1,367       $1,367
   142                              $0                                                                         $5,937           $0
   143                              $0                                                                         $7,058           $0
   144                              $0                                                                           $504       $1,512
   145                              $0                                                                             $0           $0
   146                              $0                                                                         $4,063       $4,063
   147                              $0                                                                           $334           $0
   148                              $0                                                                         $1,124       $4,496
   149                              $0                                                                           $424         $849
   150                              $0                                                                           $313           $0
   151                              $0                                                                         $2,396       $2,396
   152                              $0                                                                         $4,949           $0
   153                              $0                                                                         $8,155           $0
   154                              $0                                                                             $0           $0
   155                              $0                                                                         $7,358           $0
   156                              $0                                                                             $0           $0
   157                              $0                                                                           $125         $125
   158                            $247                                                                           $247         $741
   159                              $0                                                                           $931         $931
   160                              $0                                                                           $563           $0
   161                              $0                                                                         $3,772      $11,316
   162                              $0                                                                         $3,255       $9,765
   163                              $0                                                                           $465         $930
   164                              $0                                                                           $354         $708
   165                              $0                                                                             $0           $0
   166                              $0                                                                           $476         $476
   167                              $0                                                                           $358         $717
   168                          $5,741                                                                         $5,741      $23,070
   169                              $0                                                                             $0           $0
   170                              $0                                                                           $121         $121
   171                              $0                                                                             $0           $0
   172                              $0                                                                           $649       $1,297
   173                              $0                                                                             $0           $0
   174                              $0                                                                         $2,583       $5,167
   175                              $0                                                                         $1,100           $0
   176                              $0                                                                           $504       $1,008
   177                              $0                                                                           $223         $223
   178                              $0                                                                           $307         $614
   179                              $0                                                                         $2,833       $8,500
   180                              $0                                                                           $108         $108
   181                              $0                                                                         $2,396       $7,187
   182                              $0                                                                           $775       $3,100
   183    $50,000 LOC (Tax, Insurance,
                  Replacement Reserve)                                                                         $1,063           $0
   184                              $0                                                                           $403         $807
   185                              $0                                                                         $4,000       $4,000
   186                              $0                                                                           $182         $364
   187                              $0                                                                           $115         $345
   188                              $0                                                                             $0           $0
   189                              $0                                                                           $350       $1,053
   190                              $0                                                                           $355           $0
   191                              $0                                                                            $88           $0
   192                              $0                                                                            $68           $0
   193                              $0                                                                            $27           $0
   194                              $0                                                                           $799         $799
   195                              $0                                                                             $0           $0
   196                              $0                                                                             $0           $0
   197                              $0                                                                           $275         $275
   198                              $0                                                                             $0           $0
   199                              $0                                                                           $316         $316
   200                              $0                                                                             $0           $0
   201                              $0                                                                             $0           $0
   202                              $0                                                                           $252           $0
   203                              $0                                                                           $756         $756
   204                              $0                                                                             $0           $0
   205                              $0                                                                           $281         $563
   206                              $0                                                                             $0           $0
   207                              $0                                                                           $352       $1,056
   208                              $0                                                                         $2,083           $0
   209                              $0                                                                           $233           $0
   210                              $0                                                                             $0           $0
   211                              $0                                                                         $4,594           $0
   212                              $0                                                                           $530           $0
   213                              $0                                                                           $182         $546
   214                              $0                                                                           $190           $0
   215                              $0                                                                         $1,172       $1,172
   216                              $0                                                                           $138           $0
   217                              $0                                                                             $0           $0
   218                              $0                                                                           $614         $613
   219                              $0                                                                             $0           $0
   220                              $0                                                                           $483         $483
   221                              $0                                                                           $625       $1,882
   222                              $0                                                                           $207         $207
   223                              $0                                                                             $0           $0
   224                   $50,000 (LOC)                                                                             $0           $0
   225                              $0                                                                           $324         $648
   226                              $0                                                                         $3,776       $7,552
   227                              $0                                                                           $854       $1,708
   228                              $0                                                                             $0           $0
   229                              $0                                                                             $0           $0
   230                              $0                                                                           $141           $0
   231                              $0                                                                           $168           $0
   232                              $0                                                                           $597       $1,194
   233                              $0                                                                         $1,245       $2,489
   234                              $0                                                                           $184           $0
   235                              $0                                                                           $425           $0
   236                              $0                                                                           $429         $858
   237                              $0                                                                           $208       $1,683
   238                              $0                                                                           $369         $738
   239                              $0                                                                           $262           $0
   240                              $0                                                                             $0           $0
   241                              $0                                                                           $161         $483
   242                              $0                                                                         $2,500       $5,008
   243                              $0                                                                           $447         $894
   244                              $0                                                                           $513         $513
   245                              $0                                                                           $157         $471
   246                              $0                                                                           $250         $250
   247                              $0                                                                           $256           $0
   248                              $0                                                                           $667       $1,333
   249                              $0                                                                           $121           $0
   250                            $565                                                                           $565       $1,130
   251                              $0                                                                           $607       $1,214
   252                              $0                                                                           $189         $379
   253                              $0                                                                         $1,005       $1,005
   254                              $0                                                                         $1,145       $1,145
   255                              $0                                                                           $292         $585
   256                              $0                                                                             $0           $0
   257                              $0                                                                           $169         $676
   258                              $0                                                                           $363           $0
   259                              $0                                                                           $628       $1,255
   260                              $0                                                                           $456         $911
   261                              $0                                                                           $214         $214
   262                              $0                                                                         $1,292      $13,103
   263                              $0                                                                           $300         $600
   264                              $0                                                                           $334       $1,337
   265                              $0                                                                             $0           $0
   266                              $0                                                                           $583         $583
   267                              $0                                                                             $0           $0
   268                              $0                                                                         $3,188           $0
   269                              $0                                                                             $0           $0
   270                              $0                                                                             $0           $0
   271                              $0                                                                           $140         $140
   272                              $0                                                                           $127           $0
   273                              $0                                                                             $0           $0
   274                              $0                                                                             $0           $0
   275                              $0                                                                           $287         $287
   276                              $0                                                                           $181           $0
   277                              $0                                                                             $0           $0
   278                              $0                                                                         $1,171       $2,343
   279                              $0                                                                           $132         $132
   280                              $0                                                                            $98         $197
   281                              $0                                                                           $486         $973
   282                              $0                                                                             $0           $0
   283                              $0                                                                             $0           $0
   284                              $0                                                                           $138         $415
   285                              $0                                                                             $0           $0
   286                              $0                                                                           $506       $1,012
   287                              $0                                                                             $0           $0
   288                              $0                                                                           $816       $3,264
                           $19,294,626                                                                       $258,107  $16,223,710

----------------------------------------------------------------------------------------------------------------------------
           INITIAL TI/LC    MONTHLY TI/LC   CURRENT TI/LC                                                Prepayment Code(27)
MORTGAGE      ESCROW           ESCROW          ESCROW      ENVIRONMENTAL     INTEREST                    -------------------
LOAN NO.  REQUIREMENT(23)  REQUIREMENT(24)   BALANCE(25)     INSURANCE    ACCRUAL METHOD  SEASONING(26)  LO  DEF  DEF/YM1.00
----------------------------------------------------------------------------------------------------------------------------

    1                  $0               $0             $0        No         Actual/360          2        26   90
    2                  $0               $0             $0        No         Actual/360          1        25   88
    3                  $0               $0             $0        No         Actual/360          2        26   54
    4                  $0               $0             $0        No         Actual/360          0        24           83
    5                  $0               $0             $0        No         Actual/360          0        24           83
    6                  $0               $0             $0        No         Actual/360          0        24           83
    7                  $0               $0             $0        No         Actual/360          0        24           83
    8                  $0               $0             $0        No         Actual/360          0        24           83
    9                  $0               $0             $0        No         Actual/360          0        24           83
   10                  $0               $0             $0        No         Actual/360          0        24           83
   11                  $0               $0             $0        No         Actual/360          2        26   90
   12                  $0               $0             $0        No         Actual/360          2        26   90
   13                  $0               $0             $0        No         Actual/360          2        26   90
   14          $4,500,000               $0     $4,500,000        No         Actual/360          2        26   90
   15                  $0               $0             $0        No         Actual/360          2        26   90
   16                  $0               $0             $0        No         Actual/360          1        25   93
   17                  $0               $0             $0        No         Actual/360          2        26           93
   18                  $0               $0             $0        No         Actual/360          5        29   39
   19                  $0               $0             $0        No         Actual/360          5        29   39
   20                  $0               $0             $0        No         Actual/360          5        29   39
   21                  $0               $0             $0        No         Actual/360          5        29   39
   22                  $0               $0             $0        No         Actual/360          5        29   39
   23                  $0               $0             $0        No         Actual/360          5        29   39
   24                  $0               $0             $0        No         Actual/360          1        25   59
   25                  $0               $0             $0        No         Actual/360          1        25   59
   26                  $0               $0             $0        No         Actual/360          1        25   59
   27                  $0               $0             $0        No         Actual/360          1        25   59
   28                  $0               $0             $0        No         Actual/360          1        25   59
   29                  $0               $0             $0        No         Actual/360          1        25   59
   30                  $0               $0             $0        No         Actual/360          1        25   59
   31                  $0               $0             $0        No         Actual/360          1        25   59
   32                  $0               $0             $0        No         Actual/360          1        25   59
   33                  $0               $0             $0        No         Actual/360          1        25   59
   34                  $0               $0             $0        No         Actual/360          1        25   59
   35                  $0               $0             $0        No         Actual/360          1        25   59
   36                  $0               $0             $0        No         Actual/360          1        25   59
   37                  $0               $0             $0        No         Actual/360          1        25   59
   38                  $0               $0             $0        No         Actual/360          1        25   59
   39                  $0               $0             $0        No         Actual/360          1        25   59
   40                  $0               $0             $0        No         Actual/360          1        25   59
   41                  $0               $0             $0        No         Actual/360          1        25   59
   42                  $0               $0             $0        No         Actual/360          1        25   59
   43                  $0               $0             $0        No         Actual/360          1        25   59
   44                  $0               $0             $0        No         Actual/360          1        25   59
   45                  $0               $0             $0        No         Actual/360          1        25   59
   46                  $0               $0             $0        No         Actual/360          1        25   59
   47                  $0               $0             $0        No         Actual/360          1        25   59
   48                  $0               $0             $0        No         Actual/360          1        25   59
   49                  $0               $0             $0        No         Actual/360          1        25   59
   50                  $0               $0             $0        No         Actual/360          1        25   59
   51                  $0               $0             $0        No         Actual/360          1        25   59
   52                  $0               $0             $0        No         Actual/360          1        25   59
   53                  $0               $0             $0        No         Actual/360          1        25   59
   54                  $0               $0             $0        No         Actual/360          1        25   59
   55                  $0               $0             $0        No         Actual/360          1        25   59
   56                  $0               $0             $0        No         Actual/360          1        25   59
   57                  $0               $0             $0        No         Actual/360          1        25   59
   58                  $0               $0             $0        No         Actual/360          1        25   59
   59                  $0               $0             $0        No         Actual/360          1        25   59
   60                  $0               $0             $0        No         Actual/360          1        25   59
   61                  $0               $0             $0        No         Actual/360          1        25   59
   62                  $0               $0             $0        No         Actual/360          1        25   59
   63                  $0               $0             $0        No         Actual/360          1        25   59
   64                  $0               $0             $0        No         Actual/360          1        25   59
   65                  $0               $0             $0        No         Actual/360          1        25   59
   66                  $0               $0             $0        No         Actual/360          1        25   59
   67                  $0          $18,131        $18,131        No         Actual/360          1        25   93
   68                  $0               $0             $0        No         Actual/360         10        35   81
   69                  $0               $0             $0        No         Actual/360         10        35   81
   70                  $0               $0             $0        No         Actual/360         10        35   81
   71                  $0               $0             $0        No         Actual/360         10        35   81
   72                  $0               $0             $0        No         Actual/360         10        35   81
   73                  $0               $0             $0        No         Actual/360          1        25   59
   74                  $0               $0             $0        No         Actual/360          1        25   59
   75                  $0          $14,580             $0        No         Actual/360          0        24   94
   76                  $0           $7,182             $0        No         Actual/360          0        24   94
   77                  $0           $5,247             $0        No         Actual/360          0        24   94
   78                  $0           $2,583             $0        No         Actual/360          0        24   94
   79                  $0           $7,500         $7,500        No         Actual/360          4        28   88
   80                  $0          $21,376        $64,129        No         Actual/360          3        27   90
   81                  $0          $11,733        $35,199        No         Actual/360          3        27   90
   82                  $0               $0             $0        No         Actual/360          2        26   31
   83            $800,000          $15,378       $830,756        No         Actual/360          2        26   30
   84                  $0               $0             $0        No         Actual/360          5        29   66
   85                  $0          $33,868       $101,605        No         Actual/360          3        27   90
   86                  $0               $0             $0        No         Actual/360          1        25  136
   87                  $0               $0             $0        No         Actual/360          7        31   91
   88                  $0           $5,186         $5,186        No         Actual/360          1        25   92
   89                  $0           $3,945             $0        No         Actual/360          2        26   90
   90                  $0           $5,108             $0        No         Actual/360          2        26   90
   91                  $0           $2,489             $0        No         Actual/360          2        26   90
   92                  $0           $2,580             $0        No         Actual/360          2        26   90
   93                  $0           $2,030             $0        No         Actual/360          2        26   90
   94                  $0               $0             $0        No         Actual/360          1        25   92
   95                  $0               $0             $0        No         Actual/360          2        26           93
   96            $200,000          $16,667       $200,000        No         Actual/360          1        25  211
   97                  $0           $4,070             $0        No         Actual/360          4        28   88
   98          $2,000,000               $0     $2,000,000        No         Actual/360          3        27   89
   99                  $0               $0             $0        No         Actual/360          6        30   86
   100                 $0               $0             $0        No         Actual/360          2        26   92
   101           $182,000          $14,750       $182,000        No         Actual/360          0        24
   102                 $0          $12,500        $25,045        No         Actual/360          5        29   84
   103         $1,081,675               $0             $0        No         Actual/360          4        28   88
   104                 $0               $0             $0        No         Actual/360          1        25   92
   105                 $0               $0             $0        No         Actual/360          2        26   87
   106                 $0               $0             $0        No         Actual/360          6        30   86
   107                 $0               $0             $0        No         Actual/360          2        26   92
   108         $1,661,247               $0     $1,661,247        No         Actual/360          1        25   94
   109                 $0               $0             $0        No         Actual/360          1        25   94
   110                 $0           $3,333        $10,034        No         Actual/360          6        47
   111                 $0               $0             $0        No         Actual/360          4        28   88
   112                 $0               $0             $0        No         Actual/360          4        28   88
   113                 $0               $0             $0        No         Actual/360          4        28   88
   114                 $0               $0             $0        No         Actual/360          4        28   88
   115                 $0               $0             $0        No         Actual/360          4        28   88
   116                 $0               $0             $0        No         Actual/360          2        26   92
   117                 $0               $0             $0        No         Actual/360          5        29   87
   118                 $0               $0             $0        No         Actual/360          7        31   85
   119                 $0               $0             $0        No         Actual/360          2        26   91
   120                 $0               $0             $0        No         Actual/360          2        26   91
   121                 $0               $0             $0        No         Actual/360          2        26   91
   122                 $0               $0             $0        No         Actual/360          2        26   91
   123                 $0               $0             $0        No         Actual/360          2        26   91
   124           $588,091          $10,685       $598,776        No         Actual/360          1        25   92
   125                 $0               $0             $0        No         Actual/360          2        26   92
   126           $112,378               $0       $112,378        No         Actual/360          0        24  142
   127                 $0               $0             $0        No         Actual/360          1        25   92
   128                 $0               $0             $0        No         Actual/360          1        25   92
   129                 $0               $0             $0        No         Actual/360          1        25   92
   130                 $0           $3,642         $7,295        No         Actual/360          5        29   87
   131                 $0               $0             $0        No         Actual/360          1        25   92
   132                 $0               $0             $0        No         Actual/360          4        28   88
   133                 $0               $0             $0        No         Actual/360          4        28   88
   134                 $0               $0             $0        No         Actual/360          4        28   88
   135                 $0               $0             $0        No         Actual/360          4        28   88
   136                 $0               $0             $0        No         Actual/360          4        28   88
   137                 $0               $0             $0        No         Actual/360          1        25   91
   138                 $0               $0             $0        No         Actual/360          1        25   91
   139           $150,000               $0       $150,000        No         Actual/360          6        30   86
   140                 $0               $0             $0        No         Actual/360          2        26   92
   141                 $0           $2,000         $2,000        No         Actual/360          4        28   88
   142                 $0               $0             $0        No         Actual/360          1        25   91
   143                 $0               $0             $0        No         Actual/360          3        27   89
   144                 $0           $2,500         $7,500        No         Actual/360          6        30   86
   145                 $0               $0             $0        No         Actual/360          0        24   92
   146                 $0               $0             $0        No         Actual/360          4        28
   147                 $0           $2,230             $0        No         Actual/360          3        27   89
   148                 $0           $3,300        $13,200        No         Actual/360          7        31   85
   149                 $0               $0             $0        No         Actual/360          2        26   91
   150                 $0           $3,125             $0        No         Actual/360          3        27   89
   151                 $0               $0             $0        No         Actual/360          4        28   88
   152                 $0               $0             $0        No         Actual/360          1        25   91
   153                 $0               $0             $0        No         Actual/360          2        26   92
   154                 $0               $0             $0        No         Actual/360          2        35
   155                 $0               $0             $0        No         Actual/360          2        26   90
   156                 $0               $0             $0        No         Actual/360          2        26   91
   157                 $0             $458           $458        No         Actual/360          4        28   88
   158             $2,302           $2,302         $6,906        No         Actual/360          5        29   87
   159                 $0               $0             $0        No         Actual/360          4        28
   160                 $0               $0             $0        No         Actual/360          2        59
   161                 $0               $0             $0        No         Actual/360          6        30   83
   162                 $0               $0             $0        No         Actual/360          6        30   83
   163                 $0           $3,333         $6,666        No         Actual/360          5        29   84
   164                 $0           $1,654         $3,308        No         Actual/360          2        26   91
   165                 $0           $1,100             $0        No         Actual/360          0        24
   166                 $0           $1,489         $1,489        No         Actual/360          4        28
   167                 $0           $1,816         $3,632        No         Actual/360          2        26   91
   168                 $0               $0             $0        No         Actual/360          6        30   86
   169                 $0               $0             $0        No         Actual/360          2        26   91
   170                 $0               $0             $0        No         Actual/360          4        28   88
   171                 $0               $0             $0        No         Actual/360          2        26   91
   172                 $0           $3,191         $6,382        No         Actual/360          2        26   92
   173                 $0               $0             $0        No         Actual/360          2        26   91
   174                 $0               $0             $0        No         Actual/360          2        26   91
   175                 $0               $0             $0        No         Actual/360          3        27   89
   176                 $0               $0             $0        No         Actual/360          5        29   27
   177                 $0           $1,042         $1,042        No         Actual/360          1        35
   178                 $0           $1,883         $3,766        No         Actual/360          5        12
   179                 $0               $0             $0        No         Actual/360          3        27   90
   180                 $0               $0             $0        No         Actual/360          4        28   88
   181                 $0               $0             $0        No         Actual/360          3        35
   182                 $0           $5,812        $23,248        No         Actual/360          7        31   85
   183                 $0               $0             $0        No         Actual/360          3        27   89
   184            $25,000             $833        $26,837        No         Actual/360          5        29   87
   185                 $0               $0             $0        No         Actual/360          4        28   88
   186                 $0               $0             $0        No         Actual/360          5        29   87
   187                 $0               $0             $0        No         Actual/360          6        30   86
   188                 $0               $0             $0        No         Actual/360          7        31   85
   189            $50,000               $0        $50,468        No         Actual/360          6        30   86
   190                 $0             $924             $0        No         Actual/360          1        25   92
   191                 $0             $797             $0        No         Actual/360          3        27
   192                 $0             $621             $0        No         Actual/360          3        27
   193                 $0             $248             $0        No         Actual/360          3        27
   194            $80,000           $4,592        $84,592        No         Actual/360          4        28   88
   195                 $0               $0             $0        No         Actual/360          4        28   88
   196                 $0               $0             $0        No         Actual/360          5        29   87
   197                 $0               $0             $0        No         Actual/360          1        25   92
   198                 $0               $0             $0        No         Actual/360          2        26   90
   199                 $0           $1,774         $1,774        No         Actual/360          1        35
   200                 $0               $0             $0        No         Actual/360          2        26   90
   201                 $0               $0             $0        No         Actual/360          2        26   90
   202                 $0             $800             $0        No         Actual/360          3        27   89
   203           $245,000           $2,500       $247,500        No         Actual/360          4        28   88
   204                 $0               $0             $0        No         Actual/360          1        25
   205                 $0           $1,414         $2,829        No         Actual/360          2        26   91
   206                 $0               $0             $0        No         Actual/360          1        0
   207                 $0           $1,723         $5,185        No         Actual/360          6        30   86
   208                 $0               $0             $0        No         Actual/360          1        25  151
   209                 $0             $655             $0        No         Actual/360          2        26   81
   210                 $0               $0             $0        No         Actual/360         13        37   79
   211                 $0               $0             $0        No         Actual/360          1        25   91
   212                 $0           $2,500             $0        No         Actual/360          2        26           30
   213                 $0               $0             $0        No         Actual/360          6        30   86
   214                 $0               $0             $0        No         Actual/360          2        26   90
   215                 $0               $0             $0        No         Actual/360          1        25   92
   216                 $0               $0             $0        No         Actual/360          2        26   90
   217                 $0               $0             $0        No         Actual/360          1        0
   218                 $0               $0             $0        No         Actual/360          4        28   88
   219                 $0               $0             $0        No         Actual/360          7        31   88
   220           $100,000           $2,196       $102,196        No         Actual/360          4        28   88
   221                 $0             $583         $1,755        No         Actual/360          6        30   86
   222                 $0           $1,036         $1,036        No         Actual/360          4        28   88
   223                 $0               $0             $0        No         Actual/360          1        25
   224                 $0               $0             $0        No         Actual/360          2        26   91
   225                 $0           $1,696         $3,392        No         Actual/360          2        26   91
   226                 $0               $0             $0        No         Actual/360          2        26   91
   227                 $0               $0             $0        No         Actual/360          2        26   91
   228                 $0               $0             $0        No         Actual/360          0        24   93
   229                 $0           $1,250         $2,500        No         Actual/360          5        29           87
   230                 $0               $0             $0        No         Actual/360          2        26   90
   231                 $0               $0             $0        No         Actual/360          2        26   90
   232                 $0               $0             $0        No         Actual/360          2        35
   233                 $0               $0             $0        No         Actual/360          2        26   91
   234                 $0           $1,225             $0        No         Actual/360          2        26   90
   235                 $0           $2,188             $0        No         Actual/360          2        26
   236                 $0             $566         $1,132        No         Actual/360          5        29
   237                 $0           $1,287        $10,411        No         Actual/360         11        35   81
   238                 $0           $1,845         $3,691        No         Actual/360          2        26   91
   239                 $0           $1,327             $0        No         Actual/360          0        24   93
   240                 $0           $1,000         $1,000        No         Actual/360          3        27   89
   241                 $0           $1,402         $4,206        No         Actual/360          6        30   86
   242                 $0               $0             $0        No         Actual/360          5        29   87
   243            $58,500           $1,667        $62,108        No         Actual/360          5        29   87
   244                 $0               $0             $0        No         Actual/360          1        25   92
   245                 $0             $679         $2,037        No         Actual/360          6        30   86
   246            $60,000               $0        $60,032        No         Actual/360          4        28   88
   247                 $0           $1,281             $0        No         Actual/360          2        26
   248                 $0               $0             $0        No         Actual/360          2        26   91
   249                 $0               $0             $0        No         Actual/360          2        26   90
   250            $50,000               $0        $50,027        No         Actual/360          4        28   88
   251                 $0               $0             $0        No         Actual/360          2        26   91
   252                 $0           $1,000         $2,000        No         Actual/360          5        29   84
   253                 $0               $0             $0        No         Actual/360          1        25   92
   254                 $0             $931           $931        No         Actual/360          1        25   92
   255                 $0               $0             $0        No         Actual/360          5        29   87
   256                 $0               $0             $0        No         Actual/360          1        25
   257                 $0             $844         $3,376        No         Actual/360          7        31   85
   258                 $0               $0             $0        No         Actual/360          1        25   91
   259                 $0               $0             $0        No         Actual/360          2        35
   260                 $0               $0             $0        No         Actual/360          2        35
   261                 $0           $1,045         $1,045        No         Actual/360          1        25   92
   262                 $0           $4,307        $43,676        No         Actual/360         13        37   79
   263                 $0           $1,300         $2,600        No         Actual/360          5        29   87
   264                 $0           $2,229         $8,914        No         Actual/360          7        31   85
   265                 $0               $0             $0        No         Actual/360          2        26   91
   266                 $0               $0             $0        No         Actual/360          1        25   92
   267                 $0             $933             $0        No         Actual/360          1        25
   268                 $0               $0             $0        No         Actual/360          2        26   91
   269                 $0               $0             $0        No         Actual/360          6        30
   270                 $0               $0             $0        No         Actual/360          2        26   90
   271                 $0               $0             $0        No         Actual/360          4        28   88
   272                 $0             $846             $0        No         Actual/360          2        26   90
   273             $5,209               $0         $5,230        No         Actual/360          7        31   85
   274             $9,791               $0         $9,829        No         Actual/360          7        31   85
   275            $75,000               $0        $75,000        No         Actual/360          1        25   92
   276                 $0             $750             $0        No         Actual/360          2        26   90
   277                 $0               $0             $0        No         Actual/360          7        31   85
   278                 $0               $0             $0        No         Actual/360          2        26   91
   279                 $0             $484           $484        No         Actual/360          1        25   92
   280                 $0             $511         $1,022        No         Actual/360          2        26   91
   281                 $0               $0             $0        No         Actual/360          2        35
   282            $50,000               $0        $50,000        No         Actual/360          1        25
   283                 $0               $0             $0        No         Actual/360          0        24   93
   284                 $0             $461         $1,382        No         Actual/360          3        27   90
   285                 $0               $0             $0        No         Actual/360          1        25   93
   286                 $0               $0             $0        No         Actual/360          2        26   91
   287                 $0           $1,600         $1,600        No         Actual/360          1        25
   288                 $0               $0             $0        No         Actual/360          7        31   85
              $12,086,193         $319,650    $11,520,676                                       2

--------------------------------------------------------------------
          PREPAYMENT CODE(27)
MORTGAGE  -------------------      YM       ADMINISTRATIVE  MORTGAGE
LOAN NO.  YM1.00         OPEN  FORMULA(28)   COST RATE(29)  LOAN NO.
--------------------------------------------------------------------

    1                       4                    2.088          1
    2                       7                    2.088          2
    3                       4                    2.088          3
    4                      13       A            3.088          4
    5                      13       A            3.088          5
    6                      13       A            3.088          6
    7                      13       A            3.088          7
    8                      13       A            3.088          8
    9                      13       A            3.088          9
   10                      13       A            3.088          10
   11                       4                    2.088          11
   12                       4                    2.088          12
   13                       4                    2.088          13
   14                       4                    2.088          14
   15                       4                    2.088          15
   16                       2                    3.088          16
   17                       1       B            2.088          17
   18                       4                    2.088          18
   19                       4                    2.088          19
   20                       4                    2.088          20
   21                       4                    2.088          21
   22                       4                    2.088          22
   23                       4                    2.088          23
   24                      36                    2.088          24
   25                      36                    2.088          25
   26                      36                    2.088          26
   27                      36                    2.088          27
   28                      36                    2.088          28
   29                      36                    2.088          29
   30                      36                    2.088          30
   31                      36                    2.088          31
   32                      36                    2.088          32
   33                      36                    2.088          33
   34                      36                    2.088          34
   35                      36                    2.088          35
   36                      36                    2.088          36
   37                      36                    2.088          37
   38                      36                    2.088          38
   39                      36                    2.088          39
   40                      36                    2.088          40
   41                      36                    2.088          41
   42                      36                    2.088          42
   43                      36                    2.088          43
   44                      36                    2.088          44
   45                      36                    2.088          45
   46                      36                    2.088          46
   47                      36                    2.088          47
   48                      36                    2.088          48
   49                      36                    2.088          49
   50                      36                    2.088          50
   51                      36                    2.088          51
   52                      36                    2.088          52
   53                      36                    2.088          53
   54                      36                    2.088          54
   55                      36                    2.088          55
   56                      36                    2.088          56
   57                      36                    2.088          57
   58                      36                    2.088          58
   59                      36                    2.088          59
   60                      36                    2.088          60
   61                      36                    2.088          61
   62                      36                    2.088          62
   63                      36                    2.088          63
   64                      36                    2.088          64
   65                      36                    2.088          65
   66                      36                    2.088          66
   67                       2                    2.088          67
   68                       4                    3.088          68
   69                       4                    3.088          69
   70                       4                    3.088          70
   71                       4                    3.088          71
   72                       4                    3.088          72
   73                      36                    2.088          73
   74                      36                    2.088          74
   75                       2                    7.088          75
   76                       2                    7.088          76
   77                       2                    7.088          77
   78                       2                    7.088          78
   79                       4                    2.088          79
   80                       3                    3.088          80
   81                       3                    3.088          81
   82                       3                    7.088          82
   83                       4                    2.088          83
   84                      25                    2.088          84
   85                       3                    3.088          85
   86                       3                    3.088          86
   87                       4                    2.088          87
   88                       3                    2.088          88
   89                       4                    2.088          89
   90                       4                    2.088          90
   91                       4                    2.088          91
   92                       4                    2.088          92
   93                       4                    2.088          93
   94                       3                    2.088          94
   95                       1       B            2.088          95
   96                       4                    2.088          96
   97                       4                    2.088          97
   98                       4                    2.088          98
   99                       4                    2.088          99
   100                      2                    9.088         100
   101      214             2       C            3.088         101
   102                      7                    2.088         102
   103                      4                    2.088         103
   104                      3                    2.088         104
   105                      7                    3.088         105
   106                      4                    2.088         106
   107                      2                    2.088         107
   108                      1                    7.088         108
   109                      1                    2.088         109
   110       69             4       D            2.088         110
   111                      4                    2.088         111
   112                      4                    2.088         112
   113                      4                    2.088         113
   114                      4                    2.088         114
   115                      4                    2.088         115
   116                      2                    2.088         116
   117                      4                    2.088         117
   118                      4                    2.088         118
   119                      3                    2.088         119
   120                      3                    2.088         120
   121                      3                    2.088         121
   122                      3                    2.088         122
   123                      3                    2.088         123
   124                      3                    6.088         124
   125                      2                    9.088         125
   126                      2                    3.088         126
   127                      3                    2.088         127
   128                      3                    2.088         128
   129                      3                    2.088         129
   130                      4                    2.088         130
   131                      3                    2.088         131
   132                      4                    7.088         132
   133                      4                    7.088         133
   134                      4                    7.088         134
   135                      4                    7.088         135
   136                      4                    7.088         136
   137                      4                    2.088         137
   138                      4                    2.088         138
   139                      4                    2.088         139
   140                      2                    2.088         140
   141                      4                    2.088         141
   142                      4                    2.088         142
   143                      4                    2.088         143
   144                      4                    2.088         144
   145                      4                    2.088         145
   146       85             7       E            2.088         146
   147                      4                    2.088         147
   148                      4                    2.088         148
   149                      3                    2.088         149
   150                      4                    7.088         150
   151                      4                    2.088         151
   152                      4                    2.088         152
   153                      2                    2.088         153
   154       82             3       F            7.088         154
   155                      4                    2.088         155
   156                      3                    2.088         156
   157                      4                    2.088         157
   158                      4                    2.088         158
   159       88             4       G            2.088         159
   160       57             4       D            2.088         160
   161                      7                    2.088         161
   162                      7                    2.088         162
   163                      7                    2.088         163
   164                      3                    2.088         164
   165       94             2       C            3.088         165
   166       88             4       H            2.088         166
   167                      3                    2.088         167
   168                      4                    2.088         168
   169                      3                    2.088         169
   170                      4                    2.088         170
   171                      3                    7.088         171
   172                      2                   10.088         172
   173                      3                    7.088         173
   174                      3                    2.088         174
   175                      4                   12.088         175
   176                      4                    2.088         176
   177       83             2       I            2.088         177
   178      104             4       J            2.088         178
   179                      3                    2.088         179
   180                      4                    2.088         180
   181       82             3       I            2.088         181
   182                      4                    2.088         182
   183                      4                    2.088         183
   184                      4                    2.088         184
   185                      4                    2.088         185
   186                      4                    2.088         186
   187                      4                    2.088         187
   188                      4                    2.088         188
   189                      4                    2.088         189
   190                      3                    2.088         190
   191       89             4       D            7.088         191
   192       89             4       D            7.088         192
   193       89             4       D            7.088         193
   194                      4                    2.088         194
   195                      4                    2.088         195
   196                      4                    2.088         196
   197                      3                    2.088         197
   198                      4                    2.088         198
   199       82             3       I           10.088         199
   200                      4                    2.088         200
   201                      4                    2.088         201
   202                      4                    2.088         202
   203                      4                    2.088         203
   204       93             2       K            3.088         204
   205                      3                    2.088         205
   206      118             2       K            3.088         206
   207                      4                    2.088         207
   208                      4                    2.088         208
   209                     13                    2.088         209
   210                      4                    2.088         210
   211                      4                    2.088         211
   212                      4       L            2.088         212
   213                      4                    2.088         213
   214                      4                    2.088         214
   215                      3                    6.088         215
   216                      4                    2.088         216
   217      236             4       C            3.088         217
   218                      4                    2.088         218
   219                      1                    2.088         219
   220                      4                    2.088         220
   221                      4                    2.088         221
   222                      4                    2.088         222
   223       93             2       K            3.088         223
   224                      3                    2.088         224
   225                      3                   10.088         225
   226                      3                    2.088         226
   227                      3                    2.088         227
   228                      3                    2.088         228
   229                      4       L            2.088         229
   230                      4                    2.088         230
   231                      4                    2.088         231
   232       82             3       I            2.088         232
   233                      3                    2.088         233
   234                      4                    2.088         234
   235       90             4       H            7.088         235
   236       87             4       M            2.088         236
   237                      4                    2.088         237
   238                      3                    2.088         238
   239                      3                    2.088         239
   240                      4                   12.088         240
   241                      4                    2.088         241
   242                      4                    2.088         242
   243                      4                    2.088         243
   244                      3                    2.088         244
   245                      4                    2.088         245
   246                      4                    2.088         246
   247       90             4       H            7.088         247
   248                      3                    8.088         248
   249                      4                    2.088         249
   250                      4                    2.088         250
   251                      3                    2.088         251
   252                      7                    2.088         252
   253                      3                    2.088         253
   254                      3                    2.088         254
   255                      4                    2.088         255
   256       93             2       K            3.088         256
   257                      4                    2.088         257
   258                      4                    2.088         258
   259       82             3       I            2.088         259
   260       82             3       I            2.088         260
   261                      3                    2.088         261
   262                      4                    2.088         262
   263                      4                    2.088         263
   264                      4                    2.088         264
   265                      3                    7.088         265
   266                      3                    2.088         266
   267       93             2       K            3.088         267
   268                      3                   12.088         268
   269       88             2       K            3.088         269
   270                      4                    2.088         270
   271                      4                    2.088         271
   272                      4                    2.088         272
   273                      4                    7.088         273
   274                      4                    7.088         274
   275                      3                   12.088         275
   276                      4                    2.088         276
   277                      4                    2.088         277
   278                      3                    2.088         278
   279                      3                    2.088         279
   280                      3                    9.088         280
   281       82             3       I            2.088         281
   282       93             2       K            3.088         282
   283                      3                    2.088         283
   284                      3                    2.088         284
   285                      2                    3.088         285
   286                      3                    7.088         286
   287       93             2       K            3.088         287
   288                      4                    2.088         288
                                                 2.632

FOOTNOTES TO APPENDIX II

1    "MSMC", "LaSalle" and "PCF II" denote Morgan Stanley Mortgage Capital Inc.,
     LaSalle Bank National Association and Principal Commercial Funding II, LLC,
     respectively, as Sellers.

     With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, the loan was co-originated by MSMC and PCF II.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by roman numeral coding: Mortgage Loan
     Nos. 4-10, 11-13, 18-23, 24-66, 68-72, 73-74, 75-78, 80-81, 119-120,
     121-123, 127-129, 132-136, 191-193, 259-260 and 273-274. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritable Cash Flows or loan documents. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 89-93, 111-115 and 161-162. For the
     purpose of the statistical information set forth in this Prospectus
     Supplement as to such single-loan/multiple-property and
     cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period), Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3    "Units/SF" refers to square feet, units, pads or rooms as applicable for each mortgaged property. Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage.

4    In general for each mortgaged property, "Percent Leased" was determined based on an appraisal, income statement, estoppels, rent roll, management summary report, occupancy report, operating statement, financial statement or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5    With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, one floor of the Ritz-Carlton, Central Park hotel is owned in fee by the borrower.
     The remaining floors are owned pursuant to a ground lease. As such, the loan is disclosed as a fee and leasehold loan.

6    The Cut-off Date is August 1, 2006 for any mortgage loan that has a due date on the first day of each month with the exception of Mortgage Loan
     Nos. 68-72, Ritz-Carlton Portfolio, which has a Cut-off Date of July 31,
     2006. For purposes of the information contained in this Prospectus
     Supplement, we present the loans as if scheduled payments due in August
     2006 were due on August 1, 2006, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan Nos. 16 and 86, which are due on the
     3rd of the month; Mortgage Loan Nos. 11-13 which are due on the 7th of the month, Mortgage Loan Nos. 1, 3, 15, 184, 210 and 219 which are due on the
     8th of the month; and Mortgage Loan Nos. 14 and 194 which are due on the
     9th of the month; and Mortgage Loan Nos. 68-72 which are due on the last business day of the month.

     With respect to Mortgage Loan No. 1 (referred to herein as the "Cherry
     Creek Loan" and the "Cherry Creek Pari Passu Loan"), the mortgage loan is comprised of three notes with an aggregate outstanding principal balance as of the Cut-off Date of $250,000,000 that is secured by the mortgaged properties on a pari passu basis with one other note (the "Cherry Creek
     Companion Loan") that is not included in the trust. The Cherry Creek
     Companion Loan had an outstanding principal balance as of the Cut-off Date of $30,000,000. The Cherry Creek Companion Loan has the same interest rate, maturity date and amortization term as the Cherry Creek Pari Passu Loan.
     For purposes of the information presented in this Prospectus Supplement with respect to the Cherry Creek Mall Loan, the Underwritten NOI,
     Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period),
     Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF,
     reflect the aggregate indebtedness evidenced by the Cherry Creek Pari Passu
     Loan and the Cherry Creek Companion Loan.

     With respect to Mortgage Loan Nos. 24-66 (referred to herein as the "RLJ
     Portfolio Loan" and the "RLJ Portfolio Pari Passu Loan"), the mortgage loan is comprised of two notes with an outstanding principal balance as of the
     Cut-off Date of $41,952,230 that is secured by the mortgaged properties on a pari passu basis with six other notes (the "RLJ Portfolio Companion
     Loan") that are not included in the trust. The RLJ Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of
     $462,596,640. The RLJ Portfolio Loan and the RLJ Portfolio Parri Passu Loan
     have the same interest rate, maturity date and amortization term. For purposes of the information presented in this Prospectus Supplement with respect to the RLJ Portfolio Loan, the Underwritten NOI, Underwritten Cash
     Flow, NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period), Cut-Off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the RLJ Portfolio Pari Passu Loan and the RLJ
     Portfolio Companion Loan.

                                      II-1

     With respect to Mortgage Loan Nos. 68-72 (referred to herein as the
     "Ritz-Carlton Portfolio Loan" and the "Ritz-Carlton Portfolio Pari Passu
     Loan"), the mortgage loan is comprised of one note with an outstanding principal balance as of the Cut-off Date of $39,048,614 that is secured by the mortgaged properties on a pari passu basis with three other notes (the
     "Ritz-Carlton Portfolio Companion Loan") that are not included in the trust. The Ritz-Carlton Portfolio Companion Loan had an outstanding principal balance as of the Cut-off Date of $263,578,145. The Ritz-Carlton
     Portfolio Companion Loan is included in the REMIC trust known as MSCI
     2006-HQ8 and has the same interest rate, maturity date and amortization term as the Ritz-Carlton Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the
     Ritz-Carlton Portfolio Loan, the Underwritten NOI, Underwritten Cash Flow,
     NOI DSCR, NCF DSCR, NCF DSCR (Post IO Period), Cut-Off Date LTV, Balloon
     LTV and Cut-off Date Balance per Unit or SF, reflect the aggregate indebtedness evidenced by the Ritz-Carlton Portfolio Pari Passu Loan and the Ritz-Carlton Portfolio Companion Loan.

     With respect to Mortgage Loan No. 3, 120 Broadway, the $215,000,000 loan represents the senior financing interest in an A/B note loan structure which totals $240,000,000. The B Note has an outstanding principal balance as of the Cut-off Date of $25,000,000 and it is not included in the trust.
     The aggregate LTV of the mortgage loan and the B Note is 60.6% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the
     B Note is 1.30x. In addition, there is mezzanine financing in the amount of
     $45,000,000.

     With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
     $50,000,000 loan represents the senior financing interest and the
     $18,500,000 loan represents the subordinate C Note, in an A/B/C note loan structure which totals $95,500,000. The B Note has an outstanding principal balance of $27,000,000 and it is not included in the trust. The aggregate
     LTV of the mortgage loan, the B Note and the C Note is 77.6% and the aggregate underwritten DSCR based on the debt of the mortgage loan, the B
     Note and the C Note is 1.39x.

     With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, the
     mortgaged properties also secure a subordinated B Note in an original principal amount of $50,000,000, which is not an asset of the trust.
     Provided that the B Note is held or pledged to an entity that is not an affiliate of the borrower, such holder or pledgee, as applicable, has the right to control any workout or other remedies until certain events occur pursuant to an intercreditor agreement. In addition, Marriott International
     Inc. has agreed to lend to the Ritz-Carlton Portfolio Borrower an aggregate amount of up to $100,000,000 that may be used to cover any debt service shortfalls related to this mortgage loan, subject to the conditions and limitations as set forth in a Secured Funding Guarantee Agreement with the
     Ritz-Carlton Portfolio Borrower. Such advances made under this agreement are secured by subordinate mortgages on the mortgaged property and mezzanine pledges of the equity interests in the borrower.

     With respect to Mortgage Loan No. 104, Giant Food - Bucks County, the
     mortgage loan with a current principal balance of $14,847,845 represents the senior financing interest in an A/B note loan structure which totals
     $16,580,509. The B Note has an outstanding principal balance of $1,732,664 and it is not included in the trust. The aggregate LTV of the mortgage loan and the B Note is 80.5% and the aggregate underwritten DSCR based on the debt of the mortgage loan and the B Note is 1.03x.

     With respect to Mortgage Loan No. 14, 80 Broad Street, the borrower has mezzanine financing in the amount of $12,500,000.

     With respect to Mortgage Loan Nos. 80-81, Indianapolis Office Portfolio,
     the borrower has mezzanine financing in the amount of $5,200,000.

     With respect to Mortgage Loan No. 83, Triwest Plaza, the borrower has the right in the future to obtain subordinate secured and mezzanine financing after the sale or an assumption of the property provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined
     DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 171, Central Self-Storage, the borrower has the right in the future to obtain subordinate secured financing provided that, among other conditions, (i) the combined LTV does not exceed
     75% and (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 227, Houston Leisure RV Resort, the
     borrower has the right in the future to obtain subordinate secured financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined NOI DSCR is not less than 1.45x.

                                      II-2

     With respect to Mortgage Loan No. 2, 225 Franklin, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 65% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 3, 120 Broadway, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 16, Gateway Shopping Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii)
     the combined DSCR is not less than 1.15x.

     With respect to Mortgage Loan No. 17, 633 Indiana Avenue NW, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii)
     the combined DSCR is not less than 1.25. To the extent that the mezzanine financing bears interest at a floating rate, it shall require an interest rate cap such that the strike price plus the applicable spread of the mezzanine loan results in a combined DSCR of not less than 1.30x.

     With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and
     (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV of the mezzanine loan and the portion of the RLJ Hotel Portfolio mortgage loan allocable to the property or properties does not exceed 80% and (ii) the combined DSCR of the mezzanine loan and the portion of the RLJ Hotel Portfolio mortgage loan is not less than 1.30x.

     With respect to Mortgage Loan Nos. 73-74, RLJ Indianapolis Hotel Portfolio,
     the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed
     80% and (ii) the combined DSCR is not less than the DSCR at loan closing.

     With respect to Mortgage Loan Nos. 80-81, Indianapolis Office Portfolio,
     the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed
     85% and (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan Nos. 89-93, Central PA Retail Portfolio, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75% and
     (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 95, 601 Indiana Avenue NW, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii)
     the combined DSCR is not less than 1.25x. To the extent that the mezzanine financing bears interest at a floating rate, it shall require an interest rate cap such that the strike price plus the applicable spread of the mezzanine loan results in a combined DSCR of not less than 1.25x.

     With respect to Mortgage Loan No. 99, Washington Green Shopping Center, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and
     (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 104, Giant Food - Bucks County, the
     borrower has the right in the future to obtain subordinate secured financing provided that, among other conditions, the combined DSCR is not less than 1.00x.

                                      II-3

     With respect to Mortgage Loan No. 105, Country Hills Plaza, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 70% and (ii)
     the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 107, Ozburn Hessey, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 85% and (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 152, Homewood Suites - Pinehurst, NC, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and
     (ii) the combined DSCR is not less than 1.35x.

     With respect to Mortgage Loan No. 155, Comfort Suites - Atlanta, the
     borrower has the right in the future upon a sale of the mortgaged property to obtain mezzanine financing provided that, among other conditions, (i)
     the combined LTV does not exceed 75% (ii) the combined DSCR is not less than 1.25x, and (iii) the financing amount does not exceed 70% of the property sales price.

     With respect to Mortgage Loan No. 159, US-1 Self Storage, the borrower has the right after April 1, 2008 to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and (ii)
     the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 176, Starcrest Center, the borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80%, (ii) the combined DSCR is not less than 1.20x and (iii) the combined DSCR based on the rating agency constant is not less than 0.80x.

     With respect to Mortgage Loan No. 207, 10 Mott Avenue, the borrower has the right after the fifth year of the loan term to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed
     75%, (ii) the combined DSCR is not less than 1.25x and (iii) the DSCR based on a 10.09% constant is not less than 0.85x.

     With respect to Mortgage Loan No. 208, Pleasant Hill Apartments, the
     borrower has the right in the future to obtain unsecured subordinate financing provided that, among other conditions, (i) the combined LTV does not exceed 85%, (ii) the combined DSCR is not less than 1.10x and (iii) the subordinate financing must be secured by an interest in the borrower subject to a cap of $1,800,000.

     With respect to Mortgage Loan No. 211, Fairfield Inn Gastonia, the borrower has the right in the future upon the sale of the mortgaged property to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 75%, (ii) the combined DSCR is not less than
     1.25x and (iii) the financing amount does not exceed 70% of the property sales price.

     With respect to Mortgage Loan No. 248, South Virgil Apartments, the
     borrower has the right in the future to obtain mezzanine financing provided that, among other conditions, (i) the combined LTV does not exceed 80% and
     (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 270, Original Steakhouse & Sports, the
     borrower has the right after the second year of the loan term to obtain mezzanine financing provided that, among other conditions, (i) the combined
     LTV does not exceed 80% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, after the lock-out period, the mortgage loan allows the release of not more than three properties, subject to a paydown of the allocated loan amount per the loan documents plus a make whole premium or defeasance of the allocated loan amount. They must also meet the specific other requirements in the mortgage document including, the remaining properties must have an LTV that does not exceed 76% and a DSCR of 1.20x or greater.

                                      II-4

     With respect to Mortgage Loan Nos. 11-13, Millennium Retail Portfolio,
     after the lock-out period, the borrower may obtain the release of (1) the parking garage located at the Ritz-Carlton, Washington (which has an allocated loan amount of $11,000,000), (2) the parking garage located at the Ritz-Carlton, Georgetown (which has an allocated loan amount of
     $15,000,000), (3) the ground leased parcel at the Millennium SF property
     (which has an allocated loan amount of $12,000,000) or (4) the entire
     Millennium SF property (which has an allocated loan amount of $40,000,000, or $25,000,000 if the ground leased parcel at the property has previously been released or defeased), provided certain conditions are met, including:
     (i) delivery of defeasance collateral in the amount of 125% of the applicable foregoing allocated loan amount (100% of the allocated loan amount in the case of the entire Millennium SF property), (ii) the DSCR is not reduced as a result of such partial defeasance, (iii) the LTV is not increased as a result of such defeasance and (iii) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the
     REMIC securities on account of the partial defeasance.

     The borrower may also obtain a partial release prior to the earlier of the second anniversary of the REMIC "start up" or June 1, 2009 with respect to either (1) the entire Millennium SF property or (2) the ground leased parcel at the Millennium SF property, provided that, among other conditions, (i) no event of default is continuing, (ii) borrower pays (a)
     $40,000,000, or $25,000,000 if the ground leased parcel at the property has previously been released or defeased with respect to the entire Millennium
     SF property or (b) $15,000,000 with respect to the ground leased parcel at the Millennium SF property and (iii) borrower pays a yield maintenance premium with respect to the amount described in the preceding clause.

     In addition, at any time, the Millennium Retail Portfolio Borrower may convert its fee interests in 735 Market Street to a condominium regime and obtain release of the 5th and 6th floors of the property, provided certain conditions are met as provided in the loan agreement. No rent has been underwritten from this space and no appraised value has been attributed to
     it.

     With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
     mortgage loan, which is secured by multiple mortgaged properties, permits the release of one or more properties from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to
     110% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, the DSCR of the remaining properties immediately following the release is at least equal to the greater of the
     DSCR at the date of disbursement of the earn out advance for all the properties in the aggregate and the DSCR immediately preceding the release.

     With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, after the lock-out period, the borrower may obtain releases of individual hotels
     (other than the Ritz-Carlton, Central Park South) provided that, among other conditions, (i) the loan is defeased at 125% of the allocated loan amount of the released property, (ii) no event of default is continuing,
     (b) the DSCR of the remaining properties is not less than the DSCR immediately prior to such release and (iii) the borrower repays the amount, if any, of any prior advances made under the Marriott Guarantee as may be required under the Marriott Guarantee in connection with the sale of such property.

     The borrower may also obtain a partial release with respect to (i) prior to the second anniversary of the REMIC "start up" day, the Ritz-Carlton,
     Boston and (ii) at any time during the loan term, certain rooms that the
     Ritz-Carlton Portfolio Borrower may elect to convert to residential ownership ("Conversion Rooms") provided that, among other things, (A) (1)
     with respect to the Ritz-Carlton, Boston, the borrower prepays the
     Ritz-Carlton Portfolio Loan in an amount equal to 125% of the allocated loan amount with respect to such property and (2) with respect to any
     Conversion Rooms, the borrower prepays the loan in an amount equal to 115%
     of the amount equal to the product of (i) 115% and (ii) the difference between (A) the applicable Allocated Loan Amount for the applicable
     Individual Property and (B) the product of (1) such Allocated Loan Amount multiplied by (2) the quotient of (x) the appraised value (set forth in an
     MAI appraisal of the Property dated no more than sixty (60) days prior to the proposed Partial Release Date by an appraiser acceptable to Lender) of the remaining Property (i.e., the Property excluding such Conversion
     Release Parcel) to (y) the appraised value (set forth in an MAI appraisal of the Individual Property by an appraiser acceptable to Lender) of such
     Individual Property immediately prior to such release (i.e., the Property including such Conversion Release Parcel); provided, however, that in no event shall the amount set forth in the preceding clause (B) be less than the product of (I) such Allocated Loan Amount and (II) the quotient of (a)
     the number of rooms in such Individual Property immediately after such release divided by (b) the total number of rooms in such Individual
     Property immediately prior to such release. However, in no event shall the
     Allocated Conversion Release Amount payable by borrower in connection with any partial defeasance, or in connection with any Partial Release, exceed the outstanding principal balance of all Undefeased Notes on the date of such partial defeasance, (B) the borrower pays a Yield Maintenance Premium with respect to the amount described in the preceding clause (A), (C) the
     DSCR immediately following the release must be at least equal to the DSCR immediately prior to such release, (D) in no event shall the aggregate amount prepaid with respect to Conversion Rooms exceed $75,000,000, (E) in no event shall Conversion Rooms consist of more than 50% of the rooms at the applicable hotel or be located at the Ritz-Carlton, Central

                                      II-5

     Park and (F) any Conversion Rooms consist of one or more units in a validly created condominium regime for the applicable property that are legally separate from the remaining Ritz-Carlton Portfolio.

     With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, the mortgage loan, which is secured by multiple mortgaged properties, permits the release of any individual property in its entirety at any time upon prepayment in an amount equal to 120% of the allocated loan amount with respect to the ten largest properties. With respect to the balance of the properties, the release prices of the allocated loan amounts for such properties range as follows depending on the aggregate amount of loan prepayment: 105% if the aggregate prepaid loan amount is 0-5% of the original balance; 110% if the aggregate prepaid loan amount is 5-15% of the original balance; 115% if the aggregate prepaid loan amount is 15-20% of the original balance; or 120% if the aggregate prepaid loan amount is greater than 20% of the original balance.

     With respect to Mortgage Loan Nos. 75-78, The Center Point Complex, the
     mortgage loan, which is secured by multiple mortgaged properties, permits the release of any one property (and only one during the term of the mortgage loan) from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the DSCR equals the greater of the DSCR as of the date immediately preceding such defeasance and 1.25x and (ii) the LTV immediately following the release does not exceed the lesser of 80% or the
     LTV of all the properties immediately prior to the defeasance.

     With respect to Mortgage Loan Nos. 89-93, Central PA Retail Portfolio,
     after the lock-out period, the borrower may obtain release of any individual property from the cross-collateralization and the lien of the mortgage provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 100% of the allocated loan amount of the released property, (ii) the LTV of the remaining portfolio and any individual loan on a stand-alone basis is equal to or less than 75%, (iii)
     the DSCR on the remaining portfolio and any individual loan on a stand-alone basis is equal to or greater than 1.25x and (iv) the borrower pays a release premium of 20% of the outstanding loan balance of the property being defeased, which will be applied on a pro-rata basis across each of the remaining notes. Such application of the release premium does not constitute a prepayment requiring a prepayment premium; the remaining borrowers will continue to make their monthly P&I payments in accordance with their respective notes.

     With respect to Mortgage Loan No. 110, Page Plaza, the mortgage loan allows the release of a portion of the collateral from the lien of the mortgage provided, among other conditions, that (i) the DSCR is not less than the greater of 1.20x and the DSCR prior to the release, (ii) the LTV is not greater than the lesser of 80% and the LTV prior to the release based on an updated appraisal at the time of the release and (iii) the borrower pays an amount sufficient to pay principal and interest in amount equal to 110% of the allocated loan amount for the property being released subject to yield maintenance. The allocated loan amounts are as follows: Parcel 9 -
     $5,141,500 (45.5%); Parcel 10 - $2,768,500 (24.5%); and Parcel 11-
     $3,390,000 (30.0%).

     With respect to Mortgage Loan Nos. 259-260, Sunset and Commander
     Apartments, the mortgage loan, which is secured by multiple mortgaged properties, permits the release of either the Sunset Apartments property or the Commander Apartments property from the lien of the related mortgage after the applicable lock-out period upon payment of 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the LTV of the remaining property immediately following the release is not greater than 75% and (ii) the DSCR of the remaining property for six consecutive months preceding the release, and immediately following the release is at least 1.30x.

     With respect to Mortgage Loan Nos. 111-115, Doneff Portfolio, after the lock-out period, the borrower may obtain release of any individual property from the cross-collateralization and the lien of the mortgage provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 100% of the allocated loan amount of the released property, (ii) the LTV of the remaining portfolio and any individual loan on a stand-alone basis is equal to or less than 75%, (iii) the DSCR on the remaining portfolio and any individual loan on a stand-alone basis is equal to or greater than 1.25x and (iv) the borrower pays a release premium of
     20% of the outstanding loan balance of the property being defeased, which will be applied on a pro-rata basis across each of the remaining notes.
     Such application of the release premium does not constitute a prepayment requiring a prepayment premium; the remaining borrowers will continue to make their monthly P&I payments in accordance with their respective notes.

                                      II-6

     With respect to Mortgage Loan Nos. 119-120, Koehler Dakota Hotel Portfolio,
     the mortgage loan, which is secured by multiple mortgaged properties, permits the release of one or more properties from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the DSCR equals the greater of the DSCR as of the date immediately preceding such defeasance and 1.25x and (ii) the LTV immediately following the release does not exceed the lesser of 80% or the LTV of all the properties immediately prior to the defeasance.

     With respect to Mortgage Loan Nos. 121-123, Lamont Hotel Portfolio, the
     mortgage loan, which is secured by multiple mortgaged properties, permits the release of one or more properties from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to
     125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions, (i) the DSCR equals the greater of the DSCR as of the date immediately preceding such defeasance and 1.25x and
     (ii) the LTV immediately following the release does not exceed the lesser of 80% or the LTV of all the properties immediately prior to the defeasance.

     With respect to Mortgage Loan Nos. 127-129, Koehler West Virginia Hotel
     Portfolio, the mortgage loan, which is secured by multiple mortgaged properties, permits the release of the property known as the Holiday Inn
     Express - Winfield property from the lien of the related mortgage after the applicable lock-out period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released provided that, among other conditions (i) the DSCR equals the greater of the DSCR as of the date immediately preceding the defeasance and 1.25x and (ii) the LTV immediately following the release does not exceed the lesser of 80% or the
     LTV of all the properties immediately prior to the defeasance.
     Additionally, with respect to the properties known as the SpringHill Suites
     - Morgantown property and the Holiday Inn Express - Morgantown property, the related mortgage loan documents permit the release of such properties provided (i) that either the Holiday Inn Express - Winfield property defeasance has been completed and closed or will close simultaneously with the release of the SpringHill Suites - Morgantown property or the Holiday
     Inn Express - Morgantown property, and (ii) each of the terms and conditions set forth above are satisfied with respect to the defeasance of the SpringHill Suites - Morgantown property or the Holiday Inn Express -
     Morgantown property.

     With respect to Mortgage Loan Nos. 132-136, Ann Arbor Apartment Portfolio,
     the mortgage loan allows the release of a portion of the collateral. After the lock-out period, the borrower may release a property from the lien of the mortgage provided that, among other conditions, (a) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (b) the DSCR of the remaining properties is at least the greater of 1.20x and the DSCR prior to release, and (c) the LTV of the remaining properties is equal to or less than 75%.

     With respect to Mortgage Loan Nos. 191-193, Tomra Pacific Industrial
     Portfolio, the mortgage loan allows the release of a portion of the collateral. After the lock-out period, the borrower may release any property from the lien of the mortgage provided that, among other conditions, (a) the borrower deposits defeasance collateral equal to 125%
     of the allocated loan amount of the released property, (b) the DSCR of the remaining properties is no less than the greater of the DSCR at closing and the DSCR prior to release, and (c) the LTV of the remaining properties is no greater than the lesser of the LTV at closing and the LTV prior to release..

     With respect to Mortgage Loan Nos. 4-10, G&L Portfolio, after the lock-out period the mortgage loan allows the substitution of a portion of the collateral by substituting its interest in other collateral of like kind and quality upon satisfaction of certain conditions including: no event of default exists, the aggregate appraised value of all mortgaged properties being released does not exceed 30% of the original value of the mortgaged properties on their respective origination dates, rating agency confirmation, and the remaining properties and the substitution properties must have an LTV that does not exceed 76% and a DSCR of 1.20x or greater.

     With respect to Mortgage Loan Nos. 18-23, DCT Industrial Portfolio, the
     mortgage loan, which is secured by multiple mortgaged properties, permits the borrower to obtain the release of up to two mortgaged properties in any one year from the lien of the related mortgage by substituting an industrial property therefor provided that, among other conditions, (i) the aggregate LTV of all mortgaged properties after substitution is not greater than the least of the LTV as of the date of disbursement of the earn out advance for all the mortgaged properties and the aggregate LTV of all of the mortgaged properties immediately prior to the substitution and (ii) the
     DSCR of all mortgaged properties after substitution is not less than the greater of the DSCR on the date of disbursement of the earn out advance for all the mortgaged properties and DSCR of all of the mortgaged properties immediately prior to the substitution.

                                      II-7

     With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, the mortgage loan, which is secured by multiple mortgaged properties, permits the borrower to substitute properties one time during the term of the loan, of similar kind and quality (including among other conditions as stated in the loan documents, (i) the replacement property must have an appraised value of at least 105% of the substituted property as of the closing date or immediately prior to substitution, whichever is greater, (ii) the aggregate
     DSCR after substitution is at least equal to the greater of the DSCR as of the closing date and the DSCR immediately preceding the substitution and
     (iii) the replacement property must have a NOI for each of the three years immediately preceding the substitution that is equal to or greater than the
     NOI of the substituted property), and if more than 10% of the aggregate principal balance is substituted or if the borrower desires to substitute any of the ten largest mortgaged properties (by allocated loan amount), the lender shall require "no downgrade" letters from any of the rating agencies rating the certificates.

     With respect to Mortgage Loan No. 105, Country Hills Plaza, the borrower is permitted to substitute a non-income producing parcel, provided that, among other conditions, the substituted parcel is of similar type and quality as the subject parcel as defined within the mortgage loan documents.

7    The "Grace Period" shown is the grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, the
     mortgage loan amortizes based on the amortization schedule attached in
     Schedule B.

9    With respect to Mortgage Loan Nos. 11-13, Millennium Retail Portfolio, only a portion of the interest that accrues on the Millennium Retail Portfolio
     Loan will be available to make distributions on the offered certificates.
     Interest that accrues on the Millennium Retail Portfolio Loan that will be available to make payments on the offered certificates will be equal to the per annum Mortgage Rate specified minus (a) the related administrative cost rate and (b) with respect to a portion of the Millennium Retail Portfolio
     Loan that had an initial principal balance as of the Cut-off Date of
     $42,700,000, a strip rate equal to 0.10% per annum, multiplied by a fraction (expressed as a percentage), the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30. The interest at such strip rate on such portion of the Millennium
     Retail Portfolio Loan will be payable to the Class X-MP Certificates.

     With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, only a portion of the interest that accrues on the Ritz-Carlton Portfolio Loan will be available to make distributions on the offered certificates.
     Interest that accrues on the Ritz-Carlton Portfolio Loan that will be available to make payments on the offered certificates will be equal to the per annum Mortgage Rate specified minus (a) the related administrative cost rate and (b) with respect to a portion of the Ritz-Carlton Portfolio Loan that had an initial principal balance as of the Cut-off Date of $7,600,000, a strip rate equal to 0.10% per annum, multiplied by a fraction (expressed as a percentage), the numerator of which is the number of days in the subject interest accrual period and the denominator of which is 30. The interest at such strip rate on such portion of the Ritz-Carlton Portfolio
     Loan will be payable to the Class X-RC Certificates.

10   With respect to Mortgage Loan Nos. 68-72, Ritz-Carlton Portfolio, the
     "Monthly Payment (P&I)" is the average principal and interest payment over the period from July 2006 to June 2007.

11   With respect to Mortgage Loan No. 14, 80 Broad Street, the Underwritable
     Cash Flow includes income from a master lease signed by the sponsor for
     39,204 square feet, resulting in an effective occupancy of 91.5%. Actual occupancy is 83.3%, as evidenced in Appendix II of the prospectus supplement.

12   The indicated NOI DSCR, NCF DSCR and NCF DSCR (Post IO Period) reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

13   With respect to Mortgage Loan No. 85, Commerce Tower, the appraised value is based on stabilization of the subject property. The "as stabilized"
     value of $26,900,000 is conditioned upon an 86.0% occupancy. The current occupancy is 81.6%. The "as is" value is $23,750,000.

                                      II-8

     With respect to Mortgage Loan No. 138, Horizon at Hillcrest Apartments, the
     appraised value is based on stabilization of the subject property. A
     $500,000 reserve is in place until the subject property achieves a DSCR of
     1.20x or greater based on an underwritten occupancy of the lesser of actual occupancy and 93%. The "as is" value is $9,300,000.

14   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

15   "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" refer to the tenant that represents the greatest percentage, the second greatest percentage and the third greatest percentage, respectively, of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

16   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

17   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

18   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

19   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective mortgage loan documents.

20   "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

     With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, initial escrow amounts indicated are generally for PIP work and are held, maintained, and disbursed by the Escrow Agent, Commonwealth Land Title
     Insurance Company.

     With respect to Mortgage Loan Nos. 73-74, RLJ Indianapolis Hotel Portfolio,
     initial escrow amounts indicated are generally for PIP work and are held, maintained, and disbursed by the Escrow Agent, Commonwealth Land Title
     Insurance Company.

21   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the mortgage loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

     With respect to Mortgage Loan Nos. 24-66, RLJ Hotel Portfolio, ongoing monthly escrows for capital expenditures are paid by the borrower to the property management company, White Lodging Services Corporation. In the event that property management ceases to collect such monthly reserves, the borrower will escrow certain monthly reserve amounts (as enumerated in the loan documents on a property-by-property basis) into a lender-controlled reserve account.

     With respect to Mortgage Loan Nos. 73-74, RLJ Indianapolis Hotel Portfolio,
     ongoing monthly escrows for capital expenditures are paid by the borrower to the property management company, White Lodging Services Corporation. In the event that property management ceases to collect such monthly reserves, the borrower will escrow certain monthly reserve amounts (as enumerated in the loan documents on a property-by-property basis) into a lender-controlled reserve account.

22   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the July 2006, or in some cases, June 2006 due dates for the loans.

23   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

                                      II-9

24   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the mortgage loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

25   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the July 2006, or in some cases, June
     2006 due dates for the mortgage loans.

26   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

27   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lock-out period. "DEF"
     represents defeasance. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.00%. "YM1" represents the greater of yield maintenance and 1.00%. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

     With respect to Mortgage Loan No. 3, 120 Broadway, after the lock-out period, the borrower is permitted to partially prepay the mortgage loan with a payment of a yield maintenance premium at the greater of 1% of the balance being prepaid or as calculated per the formula in the mortgage loan documents.

28   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 14 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J" "K", "L" and "M".
     Any exceptions to these formulas are shown below such formulas. Summaries of the 13 formulas are listed beginning on page II-12.

29   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

30   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-3, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the mortgage loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those mortgage loans that permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                                     Partial
 Mtg.                         Escrow or LOC   Escrowed Holdback                     Prepayment
 Loan                            Release     or Letter of Credit  Outside Date       Premium
 No.       Property Name       Conditions       Initial Amount     for Release      Provisions
-------------------------------------------------------------------------------------------------

 101   One Riverfront Place  $1,000,000 LOC           1                NAP      Yield Maintenance
 126   Moreno Beach Plaza          $112,378           2            07/01/2007   Yield Maintenance
 256   1141 Longwood Avenue    $170,000 LOC           3                NAP      Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-10

RELEASE CONDITIONS

1    The borrower submits a written request no earlier than January 1, 2009 and only when the premises are at least 85% leased and occupied by tenants with at least 2 year remaining lease terms, the annual net cash flow shall equal or exceed 1.20 times the annual debt service, and the following are provided: lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to the lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and a certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

2    Upon the borrower's receipt of a tenant allowance request, the borrower shall forward request to the lender. The lender shall disburse the amount of unpaid TI Allowance Holdback attributable to the tenant directly to the tenant. If the unpaid TI Allowance Holdback for any tenant exceeds the tenant allowance request, the balance shall be concurrently remitted to the borrower.

3    The borrower furnishes to the lender a written request; lien waivers; title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to the lender;
     lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments In addition, the lender has inspected or waived right to inspection and provides an estoppel from the applicable broker or agent evidencing payment in full of the commission.

                                      II-11

YIELD MAINTENANCE FORMULAS

A.   LOAN PREPAYMENT

     (a)  Notwithstanding Section 2.5 above, provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to the Open Date, in lieu of defeasance, to prepay the principal balance of the Note in whole, but not in part (other than as may be permitted pursuant to Section 8.1 hereof), upon not less than thirty (30) days prior written notice to
          Lender and upon payment of:

          (i)   all accrued interest to and including the Prepayment Date;

          (ii)  all other sums due under the Note, the Mortgage, this Agreement and all Loan Documents; and

          (iii) the Prepayment Consideration.

     (b)  If any notice of prepayment is given under this Section 2.6, the principal balance of the Note and the other sums required under this prepayment section shall be due and payable on the Prepayment Date.
          Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date.

     (c)  If a Default Prepayment occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, the following amounts:

          (i)  if the Default Prepayment occurs prior to the time when prepayment of the principal balance of the Note is permitted, an amount equal to the sum of (A) the present value of the interest payments which would have accrued on the principal balance of the
               Note (outstanding as of the date of such Default Prepayment) at the Applicable Interest Rate from the date of such Default
               Prepayment to the first date prepayment is permitted pursuant to the Note discounted at a rate equal to the Treasury Rate except that such Treasury Rate shall be based on the U.S. Treasury constant maturity most nearly approximating the date upon which prepayment is first permitted pursuant to the Note, and (B) the
               Prepayment Consideration calculated as of the first date
               prepayment is permitted pursuant to the Note; and

          (ii) if the Default Prepayment occurs at a time when prepayment of the principal balance of the Note is permitted, the Prepayment
               Consideration.

          "PREPAYMENT CONSIDERATION" shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of the Note being prepaid over the outstanding principal balance of the Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the
          Prepayment Date through the Open Date (including any balloon payment)
          determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of the Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date).

          "PREPAYMENT DATE" shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

          "OPEN DATE" shall mean August 1, 2015.

          "RELEASE DATE" shall mean the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the date that is two (2)
          years from the "startup day" (within the meaning of Section 860G(a)(9)
          of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of this Loan.

                                      II-12

B.   "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

C.   "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield(1) on the * U.S. Treasury Issue(1) ("Primary
          Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
          Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity
          Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     "Open Period" means the period beginning with the payment date in that month which is(2) one month prior to the Maturity Date.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon:
     (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the
     Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

     In addition, Borrower shall have the right to prepay the unpaid principal balance(3) after the Lockout Date in accordance with the terms in 2.1(E)(i)
     above provided, however that such prepayment which is prior to the Open
     Period will require the payment of the Make Whole Premium.

                                      II-13

     NOTES

     (1)  With regard to Mortgage Loan No. 217, 105 Regency Park Drive, delete the following:

          "("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
          Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note."

          and insert the following:

          "selected by Lender, published one week prior to the date of prepayment, most equal in maturity to the remaining "Weighted Average
          Life to Maturity" (defined below) as of the date of prepayment. The published yield shall be converted to an equivalent monthly compounded nominal yield.

          The "Weighted Average Life to Maturity" with respect to this Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollar-years" of this Note by the outstanding principal amount hereof. "Remaining Dollar-years" means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment (including repayment of any principal at the due date of this Note) by (B) the number of years (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due.

     (2)  With regard to Mortgage Loan No. 217, 105 Regency Park Drive, delete:
          "one (1) month" and insert "three (3) months".

     (3)  With regard to Mortgage Loan No. 217, 105 Regency Park Drive, delete
          "after the Lockout Date".

D.   The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-14

E.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the first day of the Open
     Prepayment Period determined by discounting such payments at the Discount
     Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
     Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
     week ending prior to the Prepayment Date, of U.S. Treasury Constant
     Maturities with maturity dates (one longer or one shorter) most nearly approximating the first day of the Open Prepayment Period. In the event
     Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in
     U.S. Treasury obligations or otherwise.

F.   The prepayment consideration is equal to the greater of (A) 1.0% of the outstanding principal balance of the note on the date of prepayment, or (B)
     an amount, never less than zero, equal to the present value of a series of amounts, assumed to be paid at the end of each month remaining from the date of prepayment through the maturity date, equal to (i) 6.27% per annum based on the actual number of days in each given month and a 360 day year, minus (ii) as of the date of prepayment, the Yield, as published by the federal reserve system in its "Statistical Release H.15(519), Selected
     Interest Rates" under the caption "U.S. Government Securities/Treasury
     Constant Maturities", for a U.S. Government Security with a term equal to that remaining on the note on the date of prepayment (which term may be obtained by interpolating between the yields published for specific whole years), divided by twelve (12), multiplied by (iii) the amount prepaid on the date of prepayment.

     All percentages will be rounded to the nearest one hundredth percent and dollar amounts will be rounded to the nearest whole dollar.

G.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the outstanding principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-15

H.   For purposes of this Article 6 only, the term "Yield Maintenance Premium"
     shall equal an amount equal to the greater of (i) one percent (1%) of the remaining principal balance of this Note, or (ii) the product of (A) the ratio of the amount of the remaining principal balance of this Note over the outstanding principal balance of this Note on the Prepayment Date
     (after subtracting the scheduled principal payment on such Prepayment
     Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment
     Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined)
     less the amount of the outstanding principal balance of this Note on the
     Prepayment Date (after subtracting the scheduled principal payment on such
     Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) The term "Lockout Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds this Note or (B) the five-year anniversary of the first day of the first full calendar month following the date of this Note. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

I.   The prepayment consideration is equal to the greater of (A) 1.0% of the outstanding principal balance of this Note on the date of prepayment, or
     (B) an amount, never less than zero, equal to (x) the present value as of the date such prepayment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the maturity date, discounted at the Treasury
     Rate (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less (y) the amount of the payment or proceeds received by Lender.

     "Discount Rate" means the rate which, compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually.

     "Treasury Rate" means the yield calculated by the interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading "U.S. Government Securities/Treasury
     Constant Maturities" for the week ending prior to the date such payment or proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity
     Date (in the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

     All percentages shall be rounded to the nearest one hundred thousandth percent and dollar amounts shall be rounded to the nearest whole dollar.

J.   "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                      II-16

K.   The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue ("Primary
          Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
          Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity
          Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is one (1)
     month prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment.
     If prepayment occurs on a date other than a scheduled monthly payment date,
     Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph(1), after the Lockout Date but prior to the date which is one (1)
     month prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole
     Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     NOTES

     (1)  With regard to Mortgage Loan No. 206, 140 Diamond Creek Place, delete
          "after the Lockout Date but".

                                      II-17

L.   Borrower shall pay to Lender the entire Debt plus a prepayment premium (the
     "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to (X) the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate, over (Y) the outstanding principal balance of the Note. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date"
     shall mean the date on which prepayment premium is made or with respect to subsection (h) in the related loan's promissory note, the date on which a
     Default Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
     Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate"
     shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the term of the Loan.
     In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

M.   The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-18

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE  MORTGAGE
LOAN NO.  LOAN SELLER  PROPERTY NAME                                             STREET ADDRESS                CITY
-------------------------------------------------------------------------------------------------------------------------------

    94    LaSalle      Arboretum Village                                         2201 Dogwood Drive            Lisle
   100    LaSalle      Aspen Pointe Apartments                                   1300 Gran Crique Parkway      Roswell
   109    LaSalle      Village Squire Apartments                                 5955 Edinburgh Street         Canton
                       Doneff Portfolio - Roll-up
   111    MSMC         Doneff Portfolio - Custer Village (B)                     5100-5140 Expo Drive          Manitowoc
   112    MSMC         Doneff Portfolio - Southbrook Apartments (B)              3131 Southbrook Court         Manitowoc
   113    MSMC         Doneff Portfolio - Meadowbrook Apartments (B)             808 East Cedar Avenue         Manitowoc
   114    MSMC         Doneff Portfolio - Sheboygan Regency House (B)            919 Wisconsin Avenue          Sheboygan
   115    MSMC         Doneff Portfolio - Janesville Regency House (B)           100 North Franklin Avenue     Janesville
   125    LaSalle      Morrowood Townhomes                                       5915 Trammell Road            Morrow
   131    LaSalle      Sexton MHP                                                500 Lisle Avenue              Georgetown
                       Ann Arbor Apartment Portfolio - Roll-up
   132    MSMC         Ann Arbor Apartment Portfolio - Kingsley Apts. (XII)      721 Kingsley Street           Ann Arbor
   133    MSMC         Ann Arbor Apartment Portfolio - First Street Apts. (XII)  441 S. First Street           Ann Arbor
   134    MSMC         Ann Arbor Apartment Portfolio - Madison Street Apt (XII)  715-719 Madison Street        Ann Arbor
   135    MSMC         Ann Arbor Aptartment Portfolio - Chelsea Apts. (XII)      209 Park Street               Chelsea
   136    MSMC         Ann Arbor Apartment Portfolio - Second Street Apts (XII)  418-426 Second Street         Ann Arbor
   137    MSMC         Shores at Elders Pond                                     4500 Hardscrabble Road        Columbia
   138    MSMC         Horizon at Hillcrest Apartments                           1001 Claudia Lane             Findlay
   146    MSMC         Nottingham Courts                                         800 Nottingham Drive          Medina
   151    MSMC         Alderbrooke Apartments                                    18505 36th Avenue West        Lynnwood
   169    LaSalle      422 Mystic Avenue                                         422 Mystic Avenue             Somerville
   174    LaSalle      Quail Hollow Apartments                                   1908 Rosharon Road            Alvin
   175    MSMC         Bradford Oaks                                             316-326 Ausley Road           Tallahassee
   179    LaSalle      Bienville Tower Apartments                                2100 College Drive            Baton Rouge
   181    LaSalle      Cooper Lake Apartments                                    30 Cooper Lake Road           Mableton
   183    MSMC         Prospect Commons Apartments                               1280-1299 Prospect Commons    Sun Prairie
   185    MSMC         Cavalier Apartments                                       550 Bramlet Road              Charlotte
   208    MSMC         Pleasant Hill Apartments                                  2501 Anken Drive              Austin
   224    LaSalle      Fairfield Apartments                                      1454 North 21st Street        Laramie
   242    MSMC         Bent Oak Apartments                                       200 Old Boiling Springs Road  Greer
   248    LaSalle      South Virgil Apartments                                   615 South Virgil Avenue       Los Angeles
   253    LaSalle      Lily Lake Terrace Apartments                              1402-1410 Greeley Street      Stillwater
   255    MSMC         McDowell Building                                         339-341 North Charles Street  Baltimore
   258    MSMC         Phoenix West Mobile Home Park                             3150 West Glendale Avenue     Phoenix
                       Sunset and Commander Apartments Portfolio - Roll-up
   259    LaSalle      Sunset Apartments (XIV)                                   2035 San Juan Drive           Lake Havasu City
   260    LaSalle      Commander Apartments (XIV)                                2021 Commander Drive          Lake Havasu City
   268    LaSalle      Remington Apartments                                      1010 Magnolia Drive           Freeport
   278    LaSalle      Woodlands Apartments                                      638 Morgantown Road           Franklin
   285    PCF II       Benchmark Apartments                                      1625 South 10th Street        Waco

                       TOTAL:

                                                                                                    CUT-OFF DATE
MORTGAGE                                                                              CUT-OFF DATE   BALANCE PER
LOAN NO.  COUNTY         STATE  ZIP CODE  PROPERTY TYPE         PROPERTY SUB-TYPE       BALANCE      UNIT OR PAD   NOTE DATE
----------------------------------------------------------------------------------------------------------------------------

    94    Dupage           IL     60532   Multifamily           Garden                $ 18,200,000    $ 59,091    06/29/2006
   100    Fulton           GA     30076   Multifamily           Garden                $ 15,000,000    $ 50,000    05/31/2006
   109    Wayne            MI     48187   Multifamily           Garden                $ 12,000,000    $ 20,000    06/27/2006

   111    Manitowoc        WI     54220   Multifamily           Garden                $  3,445,000    $ 33,384    03/10/2006
   112    Manitowoc        WI     54220   Multifamily           Garden                $  2,210,000    $ 33,384    03/10/2006
   113    Manitowoc        WI     54220   Multifamily           Garden                $  2,010,000    $ 33,384    03/10/2006
   114    Sheboygan        WI     53081   Multifamily           Garden                $  1,872,000    $ 33,384    03/10/2006
   115    Rock             WI     53545   Multifamily           Garden                $  1,680,000    $ 33,384    03/10/2006
   125    Clayton          GA     30260   Multifamily           Garden                $  9,500,000    $ 35,985    05/31/2006
   131    Scott            KY     40324   Manufactured Housing  Manufactured Housing  $  7,794,483    $ 15,620    06/02/2006

   132    Washtenaw        MI     48104   Multifamily           Garden                $  1,912,600    $ 74,953    03/23/2006
   133    Washtenaw        MI     48103   Multifamily           Garden                $  1,544,029    $ 74,953    03/23/2006
   134    Washtenaw        MI     48103   Multifamily           Garden                $  1,474,299    $ 74,953    03/23/2006
   135    Washtenaw        MI     48118   Multifamily           Garden                $  1,434,453    $ 74,953    03/23/2006
   136    Washtenaw        MI     48103   Multifamily           Garden                $  1,354,761    $ 74,953    03/23/2006
   137    Richland         SC     29229   Multifamily           Garden                $  7,620,000    $ 59,531    06/13/2006
   138    Hancock          OH     45840   Multifamily           Garden                $  7,500,000    $ 52,083    06/08/2006
   146    Medina           OH     44256   Multifamily           Garden                $  6,850,000    $ 35,128    03/23/2006
   151    Snohomish        WA     98037   Multifamily           Garden                $  6,400,000    $ 55,652    03/10/2006
   169    Middlesex        MA     2143    Multifamily           Mid-Rise              $  4,492,110    $ 89,842    05/31/2006
   174    Brazoria         TX     77511   Multifamily           Garden                $  4,273,411    $ 34,463    05/30/2006
   175    Leon             FL     32304   Multifamily           Garden                $  4,250,000    $ 96,591    04/24/2006
   179    E Baton Rouge    LA     70808   Multifamily           Garden                $  4,189,674    $ 30,806    04/27/2006
   181    Cobb             GA     30126   Multifamily           Garden                $  4,100,000    $ 35,652    04/28/2006
   183    Dane             WI     53590   Multifamily           Garden                $  4,017,335    $ 78,771    04/12/2006
   185    Mecklenburg      NC     28205   Multifamily           Garden                $  3,984,960    $ 20,755    03/10/2006
   208    Travis           TX     78741   Multifamily           Garden                $  3,255,000    $ 32,550    06/07/2006
   224    Albany           WY     82072   Multifamily           Garden                $  2,995,193    $ 46,800    05/18/2006
   242    Greenville       SC     29650   Multifamily           Garden                $  2,750,000    $ 22,917    02/28/2006
   248    Los Angeles      CA     90005   Multifamily           Garden                $  2,605,629    $ 81,426    05/24/2006
   253    Washington       MN     55082   Multifamily           Garden                $  2,413,203    $ 53,627    06/20/2006
   255    Baltimore        MD     21201   Multifamily           Mid-Rise              $  2,338,596    $167,043    02/03/2006
   258    Maricopa         AZ     85051   Manufactured Housing  Manufactured Housing  $  2,280,000    $ 26,207    06/09/2006

   259    Mohave           AZ     86403   Multifamily           Garden                $  1,286,891    $ 42,716    05/26/2006
   260    Mohave           AZ     86403   Multifamily           Garden                $    934,318    $ 42,716    05/26/2006
   268    Brazoria         TX     77541   Multifamily           Garden                $  1,996,721    $ 13,050    05/31/2006
   278    Simpson          KY     42134   Multifamily           Garden                $  1,482,542    $ 26,474    05/23/2006
   285    Mclennan         TX     76706   Multifamily           Garden                $  1,219,110    $ 81,274    06/06/2006

                                                                                      $164,666,319

                                                     STUDIOS              1 BEDROOM            2 BEDROOM
                                              --------------------  --------------------  --------------------
MORTGAGE              UTILITIES                 NO. OF    AVG RENT    NO. OF    AVG RENT    NO. OF    AVG RENT
LOAN NO.            PAID BY TENANT            UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.
--------------------------------------------------------------------------------------------------------------

    94    Electric, Gas, Sewer, Trash, Water       0         NAP        168      $  746       140      $  936
   100          Electric, Sewer, Water             0         NAP         60      $  547       168      $  665
   109      Electric, Sewer, Trash, Water          0         NAP        374      $  555       226      $  625

   111                 Electric                    0         NAP         42      $  521        38      $  636
   112                 Electric                    0         NAP          6      $  482        42      $  707
   113                 Electric                    0         NAP         47      $  392        47      $  472
   114                 Electric                    0         NAP         49      $  469        10      $  551
   115                 Electric                    0         NAP         50      $  479         5      $  560
   125          Electric, Sewer, Water             0         NAP         88      $  535        52      $  670
   131              Electric, Gas                  0         NAP          0         NAP         0         NAP

   132                 Electric                    0         NAP          6      $  882        11      $1,190
   133              Electric, Gas                  1        $655          0         NAP        12      $1,001
   134                 Electric                    2        $645          3      $  667        14      $  860
   135              Electric, Gas                  0         NAP          0         NAP        32      $  686
   136                 Electric                    0         NAP          0         NAP        16      $  897
   137                 Electric                    0         NAP         34      $  643        72      $  762
   138              Electric, Gas                  0         NAP         24      $  579        96      $  697
   146                 Electric                    0         NAP         99      $  519        48      $  572
   151      Electric, Sewer, Trash, Water          0         NAP         60      $  627        55      $  793
   169                 Electric                    0         NAP          0         NAP        42      $1,350
   174                 Electric                    0         NAP         32      $  493        92      $  602
   175          Electric, Sewer, Water             0         NAP          0         NAP         0         NAP
   179           Electric, Gas, Cable              0         NAP         44      $  550        90      $  662
   181              Electric, Gas                 11        $525         39      $  549        43      $  649
   183                 Electric                    0         NAP         29      $  876        22      $1,017
   185          Electric, Sewer, Water             0         NAP        192      $  465         0         NAP
   208                 Electric                    0         NAP         36      $  540        44      $  632
   224                 Electric                   32        $486         32      $  586         0         NAP
   242                 Electric                    0         NAP         60      $  459        60      $  534
   248                 Electric                   25        $875          7      $1,121         0         NAP
   253              Electric, Gas                  1        $550         10      $  690        34      $  773
   255                 Electric                    0         NAP          7      $1,236         6      $1,600
   258              Electric, Gas                  0         NAP          0         NAP         0         NAP

   259              Electric, Gas                  8        $480          6      $  520        16      $  620
   260              Electric, Gas                  1        $450         14      $  520         6      $  610
   268                 Electric                    0         NAP         82      $  365        67      $  484
   278                 Electric                    6        $300         40      $  390        10      $  492
   285    Electric, Gas, Sewer, Trash, Water       0         NAP          2      $  675         8      $1,100

                3 BEDROOM            4 BEDROOM            OTHER UNITS
          --------------------  --------------------  --------------------
MORTGAGE    NO. OF    AVG RENT    NO. OF    AVG RENT    NO. OF    AVG RENT    NO. OF   MORTGAGE
LOAN NO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  UNITS/PADS   PER MO.  ELEVATORS  LOAN NO.
-----------------------------------------------------------------------------------------------

    94         0          NAP        0          NAP         0         NAP       2          94
   100        72       $  831        0          NAP         0         NAP       0         100
   109         0          NAP        0          NAP         0         NAP       0         109

   111         0          NAP        0          NAP         0         NAP       0         111
   112         0          NAP        0          NAP         0         NAP       0         112
   113         0          NAP        0          NAP         0         NAP       0         113
   114         0          NAP        0          NAP         0         NAP       0         114
   115         0          NAP        0          NAP         0         NAP       1         115
   125       124       $  765        0          NAP         0         NAP       0         125
   131         0          NAP        0          NAP       499      $  248       0         131

   132         0          NAP        0          NAP         0         NAP       0         132
   133         5       $1,299        0          NAP         0         NAP       0         133
   134         1       $1,395        0          NAP         0         NAP       0         134
   135         0          NAP        0          NAP         0         NAP       0         135
   136         0          NAP        0          NAP         0         NAP       0         136
   137        22       $  847        0          NAP         0         NAP       0         137
   138        24       $  799        0          NAP         0         NAP       0         138
   146        48       $  602        0          NAP         0         NAP       0         146
   151         0          NAP        0          NAP         0         NAP       0         151
   169         8       $1,500        0          NAP         0         NAP       1         169
   174         0          NAP        0          NAP         0         NAP       0         174
   175         0          NAP       44       $1,194         0         NAP       0         175
   179         2       $  865        0          NAP         0         NAP       0         179
   181        18       $  729        0          NAP         4        $585       0         181
   183         0          NAP        0          NAP         0         NAP       1         183
   185         0          NAP        0          NAP         0         NAP       0         185
   208        20       $  752        0          NAP         0         NAP       0         208
   224         0          NAP        0          NAP         0         NAP       0         224
   242         0          NAP        0          NAP         0         NAP       0         242
   248         0          NAP        0          NAP         0         NAP       1         248
   253         0          NAP        0          NAP         0         NAP       0         253
   255         0          NAP        0          NAP         1      $4,245       1         255
   258         0          NAP        0          NAP        87      $  298       0         258

   259         0          NAP        0          NAP         0         NAP       0         259
   260         1       $  710        0          NAP         0         NAP       0         260
   268         4       $  700        0          NAP         0         NAP       0         268
   278         0          NAP        0          NAP         0         NAP       0         278
   285         2       $1,395        3       $1,783         0         NAP       0         285

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

                              [FLOOR PLAN OMITTED]

                                      IV-3

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 - CHERRY CREEK SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $250,000,000
CUT-OFF DATE BALANCE(1):        $250,000,000
LOAN PURPOSE:                   Refinancing
SHADOW RATING (FITCH/S&P):      BBB+/BBB
FIRST PAYMENT DATE:             July 8, 2006
INTEREST RATE:                  5.240%
AMORTIZATION:                   Interest only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  June 8, 2016
EXPECTED MATURITY BALANCE(1):   $250,000,000
SPONSOR:                        Taubman Centers, Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until the earlier of
                                May 11, 2009 or 2 years after the
                                REMIC "start-up" day, with U.S.
                                Treasury defeasance thereafter.
                                Prepayable without penalty from and
                                after March 8, 2016.
LOAN PER SF(1):                 $511.46
UP-FRONT RESERVES:              None
ONGOING RESERVES:               RE Tax: Springing
                                Insurance: Springing
                                TI/LC: Springing
                                Other(2): Springing
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Denver, CO
YEAR BUILT/RENOVATED:             1989-1991 / 1998
PERCENT LEASED(3):                97.4%
SQUARE FOOTAGE:                   547,457
THE COLLATERAL:                   Regional mall
OWNERSHIP INTEREST:               Leasehold
PROPERTY MANAGEMENT:              The Taubman Company LLC
3RD MOST RECENT NET OP. INCOME:   $29,185,285
2ND MOST RECENT NET OP. INCOME:   $30,057,699
MOST RECENT NET OP. INCOME:       $30,913,166
U/W NET OP. INCOME:               $32,147,926
U/W NET CASH FLOW:                $31,594,308
U/W OCCUPANCY:                    97.4%
APPRAISED VALUE:                  $575,600,000
CUT-OFF DATE LTV(1):              48.6%
MATURITY DATE LTV(1):             48.6%
DSCR(1):                          2.12x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $250,000,000 loan represents a 89.3% pari passu interest in a
     $280,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $280,000,000 financing.

(2)  Ground Lease rent deposits. See "Escrow and Reserves" section below.

(3)  Percent Leased is based on the rent roll dated as of February 8, 2006.

THE CHERRY CREEK SHOPPING CENTER LOAN

     THE LOAN. The largest loan (the "Cherry Creek Shopping Center Loan") is evidenced by two Promissory Notes in the amount of $200,000,000 and $50,000,000
(the "Cherry Creek Shopping Center Notes"). The loan is secured by a first priority Leasehold Deed of Trust, Assignment of Leases and Rents, Fixture Filing
and Security Agreement (the "Cherry Creek Shopping Center Mortgage") encumbering a 547,457 square foot anchored shopping center known as Cherry Creek Shopping
Center, located in Denver, Colorado (the "Cherry Creek Shopping Center
Property"). The Cherry Creek Shopping Center Loan was originated on May 11, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Taubman Cherry Creek Shopping Center, L.L.C., a Delaware limited liability company (the "Cherry Creek Shopping Center
Borrower") that owns no material asset other than the Cherry Creek Shopping
Center Property and related interests. The Cherry Creek Shopping Center Borrower is a wholly-owned subsidiary of Taubman-Cherry Creek Limited Partnership, a
Colorado limited partnership, whose general partner is Cherry Creek Holdings,
LLC. The general partner is in turn a wholly-owned subsidiary of The Taubman
Realty Group Limited Partnership ("TRG"), a Delaware limited partnership. TRG is the operating partnership of Taubman Centers, Inc. (NYSE: TCO), the country's sixth largest shopping center REIT with 21 shopping centers in 10 states totaling 23.6 million square feet.

                                      IV-4

     THE PROPERTY. The Cherry Creek Shopping Center Property is located at 3000
First Avenue in Denver, Colorado. The main mall component of the Cherry Creek
Shopping Center Property was built between 1989 and 1991 and consists of one two-story building of 1,048,457 square feet comprising a retail shopping center.
The overall Cherry Creek Shopping Center Property is situated on approximately
35 acres, including 5,062 parking spaces. The Cherry Creek Shopping Center
Property is anchored by Nordstrom, Saks Fifth Avenue, Foley's and Neiman Marcus.
Pursuant to recognition agreements, the leases to each of these anchors, totaling approximately 501,000 square feet, are superior to the Cherry Creek
Shopping Center Mortgage, and therefore are not considered to be part of the collateral. In addition, the west end of the main mall, additional buildings on the property (including a drug store and grocery store), and other small parcels of land on the property are not part of the collateral for the Cherry Creek
Shopping Center Loan. The Cherry Creek Shopping Center Property is ground leased by the Cherry Creek Shopping Center Borrower pursuant to a ground lease, dated as of November 15, 1988, between The Temple Hoyne Buell Foundation, as ground lessor, and the predecessor-in-interest to the Cherry Creek Shopping Center
Borrower, as ground lessee (as amended, the "Ground Lease"). The term of the
Ground Lease expires on October 14, 2083.

                             LEASE ROLLOVER SCHEDULE

                                                                                    % OF
                                                                                UNDERWRITTEN     CUMULATIVE % OF
                 # OF           AVERAGE          % OF TOTAL                      TOTAL BASE        UNDERWRITTEN
                 LEASES    UNDERWRITTEN BASE    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING   RENT PER SF ROLLING     ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

    Vacant         6            $ 0.00               3%              3%              0%                  0%
     MTM           0            $ 0.00               0%              3%              0%                  0%
     2006          7            $43.06               7%             10%              7%                  7%
     2007         13            $68.44               5%             15%              7%                 14%
     2008         15            $66.28               6%             21%              8%                 22%
     2009          9            $44.85              10%             31%             10%                 32%
     2010         20            $41.85              18%             49%             16%                 47%
     2011         23            $49.28              12%             61%             13%                 60%
     2012         13            $49.40              11%             71%             11%                 71%
     2013         12            $47.54               8%             80%              8%                 79%
     2014         13            $38.86              10%             89%              8%                 87%
     2015          9            $59.54               6%             96%              8%                 95%
2016 & Beyond      8            $54.83               4%            100%              5%                100%

The following table presents certain information relating to the major tenants at the Cherry Creek Shopping Center Property:

                         CREDIT RATING                                     % OF TOTAL     ANNUALIZED
                            (FITCH/                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                          MOODY'S/S&P)    TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME             (1)          NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------

Express                   --/Baa2/BBB     19,904     4%    $   796,240          3%         $40.00       01/31/2010
Gap/Gap Kids, The         --/Baa2/BBB     20,001     4%    $   600,030          2%         $30.00       01/31/2013
Eddie Bauer                --/--/--       19,232     4%    $   576,960          2%         $30.00       01/31/2009
Victoria's Secret         --/Baa2/BBB     11,502     2%    $   575,100          2%         $50.00       01/31/2015
Bailey, Banks & Biddle      --/--/--       6,000     1%    $   550,000          2%         $91.67       01/31/2009
Abercrombie & Fitch         --/--/--      13,340     2%    $   533,600          2%         $40.00       11/28/2006
Pottery Barn                --/--/--      12,000     2%    $   480,000          2%         $40.00       03/31/2007
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   101,979    19%    $ 4,111,930         16%         $40.32
------------------------------------------------------------------------------------------------------------------

Other Tenants                 NAP        431,447    79%    $21,885,593         84%         $50.73         Various
Vacant Space                  NAP         14,031     3%    $         0          0%         $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   547,457   100%    $25,997,523        100%         $48.74(2)
------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Total/Weighted Average Annualized Underwritten Base Rent ($ Per NRSF)
     excludes vacant space

     ESCROWS AND RESERVES. During any "lockbox event" period (described below)
under the Cherry Creek Shopping Center Loan, the Cherry Creek Shopping Center
Borrower will be required to escrow monthly payments in the amount of all taxes and insurance payments. From and after the occurrence of a lockbox event under the Cherry Creek Shopping Center Loan, the Cherry Creek Shopping Center Borrower
is required to escrow $45,824 for tenant improvements and leasing commissions monthly, up to a cap of $1,099,776 in the reserve account at any time, and to escrow rent payments due for the succeeding month under the ground lease. A
"lockbox event" is

                                      IV-5

defined as (a) the occurrence and continuance of a loan default, and terminating upon the cure of such default; or (b) the DSCR falls to 1.22x or below until the
DSCR is equal to or greater than 1.25x for two consecutive quarters. In addition to these deposits specified in the Loan Agreement, the Cash Management Agreement
also provides for a debt service reserve account which springs upon certain conditions.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Cherry Creek Shopping Center Loan. The lockbox will remain in place until the
Cherry Creek Shopping Center Loan has been paid in full.

     PROPERTY MANAGEMENT. The Cherry Creek Shopping Center Property is managed by The Taubman Company LLC. The management agreement is subordinate to the
Cherry Creek Shopping Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not Allowed.

     RELEASE OF PARCELS. Not Allowed.

     Certain additional information regarding the Cherry Creek Shopping Center
Loan and the Cherry Creek Shopping Center Property is set forth on Appendix II hereto.

                                      IV-6

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 225 FRANKLIN STREET
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 225 FRANKLIN STREET
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 2 - 225 FRANKLIN STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE              $225,000,000
CUT-OFF DATE BALANCE:         $225,000,000
LOAN PURPOSE                  Refinance
SHADOW RATING (FITCH/S&P):    NAP
FIRST PAYMENT DATE:           August 1, 2006
INTEREST RATE:                6.192%
AMORTIZATION:                 Interest only
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                July 1, 2016
EXPECTED MATURITY BALANCE:    $225,000,000
SPONSOR:                      EOP Operating Limited Partnership
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Locked out until the earlier of June 30, 2009 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after January 1, 2016.
LOAN PER SF:                  $245.44
UP-FRONT RESERVES:            Cap Ex(1): $3,845,000
ONGOING RESERVES:             RE Tax:    Springing
                              Insurance: Springing
                              TI/LC:     Springing
                              Other(2):  Springing
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban
LOCATION:                         Boston, MA
YEAR BUILT/RENOVATED:             1966/1990
PERCENT LEASED(3):                94.7%
SQUARE FOOTAGE:                   916,722
THE COLLATERAL:                   A 34-story office building
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Equity Office Management, L.L.C.
3RD MOST RECENT NET OP. INCOME:   $25,411,161
2ND MOST RECENT NET OP. INCOME:   $24,754,338
MOST RECENT NET OP. INCOME:       $26,937,395
U/W NET OP. INCOME:               $28,551,149
U/W NET CASH FLOW:                $25,987,198
U/W OCCUPANCY:                    90.0%
APPRAISED VALUE:                  $442,000,000
CUT-OFF DATE LTV:                 50.9%
MATURITY DATE LTV:                50.9%
DSCR:                             1.84x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  EOP Operating Limited Partnership executed a repairs guaranty for an amount equal to $3,845,000, for the replacement of sealants in the joints between precast concrete panels, in lieu of making a cash deposit into the Cap Ex reserve.

(2)  Other reserves include reserves in connection with the termination or reduction of the SSB Realty, LLC lease as detailed in "Escrows and
     Reserves" below.

(3)  Percent Leased is based on the rent roll dated July 1, 2006.

THE 225 FRANKLIN STREET LOAN

     THE LOAN. The second largest loan (the "225 Franklin Street Loan") as evidenced by the Promissory Note (the "225 Franklin Street Note") is secured by a first priority fee Mortgage, Security Agreement and Fixture Filing (the "225
Franklin Street Mortgage") encumbering an approximately 916,722 square foot office building known as 225 Franklin Street, located in Boston, Massachusetts
(the "225 Franklin Street Property"). The 225 Franklin Street Loan was
originated on June 30, 2006 by LaSalle Bank National Association.

     THE BORROWER. The borrower is MA-225 Franklin Street Owner, L.L.C., a
Delaware limited liability company (the "225 Franklin Street Borrower") and owns no material asset other than the 225 Franklin Street Property and related interests. The sponsor of the 225 Franklin Street Borrower is EOP Operating
Limited Partnership. The general partner of EOP Operating Limited Partnership is
Equity Office Properties Trust ("EOP") (NYSE: EOP). EOP, operating through its various subsidiaries and affiliates, has a total office portfolio consisting of whole or partial interests in approximately 597 buildings comprising approximately 109.5 million square feet in approximately 16 states and the
District of Columbia. As of December 31, 2005, EOP had total assets of approximately $23 billion and shareholders equity of approximately $7.8 billion.

                                      IV-9

     THE PROPERTY. The 225 Franklin Street Property is located in Boston,
Massachusetts, at 225 Franklin Street, within the central business district of
Boston and is situated on approximately 1.74 acres. The 225 Franklin Street
Property is located on the block bound by Franklin, High, Oliver, and Pearl
Streets and is improved with a 34-story multi-tenant office building with approximately 916,722 square feet and a two-level below-ground garage accessed from Pearl Street which provides approximately 210 parking spaces. The 225
Franklin Street Property is approximately one and a half miles southwest of
Logan International Airport and provides views of Boston Harbor. The 225
Franklin Street Property was originally constructed in 1966 and renovated in
1990. The largest tenant at the 225 Franklin Street Property is SSB Realty, LLC.
SSB Realty, LLC is a subsidiary of State Street Corporation (NYSE: STT), a financial services corporation.

                             LEASE ROLLOVER SCHEDULE

                  # OF    AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING      ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant         1          $ 0.00          5%              5%              0%                  0%
     MTM           0          $ 0.00          0%              5%              0%                  0%
     2006          2          $71.17          1%              6%              2%                  2%
     2007          3          $36.95          8%             15%              8%                  9%
     2008          2          $38.19          1%             15%              0%                 10%
     2009          4          $30.81          6%             21%              5%                 14%
     2010          4          $53.45         19%             41%             25%                 39%
     2011          4          $40.99          5%             46%              5%                 44%
     2012          2          $35.46          6%             51%              5%                 49%
     2013          1          $38.50          1%             52%              1%                 50%
     2014          0          $ 0.00          0%             52%              0%                 50%
     2015          2          $43.19         48%            100%             50%                100%
2016 & Beyond      0          $ 0.00          0%            100%              0%                100%

The following table presents certain information relating to the major tenants at the 225 Franklin Street Property:

                                                                ANNUALIZED     % OF TOTAL      ANNUALIZED
                             CREDIT RATING                     UNDERWRITTEN    ANNUALIZED     UNDERWRITTEN
                                (FITCH/        TENANT   % OF     BASE RENT    UNDERWRITTEN     BASE RENT        LEASE
       TENANT NAME          MOODY'S/S&P)(1)     NRSF    NRSF        ($)         BASE RENT     ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

SSB Realty, LLC               AA-/Aa3/AA-     414,848    45%    $18,133,006        48%         $43.71        12/31/2015
Fish & Richardson, P.C.        --/--/--        95,412    10%    $ 5,031,075        13%         $52.73        12/31/2010
McCarter and English, LLP      --/--/--        60,204     7%    $ 2,217,885         6%         $36.84        04/30/2007
DB Alex. Brown LLC            AA-/Aa3/AA-      49,233     5%    $ 2,788,360         7%         $56.64        10/31/2010
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        619,697    68%     28,170,326        75%         $45.46
-----------------------------------------------------------------------------------------------------------------------

Other Tenants                     NAP         248,318    27%    $ 9,627,311        25%         $38.77         Various
Vacant Space                      NAP          48,707     5%    $         0         0%         $ 0.00           NAP
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        916,722   100%    $37,797,637       100%         $43.54(2)
-----------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Total/Weighted Average Annualized Underwritten Base Rent ($ Per NRSF)
     excludes vacant space

     ESCROWS AND RESERVES. Upon the occurrence and during the continuation of an
Escrow Period, the 225 Franklin Street Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes and insurance premiums monthly and (b)
$76,393.50 monthly, subject to a cap of $3,500,000, into a TI/LC reserve. In lieu of making deposits to the RE Tax Reserve, Insurance Reserve, TI/LC Reserve,
or Lease Termination Rollover Reserve, the 225 Franklin Street Borrower may
deliver to lender a letter of credit or reserve guaranty, subject to certain terms and conditions in the loan documents. An "Escrow Period" will be in effect upon the occurrence of (i) an event of default under the loan documents until the cure of the event of default, (ii) the bankruptcy or insolvency of the 225
Franklin Street Borrower until the emergence of the 225 Franklin Street Borrower from bankruptcy with no adverse consequence to the 225 Franklin Street Property or the 225 Franklin Street Loan, or (iii) the DSCR falls below 1.10x until the
DSCR is equal to or greater than 1.10x for two consecutive quarters.

     Additionally, commencing on October 1, 2014, if SSB Realty, LLC fails to extend the term of its lease on or prior to September 30, 2014 and on each monthly payment date through and including December 1, 2015, the 225 Franklin
Street Borrower will be required to reserve an amount (the "State Street Renewal
Reserve") equal to one-fifteenth of $10,000,000 (less $24.10 per square foot multiplied by

                                     IV-10

the number of square feet demised to SSB Realty, LLC or any affiliate of SSB
Realty, LLC, for a term extending at least five years beyond the maturity date of the 225 Franklin Street Loan for not less than 95% of fair market value rent)
less any amounts deposited in respect of the State Street Reduction Reserve.
Additionally, an amount equal to $10,000,000, less $24.10 per square foot multiplied by the number of square feet remaining under the SSB Realty, LLC lease (the "State Street Reduction Reserve"), less any State Street Renewal
Reserve amounts will be required to be deposited into a State Street TI/LC reserve if the space leased by SSB Realty, LLC is reduced below 373,364 square feet. EOP Operating Limited Partnership executed a guaranty in lieu of having to make a cash deposit into the State Street TI/LC Funds Reserve. If at any time
EOP Operating Limited Partnership fails to (i) own at least 20% of the ownership interests in the 225 Franklin Street Borrower, and (ii) control the manager of the 225 Franklin Street Property, then the reference to $10,000,000 in the above clauses shall be changed to $15,000,000 and the reference to $24.10 shall be changed to $36.15.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
225 Franklin Street Loan. The lockbox will remain in place until the 225
Franklin Loan has been paid in full.

     PROPERTY MANAGEMENT. The 225 Franklin Street Property is managed by Equity
Office Management, L.L.C., which is an affiliate of EOP Operating Limited
Partnership. The management agreement is subordinate to the 225 Franklin Street
Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 225 Franklin Street
Borrower may obtain mezzanine financing subject to the satisfaction of certain conditions including but not limited to (i) the mezzanine financing is originated by LaSalle Bank National Association or a mezzanine debt lender described in the loan documents or otherwise approved by the rating agencies,
(ii) an intercreditor agreement approved by the rating agencies and lender is entered into by the mezzanine debt lender and lender acknowledging among other items, the subordination of the mezzanine debt, (iii) the minimum DSCR for the aggregate sum of the indebtedness for the 225 Franklin Street Property and the mezzanine debt is not less than 1.20x, (iv) the aggregate sum of the indebtedness for the 225 Franklin Street Property and the mezzanine debt does not exceed an amount equal to 65% of the fair market value of the 225 Franklin
Street Property based upon a then current appraisal and (v) 225 Franklin Street
Borrower obtains a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such mezzanine debt.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 225 Franklin Street Loan and the 225 Franklin Street Property is set forth on Appendix II hereto.

                                     IV-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     IV-12

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - 120 BROADWAY
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                     IV-13

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - 120 BROADWAY
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                     IV-14

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 3 - 120 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $215,000,000
CUT-OFF DATE BALANCE(1):        $215,000,000
LOAN PURPOSE:                   Refinance
SHADOW RATING (FITCH/S&P):      BBB-/BBB+
FIRST PAYMENT DATE:             July 8, 2006
INTEREST RATE:                  5.950%
AMORTIZATION:                   Interest only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  June 8, 2013
EXPECTED MATURITY BALANCE(1):   $215,000,000
SPONSORS:                       CalSTRs and Silverstein Properties,
                                Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Locked out until the earlier of May
                                9, 2009 or 2 years after the REMIC
                                "start-up" day, with U.S. Treasury
                                defeasance thereafter.  Prepayable
                                without penalty from and after
                                March 8, 2013.
LOAN PER SF(1):                 $116.25
UP-FRONT RESERVES:              Other (2): $11,453,474
ONGOING RESERVES:               RE Tax:    Springing
                                Insurance: Springing
                                Cap Ex:    Springing
                                TI/LC:     Springing
                                Other (3): $70,833 / month
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1915 / 1994-2005
PERCENT LEASED(4):                82.2%
SQUARE FOOTAGE:                   1,849,394
THE COLLATERAL:                   40-story office building
OWNERSHIP INTEREST:               Leasehold
PROPERTY MANAGEMENT:              Silverstein Properties, Inc.
3RD MOST RECENT NET OP. INCOME:   $23,073,793
2ND MOST RECENT NET OP. INCOME:   $25,141,835
MOST RECENT NET OP. INCOME:       $23,348,826
U/W NET OP. INCOME:               $25,078,996
U/W NET CASH FLOW:                $22,331,784
U/W OCCUPANCY:                    82.2%
APPRAISED VALUE:                  $470,000,000
CUT-OFF DATE LTV(1):              45.7%
MATURITY DATE LTV(1):             45.7%
DSCR(1):                          1.72x
POST IO DSCR(1):                  NAP
--------------------------------------------------------------------------------

(1)  The subject $215,000,000 loan represents the senior portion of a
     $240,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $215,000,000 senior financing.

(2)  NY Department of Law reserve of $7,272,958 and Tower Insurance reserve of
     $4,180,516.

(3)  Borrower must deposit ground rent on a monthly basis, and a springing rent deposit as well. See "Escrows and Reserves" section below.

(4)  Percent Leased is based on the rent roll as of May 1, 2006.

THE 120 BROADWAY LOAN

     THE LOAN. The third largest loan (the "120 Broadway Loan") as evidenced by the Consolidated, Amended and Restated Promissory Note A-1, the Consolidated,
Amended and Restated Promissory Note A-2 and the Consolidated, Amended and
Restated Promissory Note A-3 (collectively, the "120 Broadway Notes") is secured by a first priority Consolidated, Amended and Restated Leasehold Mortgage and
Security Agreement (the "120 Broadway Mortgage") encumbering a 1,849,394 square foot building known as the Equitable Building, located in New York, New York
(the "120 Broadway Property"). The 120 Broadway Loan was originated on May 9,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 120 Broadway Holdings, LLC, a Delaware limited liability company (the "120 Broadway Borrower") that owns no material asset other than the 120 Broadway Property and related interests. The 120
Broadway Borrower is controlled by the California State Teachers' Retirement
System ("CalSTRs") (80%) and Silverstein Properties, Inc. ("Silverstein") (20%).
CalSTRs is the largest teachers' retirement fund in the United States, with reported assets of $128.9 billion as of June 2005. Silverstein is a
Manhattan-

                                     IV-15

based real estate development and investment firm that owns, manages and has developed more than 20 million square feet of office, residential and retail space.

     THE PROPERTY. The 120 Broadway Property is a landmark 1,849,394 square feet, 40-story Class A office building located in the downtown financial district of Manhattan and bound by Broadway, Nassau Street, Cedar Street and
Pine Street. The building was originally constructed in 1915 and was owned and managed by Silverstein from 1981 until the origination of the 120 Broadway Loan.
In that time, Silverstein invested over $100 million in capital improvements, including $25 million since 1994. The building includes approximately 1,768,455 square feet of office space and 73,011 square feet of retail space. The 120
Broadway Property is situated on an entire city block within walking distance of several subway lines and a few blocks from the World Trade Center site. The largest tenants include the New York Department of Law, Spear, Leeds and
Kellogg, and Tower Insurance. The 120 Broadway Borrower leases the 120 Broadway
Property pursuant to a ground lease that expires in the year 2954. The 120
Broadway Property is subject to a condominium regime.

                             LEASE ROLLOVER SCHEDULE

                                                                                  % OF
                               AVERAGE                                        UNDERWRITTEN      CUMULATIVE % OF
                  # OF    UNDERWRITTEN BASE    % OF TOTAL                      TOTAL BASE     UNDERWRITTEN TOTAL
                 LEASES      RENT PER SF      SQUARE FEET    CUMULATIVE %   RENTAL REVENUES       BASE RENTAL
     YEAR       ROLLING        ROLLING          ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------

    Vacant         27           $ 0.00            18%             18%              0%                  0%
     MTM           13           $ 8.14             2%             20%              1%                  1%
     2006           8           $35.56             4%             24%              6%                  7%
     2007           8           $32.27             5%             29%              6%                 13%
     2008          14           $26.16             9%             38%              9%                 22%
     2009           8           $37.87            10%             48%             15%                 37%
     2010           5           $32.71             4%             52%              5%                 42%
     2011           9           $36.45             4%             56%              6%                 48%
     2012           5           $25.47             4%             60%              4%                 52%
     2013           1           $24.50             3%             63%              2%                 54%
     2014           2           $29.40             0%             63%              0%                 54%
     2015          10           $30.38             3%             65%              3%                 58%
2016 & Beyond      19           $30.86            35%            100%             42%                100%

The following table presents certain information relating to the major tenants at the 120 Broadway Property:

                                                                     ANNUALIZED     % OF TOTAL     ANNUALIZED
                           CREDIT RATING                            UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                              (FITCH/         TENANT                  BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME        MOODY'S/S&P)(1)      NRSF     % OF NRSF       ($)          BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

NY Department of Law         AA/Aa3/AA        388,145       21%      $13,790,737        29%         $35.53        Various(2)
Spear, Leeds & Kellogg       AA-/Aa3/A+       118,198        6%      $ 4,844,483        10%         $40.99        Various(3)
Tower Insurance Company       --/--/--         93,727        5%      $ 2,718,083         6%         $29.00       06/30/2021
Lester, Schwab                --/--/--         58,043        3%      $ 1,915,419         4%         $33.00       06/01/2010
Emmet, Marvin & Martin        --/--/--         65,071        4%      $ 1,839,511         4%         $28.27        Various(4)
Citibank                    AA+/Aa1/AA-        45,748        2%      $ 1,657,717         4%         $36.24       12/31/2007
Banco Popular de Puerto
   Rico                       A/A3/A-          71,748        4%      $ 1,560,720         3%         $21.75       04/01/2018
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        840,680       45%      $28,326,669        61%         $33.69
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP           679,832       37%      $18,468,276        39%         $27.17          Various
Vacant Space                    NAP           328,882       18%      $         0         0%         $ 0.00            NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      1,849,394      100%      $46,794,946       100%         $30.78(5)
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  For New York Department of Law, 6,129 square feet is MTM, 46,951 square feet expires on June 1, 2018 and 335,065 square feet expires on June 30,
     2018

(3)  For Spear, Leeds & Kellogg, 7,876 square feet expired on April 30, 2006,
     9,475 square feet expires on December 1, 2006, 7,163 square feet expires on
     December 31, 2006 and 93,684 square feet expires on June 1, 2009

(4)  For Emmet, Marvin & Martin, 12,200 square feet expires on May 1, 2008 and
     52,871 square feet expires on May 30, 2008

(5)  Total/Weighted Average Annualized Underwritten Base Rent ($ Per NRSF)
     excludes vacant space

     ESCROWS AND RESERVES. From and after a Cash Management Trigger Event
(described below), the 120 Broadway Borrower is required to escrow 1/12 of annual real estate taxes, insurance premiums, and $38,000 replacement reserves monthly. The 120 Broadway Borrower is also required to escrow $70,833 monthly on account of ground lease rent. In addition, 120 Broadway Borrower must deposit into a

                                     IV-16

tenant improvement and leasing commission reserve account any funds paid by tenants in connection with lease terminations from time to time. A Cash
Management Trigger Event is defined as either one or both of (a) the occurrence of an Event of Default under the loan agreement or the senior mezzanine loan agreement, or (b) the DSCR falling below 1.20x. If rent is received one month in advance, and is greater than $100,000, the borrower must deposit into a pre-paid rent escrow.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
120 Broadway Loan. The lockbox will remain in place until the 120 Broadway Loan has been paid in full. Upon the occurrence of a Cash Trap Trigger (described below), in addition to funding the reserves noted above, all excess funds will be held in a cash trap account. Trapped money will be used solely to fund capital improvements, leasing commissions and tenant improvements, provided an
Event of Default does not exist. A Cash Trap Trigger is defined as either one or both of (a) the occurrence of an Event of Default under the loan agreement or the senior mezzanine loan agreement, or (b) the DSCR falling below 1.10x. All amounts in such reserve shall be released at such a time as the DSCR equals or exceeds 1.20x for three consecutive calendar months.

     PROPERTY MANAGEMENT. The 120 Broadway Property is managed by Silverstein
Properties, Inc., a sponsor of the 120 Broadway Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Pursuant to a senior mezzanine loan agreement dated May 9, 2006, Morgan Stanley Mortgage Capital
Inc., as senior mezzanine lender, made a $45,000,000 mezzanine loan to 120
Broadway SM, LLC, the parent of the 120 Broadway Borrower. The parent company of the mezzanine borrower may also obtain additional mezzanine financing, subject to certain conditions, including: (i) the LTV, including the 120 Broadway Loan, shall be at or less than 85%, (ii) the DSCR, including the 120 Broadway Loan and the senior mezzanine loan, shall be not less than 1.20x and (iii) an intercreditor agreement acceptable to the lender. If these conditions or any other listed in the loan agreement are not satisfied, the parent company of the mezzanine borrower may obtain the lender's consent for a mezzanine loan by obtaining rating agency confirmation.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The 120
Broadway Property is additionally encumbered by a $25,000,000 B-Note subordinate to the 120 Broadway Note.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 120 Broadway Loan and the 120
Broadway Property is set forth on Appendix II hereto.

                                      IV-17

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                                      IV-18

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                     MORTGAGE LOAN NO. 4-10 - G&L PORTFOLIO
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                                      IV-19

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                     MORTGAGE LOAN NO. 4-10 - G&L PORTFOLIO
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                     MORTGAGE LOAN NO. 4-10 - G&L PORTFOLIO
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $142,250,000
CUT-OFF DATE BALANCE:            $142,250,000
LOAN PURPOSE:                    Refinance
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              September 1, 2006
INTEREST RATE:                   6.180%
AMORTIZATION:                    Interest only
ARD:                             August 1, 2016
HYPERAMORTIZATION:               After the ARD, the loan interest rate steps up
                                 to the greater of (i) 8.68% or (ii) U.S.
                                 Treasury Issue rounded to the nearest basis
                                 point plus 2.5%.
MATURITY DATE:                   August 1, 2046
EXPECTED ARD BALANCE:            $142,250,000
SPONSOR:                         G&L Realty Partnership, L.P.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of July 20, 2009
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance or the payment of the
                                 greater of yield maintenance premium and 1% of
                                 the principal balance thereafter. Prepayable
                                 without penalty from and after August 1, 2015.
LOAN PER SF:                     $421.75
UP-FRONT RESERVES:               None
ONGOING RESERVES:                RE Tax: Springing
                                 Insurance: Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 7 assets
PROPERTY TYPE:                    Various
PROPERTY SUB-TYPE:                Various
LOCATION:                         See table below
YEAR BUILT/RENOVATED:             See table below
PERCENT LEASED(1):                96.8%
SQUARE FOOTAGE:                   337,286
THE COLLATERAL:                   6 multi-tenant medical office buildings and 1
                                  retail/parking garage
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              G&L Realty Partnership
3RD MOST RECENT NET OP. INCOME:   $9,369,166
2ND MOST RECENT NET OP. INCOME:   $9,758,349
MOST RECENT NET OP. INCOME:       $10,092,866
U/W NET OP. INCOME:               $11,228,087
U/W NET CASH FLOW:                $10,714,486
U/W OCCUPANCY:                    97.0%
APPRAISED VALUE:                  $186,400,000
CUT-OFF DATE LTV:                 76.3%
ARD DATE LTV:                     76.3%
DSCR:                             1.20x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated July 20, 2006.

THE G&L PORTFOLIO LOAN

     THE LOAN. The fourth largest loan (the "G&L Portfolio Loan") as evidenced by a Promissory Note A and a Promissory Note B (the "G&L Portfolio Note") is
secured by a first priority fee Deed of Trust and Security Agreement (the "G&L
Portfolio Mortgage") encumbering six medical office buildings and one retail building/parking garage that total 337,286 square feet known as the G&L
Portfolio, located in California (the "G&L Portfolio Property"). The G&L
Portfolio Loan was originated on July 20, 2006 by or on behalf of Principal
Commercial Funding II, LLC and Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is comprised of seven single purpose, bankruptcy remote, limited liability companies including 435 Bedford LLC, 416 Bedford LLC,
415 Bedford LLC, 405 Bedford LLC, G&L 4150 Regents LLC, G&L Lyons, LLC, and G&L
Sherman Oaks LLC (the "G&L Portfolio Borrower"). Each of the single purpose entities listed previously is solely comprised of G&L Realty Partnership, L.P and each entity owns one of the seven properties (identifiable by the name of the entity) in the portfolio. G&L Realty Partnership L.P. is comprised of the following members: G&L Realty Properties, LLC (general partner and 94.68%),
Daniel Gottlieb (1.92%), Milner Investment Corporation (1.75%) and Steven
Lebowitz (1.65%). G&L Realty Properties, LLC is owned by Daniel Gottlieb (54%)
and Steven Lebowitz (46%), both of which are managing members. The liability carve-outs are guaranteed by G&L Realty Partnership, L.P.

                                      IV-21

     THE PROPERTY. The G&L Portfolio Property is comprised of six medical office buildings and one retail building/parking garage that total 337,286 square feet and 6.87 acres of land. Four of the seven properties are located in Beverly
Hills within "The Golden Triangle" while the other properties are located within
Sherman Oaks, La Jolla, and Santa Clarita. The general layout of the properties consist of ground floor retail with the remaining floors being occupied by medical office tenants or in one case, a parking garage. The buildings were constructed between 1946 and 1988 with various renovations between 1984 and
2005. Parking ratios range between 0.00/1,000 square feet and 4.89/1,000 square feet. The Beverly Hills medical office properties do not have on-site parking, however, tenants and visitors can use the parking garages at 415 N Bedford Dr.
(part of the G&L Portfolio Property) and 436 N Bedford Dr., which is owned by an affiliate of the G&L Portfolio Borrower. There are also various public parking lots throughout the Golden Triangle area along with street parking. Each of the properties is located within a maximum of 1.5 miles of a major hospital in an established medical office location.

                                                                     % OF
                                                                     TOTAL
                                                        ALLOCATED    LOAN   OWNERSHIP             YEAR           PERCENT   SQUARE
             PROPERTY                   LOCATION       LOAN AMOUNT  AMOUNT   INTEREST       BUILT/RENOVATED       LEASED  FOOTAGE
---------------------------------------------------------------------------------------------------------------------------------

G&L Portfolio - Regents Medical
   Center                          La Jolla, CA        $26,180,000   18.4%     Fee            1988 / NAP           99.9%   66,836
G&L Portfolio - 435 North Bedford  Beverly Hills, CA   $25,870,000   18.2%     Fee     1959, 1969 / 1984, 1986    100.0%   55,268
G&L Portfolio - 405 Bedford        Beverly Hills, CA   $23,430,000   16.5%     Fee           1948 / 1988           95.9%   47,923
G&L Portfolio - 416 Bedford        Beverly Hills, CA   $19,380,000   13.6%     Fee           1946 / 1987           99.4%   41,121
G&L Portfolio - Sherman Oaks
   Medical                         Sherman Oaks, CA    $19,000,000   13.4%     Fee           1968 / 1995           93.2%   70,219
G&L Portfolio - Lyons Building     Santa Clarita, CA   $16,560,000   11.6%     Fee           1988 / 2005           93.8%   49,776
G&L Portfolio - 415 Bedford        Beverly Hills, CA   $11,830,000    8.3%     Fee           1955 / NAP            88.1%    6,143

(1)  Allocated Loan Amounts are based on the whole loan amount of $142,250,000.

                             LEASE ROLLOVER SCHEDULE

                 # OF     AVERAGE BASE                                   % OF TOTAL BASE   CUMULATIVE % OF TOTAL
                 LEASES    RENT PER SF   % OF TOTAL SF    CUMULATIVE %   RENTAL REVENUES    UNDERWRITTEN RENTAL
     YEAR       ROLLING      ROLLING        ROLLING      OF SF ROLLING       ROLLING          REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------

    Vacant         11        $ 0.00            3%               3%              0%                    0%
     MTM            0        $ 0.00            0%               4%              0%                    0%
     2006          24        $35.82           10%              13%             10%                   10%
     2007          68        $31.34           18%              31%             16%                   26%
     2008          35        $39.92           16%              47%             18%                   44%
     2009          23        $39.78           12%              59%             13%                   57%
     2010          37        $33.25           19%              77%             18%                   75%
     2011          25        $37.31            9%              86%              9%                   84%
     2012           4        $57.33            2%              88%              4%                   88%
     2013           2        $34.70            2%              91%              2%                   90%
     2014           3        $42.62            1%              92%              2%                   92%
     2015           4        $39.10            3%              95%              3%                   95%
2016 & Beyond      10        $34.45            5%             100%              5%                  100%

                                      IV-22

The following table presents certain information relating to the major tenants at the G&L Portfolio Property:

                                  CREDIT RATING             % OF                   % OF TOTAL    ANNUALIZED
                                     (FITCH/       TENANT   NRSF     ANNUALIZED    ANNUALIZED     BASE RENT       LEASE
       TENANT NAME                MOODY'S/S&P)      NRSF           BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Specialty Surgical Center            --/--/--       6,211     2%    $   357,036         3%        $57.48       08/31/2009
UCSD Orthomed                        --/--/--      11,166     3%    $   324,228         3%        $29.04       01/31/2007
Fleming & Mayer, MD's                --/--/--       5,141     2%    $   242,784         2%        $47.23       11/30/2008
POLA U.S.A., Inc.                    --/--/--       2,348     1%    $   232,452         2%        $99.00       10/31/2012
Valencia Surgical Center             --/--/--       7,435     2%    $   213,240         2%        $28.68       04/30/2010
Triad Inc. & SO Health System        --/--/--       6,148     2%    $   198,204         2%        $32.24       05/31/2010
John D. Hofbauer/Laura E. Fox        --/--/--       4,130     1%    $   182,220         2%        $44.12       12/31/2015
G&L Realty Corp.                     --/--/--       3,880     1%    $   180,624         2%        $46.55       02/28/2018
Robert Hutcherson, M.D.              --/--/--       4,005     1%    $   179,472         2%        $44.81       03/31/2008
Gary Alter, M.D.                     --/--/--       3,429     1%    $   164,052         1%        $47.84       04/30/2009
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             53,893    16%    $ 2,274,312        19%        $42.20
-------------------------------------------------------------------------------------------------------------------------

Other Tenants                          NAP        272,503    81%    $ 9,587,255        81%        $35.18         Various
Vacant Space                           NAP         10,890     3%    $         0         0%        $ 0.00           NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            337,286   100%    $11,861,567       100%        $36.34(1)
-------------------------------------------------------------------------------------------------------------------------

(1)  Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space

     ESCROWS AND RESERVES. Upon the occurrence of an event of default, the G&L
Portfolio Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
G&L Portfolio. The lockbox will remain in place until the G&L Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The G&L Portfolio Property is managed by G&L Realty
Partnership which is an affiliate of the G&L Portfolio Borrower. The management agreement is subordinate to the G&L Portfolio Loan. G&L Realty Partnership was
formed in 1976 and is an owner and manager of medical office properties in
Southern California. G&L Realty Partnership owns and manages a total of twelve medical office buildings and one parking facility totaling approximately 688,000 square feet with an overall occupancy of approximately 99.1%.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x, (ii)
lender must approve the mezzanine lender and financing documents and the lender shall enter into an intercreditor agreement with the mezzanine lender and (iii)
the ability to obtain mezzanine debt is personal to the current G&L Portfolio
Borrower and any successor or assign of the G&L Portfolio Borrower under the G&L
Portfolio Loan.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The G&L Portfolio Borrower may request the release of not more than three properties subject to a paydown of the allocated loan amount as stated in the loan documents plus a make whole premium or defeasance of the allocated loan amount. The G&L Borrower must also meet certain conditions, including that anytime after the release of one or more parcels described in the loan documents (i) the DSCR of the remaining properties must be 1.20x or greater and (ii) LTV of the remaining properties must not exceed 76%.

     Certain additional information regarding the G&L Portfolio Loan and the G&L
Portfolio Property is set forth on Appendix II hereto.

                                     IV-23

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                                      IV-24

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              MORTGAGE LOAN NO. 11-13 - MILLENNIUM RETAIL PORTFOLIO
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $110,000,000
CUT-OFF DATE BALANCE:            $109,792,488
LOAN PURPOSE:                    Refinance
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              July 7, 2006
INTEREST RATE:                   5.862%
AMORTIZATION:                    360 months
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   June 7, 2016
EXPECTED MATURITY BALANCE:       $93,101,291
SPONSOR:                         Millennium Partners, ERGO
                                 Versicherungsgruppe AG, Provinzial
                                 Rheinland Lebensversicherung AG
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier to occur of (i) 2
                                 years after the REMIC "start-up" day and (ii)
                                 June 1, 2009, with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty from and
                                 after February 8, 2016.
LOAN PER SF:                     $261.78
UP-FRONT RESERVES:               None
ONGOING RESERVES:                Other(1): Springing
LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio of 3 assets
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Unanchored
LOCATION:                        Washington D.C. (2); San Francisco, CA
YEAR BUILT/RENOVATED:            2000-2002 / NAP
PERCENT LEASED(2):               88.4%
SQUARE FOOTAGE:                  419,403
THE COLLATERAL:                  The commercial condominium units at the
                                 Ritz-Carlton, Washington; the Ritz-Carlton,
                                 Georgetown and the Four Seasons, San Francisco;
                                 and the fee interests in 735 Market Street in
                                 San Francisco
OWNERSHIP INTEREST:              Fee / Leasehold
PROPERTY MANAGEMENT:             Millennium Partners California Property
                                 Management LLC and Millennium Partners
                                 Washington Property Management LLC
3RD MOST RECENT NET OP. INCOME:  NAP
2ND MOST RECENT NET OP. INCOME:  $9,235,696
MOST RECENT NET OP. INCOME:      $10,795,657
U/W NET OP. INCOME:              $10,533,309
U/W NET CASH FLOW:               $9,921,601
U/W OCCUPANCY:                   88.4%
APPRAISED VALUE:                 $187,500,000
CUT-OFF DATE LTV:                58.6%
MATURITY DATE LTV:               49.7%
DSCR:                            1.27x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Borrower is required to escrow lease termination fees. See "Escrows and
     Reserves" section below.

(2)  Based on the underwritten rent roll as of May 1, 2006.

THE MILLENNIUM RETAIL PORTFOLIO LOAN

     THE LOAN. The fifth largest loan (the "Millennium Retail Portfolio Loan")
as evidenced by the Promissory Note (the "Millennium Retail Portfolio Note") is
secured by three properties, each comprising retail and other commercial space attached to luxury hotels (the "Millennium Retail Portfolio Property"). Two properties are located in Washington D.C. (the "Millennium DC" and "Millennium
Georgetown" properties) and the third in San Francisco, California (the
"Millennium SF" property). The Millennium DC property is a condominium interest in a fee estate, the Millennium Georgetown property is a fee estate, and the
Millennium SF property is comprised of a fee estate and a leasehold estate.
These properties are encumbered in the case of the Millennium DC property by a first priority Amended and Restated Deed of Trust and Security Agreement; in the
case of the Millennium Georgetown property by a first priority Amended and
Restated Deed of Trust and Security Agreement; and in the case of the Millennium
San Francisco property by a first priority Fee and Leasehold Deed of Trust and
Security Agreement (collectively, the "Millennium Retail Portfolio Mortgage").
The Millennium Retail Portfolio Loan was originated on June 1, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is a group of single-purpose entities, none of which own any material assets other than the Millennium Retail Portfolio
Property and related interests. The entities are Millennium CAF II LLC in its capacity as trustee of Millennium Washington Commercial Trust and also in its capacity as trustee of Millennium Georgetown Commercial Trust, Millennium
Washington Commercial Co LLC, Millennium Georgetown Commercial Co LLC,
Millennium Market Street I LLC, and CB-1 Commercial Co LLC,

                                      IV-27

jointly and severally (collectively, the "Millennium Retail Portfolio
Borrower"). Each of these entities is owned and controlled by a joint venture among Millennium Partners, LLC and subsidiaries of two German insurance firms,
Provinzial Rheinland Lebensversicherung AG and ERGO Versicherungsgruppe AG.

     THE PROPERTY. The Millennium Retail Portfolio Property is comprised of the
Millennium DC, Millennium Georgetown, and Millennium SF properties. The three properties together comprise 419,403 square feet and are 88.4% leased in the aggregate.

     The Millennium DC property consists of the commercial condominium units at the Ritz-Carlton, Washington at the corner of M Street and 22nd Street in
Washington D.C. The property was built in 2000 and is 93.5% leased to six tenants, the largest of which are Sports Club/LA (98,076 square feet) and CVS
(13,600 square feet). It is comprised of 131,003 square feet of retail space and a 675-space indoor parking garage.

     The Millennium Georgetown property consists of the commercial condominium units at the Ritz-Carlton, Georgetown at 3111 K Street in the Georgetown area of
Washington D.C. The property was built in 2002 and is 100% leased to seven tenants, the largest of which is a 13-screen Loews movie theater (71,762 square feet). It is comprised of 80,265 square feet of retail space and a 360-space parking garage.

     The Millennium SF property consists of (i) the commercial condominium units at the Four Seasons, San Francisco at 737 Market Street in San Francisco, CA,
(ii) a ground leased retail parcel located adjacent to the hotel and (iii) the fee interests in 735 Market Street in San Francisco, a 29,772 square foot office building (including 7,870 square feet of ground level retail space). The property was built in 2001 and is 80.7% leased. The largest tenant is Sports
Club/LA (114,542 square feet). The ground lease expires in 2046, with two
15-year extension terms. The ground lease may be terminated in the event of the demolition of the adjacent San Francisco Marriott after August 26, 2026.

     In January 2006, an affiliate of Millennium Partners, LLC purchased six
Sports Club/LA facilities, including the two clubs located in the Millennium
Retail Portfolio Property.

                                            ALLOCATED LOAN   PROPERTY   OWNERSHIP   YEAR BUILT/
       PROPERTY               LOCATION         AMOUNT(1)       TYPE      INTEREST    RENOVATED    OCCUPANCY   SQUARE FOOTAGE
----------------------------------------------------------------------------------------------------------------------------

Millennium SF           San Francisco, CA     $51,333,333    Retail        Fee /     2001 / NAP      80.7%       208,135
                                                                        Leasehold
Millennium DC           Washington D.C.       $38,896,000    Retail        Fee       2000 / NAP      93.5%       131,003
Millennium Georgetown   Washington D.C.       $19,770,667    Retail        Fee       2002 / NAP     100.0%        80,265

(1)  Allocated Loan Amounts are based on the whole loan amount of $110,000,000 and in accordance with their appraised value. The allocated loan amount for
     Millennium SF is $40,000,000 per the mortgage loan documents

                             LEASE ROLLOVER SCHEDULE

                                                                                                     CUMULATIVE % OF
                                   AVERAGE                                           % OF TOTAL       UNDERWRITTEN
                              UNDERWRITTEN BASE   % OF TOTAL                        UNDERWRITTEN       TOTAL BASE
                # OF LEASES      RENT PER SF      SQUARE FEET   CUMULATIVE % OF     BASE RENTAL      RENTAL REVENUES
    YEAR          ROLLING          ROLLING          ROLLING        SF ROLLING     REVENUES ROLLING       ROLLING
--------------------------------------------------------------------------------------------------------------------

   Vacant            6             $  0.00            12%              12%                0%                 0%
     MTM             0             $  0.00             0%              12%                0%                 0%
    2006             0             $  0.00             0%              12%                0%                 0%
    2007             3             $ 27.03             2%              14%                2%                 2%
    2008             1             $ 36.00             0%              14%                0%                 2%
    2009             0             $  0.00             0%              14%                0%                 2%
    2010             2             $ 29.49             2%              16%                2%                 4%
    2011             1             $ 13.07             4%              19%                2%                 5%
    2012             1             $156.60             2%              22%               13%                18%
    2013             1             $ 43.46             0%              22%                0%                18%
    2014             2             $ 38.52             1%              23%                1%                19%
    2015             3             $ 57.91             1%              24%                3%                22%
2016 & Beyond        9             $ 31.48            76%             100%               78%               100%

                                      IV-28

The following table presents certain information relating to the major tenants at the Millennium Retail Portfolio Property:

                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Sports Club/LA               --/--/--      212,618       51%      $ 6,800,000         53%        $ 31.98       Various(2)
Loews Cinemas               CCC/Caa1/B      71,762       17%      $ 1,750,000         14%        $ 24.39       11/30/2022
St. John Knits               --/B1/B+       10,250        2%      $ 1,605,153         13%        $156.60       05/31/2012
CVS                       BBB/Baa2/BBB+     13,600        3%      $   584,800          5%        $ 43.00       01/31/2020
Golfsmith                    --/B2/B         7,870        2%      $   334,475          3%        $ 42.50       02/28/2020
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     316,100       75%      $11,074,428         86%        $ 35.03
-------------------------------------------------------------------------------------------------------------------------

Other Tenants                   NAP         54,582       13%      $ 1,729,449         14%        $ 31.69         Various
Vacant Space                    NAP         48,721       12%      $         0          0%        $  0.00           NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     419,403      100%      $12,803,877        100%        $ 34.54(3)
-------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The Sports Club/LA is a tenant at both the Millennium DC property and at the Millennium San Francisco property. 98,076 square feet leased at the
     Washington D.C. property expires on October 31, 2020. 114,542 square feet leased at the San Francisco property expires on September 30, 2021.

(3)  Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

     ESCROWS AND RESERVES. The Millennium Retail Portfolio Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Millennium SF property is managed by Millennium
Partners California Property Management LLC and the Millennium DC and Millennium
Georgetown properties are managed by Millennium Partners Washington Property
Management LLC, which are affiliates of Millennium Partners. The management agreement is subordinate to the Millennium Retail Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.
However, the Millennium Retail Portfolio Borrower may without the lender's consent grant a lien or otherwise encumber the facade of 735 Market Street, San
Francisco, CA in favor of any governmental authority or non-profit entity for purposes of gaining historical preservation tax credits or deductions.

     RELEASE OF PARCELS. From and after the earlier to occur of (i) the second anniversary of the REMIC start-up date and (ii) June 1, 2009, the Millennium
Retail Portfolio Borrower may obtain the release of (1) the parking garage located at the Ritz-Carlton, Washington (which has an allocated loan amount of
$11,000,000), (2) the parking garage located at the Ritz-Carlton, Georgetown
(which has an allocated loan amount of $15,000,000), (3) the ground leased parcel at the Millennium SF property (which has an allocated loan amount of
$12,000,000) or (4) the entire Millennium SF property (which has an allocated loan amount of $40,000,000, or $25,000,000 if the ground leased parcel at the property has previously been released or defeased), provided certain conditions are met, including: (i) delivery of defeasance collateral in the amount of 125%
of the applicable foregoing allocated loan amount (100% of the allocated loan amount in the case of the entire Millennium SF property), (ii) the DSCR is not reduced as a result of such partial defeasance, (iii) the LTV is not increased as a result of such defeasance and (iii) delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the partial defeasance.

     Also, the Millennium Retail Portfolio Borrower may also obtain a partial release prior to the second anniversary of the REMIC "start up" with respect to either (1) the entire Millennium SF property or (2) the ground leased parcel at the Millennium SF property, provided that, among other conditions, (i) no event of default is continuing, (ii) borrower pays (a) $40,000,000 with respect to the entire Millennium SF property or (b) $15,000,000 with respect to the ground leased parcel at the Millennium SF property and (iii) borrower pays a yield maintenance premium with respect to the amount described in the preceding clause.

     In addition, at any time, the Millennium Retail Portfolio Borrower may convert its fee interests in 735 Market Street to a condominium regime and obtain release of the 5th and 6th floors of the property, provided certain conditions are met as provided in the loan agreement. No rent has been underwritten from this space and no appraised value has been attributed to it.

     Certain additional information regarding the Millennium Retail Portfolio
Loan and the Millennium Retail Portfolio Property is set forth on Appendix II hereto.

                                      IV-29

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                                      IV-30

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                     MORTGAGE LOAN NO. 14 - 80 BROAD STREET
--------------------------------------------------------------------------------

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                                      IV-31

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                     MORTGAGE LOAN NO. 14 - 80 BROAD STREET
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                                      IV-32

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - 80 BROAD STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $75,000,000
CUT-OFF DATE BALANCE:            $75,000,000
LOAN PURPOSE:                    Refinance
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              July 9, 2006
INTEREST RATE:                   6.3167%
AMORTIZATION:                    Interest only through June 9, 2011. Principal
                                 and interest payments of $465,046.00 beginning
                                 July 9, 2011 through the maturity date.
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   June 9, 2016
EXPECTED MATURITY BALANCE:       $70,546,503
SPONSOR:                         Kent M. Swig
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of June 9, 2009 or
                                 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 at par from and after March 9, 2016.
LOAN PER SF:                     $188.69
UP-FRONT RESERVES:               Insurance: $211,394
                                 Cap Ex:    $4,500,000
                                 TI/LC:     $4,500,000
                                 Other(1):  $500,000
ONGOING RESERVES:                RE Tax:    $112,219 / month
                                 Insurance: $26,424 / month
                                 TI/LC:     Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Urban
LOCATION:                        New York, NY
YEAR BUILT/RENOVATED:            1935 / 2006
PERCENT LEASED(2):               83.3%
SQUARE FOOTAGE:                  397,485
THE COLLATERAL:                  36-story office building
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Swig Equities, LLC
3RD MOST RECENT NET OP.INCOME:   NAP
2ND MOST RECENT NET OP.INCOME:   NAP
MOST RECENT NET OP. INCOME:      $5,551,411
U/W NET OP. INCOME:              $6,202,670
U/W NET CASH FLOW:               $6,143,445
U/W OCCUPANCY(3):                91.5%
APPRAISED VALUE:                 $113,500,000
CUT-OFF DATE LTV:                66.1%
MATURITY DATE LTV:               62.2%
DSCR(3):                         1.28x
POST IO DSCR(3):                 1.10x
--------------------------------------------------------------------------------

(1)  Debt Service Reserve. See "Escrows and Reserves" below.

(2)  Occupancy is based on the rent roll dated July 10, 2006.

(3)  Underwriting gives credit to approximately 32,676 square feet of master leased space (through a "Contribution Agreement") guaranteed by the loan sponsor, Kent M. Swig. The master leased space generates approximately
     $720,922 of UCF.

THE 80 BROAD STREET LOAN

     THE LOAN. The sixth largest loan (the "80 Broad Street Loan") as evidenced by the Promissory Note (the "80 Broad Street Note") is secured by a first priority fee Consolidated, Amended and Restated Mortgage, Assignment of Leases
and Rents and Security Agreement (the "80 Broad Street Mortgage") encumbering the 397,485 square foot office building known as 80 Broad Street, located in New
York, New York (the "80 Broad Street Property"). The 80 Broad Street Loan was
originated on June 9, 2006 by or on behalf of Morgan Stanley Mortgage Capital
Inc.

     THE BORROWER. The borrower is 80 Broad, LLC, a Delaware limited liability company (the "80 Broad Street Borrower") that owns no material asset other than the 80 Broad Street Property and related interests. The 80 Broad Street Borrower is a bankruptcy-remote special purpose entity, and is indirectly controlled by the sponsor of the 80 Broad Street Loan, Kent M. Swig. Mr. Swig is the President
of Swig Equities, LLC, a real estate development, investment and management firm. He is also the chairman of Swig Company, which owns approximately 11 million square feet of commercial property.

                                      IV-33

     THE PROPERTY. The 80 Broad Street Property is located in New York, New
York, at the corner of William and Broad Streets, in downtown Manhattan. The 80
Broad Street Property was originally constructed in 1935 and renovated in 2006.
It consists of a 397,485 rentable square foot, thirty-six story, art deco style office building. The 80 Broad Street Property is situated on approximately 0.30 acres and includes no parking spaces.

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                   % OF
                                                                                UNDERWRITTEN      CUMULATIVE % OF
                  # OF          AVERAGE          % OF TOTAL                      TOTAL BASE     UNDERWRITTEN TOTAL
                 LEASES    UNDERWRITTEN BASE    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES       BASE RENTAL
     YEAR       ROLLING   RENT PER SF ROLLING     ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------

    Vacant         10            $ 0.00             17%           17%                 0%                 0%
     MTM            0            $ 0.00              0%           17%                 0%                 0%
     2006           5            $24.76              3%           19%                 3%                 3%
     2007           3            $16.82              5%           24%                 4%                 7%
     2008           6            $25.28              5%           30%                 6%                13%
     2009           5            $26.18              6%           35%                 7%                20%
     2010           9            $29.30             18%           53%                24%                43%
     2011           9            $25.07             25%           79%                29%                72%
     2012           2            $24.27              4%           83%                 5%                77%
     2013           6            $27.26              7%           90%                 9%                86%
     2014           3            $24.07              5%           96%                 6%                92%
     2015           3            $49.17              2%           97%                 3%                95%
2016 & Beyond       5            $34.87              3%          100%                 5%               100%

(1)  The Lease Rollover Schedule does not reflect the approximately 32,676 square feet of master lease space as occupied. The master lease is in place in whole or part until the subject property is approximately 91.5% leased.

The following table presents certain information relating to the major tenants at the 80 Broad Street Property:

                                                                                       % OF TOTAL     ANNUALIZED
                           CREDIT RATING                                ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/                                  UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
        TENANT NAME       MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

HQ Global Workplaces(2)       --/--/--         42,390         11%       $  649,980          7%         $15.33       08/31/2011
Aegis Communications          --/--/--         24,098          6%       $  576,646          7%         $23.93       05/31/2011
LVI Services                  --/--/--         14,130          4%       $  561,402          6%         $39.73       08/31/2011
Affiliated Computer
   Services                   --/--/--         14,330          4%       $  395,640          5%         $27.61       03/31/2010
Burchman, Terrio              --/--/--         12,549          3%       $  293,450          3%         $23.38       12/31/2012
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        107,497         27%       $2,477,118         28%         $23.04
------------------------------------------------------------------------------------------------------------------------------

Other Tenants                    NAP          223,459         56%       $6,272,912         72%         $28.07         Various
Vacant Space                     NAP           66,529         17%       $        0          0%         $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        397,485        100%       $8,750,030        100%         $26.44(3)
------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  The HQ Global Workplaces tenant has three separate leases that all expire on the same date. The information above represents a total of all three leases.

(3)  Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

     ESCROWS AND RESERVES. Upfront reserves were deposited at the closing for tenant improvements/leasing commissions, insurance premiums, capital expenditures, and debt service payments. Additionally, the 80 Broad Street
Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums. The amounts shown are the current monthly collections. In the event that the reserve for tenant improvements/leasing commissions falls below
$1,000,000, the 80 Broad Street Borrower is required to escrow additional funds in the amount of $166,000 (or such lesser amount as is necessary to increase the reserve funds to the $1,000,000 threshold) on a monthly basis for the deficient amount. On January 1, 2010, the minimum TI/LC balance will increase to
$3,500,000. In addition, the 80 Broad Street Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
80 Broad Street Loan. The lockbox will remain in place until the 80 Broad Street
Loan has been paid in full.

     PROPERTY MANAGEMENT. The 80 Broad Street Property is managed by Swig
Equities, LLC, which is an affiliate of the 80 Broad Street Borrower. The management agreement is subordinate to the 80 Broad Street Loan.

                                      IV-34

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the 80 Broad Street Borrower, 80 Broad Street Mezz, LLC, has obtained mezzanine financing in the amount of $12,500,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 80 Broad Street Loan and the
80 Broad Street Property is set forth on Appendix II hereto.

                                      IV-35

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                                      IV-36

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                     MORTGAGE LOAN NO. 15 - WEBERSTOWN MALL
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                                      IV-37

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                     MORTGAGE LOAN NO. 15 - WEBERSTOWN MALL
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                                      IV-38

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                     MORTGAGE LOAN NO. 15 - WEBERSTOWN MALL
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                                      IV-39

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                     MORTGAGE LOAN NO. 15 - WEBERSTOWN MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $60,000,000
CUT-OFF DATE BALANCE:             $60,000,000
LOAN PURPOSE:                     Refinance
SHADOW RATING (FITCH/S&P):        BBB-/BBB-
FIRST PAYMENT DATE:               July 8, 2006
INTEREST RATE:                    5.901%
AMORTIZATION:                     Interest only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    June 8, 2016
EXPECTED MATURITY BALANCE:        $60,000,000
SPONSOR:                          Glimcher Realty Trust
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of May 25, 2009
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  March 8, 2016.
LOAN PER SF:                      $99.12
UP-FRONT RESERVES:                None
ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  TI/LC:       Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Stockton, California
YEAR BUILT/RENOVATED:             1965 / 1992, 1997
PERCENT LEASED(1):                98.5%
SQUARE FOOTAGE:                   605,346
THE COLLATERAL:                   Regional shopping mall
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Glimcher Properties Limited Partnership
3RD MOST RECENT NET OP. INCOME:   $5,119,426
2ND MOST RECENT NET OP. INCOME:   $6,002,666
MOST RECENT NET OP. INCOME:       $6,308,114
U/W NET OP. INCOME:               $8,032,049
U/W NET CASH FLOW:                $7,763,223
U/W OCCUPANCY:                    98.5%
APPRAISED VALUE:                  $101,600,000
CUT-OFF DATE LTV:                 59.1%
MATURITY DATE LTV:                59.1%
DSCR:                             2.16x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated May 1, 2006.

THE WEBERSTOWN MALL LOAN

     THE LOAN. The seventh largest loan (the "Weberstown Mall Loan") as evidenced by the Promissory Note (the "Weberstown Mall Note") is secured by a first priority fee Deed of Trust, Security Agreement and Fixture Filing (the
"Weberstown Mall Mortgage") encumbering the 605,346 square foot regional shopping center known as Weberstown Mall, located in Stockton, California (the
"Weberstown Mall Property"). The Weberstown Mall Loan was originated on May 25,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is WTM Glimcher, LLC, a Delaware limited liability company (the "Weberstown Mall Borrower") that owns no material asset other than the Weberstown Mall Property and related interests. The Weberstown
Mall Borrower is a subsidiary of Glimcher Realty Trust, the sponsor of the
Weberstown Mall Loan. Glimcher Realty Trust is a retail real estate investment trust that owns, acquires, develops and manages regional and super-regional malls and community shopping centers throughout the United States. Based in
Columbus, Ohio, Glimcher Realty Trust is publicly traded on the New York Stock
Exchange under the symbol "GRT."

     THE PROPERTY. The Weberstown Mall Property is located in Stockton,
California at 4950 Pacific Avenue. The Weberstown Mall Property is located at the busiest intersection in Stockton, a town 90 miles from downtown San
Francisco in California's Central Valley. It was originally constructed in 1965 and was renovated in both 1992 and 1997. Consisting of an 859,323 square foot, one-story enclosed mall, the Weberstown Mall Property is situated on approximately 59 acres and includes 4,144 parking spaces. The Weberstown Mall
Property is anchored by Dillard's, JC Penney and Sears. The Dillard's store is owned by Dillard's and is not part of the collateral for the Weberstown Mall
Loan. Comparable in-line sales were $401 per square foot in 2005, up from $375 per square foot in 2004. Occupancy costs were 9.5% during 2005.

                                      IV-40

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                                          CUMULATIVE % OF
                 # OF      UNDERWRITTEN    % OF TOTAL                   % OF UNDERWRITTEN   UNDERWRITTEN TOTAL
                 LEASES   BASE RENT PER   SQUARE FEET    CUMULATIVE %   TOTAL BASE RENTAL       BASE RENTAL
     YEAR       ROLLING     SF ROLLING      ROLLING     OF SF ROLLING    REVENUES ROLLING    REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant         2          $ 0.00            1%             1%                 0%                  0%
     MTM           0          $ 0.00            0%             1%                 0%                  0%
     2006          6          $37.29            1%             3%                 6%                  6%
     2007          6          $33.21            2%             5%                 8%                 14%
     2008          9          $21.75            5%            10%                13%                 27%
     2009          8          $ 3.63           37%            47%                15%                 42%
     2010          7          $31.53            3%            50%                10%                 52%
     2011         12          $24.21            6%            56%                17%                 69%
     2012          4          $48.44            1%            58%                 7%                 76%
     2013          5          $ 1.45           35%            92%                 6%                 82%
     2014          3          $ 8.61            3%            95%                 3%                 85%
     2015          4          $26.09            2%            97%                 6%                 91%
2016 & Beyond      6          $28.84            3%           100%                 9%                100%

The following table presents certain information relating to the major tenants at the Weberstown Mall Property:

                                                                                     % OF TOTAL     ANNUALIZED
                             CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
       TENANT NAME          MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION(2)
-------------------------------------------------------------------------------------------------------------------------------

Barnes & Noble                  --/--/--       29,493        5%       $  449,768          8%         $ 15.25        01/31/2009
Old Navy                     BBB-/Baa3/BBB-    18,647        3%       $  280,000          5%         $ 15.02        01/31/2011
Gap/Gap Kids                 BBB-/Baa3/BBB-    12,733        2%       $  222,828          4%         $ 17.50        01/31/2008
Zale's Jewelers                 --/--/--        1,590        0%       $  159,000          3%         $100.00        12/31/2012
California Pizza Kitchen        --/--/--        5,000        1%       $  138,000          3%         $ 27.60        09/30/2018
Finish Line                     --/--/--        6,097        1%       $  121,940          2%         $ 20.00        02/28/2010
American Eagle Outfitters       --/--/--        5,534        1%       $  110,680          2%         $ 20.00        01/31/2013
Footaction USA                  --/--/--        4,075        1%       $  110,025          2%         $ 27.00        08/31/2007
Victoria's Secret               --/--/--        5,138        1%       $  102,760          2%         $ 20.00        08/31/2010
Lenscrafters                    --/--/--        6,760        1%       $   87,880          2%         $ 13.00        01/31/2009
JC Penney                       --/--/--      180,000       30%       $   36,000          1%         $  0.20        03/31/2009
Sears                           --/--/--      196,000       32%       $        0          0%         $  0.00        01/31/2013
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        471,067       78%       $1,818,881         34%         $  3.86
-------------------------------------------------------------------------------------------------------------------------------

Other Tenants                      NAP        125,389       21%       $3,546,038         66%         $ 28.28         Various
Vacant Space                       NAP          8,890        1%       $        0          0%         $  0.00           NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        605,346      100%       $5,364,919        100%         $  8.99(2)
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

     ESCROWS AND RESERVES. Upon the occurrence of a Trigger Event and upon the continuance of a trigger period, (a) the Weberstown Mall Borrower is required to deposit (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account
1/12 of the total annual amount monthly; and (b) $15,000 monthly into a tenant improvement and leasing commission reserve. In addition, the Weberstown Mall
Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls. A
Trigger Event is defined as an event of default under the Weberstown Mall Loan or the DSCR (assuming a 9% loan constant) falling below 1.20x. The trigger period shall expire when the event of default is cured and the DSCR exceeds this threshold for six consecutive months.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Weberstown Mall Loan. The lockbox will remain in place until the Weberstown Mall
Loan is paid in full.

     PROPERTY MANAGEMENT. The Weberstown Mall Property is managed by Glimcher
Properties Limited Partnership, an affiliate of the Borrower. The management agreement is subordinate to the Weberstown Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

                                      IV-41

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Weberstown Mall Borrower may obtain a release of a designated, unimproved expansion outparcel, without any required prepayment of the Weberstown Mall Loan, provided the Weberstown Mall Borrower satisfies certain conditions contained in the loan documents. Under certain circumstances, the Weberstown Mall Borrower may provide a substitute parcel as additional collateral, if necessary in order to satisfy the Weberstown Mall Loan release requirements.

     Certain additional information regarding the Weberstown Mall Loan and the
Weberstown Mall Property is set forth on Appendix II hereto.

                                      IV-42

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                 MORTGAGE LOAN NO. 16 - GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

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                                      IV-43

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                 MORTGAGE LOAN NO. 16 - GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-44

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                 MORTGAGE LOAN NO. 16 - GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

                              [FLOOR PLAN OMITTED]

                                     IV-45

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                 MORTGAGE LOAN NO. 16 - GATEWAY SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $60,000,000
CUT-OFF DATE BALANCE:        $60,000,000
LOAN PURPOSE:                Acquisition
SHADOW RATING (FITCH/S&P):   NAP
FIRST PAYMENT DATE:          August 3, 2006
INTEREST RATE:               6.260%
AMORTIZATION:                Interest only
ARD:                         July 1, 2016
HYPERAMORTIZATION:           After the ARD, the loan interest rate steps up to
                             the greater of (i) 8.260% or (ii) the 10 year on
                             the run U.S. Treasury Issue rounded to the nearest
                             basis point plus 2.0%.
MATURITY DATE:               July 1, 2036
EXPECTED ARD BALANCE:        $60,000,000
SPONSOR:                     Allan R. Adelson, Peter Karmanos, Jr., Marcus
                             Ernst, Jeffrey Surnow
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Locked out until the earlier of June 27, 2010 or 2
                             years after the REMIC "start-up" day, with U.S.
                             Treasury defeasance thereafter. Prepayable without
                             penalty from and after June 3, 2016.
LOAN PER SF:                 $232.70
UP-FRONT RESERVES:           None
ONGOING RESERVES:            RE Tax:     Springing
                             Insurance:  Springing
                             Other(1):   Springing
LOCKBOX:                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         West Bloomfield, MI
YEAR BUILT/RENOVATED:             1999-2001 / NAP
PERCENT LEASED(2):                92.2%
SQUARE FOOTAGE:                   257,844
THE COLLATERAL:                   Multi-tenant anchored retail center
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Commercial Financial Management
3RD MOST RECENT NET OP. INCOME:   $4,219,614
2ND MOST RECENT NET OP. INCOME:   $4,354,167
MOST RECENT NET OP. INCOME:       $3,848,805
U/W NET OP. INCOME:               $4,702,007
U/W NET CASH FLOW:                $4,585,079
U/W OCCUPANCY:                    97.5%
APPRAISED VALUE:                  $75,750,000
CUT-OFF DATE LTV:                 79.2%
MATURITY DATE LTV:                79.2%
DSCR:                             1.20x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  See 'Escrows and Reserves' section below.

(2)  Percent Leased is based on the rent roll dated June 23, 2006.

THE GATEWAY SHOPPING CENTER LOAN

     THE LOAN. The eighth largest loan ("The Gateway Center Loan") as evidenced by the Secured Promissory Note ( "The Gateway Center Note") is secured by a first priority fee Mortgage and an Assignment of Leases and Rents ("The Gateway
Center Mortgage") encumbering the 257,844 square foot anchored retail building known as The Gateway Center, located in West Bloomfield, Michigan ("The Gateway
Center Property"). The Gateway Center Loan was originated on June 27th, 2006 by or on behalf of Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is Gateway Center, LLC, a double SPE ("The
Gateway Center Borrower"). The Gateway Center Borrower is owned 99% by
14/Orchard Partners, LLC and 1% by 14/Orchard Partners, Inc. Both of these entities are comprised of identical ownership interests which include: Markus
Ernst (30%), Jeffrey Surnow (17.5%), Allan Adelson (17.5%), Peter Karmanos
(25%), Cindy Shaffran (5%) and Michael Surnow (5%). The liability carve-outs are guaranteed by Allan Adelson.

     THE PROPERTY. The Gateway Center Property is an anchored retail center built from 1999-2001, with Kohl's, Whole Foods and Walgreens as the primary anchors of the property. The Gateway Center Property consists of 33.97 acres of land, as well as 272,880 square feet of improvements (this includes 101,536 square feet that is on ground leases). Parking is provided for 1,571 vehicles
(5.76/1,000

                                     IV-46

square feet). The subject is located at 7130-7440 Orchard Lake Road, on the northwest corner of Orchard Lake Road and 14 Mile Road, in West Bloomfield,
Michigan. West Bloomfield is located in south central Oakland County, approximately 23 miles northwest of downtown Detroit. Demographic reports for
2006 estimate within a 3 and 5-mile radius of West Bloomfield a population of
63,941 and 159,850, with median household incomes of $94,559 and $85,142 respectively. Access to the property is via five curb cuts, two from 14 Mile
Road and three from Orchard Lake Road.

                             LEASE ROLLOVER SCHEDULE

                  # OF    AVERAGE BASE                   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES    RENT PER SF   % OF TOTAL SF     % OF SF    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING      ROLLING        ROLLING        ROLLING        ROLLING       REVENUES ROLLING
---------------------------------------------------------------------------------------------------------

    Vacant         1         $ 0.00            8%             8%             0%                  0%
     MTM           0         $ 0.00            0%             8%             0%                  0%
     2006          0         $ 0.00            0%             8%             0%                  0%
     2007          1         $30.52            3%            11%             5%                  5%
     2008          1         $33.95            1%            12%             3%                  8%
     2009          0         $ 0.00            0%            12%             0%                  8%
     2010          1         $33.00            1%            13%             1%                 10%
     2011          2         $33.52            2%            15%             4%                 14%
     2012          1         $21.45           10%            25%            14%                 28%
     2013          0         $ 0.00            0%            25%             0%                 28%
     2014          0         $ 0.00            0%            25%             0%                 28%
     2015          1         $18.50           15%            40%            17%                 44%
2016 & Beyond      4         $14.91           60%           100%            56%                100%

The following table presents certain information relating to the major tenants at the Gateway Shopping Center Property:

                          CREDIT RATING                                     % OF TOTAL    ANNUALIZED
                             (FITCH/        TENANT   % OF     ANNUALIZED    ANNUALIZED     BASE RENT       LEASE
      TENANT NAME        MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------

Kohl's                      A/A3/BBB+       86,500    34%     $  903,925        22%        $10.45       01/31/2026
Linens 'N Things             B-/B3/B        37,391    15%     $  691,734        17%        $18.50       01/31/2015
Whole Foods Market        --/Baa3/ BBB-     35,292    14%     $  582,318        14%        $16.50       12/31/2019
DSW Shoe Warehouse          --/--/--        26,797    10%     $  574,800        14%        $21.45       01/31/2012
Walgreens                   --/Aa3/A+       15,053     6%     $  453,600        11%        $30.13       12/31/2059
PetsMart                    --/Ba2/BB       18,929     7%     $  383,316         9%        $20.25       04/30/2016
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     219,962    85%     $3,589,693        86%        $16.32
------------------------------------------------------------------------------------------------------------------

Other Tenants                  NAP          17,668     7%     $  571,983        14%        $32.37         Various
Vacant Space                   NAP          20,214     8%     $        0         0%        $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     257,844   100%     $4,161,676       100%        $17.51(2)
------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)  Total/Weighted Average Annualized Base Rent ($ Per NRSF) excludes vacant space.

     ESCROWS AND RESERVES. In the event the DSCR falls below 1.15x, the Gateway
Shopping Center Borrower shall pay a monthly amount equal to the aggregate net rentable area of the premises times $1.00. Upon the occurrence of an event of default, the Gateway Shopping Center Borrower is required to deposit monthly
1/12 of the estimated annual taxes and insurance premium costs. The Gateway
Shopping Center Borrower has assigned to the Lender an escrow between the
Gateway Shopping Center Borrower and the seller of the property. The seller has deposited $1,700,000 with the title company that is being held until Staples is paying rent and in occupancy. Monthly disbursements will be made to Gateway
Shopping Center Borrower in the amount of $33,980 (Staples monthly rent) plus taxes, insurance and CAM charges attributable to the Staples space every month
(total of $36,123.85) until Staples, or a replacement tenant, is paying rent and in occupancy. Leasing expenses (including, without limitation, all tenant improvement costs and leasing commissions payable to unrelated third parties) in order for Staples to take occupancy and begin paying rent will also be drawn from this escrow. Staples has not yet executed a lease, but does have a signed
LOI. The seller has deposited $1,135,000 with the title company that is being held until PetsMart is paying rent and in occupancy. Monthly disbursements will be made to Gateway Shopping Center Borrower in the amount of $31,942.69 (monthly rent of PetsMart) plus taxes, insurance and CAM charges attributable to the
PetsMart space every month (total of $34,126.02) until PetsMart, or a replacement tenant, is paying rent and in occupancy. Tenant Improvements not to exceed $851,805 ($45/square foot) will also be drawn from this escrow.

                                     IV-47

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Gateway Shopping Center. The lockbox will remain in place until the Gateway
Shopping Center Loan is paid in full.

     PROPERTY MANAGEMENT. The Gateway Center Property is managed by Commercial
Financial Management (CFM) which is an affiliate of The Gateway Center Borrower.
The management agreement is subordinate to The Gateway Center Loan. CFM is owned by Allan Adelson. CFM manages 16 properties totaling over 1,741,000 square feet and specializes in office buildings and retail centers.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.15x, (ii) the lender must approve the mezzanine lender and financing documents and the lender shall enter into an intercreditor agreement with mezzanine lender and (iii) the ability to obtain mezzanine debt is personal to the current Gateway Shopping
Center Borrower and any successor or assign of the Gateway Shopping Center
Borrower under the loan.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Gateway Shopping Center Loan and the Gateway Shopping Center Property is set forth on Appendix II hereto.

                                     IV-48

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 - 633 INDIANA AVENUE NW
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                     IV-49

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 - 633 INDIANA AVENUE NW
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                     IV-50

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 - 633 INDIANA AVENUE NW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $53,000,000
CUT-OFF DATE BALANCE:            $53,000,000
LOAN PURPOSE:                    Refinance
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              July 1, 2006
INTEREST RATE:                   6.000%
AMORTIZATION:                    Interest only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   June 1, 2016
EXPECTED MATURITY BALANCE:       $53,000,000
SPONSORS:                        Charles A. Gravely & Shelton
                                 Zuckerman
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of
                                 June 1, 2011 or 2 years after the
                                 REMIC "start-up" day, with U.S.
                                 Treasury defeasance, or the
                                 greater of yield maintenance or
                                 1%. Prepayable without penalty on
                                 June 1, 2016.
LOAN PER SF:                     $368.75
UP-FRONT RESERVES:               Other(1):    $2,800,000
ONGOING RESERVES:                RE Tax:      Springing
                                 Insurance:   Springing
                                 Cap Ex:      Springing
                                 TI/LC:       Springing
                                 Other(1):    Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Urban
LOCATION:                        Washington D.C.
YEAR BUILT/RENOVATED:            1963 / 1999
PERCENT LEASED(2):               100.0%
SQUARE FOOTAGE:                  143,730
THE COLLATERAL:                  12-story office building
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Zuckerman Gravely Management,
                                 Inc.
3RD MOST RECENT NET OP. INCOME:  $4,271,157
2ND MOST RECENT NET OP. INCOME:  $4,324,541
MOST RECENT NET OP. INCOME:      $4,397,202
U/W NET OP. INCOME:              $4,326,666
U/W NET CASH FLOW:               $4,034,894
U/W OCCUPANCY:                   100.0%
APPRAISED VALUE:                 $71,500,000
CUT-OFF DATE LTV:                74.1%
MATURITY DATE LTV:               74.1%
DSCR:                            1.25x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  CSOSA Reserve Funds. See "Escrows and Reserves" below.

(2)  Percent Leased is based on the rent roll dated May 26, 2006.

THE 633 INDIANA NW LOAN

     THE LOAN. The ninth largest loan (the "633 Indiana Loan") as evidenced by the Promissory Note (the "633 Indiana Note") is secured by a first priority fee
Deed of Trust and Security Agreement (the "633 Indiana Mortgage") encumbering the 143,730 square foot urban office building known as 633 Indiana Avenue, NW, located in Washington, District of Columbia (the "633 Indiana Property"). The
633 Indiana Loan was originated on June 1, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Indiana Associates, a District of Columbia limited partnership (the "633 Indiana Borrower") that owns no material asset other than the 633 Indiana Property and related interests. The 633 Indiana
Borrower is controlled by Charles A. Gravely (43.48%) and Shelton Zuckerman
(56.52%), the sponsors of the 633 Indiana Loan. Gravely and Zuckerman own
Zuckerman Gravely Development, Inc., a full service real estate company with experience in property management, development, leasing, finance and construction. The 633 Indiana Borrower is related to the borrower for the 601
Indiana Avenue NW property, which is also in this mortgage pool.

     THE PROPERTY. The 633 Indiana Property is located in Washington, District of Columbia, at 633 Indiana Avenue, NW. The 633 Indiana Property was originally constructed in 1963 and renovated in 1999. It consists of a 143,730 square foot,
12-story office building. The 633 Indiana Property is situated on approximately
0.33 acres and includes 42 parking spaces. The building is located approximately

                                      IV-51

1/10th of one mile from the D.C. and U.S. Courthouses. It has views of the
National Archives Building and the Washington Monument and has been occupied since 1998 by the United States of America, Court Services and Offender
Supervisory Agency ("CSOSA"). CSOSA occupies 100% of the property under three
GSA leases, all expiring on February 7, 2009.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of an Event of
Default, the 633 Indiana Borrower is required to deposit (a) all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly, (b) $11,977.50 monthly into a TI/LC reserve, and (c)
$1,796.63 monthly into a Capital Expenditure reserve. Additionally, at the loan closing the 633 Indiana Borrower deposited with the lender $2,800,000 for debt service and retenanting costs associated with the expiration of the CSOSA lease in February, 2009. This amount will be released at such time as CSOSA enters into a new lease for a term of at least ten years or an acceptable replacement tenant is in place, in either case provided that the DSCR is at least 1.30x on an interest-only basis. Additional deposits will be required in the event that a renewal lease has not been executed on or before February 1, 2008, up to a cap of $3,000,000. In addition, the 633 Indiana Borrower must deposit with the lender any lease termination payments, to be released for tenant improvements, leasing commissions and rent shortfalls.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
633 Indiana Loan. The lockbox will remain in place until the 633 Indiana Loan has been paid in full.

     PROPERTY MANAGEMENT. The 633 Indiana Property is managed by Zuckerman
Gravely Management, Inc., which is an affiliate of the 633 Indiana Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. If no event of default has occurred and is continuing, the limited partners of the 633 Indiana Borrower are permitted to obtain mezzanine financing, provided the limited partners satisfy certain conditions and requirements, including an acceptable intercreditor agreement and a DSCR of no less than 1.30x if the mezzanine loan has a floating rate of interest or 1.25x otherwise, and a LTV of no greater than 85%, for the aggregate sum of the indebtedness for the 633 Indiana Property and the mezzanine debt.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). None.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 633 Indiana Loan and the 633
Indiana Property is set forth on Appendix II hereto.

                                     IV-52

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 18-23 - DCT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTO OMITTED]

                                     IV-53

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 18-23 - DCT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                     IV-54

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 18-23 - DCT INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $50,000,000
CUT-OFF DATE BALANCE(1):      $50,000,000
LOAN PURPOSE:                 Acquisition
SHADOW RATING (FITCH/S&P):    AA-/AA-
FIRST PAYMENT DATE:           April 1, 2006
INTEREST RATE:                6.10732%
AMORTIZATION:                 Interest only
ARD:                          March 1, 2012
HYPERAMORTIZATION:            After the ARD, the Interest Rate increases to
                              8.10732% and payments
                              of principal and interest, based
                              upon a 24 year amortization
                              schedule, are required.
MATURITY DATE:                March 1, 2036
EXPECTED BALANCE AT ARD(1):   $50,000,000
SPONSORS:                     Dividend Capital Operating Partnership, LP and
                              Dividend Capital Trust, Inc.
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Locked out until the earlier of February 21, 2009
                              or 2 years after the REMIC "start-up" day, with
                              U.S. Treasury defeasance thereafter. Prepayable
                              without penalty from and after December 1, 2011.
LOAN PER SF(1):               $18.89
UP-FRONT RESERVES:            RE Tax:    $193,426
ONGOING RESERVES:             RE Tax:    $96,713/month
                              Insurance: Springing
                              Cap Ex:    Springing
                              TI/LC:     Springing
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Portfolio of 6 assets
PROPERTY TYPE:                    Industrial
PROPERTY SUB-TYPE:                Warehouse
LOCATION:                         See "-The Property" below
YEAR BUILT/RENOVATED:             See "-The Property" below
PERCENT LEASED(2):                100.0%
SQUARE FOOTAGE:                   2,647,192
THE COLLATERAL:                   6 Industrial Warehouse/Distribution Centers
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              See "-Property Management" below
3RD MOST RECENT NET OP. INCOME:   NAP
2ND MOST RECENT NET OP. INCOME:   NAP
MOST RECENT NET OP. INCOME:       NAP
U/W NET OP.  INCOME:              $8,183,271
U/W NET CASH FLOW:                $7,521,473
U/W OCCUPANCY:                    97.3%
APPRAISED VALUE:                  $123,100,000
CUT-OFF DATE LTV(1):              40.6%
MATURITY DATE LTV(1):             40.6%
DSCR(1):                          2.43x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $50,000,000 loan represents a 52.4% senior financing interest in an A/B/C loan structure which totals $95,500,000. All LTV, DSCR and Loan per SF numbers in this table are based on the $50,000,000 senior financing interest, unless otherwise specified. The LTV and DSCR of the $95,500,000 loan is 77.6% and 1.39x, respectively.

(2)  Percent Leased is based on the rent roll dated February 1, 2006.

THE DCT INDUSTRIAL PORTFOLIO LOAN

     THE LOAN. The tenth largest loan (the "DCT Industrial Portfolio Loan") as evidenced by the Promissory Note (the "DCT Industrial Portfolio Note") is
secured by two first priority fee Mortgage and Security Agreements, two first priority fee Deeds of Trust and Security Agreements, a first priority fee Deed to Secure Debt and Security Agreement and a first priority fee Open-End
Mortgage, Security Agreement and Fixture Filing (the "DCT Industrial Portfolio
Mortgages") encumbering a portfolio of six industrial warehouse properties encompassing approximately 2,647,192 square feet and located in Memphis,
Tennessee, McCook, Illinois, Northlake, Texas, McDonough, Georgia, Somerset, New
Jersey and Upper Macungie Township, Pennsylvania (the "DCT Industrial Portfolio
Properties"). In order to be compliant with Shariah law, the DCT Industrial
Portfolio Loan was structured such that each DCT Industrial Portfolio Borrower master leases its DCT Industrial Portfolio Property to DCT Fund I Subsidiary,
L.P. which is owned by Dividend Capital Trust Inc. ("DCTI"), Boubyan Bank and
certain of its customers. The rent under the master lease equals the debt service under the DCT Industrial Portfolio Loan. The DCT Industrial Portfolio
Loan was originated on February 21, 2006 by or on behalf of LaSalle National
Bank Association.

                                     IV-55

     THE BORROWER. The Borrowers are DCT Memphis Trade Center III LP, a Delaware
limited partnership, DCT McCook Industrial LLC, a Delaware limited liability company, DCT Northlake LP, a Delaware limited partnership, DCT 100 Interstate
South LLC, a Delaware limited liability company, FR Franklin, LLC, a Delaware limited liability company and DCT Snowdrift PA LLC, a Delaware limited liability company (the "DCT Industrial Portfolio Borrowers") and each owns no material asset other than their respective DCT Industrial Portfolio Property and related interests.

     The DCT Industrial Portfolio Sponsors are DCTI and Dividend Capital
Operating Partnership, LP ("DCOP"). As of March 31, 2006, DCTI owned, managed or had under development, approximately 280 properties totaling more than 44.8 million square feet of distribution facilities in approximately 23 markets throughout the United States. DCOP is a wholly owned subsidiary of DCTI.
Substantially all current and future business of DCTI is intended to be conducted through DCOP.

     THE PROPERTY. The DCT Industrial Portfolio consists of six industrial warehouse/distribution centers located in six states.

     The 3955 East Holmes Road property ("Holmes Road") is located in Memphis,
Tennessee. Holmes Road consists of approximately 1,004,249 square feet of bulk warehouse distribution space and approximately 34,751 square feet of office space, situated on approximately 48.7 acres. Holmes Road was constructed in 2001 and underwent an approximately 330,000 square foot expansion in early 2006.
Holmes Road is 100% leased to Johnson & Johnson Health Care Systems, Inc.,
("J&J") and Diamond Comic Distributors, Inc. ("Diamond"). J&J leases approximately 770,000 square feet and Diamond leases approximately 269,000 square feet. Diamond was established in 1982 to provide comic book specialty retailers with wholesale, non-returnable comic books and related merchandise.
Holmes Road is owned by The Industrial Development Board of the City of Memphis
and County of Shelby, Tennessee and ground leased as part of a payment in lieu of taxes program, or "PILOT" program. The ground lessor's interest has also been pledged to secure the DCT Industrial Portfolio Loan.

     The 7950 Joliet Road property ("Joliet Road") is located approximately 14 miles Southwest of Chicago, Illinois in McCook, Illinois. Joliet Road was
constructed in 2004 and consists of approximately 278,184 square feet of warehouse distribution space and approximately 25,008 square feet of office space, situated on approximately 15.9 acres. Joliet Road is 100% leased to
Wertheimer Box & Paper Corp. ("Wertheimer") and Mailtech, Ltd. Wertheimer leases approximately 177,677 square feet and Mailtech, Ltd. leases approximately
125,515 square feet. Wertheimer is a manufacturer of corrugated and fiber boxes, package supplies and mailers and display boxes. Mailtech, Ltd. provides a full-range of direct mail services.

     The 13401 Ashmore Lane property ("Ashmore Lane") is located approximately
25 miles north of Fort Worth, Texas in Northlake, Texas. Ashmore Lane,
constructed in 2004, consists of approximately 540,000 square feet of warehouse distribution space, situated on approximately 29.0 acres. Ashmore Lane is 100%
leased to The Clorox Sales Company.

     The 100 Interstate South Drive property ("Interstate Drive") is located approximately 31 miles southeast of Atlanta, Georgia in McDonough, Georgia.
Interstate Drive, constructed in 2001, consists of approximately 572,900 square feet of industrial warehouse space and approximately 4,600 square feet of office space, situated on approximately 27.5 acres. Interstate Drive is 100% leased to
Kuehne & Nagle Inc. and Reusable Container Company, LLC. Kuehne & Nagle Inc.
leases approximately 440,000 square feet and Reusable Container Company, LLC leases approximately 137,500 square feet. Kuehne & Nagel Inc. is a freight logistical provider with a workforce of over 40,000 employees in approximately
750 offices in more than 100 countries. Reusable Container Company is a manufacturer of reusable plastic containers as well as offering loading pallet management services.

     The 160 Pierce Street property ("Pierce Street") is located approximately
40 miles southwest of New York City in Somerset, New Jersey. Pierce Street,
constructed in 2004, consists of approximately 75,000 square feet of industrial warehouse space and approximately 12,500 square feet of office space, situated on approximately 9.2 acres. Pierce Street is 100% leased to Mary Kay, Inc. Mary
Kay, Inc. is a direct seller of skin care and cosmetics in the world and has an independent sales force exceeding 1.6 million consultants in more than 30 markets worldwide.

     The 6461 Snowdrift Road property ("Snowdrift Road") is located approximately 59 miles north of Philadelphia, Pennsylvania in Upper Macungie
Township, Pennsylvania. Snowdrift Road, constructed in 1989 and renovated in
2003, consists of approximately 98,000 square feet of industrial warehouse space and approximately 2,000 square feet of office space, situated on approximately
7.0 acres. Snowdrift Road is 100% leased to Rodale, Inc., a global content company involved in health and wellness. Rodale Inc.'s magazine properties include Prevention, Men's Health, Runner's World, Women's Health, Organic
Gardening, Bicycling and Mountain Bike. Rodale, Inc's magazines are published in
48 countries.

                                     IV-56

                                                     ALLOCATED
                                                       LOAN        PROPERTY    OWNERSHIP   YEAR BUILT/                 SQUARE
       PROPERTY                  LOCATION            AMOUNT(1)       TYPE       INTEREST     RENOVATED   OCCUPANCY    FOOTAGE
------------------------------------------------------------------------------------------------------------------------------

Holmes Road              Memphis, TN                $30,865,000   Industrial      Fee       2001 / NAP     100.0%    1,039,000
Joliet Road              McCook, IL                 $18,600,000   Industrial      Fee       2004 / NAP     100.0%      303,192
Ashmore Lane             Northlake, TX              $18,600,000   Industrial      Fee       2004 / NAP     100.0%      540,000
Interstate South Drive   McDonough, GA              $16,275,000   Industrial      Fee       2001 / NAP     100.0%      577,500
Pierce Street            Somerset, NJ               $ 6,897,000   Industrial      Fee       2004 / NAP     100.0%       87,500
Snowdrift Road           Upper Macungie Township,   $ 4,263,000   Industrial      Fee      1989 / 2003     100.0%      100,000
                         PA

(1)  Allocated Loan Amounts are based on the whole loan amount of $95,500,000.

                             LEASE ROLLOVER SCHEDULE

                                                                                                    CUMULATIVE % OF
                                                  % OF TOTAL                      % OF TOTAL BASE     TOTAL BASE
                # OF LEASES   AVERAGE BASE RENT   SQUARE FEET   CUMULATIVE % OF   RENTAL REVENUES   RENTAL REVENUES
     YEAR         ROLLING       PER SF ROLLING      ROLLING        SF ROLLING         ROLLING           ROLLING
-------------------------------------------------------------------------------------------------------------------

    Vacant           0              $0.00              0%               0%                 0%               0%
     MTM             0              $0.00              0%               0%                 0%               0%
     2006            0              $0.00              0%               0%                 0%               0%
     2007            1              $2.37             17%              17%                12%              12%
     2008            2              $3.12             14%              31%                14%              26%
     2009            0              $0.00              0%              31%                 0%              26%
     2010            1              $2.99              5%              36%                 5%              31%
     2011            0              $0.00              0%              36%                 0%              31%
     2012            0              $0.00              0%              36%                 0%              31%
     2013            2              $4.91             11%              47%                18%              48%
     2014            1              $7.20              3%              51%                 7%              56%
     2015            1              $3.03             20%              71%                19%              75%
2016 & Beyond        1              $2.75             29%             100%                25%             100%

The following table presents certain information relating to the major tenants for the DCT Industrial Portfolio:

                                        CREDIT                           ANNUALIZED     % OF TOTAL     ANNUALIZED
                                        RATING                          UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                                       (FITCH/         TENANT    % OF     BASE RENT    UNDERWRITTEN     BASE RENT       LEASE
           TENANT NAME             MOODY'S/S&P)(1)      NRSF     NRSF       ($)          BASE RENT    ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Johnson & Johnson Health Care       AAA/Aaa/AAA        770,000    29%    $2,256,100         26%           $2.93      05/31/2016
Services, Inc.
The Clorox Sales Company             A-/A3/A-          540,000    20%    $1,638,618         19%           $3.03      02/28/2015(2)
Kuehne & Nagle Inc.                  --/--/--          440,000    17%    $1,027,125         12%           $2.33      12/31/2007
Diamond Comic Distributors, Inc.     --/--/--          269,000    10%      $739,750          9%           $2.75      07/31/2008
Wertheimer Box & Paper Corp.         --/--/--          177,677     7%      $805,762          9%           $4.53      03/31/2013
Reusable Container Company, LLC      --/B3/BB-         137,500     5%      $410,802          5%           $2.99      11/30/2010
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               2,334,177    88%    $6,878,157         80%           $2.95
-------------------------------------------------------------------------------------------------------------------------------

Other Tenants                           NAP            313,015    12%    $1,707,906         20%           $5.46        Various
Vacant Space                            NAP                  0     0%            $0          0%           $0.00          NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                               2,647,192   100%    $8,586,063        100%           $3.24
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  May terminate its lease or reduce its leased premises to 360,000 square feet at anytime after February, 2009 upon at least 12 months prior written notice and in certain cases the payment of certain penalties as set forth in the lease.

     ESCROWS AND RESERVES. The DCT Industrial Portfolio Borrowers are required to escrow 1/12 of annual real estate taxes monthly. Additionally, the DCT
Industrial Portfolio Borrowers are required to make monthly escrow payments for insurance premiums if, among other conditions, (i) an event of default has occurred and is continuing, (ii) if the DCT Industrial Portfolio Properties are
not insured under blanket insurance policies reasonably satisfactory to lender or (iii) the DCT Industrial Portfolio Borrowers do not pay all insurance premiums prior to the due date and furnish lender satisfactory evidence of such payment. The DCT Industrial Portfolio Borrowers are also required to escrow (1)
$22,059.33 for capital expenditures reserves monthly and (2) $33,089.90 for tenant improvements and leasing commissions reserves monthly for so long as, among other conditions, an event of default has occurred and is continuing or the DSCR for the DCT Industrial Portfolio Loan is less than 1.15x.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
DCT Industrial Portfolio Loan. The lockbox will remain in place until the DCT
Industrial Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The Holmes Road, Interstate Drive and Ashmore Lane
Properties are managed by IDI Services Group, LLC; the Snowdrift Road Property
is managed by The Flynn Company; the Joliet Road Property is managed by Colliers
Bennett & Kahnweiler

                                     IV-57

Real Estate Management Services LLC; and the Pierce Street Property is managed by CB Richard Ellis, Inc. The Management Agreements are subordinate to the DCT
Industrial Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The DCT Industrial Portfolio
Borrowers may obtain mezzanine financing and the lender may not unreasonably withhold its consent subject to the satisfaction of certain conditions including
(i) proceeds of the mezzanine financing are applied solely to pay the costs of expansion of the Interstate Drive Property or the Pierce Street Property, (ii)
an intercreditor agreement approved by the rating agencies and the lender is entered into by the mezzanine debt lender and the lender acknowledging among other items, the subordination of the mezzanine debt, (iii) the minimum DSCR for the aggregate sum of the indebtedness for the DCT Industrial Portfolio
Properties and the mezzanine debt is not less than 1.20x, (iv) the aggregate sum of the indebtedness for the DCT Industrial Portfolio Properties and the
mezzanine debt does not exceed an amount equal to 85% of the fair market value of the DCT Industrial Portfolio Properties based upon a then current appraisal and (v) the DCT Industrial Portfolio Borrowers obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such mezzanine debt.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The DCT
Industrial Portfolio Properties also secures, on a subordinate basis, a
$27,000,000 B-Note and a $18,500,000 C-Note. See "Servicing of the Mortgage
Loans - Servicing of the Cherry Creek Loan Group, the Ritz-Carlton Loan Group
and the A/B Mortgage Loans - The DCT Industrial Portfolio A/B/C Loan" in the
prospectus supplement.

     RELEASE OF PROPERTIES. The DCT Industrial Portfolio Borrowers may obtain a release of one or more DCT Industrial Portfolio Properties by partial defeasance of the DCT Industrial Portfolio Loan subject to the satisfaction of certain conditions including (i) the ARD shall not have occurred, (ii) no event of default shall have occurred and be continuing, (iii) the DCT Industrial
Portfolio Borrowers must defease an amount equal to 110% of the DCT Industrial
Portfolio Loan amount allocated for the released property(s) and (iv) after giving effect to the release(s), the underwritten DSCR for the remaining properties is not less than the greater of (a) the DSCR on June 1, 2006 for all of the properties or (b) the DSCR for the DCT Industrial Portfolio Properties
immediately prior to the release of the defeased property(s).

     SUBSTITUTION OF PROPERTIES. The DCT Industrial Portfolio Borrowers may
obtain a release of any of the DCT Industrial Portfolio Properties from the DCT
Industrial Portfolio Loan (but no more than two of the current DCT Industrial
Portfolio Properties in any one year) by simultaneously substituting one or more other properties in place of a released property(s), subject to the satisfaction of certain conditions including (i) the ARD shall not have occurred, (ii) no event of default shall have occurred and be continuing, (iii) after substitution, the DSCR for all the DCT Industrial Portfolio Properties
(including the replacement property(s), but excluding the released property(s))
is not less than the greater of (a) the DSCR on June 1, 2006 or (b) the DSCR on the date immediately preceding the substitution for all of the DCT Industrial
Portfolio Properties in the aggregate (including the released property(s) but excluding the replacement property(s)), (iv) the DCT Industrial Portfolio
Borrowers obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such substitution(s) and (v) the underwritten cash flow for the replacement property(s) does not show a downward trend over three consecutive years prior to substitution(s).

     Certain additional information regarding the DCT Industrial Portfolio Loan and the DCT Industrial Portfolio is set forth on Appendix II hereto.

                                     IV-58

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
135 S. LaSalle Street, Suite 1625                                                                          Next Payment:   16-Oct-06
Chicago, IL 60603                                                                                          Record Date:    31-Aug-06
USA

Administrator:                                                                                             Analyst:
Michael Dombai 312.904.8847                                                                                Patrick Gong 714.259.6253
michael.dombai@abnamro.com                                                                                 patrick.gong@abnamro.com

                                 ABN AMRO ACCT:

                       REPORTING PACKAGE TABLE OF CONTENTS
--------------------------------------------------------------------------------

Issue Id:                                                               MOR06HQ9

Monthly Data File Name:                                    MOR06HQ9_200609_3.ZIP

--------------------------------------------------------------------------------
                                                                         Page(s)
                                                                       -------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23

--------------------------------------------------------------------------------
Closing Date:                                                        17-Aug-2006
First Payment Date:                                                  14-Sep-2006
Rated Final Payment Date:                                            14-Jul-2044
Determination Date:                                                  8-Sep-2006

--------------------------------------------------------------------------------
                             Trust Collection Period
--------------------------------------------------------------------------------
                              8/17/2006 - 9/8/2006
--------------------------------------------------------------------------------

                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
DEPOSITOR          Morgan Stanley Capital I Inc.
MASTER SERVICER    Wells Fargo Bank, National Association
PRIMARY SERVICER   Principal Global Investors, LLC.
RATING AGENCY      Fitch Ratings/Standard & Poor's Rating Services
SPECIAL SERVICER   J.E. Robert Company, Inc.
TRUSTEE            HSBC Bank USA, National Association
UNDERWRITER        Morgan Stanley & Co. Incorporated/LaSalle Financial Services,
                   Inc./Greenwich Capital Markets Inc./Merrill Lynch, Pierce,
                   Fenner & Smith Inc

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                         www.wellsfargo.com/cms
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
------------------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
Total P&I Payment
------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  N denotes notional balance not included in total

       (2)  Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
            Interest equals Interest Payment

       (3)  Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Statement Date: 14-Sep-06
                                                           SERIES 2006-HQ9                                 Payment Date:   14-Sep-06
                                                                                                           Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued       Total        Total
        -------------   Opening   Pass-Through   Certificate    Interest    Interest
Class   Method   Days   Balance       Rate         Interest    Additions   Deductions
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                    Current     Remaining            Credit
        Distributable   Interest     Period    Outstanding          Support
         Certificate     Payment   Shortfall     Interest    ---------------------
Class      Interest       Amount    Recovery    Shorfalls    Original   Current (1)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                                       Additions
                              -----------------------------------------------------------------------------
          Prior     Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   on Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                      Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable    Accretion     Interest      Certificate     Payment
Class      PPIS      Interest   Loss Expense      Interest       Amount
------------------------------------------------------------------------

------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-------------------------------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
-------------------------------------------------------------------------
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 6 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                     Delinquency Aging Categories                                Special Event Categories (1)
              ---------------------------------------------------------------------------  ---------------------------------------
                                                                                                           Specially
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure       REO     Modifications    Serviced    Bankruptcy
    Date        #   Balance      #   Balance      #   Balance     #  Balance   #  Balance   #   Balance    #  Balance   #  Balance
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                         Appraisal                                          Remaining      Curr
              Ending Pool (1)  Payoffs (2)   Penalties  Reduct. (2)  Liquidations (2)  Realized Losses (2)     Term    Weighted Avg.
Distribution  ---------------  -----------  ----------  -----------  ----------------  -------------------  ---------  -------------
    Date         #  Balance     #  Balance   #  Amount   #  Balance     #  Balance          #  Amount       Life       Coupon  Remit
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                     Weighted Average
Current Scheduled    # of   Scheduled     % of   ------------------------
     Balance        Loans    Balance    Balance  Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing    # of   Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
 Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ,900.000%
Maximum Mortgage Interest Rate   ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
    Balloon       # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                   0         0        0.00%
-------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0      0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0           0      0.00%
--------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled     % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                 0           0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0      0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0      0.00%
-----------------------------------------------------------------------

                             DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
 Number of Months  Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                       0           0      0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                   # of    Scheduled     % of
      Year         Loans    Balance    Balance   WAMM    WAC   PFY DSCR
-----------------------------------------------------------------------
      2006             0           0      0.00%     0   0.00%      0.00
      2007             0           0      0.00%     0   0.00%      0.00
      2008             0           0      0.00%     0   0.00%      0.00
      2009             0           0      0.00%     0   0.00%      0.00
      2010             0           0      0.00%     0   0.00%      0.00
      2011             0           0      0.00%     0   0.00%      0.00
      2012             0           0      0.00%     0   0.00%      0.00
      2013             0           0      0.00%     0   0.00%      0.00
      2014             0           0      0.00%     0   0.00%      0.00
      2015             0           0      0.00%     0   0.00%      0.00
      2016             0           0      0.00%     0   0.00%      0.00
 2017 & Greater        0           0      0.00%     0   0.00%      0.00
-----------------------------------------------------------------------
                       0           0      0.00%
-----------------------------------------------------------------------

                                                                   PAGE 11 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding    Out. Property                    Special
Disclosure   Thru   Current P&I       P&I          Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
Control #    Date     Advance      Advances**       Advances       Code (1)    Transfer Date       Date         Date      Date
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
TOTAL
------------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:

A. In Grace Period

B. Late Payment but < 1 month delinq

1. Delinquent 1 month

2. Delinquent 2 months

3. Delinquent 3+ months

4. Performing Matured Balloon

5. Non Performing

7. Foreclosure Matured Ballon

9. REO

                                                                   PAGE 13 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                              REALIZED LOSS DETAIL

                                           Beginning            Gross Proceeds   Aggregate       Net      Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation    as a % of     Realized
Period    Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
----------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 14 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                     Interest
                                                                                                   (Shortages)/
                         Beginning                      Prior Realized     Amounts Covered by    Excesses applied
                      Balance of the     Aggregate     Loss Applied to   Overcollateralization      to Realized
Prospectus                Loan at      Realized Loss     Certificates       and other Credit          Losses
    ID       Period     Liquidation       on Loans            A                    B                     C
-----------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                         Additional
                 Modification           (Recoveries)/                                                    (Recoveries)/
             Adjustments/Appraisal   Expenses applied to   Current Realized Loss    Recoveries of        Realized Loss
Prospectus    Reduction Adjustment     Realized Losses             Applied to         Realized Losses        Applied to
    ID                 D                      E                Certificates*         paid as Cash    Certificate Interest
-------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields
---------------------
          A             Prior Realized Loss Applied to Certificates

          B             Reduction to Realized Loss applied to bonds (could
                        represent OC, insurance policies, reserve accounts, etc)
          C             Amounts classified by the Master as interest adjustments
                        from general collections on a loan with a Realized Loss
          D             Adjustments that are based on principal haircut or
                        future interest foregone due to modification
          E             Realized Loss Adjustments, Supplemental Recoveries or
                        Expenses on a previously liquidated loan

                                                                   Page 15 of 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
Control#    Red. Date   Balance   Amount    Advance    ASER  Rate    Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                      Description
---------------------------------   --------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 17 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type         Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                CURRENT
                                CUMULATIVE
                                             ----------------

                                                                   PAGE 18 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) - LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                       Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ----------  Property    Geo.                             NOI
 Control #  Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life          Type    Location     NOI        DSCR       Date
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Not Avail  Not Avail  Not Avail
---------------------------------------------------------------------------------------------------------------------------------

(1) Legend:

A. P&I Adv - in Grace Period

B. P&I Adv - < one month delinq

1. P&I Adv - delinquent 1 month

2. P&I Adv - delinquent 2 months

3. P&I Adv - delinquent 3+ months

4. Mat. Balloon/Assumed P&I

5. Non Performing Mat. Balloon

7. Foreclosure

9. REO

                                                                   PAGE 19 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy                           Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                   PAGE 20 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 21 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
-------------   ---------------------   ----------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

[LaSalle Bank LOGO]                                 MORGAN STANLEY CAPITAL I INC.                          Statement Date: 14-Sep-06
ABN AMRO                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:   14-Sep-06
                                                           SERIES 2006-HQ9                                 Prior Payment:  N/A
                                                                                                           Next Payment:   16-Oct-06
                                                                                                           Record Date:    31-Aug-06

                                 ABN AMRO ACCT:

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

DISTRIBUTION DATE            BALANCE
-----------------     --------------
    09/12/2006        $84,600,000.00
    10/12/2006        $84,600,000.00
    11/12/2006        $84,600,000.00
    12/12/2006        $84,600,000.00
    01/12/2007        $84,600,000.00
    02/12/2007        $84,600,000.00
    03/12/2007        $84,600,000.00
    04/12/2007        $84,600,000.00
    05/12/2007        $84,600,000.00
    06/12/2007        $84,600,000.00
    07/12/2007        $84,600,000.00
    08/12/2007        $84,600,000.00
    09/12/2007        $84,600,000.00
    10/12/2007        $84,600,000.00
    11/12/2007        $84,600,000.00
    12/12/2007        $84,600,000.00
    01/12/2008        $84,600,000.00
    02/12/2008        $84,600,000.00
    03/12/2008        $84,600,000.00
    04/12/2008        $84,600,000.00
    05/12/2008        $84,600,000.00
    06/12/2008        $84,600,000.00
    07/12/2008        $84,600,000.00
    08/12/2008        $84,600,000.00
    09/12/2008        $84,600,000.00
    10/12/2008        $84,600,000.00
    11/12/2008        $84,600,000.00
    12/12/2008        $84,600,000.00
    01/12/2009        $84,600,000.00
    02/12/2009        $84,600,000.00
    03/12/2009        $84,600,000.00
    04/12/2009        $84,600,000.00
    05/12/2009        $84,600,000.00
    06/12/2009        $84,600,000.00
    07/12/2009        $84,600,000.00
    08/12/2009        $84,600,000.00
    09/12/2009        $84,600,000.00
    10/12/2009        $84,600,000.00
    11/12/2009        $84,600,000.00
    12/12/2009        $84,600,000.00
    01/12/2010        $84,600,000.00
    02/12/2010        $84,600,000.00
    03/12/2010        $84,600,000.00
    04/12/2010        $84,600,000.00
    05/12/2010        $84,600,000.00
    06/12/2010        $84,600,000.00
    07/12/2010        $84,600,000.00
    08/12/2010        $84,600,000.00
    09/12/2010        $84,600,000.00
    10/12/2010        $84,600,000.00
    11/12/2010        $84,600,000.00
    12/12/2010        $84,600,000.00
    01/12/2011        $84,600,000.00
    02/12/2011        $84,600,000.00
    03/12/2011        $84,600,000.00
    04/12/2011        $84,600,000.00
    05/12/2011        $84,600,000.00
    06/12/2011        $84,600,000.00
    07/12/2011        $84,600,000.00
    08/12/2011        $84,600,000.00
    09/12/2011        $84,600,000.00
    10/12/2011        $84,600,000.00
    11/12/2011        $84,600,000.00
    12/12/2011        $84,600,000.00
    01/12/2012        $84,600,000.00
    02/12/2012        $84,600,000.00
    03/12/2012        $84,576,635.68
    04/12/2012        $82,889,000.00
    05/12/2012        $80,999,000.00
    06/12/2012        $79,293,000.00
    07/12/2012        $77,384,000.00
    08/12/2012        $75,645,000.00
    09/12/2012        $73,896,000.00
    10/12/2012        $71,942,000.00
    11/12/2012        $70,286,000.00
    12/12/2012        $68,425,000.00
    01/12/2013        $66,750,000.00
    02/12/2013        $65,067,000.00
    03/12/2013        $62,790,000.00
    04/12/2013        $61,087,000.00
    05/12/2013        $59,180,000.00
    06/12/2013        $57,458,000.00
    07/12/2013        $55,532,000.00
    08/12/2013        $53,791,000.00
    09/12/2013        $52,040,000.00
    10/12/2013        $50,088,000.00
    11/12/2013        $48,319,000.00
    12/12/2013        $46,348,000.00
    01/12/2014        $44,559,000.00
    02/12/2014        $42,760,000.00
    03/12/2014        $40,379,000.00
    04/12/2014        $38,559,000.00
    05/12/2014        $36,540,000.00
    06/12/2014        $34,700,000.00
    07/12/2014        $32,660,000.00
    08/12/2014        $30,800,000.00

                                       A-1

DISTRIBUTION DATE            BALANCE
-----------------     --------------
    09/12/2014        $28,931,000.00
    10/12/2014        $26,863,000.00
    11/12/2014        $24,972,000.00
    12/12/2014        $22,884,000.00
    01/12/2015        $20,974,000.00
    02/12/2015        $19,053,000.00
    03/12/2015        $16,561,000.00
    04/12/2015        $14,617,000.00
    05/12/2015        $12,477,000.00
    06/12/2015        $10,513,000.00
    07/12/2015         $3,870,000.00
    08/12/2015         $1,895,000.00
    09/12/2015                 $0.00

                                       A-2

                                   SCHEDULE B

                   RITZ-CARLTON PLANNED AMORTIZATION SCHEDULE

     The Ritz-Carlton Pari Passu Loan and The Ritz-Carlton Companion Loan in
                                  the Aggregate

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
10/31/2005    $310,000,000.00    $681,386.32        $0           $309,318,613.68
11/30/2005    $309,318,613.68    $748,756.18        $0           $308,569,857.50
12/30/2005    $308,569,857.50    $689,237.20        $0           $307,880,620.30
 1/31/2006    $307,880,620.30    $693,020.83        $0           $307,187,599.48
 2/28/2006    $307,187,599.48    $886,581.13        $0           $306,301,018.34
 3/31/2006    $306,301,018.34    $701,692.18        $0           $305,599,326.16
 4/28/2006    $305,599,326.16    $768,514.90        $0           $304,830,811.26
 5/31/2006    $304,830,811.26    $709,763.01        $0           $304,121,048.26
 6/30/2006    $304,121,048.26    $776,368.25        $0           $303,344,680.01
 7/31/2006    $303,344,680.01    $717,921.25        $0           $302,626,758.76
 8/31/2006    $302,626,758.76    $721,862.34        $0           $301,904,896.42
 9/29/2006    $301,904,896.42    $788,141.55        $0           $301,116,754.87
10/31/2006    $301,116,754.87    $730,151.63        $0           $300,386,603.24
11/30/2006    $300,386,603.24    $796,207.49        $0           $299,590,395.75
12/29/2006    $299,590,395.75    $738,530.71        $0           $298,851,865.05
 1/31/2007    $298,851,865.05    $742,584.93        $0           $298,109,280.12
 2/28/2007    $298,109,280.12    $931,594.47        $0           $297,177,685.65
 3/30/2007    $297,177,685.65    $751,775.48        $0           $296,425,910.17
 4/30/2007    $296,425,910.17    $817,248.67        $0           $295,608,661.50
 5/31/2007    $295,608,661.50    $760,388.77        $0           $294,848,272.74
 6/29/2007    $294,848,272.74    $825,629.87        $0           $294,022,642.87
 7/31/2007    $294,022,642.87    $769,095.35        $0           $293,253,547.52
 8/31/2007    $293,253,547.52    $773,317.36        $0           $292,480,230.16
 9/28/2007    $292,480,230.16    $838,210.09        $0           $291,642,020.07
10/31/2007    $291,642,020.07    $782,163.98        $0           $290,859,856.09
11/30/2007    $290,859,856.09    $846,818.33        $0           $290,013,037.76
12/31/2007    $290,013,037.76    $791,106.41        $0           $289,221,931.35
 1/31/2008    $289,221,931.35    $795,449.25        $0           $288,426,482.10
 2/29/2008    $288,426,482.10    $919,675.32        $0           $287,506,806.78
 3/31/2008    $287,506,806.78    $804,864.57        $0           $286,701,942.20
 4/30/2008    $286,701,942.20    $868,907.25        $0           $285,833,034.96
 5/30/2008    $285,833,034.96    $814,052.88        $0           $285,018,982.07
 6/30/2008    $285,018,982.07    $877,847.97        $0           $284,141,134.10
 7/31/2008    $284,141,134.10    $823,340.71        $0           $283,317,793.39
 8/29/2008    $283,317,793.39    $827,860.51        $0           $282,489,932.87
 9/30/2008    $282,489,932.87    $891,283.55        $0           $281,598,649.33
10/31/2008    $281,598,649.33    $837,297.90        $0           $280,761,351.43
11/28/2008    $280,761,351.43    $900,466.64        $0           $279,860,884.79
12/31/2008    $279,860,884.79    $846,837.50        $0           $279,014,047.30

                                       B-1

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 1/30/2009    $279,014,047.30    $851,486.28        $0           $278,162,561.01
 2/27/2009    $278,162,561.01  $1,030,496.95        $0           $277,132,064.06
 3/31/2009    $277,132,064.06    $861,817.59        $0           $276,270,246.47
 4/30/2009    $276,270,246.47    $924,325.63        $0           $275,345,920.84
 5/29/2009    $275,345,920.84    $871,622.77        $0           $274,474,298.07
 6/30/2009    $274,474,298.07    $933,866.61        $0           $273,540,431.46
 7/31/2009    $273,540,431.46    $881,534.16        $0           $272,658,897.31
 8/31/2009    $272,658,897.31    $886,373.41        $0           $271,772,523.90
 9/30/2009    $271,772,523.90    $948,219.78        $0           $270,824,304.12
10/30/2009    $270,824,304.12    $896,444.56        $0           $269,927,859.55
11/30/2009    $269,927,859.55    $958,019.56        $0           $268,969,839.99
12/31/2009    $268,969,839.99    $906,624.80        $0           $268,063,215.19
 1/29/2010    $268,063,215.19    $911,601.79        $0           $267,151,613.40
 2/26/2010    $267,151,613.40  $1,085,092.90        $0           $266,066,520.51
 3/31/2010    $266,066,520.51    $922,562.81        $0           $265,143,957.69
 4/30/2010    $265,143,957.69    $983,434.04        $0           $264,160,523.65
 5/31/2010    $264,160,523.65    $933,025.94        $0           $263,227,497.71
 6/30/2010    $263,227,497.71    $993,615.23        $0           $262,233,882.48
 7/30/2010    $262,233,882.48    $943,602.40        $0           $261,290,280.08
 8/31/2010    $261,290,280.08    $948,782.38        $0           $260,341,497.70
 9/30/2010    $260,341,497.70  $1,008,947.11        $0           $259,332,550.59
10/29/2010    $259,332,550.59    $959,529.50        $0           $258,373,021.09
11/30/2010    $258,373,021.09  $1,019,404.64        $0           $257,353,616.45
12/31/2010    $257,353,616.45    $970,393.02        $0           $256,383,223.42
 1/31/2011    $256,383,223.42    $975,720.08        $0           $255,407,503.34
 2/28/2011    $255,407,503.34  $1,143,324.11        $0           $254,264,179.23
 3/31/2011    $254,264,179.23    $987,352.75        $0           $253,276,826.49
 4/29/2011    $253,276,826.49  $1,046,478.17        $0           $252,230,348.31
 5/31/2011    $252,230,348.31    $998,517.63        $0           $251,231,830.68
 6/30/2011    $251,231,830.68  $1,057,342.21        $0           $250,174,488.46
 7/29/2011    $250,174,488.46  $1,009,803.45        $0           $249,164,685.02
 8/31/2011    $249,164,685.02  $1,015,346.85        $0           $248,149,338.17
 9/30/2011    $248,149,338.17  $1,073,717.96        $0           $247,075,620.21
10/31/2011    $247,075,620.21  $1,026,814.94        $0           $246,048,805.27
11/30/2011    $246,048,805.27  $1,084,877.04        $0           $244,963,928.24
12/30/2011    $244,963,928.24  $1,038,407.25        $0           $243,925,520.98
 1/31/2012    $243,925,520.98  $1,044,107.67        $0           $242,881,413.31
 2/29/2012    $242,881,413.31  $1,153,568.22        $0           $241,727,845.09
 3/30/2012    $241,727,845.09  $1,056,172.00        $0           $240,671,673.09
 4/30/2012    $240,671,673.09  $1,113,443.05        $0           $239,558,230.04
 5/31/2012    $239,558,230.04  $1,068,082.28        $0           $238,490,147.75
 6/29/2012    $238,490,147.75  $1,125,032.41        $0           $237,365,115.35
 7/31/2012    $237,365,115.35  $1,080,121.57        $0           $236,284,993.78
 8/31/2012    $236,284,993.78  $1,086,050.98        $0           $235,198,942.80

                                       B-2

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 9/28/2012    $235,198,942.80  $1,142,516.93        $0           $234,056,425.86
10/31/2012    $234,056,425.86    $233,650.58        $0           $233,822,775.29
11/30/2012    $233,822,775.29    $285,193.50        $0           $233,537,581.79
12/31/2012    $233,537,581.79    $236,498.81        $0           $233,301,082.97
 1/31/2013    $233,301,082.97    $237,797.09        $0           $233,063,285.88
 2/28/2013    $233,063,285.88    $389,479.87        $0           $232,673,806.01
 3/29/2013    $232,673,806.01    $241,240.58        $0           $232,432,565.43
 4/30/2013    $232,432,565.43    $292,578.99        $0           $232,139,986.43
 5/31/2013    $232,139,986.43    $244,171.03        $0           $231,895,815.41
 6/28/2013    $231,895,815.41    $295,430.48        $0           $231,600,384.93
 7/31/2013    $231,600,384.93    $247,133.22        $0           $231,353,251.71
 8/30/2013    $231,353,251.71    $248,489.88        $0           $231,104,761.84
 9/30/2013    $231,104,761.84    $299,632.95        $0           $230,805,128.89
10/31/2013    $230,805,128.89    $251,498.84        $0           $230,553,630.05
11/29/2013    $230,553,630.05    $302,560.84        $0           $230,251,069.21
12/31/2013    $230,251,069.21    $254,540.40        $0           $229,996,528.81
 1/31/2014    $229,996,528.81    $255,937.72        $0           $229,740,591.09
 2/28/2014    $229,740,591.09    $405,954.90        $0           $229,334,636.19
 3/31/2014    $229,334,636.19    $259,571.23        $0           $229,075,064.96
 4/30/2014    $229,075,064.96    $310,415.71        $0           $228,764,649.25
 5/30/2014    $228,764,649.25    $262,700.22        $0           $228,501,949.02
 6/30/2014    $228,501,949.02    $313,460.39        $0           $228,188,488.63
 7/31/2014    $228,188,488.63    $265,863.11        $0           $227,922,625.52
 8/29/2014    $227,922,625.52    $267,322.58        $0           $227,655,302.94
 9/30/2014    $227,655,302.94    $317,958.20        $0           $227,337,344.74
10/31/2014    $227,337,344.74    $270,535.53        $0           $227,066,809.21
11/28/2014    $227,066,809.21    $321,084.57        $0           $226,745,724.64
12/31/2014    $226,745,724.64    $273,783.28        $0           $226,471,941.36
 1/30/2015    $226,471,941.36    $275,286.24        $0           $226,196,655.12
 2/27/2015    $226,196,655.12    $423,526.91        $0           $225,773,128.21
 3/31/2015    $225,773,128.21    $279,122.43        $0           $225,494,005.78
 4/30/2015    $225,494,005.78    $329,440.09        $0           $225,164,565.69
 5/29/2015    $225,164,565.69    $282,463.18        $0           $224,882,102.50
 6/30/2015    $224,882,102.50    $332,690.83        $0           $224,549,411.68
 7/31/2015    $224,549,411.68    $285,840.12        $0           $224,263,571.56
 8/31/2015    $224,263,571.56    $287,409.27        $0           $223,976,162.29
 9/30/2015    $223,976,162.29    $337,503.63  $223,638,658.66                 --

                                       B-3

            The Ritz-Carlton Pari Passu Loan (included in the trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
10/31/2005     $40,000,000.00     $87,920.81        $0            $39,912,079.19
11/30/2005     $39,912,079.19     $96,613.70        $0            $39,815,465.48
12/30/2005     $39,815,465.48     $88,933.83        $0            $39,726,531.65
 1/31/2006     $39,726,531.65     $89,422.04        $0            $39,637,109.61
 2/28/2006     $39,637,109.61    $114,397.57        $0            $39,522,712.04
 3/31/2006     $39,522,712.04     $90,540.93        $0            $39,432,171.12
 4/28/2006     $39,432,171.12     $99,163.21        $0            $39,333,007.90
 5/31/2006     $39,333,007.90     $91,582.32        $0            $39,241,425.58
 6/30/2006     $39,241,425.58    $100,176.55        $0            $39,141,249.03
 7/31/2006     $39,141,249.03     $92,635.00        $0            $39,048,614.03
 8/31/2006     $39,048,614.03     $93,143.53        $0            $38,955,470.51
 9/29/2006     $38,955,470.51    $101,695.68        $0            $38,853,774.82
10/31/2006     $38,853,774.82     $94,213.11        $0            $38,759,561.71
11/30/2006     $38,759,561.71    $102,736.45        $0            $38,656,825.26
12/29/2006     $38,656,825.26     $95,294.28        $0            $38,561,530.97
 1/31/2007     $38,561,530.97     $95,817.41        $0            $38,465,713.56
 2/28/2007     $38,465,713.56    $120,205.74        $0            $38,345,507.83
 3/30/2007     $38,345,507.83     $97,003.29        $0            $38,248,504.54
 4/30/2007     $38,248,504.54    $105,451.44        $0            $38,143,053.10
 5/31/2007     $38,143,053.10     $98,114.68        $0            $38,044,938.42
 6/29/2007     $38,044,938.42    $106,532.89        $0            $37,938,405.53
 7/31/2007     $37,938,405.53     $99,238.11        $0            $37,839,167.42
 8/31/2007     $37,839,167.42     $99,782.89        $0            $37,739,384.54
 9/28/2007     $37,739,384.54    $108,156.14        $0            $37,631,228.40
10/31/2007     $37,631,228.40    $100,924.38        $0            $37,530,304.01
11/30/2007     $37,530,304.01    $109,266.88        $0            $37,421,037.13
12/31/2007     $37,421,037.13    $102,078.25        $0            $37,318,958.88
 1/31/2008     $37,318,958.88    $102,638.61        $0            $37,216,320.27
 2/29/2008     $37,216,320.27    $118,667.78        $0            $37,097,652.49
 3/31/2008     $37,097,652.49    $103,853.49        $0            $36,993,798.99
 4/30/2008     $36,993,798.99    $112,117.06        $0            $36,881,681.93
 5/30/2008     $36,881,681.93    $105,039.08        $0            $36,776,642.85
 6/30/2008     $36,776,642.85    $113,270.71        $0            $36,663,372.14
 7/31/2008     $36,663,372.14    $106,237.51        $0            $36,557,134.63
 8/29/2008     $36,557,134.63    $106,820.71        $0            $36,450,313.92
 9/30/2008     $36,450,313.92    $115,004.33        $0            $36,335,309.59
10/31/2008     $36,335,309.59    $108,038.44        $0            $36,227,271.15
11/28/2008     $36,227,271.15    $116,189.24        $0            $36,111,081.91
12/31/2008     $36,111,081.91    $109,269.35        $0            $36,001,812.55
 1/30/2009     $36,001,812.55    $109,869.20        $0            $35,891,943.36
 2/27/2009     $35,891,943.36    $132,967.35        $0            $35,758,976.01
 3/31/2009     $35,758,976.01    $111,202.27        $0            $35,647,773.74
 4/30/2009     $35,647,773.74    $119,267.82        $0            $35,528,505.91

                                       B-4

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 5/29/2009     $35,528,505.91    $112,467.45        $0            $35,416,038.46
 6/30/2009     $35,416,038.46    $120,498.92        $0            $35,295,539.54
 7/31/2009     $35,295,539.54    $113,746.34        $0            $35,181,793.20
 8/31/2009     $35,181,793.20    $114,370.76        $0            $35,067,422.44
 9/30/2009     $35,067,422.44    $122,350.94        $0            $34,945,071.50
10/30/2009     $34,945,071.50    $115,670.27        $0            $34,829,401.23
11/30/2009     $34,829,401.23    $123,615.43        $0            $34,705,785.81
12/31/2009     $34,705,785.81    $116,983.84        $0            $34,588,801.96
 1/29/2010     $34,588,801.96    $117,626.04        $0            $34,471,175.92
 2/26/2010     $34,471,175.92    $140,011.99        $0            $34,331,163.94
 3/31/2010     $34,331,163.94    $119,040.36        $0            $34,212,123.57
 4/30/2010     $34,212,123.57    $126,894.71        $0            $34,085,228.86
 5/31/2010     $34,085,228.86    $120,390.44        $0            $33,964,838.41
 6/30/2010     $33,964,838.41    $128,208.42        $0            $33,836,630.00
 7/30/2010     $33,836,630.00    $121,755.15        $0            $33,714,874.85
 8/31/2010     $33,714,874.85    $122,423.53        $0            $33,592,451.32
 9/30/2010     $33,592,451.32    $130,186.72        $0            $33,462,264.59
10/29/2010     $33,462,264.59    $123,810.26        $0            $33,338,454.33
11/30/2010     $33,338,454.33    $131,536.08        $0            $33,206,918.25
12/31/2010     $33,206,918.25    $125,212.00        $0            $33,081,706.25
 1/31/2011     $33,081,706.25    $125,899.36        $0            $32,955,806.88
 2/28/2011     $32,955,806.88    $147,525.69        $0            $32,808,281.19
 3/31/2011     $32,808,281.19    $127,400.35        $0            $32,680,880.84
 4/29/2011     $32,680,880.84    $135,029.44        $0            $32,545,851.39
 5/31/2011     $32,545,851.39    $128,840.98        $0            $32,417,010.41
 6/30/2011     $32,417,010.41    $136,431.25        $0            $32,280,579.16
 7/29/2011     $32,280,579.16    $130,297.22        $0            $32,150,281.94
 8/31/2011     $32,150,281.94    $131,012.50        $0            $32,019,269.44
 9/30/2011     $32,019,269.44    $138,544.25        $0            $31,880,725.19
10/31/2011     $31,880,725.19    $132,492.25        $0            $31,748,232.94
11/30/2011     $31,748,232.94    $139,984.13        $0            $31,608,248.80
12/30/2011     $31,608,248.80    $133,988.03        $0            $31,474,260.77
 1/31/2012     $31,474,260.77    $134,723.57        $0            $31,339,537.20
 2/29/2012     $31,339,537.20    $148,847.51        $0            $31,190,689.69
 3/30/2012     $31,190,689.69    $136,280.26        $0            $31,054,409.43
 4/30/2012     $31,054,409.43    $143,670.07        $0            $30,910,739.36
 5/31/2012     $30,910,739.36    $137,817.07        $0            $30,772,922.29
 6/29/2012     $30,772,922.29    $145,165.47        $0            $30,627,756.82
 7/31/2012     $30,627,756.82    $139,370.52        $0            $30,488,386.29
 8/31/2012     $30,488,386.29    $140,135.61        $0            $30,348,250.68
 9/28/2012     $30,348,250.68    $147,421.54        $0            $30,200,829.14
10/31/2012     $30,200,829.14     $30,148.46        $0            $30,170,680.68
11/30/2012     $30,170,680.68     $36,799.16        $0            $30,133,881.52
12/31/2012     $30,133,881.52     $30,515.98        $0            $30,103,365.54

                                       B-5

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 1/31/2013     $30,103,365.54     $30,683.50        $0            $30,072,682.05
 2/28/2013     $30,072,682.05     $50,255.47        $0            $30,022,426.58
 3/29/2013     $30,022,426.58     $31,127.82        $0            $29,991,298.76
 4/30/2013     $29,991,298.76     $37,752.13        $0            $29,953,546.64
 5/31/2013     $29,953,546.64     $31,505.94        $0            $29,922,040.70
 6/28/2013     $29,922,040.70     $38,120.06        $0            $29,883,920.64
 7/31/2013     $29,883,920.64     $31,888.16        $0            $29,852,032.48
 8/30/2013     $29,852,032.48     $32,063.21        $0            $29,819,969.27
 9/30/2013     $29,819,969.27     $38,662.32        $0            $29,781,306.95
10/31/2013     $29,781,306.95     $32,451.46        $0            $29,748,855.49
11/29/2013     $29,748,855.49     $39,040.11        $0            $29,709,815.38
12/31/2013     $29,709,815.38     $32,843.92        $0            $29,676,971.46
 1/31/2014     $29,676,971.46     $33,024.22        $0            $29,643,947.24
 2/28/2014     $29,643,947.24     $52,381.28        $0            $29,591,565.96
 3/31/2014     $29,591,565.96     $33,493.06        $0            $29,558,072.90
 4/30/2014     $29,558,072.90     $40,053.64        $0            $29,518,019.26
 5/30/2014     $29,518,019.26     $33,896.80        $0            $29,484,122.45
 6/30/2014     $29,484,122.45     $40,446.50        $0            $29,443,675.95
 7/31/2014     $29,443,675.95     $34,304.92        $0            $29,409,371.04
 8/29/2014     $29,409,371.04     $34,493.24        $0            $29,374,877.80
 9/30/2014     $29,374,877.80     $41,026.86        $0            $29,333,850.93
10/31/2014     $29,333,850.93     $34,907.81        $0            $29,298,943.12
11/28/2014     $29,298,943.12     $41,430.27        $0            $29,257,512.86
12/31/2014     $29,257,512.86     $35,326.87        $0            $29,222,185.98
 1/30/2015     $29,222,185.98     $35,520.80        $0            $29,186,665.18
 2/27/2015     $29,186,665.18     $54,648.63        $0            $29,132,016.54
 3/31/2015     $29,132,016.54     $36,015.80        $0            $29,096,000.75
 4/30/2015     $29,096,000.75     $42,508.40        $0            $29,053,492.35
 5/29/2015     $29,053,492.35     $36,446.86        $0            $29,017,045.48
 6/30/2015     $29,017,045.48     $42,927.85        $0            $28,974,117.64
 7/31/2015     $28,974,117.64     $36,882.60        $0            $28,937,235.04
 8/31/2015     $28,937,235.04     $37,085.07        $0            $28,900,149.97
 9/30/2015     $28,900,149.97     $43,548.86  $28,856,601.12                  --

                                       B-6

           The Ritz-Carlton Companion Loan (not included in the trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
10/31/2005    $270,000,000.00    $593,465.50        $0           $269,406,534.50
11/30/2005    $269,406,534.50    $652,142.48        $0           $268,754,392.02
12/30/2005    $268,754,392.02    $600,303.37        $0           $268,154,088.65
 1/31/2006    $268,154,088.65    $603,598.78        $0           $267,550,489.87
 2/28/2006    $267,550,489.87    $772,183.57        $0           $266,778,306.30
 3/31/2006    $266,778,306.30    $611,151.26        $0           $266,167,155.04
 4/28/2006    $266,167,155.04    $669,351.68        $0           $265,497,803.36
 5/31/2006    $265,497,803.36    $618,180.68        $0           $264,879,622.67
 6/30/2006    $264,879,622.67    $676,191.70        $0           $264,203,430.98
 7/31/2006    $264,203,430.98    $625,286.25        $0           $263,578,144.73
 8/31/2006    $263,578,144.73    $628,718.81        $0           $262,949,425.92
 9/29/2006    $262,949,425.92    $686,445.87        $0           $262,262,980.05
10/31/2006    $262,262,980.05    $635,938.52        $0           $261,627,041.53
11/30/2006    $261,627,041.53    $693,471.04        $0           $260,933,570.50
12/29/2006    $260,933,570.50    $643,236.42        $0           $260,290,334.08
 1/31/2007    $260,290,334.08    $646,767.52        $0           $259,643,566.55
 2/28/2007    $259,643,566.55    $811,388.73        $0           $258,832,177.82
 3/30/2007    $258,832,177.82    $654,772.19        $0           $258,177,405.63
 4/30/2007    $258,177,405.63    $711,797.23        $0           $257,465,608.41
 5/31/2007    $257,465,608.41    $662,274.09        $0           $256,803,334.32
 6/29/2007    $256,803,334.32    $719,096.98        $0           $256,084,237.34
 7/31/2007    $256,084,237.34    $669,857.24        $0           $255,414,380.10
 8/31/2007    $255,414,380.10    $673,534.48        $0           $254,740,845.62
 9/28/2007    $254,740,845.62    $730,053.95        $0           $254,010,791.67
10/31/2007    $254,010,791.67    $681,239.59        $0           $253,329,552.08
11/30/2007    $253,329,552.08    $737,551.45        $0           $252,592,000.63
12/31/2007    $252,592,000.63    $689,028.16        $0           $251,902,972.47
 1/31/2008    $251,902,972.47    $692,810.64        $0           $251,210,161.83
 2/29/2008    $251,210,161.83    $801,007.54        $0           $250,409,154.29
 3/31/2008    $250,409,154.29    $701,011.08        $0           $249,708,143.21
 4/30/2008    $249,708,143.21    $756,790.18        $0           $248,951,353.03
 5/30/2008    $248,951,353.03    $709,013.80        $0           $248,242,339.23
 6/30/2008    $248,242,339.23    $764,577.27        $0           $247,477,761.96
 7/31/2008    $247,477,761.96    $717,103.20        $0           $246,760,658.76
 8/29/2008    $246,760,658.76    $721,039.80        $0           $246,039,618.95
 9/30/2008    $246,039,618.95    $776,279.22        $0           $245,263,339.74
10/31/2008    $245,263,339.74    $729,259.46        $0           $244,534,080.28
11/28/2008    $244,534,080.28    $784,277.39        $0           $243,749,802.89
12/31/2008    $243,749,802.89    $737,568.14        $0           $243,012,234.74
 1/30/2009    $243,012,234.74    $741,617.09        $0           $242,270,617.65
 2/27/2009    $242,270,617.65    $897,529.60        $0           $241,373,088.05
 3/31/2009    $241,373,088.05    $750,615.32        $0           $240,622,472.73
 4/30/2009    $240,622,472.73    $805,057.81        $0           $239,817,414.93

                                       B-7

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 5/29/2009    $239,817,414.93    $759,155.32        $0           $239,058,259.61
 6/30/2009    $239,058,259.61    $813,367.69        $0           $238,244,891.92
 7/31/2009    $238,244,891.92    $767,787.81        $0           $237,477,104.11
 8/31/2009    $237,477,104.11    $772,002.65        $0           $236,705,101.46
 9/30/2009    $236,705,101.46    $825,868.84        $0           $235,879,232.62
10/30/2009    $235,879,232.62    $780,774.30        $0           $235,098,458.32
11/30/2009    $235,098,458.32    $834,404.13        $0           $234,264,054.19
12/31/2009    $234,264,054.19    $789,640.95        $0           $233,474,413.23
 1/29/2010    $233,474,413.23    $793,975.75        $0           $232,680,437.48
 2/26/2010    $232,680,437.48    $945,080.91        $0           $231,735,356.57
 3/31/2010    $231,735,356.57    $803,522.45        $0           $230,931,834.12
 4/30/2010    $230,931,834.12    $856,539.33        $0           $230,075,294.79
 5/31/2010    $230,075,294.79    $812,635.50        $0           $229,262,659.30
 6/30/2010    $229,262,659.30    $865,406.82        $0           $228,397,252.48
 7/30/2010    $228,397,252.48    $821,847.25        $0           $227,575,405.23
 8/31/2010    $227,575,405.23    $826,358.85        $0           $226,749,046.38
 9/30/2010    $226,749,046.38    $878,760.39        $0           $225,870,286.00
10/29/2010    $225,870,286.00    $835,719.24        $0           $225,034,566.75
11/30/2010    $225,034,566.75    $887,868.56        $0           $224,146,698.20
12/31/2010    $224,146,698.20    $845,181.02        $0           $223,301,517.18
 1/31/2011    $223,301,517.18    $849,820.71        $0           $222,451,696.46
 2/28/2011    $222,451,696.46    $995,798.42        $0           $221,455,898.04
 3/31/2011    $221,455,898.04    $859,952.39        $0           $220,595,945.65
 4/29/2011    $220,595,945.65    $911,448.73        $0           $219,684,496.92
 5/31/2011    $219,684,496.92    $869,676.65        $0           $218,814,820.27
 6/30/2011    $218,814,820.27    $920,910.96        $0           $217,893,909.31
 7/29/2011    $217,893,909.31    $879,506.23        $0           $217,014,403.08
 8/31/2011    $217,014,403.08    $884,334.35        $0           $216,130,068.73
 9/30/2011    $216,130,068.73    $935,173.70        $0           $215,194,895.03
10/31/2011    $215,194,895.03    $894,322.69        $0           $214,300,572.33
11/30/2011    $214,300,572.33    $944,892.90        $0           $213,355,679.43
12/30/2011    $213,355,679.43    $904,419.22        $0           $212,451,260.21
 1/31/2012    $212,451,260.21    $909,384.10        $0           $211,541,876.11
 2/29/2012    $211,541,876.11  $1,004,720.71        $0           $210,537,155.40
 3/30/2012    $210,537,155.40    $919,891.74        $0           $209,617,263.66
 4/30/2012    $209,617,263.66    $969,772.98        $0           $208,647,490.68
 5/31/2012    $208,647,490.68    $930,265.21        $0           $207,717,225.46
 6/29/2012    $207,717,225.46    $979,866.93        $0           $206,737,358.53
 7/31/2012    $206,737,358.53    $940,751.04        $0           $205,796,607.49
 8/31/2012    $205,796,607.49    $945,915.37        $0           $204,850,692.11
 9/28/2012    $204,850,692.11    $995,095.39        $0           $203,855,596.72
10/31/2012    $203,855,596.72    $203,502.11        $0           $203,652,094.61
11/30/2012    $203,652,094.61    $248,394.34        $0           $203,403,700.27
12/31/2012    $203,403,700.27    $205,982.84        $0           $203,197,717.43

                                       B-8

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON       ENDING BALANCE
----------  -----------------  -------------  ---------------  -----------------
 1/31/2013    $203,197,717.43    $207,113.60        $0           $202,990,603.83
 2/28/2013    $202,990,603.83    $339,224.40        $0           $202,651,379.43
 3/29/2013    $202,651,379.43    $210,112.77        $0           $202,441,266.66
 4/30/2013    $202,441,266.66    $254,826.86        $0           $202,186,439.80
 5/31/2013    $202,186,439.80    $212,665.09        $0           $201,973,774.71
 6/28/2013    $201,973,774.71    $257,310.42        $0           $201,716,464.29
 7/31/2013    $201,716,464.29    $215,245.06        $0           $201,501,219.23
 8/30/2013    $201,501,219.23    $216,426.67        $0           $201,284,792.57
 9/30/2013    $201,284,792.57    $260,970.63        $0           $201,023,821.93
10/31/2013    $201,023,821.93    $219,047.38        $0           $200,804,774.56
11/29/2013    $200,804,774.56    $263,520.73        $0           $200,541,253.83
12/31/2013    $200,541,253.83    $221,696.48        $0           $200,319,557.35
 1/31/2014    $200,319,557.35    $222,913.50        $0           $200,096,643.85
 2/28/2014    $200,096,643.85    $353,573.62        $0           $199,743,070.23
 3/31/2014    $199,743,070.23    $226,078.17        $0           $199,516,992.06
 4/30/2014    $199,516,992.06    $270,362.07        $0           $199,246,629.99
 5/30/2014    $199,246,629.99    $228,803.42        $0           $199,017,826.57
 6/30/2014    $199,017,826.57    $273,013.89        $0           $198,744,812.68
 7/31/2014    $198,744,812.68    $231,558.19        $0           $198,513,254.49
 8/29/2014    $198,513,254.49    $232,829.35        $0           $198,280,425.14
 9/30/2014    $198,280,425.14    $276,931.34        $0           $198,003,493.81
10/31/2014    $198,003,493.81    $235,627.72        $0           $197,767,866.08
11/28/2014    $197,767,866.08    $279,654.31        $0           $197,488,211.78
12/31/2014    $197,488,211.78    $238,456.40        $0           $197,249,755.38
 1/30/2015    $197,249,755.38    $239,765.43        $0           $197,009,989.94
 2/27/2015    $197,009,989.94    $368,878.28        $0           $196,641,111.66
 3/31/2015    $196,641,111.66    $243,106.63        $0           $196,398,005.03
 4/30/2015    $196,398,005.03    $286,931.69        $0           $196,111,073.34
 5/29/2015    $196,111,073.34    $246,016.32        $0           $195,865,057.02
 6/30/2015    $195,865,057.02    $289,762.98        $0           $195,575,294.04
 7/31/2015    $195,575,294.04    $248,957.53        $0           $195,326,336.52
 8/31/2015    $195,326,336.52    $250,324.20        $0           $195,076,012.32
 9/30/2015    $195,076,012.32    $293,954.78  $194,782,057.54                 --

                                       B-9

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                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily or commercial mortgage loans;

          2)   mortgage pass-through certificates or mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of the 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal;

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-31 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS MARCH 14, 2006

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

Important Notice About Information Presented In This Prospectus And

   Distributions on the Certificates of Prepayment Premiums or

                                        i

   Retained Interest; Servicing Compensation and Payment of Expenses .....    63
   Evidence as to Compliance .............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and

   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   111

                                       ii

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

 TITLE OF CERTIFICATES......... Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage pass-through certificates or
                                      mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. The primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER..............   The special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including but not limited
                                 to (i) a paying agent, which will make payments
                                 and perform other specified duties with respect
                                 to the certificates, (ii) a certificate
                                 registrar, which will maintain the register of
                                 certificates and perform certain duties with
                                 respect to certificate transfer, (iii) an
                                 authenticating agent, which will countersign
                                 the certificates on behalf of the trustee
                                 and/or (iv) a fiscal agent, which will be
                                 required to make advances if the trustee fails
                                 to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

   (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                    or both;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                       -2-

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

   (B)                           GOVERNMENT SECURITIES.. If the related
                                 prospectus supplement so specifies, the trust
                                 fund may include direct obligations of the
                                 United States, agencies of the United States or
                                 agencies created by government entities which
                                 provide for payment of interest or principal or
                                 both.

   (C) COLLECTION ACCOUNTS....   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

   (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                     bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

   (E) CASH FLOW AGREEMENTS...   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    Other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS............   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed by an entity specified
                                 therein. Otherwise, the certificates also will
                                 not

                                       -6-

                                 be guaranteed or insured by any governmental
                                 agency or instrumentality or by any other
                                 person.

   (A) INTEREST ..............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL .............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES .....................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                       -7-

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION ..................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF
   CERTIFICATES ..............   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES ..............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC .................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                       -8-

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST .........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS .........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT .............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

                                       -9-

RATING .......................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
   MAY MAKE IT DIFFICULT FOR
   YOU  TO RESELL YOUR
   CERTIFICATES...............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES...............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES..........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                     period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY                           BE ADVERSELY AFFECTED.. The yield on your
                                 certificates may be less than anticipated
                                 because the prepayment premium or yield
                                 maintenance required under certain prepayment
                                 scenarios may not be enforceable in some states
                                 or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES...............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT ...................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                      -15-

                                 o    the property's "operating leverage."

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT                       OPERATING INCOME .. Various factors may
                                 adversely affect the value of the mortgaged
                                 properties without affecting the properties'
                                 current net operating income. These factors
                                 include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS ....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      -16-

                                 as a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS .............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

                                      -17-

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on

                                      -18-

                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as

                                      -19-

                                 to which a payment default is imminent. Any
                                 ability to extend or modify may apply, in
                                 particular, to whole loans with balloon
                                 payments. In addition, a master servicer, a sub
                                 servicer or a special servicer may receive a
                                 workout fee based on receipts from, or proceeds
                                 of, those whole loans. While any entity
                                 granting this type of extension or modification
                                 generally will be required to determine that
                                 the extension or modification is reasonably
                                 likely to produce a greater recovery on a
                                 present value basis than liquidation, there is
                                 no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain

                                      -20-

                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by

                                      -21-

                                 each pertinent rating agency. Those criteria
                                 will be based on an assumed level of defaults,
                                 delinquencies, other losses or other factors.
                                 However, the loss experience on the related
                                 mortgage loans or mortgage backed securities
                                 may exceed the assumed levels. See "Description
                                 of Credit Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL INVESTMENTS..   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                      -22-

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely affected. See "Legal
                                 Aspects of the Mortgage Loans and the
                                 Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                      -23-

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE.......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES...............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES...............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE....................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

                                      -30-

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                      -31-

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

                                      -32-

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any

                                      -33-

guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an

                                      -34-

Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2005.

                         TOTAL     TOTAL MSMC LOANS         TOTAL MSMC LOANS
YEAR (APPROXIMATE        MSMC      SECURITIZED WITH         SECURITIZED WITH       TOTAL MSMC LOANS
AMTS IN BILLIONS-$'S)   LOANS*   AFFILIATED DEPOSITOR   NON-AFFILIATED DEPOSITOR     SECURITIZED
---------------------   ------   --------------------   ------------------------   ----------------

2005                     12.1            8.2                      1.8                    10.0
2004                      7.7            5.3                      1.2                     6.5
2003                      6.4            3.3                      1.3                     4.6
2002                      4.6            2.2                      0.6                     2.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8) with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

                                      -53-

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--

                                      -54-

          Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on,

                                      -55-

     mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

(7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

(8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

(9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
     Regarding the Trustee";

(10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
     Account;

(11) to pay the person entitled thereto any amounts deposited in the Certificate
     Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

(14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted
     Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17) to pay the person entitled thereto any amounts deposited in the Certificate
     Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations
     and Warranties; Repurchases" or otherwise;

(18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which

                                      -56-

the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

                                      -57-

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees.;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a

                                      -58-

Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

                                      -59-

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

                                      -60-

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the

                                      -61-

addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the
Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

                                      -62-

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that

                                      -63-

expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the

                                      -64-

certificateholders, and the master servicer, the special servicer or Morgan
Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating
Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the

                                      -65-

applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                      -66-

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within
30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its

                                      -67-

property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or
(iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then
Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.
If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

                                      -68-

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -69-

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

                                      -70-

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

                                      -71-

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

                                      -72-

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    In certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc. This summary is based on laws, regulations, including REMIC
Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the

                                      -86-

trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the

                                      -87-

               extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

                                      -88-

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

                                      -89-

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

                                      -90-

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91 49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -91-

     2.   Grantor Trust Certificates Representing Interests in Loans Other Than
          Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -92-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -93-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -94-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

                                      -95-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each

                                      -96-

series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the
Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when

                                      -97-

prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

                                      -98-

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent

                                      -99-

interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular
Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

                                      -100-

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at

                                      -101-

maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular

                                      -102-

Certificate is allocable to pre issuance accrued interest and the REMIC Regular
Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular
Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the
OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first
Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag
Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

                                      -103-

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will not be subject to the 30%
withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                      -104-

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

                                      -105-

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income

                                      -106-

over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

                                      -107-

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual

                                      -108-

Certificateholder with respect to the REMIC Residual Certificate, and decreased
-- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual
Certificate and by the distributions received thereon by the REMIC Residual
Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC
Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

                                      -109-

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular

                                      -110-

Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to
United States withholding tax when paid or otherwise distributed, or when the
REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

                                      -111-

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the
          REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                                      -112-

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through

                                      -113-

entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of

                                      -114-

ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

                                      -115-

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for

                                      -116-

certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                      -117-

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus

                                      -118-

supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

                                      -119-

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.

                                      -120-

The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

                                      -126-

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

                                      -127-

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

                                      -128-

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-